FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226850-09

PROSPECTUS

$714,877,000 (Approximate)

BBCMS Mortgage Trust 2021-C10
(Central Index Key Number 0001864196)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

Societe Generale Financial Corporation
(Central Index Key Number 0001755531)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

UBS AG
(Central Index Key Number 0001685185)

KeyBank National Association
(Central Index Key Number 0001089877)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2021-C10

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2021-C10 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates and VRR Interest” and the RR interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2021-C10. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the RR interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the RR interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2021. The rated final distribution date for the offered certificates is the distribution date in July 2054.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$ 23,478,000		0.77000%	Fixed(5)	April 2026
Class A-2	$ 24,100,000		2.07100%	Fixed(5)	July 2026
Class A-5	$480,300,000		2.49200%	Fixed(5)	June 2031
Class A-SB	$ 40,774,000		2.26800%	Fixed(5)	February 2031
Class X-A	$568,652,000	(6)	1.43394%	Variable(7)	NAP
Class X-B	$146,225,000	(8)	1.14569%	Variable(9)	NAP
Class A-S	$ 75,144,000		2.68400%	Fixed(5)	June 2031
Class B	$ 35,540,000		2.49200%	Fixed(5)	June 2031
Class C	$ 35,541,000		2.84000%	Fixed(5)	June 2031

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 59 and 61, respectively, of this prospectus.

None of the certificates, the RR interest and the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the RR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, KeyBanc Capital Markets Inc., Drexel Hamilton, LLC and Bancroft Capital, LLC will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc.is acting as co-lead manager and joint bookrunner with respect to approximately 38.8% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 35.5% of each class of offered certificates, UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 15.3% of each class of offered certificates and KeyBanc Capital Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 10.5% of each class of offered certificates. Drexel Hamilton, LLC and Bancroft Capital, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 15, 2021. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 112.5% of the aggregate certificate balance of the offered certificates, plus accrued interest from July 1, 2021, before deducting expenses payable by the depositor.

Barclays	KeyBanc Capital Markets	UBS Securities LLC	Société Générale
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton		Bancroft Capital, LLC
Co-Managers

June 29, 2021

BBCMS Mortgage Trust 2021-C10

Commercial Mortgage Pass-Through Certificates, Series 2021-C10

Washington
1 property
$6,000,000
0.7% of total
Montana
2 properties
$399,275
0.0% of total
Nebraska
4 properties
$1,108,867
0.1% of total
South Dakota
1 property
$146,731
0.0% of total
North Dakota
1 property
$102,041
0.0% of total
Minnesota
2 properties
$25,639,894
3.0% of total
Iowa
2 properties
$360,821
0.0% of total
Wisconsin
1 property
$5,853,600
0.7% of total
Michigan
4 properties
$29,605,518
3.5% of total
New York
15 properties
$88,599,990
10.5% of total
Wyoming
6 properties
$1,956,677
0.2% of total
Illinois
3 properties
$28,155,000
3.3% of total
Pennsylvania
6 properties
$126,035,000
14.9% of total
Oregon
2 properties
$2,769,714
0.3% of total
New Jersey
2 properties
$57,350,000
6.8% of total
Maryland
1 property
$53,004
0.0% of total
Nevada
6 properties
$95,086,719
11.2% of total
District of Columbia
1 property
$29,600,000
3.5% of total
California
14 properties
$69,391,773
8.2% of total
Virginia
1 property
$223,733
0.0% of total
Utah
1 property
$160,186
0.0% of total
North Carolina
2 properties
$8,200,000
1.0% of total
Kentucky
2 properties
$9,505,000
1.1% of total
Arizona
9 properties
$46,633,904
5.5% of total
Colorado
2 properties
$7,521,409
0.9% of total
Georgia
1 property
$8,540,000
1.0% of total
New Mexico
3 properties
$1,033,145
0.1% of total
Texas
8 properties
$69,362,198
8.2% of total
Oklahoma
2 properties
$4,026,831
0.5% of total
Missouri
2 properties
$557,088
0.1% of total
Florida
12 properties
$118,916,758
14.0% of total
Kansas
5 properties
$882,889
0.1% of total
Louisiana
2 properties
$2,695,666
0.3% of total
Tennessee
1 property
$309,224
0.0% of total
Percentage of Initial Pool Balance
0.0% – 3.0%
3.1% – 6.0%
6.1% – 14.9%

Summary of Certificates and VRR Interest

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$23,478,000		30.000%	0.77000%	Fixed(5)	April 2026	2.83	8/21-4/26
A-2	$24,100,000		30.000%	2.07100%	Fixed(5)	July 2026	4.88	4/26-7/26
A-5	$480,300,000		30.000%	2.49200%	Fixed(5)	June 2031	9.62	12/29-6/31
A-SB	$40,774,000		30.000%	2.26800%	Fixed(5)	February 2031	7.30	7/26-2/31
X-A	$568,652,000	(6)	NAP	1.43394%	Variable(7)	NAP	NAP	NAP
X-B	$146,225,000	(8)	NAP	1.14569%	Variable(9)	NAP	NAP	NAP
A-S	$75,144,000		20.750%	2.68400%	Fixed(5)	June 2031	9.92	6/31-6/31
B	$35,540,000		16.375%	2.49200%	Fixed(5)	June 2031	9.92	6/31-6/31
C	$35,541,000		12.000%	2.84000%	Fixed(5)	June 2031	9.92	6/31-6/31
Non-Offered Certificates
X-D	$38,587,000	(10)	NAP	1.82094%	Variable(11)	NAP	NAP	NAP
X-F	$11,170,000	(12)	NAP	1.82094%	Variable(13)	NAP	NAP	NAP
X-G	$8,124,000	(14)	NAP	1.82094%	Variable(15)	NAP	NAP	NAP
X-H	$8,123,000	(16)	NAP	0.50000%	Variable(17)	NAP	NAP	NAP
X-J	$31,479,939	(18)	NAP	0.50000%	Variable(19)	NAP	NAP	NAP
D	$21,325,000		9.375%	2.00000%	Fixed(5)	July 2031	9.92	6/31-7/31
E	$17,262,000		7.250%	2.00000%	Fixed(5)	July 2031	10.00	7/31-7/31
F	$11,170,000		5.875%	2.00000%	Fixed(5)	July 2031	10.00	7/31-7/31
G	$8,124,000		4.875%	2.00000%	Fixed(5)	July 2031	10.00	7/31-7/31
H-RR	$8,123,000		3.875%	3.32094%	WAC minus 0.50000% (20)	July 2031	10.00	7/31-7/31
J-RR	$31,479,939		0.000%	3.32094%	WAC minus 0.50000% (20)	July 2031	10.00	7/31-7/31
S(21)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(22)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The VRR interest balance of the VRR interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Offered Certificates” and “Non-Offered Certificates” in the table above, and the VRR interest is not offered by this prospectus. See “VRR Interest Summary” below.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above take into account the VRR interest. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Description of the Certificates”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates for any distribution date will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-H certificates are notional amount certificates. The notional amount of the Class X-H certificates will be equal to the certificate balance of the Class H-RR certificates outstanding from time to time. The Class X-H certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H-RR certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class X-J certificates are notional amount certificates. The notional amount of the Class X-J certificates will be equal to the certificate balance of the Class J-RR certificates outstanding from time to time. The Class X-J certificates will not be entitled to distributions of principal.

(19)	The pass-through rate for the Class X-J certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class J-RR certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(20)	The pass-through rates for the Class H-RR and Class J-RR certificates for any distribution date will be a variable rate per annum (described in the table as “WAC minus 0.50000%”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.50000%. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(21)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR interest. The Class S certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(22)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

VRR Interest Summary

Non-Offered Eligible Vertical Interests(1)	Approximate Initial VRR Interest Balance	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(3)	Expected Principal Window(3)
Class RR	$22,208,016	3.82094%	(4)	July 2031	9.26	8/21 – 7/31
RR Interest	$12,213,699	3.82094%	(4)	July 2031	9.26	8/21 – 7/31

(1)	The Class RR certificates and the RR interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention”. The Class RR certificates and the RR interest collectively comprise the “VRR interest”. The VRR interest represents the right to receive approximately 4.065% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the RR interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR interest is referred to in this prospectus as the “RR interest owner” and the RR interest owner and the holders of the Class RR certificates (the “Class RR certificateholders”) are referred to collectively in this prospectus as the “VRR interest owners”.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class RR, Class S and Class R certificates and the RR interest are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates or the RR interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	26
Summary of Risk Factors	59
Risk Factors	61
Risks Related to Market Conditions and Other External Factors	61
Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	61
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	65
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	67
General	67
A Tenant Concentration May Result in Increased Losses	67
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	68
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	68
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	69
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	69
Early Lease Termination Options May Reduce Cash Flow	70
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	71
Office Properties Have Special Risks	71
Multifamily Properties Have Special Risks	72
Industrial Properties Have Special Risks	74
Retail Properties Have Special Risks	75
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	76
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	76
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	77
Self Storage Properties Have Special Risks	78
Hotel Properties Have Special Risks	79
Manufactured Housing Community Properties Have Special Risks	81
Mixed Use Properties Have Special Risks	82
Leased Fee Properties Have Special Risks	82
Risks Relating to Affiliation with a Franchise or Hotel Management Company	83
Risks Related to Casino Properties	83
Condominium Ownership May Limit Use and Improvements	84
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	85
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	86
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	87
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	88
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	89
Risks Related to Zoning Non-Compliance and Use Restrictions	91
Risks Relating to Inspections of Properties	93
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	93
Insurance May Not Be Available or Adequate	93

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	94
Terrorism Insurance May Not Be Available for All Mortgaged Properties	94
Risks Associated with Blanket Insurance Policies or Self-Insurance	96
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	96
Limited Information Causes Uncertainty	96
Historical Information	96
Ongoing Information	97
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	97
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	98
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	99
Static Pool Data Would Not Be Indicative of the Performance of this Pool	99
Appraisals May Not Reflect Current or Future Market Value of Each Property	100
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	101
Seasoned Mortgage Loans Present Additional Risk of Repayment	101
The Borrower’s Form of Entity May Cause Special Risks	102
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	104
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	105
Other Financings or Ability to Incur Other Indebtedness Entails Risk	106
Tenancies-in-Common May Hinder Recovery	107
Risks Relating to Delaware Statutory Trusts	108
Risks Relating to Enforceability of Cross-Collateralization	108
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	108
Risks Associated with One Action Rules	109
State Law Limitations on Assignments of Leases and Rents May Entail Risks	109
Various Other Laws Could Affect the Exercise of Lender’s Rights	109
Risks of Anticipated Repayment Date Loans	110
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	110
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	110
Risks Related to Ground Leases and Other Leasehold Interests	112
Sale-Leaseback Transactions Have Special Risks	113
Increases in Real Estate Taxes May Reduce Available Funds	115
Risks Relating to Tax Credits	115
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	115
Risks Related to Conflicts of Interest	116
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	116
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	118
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	119
Potential Conflicts of Interest of the Operating Advisor	122
Potential Conflicts of Interest of the Asset Representations Reviewer	122
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	123
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	125

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	126
Other Potential Conflicts of Interest May Affect Your Investment	127
Other Risks Relating to the Certificates	127
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	127
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	129
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	132
General	132
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	133
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	134
Losses and Shortfalls May Change Your Anticipated Yield	135
Risk of Early Termination	135
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	136
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	136
You Have Limited Voting Rights	136
The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment	137
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	139
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	140
Risks Relating to Modifications of the Mortgage Loans	141
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	142
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest	143
Risks Relating to Interest on Advances and Special Servicing Compensation	143
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	143
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	144
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	145
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	145
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	146
Tax Considerations Relating to Foreclosure	146
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	146
REMIC Status	147
Material Federal Tax Considerations Regarding Original Issue Discount	147
General Risks	148
The Certificates May Not Be a Suitable Investment for You	148
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	148

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	148
Other Events May Affect the Value and Liquidity of Your Investment	148
The Certificates Are Limited Obligations	149
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	149
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	149
Description of the Mortgage Pool	151
General	151
Co-Originated and Third-Party Originated Mortgage Loans	152
Certain Calculations and Definitions	153
Definitions	153
Mortgage Pool Characteristics	167
Overview	167
Property Types	168
Office Properties	169
Multifamily Properties	170
Industrial Properties	172
Retail Properties	172
Self Storage Properties	173
Hotel Properties	173
Manufactured Housing Community Properties	178
Mixed Use Properties	179
Leased Fee Properties	179
Specialty Use Concentrations	180
Mortgage Loan Concentrations	181
Top Fifteen Mortgage Loans	181
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	181
Geographic Concentrations	184
Mortgaged Properties with Limited Prior Operating History	184
Tenancies-in-Common or Diversified Ownership	185
Delaware Statutory Trusts	185
Condominium and Other Shared Interests	185
Fee & Leasehold Estates; Ground Leases	186
COVID-19 Considerations	188
Environmental Considerations	192
Redevelopment, Renovation and Expansion	195
Assessment of Property Value and Condition	196
Litigation and Other Considerations	197
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	198
Tenant Issues	200
Tenant Concentrations	200
Lease Expirations and Terminations	200
Expirations	200
Terminations	201
Other	202
Purchase Options and Rights of First Refusal	202
Affiliated Leases	204
Competition from Certain Nearby Properties	204
Insurance Considerations	204
Use Restrictions	207
Appraised Value	209
Non-Recourse Carveout Limitations	209
Real Estate and Other Tax Considerations	210

Delinquency Information	212
Certain Terms of the Mortgage Loans	212
Amortization of Principal	212
Due Dates; Mortgage Rates; Calculations of Interest	213
Single Purpose Entity Covenants	214
ARD Loans	214
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	216
Voluntary Prepayments	216
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	217
Defeasance	218
Releases; Partial Releases	219
Escrows	223
Mortgaged Property Accounts	224
Exceptions to Underwriting Guidelines	225
Additional Indebtedness	225
General	225
Whole Loans	226
Mezzanine Indebtedness	226
Other Secured Indebtedness	228
Preferred Equity	229
Other Unsecured Indebtedness	229
The Whole Loans	229
General	229
The Serviced Pari Passu Whole Loans	234
Intercreditor Agreement	235
Control Rights with respect to Serviced Pari Passu Whole Loans	235
Certain Rights of each Non-Controlling Holder	235
Sale of Defaulted Mortgage Loan	236
The Non-Serviced Pari Passu Whole Loans	237
Intercreditor Agreement	237
Control Rights	238
Certain Rights of each Non-Controlling Holder	238
Custody of the Mortgage File	239
Sale of Defaulted Mortgage Loan	239
The Non-Serviced AB Whole Loan	239
The MGM Grand & Mandalay Bay Whole Loan	239
Additional Information	254
Transaction Parties	255
The Sponsors and Mortgage Loan Sellers	255
Barclays Capital Real Estate Inc.	255
General	255
Barclays’ Securitization Program	255
Review of Barclays Mortgage Loans	257
Barclays’ Underwriting Guidelines and Processes	258
Compliance with Rule 15Ga-1 under the Exchange Act	261
Retained Interests in This Securitization	261
Societe Generale Financial Corporation	261
General	261
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	262
Societe Generale Financial Corporation’s Underwriting Standards	263
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	266
Compliance with Rule 15Ga-1 under the Exchange Act	268
Retained Interests in This Securitization	268
Starwood Mortgage Capital LLC	269

General	269
Starwood’s Securitization Program	269
Review of SMC Mortgage Loans	269
SMC’s Underwriting Guidelines and Processes	270
Exceptions to SMC’s Underwriting Guidelines	274
Servicing	274
Compliance with Rule 15Ga-1 under the Exchange Act	274
Retained Interests in This Securitization	274
UBS AG, New York Branch	275
General	275
UBS AG, New York Branch's Securitization Program	275
Review of the UBS AG, New York Branch Mortgage Loans	276
UBS AG, New York Branch's Underwriting Standards	277
Retained Interests in This Securitization	283
KeyBank National Association	283
General	283
KeyBank’s Securitization Program	283
Review of KeyBank Mortgage Loans	283
KeyBank’s Underwriting Guidelines and Process	285
Exceptions	288
Compliance with Rule 15Ga-1 under the Exchange Act	288
Retained Interests in This Securitization	288
The Depositor	288
The Issuing Entity	289
The Trustee and the Certificate Administrator	290
The Master Servicer	292
The Special Servicer	295
The Affiliated Special Servicer	298
The Operating Advisor and Asset Representations Reviewer	301
Credit Risk Retention	303
General	303
The VRR Interest	304
Material Terms of the VRR Interest	304
General	304
VRR Available Funds	304
Allocation of VRR Realized Losses	304
Priority of Distributions on the VRR Interest	305
Yield Maintenance Charges and Prepayment Premiums	306
Excess Interest	306
Qualifying CRE Loans	306
HRR Certificates	307
The Third-Party Purchaser	308
Hedging, Transfer and Financing Restrictions	309
Operating Advisor	310
Representations and Warranties	311
Description of the Certificates	312
General	312
Distributions	315
Method, Timing and Amount	315
Available Funds	316
Priority of Distributions	318
Pass-Through Rates	321
Interest Distribution Amount	323
Principal Distribution Amount	324
Certain Calculations with Respect to Individual Mortgage Loans	326
Excess Interest	327

Application Priority of Mortgage Loan Collections or Whole Loan Collections	327
Allocation of Yield Maintenance Charges and Prepayment Premiums	330
Assumed Final Distribution Date; Rated Final Distribution Date	332
Prepayment Interest Shortfalls	332
Subordination; Allocation of Realized Losses	334
Reports to Certificateholders and the RR Interest Owner; Certain Available Information	336
Certificate Administrator Reports	336
Information to be Provided to Risk Retention Consultation Parties	342
Information Available Electronically	342
Voting Rights	347
Delivery, Form, Transfer and Denomination	347
Book-Entry Registration	347
Definitive Certificates	350
Certificateholder Communication	351
Access to Certificateholders’ Names and Addresses	351
Requests to Communicate	351
List of Certificateholders	351
Description of the Mortgage Loan Purchase Agreements	352
General	352
Dispute Resolution Provisions	361
Asset Review Obligations	361
Pooling and Servicing Agreement	361
General	361
Assignment of the Mortgage Loans	362
Servicing Standard	362
Subservicing	364
Advances	364
P&I Advances	364
Servicing Advances	365
Nonrecoverable Advances	366
Recovery of Advances	367
Accounts	369
Withdrawals from the Collection Account	371
Servicing and Other Compensation and Payment of Expenses	373
General	373
Master Servicing Compensation	378
Special Servicing Compensation	380
Disclosable Special Servicer Fees	384
Certificate Administrator and Trustee Compensation	385
Operating Advisor Compensation	385
Asset Representations Reviewer Compensation	386
CREFC® Intellectual Property Royalty License Fee	386
Appraisal Reduction Amounts	387
Maintenance of Insurance	393
Modifications, Waivers and Amendments	396
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	403
Inspections	404
Collection of Operating Information	405
Special Servicing Transfer Event	405
Asset Status Report	408
Realization Upon Mortgage Loans	411
Sale of Defaulted Loans and REO Properties	413
The Directing Certificateholder	416
General	416
Major Decisions	418
Asset Status Report	421

Replacement of the Special Servicer	421
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	421
Servicing Override	424
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	424
Rights of the Holders of Serviced Pari Passu Companion Loans	424
Limitation on Liability of Directing Certificateholder	425
The Operating Advisor	425
General	425
Duties of Operating Advisor At All Times	426
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	429
Recommendation of the Replacement of the Special Servicer	429
Eligibility of Operating Advisor	429
Other Obligations of Operating Advisor	430
Delegation of Operating Advisor’s Duties	431
Termination of the Operating Advisor With Cause	431
Rights Upon Operating Advisor Termination Event	432
Waiver of Operating Advisor Termination Event	432
Termination of the Operating Advisor Without Cause	432
Resignation of the Operating Advisor	433
Operating Advisor Compensation	433
The Asset Representations Reviewer	433
Asset Review	433
Asset Review Trigger	433
Asset Review Vote	435
Review Materials	435
Asset Review	436
Eligibility of Asset Representations Reviewer	438
Other Obligations of Asset Representations Reviewer	439
Delegation of Asset Representations Reviewer’s Duties	439
Assignment of Asset Representations Reviewer’s Rights and Obligations	439
Asset Representations Reviewer Termination Events	439
Rights Upon Asset Representations Reviewer Termination Event	440
Termination of the Asset Representations Reviewer Without Cause	441
Resignation of Asset Representations Reviewer	441
Asset Representations Reviewer Compensation	441
Limitation on Liability of Risk Retention Consultation Parties	441
Replacement of the Special Servicer Without Cause	442
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	444
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	445
Termination of the Master Servicer or Special Servicer for Cause	446
Servicer Termination Events	446
Rights Upon Servicer Termination Event	447
Waiver of Servicer Termination Event	449
Resignation of the Master Servicer or Special Servicer	449
Limitation on Liability; Indemnification	449
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	452
Dispute Resolution Provisions	453
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	453
Repurchase Request Delivered by a Party to the PSA	453
Resolution of a Repurchase Request	454
Mediation and Arbitration Provisions	456

Servicing of the Non-Serviced Mortgage Loans	457
General	457
Servicing of the MGM Grand & Mandalay Bay Mortgage Loan	460
Rating Agency Confirmations	461
Evidence as to Compliance	463
Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding	464
Termination; Retirement of Certificates	464
Amendment	465
Resignation and Removal of the Trustee and the Certificate Administrator	468
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	469
Certain Legal Aspects of Mortgage Loans	469
General	471
Types of Mortgage Instruments	471
Leases and Rents	471
Personalty	472
Foreclosure	472
General	472
Foreclosure Procedures Vary from State to State	472
Judicial Foreclosure	472
Equitable and Other Limitations on Enforceability of Certain Provisions	473
Nonjudicial Foreclosure/Power of Sale	473
Public Sale	473
Rights of Redemption	474
Anti-Deficiency Legislation	475
Leasehold Considerations	475
Bankruptcy Laws	476
Environmental Considerations	481
General	481
Superlien Laws	481
CERCLA	481
Certain Other Federal and State Laws	482
Additional Considerations	482
Due-on-Sale and Due-on-Encumbrance Provisions	483
Subordinate Financing	483
Default Interest and Limitations on Prepayments	483
Applicability of Usury Laws	483
Americans with Disabilities Act	484
Servicemembers Civil Relief Act	484
Anti-Money Laundering, Economic Sanctions and Bribery	484
Potential Forfeiture of Assets	485
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	485
Pending Legal Proceedings Involving Transaction Parties	487
Use of Proceeds	487
Yield and Maturity Considerations	487
Yield Considerations	487
General	487
Rate and Timing of Principal Payments	487
Losses and Shortfalls	489
Certain Relevant Factors Affecting Loan Payments and Defaults	489
Delay in Payment of Distributions	490
Yield on the Certificates with Notional Amounts	490
Weighted Average Life	491
Material Federal Income Tax Considerations	498
General	498
Qualification as a REMIC	499

Status of Offered Certificates	500
Taxation of Regular Interests	501
General	501
Original Issue Discount	501
Acquisition Premium	503
Market Discount	503
Premium	504
Election To Treat All Interest Under the Constant Yield Method	504
Treatment of Losses	505
Yield Maintenance Charges and Prepayment Premiums	505
Sale or Exchange of Regular Interests	506
Taxes That May Be Imposed on a REMIC	506
Prohibited Transactions	506
Contributions to a REMIC After the Startup Day	507
Net Income from Foreclosure Property	507
REMIC Partnership Representative	507
Taxation of Certain Foreign Investors	507
FATCA	508
Backup Withholding	509
Information Reporting	509
3.8% Medicare Tax on “Net Investment Income”	509
Reporting Requirements	509
Certain State and Local Tax Considerations	510
Method of Distribution (Underwriter)	510
Incorporation of Certain Information by Reference	513
Where You Can Find More Information	513
Financial Information	514
Certain ERISA Considerations	514
General	514
Plan Asset Regulations	514
Administrative Exemptions	515
Insurance Company General Accounts	517
Legal Investment	518
Legal Matters	519
Ratings	519
Index of Defined Terms	522

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and VRR Interest, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BBCMS 2021-C10 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II” ); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN ADDITION, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE "PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER")) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:

●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;

●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;

●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2021-C10, Commercial Mortgage Pass-Through Certificates, Series 2021-C10.

Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	BBCMS Mortgage Trust 2021-C10, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:

●	Societe Generale Financial Corporation, a Delaware corporation

●	Barclays Capital Real Estate Inc., a Delaware corporation

●	Starwood Mortgage Capital LLC, a Delaware limited liability company

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	KeyBank National Association, a national banking association

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Societe Generale Financial Corporation	15	$ 300,460,000	35.5%
Barclays Capital Real Estate Inc	12	184,770,300	21.8
Starwood Mortgage Capital LLC	13	143,575,804	17.0
UBS AG, New York Branch	10	129,180,010	15.3
KeyBank National Association	14	88,796,541	10.5
Total	64	$ 846,782,655	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

All of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	KeyBank National Association, a national banking association, will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal commercial mortgage master servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 200 S. Biscayne Boulevard, Suite 3550, Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF IV-D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC, which, on the closing date, is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Affiliated Special Servicer	Situs Holdings, LLC, a Delaware limited liability company, the special servicer with respect to the MGM Grand & Mandalay Bay whole loan, through common control by Stone Point Capital LLC, is an affiliate of (i) Rialto Capital Advisors, LLC, the expected special servicer, (ii) RREF IV-D AIV RR, LLC, the expected holder of the “eligible horizontal residual interest”, the expected initial controlling class certificateholder and the entity expected to be appointed as the initial directing certificateholder, (iii) RREF IV Debt AIV, LP, the entity that is expected to purchase the Class X-H and Class X-J certificates and will receive the Class S certificates, and (iv) Rialto Real Estate Fund IV – Debt, LP, the entity that is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates. See “Transaction Parties—The Affiliated Special Servicer”.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders and the RR interest owner that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any date of determination, the most subordinate class of the Class H-RR and Class J-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class J-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

On the closing date, (i) RREF IV-Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC is expected to purchase the Class X-H and Class X-J certificates, and will receive the Class S certificates, (ii) Rialto Real Estate Fund IV – Debt, LP is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates, and (iii) RREF IV-D AIV RR, LLC is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loan or (b) any excluded loan).

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	Each risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation parties will be the parties selected by the holders of the VRR interest. Barclays Bank PLC (a majority owned affiliate of Barclays Capital Real Estate Inc.) and Societe Generale Financial Corporation are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party (or the holder of the related portion of the VRR interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2021 (or, in the case of any mortgage loan that has its first due date after July 2021, the date that would have been its due date in July 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about July 15, 2021.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2021.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Pennsylvania, Maryland, New York, Kansas, Ohio or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	April 2026
Class A-2	July 2026
Class A-5	June 2031
Class A-SB	February 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2031
Class B	June 2031
Class C	June 2031

The rated final distribution date for the offered certificates will be the distribution date in July 2054.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The following illustration does not take into account the sale of any non-offered certificates or the RR interest.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2021-C10:

●	Class A-1

●	Class A-2

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class RR, Class S

and Class R certificates (referred to as the “non-offered certificates”). The certificates (other than the Class RR certificates and the Class R certificates) are collectively referred to as the “non-VRR certificates.” In addition, the RR interest is not being offered by this prospectus.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(2)
Class A-1	$ 23,478,000	2.773%	30.000%
Class A-2	$ 24,100,000	2.846%	30.000%
Class A-5	$ 480,300,000	56.721%	30.000%
Class A-SB	$ 40,774,000	4.815%	30.000%
Class X-A	$ 568,652,000	NAP	NAP
Class X-B	$ 146,225,000	NAP	NAP
Class A-S	$ 75,144,000	8.874%	20.750%
Class B	$ 35,540,000	4.197%	16.375%
Class C	$ 35,541,000	4.197%	12.000%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-5 and Class A-SB certificates in the aggregate. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-VRR certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:

Class	Approx. Initial Pass- Through Rate(1)
Class A-1	0.77000%
Class A-2	2.07100%
Class A-5	2.49200%
Class A-SB	2.26800%
Class X-A	1.43394%
Class X-B	1.14569%
Class A-S	2.68400%
Class B	2.49200%
Class C	2.84000%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to a fixed rate. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.001875% to 0.06125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $4,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.0091%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan and any related companion loan) at a per annum rate equal to 0.00178%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the RR interest owner.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders and the RR interest owner.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the RR interest owner. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
MGM Grand & Mandalay Bay	0.000625% per annum	0.2500% per annum
Kings Plaza	0.001250% per annum	0.2500% per annum
Wyndham National Hotel Portfolio	0.001250% per annum	0.2500% per annum

(1)	Each primary servicing fee rate described in the table is included as part of the servicing fee rate.

Distributions

A. Allocation Between VRR

Interest and Non-VRR

Certificates	The aggregate amount available for distributions to holders of the non-VRR certificates and the VRR interest owners on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR interest, on the one hand, and for distribution to non-VRR certificates, on the other hand. The portion of such amount allocable to (a) the VRR interest will at all times be the product of such amount multiplied by the VRR percentage and (b) the non-VRR certificates will at all times be the product of such amount multiplied by the non-VRR percentage, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

The “non-VRR percentage” is an amount expressed as a percentage equal to 100% minus the VRR percentage. At all times, the sum of the VRR percentage and the non-VRR percentage will equal 100%.

The “VRR percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial VRR interest balance of the VRR interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates and the VRR interest balance of the VRR interest.

B. Amount and Order

of Distributions on the Non-VRR

Certificates	On each distribution date, funds available for distribution to the non-VRR certificates (other than any yield maintenance charges and prepayment premiums and any excess interest attributable to the Class S certificates) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero, and (e) fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-5 and

Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third, to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of non-VRR certificates (other than the Class S certificates) and the VRR interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”. As described in these sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of non-VRR certificates entitled to principal and the VRR interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—The VRR Interest”, respectively.

D. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR interest, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,

Allocation of Losses

and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the certificates and the RR interest will be allocated between the VRR interest and the non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the VRR interest and non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

**	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates are interest-only certificates and the Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates are not offered by this prospectus. The VRR interest is not offered by this prospectus.

***	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class RR, Class S and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of owners of the VRR interest will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the VRR interest, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H or Class X-J certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR interest will reduce the VRR interest balance.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates. The notional amount of the Class X-H certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class H-RR certificates. The notional amount of the Class X-J certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class J-RR certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest” for more detailed information regarding the subordination provisions applicable to the non-VRR certificates and the VRR interest and the allocation of losses to the non-VRR certificates and the VRR interest.

F. Shortfalls in Available

Funds	The following types of shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR interest and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR interest, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates (other than the Class S certificates) are required to be further allocated among the classes of non-VRR certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated between the VRR interest, on the one hand, and the Class S certificates, on the other hand, in accordance with their respective percentage allocation entitlement on the related distribution date. See “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan) (unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the RR interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be sixty-four (64) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 127 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $846,782,655.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the sixty-four (64) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of one mortgage loan, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Additional Subordinate Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)		Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)		Whole Loan Underwritten NOI Debt Yield(2)
The Atlantic	$50,000,000	5.9%	$75,000,000	N/A	48.4%	2.30	x	8.1%	48.4%	2.30	x	8.1%
Morris Corporate Center	$49,500,000	5.8%	$32,500,000	N/A	68.2%	1.90	x	11.1%	68.2%	1.90	x	11.1%
MGM Grand & Mandalay Bay	$49,000,000	5.8%	$1,585,200,000	$ 1,365,800,000	35.5%	4.95	x	17.9%	65.2%	2.70	x	9.7%
Kings Plaza	$20,000,000	2.4%	$467,000,000	N/A	54.1%	3.07	x	10.7%	54.1%	3.07	x	10.7%
Wyndham National Hotel Portfolio	$9,607,052	1.1%	$129,695,198	N/A	66.5%	1.61	x	14.0%	66.5%	1.61	x	14.0%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.

(2)	Calculated including any related companion loan(s) but excluding any related mezzanine debt.

(3)	In the case of the MGM Grand & Mandalay Bay mortgage loan, the cut-off date LTV ratio was calculated based a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
MGM Grand & Mandalay Bay	BX 2020-VIVA	5.8%	KeyBank National Association	Situs Holdings, LLC	Wilmington Trust, National Association
Kings Plaza	Benchmark 2020-B17	2.4%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
Wyndham National Hotel Portfolio	UBS 2019-C18	1.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(2)
MGM Grand & Mandalay Bay	Citibank, N.A.	Citibank, N.A.	N/A	N/A	CF LV SASB Holdings LLC(3)
Kings Plaza	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners II L.P.
Wyndham National Hotel Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC

(1)	As of the closing date of the related securitization.

(2)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.

(3)	The initial directing party for the MGM Grand & Mandalay Bay whole loan is CF LV SASB Holdings LLC, as the controlling class representative for the BX 2020-VIVA securitization trust which is currently the controlling noteholder for such whole loan; provided, however, (i) if a MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, the holder of note B-5-B, or any other MGM Grand & Mandalay Bay Junior B Note specified by the holder of note B-5-B, will be the controlling noteholder for such whole loan unless a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, (ii) if a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, the holder of note B-9-A, or any other MGM Grand & Mandalay Bay Senior B Note specified by the holder of note B-9-A, will be the controlling noteholder for such whole loan unless a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, or (iii) if a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, the holder of note A-9, or any other MGM Grand & Mandalay Bay A Note specified by the holder of note A-9, will be the controlling noteholder for such whole loan, in each case, as further described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The MGM Grand & Mandalay Bay Whole Loan—Consultation and Control”. Note B-5-B was included in the BX 2020-VIV2 securitization, and therefore, during the continuance of a MGM Grand & Mandalay Bay C Note Control Appraisal Period, the controlling class representative (or equivalent party) under the BX 2020-VIV2 securitization is expected to exercise the rights of the controlling holder with respect to the MGM Grand & Mandalay Bay whole loan. Note B-9-A was included in the BX 2020-VIV3 securitization, and therefore, during the continuance of a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period, the controlling class representative (or equivalent party) under the BX 2020-VIV3 securitization is expected to exercise the rights of the controlling holder with respect to the MGM Grand & Mandalay Bay whole loan. Note A-9 was included in the BX 2020-VIV3 securitization, and therefore, during the continuance of a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period, the controlling class representative (or equivalent party) under the BX 2020-VIV3 securitization is expected to exercise the rights of the controlling holder with respect to the MGM Grand & Mandalay Bay whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$846,782,655
Number of mortgage loans	64
Number of mortgaged properties	127
Range of Cut-off Date Balances	$1,500,000 to $50,000,000
Average Cut-off Date Balance	$13,230,979
Range of Mortgage Rates	2.72000% to 4.97700%
Weighted average Mortgage Rate	3.71393%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	115 months
Range of original amortization terms(3)	180 months to 360 months
Weighted average original amortization term(3)	353 months
Range of remaining amortization terms(3)	178 months to 360 months
Weighted average remaining amortization term(3)	352 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(7)(8)	23.3% to 73.1%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(7)(8)	57.5%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)(6)(7)(8)	15.1% to 65.1%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)(7)(8)	52.3%
Range of U/W NCF DSCRs(5)(9)(10)	1.25x to 7.44x
Weighted average U/W NCF DSCR(5)(9)(10)	2.27x
Range of U/W NOI Debt Yields(5)(6)(7)(8)(10)	6.8% to 23.3%
Weighted average U/W NOI Debt Yield(5)(6)(7)(8)(10)	10.5%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	43.5%
Interest-only, Amortizing Balloon	31.5%
Amortizing Balloon	13.3%
Interest-only, ARD	6.4%
Amortizing Balloon, ARD	5.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to three (3) mortgage loans with an anticipated repayment date, secured by the mortgaged properties identified on Annex A-1 to this prospectus as MGM Grand & Mandalay Bay (5.8%), Philadelphia Logistics Center (5.2%) and SSA Austin (0.6%), calculated as of the related anticipated repayment date.

(3)	Excludes thirty-one (31) mortgage loans (collectively, 49.9%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of five (5) mortgage loans (collectively, 21.0%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the mortgage loan identified as the MGM Grand & Mandalay Bay mortgage loan (5.8%), the loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield including the related subordinate companion loans are 2.70x, 65.2%, 65.2% and 9.7%, respectively.

(6)	With respect to the Diamond Ridge Apartments mortgage loan (2.8%), the loan balance was calculated net of a holdback reserve of $1,000,000. The loan-to-value ratio as of the cut-off date including the related holdback reserve calculated based on the “Hypothetical As If Complete and Stabilized” and “As Is” appraised value are 62.3% and 63.9%, respectively. The loan-to-value ratio as of the maturity date including the related holdback reserve calculated based on the “Hypothetical As If Complete and Stabilized” and “As Is” appraised value are 50.1% and 51.5%, respectively. The underwritten net operating income debt yield including the related holdback reserve is 8.5%.

(7)	With respect to the Highland Office Building mortgage loan (0.9%), the loan balance was calculated net of a holdback reserve of $500,000. The loan-to-value ratio as of the cut-off date including the related holdback reserve is 51.7%. The loan-to-value ratio as of the maturity date including the related holdback reserve is 51.7%. The underwritten net operating income debt yield including the related holdback reserve is 11.1%.

(8)	With respect to the 830-840 Plaza mortgage loan (0.6%), the loan balance was calculated net of a holdback reserve of $330,000. The loan-to-value ratio as of the cut-off date including the related holdback reserve is 53.7%. The loan-to-value ratio as of the maturity date including the related holdback reserve is 48.9%. The underwritten net operating income debt yield including the related holdback reserve is 11.6%.

(9)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

(10)	With respect to the MGM Grand & Mandalay Bay mortgage loan (5.8%), each related mortgaged property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, which is reflected in the underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield of the related whole loan, and not the underlying rents and other receipts from the mortgaged properties. The debt service coverage ratios and debt yields of the related whole loan are calculated based only on the master lease annual rent of $292,000,000, are 2.70x and 9.7%, respectively.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, one (1) of the mortgage loans (1.7%) was modified due to a delinquency or was a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.

With respect to the Woodfield Financial Center mortgage loan (1.7%), in 2020 the borrower sponsor converted $4 million of the mortgaged property’s equity into a junior loan in order to fund capital expenditures, tenant improvements and leasing commissions. Excess proceeds from the mortgage loan were used to pay off the $4 million borrower sponsor affiliated junior loan; however, the excess proceeds in the amount of approximately $3.4 million were not sufficient to paydown the junior loan in its entirety. Any outstanding balance on the junior loan was forgiven by the borrower sponsor and the junior loan has been extinguished.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to thirteen (13) of the mortgaged properties (collectively, 16.9%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

In addition, the mortgage loans originated prior to March 15, 2020 were underwritten without taking into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial

Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Barclays Capital Real Estate Inc., as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the RR interest in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates and the RR interest may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders

and the RR Interest Owner	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record and the RR interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the RR interest owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.key.com/key2cre.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in July 2031 and any of the MGM Grand & Mandalay Bay mortgage loan, the Philadelphia Logistics Center mortgage loan or the SSA Austin mortgage loan are still an asset of the issuing entity, then any such mortgage loans will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class S and Class R certificates) and the RR interest for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and the RR interest, (iii) such holder (or holders) pay an amount equal to the VRR interest’s proportionate share of the price specified in this prospectus and (iv) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders or the RR interest owner in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the RR interest owner and any related companion loan holders (as a collective whole as if such certificateholders, RR interest owner and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s), and, in the case of the MGM Grand & Mandalay Bay whole loan, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. In addition, a REMIC was formed on February 12, 2021, with respect to the MGM Grand & Mandalay Bay mortgage loan (the “SGFC MGM Grand & Mandalay Bay loan REMIC”), which issued a class of regular interests (of which the trust will own an approximately 25.6% interest) and a single residual interest (of which the trust will own a 0% interest). The SGFC MGM Grand & Mandalay Bay loan REMIC will be designated as a “loan REMIC”. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.

The SGFC MGM Grand & Mandalay Bay loan REMIC, created pursuant to a REMIC declaration effective as of February 12, 2021, holds the MGM Grand & Mandalay Bay mortgage loan and other related assets and has issued a class of uncertificated regular interests, an approximately 25.6% interest of which is to be held by the lower-tier REMIC (such regular interests, the “loan REMIC regular interests”).

In addition, (1) the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be classified as a “trust” under Treasury Regulations Section 301.7701-4(c) (a “grantor trust”);

and (2) the Class S certificates and the VRR interest will represent undivided beneficial ownership interests in their respective portions of such entitlement for federal income tax purposes, as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.

●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, multifamily, industrial, retail, self storage, hospitality, manufactured housing, mixed use and leased fee) may present additional risks.

●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.

●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been an emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”), which has spread to countries throughout the world, including the United States, and has been declared a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. Although vaccines have been approved and more are in development, there can be no assurance as to the availability of vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. We cannot assure you when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that vaccines, containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 outbreak has led to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and those disruptions will likely continue for some time. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act of 2021 and the American Rescue Plan of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contraction will cease and when steady economic expansion will resume.

In addition to these general concerns, investors should consider what effect, if any, the COVID-19 pandemic, as well as any resulting recession or economic slowdown, may have on the ability of borrowers to make timely payments on the mortgage loans, which in turn may have an adverse impact on the performance and market value of the certificates. Mortgage lenders in certain countries have already implemented payment holidays for mortgagors affected by COVID-19, and the D.C. City Council has enacted legislation requiring lenders under the jurisdiction of the Department of Insurance, Securities and Banking to offer deferrals of mortgage loans to borrowers that request them. We cannot assure you that lenders or servicers in other states will not offer or be compelled by governmental authorities to offer payment holidays to borrowers affected by COVID-19, resulting in potential losses or delays in payments on the certificates. Investors should also consider that COVID-19 could significantly impact volatility, liquidity and/or the market value of securities, including the certificates.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally;

●	retail properties, due to store closures, either government mandated or voluntary, declining interest in visiting large shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains, such as Equinox, Staples and Cheesecake Factory) refusing to pay rent;

●	office properties, due to prohibitions on use of space at full capacity and changes to leasing activity arising from the need for increased distancing between workers, changes to elevator practices, increased prevalence of telework and changes to the willingness of employees to commute;

●	self-storage properties, due to increasing unemployment rates and a general reduction in disposable income available for non-essential expenses for their tenants, who typically lease space under short-term leases;

●	multifamily, manufactured housing and/or student housing properties, due to federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, as well as increasing unemployment rates and changes to leasing activity arising from limitations on in-person showings of units;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

●	properties with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations; and

●	properties with significant tenants with executed leases but not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Certain geographic regions of the United States, such as New York City, have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in lengthier stay at home orders than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress. In addition, we cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates and VRR Interest”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Definitions”.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should expect that a number of borrowers may not make timely payment on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—COVID-19 Considerations”, as of the dates set forth in that section. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although the borrowers and certain tenants may have made their May 2021 debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents. Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

There can be no assurances that the NRSROs engaged by the depositor will issue the expected ratings on the closing date (or at all) or that such ratings will not be withdrawn or placed on watch immediately or shortly after the closing date. We cannot assure you that declining economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See representation and warranty number 7 in Annex D-1 and the identified exceptions, if any, to that representation and warranty in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations,

●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	outstanding building code violations or tenant complaints at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the 3053 Villa Avenue mortgaged property (1.2%), the 2437 Pitkin Avenue mortgaged property (1.1%) and the 205 Frost Street mortgaged property (0.5%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	the location of the property; and

●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In addition, some hotel properties also operate a casino business at the property, which is subject to a number of risks. See “—Risks Related to Casino Properties” below.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 35 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Related to Casino Properties

Certain mortgaged properties may consist of casino properties, or may consist of hospitality and resort properties that include casinos. The casino business is highly competitive among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming, internet lotteries and other internet wagering gaming services. In addition, the casino business is subject to the following risks: (i) the casino business is subject to changes in discretionary consumer spending, which may decline during economic downturns or for other reasons, (ii) the gaming industry is characterized by an element of chance, which may result in the actual win rates of the casino being less than anticipated, leading to losses, (iii) customers or employees may attempt or commit fraud or theft or cheat in order to increase winnings, (iv) credit extended to customers (which is unsecured) may be uncollectable, and (v) the gaming industry is subject to significant regulation, and loss of its gaming license could materially adversely affect the ability of the borrower to make payments under the related mortgage loan. In addition, the gaming laws of certain jurisdictions relating to casino operations prohibit the transfer of gaming licenses and, in the case of a transfer of the equity of the entity holding the gaming license, require the prior approval from the related gaming authorities. Accordingly, in the event of a foreclosure of the related mortgaged property, the lender or its agent, or a purchaser of the property, would not have the right to operate the casino without first obtaining a license, which may be granted after a delay, which could be significant, or may not be granted at all. Furthermore, because of the unique construction requirements of casinos, the space at those hospitality properties would not easily be converted to other uses.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the RR interest owner to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, multifamily, industrial, retail, self storage and hotel properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Pennsylvania, Florida, Nevada, New York, California, Texas, New Jersey and Arizona. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the RR interest owner.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the RR interest owner.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2021. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases, (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market

Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten information for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic with respect to the mortgage loans originated prior to March 15, 2020. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the RR interest owner until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the RR interest owner. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the RR interest owner. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Four (4) mortgage loans (collectively, 10.7%) are seasoned mortgage loans and were originated 12 months or more prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the RR interest owner if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the RR interest owner as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the RR interest owner. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR interest, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Barclays Capital Real Estate Inc., one of the sponsors and originators, (ii) Barclays Bank PLC, the expected holder of a portion of the VRR interest (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) and one of the expected initial risk retention consultation parties and (iii) Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, each of (i) Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) and (ii) Societe Generale Financial Corporation is expected to hold a portion of the VRR interest as described in “Credit Risk Retention” and is (or is affiliated with the entities) expected to be appointed as one of the initial risk retention consultation parties. Each risk retention consultation party may, in certain circumstances and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the VRR interest owners by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or such VRR interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or VRR interest owner by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) or Societe General Financial Corporation (in each case as a VRR interest owner or a risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) or Societe Generale Financial Corporation as holder of a portion of the VRR interest or a risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Each expected VRR interest owner and the parties expected to be designated to consult with the special servicer on its behalf as a risk retention consultation party is each an Underwriter Entity. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the entity that is expected to be the holder of the “eligible horizontal residual interest” and the entities that are expected to purchase the Class F, Class G, Class X-F, Class X-G, Class X-H and Class X-J certificates and will receive the Class S certificates. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2021-C10 non-offered certificates or the RR interest owner. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Rialto Capital Advisors, LLC assisted RREF IV-D AIV RR, LLC (or its affiliate), which entity is expected to purchase the Class H-RR and Class J-RR certificates and is expected to be appointed as the initial directing certificateholder, with due diligence relating to the mortgage loans to be included in the mortgage pool.

It is expected that RREF IV-D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). Rialto Capital Advisors, LLC, is expected to be appointed by RREF IV-D AIV RR, LLC (or another affiliate of Rialto Capital Advisors, LLC) to act as the special servicer. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer under the UBS 2019-C18 pooling and servicing agreement, which governs the servicing and administration of the Wyndham National Hotel Portfolio whole loan, and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the UBS 2019-C18 pooling and servicing agreement.

Rialto Capital Advisors, LLC, the expected special servicer under the pooling and servicing agreement, is an affiliate of (i) RREF IV-D AIV RR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and be appointed as the initial directing certificateholder, (ii) RREF IV Debt AIV, LP, which is expected to purchase the Class X-H and Class X-J certificates, and which will receive the Class S certificates, (iii) Rialto Real Estate Debt Fund IV – Debt, LP, which entity is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates and (iv) Situs Holdings, LLC, the special servicer of the MGM Grand & Mandalay Bay Whole Loan, through common control by Stone Point Capital LLC.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders and the RR interest owner if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation parties, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders and the RR interest owner if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF IV-D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The special servicer may, (i) at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders and the RR interest owner. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates or the RR interest, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the RR interest, and it may have interests in conflict with those of the certificateholders and the RR interest owner. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders and the RR interest owner, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class H-RR and Class J-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

RREF IV-D AIV RR, LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) RREF IV-D AIV RR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and to be appointed as the initial directing certificateholder, (b) RREF IV Debt AIV, LP, which is expected to purchase the Class X-H and Class X-J certificates, and which will receive the Class S certificates, (c) Rialto Real Estate Fund IV – Debt, LP, which entity is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates, and (d) Situs Holdings, LLC, the special servicer with respect to the MGM Grand & Mandalay Bay Whole Loan through common control by Stone Point Capital LLC. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF IV-D AIV RR, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer under the UBS 2019-C18 pooling and servicing agreement, which governs the servicing and administration of the Wyndham National Hotel Portfolio whole loan, and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the UBS 2019-C18 pooling and servicing agreement.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and

●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);

(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder;

(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:

(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and

(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder or RR interest owner may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the RR interest owner. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-5 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-VRR certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and the RR interest and will result in a reduction of the certificate balance (or notional amount) of one or more classes of non-VRR certificates and the interest balance of the VRR interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-VRR certificates and the VRR interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to the Class J-RR certificates, then the Class H-RR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocated to the non-VRR certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the RR interest owner generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and any excluded loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and any risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation parties, the controlling companion loan holder with respect to any AB whole loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in its interests or the interests of the holders of the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any AB whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan), in the case of any risk retention consultation party, the holder of the portion of the VRR interest that appointed such risk retention consultation party or, in the case of any AB whole loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)       may take actions that favor its interests or the interests of the holders of the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any AB whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)       will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, any risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any AB whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of the HRR Certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor

Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the RR interest owner and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, RR interest owner and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. There will be no operating advisor under the BX 2020-VIVA trust and servicing agreement with respect to the MGM Grand & Mandalay Bay whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement, as applicable, relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates or the RR interest owner;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder or RR interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or the RR interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the RR interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. and (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the VRR interest owners, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR interest. Likewise, amounts received and allocated to the VRR interest will not be available to satisfy any amounts due and payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the VRR interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the RR interest owner to receive distributions on the offered certificates and the RR interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the RR interest owner continuing to hold the full non-notionally reduced amount of such certificates or the RR interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “Transaction Parties—The Trustee and the Certificate Administrator” in this prospectus, Wells Fargo Bank, the certificate administrator, intends to enter into a transaction to transfer its duties, obligations and rights as certificate administrator and custodian to Computershare Ltd or an affiliate (“Computershare”), or to otherwise engage Computershare to act as Wells Fargo Bank’s agent with respect to its duties, obligations and rights as certificate administrator and custodian. A business combination transaction of the size and nature of the transaction between Wells Fargo Bank and Computershare may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo Bank of its certificate administrator role to Computershare, or the engagement of Computershare as its agent, will not cause disruptions in the performance of its duties and obligations as certificate administrator and custodian under the Pooling and Servicing Agreement.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Loan REMIC or the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the RR interest owner. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Loan REMIC or the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the RR interest owner and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the RR interest owner. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the Treasury Regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In April 2020, the IRS also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations Section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. The special servicer may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC Regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the Treasury Regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the Treasury Regulations of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of non-VRR certificates and the VRR interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR interest, on one hand, and the non-VRR certificates, on the other hand, as described in “Credit Risk Retention—The VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the RR interest owner will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor, the other VRR interest owners and the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty-four (64) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $846,782,655 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in July 2021 (or, in the case of any Mortgage Loan that has its first due date after July 2021, the date that would have been its due date in July 2021 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Five (5) Mortgage Loans (collectively, 21.0%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)” and (ii) in the case of one (1) Mortgage Loan (5.8%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Societe Generale Financial Corporation	15	19	$300,460,000	35.5%
Barclays Capital Real Estate Inc.	12	20	184,770,300	21.8
Starwood Mortgage Capital LLC	13	21	143,575,804	17.0
UBS AG, New York Branch	10	53	129,180,010	15.3
KeyBank National Association	14	14	88,796,541	10.5
Total	64	127	$846,782,655	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

All of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The MGM Grand & Mandalay Bay Mortgage Loan (5.8%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch and Societe Generale Financial Corporation. Such Mortgage Loan was underwritten pursuant to Societe Generale Financial Corporation’s underwriting guidelines.

●	The Kings Plaza Mortgage Loan (2.4%) is part of a Whole Loan that was co-originated by Societe Generale Financial Corporation, JPMorgan Chase Bank, National Association and Wells Fargo

Bank, National Association. Such Mortgage Loan was underwritten pursuant to Societe Generale Financial Corporation’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 15, 2021 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, The Atlantic Mortgage Loan or The Atlantic Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, The Atlantic Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, The Atlantic Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as set forth below, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
MGM Grand & Mandalay Bay(1)	5.8%	35.5%	35.5%	$ 4,600,000,000	22.2%	22.2%	$ 7,352,600,000
Diamond Ridge Apartments(2)	2.8%	59.7%	47.5%	$ 38,500,000	61.2%	48.8%	$ 37,500,000
3053 Villa Avenue(3)	1.2%	64.6%	58.7%	$ 15,800,000	65.4%	59.4%	$ 15,600,000
Wyndham National Hotel Portfolio(4)	1.1%	64.8%	46.7%	$ 215,000,000	66.5%	47.9%	$ 209,500,000

(1)	The Appraised Value (Other Than “As-Is”) represents the “As Is Real Property” value solely with respect to the real property at the MGM Grand & Mandalay Bay Mortgaged Properties attributable to the Mortgaged Properties and excludes personal property and intangible property. The appraisal also includes an “As Leased–Sale–Leaseback appraised value,” which is equal to the Aggregate Real Property Appraised Value. The “As-Is” Appraised Value includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Mortgaged Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Mortgaged Properties is owned by the

MGM tenant or certain sublessees at the MGM Grand & Mandalay Bay Mortgaged Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the master lease), which granted a security interest in certain property of the MGM tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM tenant as more particularly described in the master lease); and provided that the FF&E is only transferred to the borrowers at no cost in the event of a termination of the master lease due to an event of default by the MGM tenant thereunder) in favor of the borrowers, and such security interest was collaterally assigned by the borrowers to the mortgage lender.

(2)	The Appraised Value (Other Than “As-Is”) of $38,500,000 represents the “Hypothetical As If Complete and Stabilized” value of the Mortgaged Property, which assumes the completion of planned capital expenditures, which are anticipated to be completed by August 28, 2022. At origination of the Mortgage Loan, the borrower deposited $750,000 into a reserve for the planned capital expenditures. In addition, at origination of the Mortgage Loan, the borrower deposited $1,000,000 into an economic holdback reserve as additional collateral for the Mortgage Loan to support a higher debt yield, which may be released upon the Mortgaged Property achieving an actual debt yield equal to or greater than 9.0%. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in January 2022. The Cut-off Date LTV Ratio (“As-Is”) and Maturity Date/ARD LTV Ratio (“As-Is”) are calculated net of the holdback reserve. The Cut-off Date LTV Ratio (“As-Is”) and Maturity Date/ARD LTV Ratio (“As-Is”) including the holdback reserve are 63.9% and 51.5%, respectively.

(3)	The Appraised Value (Other Than “As-Is”) of $15,800,000 represents the “As Stabilized” value of the Mortgaged Property, which assumes that 13 vacant units would be leased by June 1, 2021. As of May 26, 2021, the Mortgaged Property was fully occupied.

(4)	The Appraised Value represents the aggregate sum of the available “As-Is” and “As-Complete” appraised values for each of the Mortgaged Properties on an individual basis. The “As-Complete” appraised values assume completion of certain property improvement plans at the related Mortgaged Properties. At origination, the borrower deposited with the lender $7,417,247, representing 115% of the estimated cost to complete such property improvement plans.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Tucson Self Storage Portfolio, representing approximately 1.5% of the Initial Pool Balance, the Appraised Value of $32,860,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 37.7% and 15.1%, respectively. The sum of the individual as-is appraised values of each of the related Mortgaged Properties is $29,870,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the sum of the individual appraised values are 41.5% and 16.6%, respectively.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Pero Multifamily Portfolio, representing approximately 0.8% of the Initial Pool Balance, the Appraised Value of the Erie Portfolio Mortgaged Property of $7,890,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 67.6% and 56.4%, respectively. The sum of the individual appraised values of each of the related Mortgaged Properties is $7,840,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the sum of the individual appraised values are 67.9% and 56.6%, respectively.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Diamond Ridge Apartments, Highland Office Building and 830-840 Plaza (collectively, 4.4%), each such Mortgage Loan has a Cut-off Date LTV Ratio calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to the Diamond Ridge Apartments Mortgage Loan, the Cut-off Date LTV Ratio including the related holdback reserve calculated based on the “Hypothetical As If Complete and Stabilized” value and “As Is” appraised value are 62.3% and 63.9%, respectively. With respect to the Highland Office Building Mortgage Loan, the Cut-off Date LTV Ratio including the related earnout reserve is 51.7%. With respect to the 830-840 Plaza Mortgage Loan, the Cut-off Date LTV Ratio including the related earnout reserve is 53.7%. See “—Certain Terms of the Mortgage Loans—Escrows”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof). The Underwritten Net Cash Flow Debt Service Coverage Ratio of the related Whole Loan is based only on the master lease annual rent of $292,000,000.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Diamond Ridge Apartments, Highland Office Building and 830-840 Plaza (collectively, 4.4%), each such Mortgage Loan has an LTV Ratio at Maturity or ARD calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to Diamond Ridge Apartments Mortgage Loan, the LTV Ratio at Maturity or ARD including the related holdback reserve is 51.5% and the Maturity Date LTV Ratio based on the “as-is” Appraised Value without the holdback reserve is 48.8%. With respect to the Highland Office Building Mortgage Loan, the LTV Ratio at Maturity or ARD including the related earnout reserve is 51.7%. With respect to the 830-840 Plaza Mortgage Loan, the LTV Ratio at Maturity or ARD including the related earnout reserve is 48.9%. See “—Certain Terms of the Mortgage Loans—Escrows”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used;

(ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to the Mortgage Loans originated prior to March 15, 2020, determinations of Underwritten Net Cash Flow did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or ”U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof). The Underwritten NCF Debt Yield of the related Whole Loan is based only on the master lease annual rent of $292,000,000.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Diamond Ridge Apartments, Highland Office Building and 830-840 Plaza (collectively, 4.4%), each such Mortgage Loan has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to Diamond Ridge Apartments Mortgage Loan, the Underwritten NCF Debt Yield including the related holdback reserve is 8.0%. With respect to the Highland Office Building Mortgage Loan, the Underwritten NCF Debt Yield including the related earnout reserve is 10.8%. With respect to the 830-840 Plaza Mortgage Loan, the Underwritten NCF Debt Yield including the related earnout reserve is 10.5%. See “—Certain Terms of the Mortgage Loans—Escrows”.

 “Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or ”U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage

Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

With respect to the Mortgage Loans originated prior to March 15, 2020, determinations of Underwritten Net Operating Income did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof).

“Underwritten Net Operating Income Debt Service Coverage Ratio” or ”U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof). The Underwritten Net Operating Income Debt Service Coverage Ratio of the related Whole Loan is based only on the master lease annual rent of $292,000,000.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Diamond Ridge Apartments, Highland Office Building and 830-840 Plaza (collectively, 4.4%), each such Mortgage Loan has an U/W NOI Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to the Diamond Ridge Apartments Mortgage Loan, the U/W NOI Debt Yield including the related holdback reserve is 8.5%. With respect to the Highland Office Building Mortgage Loan, the U/W NOI Debt Yield including the related earnout reserve is 11.1%. With respect to the 830-840 Plaza Mortgage Loan, the U/W NOI Debt Yield including the related earnout reserve is 11.6%. See “—Certain Terms of the Mortgage Loans—Escrows”.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the related Mortgaged Property and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Property by MGM Lessee II, LLC (and/or any operating subtenant thereof). The Underwritten NOI Debt Yield of the related Whole Loan is based only on the master lease annual rent of $292,000,000.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$846,782,655
Number of Mortgage Loans	64
Number of Mortgaged Properties	127
Range of Cut-off Date Balances	$1,500,000 to $50,000,000
Average Cut-off Date Balance	$13,230,979
Range of Mortgage Rates	2.72000% to 4.97700%
Weighted average Mortgage Rate	3.71393%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	115 months
Range of original amortization terms(3)	180 months to 360 months
Weighted average original amortization term(3)	353 months
Range of remaining amortization terms(3)	178 months to 360 months
Weighted average remaining amortization term(3)	352 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(7)(8)	23.3% to 73.1%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(7)(8)	57.5%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)(7)(8)	15.1% to 65.1%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)(7)(8)	52.3%
Range of U/W NCF DSCRs(5)(9)(10)	1.25x to 7.44x
Weighted average U/W NCF DSCR(5)(9)(10)	2.27x
Range of U/W NOI Debt Yields(5)(6)(7)(8)(10)	6.8% to 23.3%
Weighted average U/W NOI Debt Yield(5)(6)(7)(8)(10)	10.5%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	43.5%
Interest-only, Amortizing Balloon	31.5%
Amortizing Balloon	13.3%
Interest-only, ARD	6.4%
Amortizing Balloon, ARD	5.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)

With respect to three (3) mortgage loans with an Anticipated Repayment Date, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as MGM Grand & Mandalay Bay (5.8%), Philadelphia Logistics Center (5.2%) and SSA Austin (0.6%), calculated as of the related Anticipated Repayment Date.

(3)	Excludes thirty-one (31) Mortgage Loans (collectively, 49.9%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)

Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)

In the case of five (5) Mortgage Loans (collectively, 21.0%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loan identified as the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the LTV Ratio and Debt Yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loan(s) are 2.70x, 65.2%, 65.2% and 9.7%, respectively.

(6)

With respect to the Diamond Ridge Apartments Mortgage Loan (2.8%), the loan balance was calculated net of a holdback reserve of $1,000,000. The loan-to-value ratio as of the cut-off date including the related holdback reserve calculated based on the “Hypothetical As If Complete and Stabilized” and “As Is” appraised value are 62.3% and 63.9%, respectively. The loan-to-value ratio as of the maturity date including the related holdback reserve calculated based on the “Hypothetical As If Complete and Stabilized” and “As Is” appraised value are 50.1% and 51.5%, respectively. The U/W NOI Debt Yield including the related holdback reserve is 8.5%.

(7)

With respect to the Highland Office Building Mortgage Loan (0.9%), the loan balance was calculated net of a holdback reserve of $500,000. The Cut-off Date LTV Ratio including the related holdback reserve is 51.7%. The LTV Ratio at Maturity including the related holdback reserve is 51.7%. The U/W NOI Debt Yield including the related holdback reserve is 11.1%.

(8)

With respect to the 830-840 Plaza Mortgage Loan (0.6%), the loan balance was calculated net of a holdback reserve of $330,000. The Cut-off Date LTV Ratio including the related holdback reserve is 53.7%. The LTV Ratio at Maturity including the related holdback reserve is 48.9%. The U/W NOI Debt Yield including the related holdback reserve is 11.6%.

(9)

Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

(10)

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), each related Mortgaged Property is master leased, and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, which is reflected in the U/W NCF DSCR and U/W NOI Debt Yield of the related Whole Loan, and not the underlying rents and other receipts from the Mortgaged Properties. The UW NCF DSCR and UW NOI Debt Yield of the MGM Grand & Mandalay Bay Whole Loan, based only on the master lease annual rent of $292,000,000, are 2.70x and 9.7%, respectively.

The issuing entity will include twelve (12) Mortgage Loans (collectively, 14.7%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	16	$ 245,590,000	29.0%
Suburban	9	164,400,000	19.4
CBD	2	30,440,000	3.6
Medical	4	25,750,000	3.0
Flex	1	25,000,000	3.0
Multifamily	14	$ 176,243,002	20.8%
High Rise	2	65,000,000	7.7
Garden	5	46,337,484	5.5
Age Restricted	1	29,825,000	3.5
Mid Rise	5	28,500,000	3.4
Low Rise	1	6,580,518	0.8
Industrial	7	$ 97,585,000	11.5%
Warehouse/Distribution	2	48,490,000	5.7
Flex/R&D	1	25,600,000	3.0
Warehouse	2	9,855,000	1.2
Manufacturing	1	8,540,000	1.0
Flex	1	5,100,000	0.6
Retail	11	$ 95,930,658	11.3%
Single Tenant	3	33,003,600	3.9
Anchored	2	24,186,758	2.9
Super Regional Mall	1	20,000,000	2.4
Unanchored	5	18,740,300	2.2

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Self Storage	17	$ 94,966,334	11.2%
Self Storage	17	94,966,334	11.2
Hotel	46	$ 58,607,052	6.9%
Full Service	2	49,000,000	5.8
Limited Service	44	9,607,052	1.1
Manufactured Housing	10	$ 41,600,000	4.9%
Manufactured Housing	5	23,650,000	2.8
Manufactured Housing/RV Park	4	11,000,000	1.3
RV Park	1	6,950,000	0.8
Mixed Use	5	$ 30,980,609	3.7%
Retail/Flex/Office/Showroom	1	21,000,000	2.5
Self Storage/Industrial	1	6,445,609	0.8
Multifamily/Retail	2	2,525,000	0.3
Multifamily/Retail/Office	1	1,010,000	0.1
Leased Fee	1	$ 5,280,000	0.6%
Leased Fee	1	5,280,000	0.6
Total	127	$ 846,782,655	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●

With respect to the Fresenius - Chandler Mortgage Loan (0.7%), the sole tenant at the Mortgaged Property has the right, under its lease, at any time upon not less than 30 days written notice to expand the square footage of its leased premises up to the maximum extent allowed by local zoning requirements. The property is a 13,797 square foot freestanding building. Pursuant to the zoning report, because the setbacks were established by the building’s approved site plan, any changes thereto would require new site plan approval from the municipality. Pursuant to the zoning report, maximum permitted building height is 35 feet. The Mortgaged Property is presently constructed at 22.7 feet (thus would limit the feasibility of a vertical expansion). Additionally, in the event the premises were to be expanded, one additional parking space would be required for every 200 square feet expanded. Any expansion of the leased premises would require municipal approval, as the existing building was constructed pursuant to specific site plan approval. Notwithstanding that under the lease, the borrower, as landlord, has the option to either (a) perform construction of the work required by the sole tenant at the borrower’s sole cost and expense or (b) allow the sole tenant to perform such work, the Mortgage Loan documents prohibit the borrower from electing to perform such work and require any expansion work to be completed by the sole tenant at its sole cost and expense. However, if the sole tenant fails to substantially complete the expansion work, then the borrower will be required to complete such expansion work at its sole cost and expense. In the event that sole tenant notifies the borrower of its intention to exercise the expansion option, the borrower is required to, among other things: (i) deliver evidence to the lender that the expansion will comply with all applicable legal requirements (including any zoning laws); (ii) cause the expansion to be completed in accordance with the terms and provisions of the lease; and (iii) deliver a completion guaranty in connection with the expansion work from the current managers of the borrower, David Kessler and Michael Wische. Further, it will be an event of default if, once the sole tenant commences the expansion work, the borrower fails to cause the work to be completed or otherwise breaches the applicable terms and provisions of the loan agreement. Upon completion of the expansion work, the borrower is required to, among other things, deliver an updated zoning report and tenant estoppel from the sole tenant.

●

With respect to the SSA Austin Mortgage Loan (0.6%), the Mortgaged Property is rented entirely to a Government Services Administration (“GSA”) tenant. Under federal regulations, the GSA is not required to recognize a purchaser of real property as a successor landlord under a lease unless and until the GSA has determined that it is in the GSA’s “best interest” and issues a novation agreement. The borrower sponsor purchased the fee interest in the Mortgaged Property through a new single purpose entity. Until such time as the GSA delivers a novation agreement, the GSA (a) continues to pay rent under the applicable lease to the prior fee simple owner of such Mortgaged Property, (b) is not obligated to recognize the applicable borrower as landlord under the lease, (c) may look to the prior landlord to perform any landlord obligations under the lease and (d) if the lender were to become the owner of the Mortgaged Property through foreclosure, deed-in-lieu or otherwise, absent a fully executed SNDA between the GSA and the lender (whereby the lender agrees to execute a novation agreement in connection with its ownership of the Mortgaged Property), the GSA is not obligated to recognize the lender as lessor. A fully executed novation agreement was not delivered at origination with respect to the Mortgaged Property. At origination, the borrower entered into an escrow agreement, pursuant to which the borrower (i) deposited into escrow an assignment of claims executed by the borrower and approving the lender’s notice of assignment of claims and (ii) permit the lender, upon the occurrence of an event of default, to send the notice of assignment of claims, attaching the assignment of claims, to the GSA, directing the GSA to thereafter pay rent to the lender. The Mortgage Loan documents require the borrower to deliver (a) a fully executed SNDA, (b) a novation agreement and (c) a supplemental lease agreement evidencing the terms of the novation agreement. The Mortgage Loan is fully recourse to the guarantor until such time as all of the post-origination obligations are satisfied.

●

The borrowers with respect to Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by office properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties and mixed use properties with multifamily components set forth in the above chart, we note the following:

●

With respect to The Atlantic Mortgage Loan (5.9%), the majority investor in The Atlantic Mortgaged Property, William Ackman, owns approximately 75% of the equity in The Atlantic Mortgaged Property through indirect interests. Pursuant to the documentation governing Mr. Ackman’s equity investments, Mr. Ackman has had the right to take sole control of the related borrowers since July 19, 2017 but, to date, has not exercised such option. Upon taking control of the related borrowers, Mr. Ackman would have sole decision-making rights with respect to The Atlantic Mortgaged Property, including, but not limited to, the ability to replace the borrower sponsor-affiliated property manager. In the event of a change of control to Mr. Ackman, Mr. Ackman is required to, among other things, execute and deliver a non-recourse carveout guaranty for all covered matters. The delivery of such non-recourse carveout guaranty by Mr. Ackman would not release the related borrower sponsors under their existing non-recourse carveout guaranty.

●	With respect to the Attiva – Denton Mortgage Loan (3.5%), the Mortgaged Property is a senior living community with an age restriction of 55 for its residents.

●

With respect to the Diamond Ridge Apartments Mortgage Loan (2.8%), the Mortgaged Property has four units with tenants utilizing Tenant-Based Assistance through the Houston Housing Choice Vouchers Program.

●

With respect to the Icon on Bond Mortgage Loan (1.8%), the Mortgaged Property was granted Brownfield Redevelopment Tax Increment Financing (“TIF”), which allows the Brownfield Redevelopment Program to reimburse the Mortgaged Property for incremental increases in its property taxes. The Mortgaged Property has approximately $68,375 in remaining TIF funds, which are anticipated to be exhausted by October 2021.

●	With respect to the 3053 Villa Avenue Mortgage Loan (1.2%), the Mortgaged Property has 12 units with tenants utilizing Section 8 Tenant-Based Assistance.

●	With respect to the 2437 Pitkin Avenue Mortgage Loan (1.1%), the Mortgaged Property has four units with tenants utilizing Section 8 Tenant-Based Assistance.

●

With respect to the Pero Multifamily Portfolio Mortgage Loan (0.8%), the Mortgaged Properties are entitled to lease units to tenants under the Section 8 Housing Choice Voucher Program (“Voucher Program”). Through the Voucher Program, the U.S. Department of Housing and Urban Development (“HUD”) provides Section 8 rental subsidies in an amount equal to the difference between the HUD approved rent for a particular assisted unit and the HUD required rental contribution from eligible tenant families to the borrower pursuant to a Housing Assistance Payments Contract (“HAP Contract”). A tenant’s rental contribution under the HAP Contract is determined by HUD. The borrower’s participation in the Voucher Program does not restrict its ability to lease units at the Mortgaged Properties to the public at market rents. Less than 5% of the units at the Mortgaged Properties were rented to tenants that rely on rent subsidies under various government funded programs such as the Voucher Program. Generally, a tenant receiving such subsidy or assistance must regularly meet certain income requirements. The borrower has indicated that tenants requiring rental subsidies will not be accepted going forward.

●	With respect to the Islandview Apartments Mortgage Loan (0.3%), the Mortgaged Property has four units with tenants utilizing Section 8 Tenant-Based Assistance.

●

The borrowers with respect to Mortgage Loans secured by multifamily properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and increasing unemployment amongst tenants and may have difficulty evicting non-paying tenants due to a variety of factors, including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by multifamily properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Industrial Properties

In the case of the industrial properties and mixed use properties with industrial components set forth in the above chart, we note the following:

●	With respect to the Philadelphia Logistics Center Mortgage Loan (5.2%), it is anticipated that Cardone Industries, the sole tenant at the Mortgaged Property, may perform certain tenant improvements at the Mortgaged Property in an amount equal to or in excess of $5,000,000. Cardone Industries has the right to receive up to $5,000,000 from the borrower in connection with such tenant improvements (the “Amortization Allowance”); provided, however, that it is required to elect to receive any disbursements by December 2022 and may only receive such disbursements through May 2023. In the event Cardone Industries elects to receive such funds, it will be required to amortize the Amortization Allowance at an annualized rate of 7% over the term of its lease as additional rent. At origination, the borrower deposited with the lender $5,000,000 in connection with the Amortization Allowance.

●	The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by industrial properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth above, we note the following:

●	With respect to the Kings Plaza Mortgage Loan (2.4%), the Mortgage Loan is secured in part by 811,797 square feet of an approximately 1,150,000 square foot shopping center. A portion of a roof at the Mortgaged Property is improved by a stand-alone power plant which provides electricity for the shopping center as well as the surrounding area. The power plant is interconnected with the local Consolidated Edison (“ConEd”) grid, which permits the borrower to export any surplus electric capacity during peak load demands. In addition, tenants at the Mortgaged Property purchase their utilities directly from the plant at ConEd rates but due to operating cost efficiencies, expenses are kept below the billed rate allowing the power plant to generate a profit from such sales.

●

The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global

Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Self Storage Properties

The borrowers with respect to Mortgage Loans secured by self-storage properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by self-storage properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties, other than the MGM Grand & Mandalay Bay Mortgaged Properties (5.8%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the related Mortgaged Properties compete with other high-quality Las Vegas resorts, especially those located on the Las Vegas Strip, which have themes and attractions which directly compete with the operations of the Mortgaged Properties, and may have greater name recognition and financial and marketing resources than such Mortgaged Properties, some of which may be operated by affiliates of the master tenant of such Mortgaged Properties.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), each of the Mortgaged Properties is currently self-managed by the sole tenant, MGM Lessee II, LLC, and/or certain affiliated subtenants of MGM Lessee II, LLC and there are no franchise agreements, license agreements or management agreements currently in place at either of the Mortgaged Properties to which the borrowers are parties. The MGM Grand hotel and Mandalay Bay hotel at the Mortgaged Properties are each unflagged. The Four Seasons hotel and the Delano hotel at the Mortgaged Properties are each flagged and are each subject to a license agreement to which the borrowers are not parties. Such license agreements have been underwritten based on year-end 2019 figures and may expire during the term of the MGM Grand & Mandalay Bay Whole Loan, and the MGM Grand & Mandalay Bay Whole Loan documents do not require that such license agreements be extended or that such portions of the Mortgaged Properties be branded, flagged and/or operated as a Four Seasons hotel or Delano hotel.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), each of the related Mortgaged Properties are master leased by the borrowers to a sole tenant, MGM Lessee II, LLC, a wholly-owned subsidiary of MGM Resorts International, pursuant to a sale-leaseback transaction. The related master lease has an initial term expiring on February 28, 2050, with two, 10-year renewal options. In turn, MGM Lessee II, LLC subleased a portion of the Mortgaged Properties to each of Mandalay Bay, LLC, Mandalay Place, LLC and MGM Grand Hotel, LLC

(collectively, and together with any future subtenant pursuant to the terms of the master lease, the “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant is (and must continue to be) a subsidiary of MGM Resorts International. Each MGM/Mandalay Operating Subtenant executed a joinder to the master lease on the origination date for the purposes of (x) agreeing to be bound by the terms and provisions of the master lease regarding the disposition of any portion of MGM Lessee II, LLC’s property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the borrower in the portion of MGM Lessee II, LLC’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the master lease. Neither MGM Lessee II, LLC nor any MGM/Mandalay Operating Subtenant is a borrower nor an obligor under the Mortgage Loan documents. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Properties. Due to the need to find a tenant with the ability to obtain a gaming license and to manage the various operations at the Mortgaged Properties, if MGM Lessee II, LLC (and/or any operating subtenant thereof) were to fail to comply with the terms of the master lease or with any applicable gaming licenses, the borrowers may be unable to locate a suitable tenant at comparable rental rates or at all. The master tenant is not a bankruptcy remote entity. A bankruptcy of the master tenant, its lease guarantor or their affiliates could result in a loss of a substantial portion of the borrowers’ rental revenue and materially and adversely affect the borrowers. In addition, it is possible that a bankruptcy court could re-characterize the master lease transaction as a lending transaction, which would cause the borrowers to lose certain rights as the owner or landlord in the bankruptcy proceeding. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases— Tenant Bankruptcy Could Result in a Rejection of the Related Lease” and “Risk Factors—Risks Relating to the Mortgage Loans—Sale-Leaseback Transactions Have Special Risks.”

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing twelve months ending December 31, 2020 (i) with respect to the Mandalay Bay Mortgaged Property, approximately 35.0% of the revenues were from hotel rooms, approximately 22.0% of the revenues were from gaming, approximately 22.5% of the revenues were from food and beverage, and approximately 20.6% of the revenues were from other sources and (ii) with respect to the MGM Grand Mortgaged Property, approximately 26.2% of the revenues were from hotel rooms, approximately 30.6% of the revenues were from gaming, approximately 20.0% of the revenues were from food and beverage, and approximately 23.2% of the revenues were from other sources. After March 3, 2021, the Mandalay Bay Mortgaged Property resumed 24/7 hotel operations and began accepting reservations for stays throughout the week. At this time, the casino, restaurants and certain other amenities at Mandalay Bay will remain open throughout the week. Based on the adjusted December 2020 TTM earnings before interest, taxes, depreciation, amortization and triple-net operating lease rent (“EBITDAR”) of approximately $108.0 million and the initial master lease rent of $292.0 million, the MGM Grand & Mandalay Bay Mortgage Loan combination results in a December 2020 TTM EBITDAR-to-rent coverage ratio of 0.37x. A cash management trigger period is anticipated to occur under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a debt service coverage ratio trigger as early as July 2021, after which all cash will be swept into a cash management account in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guarantying all amounts required to be deposited into the excess cash flow reserve in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), MGM Lessee II, LLC, the master tenant, is permitted, without the borrower’s consent, to mortgage or otherwise encumber its estate in and to the leased property to one or more permitted leasehold mortgagees under one or more permitted leasehold mortgages and to pledge its right, title and interest under the related master lease as security for such permitted leasehold mortgage or any debt agreement secured thereby. The permitted leasehold mortgagee will not be entitled to be treated as such under the master lease unless, among other things, the leasehold mortgage includes an express acknowledgement that any exercise of remedies thereunder that would affect the leasehold estate are subject and subordinate to the terms of the master lease and such person executes a joinder to any existing intercreditor agreement between the permitted leasehold mortgagee and any holder of a mortgage or deed of trust secured by the Mortgaged Properties. Any permitted leasehold mortgage will be required to cover both Mortgaged Properties, and the master tenant will not have the right to encumber its (or any MGM/Mandalay Operating Subtenant’s) interest in one Mortgaged Property separately from the other Mortgaged Property. The lender’s ability to exercise remedies under the Mortgage Loan if there is a master lease event of default could be restricted by the master lease. Any permitted leasehold mortgagee will be given additional cure periods, to cure certain defaults triggered by the master tenant under the master lease, including a default triggered by a bankruptcy proceeding of the master tenant or the master lease guarantor. There could be a possible deterioration of the Properties or its business or operations during this extended cure period. The ability of the borrower and the lender to terminate the master lease as a result of a default by the master tenant could be limited after a foreclosure initiated by the permitted leasehold mortgagee since the permitted leasehold mortgagee is not required to cure defaults not susceptible to cure by the permitted leasehold mortgagee upon its foreclosure and assumption of the master lease. Furthermore, in the event of a foreclosure of the Mortgage Loan, the lender will be required to grant the master tenant (or any permitted leasehold mortgagee that succeeds to its interest) nondisturbance in the event that certain conditions are met, including that there is no uncured master lease event of default.

●	With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.1%), each Mortgaged Property, with the exception of the Travelodge – 1177 East 16th Street Mortgaged Property, is supported by one or more contracts with one of four North American railway companies, Union Pacific Railroad Company, BNSF Railway Company, CSX Transportation, Inc. and Canadian Pacific Railway Company. These contracts set a required minimum number of room nights reserved at a stipulated rate, most of which have adjustment factors related to inflation. Most contracts also feature certain provisions that prevent railway crew employees from staying at a competing hotel within a predefined radius. The current contracts in place at the Mortgaged Properties guarantee a minimum of 2,040 room nights daily, representing 54.7% of the total available room nights. Based on a weighted average contract negotiated rate of $48.14 per room night, the current contracts in place at the Mortgaged Properties represent 75.7% of total underwritten room revenue. The contracts require the rooms at the Mortgaged Properties to comply with “dark and quiet” requirements, including, without limitation, noise abatement measures such as minimum sound transmission coefficient ratings between walls and floors and minimum impact insulation class ratings between floors, light-proofing measures such as custom curtains and blackout drapes that seal from wall to center and door sweeps, individual HVAC units and remote guest detection/energy management systems. Certain contracts mandate that the hotels provide 24-hour a day, 7 days a week service to railroad crews due to the fact that crew shifts may have abnormal operating hours. Two contracts have been in place for over 34 years, 17 contracts have been in place for over 20 years, and 12 contracts have been in place for over 10 years, for a weighted average age across the portfolio of Mortgaged Properties of 19.3 years. All of the contracts that have previously reached an expiration date have been renewed, with the exception of the Travelodge – 1177 East 16th Street Mortgaged Property, which has no rail contract and operates with transient business. The current contracts have a staggered expiration profile, with 9.2% and 14.65% of the contracted room nights expiring in 2021 and 2022, respectively, with the last contract expiring in November 2023. Nine (out of a total of 44 contracts) of the current contracts have early termination options. At loan origination, an upfront $7.0 million rail contract renewal reserve was escrowed that has since been transferred to the excess cash flow account as the Mortgage Loan is in a cash sweep period.

●	With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.1%), the collateral for the Mortgage Loan includes all of the borrower’s sole member’s equity interests in Avantic Lodging Enterprises, Inc., the property manager of the Wyndham National Hotel Portfolio. Because the equity interests in Avantic Lodging Enterprises, Inc. may not qualify as an interest in real property or as personal property incidental to real property for U.S. federal income tax purposes, upon a foreclosure, the Treasury Regulations may restrict the Trust from taking title to such equity interests. Therefore, upon the occurrence of an event of default under the Wyndham National Hotel Portfolio Mortgage Loan and an ensuing foreclosure with respect to the Wyndham National Hotel Portfolio Mortgage Loan, the pooling and servicing agreement may not permit the Trust to take title to the equity interests in Avantic Lodging Enterprises, Inc. (unless an opinion of counsel is provided indicating otherwise), but rather will require the Trust to either (i) exercise the legal remedies available to it under applicable law, or (ii) sell such equity interests and apply the proceeds toward the repayment of the Wyndham National Hotel Portfolio Mortgage Loan. Depending on market conditions, the proceeds from the sale of the equity interests in Avantic Lodging Enterprises, Inc. could be less than the proceeds that would be received if the special servicer had taken title to such equity interests and sold them at a later date. The underwritten value of the Wyndham National Hotel Portfolio Mortgaged Properties does not include the value of the borrower’s sole member’s equity interests in Avantic Lodging Enterprises, Inc.

●	The borrowers with respect to Mortgage Loans secured by hotel properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by hotel properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Wyndham National Hotel Portfolio - Travelodge - 2307 Wyoming Avenue	$723,762	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 2111 Camino Del Llano	$587,905	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1170 West Flaming Gorge Way	$561,330	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 1731 South Sunridge Drive	$503,949	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 451 Halligan Drive	$383,321	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 1608 East Business US 60	$357,933	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1127 Pony Express Highway	$355,738	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 1130B B East 16th Street	$334,258	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 2680 Airport Road	$325,540	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Super 8 - 720 Royal Parkway	$309,224	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 1051 North Market Street	$303,899	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 2700 North Diers Parkway	$283,549	0.0%	1/1/2035	12/6/2029

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 95 Spruce Road	$278,154	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Super 8 - 2545 Cornhusker Highway	$273,758	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1110 Southeast 4th Street	$269,714	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 2300 Valley West Court	$240,866	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 800 West Laramie Street	$239,669	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 22 North Frontage Road	$237,562	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 123 Westvaco Road	$223,733	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 2006 North Merrill Avenue	$217,852	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1710 Jefferson Street	$199,156	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1625 Stillwater Avenue	$199,053	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 8233 Airline Highway	$195,666	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 6390 US-93	$181,423	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 707 East Webster Street	$168,239	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 777 West Hwy 21	$160,186	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 3522 North Highway 59	$154,506	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 108 6th Avenue	$146,731	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 2200 East South Avenue	$141,831	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 128 South Willow Road	$119,955	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1005 Highway 285	$119,700	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Days Inn - 3431 14th Avenue South	$102,041	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 2505 US 69	$87,739	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 3475 Union Road	$84,690	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1706 North Park Drive	$81,577	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 2005 Daley Street	$78,358	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1177 East 16th Street	$72,027	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 35450 Yermo Road	$70,271	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 2407 East Holland Avenue	$58,252	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 620 Souder Road	$53,004	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 100 15th Street Southeast	$39,894	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 109 East Commerce Street	$33,128	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 4000 Siskiyou Avenue	$26,502	0.0%	1/1/2035	12/6/2029

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Wyndham National Hotel Portfolio - Travelodge - 98 Moffat Avenue	$21,409	0.0%	1/1/2035	12/6/2029

See “Risk Factors—Risks Relating to the Mortgage Loans— Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Finn’s Mobile Home Park Mortgage Loan (0.9%), 15 (7.7%) of the 196 home pads are not occupied by tenants and are owned by an entity affiliated with the borrower sponsor (the “Finn’s Mobile Home Park Affiliate Owner”). Of the 15 affiliate-owned home pads, three are rented to employees and two are vacant. The Finn’s Mobile Home Park Affiliate Owner owns two of the 15 home pads and is in the process of obtaining legal title to the other 13. No income from the three affiliate-owned homes rented to employees or the two vacant affiliate-owned homes was included in the lender’s underwriting. A master lease is in place whereby the Finn’s Mobile Home Park Affiliate Owner is obligated to pay pad rent to the borrower with respect to each of the affiliate-owned homes for which pad rent is being underwritten until the Finn’s Mobile Home Park Affiliate Owner has delivered evidence satisfactory to the lender that legal title to such affiliate-owned home has been transferred to a third party purchaser and such third party purchaser has entered into a pad lease directly with the borrower. The borrower sponsor also executed a master lease guaranty, guaranteeing the obligation of the Finn’s Mobile Home Park Affiliate Owner to pay such rents. The Mortgage Loan documents include recourse to the borrower and guarantor for losses caused by the failure of the Finn’s Mobile Home Park Affiliate Owner to own legal title to any affiliate-owned home.

●	With respect to the Grandshire Estates MHC Mortgage Loan (0.6%), 24 of the pads at the Mortgaged Property are occupied by homes owned by an affiliate of the related borrower (the “Grandshire Estates MHC Affiliate Owner”). Of these 24 homes, 21 are occupied under a lease-to-own program. If the tenant opts to purchase a home for a price specified in the lease within one year, then the tenant is eligible to be refunded 75% of the rent paid. Moreover, if the tenant elects to purchase the home within two years of the initial lease commencement, then the tenant is eligible to be refunded 50% of the rent paid. The lender did not underwrite any rental income related to the affiliate-owned homes. Only income derived from the pad sites was underwritten. The Grandshire Estates MHC Affiliate Owner may not remove any affiliate-owned homes from the Mortgaged Property, other than in the ordinary course of business or with the lender’s prior approval.

●	With respect to the Deluxe MHC Mortgage Loan (0.5%), 10 of the 53 pad sites at the Mortgaged Property are currently occupied by homes owned by the related borrower (the “Deluxe MHC Borrower Owned Homes”). Pursuant to the Mortgage Loan documents, (i) no more than 10 of the pad sites at the Mortgaged Property may be occupied by Deluxe MHC Borrower Owned Homes during the term of the Mortgage Loan, (ii) the borrower may own no more than ten mobile homes during the term of the Mortgage Loan and (iii) the borrower may not obtain financing with respect to any Deluxe MHC Borrower Owned Home during the term of the Mortgage Loan. The lender did not attribute any value to, or underwrite any income attributable to, the rent of the Deluxe MHC Borrower Owned Homes.

●	With respect to the Santa Fe MHC Mortgage Loan (0.4%), 15 of the 44 pad sites at the Mortgaged Property are currently occupied by homes owned by the related borrower (the “Santa Fe MHC Borrower Owned Homes”). Pursuant to the Mortgage Loan documents, (i) no more than 15 of the pad sites at the Mortgaged Property may be occupied by Santa Fe MHC Borrower Owned Homes during the term of the Mortgage Loan, (ii) the borrower may own no more than fifteen mobile homes during the term of the Mortgage Loan and (iii) the borrower may not obtain financing with respect to any Santa Fe MHC Borrower Owned Home during the term of the Mortgage Loan. The lender did not attribute any value to, or underwrite any income attributable to, the rent of the Santa Fe MHC Borrower Owned Homes.

●	The borrowers with respect to Mortgage Loans secured by manufactured housing properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by manufactured housing properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

Each such mixed use Mortgaged Property has one or more office, multifamily, industrial, retail and self storage components. The borrowers with respect to Mortgage Loans secured by mixed-use properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by mixed-use properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Leased Fee Properties

The borrowers with respect to Mortgage Loans secured by leased fee properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by leased fee properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will

Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant/Bakery(1)	9	14.9%
Gym, fitness center, spa or a health club(2)	3	7.8%
Theater/entertainment venue(3)	3	6.4%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(4)	7	5.8%
Bank branch(5)	1	3.5%
Clean room/lab space(6)	1	3.0%
Grocery store(7)	1	1.4%
Automobile service facility(8)	2	1.4%
Church(9)	3	1.0%
Gas station(10)	1	0.5%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as MGM Grand & Mandalay Bay, 2100 MLK Avenue SE, Bass Pro Outdoor World, Highland Office Building, ISJ New York Portfolio 1 – 699 Morris Park Avenue, 830-840 Plaza, ISJ New York Portfolio 1 – Getty Square and ISJ New York Portfolio 1 – 884 Rutland Avenue.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Montecito Tower, Miami Ironside District and Oakland Park Festival Center.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as MGM Grand & Mandalay Bay and 830-840 Plaza.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Oakland Park Festival Center, Thunderbird Portfolio, Fresenius – Chandler, ISJ New York Portfolio 1 – 699 Morris Park Avenue, 830-840 Plaza, APC Amarillo and Cliff Drive Medical Plaza.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 2100 MLK Avenue SE.

(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Berkshire Corporate Center.

(7)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Oakland Park Festival Center.

(8)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Tucson Self Storage Portfolio – A-Family Storage - East Valencia and Hooper Industrial.

(9)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as ISJ New York Portfolio - 699 Morris Park Avenue, ISJ New York Portfolio - 10-30 Beach 19th Street and ISJ New York Portfolio - 854 East 163rd Street.

(10)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 7-Eleven Charlotte.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)		Property Type
The Atlantic	$50,000,000	5.9%	$466,418	2.30	x	48.4%		Multifamily
Morris Corporate Center	$49,500,000	5.8%	$152	1.90	x	68.2%		Office
MGM Grand & Mandalay Bay	$49,000,000	5.8%	$167,645	4.95	x(2)(3)	35.5	%(2)	Hospitality
Philadelphia Logistics Center	$44,265,000	5.2%	$33	1.83	x	63.7%		Industrial
Montecito Tower	$33,300,000	3.9%	$188	1.67	x	68.8%		Office
Attiva - Denton, TX	$29,825,000	3.5%	$124,271	2.20	x	59.4%		Multifamily
2100 MLK Avenue SE	$29,600,000	3.5%	$415	2.10	x	65.1%		Office
Berkshire Corporate Center	$25,600,000	3.0%	$104	2.60	x	65.0%		Industrial
80 Richards Street	$25,000,000	3.0%	$137	3.63	x	46.3%		Office
Palm Terrace	$24,600,000	2.9%	$158	1.89	x	60.0%		Office
Diamond Ridge Apartments	$23,967,484	2.8%	$47,935	1.34	x	59.7%		Multifamily
Bass Pro Outdoor World	$22,650,000	2.7%	$137	1.49	x	53.2%		Retail
Miami Ironside District	$21,000,000	2.5%	$275	1.64	x	66.9%		Mixed Use
Triwinds Portfolio	$20,800,000	2.5%	$47,489	2.52	x	49.4%		Manufactured Housing
Kings Plaza	$20,000,000	2.4%	$600	3.07	x	54.1%		Retail
Top 3 Total/Weighted Average	$148,500,000	17.5%		3.04	x	50.7%
Top 5 Total/Weighted Average	$226,065,000	26.7%		2.60	x	55.9%
Top 15 Total/Weighted Average	$469,107,484	55.4%		2.42	x	57.1%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the MGM Grand & Mandalay Bay Mortgage Loan based on the combined senior notes and subordinate notes totaling $3,000,000,000 are 2.70x and 65.2% respectively.

(3)	The U/W NCF DSCR is calculated based on the master lease annual rent of $292,000,000.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
MGM Grand & Mandalay Bay	$49,000,000	5.8%
Triwinds Portfolio	$20,800,000	2.5%
Century Storage Portfolio I	$19,950,000	2.4%
ISJ New York Portfolio 1	$17,615,300	2.1%
Century Storage Portfolio II	$15,150,000	1.8%
Tucson Self Storage Portfolio	$12,395,402	1.5%
Wyndham National Hotel Portfolio	$9,607,052	1.1%
Pero Multifamily Portfolio	$6,800,000	0.8%
205 Frost Street & 171 Bayard Street	$6,500,000	0.8%
Total	$157,817,754	18.6%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Six (6) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans (1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Century Storage Portfolio I	3	$19,950,000	2.4%
Century Storage Portfolio II	2	15,150,000	1.8
Total for Group 1:	5	$35,100,000	4.1%
Group 2:
Palm Terrace	1	$24,600,000	2.9%
APC Amarillo	1	5,270,000	0.6
Total for Group 2:	2	$29,870,000	3.5%
Group 3:
Dollar Self Storage #19 – Happy Valley	1	$10,234,806	1.2%
Dollar Self Storage #17 – Chandler	1	7,638,170	0.9
Dollar Self Storage #12 – Las Vegas	1	7,408,566	0.9
Total for Group 3:	3	$25,281,541	3.0%
Group 4:
Oakland Park Festival Center	1	$11,982,400	1.4%
830-840 Plaza	1	5,500,000	0.6
Total for Group 4:	2	$17,482,400	2.1%
Group 5:
Congress Center North	1	$4,980,000	0.6%
Cliff Drive Medical Plaza	1	4,700,000	0.6
Total for Group 5:	2	$9,680,000	1.1%
Group 6:
Deluxe MHC	1	$4,275,000	0.5%
Santa Fe MHC	1	3,250,000	0.4
Total for Group 6:	2	$7,525,000	0.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Pennsylvania	6	$126,035,000	14.9%
Florida	12	$118,916,758	14.0%
Nevada	6	$95,086,719	11.2%
New York	15	$88,599,990	10.5%
California	14	$69,391,773	8.2%
Texas	8	$69,362,198	8.2%
New Jersey	2	$57,350,000	6.8%
Arizona	9	$46,633,904	5.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-five (25) other states and Washington D.C., with no more than approximately 3.5% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Eight (8) Mortgaged Properties (collectively, 10.4%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Hawaii, Louisiana, Alabama, Mississippi or Puerto Rico, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Nineteen (19) Mortgaged Properties (collectively, 9.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 26% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Thirteen (13) of the Mortgaged Properties (collectively, 16.9%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Berkshire Corporate Center and 2437 Pitkin Avenue (collectively, 4.1%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Attiva – Denton, TX Mortgage Loan (3.5%), the Mortgage Loan is structured as a Delaware statutory trust, which permits up to 250 members.

With respect to the Palm Terrace Mortgage Loan (2.9%), the borrower is structured as a Delaware statutory trust in which the Mortgage Loan documents permit up to 499 holders of a beneficial interest.

With respect to the Thunderbird Portfolio Mortgage Loan (1.2%), more than twenty (20) individuals have direct ownership interests in the borrower.

With respect to the APC Amarillo Mortgage Loan (0.6%), the Mortgage Loan is structured as a Delaware statutory trust, which permits up to 499 members.

Delaware Statutory Trusts

With respect to the Attiva – Denton, TX, Palm Terrace and APC Amarillo Mortgage Loans (collectively, 7.0%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

With respect to the APC Amarillo Mortgage Loan (0.6%), the related borrower is structured as a Delaware Statutory Trust (“DST”) that permits up to 499 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a DST to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower, (ii) any event causing the dissolution of the related borrower or (iii) an event of default under the related Mortgage Loan documents (or if the lender determines that an event of default is imminent and the Mortgage Loan is not repaid in full 90 days prior to the maturity date). The APC Amarillo Mortgaged Property is subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the APC Amarillo Mortgage Loan. Furthermore, the master tenant is a signatory of the deed of trust, the assignment of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

Condominium and Other Shared Interests

The Icon on Bond, Thunderbird Portfolio, Willows of Grayslake, Valley Forge Corporate Center and APC Amarillo Mortgage Loans (collectively, 5.7%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium or other similar shared interests. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board (or similar governing body) or the condominium owners (or owners of similar shared interests) cannot take actions or cause the condominium association (or similar governing body) to take actions that would affect the borrower’s unit(s) (or the borrower’s shared interests) without the borrower’s consent.

●	With respect to the Willows of Grayslake Mortgage Loan (1.1%), the related Mortgaged Property is comprised of portions of nine individual condominium regimes, collectively representing 125 out of 180 condominium units that are together also subject to a master association. The related borrower holds a majority interest in and controls the related condominium board for seven of the nine individual condominium regimes and the master association. With respect to the remaining two condominium regimes, collectively representing 40 (of which the borrower owns 19) out of 180 condominium units, the borrower holds a minority interest in and does not control the related condominium board; provided, however, that the borrower does have consent rights over certain major decisions with respect to such condominium regimes including, among other things, any termination of such condominium regimes.

●	With respect to the Valley Forge Corporate Center Mortgage Loan (1.1%), the Mortgaged Property is part of a condominium regime where the related borrower holds a 59% percent interest in the common elements, is entitled to 2 of the 4 voting interests and is entitled to appoint 2 of the 4 members of the condo board. The related borrower does not control voting or the condo board, but does have negative control based on its board seats and voting rights.

●	With respect to the APC Amarillo Mortgage Loan (0.6%), the Mortgaged Property is subject to a condominium declaration which subdivides the Mortgaged Property into four units, Unit A, Unit B, Unit C and Unit D (each a “Unit”). The condominium regime is governed by a condominium association (the “APC Amarillo Association”). A unit owner’s ownership interest (the “Ownership Interest”) in the APC Amarillo Association is determined by the ratio of square footage in the subject unit to the total square footage of all the units. The related Mortgaged Property is designated as Unit C and possesses 22.7% of the total Ownership Interest in the APC Amarillo Association. Amendments to the condominium declaration that would terminate the condominium require the approval of 67% of the total Ownership Interest. Any amendments that create or increase special declarant rights, increase the number of Units, change the boundaries of a Unit, alter or destroy a common element or change a Unit’s percentage interest require the approval of 100% of the total Ownership Interest.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	125	$826,058,893	97.6%
Fee/Leasehold(3)	2	20,723,762	2.4
Total	127	$846,782,655	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least

20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

With respect to the Kings Plaza Mortgage Loan (2.4%), the Mortgage Loan is secured by (i) the borrower’s leasehold interest in each of a marina and a portion of the land underneath the related parking garage at the Mortgaged Property and (ii) the fee simple interest in the remaining portions of the Mortgaged Property. The related ground lease between the City of New York, as ground lessor, and the borrower, as ground lessee, has an expiration date of May 28, 2028, with three, 10-year and one, 9-year renewal options. Annual ground rent is $122,957, subject to a schedule of escalations set forth in the related ground lease. The ground lease does not include certain customary lender protections and does not, among other things, provide that (i) the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender or (ii) the ground lessor is required to enter into a new lease with the lender upon rejection of the ground lease in a bankruptcy proceeding. In addition, the ground lease provides that any related insurance proceeds or condemnation awards will belong to and be subject solely to the control of the ground lessor.

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.1%), a portion of the surface parking at the Travelodge – 2307 Wyoming Avenue Mortgaged Property is subject to a ground lease, which expires on January 30, 2028. The borrower has the right to purchase the lessor’s fee interest at the end of the term of the ground lease for a price of $300,000 and such amount was not reserved at origination.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

COVID-19 Considerations

COVID-19 Update(1)

Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	April Debt Service Payment Received (Y/N)(2)	May Debt Service Payment Received (Y/N)(2)	Forbearance or Other Debt Service Relief Requested (Y/N)(3)	Other Loan Modification Requested (Y/N)(3)	Lease Modification or Rent Relief Requested (Y/N)(4)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making Full April Payment (%)	UW April Base Rent Paid (%)	Occupied SF/Unit Making Full May Payment (%)	UW May Base Rent Paid (%)
SGFC	6/11/2021	1/28/2021	The Atlantic	Multifamily	Y	Y	N	N	N(5)	N	100.0%	100.0%	99.0%	99.0%
UBS AG	6/7/2021	5/7/2021	Morris Corporate Center	Office	NAP	NAP	N	N	N	N	100.0%	92.7%	100%	92.7%
SGFC	6/1/2021	2/14/2020	MGM Grand & Mandalay Bay	Hospitality	Y	Y	N	N(6)	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	6/2/2021	Philadelphia Logistics Center	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	6/11/2021	5/7/2021	Montecito Tower	Office	NAP	NAP	N	N	N(7)	N	96.7%	99.1%	96.7%	99.1%
Barclays	6/15/2021	6/4/2021	Attiva – Denton, TX	Multifamily	NAP	NAP	N	N	N	N	99.9%(8)	99.9%(8)	NAV(8)	NAV(8)
SGFC	5/25/2021	4/14/2021	2100 MLK Avenue SE	Office	NAP	NAP	N	N	N(9)	N	100.0%	100.0%	98.1%	98.3%
Barclays	5/26/2021	4/16/2021	Berkshire Corporate Center	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/11/2021	6/11/2021	80 Richards Street	Office	NAP	NAP	N	N	N	N	84.4%(10)	97.8%(10)	80.8%(10)	94.2%(10)
SGFC	6/11/2021	6/1/2021	Palm Terrace	Office	NAP	NAP	N	N	Y(11)	N	89.3%	95.2%	89.3%	95.2%
SMC	6/15/2021	6/2/2021	Diamond Ridge Apartments	Multifamily	NAP	NAP	N	N	N	N	95.1%(12)	95.1%(12)	99.2%(12)	99.2%(12)
SMC	5/11/2021	5/11/2021	Bass Pro Outdoor World	Retail	NAP	NAP	N	N	Y(13)	N	100.0%	100.0%	100.0%	100.0%
Barclays	6/11/2021	6/11/2021	Miami Ironside District	Mixed Use	NAP	NAP	N	N	Y(14)	N	100.0%	100.0%	100.0%	100.0%
SMC	6/9/2021	6/2/2021	Triwinds Portfolio	Manufactured Housing	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	5/28/2021	12/3/2019	Kings Plaza	Retail	Y	Y	N	N	Y(15)	N	NAP(15)	89.6%(15)	NAP(15)	87.7%(15)
SGFC	6/11/2021	4/30/2021	Century Storage Portfolio I	Self Storage	NAP	NAP	N	N	N	N	NAP	97.0%	NAP	96.4%
Barclays	6/15/2021	6/11/2021	ISJ New York Portfolio 1	Various	NAP	NAP	N	N	Y(16)	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/2/2021	6/2/2021	3600 Horizon	Office	NAP	NAP	N	N	Y(17)	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	4/30/2021	Century Storage Portfolio II	Self Storage	NAP	NAP	N	N	N	N	NAP	97.9%	NAP	97.7%
Barclays	6/17/2021	4/27/2021	Icon on Bond	Multifamily	NAP	NAP	N	N	N	N	98.2%(18)	98.2%(18)	99.1%(18)	99.1%(18)
Barclays	5/27/2021	6/1/2021	Woodfield Financial Center	Office	NAP	NAP	N	N	Y(19)	N	97.8%	100.0%	97.8%	100.0%
SMC	6/9/2021	4/16/2021	Tucson Self Storage Portfolio	Various	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/8/2021	1/24/2020	West Volusia Town Center	Retail	Y	Y	N	N	Y(20)	N	100.0%	100.0%	99.2%	97.6%
SMC	5/1/2021	5/27/2021	Oakland Park Festival Center	Retail	NAP	NAP	N	N	N(21)	N	100.0%	100.0%	NAV(22)	NAV(22)
KeyBank	5/21/2021	5/7/2021	Dollar Self Storage #19 - Happy Valley	Self Storage	NAP	NAP	N	N	NAP	N	97.0%	100.0%	95.0%	100.0%
SMC	6/9/2021	5/27/2021	3053 Villa Avenue	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	6/11/2021	5/27/2021	Thunderbird Portfolio	Office	NAP	NAP	N	N	Y(23)	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/8/2021	11/27/2019	Wyndham National Hotel Portfolio	Hospitality	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	5/21/2021	Willows of Grayslake	Multifamily	NAP	NAP	N	N	Y(24)	N	100.0%	100.0%	99.2%	99.3%
SMC	6/11/2021	5/28/2021	2437 Pitkin Avenue	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/21/2021	2/9/2021	Valley Forge Corporate Center	Office	Y	Y	N	N	N	N	100.0%(25)	100.0%(25)	100.0%(25)	100.0%(25)
KeyBank	5/24/2021	6/7/2021	200 Newton Bridge Road	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/8/2021	4/9/2021	Finn's Mobile Home Park	Manufactured Housing	NAP	Y	N	N	N	N	94.9%	95.9%	94.5%	94.8%
KeyBank	5/21/2021	5/7/2021	Dollar Self Storage #17 - Chandler	Self Storage	NAP	NAP	N	N	NAP	N	93.0%	100.0%	98.0%	100.0%
SMC	6/9/2021	5/28/2021	Highland Office Building	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/21/2021	5/11/2021	Dollar Self Storage #12 - Las Vegas	Self Storage	NAP	NAP	N	N	NAP	N	95.0%	100.0%	93.0%	100.0%
KeyBank	5/24/2021	5/5/2021	Ventura Storage	Self Storage	NAP	NAP	N	N	NAP	N	93.0%	100.0%	95.0%	100.0%
Barclays	6/16/2021	6/1/2021	Pero Multifamily Portfolio	Multifamily	NAP	NAP	N	N	N	N	100.0%(26)	100.0%(26)	100.0%(26)	100.0%(26)
SMC	6/3/2021	4/28/2021	Park Place Apartments	Multifamily	NAP	NAP	N	N	N	N	99.2%(12)	99.2%(12)	99.2%(12)	99.2%(12)
SMC	6/9/2021	5/14/2021	205 Frost Street & 171 Bayard Street	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	3/30/2021	Thrive Living Home Apartments	Multifamily	NAP	Y	N	N	N(27)	N	95.0%	95.0%	95.0%	95.0%
KeyBank	5/24/2021	5/12/2021	Enumclaw Plateau Self Storage	Self Storage	NAP	NAP	N	N	NAP	N	99.0%	99.0%	99.0%	99.0%
UBS AG	6/8/2021	5/21/2021	Kohl's - Menomonee Falls	Retail	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/8/2021	3/31/2021	Fresenius – Chandler	Office	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/25/2021	6/4/2021	Hooper Industrial	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	6/1/2021	6/8/2021	830-840 Plaza	Retail	NAP	NAP	N	N	Y(28)	N	NAV(29)	NAV(29)	100.0%	100.0%
KeyBank	6/2/2021	6/4/2021	Grandshire Estates MHC	Manufactured Housing	NAP	NAP	N	N	NAP	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/24/2021	6/10/2021	Corporate Plaza	Leased Fee	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	6/4/2021	3/19/2021	APC Amarillo	Office	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	5/4/2021	980 American Pacific	Industrial	NAP	NAP	N	N	Y(30)	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/9/2021	6/2/2021	SSA Austin	Office	NAP	NAP	N	N	N	N	100.0%(31)	100.0%(31)	100.0%(31)	100.0%(31)
KeyBank	5/24/2021	6/2/2021	Congress Center North	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
KeyBank	5/24/2021	5/27/2021	Cliff Drive Medical Plaza	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%

Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	April Debt Service Payment Received (Y/N)(2)	May Debt Service Payment Received (Y/N)(2)	Forbearance or Other Debt Service Relief Requested (Y/N)(3)	Other Loan Modification Requested (Y/N)(3)	Lease Modification or Rent Relief Requested (Y/N)(4)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making Full April Payment (%)	UW April Base Rent Paid (%)	Occupied SF/Unit Making Full May Payment (%)	UW May Base Rent Paid (%)
UBS AG	6/8/2021	4/29/2021	7-Eleven Charlotte	Retail	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	6/15/2021	4/28/2021	625 Route 83	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	3/30/2021	Deluxe MHC	Manufactured Housing	NAP	Y	N	N	N	N	98.1%	98.1%	96.2%	96.2%
Barclays	6/11/2021	5/13/2021	Hydra Warehouse	Industrial	NAP	NAP	N	N	N	N	NAP(32)	NAP(32)	100.0%	100.0%
UBS AG	6/10/2021	5/25/2021	ACAM Self Storage	Self Storage	NAP	NAP	N	N	N	N	97.0%	94.9%	92.7%	92.9%
SMC	6/15/2021	5/21/2021	Lock & Leave Self Storage San Bernardino	Self Storage	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	6/11/2021	3/4/2021	Storage Max Brentwood	Self Storage	NAP	Y	N	N	N	N	NAP	99.5%	NAP	99.7%
SGFC	6/11/2021	3/30/2021	Santa Fe MHC	Manufactured Housing	NAP	Y	N	N	N	N	95.1%	95.4%	92.7%	93.2%
SMC	6/11/2021	5/11/2021	Islandview Apartments	Multifamily	NAP	NAP	N	N	N	N	97.2%(12)	97.2%(12)	97.2%(12)	97.2%(12)
Barclays	6/11/2021	5/19/2021	Town & Country Self-Storage	Self Storage	NAP	NAP	N	N	N	N	93.3%(12)	93.3%(12)	95.6%(12)	95.6%(12)
KeyBank	6/4/2021	4/8/2021	First Street Storage	Self Storage	NAP	NAP	N	N	NAP	N	100.0%	100.0%	100.0%	100.0%

(1)	The table contains information regarding the status of the Mortgage Loans and of the related Mortgaged Properties, in each case as of the date found in the “Information as-of Date” column below. The information provided in the columns labeled “Lease Modification or Rent Relief Requested (Y/N)”, “PPP Loan Received by Borrower (Y/N)”, “Occupied SF/Unit Making Full April Payment (%)” and “Occupied SF/Unit Making Full May Payment (%)” as well as the information found in the footnotes to the table (such information collectively, the “Borrower Information”) was provided by the related borrower sponsors via phone conversations and email communications. The Borrower Information has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurances that the Borrower Information was comprehensive and accurate when received, or as of the date of this term sheet. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—COVID-19 Considerations” in the Prospectus.

The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the Certificates. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	Some loans are newly originated and therefore, the April Debt Service Payment Received (Y/N) and May Debt Service Payment Received (Y/N) fields are not applicable. See Annex A-1 for each loan’s first payment date.

(3)	Forbearance or Other Debt Service Relief Requested (Y/N) and Other Loan Modification Requested (Y/N) reflect situations where a request was made and not withdrawn.

(4)	Lease Modification or Rent Relief Requested (Y/N) excludes residential tenants and self-storage tenants and includes any commercial tenant that has requested a lease modification or rent relief.

(5)	Steak 48 (4.5% of UW Base Rent) commenced operations in September 2020. On November 22, 2020, the City of Philadelphia enacted a measure that prohibited indoor dining at restaurants in response to COVID-19. To comply with the City of Philadelphia’s measure, Steak 48 was forced to close. Indoor dining was allowed to resume in Philadelphia on January 15, 2021 and Steak 48 is currently open. The borrower sponsors reached an agreement with Steak 48 on a COVID payment plan to recoup payments missed while indoor dining restrictions were in place. Commencing January 1 through March 31, 2021, Steak 48 began paying 50% of base rent (with the remaining 50% of rent deferred). Commencing on April 1, 2021, 100% of rent payments and any deferred rent are expected to be paid in 12 equal installments.

(6)	A cash management trigger period is anticipated to occur under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a debt service coverage ratio trigger as early as July 2021, after which all cash will be swept into a cash management account in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guarantying all amounts required to be deposited into the excess cash flow reserve in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents.

(7)	Raw Fitness (3.1% of NRA, 3.2% of UW Base Rent) has been making reduced rental payments since August 2020. Raw Fitness paid $6,500 per month from August 2020 through January 2021, approximately $6,349 per month in February 2021 and March 2021 and began paying $8,500 per month in April 2021. Raw Fitness will continue paying its reduced rent through January 2022 at a rate of $8,500 per month. Raw Fitness’s unabated rent for 2021 is approximately $11,674 per month.

(8)	Occupied SF/Unit Making Full April Payment is based on the reported collection loss information for the trailing 12 months through April 2021. Based on YE 2020 information, 99.9% of gross potential rent was collected at the Mortgaged Property. Occupied SF/Unit Making Full May Payment information is currently unavailable due to the borrower sponsor’s reporting cycle.

(9)	The borrower sponsor reported that Kings Café (1.9% of NRA, 1.7% of UW Base Rent) received a $2,500 rent deferment in May 2021, which is required to be repaid when the D.C. Department of General Services tenant is back in full utilization of its space. The Mayor of D.C. announced that by June 7, 2021, up to 50% of D.C. government employees will return to work in their offices. By July 12, 2021, all employees will be required to be back at work. Kings Café represents 1.7% of UW Annual Rent and the May 2021 rent deferment represents less than 0.1% of the annual underwritten rent.

(10)	For April 2021, tenants representing approximately 84.4% of the occupied square footage at the 80 Richards Street Mortgaged Property and approximately 97.8% of April’s base rent made their rental payments. Tenants paying partial rent for April 2021 include Filmtrade Equipment Rentals Inc (94.3% of April’s base rent), City Glass & Architectural Metal Gc Inc (98.2% of April’s base rent) and JH Studio LLC (75.7% of April’s base rent) (collectively representing 15.6% of NRA and 15.1% of UW Base Rent). For May 2021, tenants representing approximately 80.8% of the occupied square footage at the 80 Richards Street Mortgaged Property and approximately 94.2% of May’s base rent made their rental payments. Tenants paying partial rent for May 2021 include Filmtrade Equipment Rentals Inc

(94.3% of May’s base rent), City Glass & Architectural Metal Gc Inc (50.0% of May’s base rent), JH Studio LLC (75.7% of May’s base rent), Caroline Z Hurley LLC (96.0% of May’s base rent) and Greene Naftali Gallery Inc (17.2% of May’s base rent) (collectively representing 19.2% of NRA and 18.8% of UW Base Rent).

(11)	Del Taco (25.7% of NRA, 16.8% of UW Base Rent) was granted deferred April 2020 rent equal to $52,620 and has since become current; PGM Holdings (20.6% of NRA, 22.8% of UW Base Rent) was granted deferred rent of $138,935 from June 2020 to September 2020 and has since become current; Hometown Equity Mortgage (10.7% of NRA, 12.1% of UW Base Rent) was granted 10 months of abated rent equal to half of its monthly base rent was ($157,290 in total base rent) in exchange for adding an additional 5 months of term to the term of its lease. Columbia Dream Partners (3.8% of NRA, 4.6% of UW Base Rent) was granted 4.5 months of abated rent ($30,856 of total base rent) beginning in March 2021 so long as the tenant remains current on rent payments.

(12)	Occupied SF/Unit Making Full April/May Payment and UW April/May Base Rent Paid (%) are based on actual collections from April 30, 2021 and May 31, 2021, respectively.

(13)	According to the borrower sponsor, Bass Pro (100.0% of NRA, 100.0% of UW Base Rent) was forced to close indoor shopping for all of April 2020 and re-opened in May 2020. In April 2020, the borrower sponsor agreed to defer 25% of the base rent for the months of May 2020 through November 2020, with repayment to occur over an 18-month period commencing in January 2021. As of June 17, 2021, Bass Pro has made six months of payment in which full base rent and an installment of deferred rent was repaid. The total amount of deferred rent was $275,917, of which $76,644 (27.8%) has been repaid.

(14)	Three tenants collectively totaling 3.8% of NRA and 4.9% of UW Base Rent requested and received rent relief. Krel Wear (1.1% of NRA, 1.1% of UW Base Rent) and Deborah Wecselman Design (1.3% of NRA, 1.6% of UW Base Rent) each received two months of deferred rent (approximately $4,680 and $7,000 based on UW Base Rent, respectively), and Circular Gallery (1.3% of NRA, 1.8% of UW Base Rent) received four months of deferred rent (approximately $14,400 based on UW Base Rent). Krel Wear and Deborah Wecselman Design have been paying full rent since August 2020, and Circular Gallery has been paying full rent since December 2020. All three tenants have fully paid back the deferred rent.

(15)	Although April and May collections were reported, an accurate estimate of the percentage of Total Occupied SF/Unit Making Full Rent Payment (%) for April and May cannot be determined for the Kings Plaza Mortgage Loan based on the source documentation of the rent collection reports received from the borrower sponsor, which only reported the balances for gross amounts due and amounts paid for each tenant. According to the borrower sponsor, 31 tenants, representing approximately 11.3% of total net rentable area and approximately 20.6% of UW Base Rent have executed deferment agreements. As of May 1, 2021, 3 of these tenants, representing approximately 3,662 square feet and 0.8% of UW Base Rent, are not paying rent. JCPenney closed its store at the Kings Plaza Mortgaged Property on October 31, 2020. On May 10, 2021, the borrower sponsor’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call that in the next few weeks, it would be announcing a new department store commitment for the Kings Plaza Mortgaged Property. In addition:

●	The following tenants have not reopened: Master Wok, Nathan's Famous, Haagen Dazs (kiosk) and Starbucks (collectively, 0.8% of NRA and 1.0% of UW Base Rent).

●	The following tenants have vacated the Kings Plaza Mortgaged Property: JCPenney, Clique (kiosk), Fashion to Figure, GNC, Landing Gear, New York & Company, NYX, Parfois and Pounds Lifestyle Boutique (collectively, 13.8% of NRA and 4.6% of UW Base Rent).

●	GNC and JCPenney (collectively 11.9% of NRA and 2.3% of UW Base Rent) have declared bankruptcy and vacated the premises. The Forever 21 lease was assumed with the term extended to 1/31/2023, and such space was underwritten as vacant. The Charlotte Russe (1.0% of NRA and 0.7% of UW Base Rent) lease was assumed with term through 7/31/2021. With respect to ALDO/ALDO Accessories (0.4% of NRA and 1.5% of UW Base Rent), the borrower sponsor anticipates that the tenants will assume the lease.

●	The following tenants are in deferment and not paying rent: Clique, Perfume Point, Vistasite Eye Care (collectively, 0.7% of NRA and 0.8% of UW Base Rent).

(16)	Eight tenants collectively totaling 11.1% of NRA and 12.5% of UW Base Rent requested and received rent relief and are each on a repayment plan negotiated with the borrower sponsor. Lotus Lounge (2.0% of NRA, 2.2% of UW Base Rent) received three months of partial rent deferment, totaling approximately $6,600, Anthony’s Pizza (1.2% of NRA and 2.1% of UW Base Rent) received three months of partial rent deferment, totaling approximately $6,000, Sanaa Hookah Lounge (2.4% of NRA, 1.1% of UW Base Rent) received three months of partial rent deferment, totaling $3,000, Sarafine Service (0.5% of NRA and 0.6% of UW Base Rent) received six months of rent deferment, totaling approximately $6,900, James Brown (1.8% of NRA and 1.1% of UW Base Rent) received two months of rent deferment, totaling approximately $4,300, Glanville Dixon & Javonnie Edwards (Indian Restaurant) (1.1% of NRA and 1.4% of UW Base Rent) received five months of rent deferment and two months of partial rent deferment, totaling approximately $18,000, Claudette Gayle Fay (0.7% of NRA and 0.7% of UW Base Rent) received three months of partial rent deferment, totaling approximately $1,500 and Yonkers Fried Chicken (1.4% of NRA, 3.2% of UW Base Rent) received four months of deferred rent, totaling approximately $24,800. All eight tenants agreed to a repayment schedule with the borrower sponsor and are in the process of repaying its deferred rent. Additionally, all eight tenants have been current on rent since December 2020.

(17)	International SOS (45.0% of NRA, 40.1% of UW Base Rent) was provided a one-time rent deferment in May 2020 and June 2020, which was repaid in November 2020 and December 2020. In addition, the Suez WTS USA, Inc.’s lease (55.0% of NRA, 59.9% of UW Base Rent) commenced in December 2020. Suez was only responsible for payment of utilities during a five--month rent abatement period from December 2020 through April 2021, which was paid in full.

(18)	Occupied SF/Unit Making Full April/May Payment and UW April/May Base Rent Paid (%) is based on collections information received by the borrower sponsor.

(19)	Hemisphere Travel, Inc. (2.2% of NRA, 2.8% of UW Base Rent) requested rent relief at the onset of COVID-19 in March 2020 and has not been making rent payments. The borrower is currently negotiating with Hemisphere Travel, Inc. to extended its lease by an additional two years in exchange for seven months of free rent. Repayment terms for the remaining rent have yet to be negotiated and are not expected to be finalized as of the date of this term sheet. Hemisphere Travel, Inc. was underwritten as vacant and is not attributed any UW Base Rent.

(20)	Several tenants have renewed, modified, and amended their leases since loan origination to address past due accounts receivable. Bath & Body Works, Kay Jewelers, Ross Dress for Less and Petco Animal Supplies, collectively representing approximately 48.4% of NRA and 45.4% of UW Base Rent, have executed formal lease amendments to address past due rent and therefore are not considered delinquent. The majority of rent has been repaid. Please see summary below:

●	Bath & Body Works (2.0% of NRA, 3.0% of UW Base Rent): Tenant is paying 50% of base rent to the borrower for outstanding rent owed for April, May and June 2020. Additionally, 100% CAM, real estate tax, and rental/sales tax for April, May and June 2020 are included in the temporary deferral payment. The total temporary deferral payment is being paid over a 12-month period in equal monthly installments of $681.91, which commenced July 1, 2020 (ending June 1, 2021). As of May 2021, total rent outstanding is $509.73 relating to one month.

●	Kay Jewelers (1.5% of NRA, 2.3% of UW Base Rent): Tenant is paying 100% of base rent to the borrower for outstanding rent owed for April, May and June 2020. The 5-month deferral payment is $1,912.51 which commenced in February 1, 2020 (ending June 1, 2021). As of May 2021, total base rent outstanding is $1,912.49 relating to one month’s rent.

●	Petco Animal Supplies Stores (9.8% of NRA, 15.3% of UW Base Rent): Tenant is deferring 50% of rent for April and May 2020. As of May 2021, total base rent outstanding is $1,917.53 relating to one month’s rent.

●	Ross Dress for Less (19.6% of NRA, 21.0% of UW Base Rent): Tenant is paying 100% of base rent owed for May, June, and July 2020. Reimbursements are not included in the deferred amount. Tenant is paying $7,955.53 in 12 equal monthly installments commenced on September 1, 2020 and is ending in August 1, 2021. Ross Dress for Less paid additional rents that were past-due concurrently with the execution of the lease amendment. As of May 2021, total base rent outstanding is $23,866.62 relating to one month’s rent.

●	Bed, Bath and Beyond (16.2% of NRA, 6.9% of UW Base Rent) modified its lease to reduce rents from $6.50 PSF to $5.00 PSF gross. The borrower has agreed to provide a 3 month rent concession (totaling $40,625) and the pending lease amendment is retroactive as of 7/1/2020 (an estimated $31,250.03 for 10 months is credited to tenant).

●	Base rent outstanding for Famous Footwear (4.7% of NRA, 7.4% of UW Base Rent) is $22,625.00 relating to April 2020 and May 2020. Famous Footwear has continued to pay base rents since. Base rent outstanding for Planet Smoothie (2.4% of UW Base Rent) is $3,486.56 relating to May 2021.There is no amendment in place to address outstanding accounts receivable for Planet Smoothie and Famous Footwear.

(21)	The previous owner indicated three tenants, Crunch Fitness, Bossom Laundry and Phu Chong Pham (Vanny Nails), collectively representing 25.8% of NRA and 27.0% of UW Base Rent, restructured rent in the spring of 2020 (no rent forgiveness was granted; Crunch Fitness and Phu Chong Pham (Vanny Nails) applied security deposits to pay rent, while Bossom Laundry entered into a payment schedule for one month of deferred rent to be used from its security deposit). All tenants are now current with no continuing payment issues.

(22)	Due to the timing of the acquisition of the Mortgaged Property, May information is not available.

(23)	Three tenants totaling 19.3% of NRA and 23.5% of UW Base Rent requested rent relief. Altrain Dental Assisting Academy (9.8% of NRA, 13.8% of UW Base Rent) received a one-month abatement for May 2020. In conjunction with a four-year lease extension through July 31, 2025, Pediatric Specialists (3.1% of NRA, 3.3% of UW Base Rent) received three months of rent abatement for May 2020, June 2020 and July 2020. Zinn Grins, PLLC (6.4% of NRA, 6.4% of UW Base Rent) reached an agreement with the borrower to apply a portion of the TI allowance it was owed to rent and reimbursements for May 2020 and June 2020. All three tenants have been paying full rent since the end of the rent relief periods described above.

(24)	Five tenants (4.0% of total units) had collection issues since March 2020 due to COVID-19. As of June 14, 2021, each of these tenants has been current on their rent payments. The borrower sponsor reported that one tenant (0.8% of total units) has not paid May 2021 rent totaling $1,065 (0.7% of the base rent based on the May 1, 2021 rent roll) and expects the tenant to pay imminently.

(25)	McCumber Daniels (7.3% of NRA, 7.2% of UW Base Rent) is in a rent abatement period through May 2021. The tenant has made its full June 2021 rent payment.

(26)	Information was provided by the borrower sponsor as of June 16, 2021.

(27)	The borrower sponsor reported that the tenants at two units (Units 14 and 15) did not make April 2021 or May 2021 rents. The borrower sponsor reported that the tenant in Unit 14 has been going through the eviction process and that such tenant vacated the Mortgaged Property during the week of 5/31/2021. The tenant at Unit 15 also vacated the Mortgaged Property during the week of 5/31/2021 as well. The borrower sponsor reported that it anticipates that both units will be rented to new tenants by the end of June 2021.

(28)	Two tenants, totaling 5.8% of NRA and 6.4% of UW Base Rent, were granted partial rent relief totaling less than $5,000 in March and April of 2020.

(29)	The prior owner of the Mortgaged Property did not provide any historical information regarding rents collected.

(30)	Three tenants requested, and were granted, deferred rent relief during the onset of COVID-19. Each tenant executed a letter of deferment, agreeing to pay back the deferred rent in equal monthly installments. The tenants include Seeding Theatre (8.8% of NRA, 8.7% of UW Base Rent) (4 months deferred; $9,367.55 in total; repayment commenced January 2021 for 12 months), Tennis Werx ((8.8% of NRA, 8.1% of UW Base Rent) 1 month deferred; $3,430 in total; repayment commenced in October 2020 for 10 months), and Psyched Fitness (8.8% of NRA, 8.6% of UW Base Rent) (1 month deferred; $4,550 in total; repayment commenced in November 2020 for 12 months in total). According to the borrower sponsor, each of these tenants has been making such repayments according to the agreed-upon terms.

(31)	Social Security Association (100.0% of NRA, 100.0% of UW Base Rent) was granted 6 months’ free rent starting on December 21, 2020. The Mortgage Loan includes a reserve for two months of free rent totaling $129,747 at origination.

(32)	The lease for Hydra Warehouse of Louisville, Inc., the sole tenant, commenced on May 1, 2021.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twenty-seven (27) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the related borrowers have obtained environmental insurance against claims for pollution and remediation legal liability (the “PLL Policy”) from Evanston Insurance Company, with the lenders as named insureds, with per incident and aggregate limits of $25,000,000. The current PLL Policy term expires in 2025. The MGM Grand & Mandalay Bay Whole Loan documents require that the PLL Policy term extend at least two years beyond the date of repayment of the MGM Grand & Mandalay Bay Whole Loan (the “Required PLL Policy Term”), provided that the borrowers may obtain a policy with a term less than the Required PLL Policy Term, so long as the borrowers renew or extend such PLL Policy by the shorter of three years or a term not less than the Required PLL Policy Term within ten business days of the current PLL Policy term expiration.

●	With respect to the Bass Pro Outdoor World Mortgage Loan (2.7%), the ESA identified prior soil and groundwater contamination due to prior use of the Mortgaged Property as a lumber storage and processing facility. The related environmental engineer reported that remediation activities were conducted between 1988 and 1991, which identified elevated levels of certain contaminants in the subsurface. The environmental engineer considers the prior use of the Mortgaged Property a CREC. In order to develop the Mortgaged Property with the current improvements, certain covenants were put in place restricting groundwater use. The most recent sampling event in 2009 indicated that elevated levels of contaminants remain present at the Mortgaged Property. The environmental engineer recommends continued adherence to the restrictive covenants in place restricting groundwater use.

●	With respect to the Miami Ironside District Mortgage Loan (2.5%), the related Phase I ESA identified a REC at the Mortgaged Property in connection with one 10,000-gallon diesel underground storage tank (“UST”) and one 550-gallon diesel UST, which were previously located on the Mortgaged Property. During the UST removal activities in 1988, contaminants were reportedly observed in the groundwater and a release was subsequently reported to the Florida Department of Environmental Protection. Approximately 15 tons of petroleum impacted soil were removed for off-site disposal. Remedial action at the Mortgaged Property began in 1992 with the installation of a groundwater recovery and treatment system, which was followed by the addition of soil vacuum extraction in 1995, and aerobic bioremediation, which was completed in 1999. Post active remediation monitoring was performed at the Mortgaged Property and continued until

2000, which revealed a decrease in levels of groundwater contamination; however, residual contaminants remained. All remedial equipment has since been removed from the Mortgaged Property and the site remained inactive until 2016, when further subsurface investigations were performed in the area of the former USTs. In 2016, a soil boring survey was conducted which revealed no levels of contamination above the applicable soil clean-up target levels. Additionally, one temporary monitoring well was advanced within the vicinity of the former USTs. Groundwater samples revealed that certain contaminants exceeded the groundwater clean-up target level but were below the applicable natural attenuation default concentration level. Based on the results of the 2016 subsurface investigation, a period of natural attenuation monitoring was recommended. Based on the identified groundwater contamination and open regulatory status, the former USTs and open release case associated with the Mortgaged Property represent a REC. Additionally, this release has been accepted into the Early Detection Incentive (“EDI”) program, a state-funded clean-up program. EDI bears the responsibility for conducting further assessment and any necessary remediation, subject to priority ranking. At present, the Mortgaged Property remains inactive because the priority ranking score falls below the active threshold. The ESA reported that no further action is necessary at this time.

●	With respect to the Kings Plaza Mortgage Loan (2.4%), the related Phase I ESA identified a controlled REC (a “CREC”) at the Mortgaged Property related to groundwater and soil contamination from USTs. Six leaking, 15,000 gallon No. 2 fuel oil USTs were removed from the Mortgaged Property in 1997 following the discovery of fuel oil in groundwater monitoring wells. Chlorinated volatile organic compounds were identified in the groundwater at concentrations exceeding the New York State Department of Environmental Conservation (“NYSDEC”) criteria, and the Mortgaged Property was subsequently enrolled in the NYSDEC Voluntary Cleanup Program in 2001. An additional No. 2 fuel oil release occurred in 2006. In 2018 the Mortgaged Property was transferred to the Brownfields Clean Up Program and remedial actions addressing these releases have successfully achieved soil cleanup objectives for commercial use, but residual groundwater contamination above applicable commercial cleanup standards remains. Engineering and institutional controls were implemented at the Mortgaged Property, which included the filing of a deed restriction and environmental easement restricting the Mortgaged Property to commercial and industrial uses.

●	With respect to the ISJ New York Portfolio 1 Mortgage Loan (2.1%), the related Phase I ESA obtained in connection with the origination of the Mortgage Loan identified a REC at the Getty Square Mortgaged Property and recommended conducting confirmatory sampling and reporting tests. An opinion of probable cost dated May 7, 2021 estimated a cost of (i) $6,000 to $10,000 for the confirmatory sampling and reporting and (ii) $4,000 to $8,000 for any required contaminated soil removal. On or before July 1, 2021, the Mortgage Loan documents require the borrower, using a licensed environmental contractor or engineer reasonably satisfactory to the lender (the “Contractor”), to commence and diligently prosecute to completion by no later than 90 days after the origination date of the Mortgage Loan, the closure and removal of the “UST” located on the Mortgaged Property, including undertaking and completing any required environmental investigation and remediation related to such UST closure and removal, in compliance with all legal requirements (including, without limitation, all environmental laws) and deliver to the lender a “no further action” letter with respect to the UST closure and removal; provided, however, if it is not the custom or practice for the governmental authority having jurisdiction over the Mortgaged Property to provide such documentation under the circumstances, then the borrower must provide a report from the Contractor in form and substance reasonably satisfactory to the lender providing that no further remedial, investigative or other action is necessary (provided that if the borrower has commenced to prosecute to completion the closure and removal of the UST within such 90 day period and thereafter is diligently and expeditiously proceeding to complete the same, such 90 day period may be extended by the lender, in its reasonable discretion, for such time as is reasonably necessary for the borrower in the exercise of due diligence to complete the same).

●	With respect to the Icon on Bond Mortgage Loan (1.8%), the related Phase I ESA identified a REC at the Mortgaged Property in connection with the Mortgaged Property’s location in a historically industrial area with numerous adjacent or proximal contaminated properties that have been identified as having soil and groundwater impacts that exceed the Michigan Department of Environmental Quality (the “MDEQ”) criteria. The Mortgaged Property is subject to a declaration of restrictive covenant (the “Restrictive Covenant”), which was obtained from the MDEQ and was recorded in 2004. The Restrictive Covenant prohibits (i) all uses of the Mortgaged Property that are incompatible with the cleanup category under Section 20120a(1) of the Natural Resources and Environmental Protection Act (“NREPA”) as applicable to the then-current use of the Mortgaged Property and (ii) activities on the Mortgaged Property that may result in exposures above the cleanup criteria pursuant to 20120a(1) of NREPA, which include (A) any exposure or other intrusive activity that could affect the integrity of any exposure barrier identified in a remedial action plan or interim response designed to meet criteria for the Mortgaged Property and (B) any construction of wells or other devises to extract groundwater for consumption, irrigation, dewatering, or any other use, except for wells and devices that are part of an MDEQ-approved response activity. Residual contamination from historical uses above the MDEQ criteria is classified as a REC. No further action is required, other than the continued compliance with the Restrictive Covenant. Additionally, Michigan has environmental “safe harbor” provisions within its regulations that provide environmental liability protections for new property owners if specific actions are taken. In the case of foreclosure, the lender or noteholder would be required to prepare a submission (within a specified timeframe of taking title) to take advantage of the “safe harbor” provisions of the Michigan regulations. The new property owner would be indemnified against existing contamination.

●	With respect to the 2437 Pitkin Avenue Mortgage Loan (1.1%), the related Phase I ESA identified groundwater and soil contamination from an above ground storage tank (“AST”) at the Mortgaged Property related to its prior use as an auto repair facility. The related environmental engineer reported that remediation was conducted at the Mortgaged Property, including excavating and removing soil, installing a vapor barrier system, installing an active sub-slab venting system and the implementation of a site management plan for long-term management of engineering and institutional controls including, but not limited to, the restriction of groundwater use, restrictions on disturbance of the soil and the limitation of the use of the land to its current residential use. The environmental engineer considers the prior use of the related Mortgaged Property a CREC. The environmental engineer recommends continued adherence to the requirements of the site management plan.

●	With respect to the 200 Newton Bridge Road Mortgage Loan (1.0%), the ESA identified two RECs at the Mortgaged Property. The environmental engineer identified five releases of transformer oil that occurred between 1995 and 2011 that ranged from 150 gallons to 1,600 gallons. The environmental engineer concluded that the history of heavy industrial manufacturing at the Mortgaged Property, the potential use of PCB contaminated transformer oil at the Mortgaged Property, the risk that additional unreported additional spills that could have occurred at the Mortgaged Property, the historic and current use of mineral oils at the Mortgaged Property and the lack of groundwater data constituted a REC at the Mortgaged Property. The environmental engineer also noted that the historical operations of the Mortgaged Property constituted a second REC due to (i) the lack of information on chemical and waste handling at the Mortgaged Property, (ii) the fact that some of the manufacturing activity that occurred at the Mortgaged Property predated the enactment of many elements of the modern environmental regulatory regime, (iii) the potential for unreported discharges of hazardous substances and (iv) that the Mortgaged Property has been identified as a former hazardous site inventory site and as a Resource Conversation and Recovery Act hazardous waste generator. In lieu of conducting further subsurface investigations, the lender obtained an environmental insurance policy from Great American Insurance Group with an aggregate and individual limit per occurrence of $8,540,000 and a deductible of $25,000. Great American Insurance Group is rated “A+” by A.M. Best. The policy expires in 2034, which is approximately 3 years past the maturity date of the Mortgage Loan.

●	With respect to the Finn’s Mobile Home Park Mortgage Loan (0.9%), the related ESA identified a REC in connection with an active New Jersey Department of Environmental Protection (“NJDEP”) site remediation program (“SRP”) case related to two 10,000-gallon kerosene USTs removed in the 1980s and 1990s due to leaking piping runs and soil contamination. In 2017, approximately 2,773 tons of contaminated soils were excavated from the Mortgaged Property, followed by an in-situ chemical oxidation treatment implemented in 2018 to further treat residual contamination mainly outside the perimeter of the excavated area. Based on subsequent groundwater monitoring results that indicated a significant reduction in contaminant levels, the environmental consultant anticipated the Mortgaged Property will be in compliance with NJDEP soil criteria/standards in the near future. However, until a Response Action Outcome is issued, the SRP listing will remain active. The Mortgaged Property is required to adhere to a Classification Exception Area (“CEA”) and Remedial Action Permit (“RAP”) in connection with the historical groundwater contamination described above. The CEA and REP were modified in 2020 in connection with the reduced contaminant levels noted in the groundwater monitoring results, and the groundwater contamination at the Mortgaged Property is now considered a CREC. The related borrower obtained an Environmental Impairment Liability ("EIL") insurance policy with Great American, naming the lender as an additional insured, with per incident and aggregate limits of $2,000,000, a $50,000 deductible and a term that expires in 2029. The borrower paid the EIL policy premium in full at origination. The borrower also deposited $37,500 into an environmental reserve account to cover continued groundwater monitoring and mitigation plan costs during the loan term, including NJDEP filing fees, annual inspections and biennial certifications.

●	With respect to the 205 Frost Street & 171 Bayard Street Mortgage Loan (0.8%), the 171 Bayard Street ESA identified historic fill material and vapor encroachment conditions at the 171 Bayard Street Mortgaged Property due to prior use of the 171 Bayard Street Mortgaged Property as a manufacturing facility. The related environmental engineer reported that remediation was conducted at the 171 Bayard Street Mortgaged Property and a site management plan for long-term management of engineering controls and residual soil was implemented including the excavation and removing of soil, installation of a vapor barrier system and installation of an active sub-slab depressurization system that is inspected monthly. The environmental engineer considers the prior use of the related Mortgaged Property a CREC. The environmental engineer recommends continued adherence to the requirements of the site management plan.

●	With respect to the Hooper Industrial Mortgage Loan (0.6%), the ESA noted that the Mortgaged Property’s historic use as a automotive repair facility and evidence of heavy surface staining indicated that a REC existed at the Mortgaged Property. The environmental engineer recommended that a Phase II site investigation be conducted at the Mortgaged Property. The Phase II site investigation tested both the groundwater and soil conditions at the Mortgaged Property and determined that both the soil and groundwater had not been impacted by contaminants at levels that required further assessment or remediation.

●	With respect to the 980 American Pacific Mortgage Loan (0.6%), the related ESA identified a REC at the Mortgaged Property in connection with a perchlorate-impacted groundwater plume extending below the Mortgaged Property. According to the ESA, the groundwater plume originates from an offsite source that was impacted by an explosion that destroyed a facility on a nearby property that previously produced ammonium perchlorate. The ESA identified an unaffiliated, third-party, Endeavour LLC, as the responsible party for the REC. According to the ESA, Endeavour LLC and the Nevada Environmental Response Trust are currently remediating the impacted groundwater plume.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the Philadelphia Logistics Center Mortgage Loan (5.2%), the related borrower is performing an estimated $5.07 million renovation at the Mortgaged Property including, among other things, improvements to the roof, parking and HVAC systems and the demolition of an on-site water tower. At origination, the borrower deposited approximately $2,419,973 with the lender.

●	With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.1%), the borrower is performing an estimated $6,449,780 in franchisor-mandated PIPs at the Baymont Inn & Suites – 3475 Union Road, Baymont Inn & Suites – 2300 Valley West Court, Baymont Inn & Suites – 1608 East Business US 60, Baymont Inn & Suites – 95 Spruce Road, Baymont Inn & Suites – 2700 North Diers Parkway, Baymont Inn & Suites – 2006 North Merrill Avenue, Baymont Inn & Suites – 100 15th Street Southeast, Travelodge – 800 West Laramie Street, Baymont Inn & Suites – 1051 North Market Street, Super 8 – 2545 Cornhusker Highway, Super 8 - 720 Royal Parkway, Baymont Inn & Suites – 451 Halligan Drive, Baymont Inn & Suites – 2005 Daley Street, Travelodge – 1177 East 16th Street, Baymont Inn & Suites – 6390 US-93, Baymont Inn & Suites - 35450 Yermo Road and Baymont Inn & Suites – 1731 South Sunridge Drive Mortgaged Properties. At origination, the borrower reserved $7,417,247 (representing approximately 115% of the estimated cost of the franchisor-mandated PIP, generally including upgrades to common areas, guest rooms, exteriors and landscaping) into a PIP reserve in connection with such renovations.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than twenty-seven (27) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the 2100 MLK SE Mortgage Loan (3.5%), the related borrower sponsors and non-recourse carve-out guarantors or their affiliates are defendants to certain outstanding litigation unrelated to the Mortgaged Property, including an action by a condominium association claiming a failure to maintain certain condominium amenities for which a final judgment against Bath Club Entertainment, an affiliate of the borrower sponsor, was granted in February 2021 in the amount of $1,010,000. According to the related borrower sponsors, a motion for rehearing the final judgment has been filed and certain counterclaims are pending against the plaintiff that may partially offset the final judgment. In addition, an action has been filed against the borrower sponsors, among others, claiming, among other things, breach of contract, breach of the covenant of good faith and fair dealing and fraudulent and intentional misrepresentation in connection with the ouster of the plaintiff, a private third-party, as a partner in the proposed purchase and development of a parcel of land owned by the District of Columbia. The plaintiff is seeking tort-related damages of $25,000,000, breach of contract-related damages of $5,000,000 and punitive damages of $100,000,000. According to the related borrower sponsors, certain of the individual claims, including breach of contract, have been dismissed and the defendants have filed a counterclaim against the plaintiff seeking damages due to the subsequent collapse of the project due to certain alleged actions of the plaintiff. The related borrower sponsors have an approximate collective net worth and liquidity of $950,000,000 and $32,000,000, respectively; however, we cannot assure you that the foregoing litigation will not have a material adverse impact on the related borrower, the related non-recourse carve-out guarantors or the related Mortgaged Property.

●	With respect to the Diamond Ridge Mortgage Loan (2.8%), the borrower sponsor is subject to multiple pending lawsuits in connection with properties other than the Mortgaged Property. The first pending lawsuit is brought by the estate of a former tenant at a property other than the Mortgaged Property in connection with a shooting at such other property. The plaintiff is seeking $1,000,000 in damages. The second pending lawsuit involves a former tenant at a property other than the Mortgaged Property in connection with an injury resulting from falling drywall, and the amount of damages being sought are unknown. The third pending lawsuit is brought by the estate of a former tenant at a property other than the Mortgaged Property in connection with a wrongful death claim. The plaintiff is claiming an unspecified amount in damages. The fourth pending lawsuit is brought by a former tenant at a property other than the Mortgaged Property alleging claims of negligence and vicarious liability in connection with an injury resulting from a shooting at such other property.

●	With respect to the ISJ New York Portfolio 1 Mortgage Loan (2.1%), Uzi Shvut, one of the borrower sponsors, is named as a defendant in ongoing action brought by People’s United Bank in November 2020. People’s United Bank alleges that it is owed the sum of approximately $1.35 million (plus interest and other charges and fees) on a note collateralized by a commercial building unrelated to the Mortgaged Property and guaranteed by Mr. Shvut. Mr. Shvut answered the complaint generally denying People’s United Bank’s allegations and asserting affirmative defenses. According to the filings, the building which secured the note was destroyed by fire on

April 17, 2019. According to Mr. Shvut, the majority of the insurance proceeds received were expended for the safe demolition of the building in accordance with the loan documents with People’s United Bank. Additionally, Mr. Shvut claims that he received approval on his plans from the city’s building department to rebuild the property; however, he is waiting for the matter to be settled with People’s United Bank before he begins to rebuild the building. According to Mr. Shvut, he continued to make debt service payments out of pocket on the property up until the point when litigation was threatened in early 2020.

●	With respect to the West Volusia Town Center Mortgage Loan (1.4%), the related borrower sponsor and non-recourse carve-out guarantor is a defendant to certain outstanding litigation related to the borrower sponsor, the borrower and the Mortgaged Property, brought by a real estate agent claiming to have previously owned a membership interest in the sole member of the borrower (both individually and as a derivative action on behalf of the sole member), in connection with the sale and purchase of such membership interests to a purchaser owned by the borrower sponsor and an affiliate. The plaintiff alleges breach of fiduciary duty, waste and theft of corporate opportunities, unjust enrichment and fraud, claiming that (i) the value of the property owned by the borrower (and in turn, the value of the membership interests to be purchased under the related purchase and sale agreement) and (ii) the identity of the entity purchasing the membership interests of the borrower, were withheld from him. The plaintiff seeks damages in excess of $9,500,000 and imposition of a constructive trust in his favor (and for the benefit of the sole member in which he claimed to have held an interest) upon all of the borrower’s assets, including but not limited to the Mortgaged Property. According to the borrower sponsor, the borrower sponsor and the affiliate filed a motion to dismiss. We cannot assure you that the foregoing litigation will not have a material adverse impact on the related borrower, the related non-recourse carve-out guarantor or the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Forty-two (42) of the Mortgage Loans (collectively, 64.3%) were originated in connection with borrower’s refinancing of a previous mortgage loan.

●	Twenty (20) of the Mortgage Loans (collectively, 28.4%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.

●	Two (2) of the Mortgage Loans (collectively, 7.3%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Montecito Tower, Berkshire Corporate Center, Palm Terrace, Miami Ironside District, Century Storage Portfolio I, ISJ New York Portfolio 1, 3600 Horizon, Century Storage Portfolio II, Icon on Bond, Woodfield Financial Center, West Volusia Town Center, Thunderbird Portfolio, Thrive Living Home Apartments, Enumclaw Plateau Self Storage, Grandshire Estates MHC, APC Amarillo, 625 Route 83, Deluxe MHC, Lock & Leave Self Storage San Bernardino and Santa Fe MHC Mortgage Loans (collectively, 31.1%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans with related borrowers, we note the following:

●	With respect to the Montecito Tower Mortgage Loan (3.9%), the Mortgaged Property was developed during the 2007-2008 financial crisis and completed in 2009. The developer was foreclosed upon during the financial crisis before the Mortgaged Property was ever occupied or had spaces built out for any tenants. The original principal balance of the related Mortgage Loan on the Mortgaged Property was $35 million. The lender subsequently sold the Mortgaged Property through a foreclosure auction to an unrelated borrower in 2011 for $5.7 million.

●	With respect to the Palm Terrace and the APC Amarillo Mortgage Loans (collectively, 3.5%), the related borrower sponsor, Jeff Pori, previously sponsored a property securing a loan that went into default and was subject to a foreclosure proceeding in which the related lender, Bank of America, obtained an approximate $6.0 million deficiency judgment. After failing to reach a settlement with Bank of America, Mr. Pori, one of the related recourse guarantors under the loan, filed for bankruptcy in 2012. Mr. Pori exited bankruptcy in 2013.

●	With respect to the Berkshire Corporate Center Mortgage Loan (3.0%), borrower sponsors Matthew J. and William Felton went into default on one loan that was securitized in the JPMCC 2007-CB19 transaction and had an outstanding balance of $8.4 million. The loan was transferred to special servicing in July 2016 for imminent default due to the largest tenant’s indication of its intention to vacate the property. The borrower sponsors subsequently received an offer from a buyer to purchase the related property for $8.1 million and proposed a discounted payoff in July 2016 with the servicer. The three week appraisal process combined with delays from the servicer resulted in the potential buyer withdrawing its offer. The servicer ultimately foreclosed on the asset and a receiver was appointed in January 2017.

●	With respect to the Miami Ironside District Mortgage Loan (2.5%), the borrower sponsor, Ofer Mizrahi, disclosed that he filed for Chapter 11 bankruptcy in July 2012 to restructure all of his debts, which included his personal residential loan and guaranty of commercial loans (including the Mortgaged Property). Mr. Mizrahi’s home caught fire in March 2010, which was encumbered by a personal residential loan, and was cross-defaulted with several commercial loans, which were all held with Regions Bank. The insurance proceeds did not cover all of the damage and Regions Bank did not want to fund the construction proceeds to rebuild. As a result, a default was called. The borrower sponsor never stopped making debt service payments and all loans were eventually settled and obligations released in 2016.

For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID-19 Considerations”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Six (6) of the Mortgaged Properties (collectively, 18.8%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property.

●	Eleven (11) of the Mortgaged Properties (collectively, 13.7%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionally Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Morris Corporate Center, Philadelphia Logistics Center, Montecito Tower, Berkshire Corporate Center and 80 Richards Street.

The Mortgaged Properties identified in the table below are occupied by a single tenant (or occupied substantially by a single tenant) under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of ARD Loans), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Philadelphia Logistics Center	5.2%	No	12/31/2031	7/1/2031
625 Route 83	0.5%	No	3/31/2030	5/6/2031
Hydra Warehouse	0.5%	No	4/30/2031	6/6/2031

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Morris Corporate Center, Philadelphia Logistics Center, Montecito Tower, 2100 MLK Avenue SE, 80 Richards Street, Palm Terrace and Kings Plaza.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
2100 MLK Avenue SE	3.5%	D.C. Department of General Services	93.6%	96.1%
Woodfield Financial Center	1.7%	Federal Bureau of Investigation	8.6%	11.0%
SSA Austin	0.6%	Social Security Administration	100.0%	100.0%
Congress Center North	0.6%	Department of Elder Affairs (DEA)(1)	8.1%	11.5%

(1)	The tenant will have the right to terminate the lease, without penalty, in the event a state-owned building becomes available to the tenant for occupancy upon giving six months prior written notice.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the Montecito Tower Mortgage Loan (3.9%), Alverson Taylor & Sanders, the second largest tenant at the Mortgaged Property, subleases 1,500 square feet to CoWorks, LLC through November 30, 2021 at a current rental rate of $12.00 per square foot. Underwriting is based on the prime rent and prime lease, which expires September 30, 2025.

●	With respect to the APC Amarillo Mortgage Loan (0.6%), Advanced Pain Care, the sole tenant at the Mortgaged Property, subleases 24.1% of the net rentable area of the Mortgaged Property to Amarillo Pediatric Clinic, PLLC. The Mortgaged Property was underwritten based on the prime lease and the in-place rent roll.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 to this prospectus and the accompanying footnotes.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The Philadelphia Logistics Center, 80 Richards Street, Wyndham National Hotel Portfolio – Travelodge – 1710 Jefferson Street, Wyndham National Hotel Portfolio – Travelodge – 8233 Airline Highway, Wyndham National Hotel Portfolio – Travelodge – 2680 Airport Road, Wyndham National Hotel Portfolio – Travelodge – 123 Westvaco Road, Wyndham National Hotel Portfolio –

Baymont Inn & Suites – 100 15th Street Southeast, Wyndham National Hotel Portfolio – Travelodge – 108 6th Avenue and Storage Max Brentwood Mortgaged Properties (collectively, 8.8%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the Philadelphia Logistics Center Mortgage Loan (5.2%), the sole tenant, Cardone Industries, has a right of first offer to purchase all or any portion of the Mortgaged Property in the event of a proposed transfer of such portion of the Mortgaged Property. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.

●	With respect to the 80 Richards Street Mortgage Loan (3.0%), a tenant, Verizon, has a right of first refusal in the event of a proposed transfer to a third party by easement or other legal instrument of an interest in and to that portion of the Mortgaged Property occupied by Verizon, or a larger portion thereof, for the purpose of maintaining communications facilities or the management of such facilities. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.

●	With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.1%), (i) the lodging contracts entered into between the borrower and Union Pacific Railroad Company relating to each of the Travelodge – 1710 Jefferson Street, Travelodge – 8233 Airline Highway and Travelodge – 2680 Airport Road Mortgaged Properties give Union Pacific Railroad Company a right to negotiate to purchase each related Mortgaged Property in the event of a proposed sale of any of such Mortgaged Properties, which does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure, (ii) the Travelodge – 123 Westvaco Road Mortgaged Property is subject to a right of first refusal in favor of a prior owner in the event of a proposed sale or lease of the related Mortgaged Property, which does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in-lieu of foreclosure, (iii) the Baymont Inn & Suites – 100 15th Street Southeast Mortgaged Property is subject to a purchase option in favor of Canadian Pacific, with an option price based on the lesser of (a) the development costs of the related hotel (reduced by 1.12% on each anniversary of the term of the related lodging contract) and (b) an amount between $2,912,059 and $3,229,709, depending on the date of exercise of the purchase option and whether the borrower is required to supply a generator, which does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in-lieu of foreclosure, and (iv) the lodging contract entered into between the borrower and BNSF Railway Company with respect to the Travelodge – 108 6th Avenue Mortgaged Property grants BNSF Railway Company the right to cause the borrower, at the expense of BNSF Railway Company, to relocate the related lodging facility, which does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in-lieu of foreclosure. In the event that the options referenced in clauses (iii) or (iv) above are exercised, the borrower will be required to release the applicable Mortgaged Property in accordance with the terms of the Mortgage Loan documents, including, without limitation, making a prepayment in an amount equal to 120% of the allocated loan amount for such Mortgaged Property plus any applicable yield maintenance premium. In addition, upon such release, the borrower’s obligations under the related rail contract will terminate.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “—Mortgage Pool Characteristics—Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

~~●~~	With respect to the 80 Richards Street Mortgage Loan (3.0%), Idea Nuova Inc., the second largest tenant at the Mortgaged Property and an affiliate of the related borrower, occupies approximately 20.5% of the Mortgaged Property’s net rentable area.

~~●~~	With respect to the Corporate Plaza Mortgage Loan (0.6%), the related ground lessor and ground lessee are affiliates of each other. The related Mortgage Loan was underwritten based only on income derived from the related ground lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans, we note the following:

●	With respect to The Atlantic Mortgage Loan (5.9%), the borrower sponsors own a competitive property known as Presidential City, a four-building luxury apartment complex featuring 1,015 units, that is located approximately seven miles away from The Atlantic Mortgaged Property.

●	With respect to the Morris Corporate Center Mortgage Loan (5.8%), the borrower sponsor owns four competitive properties within a thirty mile radius of the related Mortgaged Property.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the borrower sponsor owns multiple competitive properties within a five mile radius of the related Mortgaged Properties, including the properties known as New York New York and Luxor.

●	With respect to the Miami Ironside District Mortgage Loan (2.5%), the borrower sponsor owns competing properties within five miles of the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Nineteen (19) of the Mortgaged Properties (collectively, 9.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 26% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to thirty (30) Mortgage Loans (collectively, 63.2%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the MGM Grand & Mandalay Bay and Bass Pro Outdoor World Mortgage Loans (collectively, 8.5%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), upon a casualty at the related Mortgaged Properties (i) involving proceeds of less than $50,000,000 or (ii) involving proceeds of $50,000,000 or more where (x) the master tenant elects to restore the affected Mortgaged Property and reasonably demonstrates that the restoration can be completed within four years of the date on which master tenant can reasonably access the affected Mortgaged Property for the purposes of commencing restoration or (y) the master tenant is required by the master lease to restore the affected Mortgaged Property, the lender may not use the proceeds to pay down the Mortgage Loan and instead must make disbursements for restoration of the affected Mortgaged Property to the master tenant so long as it satisfies the conditions in the master lease.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the Mortgage Loan documents permit the borrowers to rely on insurance provided by the sole tenant, MGM Lessee II, LLC, provided that, among other conditions, MGM Lessee II, LLC maintains insurance policies (the “MGM Policies”) on each of the related Mortgaged Properties that satisfy the requirements set forth in the Mortgage Loan documents, except that, so long as the master lease is in effect, the MGM Policies are permitted to vary from the requirements otherwise set forth in the Mortgage Loan documents with respect to (i) the named storm sublimit, which may be no less than $700,000,000 per occurrence (which amount is less than the full replacement cost otherwise required under the Mortgage Loan documents) and (ii) any property or terrorism deductible, which may be no greater than $5,000,000 (which, with respect to the terrorism deductible, is higher than the maximum terrorism deductible of $500,000 otherwise provided for under the Mortgage Loan documents).

●	With respect to the Willows of Grayslake Mortgage Loan (1.1%), the Mortgage Loan documents permit the borrower to rely on insurance coverage obtained by the related condominium regimes; provided, however, that in the event any such insurance does not satisfy the requirements of the Mortgage Loan documents, the Mortgage Loan documents require the borrower to obtain (i) any additional coverage on an excess and contingent basis as may be necessary to cover any gaps in coverage between the insurance policies obtained by any applicable condominium regime and that required under the Mortgage Loan documents or (ii) primary coverage in the event any applicable condominium regime does not provide all or any portion of the coverages required under the Mortgage Loan documents.

●	With respect to the 200 Newton Bridge Road Mortgage Loan (1.0%), the related Mortgage Loan documents provide that the sole tenant Power Partners, LLC (“Power Partners”) is responsible for obtaining insurance coverage at the related Mortgaged Property. The insurance coverage obtained by Power Partners names the related borrower and lender as a loss payee on the property coverage and as additional insured on the property liability coverage. If at any time during the term of the related Mortgage Loan: (i) any Power Partners trigger event exits; (ii) Power Partners fails to maintain the required insurance coverage under its related lease; or (iii) the Power Partners lease is not in full force and effect or is terminated or modified so that Power Partners does not have the absolute obligation to rebuild the Mortgaged Property at its sole cost and expense with no period of rent abatement or right to terminate its lease in the event of a casualty, then the related borrower will be required to obtain and maintain or cause to be obtained and maintained insurance policies complying with the provisions of the Mortgage Loan documents.

●	With respect to the Corporate Plaza Mortgage Loan (0.6%), the related Mortgage Loan documents provide that 771 Corporate Drive Real Estate, LLC and 771 Corporate Drive Leasing LLC (collectively, the “Ground Lease Tenant”) are responsible for obtaining insurance coverage at the related Mortgaged Property. So long as (i) the ground lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the ground lease, and (iii) the Ground Lease Tenant continually maintains insurance coverage for the related Mortgaged Property that is no less than the insurance coverage maintained by Ground Lease Tenant on the origination date (including without limitation, naming the lender as a loss payee) and there are no other changes to such insurance coverage, then the related borrower will be deemed in compliance with the insurance requirements set forth in the related Mortgage Loan documents. If any of the forgoing conditions fail to remain satisfied at any time during the term of the Mortgage Loan, then the related borrower will be required to obtain, at the related borrower’s sole cost and expense, all insurance required by the related Mortgage Loan documents (or such other insurance acceptable to the lender in its sole and absolute discretion) and otherwise satisfying the requirements of the related Mortgage Loan documents in an amount sufficient to provide coverage that will pay proceeds in an amount sufficient to fully restore the related

Mortgaged Property and all improvements to the Mortgaged Property. Such insurance will either be (x) “primary” insurance coverage in the event that Ground Lease Tenant does not provide the applicable insurance coverage required under the related Mortgage Loan documents, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, in the event that Ground Lease Tenant does not have sufficient coverage to meet the requirements of the related Mortgage Loan documents, as will be necessary to bring the insurance coverage for the related Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents. The related borrower is required to furnish annually, together with its annual financial statements, a statement certifying that all of the conditions set forth above remain satisfied.

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to The Atlantic Mortgage Loan (5.9%), the Mortgaged Property is subject to a facade preservation easement pursuant to which the borrower is prohibited from altering the facade and is required to restore the improvements to their prior historic appearance in the event of damage.

●	With respect to The Atlantic Mortgage Loan (5.9%), the 1523-1525 Spruce Street Mortgaged Property is legal non-conforming as to use as a parking garage and the 258-262 South Broad Street Mortgaged Property is legal non-conforming due to parking at such Mortgaged Property being deficient by 80 parking spaces. The 1523-1525 Spruce Street Mortgaged Property was developed and constructed under the previous zoning ordinance and was in compliance with all applicable codes at the time of its final inspection. Under the current zoning code, the use of the 1523-1525 Spruce Street Mortgaged Property as a parking garage is no longer permitted by right and requires a special exception approval. If any legal non-conforming structure is destroyed, it may be restored to its prior non-conforming use provided that such restoration commences within three years after the date of such destruction and is completed without interruption. Law and ordinance coverage has been obtained for each Mortgaged Property.

●	With respect to the Triwinds Portfolio Mortgage Loan (2.5%), the Chico MHP Mortgaged Property, the Paso Robles Mobile Village Mortgaged Property and the Portside Brookings RV Park Mortgaged Property were constructed prior to the adoption of the current zoning code and are considered a pre-existing legal non-conforming use. For the Portside Brookings RV Park Mortgaged Property, the property may be restored “as is” after a casualty if such restoration is completed within a year of the casualty. For the Chico MHP Mortgaged Property, if the repair or replacement of the damaged portion of the structure will exceed 50% of the total square footage of the structure, then such Mortgaged Property is required to be reconstructed in conformity with the applicable zoning requirements. For the Paso Robles Mobile Village Mortgaged Property, if the repair or replacement of the damaged portion of the structure will exceed 50% of the total market value of the structure, then such Mortgaged Property is required to be reconstructed in conformity with the applicable zoning requirements. Law and ordinance coverage has been obtained for the related Mortgaged Properties.

●	With respect to the 3053 Villa Avenue Mortgage Loan (1.2%), the related borrower has applied for, and the Mortgaged Property is expected to benefit from, a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30.0% of the units at the Mortgaged Property for tenants earning no more than 130.0% of the area median income, subject to certain rental restrictions. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations.” The Mortgage Loan was underwritten with the abatement. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations.”

●	With respect to the 2437 Pitkin Avenue Mortgage Loan (1.1%), the Mortgaged Property benefits from a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. In connection with the 421-a tax abatement, the borrower is required to reserve (i) at least 20.0% of the units at the Mortgaged Property for tenants earning no more than 40.0% of the area median income and (ii) at least 10.0% of the units at the Mortgaged Property for tenants earning no more than 130.0% of the area median income, subject to certain rental restrictions. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations.” The Mortgage Loan was underwritten with the abatement. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations.”

●	With respect to the Finn’s Mobile Home Park Mortgage Loan (0.9%), one of the improvements at the Mortgaged Property is a 942 square foot abandoned office building. The borrower is unable to obtain casualty insurance coverage with respect to the building due to its current status. The building is a vacant, non-income producing improvement and was not taken into consideration for purposes of determining the appraised value of the Mortgaged Property. The Mortgage Loan documents (a) prohibit the borrower from using, making alterations to or demolishing the abandoned building without the lender's prior written consent and (b) require the borrower to take any action reasonably necessary or appropriate to ensure that the abandoned building does not pose an unreasonable risk of harm to any person or materially and adversely affect the value, marketability, use or operation of the Mortgaged Property.

●	With respect to ACAM Self Storage Mortgage Loan (0.5%), the use of the Mortgaged Property as a self storage facility is permitted by a special use permit. Special use permits do not run with the land in the jurisdiction of the Mortgaged Property, but are transferable to another owner who will operate at the already approved site under the local zoning code following delivery of a statement of compliance from the new owner. The municipality confirmed that the borrower submitted the necessary statement of compliance to effectuate the transfer of the special use permit to the borrower prior to the loan origination date. The loan agreement includes a covenant for the borrower to diligently pursue the transfer of the special use permit and the issuance of all other approvals necessary for the borrower to continue the operations of the Mortgaged Property after the origination date. The Mortgage Loan is fully recourse for any failure of the Mortgaged Property (or any portion thereof) to be used and operated as the same was used and operated as of the loan origination date under the special use permit.

●	With respect to the Lock & Leave Self Storage San Bernardino Mortgage Loan (0.4%), the Mortgaged Property was constructed prior to the adoption of the current zoning code and is considered a pre-existing legal non-conforming use. If such non-conforming use is discontinued for a period of 12 or more consecutive calendar months, the Mortgaged Property will lose its legal non-conforming status and such legal non-conforming use may not be restored. Law and ordinance coverage has been obtained for the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

With respect to the Highland Office Building Mortgage Loan (0.9%), the Mortgaged Property is designated as a historical landmark and is subject to certain restrictions including, but not limited to, additional approvals for any proposed alterations to the exterior of the Mortgaged Property and the inability to demolish the Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), each of the related non-recourse carveout guarantors’ liability for (i) any bankruptcy-related recourse events is several (and not joint) and is limited to an amount equal to 10% of the then outstanding principal balance of the related Whole Loan as of the date of any such event and (ii) any transfers of either the Mortgaged Property or controlling equity interests in the borrowers made in violation of the Mortgage Loan documents is limited to recourse for losses to the lender (and not full recourse). In addition, the Mortgage Loan documents only provide recourse to the borrowers (and not the related non-recourse carveout guarantors) for any breaches of the environmental covenants set forth in the Mortgage Loan documents; provided, however, that if the borrowers fail to maintain an environmental insurance policy satisfying the conditions set forth in the related Mortgage Loan documents, the non-recourse carveout guarantors will be liable for any losses to the lender relating to breaches of the environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Mortgage Loan documents and (y) for any amounts recovered under the environmental policy. Also, recourse for waste is limited to willful misconduct by the related borrowers, guarantors or certain of their affiliates that results in physical damage or waste to the Mortgaged Properties. See “—Insurance Considerations”.

●	With respect to the 2100 MLK Avenue SE Mortgage Loan (3.5%), the Mortgage Loan documents provide full recourse for voluntary transfers of either the Mortgaged Property or controlling equity interests in the borrower made in violation of the Mortgage Loan documents, except that the Mortgage Loan documents only provide recourse for losses to the lender for any failure to provide notice to the lender of any transfer that, in all respects other than the mere failure to give notice to the lender, satisfies all of the requirements under the Mortgage Loan documents.

●	With respect to the Fresenius – Chandler Mortgage Loan (0.7%), there is no separate non-recourse carve-out guarantor and no environmental indemnitor other than the borrower.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to The Atlantic Mortgage Loan (5.9%), the related Mortgaged Property benefits from a 10-year abatement of taxes granted by the City of Philadelphia on the assessed value of certain qualified improvements related to the redevelopment of the Mortgaged Property. The tax abatement expires on December 31, 2029. According to the related appraisal, abated taxes during 2021 are estimated to be $516,502 and unabated taxes are estimated to be $1,478,205. The taxes for The Atlantic Mortgage Loan were underwritten based on the 10-year average tax bill.

●	With respect to the Philadelphia Logistics Center Mortgage Loan (5.2%), the Mortgaged Property is subject to a payment-in-lieu of taxes (“PILOT”) program between the borrower and Cardone Industries, the sole tenant at the Mortgaged Property, as participants (collectively, the “Participants”), and the City of Philadelphia and the School District of Philadelphia (collectively, the “City”), through December 2022. Pursuant to the related PILOT agreement, provided that no event of default is continuing under the PILOT agreement and Cardone Industries remains a qualified business under the applicable provisions of the Pennsylvania Strategic Development Areas Act, certain taxes, including (i) property taxes, (ii) any use and occupancy taxes otherwise payable by either the borrower or Cardone Industries, or (iii) certain business income and receipt taxes and net profit taxes otherwise payable by Cardone Industries are abated through the term of the PILOT agreement. In lieu of such taxes, the Participants are required to make an annual contribution comprised of (i) a monetary payment in an amount equal to $375,000 and (ii) certain services related to, among other things, snow removal and security for the surrounding neighborhood, valued in an amount equal to at least $125,000. In the event that the Participants do not provide services valued at a minimum of $125,000 per year, then the Participants will be required to increase the monetary payment such that the monetary payment and services contribution are together equal to a sum of no less than $500,000. Under its related lease, Cardone Industries is solely responsible for providing any services or monetary payments required under the PILOT program. According to the related appraisal, estimated 2021 property taxes are $322,112.

●	With respect to the Kings Plaza Mortgage Loan (2.4%), a portion of the Mortgaged Property occupied by Lowe’s Home Centers is subject to a 15-year Industrial & Commercial Incentive Program (“ICIP”) tax abatement that expires in the 2025/2026 tax year. Under the ICIP tax abatement, taxes are payable on the underlying land and improvements; however, any taxes related to increased assessments on such improvements are fully abated through the 2020/2021 tax year. Commencing in the 2021/2022 tax year, such increases are then phased in at 20% increments through the expiration of the related ICIP abatement. For the 2019/2020 tax year, abated taxes for the applicable land and improvements were approximately $703,327 (as opposed to unabated taxes of approximately $1,058,379). Under its related lease, Lowe’s Home Centers remains directly responsible for all tax payments due on the applicable land and improvements (including in the event the ICIP abatement was no longer in effect).

●	With respect to the Kings Plaza Mortgage Loan (2.4%), the collateral includes all of the equity interests in Kings Plaza Energy LLC, an affiliate of the Kings Plaza borrower, as well as a pledge of the equity interests in the Kings Plaza borrower. Because the pledged equity interests may not qualify as an interest in real property or as personal property incidental to real property for U.S. federal income tax purposes, upon a foreclosure, the Treasury Regulations may restrict the trust from taking title to such equity interests. Therefore, upon the occurrence of an event of default under the Mortgage Loan and an ensuing foreclosure with respect to the Mortgage Loan, the pooling and servicing agreement may not permit the Trust to take title to the equity interests in Kings Plaza Energy LLC and/or the Kings Plaza borrower (unless an opinion of counsel is provided indicating otherwise), but rather will require the trust to either (i) exercise the legal remedies available to it under applicable law, or (ii) sell such equity interests and apply the proceeds toward the repayment of the Mortgage Loan. Depending on market conditions, the proceeds from the sale of such equity interests could be less than the proceeds that would be received if the special servicer had taken title to such equity interests and sold them at a later date.

●	With respect to the 3053 Villa Avenue Mortgage Loan (1.2%), the related borrower has applied for, and the Mortgaged Property is expected to benefit from, a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. The 421-a tax abatement is expected to provide a 100% tax exemption for the first 25 years. The 421-a tax abatement is expected to provide a 30% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The full unabated taxes for the 2021/2022 tax year are $221,395 compared to the underwritten abated taxes of $4,252. See “Description of the Mortgage Pool—Use Restrictions.”

●	With respect to the 2437 Pitkin Avenue Mortgage Loan (1.1%), the Mortgaged Property benefits from a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. The Mortgaged Property is currently in its 1st year of the 35-year 421-a tax abatement. The 421-a tax abatement provides a 100% exemption until the 2046/2047 tax year. Such exemption will be reduced to a 31.25% tax exemption during each year thereafter until full taxes commence in the 2056/2057 tax year. The full unabated taxes for the 2021/2022 tax year are $299,799 compared to the underwritten abated taxes of $14,961. See “Description of the Mortgage Pool—Use Restrictions.”

●	With respect to the 205 Frost Street & 171 Bayard Street Mortgage Loan (0.8%), the 205 Frost Street Mortgaged Property benefits from a 15-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. The 205 Frost Street Mortgaged Property is currently in its 2nd year of the 15-year 421-a tax abatement. The 421-a tax abatement provides a 100% exemption until the 2029/2030 tax year. Such exemption will decline by 20% each year thereafter until full taxes commence in the 2034/2035 tax year. The full unabated taxes for the 2021/2022 tax year is $53,924 compared to the underwritten abated taxes of $2,027.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information regarding the status of the Mortgage Loans, see “—Mortgage Pool Characteristics—COVID-19 Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-nine (29) Mortgage Loans (collectively, 43.5%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty-one (21) Mortgage Loans (collectively, 31.5%) provide for an initial interest-only period that expires between twelve (12) and eighty-four (84) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Eleven (11) Mortgage Loans (collectively, 13.3%) require monthly payments of principal and interest for the entire term to stated maturity.

Two (2) Mortgage Loans (collectively, 6.4%) provide for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such

Mortgage Loans are outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.

One (1) Mortgage Loan (5.2%) requires monthly payments of principal and interest for the entire term to Anticipated Repayment Date; provided that if such Mortgage Loan is outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	29	$368,565,300	43.5%
Interest-Only, Amortizing Balloon	21	267,153,600	31.5
Amortizing Balloon	11	112,798,755	13.3
Interest Only, ARD	2	54,000,000	6.4
Amortizing Balloon, ARD	1	44,265,000	5.2
Total	64	$846,782,655	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	24	$235,406,541	27.8%
5	5	153,850,000	18.2
6	35	457,526,114	54.0
Total	64	$846,782,655	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	52	$752,381,114	88.9%
3	1	1,500,000	0.2
5	11	92,901,541	11.0
Total	64	$846,782,655	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the Triwinds Portfolio Mortgage Loan (2.5%), the related borrower does not have an independent director, and no non-consolidation opinion was delivered in connection with the origination of the Mortgage Loan.

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.1%), in the event of certain circumstances permitting a reduction in train crew sizes to a number less than two (2) at any company subject to a railroad contract at any of the related Mortgaged Properties (a “Collective Bargaining Cash Sweep Trigger Event”), and either (a) the occupancy based on the railway company contracts is less than 75.0% or (b) a Collective Bargaining Cash Sweep Trigger Event occurs at any time following the monthly payment date occurring in June 2029, the Mortgage Loan documents (i) provide full recourse to the related borrower sponsor in an aggregate amount equal to $72,500,000 (the “Vukota Payment Guaranty”) and (ii) require the borrower to cause the guarantor to deliver to the lender a letter of credit in an amount equal to $25,000,000 (the “LOC Obligations”) within thirty (30) days of the occurrence of a Collective Bargaining Cash Sweep Trigger Event as additional security for the borrower’s obligations under the Mortgage Loan documents.  In addition, (i) at origination, the sole member of the borrower pledged 100% of its equity interest in the related property manager as additional security for the Mortgage Loan (the “Equity Pledge”) and (ii) the Mortgage Loan documents provide recourse to the guarantors for any losses to the lender in connection with a breach of certain backward-looking representations provided by the related borrower (the “Recycled-SPE Guaranteed Obligations”).  At origination, the borrower did deliver to the lender a counsel’s opinion regarding non-consolidation of the borrower, provided that such opinion expresses no opinion regarding the substantive consolidation of the assets and liabilities of the borrower or its managing member with those of any one or more related parties to the extent of the existence of the Vukota Payment Guaranty, the LOC Obligations, the Equity Pledge or the Recycled SPE Guaranteed Obligations. We cannot assure you that the Vukota Payment Guaranty, the LOC Obligations, the Equity Pledge or the Recycled SPE Guaranteed Obligations would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liability of the borrower or its managing member with those of the guarantors. This opinion was based on numerous assumptions regarding future actions of the borrower and its affiliates.  The opinion of counsel regarding these issues is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process.

With respect to the 2437 Pitkin Avenue Mortgage Loan (1.1%), prior to the origination of the Mortgage Loan, the related borrower was subject to a prior loan with two additional borrowers which owned an additional property other than the Mortgaged Property. In connection with such prior loan, the borrower commingled its funds with the two additional borrowers, was obligated for the debt of such borrowers and pledged its assets for the benefit of such borrowers.

See “—Additional Indebtedness” above. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

ARD Loans

Three (3) Mortgage Loans secured by the MGM Grand & Mandalay Bay, Philadelphia Logistics Center and SSA Austin Mortgaged Properties (collectively, 11.6%) (each, an “ARD Loan”), provides that,

after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”) and any monthly additional interest amounts (i.e. interest at the Revised Rate minus the scheduled monthly debt service payment) not paid (or the failure to have sufficient funds available in the excess cash flow account) will be added to the principal balance of the Mortgage Loan. See Annex A-1 for the Anticipated Repayment Date for the ARD Loans.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. Following the related Anticipated Repayment Date, on each payment date thereafter up to and including the related maturity date, the borrower will be required to pay to the lender, (i) first, an amount equal to the scheduled monthly debt service payment amount and (ii) second, to the extent of funds available in the excess cash flow reserve account, an amount equal to the monthly additional interest amount (i.e., the amount accrued at the adjusted interest rate minus the amount of interest due as the scheduled monthly debt service payment). The failure to make the payment in clause (i) immediately above as and when due constitutes a Mortgage Loan event of default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the excess cash flow reserve account to make such payment) as and when due will not constitute a Mortgage Loan event of default. If the borrower does not pay any such monthly additional interest amount (such amount not paid, together with interest accrued thereon at the adjusted interest rate, the “Accrued Interest”), the Accrued Interest will remain an obligation of borrower but borrower’s obligation to pay such Accrued Interest will be deferred and such Accrued Interest will be added to the principal balance of the related note (such additional principal, the “Accrued and Deferred Principal”) and will be paid on the maturity date to the extent not sooner paid pursuant to the related Mortgage Loan agreement.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the related Revised Rate is an annual rate equal to the sum of (i) 2.00% plus (ii) the greater of (A) the sum of (I) the ARD treasury note rate in effect as of 1:00 p.m., New York City time, on the Anticipated Repayment Date (or, if such day is not a business day, the first business day immediately preceding the Anticipated Repayment Date), as determined by the lender, plus (II) 1.77%, and (B) 3.558%.

With respect to the SSA Austin Mortgage Loan (0.6%), the related Revised Rate is an annual rate equal to the greater of (A) the sum of (I) the ARD treasury note rate in effect as of 1:00 p.m., New York City time, on the Anticipated Repayment Date (or, if such day is not a business day, the first business day immediately preceding the Anticipated Repayment Date), as determined by the lender, plus (II) 3.00000% and (B) 6.71670%.

With respect to the Philadelphia Logistics Center Mortgage Loan (5.2%), the related Revised Rate is an annual rate equal to the related Initial Rate plus 200 basis points.

Two of the ARD Loans (collectively, 6.4%) are interest-only until their Anticipated Repayment Date. Consequently, the repayment of any such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the related ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

Other than in the case of the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), which is described above, after its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal

(without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates and the VRR interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Forty-eight (48) Mortgage Loans (collectively, 68.1%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government

Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Fifteen (15) Mortgage Loans (collectively, 26.1%) permit the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (5.8%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or ARD, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	13	14.1%
4	30	50.9
5	9	12.5
6	6	7.7
7	6	14.8
Total	64	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of forty-nine (49) Mortgage Loans (the “Defeasance Loans”) (collectively, 73.9%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance (or, with respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), such shorter period as described below).

With respect to MGM Grand & Mandalay Bay Mortgage Loan (5.8%), which is a Defeasance Loan, SGFC signed the REMIC declaration effective as of, and with a startup date of, February 12, 2021, and a Defeasance Option is permitted to be exercised beginning February 14, 2023 (which is after the second anniversary of the start-up date of the MGM Grand & Mandalay Bay Loan REMIC).

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the borrower may at any time obtain the release of either individual Mortgaged Property, provided, among other conditions, (i) the borrower prepays the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the applicable release amount (together with any applicable yield maintenance premium) in an amount equal to, with respect to either individual Mortgaged Property, the lesser of (a) the entire then outstanding principal balance of the related Whole Loan or (b) an amount equal to the allocated loan amount for such Mortgaged Property ($1,635,000,000 for the MGM Grand Mortgaged Property and $1,365,000,000 for the Mandalay Bay Mortgaged Property) multiplied by the following applicable percentages: (1) 105% until such time as of the outstanding principal balance of the related Whole Loan has been reduced to $2,250,000,000 and (2) thereafter, 110% (the amounts described in each of (a) and (b), as applicable, the “Release Amount”), in each instance, together with any applicable yield maintenance premium, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding anything to the contrary in the foregoing, in order to satisfy the debt service coverage ratio requirement described in clause (ii) above, the borrower may prepay a portion of the Whole Loan, together with any applicable yield maintenance premium, or deposit cash with the lender to be held as cash collateral for the Whole Loan; provided, further, in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with a bona fide arm’s length transfer to an unaffiliated third party, the borrower may obtain the release of the applicable individual Mortgaged Property upon payment of an amount equal to the greater of (i) the applicable Release Amount, together with any applicable yield maintenance premium and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above, together with any applicable yield maintenance premium).

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the borrower may obtain the release of either individual Mortgaged Property in order to cure a default or event of default under the MGM Grand & Mandalay Bay Whole Loan documents that is related to such individual Mortgaged Property (a “Default Release”), provided that, among other conditions: (i) prior to releasing such individual Mortgaged Property, the borrower first uses commercially reasonable efforts to cure such default or event of default (which efforts do not require any capital contributions to be made to the borrower or include any obligations of the borrower or guarantor to use any operating income or rents from the Mortgaged Property other than the applicable individual Mortgaged Property that is subject to the default or event of default to effectuate such cure), (ii) such default or event of default was not caused by (or at the direction of) the borrower or its affiliates in bad faith in order to circumvent the partial release requirements set forth in the MGM Grand & Mandalay Bay Whole Loan documents, (iii) the borrower prepays the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the Release Amount, provided that no yield maintenance premium will be required for a prepayment made in connection with a Default Release and (iv) satisfaction of customary REMIC requirements.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (5.8%), the borrower may, at any time after February 14, 2023, voluntarily defease a portion of the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan solely in connection with a release of an individual Mortgaged Property from the lien of the applicable security instrument (in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents relating to a release of an individual Mortgaged Property other than the prepayment of any yield maintenance premium (if any)), provided that, among other conditions, (i) the borrower defeases the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the Release Amount for such individual Mortgaged Property, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding anything to the contrary in the foregoing, in order to satisfy the debt service coverage ratio requirement described in clause (ii) above, the borrower may defease a portion of the MGM Grand & Mandalay Bay Whole Loan, or deposit cash with the lender to be held as cash collateral for the MGM Grand & Mandalay Bay Whole Loan; provided, that in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with an arm’s-length transfer to an unaffiliated third party, the borrower may release the applicable individual Mortgaged Property upon defeasing the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the greater of (i) the applicable Release Amount together with any yield maintenance premium then required (if any), and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above), together with any yield maintenance premium then required (if any).

●	With respect to the Miami Ironside District Mortgage Loan (2.5%), beginning on June 7, 2023, the borrower may obtain the release of certain real property known as the parking parcel (the “Parking Parcel”) and/or certain real property known as the structure development parcel, located at 7814 NE 4th Court and 7820 NE 4th Court (the “Structure Development Parcel” and, together with the Parking Parcel, the “Release Parcel”), upon at least 30 days’ but no more than 90 days’ prior written notice, and the satisfaction of the conditions as set forth in the Mortgage Loan documents, including: (a) the borrower prepays the Mortgage Loan in an amount equal to 120% of the allocated loan amount (the “Release Price”); (b) after the release of the Release Parcel, the lender will have determined that the loan-to-value of the Mortgaged Property then remaining is equal to or greater than the greater of (i) 66.9% and (ii) the loan-to-value of the Mortgaged Property immediately preceding the release of the Release Parcel; (c) after the release of the Release Parcel, the lender will have determined that the debt yield is equal to or greater than the greater of (i) 9.2% and (ii) the debt yield immediately preceding the release of the Release Parcel; (d) after the release of the Release Parcel, the lender will have determined that the debt service coverage ratio is at least the greater of (i) 1.64x and (ii) the debt service coverage ratio immediately preceding the release of the Release Parcel; and (e) the lender determines that based on an updated appraisal using commercially reasonable valuation methods permitted pursuant to a REMIC Trust, (i) the aggregate fair market value of the Mortgaged Property at the time of such determination is at least 80% of the amount of the debt at the time of such determination or (ii) the delivery of a REMIC opinion.

●	With respect to the Kings Plaza Mortgage Loan (2.4%), the Mortgage Loan documents permit the borrower to obtain the release of all or a portion of a parcel improved by a parking garage (the “Release Parcel”) without payment of a release amount provided, among other conditions, (i) there is no material diminution of net revenue generated by parking operations at the Mortgaged Property, (ii) the Release Parcel is transferred to an affiliate of the borrower, (iii) the number of parking spaces at the Mortgaged Property may not be reduced to a number below the number of parking spaces required to satisfy zoning requirements applicable to the Mortgaged Property, (iv) any development of the Release Parcel (1) will not materially impair the use of and/or the access to the parking garage by customers of the Mortgaged Property and (2) no more than 10% of the gross leasable area of any completed development may be used for retail purposes (provided, further, that neither the borrower nor any of its affiliates may cause or solicit any existing retail tenant at the Mortgaged Property to lease space at the Release Parcel), and (v) satisfaction of customary REMIC requirements.

●	With respect to the Century Storage Portfolio I Mortgage Loan (2.4%), after the expiration of the related lockout period, the Mortgage Loan documents permit the borrower to obtain the release of any individual Mortgaged Property in connection with a bona fide, third party sale, provided, among other conditions, (i) the borrower defeases the Mortgage Loan in an amount equal to 115% of the allocated loan amount (less the pro rata portion of any amortization that has occurred, if any) for the Mortgaged Property to be released, (ii) after giving effect to such release (a) the debt service coverage ratio for the remaining Mortgaged Properties is no less than 2.50x and (b) the loan-to-value ratio for the remaining Mortgaged Properties is no greater than 55.0%, and (iii) satisfaction of customary REMIC requirements.

●	With respect to the ISJ New York Portfolio 1 Mortgage Loan (2.1%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after two years from the Closing Date, the borrower may deliver defeasance collateral and obtain the release of any of the individual Mortgaged Property (the “Release Property”), upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, but not limited to: (i) the borrower provides lender with at least 30 days’ but no more than 90 days’ prior written notice, (ii) the amount of the outstanding principal balance of the Mortgage Loan to be defeased must be equal to or exceed the Release Price (as defined below) for the applicable Release Property, (iii) the borrower must defease the Mortgage Loan equal to the Release Price of the applicable Release Property (together with all accrued and unpaid interest on the principal amount being defeased) in accordance with the Mortgage Loan documents, (iv) after giving effect to such release, the debt service coverage ratio, as of the date of such release is greater than the greater of (x) not less than 1.54x and (y) the debt service coverage ratio for all of the then remaining Mortgaged Properties for the 12 full calendar months immediately preceding the release of the Release

Property, (v) after giving effect to such release, the debt yield, as of the date of such release is greater than the greater of (x) 8.62% and (y) the debt yield for all of the then remaining Mortgaged Properties (including the applicable Release Property) for the 12 full calendar months immediately preceding the release of the Release Property, and (vi) satisfaction of customary REMIC conditions. “Release Price” means, with respect to any Release Property, an amount equal to the greater of (a) 125% of the allocated loan amount of such Release Property, and (b) the net sales proceeds applicable to such Release Property.

●	With respect to the Century Storage Portfolio II Mortgage Loan (1.8%), after the expiration of the related lockout period, the Mortgage Loan documents permit the borrower to obtain the release of any individual Mortgaged Property in connection with a bona fide, third party sale, provided, among other conditions, (i) the borrower defeases the Mortgage Loan in an amount equal to 115% of the allocated loan amount (less the pro rata portion of any amortization that has occurred, if any) for the Mortgaged Property to be released, (ii) after giving effect to such release (a) the debt service coverage ratio for the remaining Mortgaged Properties is no less than 2.50x and (b) the loan-to-value ratio for the remaining Mortgaged Properties is no greater than 55.0%, and (iii) satisfaction of customary REMIC requirements.

●	With respect to the Tucson Self Storage Portfolio Mortgage Loan (1.5%), at any time after two years after the Closing Date, the Mortgage Loan documents permit the borrower to obtain the release of any individual Mortgaged Property in connection with a bona fide, third party sale, provided, among other conditions, (i) the borrower defeases the Mortgage Loan in an amount equal to the greater of (a) 120% of the allocated loan amount for the Mortgaged Property to be released or (b) an amount which, after giving effect to the partial defeasance and the release of the applicable Mortgaged Property, would result in (1) the debt service coverage ratio for the remaining Mortgaged Properties being no less than 1.44x, (2) the loan-to-value ratio for the remaining Mortgaged Properties being no greater than 41.8%, and (3) the debt yield for the remaining Mortgaged Properties being no less than 12.4%, and (ii) satisfaction of customary REMIC requirements.

●	With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.1%), after the expiration of the related lockout period, the related borrower is permitted to obtain the release of any individual Mortgaged Property upon a sale to a third party not affiliated with the borrower, provided that, among other conditions: (a) the borrower provides at least 15 business days’ prior written notice; (b) the borrower prepays the Mortgage Loan in an amount equal to 120% of the allocated loan amount, along with any applicable yield maintenance premium; (c) after giving effect to such release, (i) the debt service coverage ratio based on the trailing 12 months is no less than the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.94x, (ii) the debt yield (based on net cash flow) for the remaining Mortgaged Properties following the release is no less than the greater of (A) the debt yield (based on net cash flow) immediately preceding such release and (B) 14.2%, and (iii) the loan-to-value ratio for the remaining Mortgaged Properties following the release does not exceed the lesser of (A) 67.4% or (B) the loan-to-value ratio for all of the Mortgaged Properties prior to the release; (d) the borrower delivers evidence reasonably satisfactory to the lender the related franchisor has agreed to, as applicable, (i) the assignment, transfer or termination of the related franchise agreement or (ii) the release of such Mortgaged Property from such franchise agreement, as described in the Mortgage Loan documents; (e) the borrower pays all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (f) satisfaction of customary REMIC requirements. Notwithstanding the foregoing, the borrower may obtain the release of an individual Mortgaged Property at any time without satisfying the above described debt service coverage ratio test, debt yield test and loan-to-value test (and without satisfying the requirement of a sale to an unaffiliated third party) if (a) if such release would cure a non-monetary event of default which relates solely to such individual Mortgaged Property, (b) in connection with exercise by BNSF Railway Company to relocate the lodging facility at the Travelodge – 108 6th Avenue Mortgaged Property, or (c) in connection with the exercise by Canadian Pacific to purchase the lodging facility at the Baymont Inn & Suites –

100 15th Street Southeast Mortgaged Property, in each case of (i), (ii) or (iii) above, in accordance with the terms set forth in the Mortgage Loan documents, including, without limitation, payment of a release price equal to 120% of the allocated loan amount plus any applicable yield maintenance premium.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Fifty-seven (57) Mortgage Loans (collectively, 86.7%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifty-five (55) Mortgage Loans (collectively, 82.0%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fifty-two (52) Mortgage Loans (collectively, 72.3%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-six (26) Mortgage Loans (collectively, 54.4%) are secured in whole or in part by retail, office, multifamily, self storage, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Fourteen (14) Mortgage Loans (collectively, 32.1%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Three (3) Mortgage Loans (collectively, 4.4%) provides for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing Cash Management	36	$344,707,345	40.7%
Hard/Springing Cash Management	18	341,410,010	40.3
Soft/Springing Cash Management	5	75,965,300	9.0
Soft (Residential) / Hard (Commercial) / Springing Cash Management	1	50,000,000	5.9
Hard/Upfront Cash Management	2	27,920,000	3.3
None/Springing Cash Management	1	5,280,000	0.6
None	1	1,500,000	0.2
Total:	64	$846,782,655	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
The Atlantic	$50,000,000	5.9%	$ 40,000,000	$75,000,000	N/A	$ 165,000,000	4.25940%	48.4%	64.0%	2.30x	1.42x
2100 MLK Avenue SE	$29,600,000	3.5%	$ 5,500,000	N/A	N/A	$ 35,100,000	5.44583%	65.1%	77.1%	2.10x	1.38x
Kings Plaza	$20,000,000	2.4%	$ 53,000,000	$467,000,000	N/A	$ 540,000,000	3.61803%	54.1%	60.0%	3.07x	1.73x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

The mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default (or continuing event of default with respect to The Atlantic Mortgage Loan) under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor (other than with respect to The Atlantic Mortgage Loan, as the intercreditor agreement requires the source of funds other than the mezzanine borrower or any of its affiliates) and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents (other than with respect to The Atlantic Mortgage Loan, as the intercreditor agreement does not require prepayments of the mezzanine loan to be expressly permitted pursuant to the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
MGM Grand & Mandalay Bay	$ 49,000,000	N/A	67.0%	4.81x	N/A	Yes	No
Berkshire Corporate Center	$ 25,600,000	N/A	65.0%	2.60x	9.38%	Yes	Yes
80 Richards Street	$ 25,000,000	N/A	46.3%	3.59x	10.30%	Yes	Yes
Miami Ironside District	$ 21,000,000	N/A	66.9%	1.64x	9.23%	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the Kings Plaza Mortgage Loan (2.4%), the Mortgage Loan documents permit the borrower to obtain property-assessed clean energy loans in an amount not to exceed $10,000,000 provided, among other conditions, at lender’s sole discretion, the borrower delivers a rating agency confirmation from any applicable rating agency.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. In addition, certain borrowers may have obtained PPP loans. See “COVID-19 Considerations”.

The Whole Loans

General

Each of The Atlantic, Morris Corporate Center, MGM Grand & Mandalay Bay, Kings Plaza and Wyndham National Hotel Portfolio Mortgage Loans is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means the Non-Serviced AB Whole Loan.

“Benchmark 2020-B17 PSA” means the pooling and servicing agreement governing the servicing of the Kings Plaza Whole Loan.

“BX 2020-VIVA TSA” means the trust and servicing agreement governing the servicing of the MGM Grand & Mandalay Bay Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means the MGM Grand & Mandalay Bay Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled

“Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans, (ii) the Non-Serviced AB Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“UBS 2019-C18 PSA” means the pooling and servicing agreement governing the servicing of the Wyndham National Hotel Portfolio Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
The Atlantic	Serviced	Note A-1	Non-Control	$50,000,000	BBCMS 2021-C9
		Note A-2	Non-Control	$25,000,000	BBCMS 2021-C9
		Note A-3	Control	$20,000,000	BBCMS 2021-C10
		Note A-4	Non-Control	$15,000,000	BBCMS 2021-C10
		Note A-5	Non-Control	$10,000,000	BBCMS 2021-C10
		Note A-6	Non-Control	$5,000,000	BBCMS 2021-C10

Morris Corporate Center	Serviced	Note A-1	Control	$20,000,000	BBCMS 2021-C10
		Note A-2	Non-Control	$20,000,000	BBCMS 2021-C10
		Note A-3-1	Non-Control	$9,500,000	BBCMS 2021-C10
		Note A-3-2	Non-Control	$10,500,000	UBS AG, New York Branch
		Note A-4	Non-Control	$10,000,000	UBS AG, New York Branch
		Note A-5	Non-Control	$12,000,000	UBS AG, New York Branch

MGM Grand & Mandalay Bay	Non-Serviced	Note A-1	Non-Control	$268,055.60	BX 2020-VIVA
		Note A-2	Non-Control	$134,027.80	BX 2020-VIVA
		Note A-3	Non-Control	$134,027.80	BX 2020-VIVA
		Note A-4	Non-Control	$134,027.80	BX 2020-VIVA
		Note A-5	Non-Control	$317,944.40	BX 2020-VIV2
		Note A-6	Non-Control	$158,972.20	BX 2020-VIV2
		Note A-7	Non-Control	$158,972.20	BX 2020-VIV2
		Note A-8	Non-Control	$158,972.20	BX 2020-VIV2
		Note A-9	Non-Control(2)	$400,000	BX 2020-VIV3
		Note A-10	Non-Control	$200,000	BX 2020-VIV3
		Note A-11	Non-Control	$200,000	BX 2020-VIV3
		Note A-12	Non-Control	$200,000	BX 2020-VIV3
		Note A-13-1	Non-Control	$43,333,333	BMARK 2020-B18
		Note A-13-2	Non-Control	$53,333,333	BMARK 2020-B19
		Note A-13-3	Non-Control	$255,000,000	BX 2020-VIV4
		Note A-13-4	Non-Control	$46,666,667	BMARK 2020-B20
		Note A-13-5	Non-Control	$50,000,000	BMARK 2020-B21
		Note A-13-6	Non-Control	$40,000,000	BMARK 2020-B22
		Note A-13-7	Non-Control	$65,000,000	GSMS 2020-GSA2
		Note A-13-8	Non-Control	$59,375,000	BMARK 2021-B23
		Note A-13-9	Non-Control	$39,985,667	BMARK 2021-B24
		Note A-14-1	Non-Control	$44,500,000	BBCMS 2020-C8
		Note A-14-2	Non-Control	$40,000,000	WFCM 2020-C58
		Note A-14-3	Non-Control	$5,000,000	WFCM 2020-C58
		Note A-14-4	Non-Control	$135,000,000	BX 2020-VIV4

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
MGM Grand & Mandalay Bay (continued)		Note A-14-5	Non-Control	$29,000,000	BBCMS 2021-C9
		Note A-14-6	Non-Control	$36,500,000	WFCM 2021-C59
		Note A-14-7	Non-Control	$36,347,000	MSC 2021-L5
		Note A-15-1	Non-Control	$21,666,667	BMARK 2020-B18
		Note A-15-2	Non-Control	$50,000,000	DBJPM 2020-C9
		Note A-15-3	Non-Control	$26,666,667	BMARK 2020-B19
		Note A-15-4	Non-Control	$23,333,333	BMARK 2020-B20
		Note A-15-5	Non-Control	$50,000,000	BX 2020-VIV4
		Note A-15-6	Non-Control	$25,000,000	BMARK 2020-B21
		Note A-15-7	Non-Control	$35,000,000	BMARK 2020-B22
		Note A-15-8	Non-Control	$15,625,000	BMARK 2021-B23
		Note A-15-9	Non-Control	$40,000,000	BMARK 2021-B24
		Note A-15-10	Non-Control	$39,055,333	CSAIL 2021-C20
		Note A-16-1	Non-Control	$25,000,000	BBCMS 2020-C8
		Note A-16-2	Non-Control	$110,000,000	BX 2020-VIV4
		Note A-16-3	Non-Control	$29,000,000	BBCMS 2021-C9
		Note A-16-4	Non-Control	$40,000,000	BBCMS 2021-C10
		Note A-16-5	Non-Control	$35,000,000	Societe General Financial Corporation
		Note A-16-6	Non-Control	$25,000,000	Societe General Financial Corporation
		Note A-16-7	Non-Control	$25,000,000	Societe General Financial Corporation
		Note A-16-8	Non-Control	$10,000,000	Societe General Financial Corporation
		Note A-16-9	Non-Control	$9,000,000	BBCMS 2021-C10
		Note A-16-10	Non-Control	$8,347,000	Societe General Financial Corporation
		Note A-16-11	Non-Control	$5,000,000	Societe General Financial Corporation
		Note A-16-12	Non-Control	$5,000,000	Societe General Financial Corporation
		Note B-1-A	Non-Control	$70,548.60	BX 2020-VIVA
		Note B-1-B	Non-Control	$61,395.80	BX 2020-VIVA
		Note B-2-A	Non-Control	$35,274.30	BX 2020-VIVA
		Note B-2-B	Non-Control	$30,697.90	BX 2020-VIVA
		Note B-3-A	Non-Control	$35,274.30	BX 2020-VIVA
		Note B-3-B	Non-Control	$30,697.90	BX 2020-VIVA
		Note B-4-A	Non-Control	$35,274.30	BX 2020-VIVA
		Note B-4-B	Non-Control	$30,697.90	BX 2020-VIVA
		Note B-5-A	Non-Control	$83,451.40	BX 2020-VIV2
		Note B-5-B	Non-Control(2)	$149,658,604.20	BX 2020-VIV2
		Note B-6-A	Non-Control	$41,725.70	BX 2020-VIV2
		Note B-6-B	Non-Control	$74,829,302.10	BX 2020-VIV2
		Note B-7-A	Non-Control	$41,725.70	BX 2020-VIV2
		Note B-7-B	Non-Control	$74,829,302.10	BX 2020-VIV2
		Note B-8-A	Non-Control	$41,725.70	BX 2020-VIV2
		Note B-8-B	Non-Control	$74,829,302.10	BX 2020-VIV2
		Note B-9-A	Non-Control(2)	$171,886,000	BX 2020-VIV3
		Note B-10-A	Non-Control	$85,943,000	BX 2020-VIV3
		Note B-11-A	Non-Control	$85,943,000	BX 2020-VIV3
		Note B-12-A	Non-Control	$85,943,000	BX 2020-VIV3

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
MGM Grand & Mandalay Bay (continued)		Note C-1	Control(2)	$224,560,000	BX 2020-VIVA
		Note C-2	Non-Control	$112,280,000	BX 2020-VIVA
		Note C-3	Non-Control	$112,280,000	BX 2020-VIVA
		Note C-4	Non-Control	$112,280,000	BX 2020-VIVA

Kings Plaza	Non-Serviced	Note A-1-1-A	Control	$32,000,000	Benchmark 2020-B17
		Note A-1-1-B-1	Non-Control	$20,000,000	DBJPM 2020-C9
		Note A-1-1-B-2	Non-Control	$14,108,108	Benchmark 2020-B18
		Note A-1-2	Non-Control	$50,000,000	Benchmark 2020-B16
		Note A-1-3	Non-Control	$30,000,000	Benchmark 2020-IG1
		Note A-1-4	Non-Control	$25,000,000	Benchmark 2020-IG1
		Note A-2-1	Non-Control	$60,000,000	BBCMS 2020-C6
		Note A-2-2-A	Non-Control	$30,000,000	Benchmark 2020-B21
		Note A-2-2-B	Non-Control	$20,000,000	BBCMS 2021-C10
		Note A-2-3	Non-Control	$35,000,000	Societe General Financial Corporation
		Note A-2-4	Non-Control	$12,945,946	Societe General Financial Corporation
		Note A-3-1	Non-Control	$50,000,000	BANK 2020-BNK25
		Note A-3-2	Non-Control	$50,000,000	WFCM 2020-C55
		Note A-3-3	Non-Control	$32,945,946	WFCM 2020-C55
		Note A-3-4	Non-Control	$25,000,000	BANK 2020-BNK25

Wyndham National Hotel Portfolio	Non-Serviced	Note A-1	Control	$25,000,000	UBS 2019-C18
		Note A-2	Non-Control	$20,000,000	UBS AG, New York Branch
		Note A-3	Non-Control	$20,000,000	UBS AG, New York Branch
		Note A-4	Non-Control	$20,000,000	UBS AG, New York Branch
		Note A-5	Non-Control	$10,000,000	BBCMS 2021-C10
		Note A-6	Non-Control	$10,000,000	UBS AG, New York Branch
		Note A-7	Non-Control	$10,000,000	UBS AG, New York Branch
		Note A-8	Non-Control	$10,000,000	UBS 2019-C18
		Note A-9	Non-Control	$5,000,000	UBS AG, New York Branch
		Note A-10	Non-Control	$5,000,000	UBS AG, New York Branch
		Note A-11	Non-Control	$5,000,000	UBS AG, New York Branch
		Note A-12	Non-Control	$5,000,000	UBS AG, New York Branch

(1)	With respect to the AB Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan”.

(2)	With respect to the MGM Grand & Mandalay Bay Whole Loan, the initial Control Note is Note C-1. During the continuance of certain control appraisal periods, Note B-5-B, Note B-9-A or Note A-9 will be the Control Note. See “—The Non-Serviced AB Whole Loan—The MGM Grand & Mandalay Bay Whole Loan” below.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loan

The MGM Grand & Mandalay Bay Whole Loan

General

The MGM Grand & Mandalay Bay Mortgage Loan (5.8%) is part of a split loan structure comprised of seventy-four (74) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties.

The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by two promissory notes, note A-16-4 and note A-16-9, with a Cut-off Date Balance of $49,000,000. The “MGM Grand & Mandalay Bay Whole Loan” consists of (a) the MGM Grand & Mandalay Bay Mortgage Loan, (b) forty-eight (48) pari passu companion notes (the “MGM Grand & Mandalay Bay Pari Passu Companion Loans” and, together with the MGM Grand & Mandalay Bay Mortgage Loan, the “MGM Grand & Mandalay Bay A Notes”) evidenced by promissory notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13-1, A-13-2, A-13-3, A-13-4, A-13-5, A-13-6, A-13-7, A-13-8, A-13-9, A-14-1, A-14-2, A-14-3, A-14-4, A-14-5, A-14-6, A-14-7, A-15-1, A-15-2, A-15-3, A-15-4, A-15-5, A-15-6, A-15-7, A-15-8, A-15-9, A-15-10, A-16-1, A-16-2, A-16-3, A-16-5, A-16-6, A-16-7, A-16-8, A-16-10, A-16-11 and A-16-12 (c) twelve (12) senior subordinate companion B notes (the “MGM Grand & Mandalay Bay Senior B Notes”) evidenced by promissory notes B-1-A, B-2-A, B-3-A, B-4-A, B-5-A, B-6-A, B-7-A, B-8-A, B-9-A, B-10-A, B-11-A and B-12-A, (d) eight (8) junior subordinate companion B notes (the “MGM Grand & Mandalay Bay Junior B Notes” and, together with the MGM Grand & Mandalay Bay Senior B Notes, the “MGM Grand & Mandalay Bay B Notes”) evidenced by promissory notes B-1-B, B-2-B, B-3-B, B-4-B, B-5-B, B-6-B, B-7-B and B-8-B and (e) four (4) subordinate companion C notes (the “MGM Grand & Mandalay Bay C Notes” and, together with the with the MGM Grand & Mandalay Bay B Notes, the “MGM Grand & Mandalay Bay Subordinate Companion Loans”) evidenced by promissory notes C-1, C-2, C-3 and C-4. The MGM Grand & Mandalay Bay Subordinate Companion Loans and the MGM Grand & Mandalay Bay A Notes (excluding the MGM Grand & Mandalay Bay Mortgage Loan) are collectively referred to as the “MGM Grand & Mandalay Bay Companion Loans”.

Servicing

Pursuant to the terms of the related Amended and Restated Agreement Between Noteholders (the “MGM Grand & Mandalay Bay Co-Lender Agreement”), the MGM Grand & Mandalay Bay Whole Loan will be serviced and administered in accordance with the servicing agreement governing the securitization of note A-1, which is the trust and servicing agreement (the “BX 2020-VIVA TSA”), dated as of May 5, 2020, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer (the “BX 2020-VIVA Servicer”), Situs Holdings, LLC, as special servicer (the “BX 2020-VIVA Special Servicer”), Citibank, N.A., as certificate administrator, and Wilmington Trust, National Association, as trustee (the “BX 2020-VIVA Trustee”), by the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer, subject to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement. Amounts payable to the issuing entity as holder of the MGM Grand & Mandalay Bay Mortgage Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Citibank, N.A., as custodian under the BX 2020-VIVA TSA, is the custodian of the mortgage file related to the MGM Grand & Mandalay Bay Whole Loan (other than the promissory notes evidencing the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans not included in the BX 2020-VIVA securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans with respect to distributions of funds received in respect of the MGM Grand & Mandalay Bay Whole Loan, and provides, in general, that:

●	The MGM Grand & Mandalay Bay C Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay C Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes and MGM Grand & Mandalay Bay B Notes, as further described below. The MGM Grand & Mandalay Bay Junior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any MGM Grand & Mandalay Bay Junior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes, as further described below. The MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay Senior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes, as further described below.

●	Prior to the occurrence and continuance of (i) any event of default with respect to an obligation of the related borrower to pay money due under the MGM Grand & Mandalay Bay Whole Loan or (ii) any non-monetary event of default as a result of which the MGM Grand & Mandalay Bay Whole Loan becomes a specially serviced mortgage loan under the BX 2020-VIVA TSA (which, for clarification, will not include any imminent event of default (each, an “MGM Grand & Mandalay Bay Triggering Event of Default”)), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

i.	first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the BX 2020-VIVA Servicer or BX 2020-VIVA Trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Whole Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

ii.	second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable net initial interest rate;

iii.	third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

iv.	fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

v.	fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

vi.	sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

vii.	seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

viii.	eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

ix.	ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

x.	tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xi.	eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xii.	twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)

through (xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiii.	thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiv.	fourteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xv.	fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvi.	sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvii.	seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xviii.	eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

xix.	nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

xx.	twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

xxi.	twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Whole Loan, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

xxii.	twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxi) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiii.	twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiv.	twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxv.	twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiv) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxvi.	twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

xxvii.	twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

xxviii.	twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

xxix.	twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

xxx.	thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, shall be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM

Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

xxxi.	thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i) through (xxx), any remaining amount shall be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

●	Upon the occurrence and continuance of an MGM Grand & Mandalay Bay Triggering Event of Default, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Whole Loan or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

i.	first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the BX 2020-VIVA Servicer or the BX 2020-VIVA Trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Whole Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

ii.	second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable net initial interest rate;

iii.	third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

iv.	fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

v.	fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

vi.	sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand &

Mandalay Bay A Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

vii.	seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

viii.	eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

ix.	ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

x.	tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xi.	eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xii.	twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiii.	thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xii) and, as a result of a workout the regular principal balances for the MGM

Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

xiv.	fourteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xv.	fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvi.	sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xvii.	seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

xviii.	eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

xix.	nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

xx.	twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

xxi.	twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective accrued and deferred principal amounts of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the accrued and deferred principal amount for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

xxii.	twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxi) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiii.	twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxiv.	twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiii) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxv.	twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Whole Loan or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (xxiv) and, as a result of a workout the accrued and deferred principal amounts for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the accrued and deferred principal amount for the related MGM Grand & Mandalay Bay C

Note as a result of such workout, plus interest on such amount at the related net interest rate;

xxvi.	twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each related holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

xxvii.	twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

xxviii.	twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

xxix.	twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

xxx.	thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

xxxi.	thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i) through (xxx), any remaining amount will be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

All expenses and losses relating to the MGM Grand & Mandalay Bay Whole Loan and the MGM Grand & Mandalay Bay Mortgaged Properties will be allocated first, pro rata, to the MGM Grand & Mandalay Bay C Notes and then, pro rata, to the MGM Grand & Mandalay Bay Junior B Notes and then, pro rata, to the MGM Grand & Mandalay Bay Senior B Notes, and then, pro rata, to the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay A Notes. Notwithstanding anything to the contrary, if an advance of principal or interest is made with respect to any note relating to the MGM Grand & Mandalay Bay Whole Loan, then advance interest amounts thereon will only be reimbursed from default interest and late payment charges collected on the MGM Grand & Mandalay Bay Whole Loan, as and to the extent provided in the BX 2020-VIVA TSA, from amounts paid by the related borrower to cover such advance interest amounts and otherwise (i) in the case of the MGM Grand & Mandalay Bay A

Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Senior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and fourth, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (ii) in the case of the MGM Grand & Mandalay Bay Senior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (iii) in the case of the MGM Grand & Mandalay Bay Junior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, and (iv) in the case of the MGM Grand & Mandalay Bay C Notes, solely out of any amounts received with respect to the MGM Grand & Mandalay Bay Whole Loan that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the MGM Grand & Mandalay Bay Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the MGM Grand & Mandalay Bay Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the MGM Grand & Mandalay Bay Companion Loans.

Certain costs and expenses allocable to the MGM Grand & Mandalay Bay Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the MGM Grand & Mandalay Bay Whole Loan may, to the extent allocable to the MGM Grand & Mandalay Bay Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the controlling holder with respect to the MGM Grand & Mandalay Bay Whole Loan (the “MGM Grand & Mandalay Bay Controlling Noteholder”), as of any date of determination, will be (i) the holder of note C-1, unless an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, (ii) if an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, the holder of note B-5-B, or any other MGM Grand & Mandalay Bay Junior B Note specified by the holder of note B-5-B, unless a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, (iii) if a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, the holder of note B-9-A, or any other MGM Grand & Mandalay Bay Senior B Note specified by the holder of note B-9-A, unless a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, or (iv) if a MGM Grand & Mandalay Bay Senior B Note Control Appraisal

Period has occurred and is continuing, the holder of note A-9, or any other MGM Grand & Mandalay Bay A Note specified by the holder of note A-9; provided that, if any such holder would be the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement, but a greater than 49% interest in the subject controlling note is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder, in the case of note C-1, a MGM Grand & Mandalay Bay C Note Control Appraisal Period will be deemed to exist, in the case of note B-5-B, a MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period will be deemed to exist, and in the case of the note B-9-A, a MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period will be deemed to exist). Further, if the holder of note C-1 would be the MGM Grand & Mandalay Bay Controlling Noteholder, but any interest in note C-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder with respect to note C-1, there will be no MGM Grand & Mandalay Bay Controlling Noteholder.

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the MGM Grand & Mandalay Bay Whole Loan (whether or not a servicing transfer event under the BX 2020-VIVA TSA has occurred and is continuing) that would constitute an MGM Grand & Mandalay Bay Major Decision, the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, will be required to provide the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) with at least ten (10) business days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested MGM Grand & Mandalay Bay Major Decision. The BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, is not permitted to take any action with respect to such MGM Grand & Mandalay Bay Major Decision (or make a determination not to take action with respect to such MGM Grand & Mandalay Bay Major Decision), unless and until the BX 2020-VIVA Special Servicer receives the written consent of the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) before implementing a decision with respect to such MGM Grand & Mandalay Bay Major Decision; provided that the provisions of the BX 2020-VIVA TSA will govern the consent and consultation rights under the MGM Grand & Mandalay Bay Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the BX 2020-VIVA TSA, the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, may take actions with respect to the MGM Grand & Mandalay Bay Mortgaged Properties before obtaining the consent of the MGM Grand & Mandalay Bay Controlling Noteholder if the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the BX 2020-VIVA TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the MGM Grand & Mandalay Bay Whole Loan as a collective whole, and the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, has made a reasonable effort to contact the MGM Grand & Mandalay Bay Controlling Noteholder.

Notwithstanding the foregoing, the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer will not be permitted to follow any advice or consultation provided by the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) that would require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the servicing standard under the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate provisions of the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate the terms of the MGM Grand & Mandalay Bay Whole Loan, or materially expand the scope of the BX 2020-VIVA Servicer’s or BX 2020-VIVA Special Servicer’s, as applicable, responsibilities under the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA.

Following the occurrence and during the continuance of a MGM Grand & Mandalay Bay C Note Control Appraisal Period, the BX 2020-VIVA Special Servicer will be required to (A) provide copies to the issuing entity (at any time the holder of the MGM Grand & Mandalay Bay Mortgage Loan is not the MGM

Grand & Mandalay Bay Controlling Noteholder) and each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) (each, a “MGM Grand & Mandalay Bay Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the BX 2020-VIVA TSA with respect to any MGM Grand & Mandalay Bay Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder, and (B) consult with each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) or its representative on a strictly non-binding basis, to the extent having received such notices, information and reports, any such MGM Grand & Mandalay Bay Non-Controlling Noteholder requests consultation with respect to any such MGM Grand & Mandalay Bay Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such MGM Grand & Mandalay Bay Non-Controlling Noteholder or its representative; provided that after the expiration of a period of ten (10) business days from the delivery to any such MGM Grand & Mandalay Bay Non-Controlling Noteholder by the BX 2020-VIVA Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the BX 2020-VIVA Special Servicer will no longer be obligated to consult with such MGM Grand & Mandalay Bay Non-Controlling Noteholder, whether or not such MGM Grand & Mandalay Bay Non-Controlling Noteholder has responded within such ten (10) business day period. Notwithstanding the consultation rights of any holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note that is a MGM Grand & Mandalay Bay Non-Controlling Noteholder set forth in the immediately preceding sentence, the BX 2020-VIVA Special Servicer may make any MGM Grand & Mandalay Bay Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned ten (10) business day period if the BX 2020-VIVA Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the noteholders. In no event will the BX 2020-VIVA Special Servicer be obligated at any time to follow or take any alternative actions recommended by a MGM Grand & Mandalay Bay Non-Controlling Noteholder.

A “MGM Grand & Mandalay Bay C Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay C Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay C Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay Junior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Junior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Whole Loan, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Whole Loan that are allocated to such MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Whole Loan that are allocated to the MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation.

“MGM Grand & Mandalay Bay Major Decision” means a “Major Decision” under the BX 2020-VIVA TSA.

Sale of Defaulted Whole Loan

If the MGM Grand & Mandalay Bay Whole Loan becomes a defaulted mortgage loan under the BX 2020-VIVA TSA and the BX 2020-VIVA Special Servicer decides to sell the notes included in the BX 2020-VIVA securitization, the BX 2020-VIVA Special Servicer will be required to sell the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Companion Loans, together as notes evidencing one whole loan in accordance with the BX 2020-VIVA TSA. Notwithstanding the foregoing, the BX 2020-VIVA Special Servicer will not be permitted to sell the MGM Grand & Mandalay Bay Mortgage Loan or any MGM Grand & Mandalay Bay A Note or MGM Grand & Mandalay Bay B Note not included in the BX 2020-VIVA securitization (such notes, the “MGM Grand & Mandalay Bay Non-Lead Securitization Notes”) without the consent of the holders thereof (including the issuing entity, as holder of the MGM Grand & Mandalay Bay Mortgage Loan) (together, the “MGM Grand & Mandalay Bay Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2020-VIVA Special Servicer, a copy of the most recent appraisal for the MGM Grand & Mandalay Bay Whole Loan and any documents in the servicing file maintained by the BX 2020-VIVA Servicer and/or BX 2020-VIVA Special Servicer with respect to the MGM Grand & Mandalay Bay Whole Loan reasonably requested by the MGM Grand & Mandalay Bay Non-Lead Noteholder that are material to the price of the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the controlling class representative under the BX 2020-VIVA TSA) prior to the proposed sale date, all information and documents being provided to other offerors and all leases or other documents that are approved by the BX 2020-VIVA Special Servicer in connection with the proposed sale, provided that such MGM Grand & Mandalay Bay Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the MGM Grand & Mandalay Bay Controlling Noteholder (or its controlling noteholder representative) will be entitled to terminate the rights and obligations of the BX 2020-VIVA Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the MGM Grand & Mandalay Bay Whole Loan.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in June 2021 and ending on the hypothetical Determination Date in July 2021. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, Starwood Mortgage Capital LLC, UBS AG, New York Branch and KeyBank National Association, are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, Starwood Mortgage Capital LLC, UBS AG, New York Branch and KeyBank National Association, on or about July 15, 2021 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor, a mortgage loan seller and the retaining sponsor, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays), one of the expected initial Risk Retention Consultation Parties and an expected VRR Interest Owner. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on June 18, 2021, Barclays or its affiliates were the loan sellers in approximately 162 commercial mortgage-backed securitization transactions. Approximately $43.9 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and through June 18, 2021.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2021	$2,849,291,500
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on May 14, 2021 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) is expected to retain the Class RR certificates. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than its portion of the Class RR certificates) at any time. Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) will be required to retain its portion of the Class RR certificates for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders and the RR Interest Owner will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor, a mortgage loan seller, the RR Interest Owner and one of the expected initial Risk Retention Consultation Parties in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société

Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2020,

Societe Generale Financial Corporation securitized 108 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $3.0 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.

Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus. With respect to the MGM Grand & Mandalay Bay Mortgage Loan, which was co-originated by

SGFC, Barclays, Citi Real Estate Funding Inc. and Deutsche Bank AG, acting through its New York Branch, the Societe Generale Financial Corporation Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;

●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial

Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 10, 2021. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including March 31, 2021 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 10, 2021. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including March 31, 2021, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Societe Generale Financial Corporation is expected to retain the SGFC VRR Interest Portion. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. Societe Generale Financial Corporation will be required to retain the SGFC VRR Interest Portion for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under "—Societe Generale Financial Corporation" has been provided by Societe Generale Financial Corporation.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”) is a sponsor of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the certificate administrator and trustee, and SMC, which is a sponsor, an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMC Mortgage Loans. In addition, pursuant to interim custodial arrangements between Wells Fargo Bank, National Association and SMC, Wells Fargo Bank, National Association acts as interim custodian with respect to all of the SMC Mortgage Loans (17.0%).

Starwood’s Securitization Program

This is the 94th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $14.0 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten in accordance with SMC’s underwriting criteria, except as described in “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-

damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above, none of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 22, 2021. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch's Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $7,708,783,881 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch's affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch's standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch's representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC Regulations.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower's litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under "—UBS AG, New York Branch's Underwriting Standards", as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch's origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch's Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch's credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch's underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch's underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 16, 2021. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including March 31, 2021, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	©	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2017-C1	X	UBS AG, New York Branch	17	311,792,500.00	32.5%	1	4,100,000.00	0.4%	1	4,100,000.00	0.4%	0	—	0.0%	0	—	0.0%		—	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii)  which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.

3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.

4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.

8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).

9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.

10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under "—UBS AG, New York Branch" has been provided by UBS AG, New York Branch.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 10.5% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2020, KeyBank’s Real Estate Capital Group originated a total of $16.2 billion in permanent, bridge, development and construction commercial mortgage loans from 27 offices nationwide. Of this total, $10.8 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of March 31, 2021, KeyBank had originated approximately $19.651 billion of commercial mortgage loans that have been securitized in 99 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage

Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC Regulations.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage

Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on April 23, 2021 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending March 31, 2021 as a sponsor of commercial mortgage loan securitizations.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including October 1, 2015 to and including March 31, 2021, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator, which is an indirect wholly-owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales, an expected VRR Interest Owner (as a “majority-owned affiliate” of Barclays) and one of the expected initial Risk Retention Consultation Parties. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the RR Interest Owner.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the RR Interest Owner upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2021-C10 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and the RR Interest Owner and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee and the Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee, certificate administrator and custodian under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a U.S. bank holding company with approximately $1.9 trillion in assets as of December 31, 2020. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo & Company announced that it had entered into a definitive agreement with Computershare Ltd (“Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The transaction is expected to close in the second half of 2021, subject to customary closing conditions and regulatory approvals. Virtually all corporate trust services employees of Wells Fargo Bank, along with most existing CTS systems, technology and offices, are expected to transfer to one or more Computershare-affiliated entities as part of the sale.

Wells Fargo Bank will perform its obligations as trustee, certificate administrator and custodian under the PSA through its CTS line of business. In connection with the sale to Computershare, Wells Fargo Bank intends to transfer its duties, obligations and rights as trustee, certificate administrator and custodian under the PSA to Computershare Trust Company, N.A. or another Computershare-affiliated entity that satisfies the eligibility and consent requirements applicable to a successor trustee, certificate administrator and custodian under the PSA, or to otherwise engage Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent to execute some or all of its powers and perform some or all of its duties as trustee, certificate administrator and custodian under the PSA; provided that the terms of the PSA will state that any such appointment of Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent will not relieve Wells Fargo Bank of responsibility for its duties or obligations under the PSA.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2020, Wells Fargo Bank was acting as trustee on approximately 421 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $210 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2020, Wells Fargo Bank was acting as certificate administrator for approximately 1019 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $568 billion.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2020, Wells Fargo Bank was acting as custodian of more than 290,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

In December 2014, Phoenix Light SF Limited and certain related entities and the National Credit Union Administration (NCUA) filed complaints in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against Wells Fargo Bank in its capacity as trustee for a number of residential mortgage-backed securities trusts. Complaints raising similar allegations have been filed by Commerzbank AG in the Southern District of New York and by IKB International and IKB Deutsche Industriebank in New York state court. In each case, the plaintiffs allege that Wells Fargo Bank, as trustee, caused losses to investors, and plaintiffs assert causes of action based upon, among other things, the trustee’s alleged failure to notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, notify investors of alleged events of default, and abide by appropriate standards of care following alleged events of default. Wells Fargo Bank previously settled two class action lawsuits with similar allegations that were filed in November 2014 and December 2016 by institutional investors in the Southern District of New York and New York state court, respectively.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo Bank has asserted counterclaims alleging that Nomura and Natixis failed to provide Wells Fargo Bank notice of their representation and warranty breaches.

With respect to each of the foregoing litigations, Wells Fargo Bank believes plaintiffs' claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the related RMBS trusts.

For two CMBS transactions, Wells Fargo Bank disclosed transaction-level noncompliance on its 2020 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For each transaction, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. Wells Fargo Bank has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

Neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, each of Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding Wells Fargo Bank set forth under this heading “—The Trustee and the Certificate Administrator” has been provided by Wells Fargo Bank. None of the depositor, the underwriters or any other person, other than Wells Fargo Bank, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between the Wells Fargo Bank and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee and certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

KeyBank National Association, a national banking association (“KeyBank”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the Serviced Companion Loans.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank is not an affiliate of the issuing entity, the depositor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer or the trustee. KeyBank is also a mortgage loan seller, but KeyBank is not an affiliate of any other mortgage loan seller.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/18	12/31/19	12/31/20	3/31/21
By Approximate Number	16,281	18,882	17,008	17,294
By Approximate Aggregate Principal Balance (in billions)	$239.0	$289.6	$308.5	$320.9

Within this servicing portfolio are, as of March 31, 2021, approximately 10,756 loans with a total principal balance of approximately $237.0 billion that are included in approximately 764 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2020, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“DBRS Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage

Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2
Long-Term Deposits	N/A	A	Aa3
Short-Term Deposits	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the Serviced Mortgage Loans and Serviced Companion Loans. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank will retain $20,058,090.77 certificate balance of the VRR Interest. However, KeyBank or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time.

The foregoing information regarding KeyBank under this heading “—The Master Servicer” has been provided by KeyBank.

For a description of any material affiliations, relationships and related transactions between KeyBank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

KeyBank will have various duties under the PSA. Certain duties and obligations of KeyBank are described under “Pooling and Servicing Agreement—General” and “Certain Legal Aspects of Mortgage

Loans—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

KeyBank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to be appointed as the special servicer under the PSA. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties, pursuant to the PSA.

RCA maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by DBRS Morningstar. RCA is also rated by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capitol Management, LLC, a Delaware limited liability company (“RCM”) and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capitol LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of March 31, 2021, RCM was the sponsor of, and certain of its affiliates were investors in, twelve private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $6.6 billion of regulatory assets under management in the aggregate. Of the twelve Funds, seven are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of March 31, 2021, RCM has underwritten and purchased, primarily for the Funds, over $8.7 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 139 securitizations totaling approximately $145 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 261 employees as of March 31, 2021 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of Certificateholders and the RR Interest Owner. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of March 31, 2021, RCA and its affiliates were actively special servicing approximately 608 portfolio loans (and REO properties) with an unpaid principal balance of approximately $11.80 billion (see footnote 2 to the chart below).

As of March 31, 2021, RCA is also performing special servicing for approximately 131 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 8,329 assets with an unpaid principal balance at securitization of approximately $134.4 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 3/31/2021
Number of CMBS Pools Named Special Servicer	105	120	129	131
Approximate Aggregate Unpaid Principal Balance(1)	$110.9 billion	$125.0 billion	$133.3 billion	$134.4 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	136	179	617	608
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$2.02 billion	$2.55 billion	$11.67 billion	$11.80 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of (i) RREF IV-D AIV RR, LLC, the entity expected to be the holder of the “eligible horizontal residual interest” and be appointed as the initial Controlling Class Certificateholder and the initial Directing Certificateholder, (ii) RREF IV Debt AIV, LP, the entity that is expected to purchase the Class X-H and Class X-J certificates, and will receive the Class S certificates on the Closing Date, (iii) Rialto Real Estate Fund IV – Debt, LP, which entity is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates, and (iv) Situs Holdings, LLC, the special servicer of the MGM Grand & Mandalay Bay Mortgage Loan, through common control by Stone Point Capital LLC. In addition, RCA was appointed as the initial special servicer under the UBS 2019-C18 pooling and servicing agreement which governs the servicing and administration of the Wyndham National Hotel Portfolio

Whole Loan, and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the UBS 2019-C18 pooling and servicing agreement. Except as described above, neither RCA nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCM or its affiliates may, in the future, retain or own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by RCA. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist).

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of RCA as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “Certain Legal Aspects of Mortgage Loans—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. RCA’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Affiliated Special Servicer

Situs Holdings, LLC, a Delaware limited liability company (“Situs Holdings”) currently serves as the special servicer under the BX 2020-VIVA TSA, which currently governs the servicing of the MGM Grand & Mandalay Bay Whole Loan. Situs Holdings’ controlling ownership interest is collectively held by the Trident VI and Trident VII Funds (which “Trident VI” Funds include Trident VI, LP, Trident VI Parallel Fund, LP, Trident VI DE Parallel Fund, LP, and Trident VI Professionals Fund, LP and which “Trident VII” Funds include Trident VII, LP, Trident VII Parallel Fund, LP, Trident VII DE Parallel Fund, LP, and Trident VII Professionals Fund, LP) all of which are managed by Stone Point Capital LLC (“Stone Point”), an investment adviser registered with the US. Securities and Exchange Commission. Stone Point is a financial services-focused private equity firm that has raised and managed eight private equity funds over 25 years, with aggregate committed capital of more than $25 billion. Stone Point has invested in over 100 companies and targets investments in the global financial services industries, including investments in companies that provide outsourced services to financial institutions, banks and depository institutions, asset management firms, insurance and reinsurance companies, insurance distribution and other insurance-related businesses, specialty lending and other credit opportunities, mortgage services companies and employee benefits and healthcare companies. A minority interest in Situs Holdings is held by Port-aux-Choix Private Investments Inc., a Canadian pension fund managed by The Public Sector Pension Investment Board (“PSP”). PSP is one of Canada’s largest pension investment managers investing in funds for the pension plans of the Public Service, the Canadian Armed Forces, the Royal Canadian Mounted Police and the Reserve Force.

On September 18, 2020, SitusAMC Holdings Corp., Situs Holdings’ parent, acquired the third-party loan servicing and asset management platform of Cohen Financial, a division of Truist Financial Corporation. The acquisition included Cohen’s servicing and asset management clients and employees, including those related to special servicing.

The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 101 Montgomery Street, Suite 2250, San Francisco, California 94104.

Situs Holdings has a current Special Servicer rating for “CSS2-” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.” Situs Holdings is approved by Moody’s as a special servicer for CMBS and single family rental transactions. KBRA has reviewed Situs Holdings as a special servicer and has deemed Situs Holdings to possess the necessary capabilities and attributes necessary to satisfy the minimum requirements to meet its contractual obligations and the Servicing Standard in accordance with industry practices. As of March 31, 2021, Situs Holdings is also the named operating advisor for 21 CMBS transactions with an aggregate outstanding principal balance of approximately $17.39 billion.

Situs Holdings and its affiliates (collectively, “Situs”) are involved in the real estate advisory business and engages principally in:

●	Real estate consulting

●	Primary servicing

●	CMBS/CLO special servicing

●	Asset management

●	Commercial real estate valuation

●	Due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has major offices located across the U.S. in San Francisco, New York, and Houston as well as offices in London and Frankfurt. Situs provides services to financial institutions investors and servicers as well as to agencies of the United States government.

The table below sets forth information about Situs’ portfolio of securitized specially serviced loans as of the dates indicated below:

Special Servicing

	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 03/31/2021
CMBS Pools (excluding Single Family Rental)	22	60	181	211
CMBS Loans (excluding Single Family Rental) by Approximate Number	1,220	1,912	3,099	3,137
Named Specially Serviced Portfolios By Approximate Unpaid Principal Balance(1)	$11,988,515,043	$29,654,019,596	$53,482,183,741	$72,049,891,284
Actively Specially Serviced Portfolios By Approximate Number of Loans(2)	12	3	145	44
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(2)	$138,318,128	$12,523,226	$2,750,936,174	$1,772,607,205
CMBS Single Family Rental Pools	3	6	10	10
By Approximate Number	249	512	863	830
Named Specially Serviced Approximate Unpaid Principal Balance(1)	$547,140,715	$1,410,421,511	$2,449,610,876	$2,341,125,234
Actively Specially Serviced by Approximate Number of Loans(2)	7	17	36	3
Actively Specially Serviced by Approximate Unpaid Principal Balance(2)	$11,115,151	$26,206,600	$88,514,810	$75,077,842

(1)	Includes all loans in Situs’ portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of March 31, 2021, Situs had 101 personnel involved in the asset management and special servicing of commercial real estate assets, of which 19 were dedicated to the special servicing business unit. As of March 31, 2021, Situs specially serviced a portfolio that included approximately 184 loans throughout the United States, including non-securitized notes, with a then current face value in excess of $1.97 billion, all of which are commercial or multifamily real estate assets. As of March 31, 2021, Situs had 177 personnel involved in the primary/master servicing of commercial real estate, all of which are commercial or multifamily real estate assets.

Those commercial real estate assets included mortgage loans secured by the same types of income producing properties as those securing the MGM Grand & Mandalay Bay Whole Loan. Accordingly, the assets that Situs services, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real property securing the MGM Grand & Mandalay Bay Whole Loan for tenants, purchasers, financing and so forth. Additionally, certain affiliates of Situs may be invested in, directly or indirectly, commercial real estate assets and commercial mortgage assets that include the same types of loans and properties as the Mortgaged Properties securing the Mortgage Loans. Accordingly, the assets that Situs services, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its servicing and special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Situs has recognized that technology can greatly improve its performance as a servicer and special servicer, and Situs’ infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution.

Situs occasionally engages consultants to perform property inspections and provide certain asset management functions. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as servicer and/or special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the BX 2020-VIVA TSA nor any material impact on the loan performance or the performance of the MGM Grand & Mandalay Bay Whole Loan.

Situs Holdings will not have primary responsibility for custody services of original documents evidencing the mortgage loans for which it is special servicer. On occasion, Situs Holdings may have custody of certain of such documents as necessary for enforcement actions involving the MGM Grand & Mandalay Bay Whole Loan or otherwise. To the extent that Situs Holdings has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standards set forth in the applicable trust and servicing agreement. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the holders of the MGM Grand & Mandalay Bay Whole Loan.

No securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer and/or special servicer.

Situs is not an affiliate of the depositor, the issuing entity, the sponsors/mortgage loan sellers, the originators, the servicers (other than Rialto Capital Advisors, LLC, the special servicer), any sub-servicer, the master servicer, the trustee, the certificate administrator, the custodian, the operating advisor or the asset representations reviewer. Situs is affiliated, through common control by Stone Point, with (i) Rialto Capital Advisors, LLC, the anticipated special servicer, (ii) RREF IV-D AIV RR, LLC, the anticipated holder of the “eligible horizontal residual interest” and the initial Controlling Class Certificateholder and expected to be appointed as the initial Directing Certificateholder, (iii) RREF IV Debt AIV, LP, the entity that is expected to purchase the Class X-H and Class X-J certificates, and will receive the Class S certificates and (iv) Rialto Real Estate Fund IV – Debt, LP, which entity is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates. Situs or an affiliate did provide underwriting services or assistance to UBS AG and Societe Generale Financial Corporation with respect to certain of the Mortgage Loans.

From time to time, Situs and/or its affiliates may purchase or sell securities, including CMBS certificates. Situs and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market. Except as described herein, neither Situs nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Situs, or its affiliates, may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The depositor, the sponsors, borrowers, the guarantors, the master servicer, the trustee and the certificate administrator may maintain banking and other commercial relationships with Situs and its affiliates.

The information set forth under this heading “—The Affiliated Special Servicer” regarding Situs Holdings, LLC has been provided by Situs Holdings, LLC.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform uses specialized compliance checking software and has a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of March 31, 2021, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 216 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $208 billion. As of March 31, 2021, Pentalpha Surveillance was acting as asset representations reviewer for 90 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $84 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Legal Aspects of Mortgage Loans—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

This securitization transaction is required to comply with the Credit Risk Retention Rules. Barclays Capital Real Estate Inc. has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows:

●	The “VRR Interest” is an interest in the issuing entity representing the right to receive the VRR Percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the certificates (other than the Class R certificates) and the RR Interest (i.e., representing the right to receive the VRR Allocation Percentage of all amounts distributed on the Non-VRR Certificates on each Distribution Date). The two types of interests comprising the VRR Interest will be the definitive Class RR certificates retained by the Retaining Sponsor (or its MOA) as described below and the uncertificated interest acquired by Societe Generale Financial Corporation (or its MOA) (the “RR Interest”) as described below. The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) in the issuing entity and will have an aggregate initial VRR Interest Balance of $34,421,715. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner” and the RR Interest Owner and the holder of the Class RR certificates (the “Class RR Certificateholder”) are referred to collectively in this prospectus as the “VRR Interest Owners”.

●	The Retaining Sponsor (through its “majority-owned affiliate”, Barclays Bank PLC) is expected to retain a portion of the VRR Interest, in the form of Class RR certificates, with a VRR Interest Balance equal to $22,208,016 and representing approximately 64.52% of the VRR Interest on the Closing Date.

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by Societe Generale Financial Corporation (“SGFC”), in the form of the RR Interest, with a VRR Interest Balance equal to $12,213,699 (the “Original RR Interest Balance”), representing approximately 35.48% of the entire VRR Interest as of the Closing Date (the “SGFC VRR Interest Portion”); SGFC originated Mortgage Loans representing approximately 35.48% of the Initial Pool Balance, which is equal to at least 35.48% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of the entire VRR Interest as of the Closing Date, in accordance with the Credit Risk Retention Rules; SGFC will acquire the SGFC VRR Interest Portion from the Retaining Sponsor on the Closing Date.

●	RREF IV-D AIV RR, LLC or its affiliate (the “Third-Party Purchaser”) is expected to purchase for cash the Class H-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $39,602,939 representing approximately 0.9394% of the aggregate fair value of all Classes of Regular Certificates. The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

The percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the certificates (other than the Class R certificates) and the RR Interest represented by the VRR Interest will equal at least 5% as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

“VRR Percentage” means a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the classes of Principal Balance Certificates and the VRR Interest Balance of the VRR Interest.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the Risk Retention Requirements. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any requirement of the Risk Retention Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the Risk Retention Requirements. Consequently, the certificates may not be a suitable investment for investors who are subject to the Risk Retention Requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the VRR Interest Owners, the Third-Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the VRR Interest Owners, the Third-Party Purchaser or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of the VRR Interest Owners is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The aggregate amount available for distribution to the VRR Interest Owners on each Distribution Date will, in general, equal the sum of (i) the product of the VRR Percentage multiplied by the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest, pro rata based on the VRR Interest Balances of each of the RR Interest and the Class RR certificates; and, in connection therewith, the VRR Interest Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate VRR Interest Balance, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO

Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, VRR Interest Owners may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate VRR Interest Balance has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance has been reduced to zero; and

Third, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, to reimburse (with interest) prior write-offs of the VRR Interest Balance of the VRR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date; provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date (the “VRR Interest Rate”).

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

“RR Interest Balance” means, with respect to the RR Interest (i) on or prior to the first Distribution Date, an amount equal to the Original RR Interest Balance and (ii) as of any date of determination after the first Distribution Date, the RR Interest Balance on the Distribution Date immediately prior to such date of determination after giving effect to (a) any distributions made on such Distribution Date as described in clauses First, Second and Third above in this “—Priority of Distributions on the VRR Interest”, (b) any VRR Realized Losses allocated to the RR Interest on such Distribution Date, and (c) any recoveries on the Mortgage Loans of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were previously reimbursed from principal collections on the related Mortgage Loans, that resulted in a reduction of the VRR Principal Distribution Amount, which recoveries are allocated to the RR Interest and added to the RR Interest Balance.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Balance” means the Certificate Balance of the Class RR certificates and/or the RR Interest Balance of the RR Interest, as applicable.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second, Twenty-fifth and Twenty-eighth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third, Twenty-sixth and Twenty-ninth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date and the VRR Interest, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth, Twenty-seventh and Thirtieth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

Holders of the VRR Interest will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the holders of the VRR Interest, pro rata based on the VRR Interest Balances of each of the RR Interest and the Class RR certificates in an amount equal to the VRR Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of Certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

HRR Certificates

General

The Third-Party Purchaser is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Initial Certificate Balance	Fair Values of the HRR Certificates (in % and $)	Purchase Price(1)
Class H-RR	$ 8,123,000	0.193% / $1,734,342	21.3510%
Class J-RR	$ 31,479,939	0.747% / $6,721,282	21.3510%

(1)	Expressed as a percentage of the initial Certificate Balance of each related class of HRR Certificates, excluding accrued interest. The aggregate purchase price to be paid for such HRR Certificates to be acquired by the Third Party Purchaser is approximately $8,455,624 excluding accrued interest.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $45,006,072, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

The approximate fair value of each class of certificates (other than the Class R certificates) based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$23,477,554
Class A-2	$24,822,470
Class A-5	$494,699,394
Class A-SB	$41,995,385
Class X-A	$57,192,175
Class X-B	$13,371,545
Class X-D	$5,667,041
Class X-F	$1,294,838
Class X-G	$881,218
Class X-H	$151,632
Class X-J	$587,605
Class A-S	$77,395,991
Class B	$35,537,121
Class C	$35,538,441
Class D	$18,437,446
Class E	$13,829,486
Class F	$6,230,481
Class G	$3,966,056
Class H-RR	$1,734,342
Class J-RR	$6,721,282
Class S	$0
Class RR	$23,606,899
RR Interest	$12,983,040

The aggregate fair value of all of the classes of certificates (other than the Class R certificates) is approximately $900,121,440, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the HRR Certificates that were retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and tenth, to the Senior Certificates (other than the Class X Certificates) (pro rata), in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the classes of HRR Certificates identified in the table above in this “—HRR Certificates” section, see “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus.

For a description of other material payment terms of the Classes of HRR Certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Third-Party Purchaser

It is anticipated that RREF IV-D AIV RR, LLC, a Delaware limited liability company (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the HRR Certificates set forth in the table above under “—HRR Certificates—General”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules. The Third Party Purchaser is wholly owned, directly or indirectly, by RREF IV Debt AIV, LP, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”). The Horizontal Risk Retention Certificates will represent the Third Party Purchaser’s first purchase of CMBS B-Piece Securities, but its affiliates have been a third party purchaser in many other CMBS securitizations and have held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) in other CMBS securitizations. The Third Party Purchaser is advised by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of the expected special servicer and experienced commercial real estate debt investor. RCM has underwritten and purchased, primarily for funds under its management, as of March 31, 2021 over $8.7 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 139 securitizations totaling approximately $145 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in the majority of these transactions.

RREF IV-D AIV RR, LLC or its affiliate is expected to (i) act as the initial Third Party Purchaser and (ii) retain the Class H-RR and Class J-RR certificates. Rialto Capital Advisors, LLC, the expected special servicer for this transaction is an affiliate of RREF IV-D AIV RR, LLC. Rialto Capital Advisors, LLC is

expected to act as the special servicer and it or an affiliate assisted RREF IV-D AIV RR, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. Any review by the Third Party Purchaser and its affiliates of the credit risk of the securitized assets is solely for their own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of any of the sponsors’ underwriting standards or any loan-level disclosure in this prospectus. The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards or disclosure and the Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents.

Solely for its own purposes and benefit, the Third Party Purchaser has completed an independent review of the credit risk of each mortgage loan. The review consisted of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each mortgage loan and expected cash flows related to the mortgage loans. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors and was not independently verified by the Third Party Purchaser. The Third Party Purchaser performed its due diligence solely for its own benefit. The Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. Third Party Purchaser’s review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or of any mortgage loan or any loan level disclosure in this prospectus. The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors and other third parties are not entitled to rely on in any way the Third Party Purchaser’s due diligence or acceptance of a mortgage loan. The Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan.

The Third Party Purchaser will have no liability to any certificateholder for any actions taken by it and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, forever waives and releases any claims against Third Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” related to its ownership of the HRR Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the HRR Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until on and after the fifth anniversary of the Closing Date. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Principal Balance Certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §244.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the HRR Certificates or the VRR Interest is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization or the HRR Certificates or the VRR Interest.

In addition, neither the VRR Interest Owners nor their respective affiliates intend to transfer its respective VRR Interest or enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to its respective VRR Interest, unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Operating Advisor

The operating advisor for this securitization transaction will be Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and

●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of HRR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, Societe Generale Financial Corporation, KeyBank, SMC and UBS AG, New York Branch will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”.

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Societe Generale Financial Corporation, SMC and UBS AG, New York Branch determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth in Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, Societe Generale Financial Corporation, SMC or UBS AG, New York Branch, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Societe Generale Financial Corporation, SMC or UBS AG, New York Branch, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Societe Generale Financial Corporation, SMC and UBS AG, New York Branch based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include each of the KeyBank Mortgage Loans in this transaction, KeyBank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued and the RR interest will be created pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts“) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor; and (6) the regular interests in the Loan REMIC and the Lower-Tier REMIC.

The Commercial Mortgage Pass-Through Certificates, Series 2021-C10 will consist of the following classes: the Class A-1, Class A-2, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class RR, Class S and Class R certificates and the RR Interest.

The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates“. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates“. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Class H-RR and Class J-RR certificates are also referred to in this prospectus as the “HRR Certificates” and are expected to be purchased by RREF IV-D AIV RR, LLC. The Certificates (other than the Class RR certificates and the Residual Certificates) are collectively referred to in this prospectus as the “Non-VRR Certificates”. The Class RR certificates and the RR Interest are collectively referred to in this prospectus as the “VRR Interest”.

Upon initial issuance, the Principal Balance Certificates, the Class RR Certificates and the RR Interest will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$23,478,000
A-2	$24,100,000
A-5	$480,300,000
A-SB	$40,774,000
X-A	$568,652,000
X-B	$146,225,000
A-S	$75,144,000
B	$35,540,000
C	$35,541,000

Non-Offered Certificates
X-D	$38,587,000
X-F	$11,170,000
X-G	$8,124,000
X-H	$8,123,000
X-J	$31,479,939
D	$21,325,000
E	$17,262,000
F	$11,170,000
G	$8,124,000
H-RR	$8,123,000
J-RR	$31,479,939
RR	$22,208,016
S	NAP
R	NAP
RR Interest	$12,213,699

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates or Class RR certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and the Class RR certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $568,652,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $146,225,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balance of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $38,587,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $11,170,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $8,124,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H-RR certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $8,123,000. The Notional Amount of the Class X-J certificates will equal the Certificate Balance of the Class J-RR certificates outstanding from time to time. The initial Notional Amount of the Class X-J certificates will be approximately $31,479,939.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC“). The certificates (other than the Class S certificates and the rights of the VRR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class S certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates and the RR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in August 2021.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Loan REMIC Distribution Account, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Non-VRR Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates, the RR Interest Owner and the holder of the Class R certificates on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments“) that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders and the RR Interest Owner;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the VRR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-VRR Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Non-VRR Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-VRR Percentage, and (b)(x) the amount by which the Non-VRR Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Non-VRR Principal Distribution Amount, divided by (y) the Non-VRR Percentage, and (ii) any Non-VRR Realized Losses and VRR Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Non-VRR Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Non-VRR Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Non-VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-VRR Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-5 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(e)       to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Non-VRR Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Non-VRR Realized Losses to those certificates.

Reimbursement of previously allocated Non-VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the VRR Percentage of the amount of such recovery will be added to the VRR Interest Balance of the VRR Interest, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Loss previously allocated to the VRR Interest; (ii) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above (and in the case of the Principal Balance Certificates that are Senior Certificates, on a pro rata basis according to the amount of unreimbursed Realized Losses on such Classes), in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-VRR Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the VRR Interest Distribution Amount will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Non-VRR Realized Losses or VRR Realized Losses, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates (other than the Class S certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 0.77000%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 2.07100%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 2.49200%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 2.26800%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 2.68400%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 2.49200%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to 2.84000%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 2.00000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 2.00000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 2.00000%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to 2.00000%.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date minus 0.50000%.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date minus 0.50000%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class H-RR certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-J certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class J-RR certificates for the related Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the VRR Interest Rate.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Aggregate Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates will be equal to the interest for the related Interest Accrual Period accrued at the

Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Aggregate Principal Shortfall for such Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Non-VRR Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Aggregate Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Aggregate Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Aggregate Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)       the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)      all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)      any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)	the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)	the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Non-VRR Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate

Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the RR Interest Owner or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class S Certificates, the Non-VRR Percentage of any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date and (ii) to the holders of the VRR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of its related Certificate Balance or VRR Interest Balance, as applicable, to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the Treasury Regulations of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such Treasury Regulations.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above and (4) to the Class X-D certificates, any remaining portion of such Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and (y) to the VRR Interest, the VRR Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G, Class H-RR, Class J-RR, Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates and the RR Interest is the Distribution Date on which the aggregate Certificate Balance of that class of certificates or the VRR Interest Balance of the RR Interest, as applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	April 2026
Class A-2	July 2026
Class A-5	June 2031
Class A-SB	February 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2031
Class B	June 2031
Class C	June 2031

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2054. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)        the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the RR Interest Owner to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. Any Aggregate Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Non-VRR Certificates (other than the Class S Certificates), pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being allocated to the VRR Interest.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-VRR Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to the Non-VRR Certificates to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Non-VRR Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-VRR Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Non-VRR Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Non-VRR Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the RR Interest Owner on that date, the certificate administrator is required to calculate the Non-VRR Realized Loss and the VRR Realized Loss for such Distribution Date.

The “Non-VRR Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Non-VRR Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class H-RR certificates;

third, to the Class G certificates;

fourth, to the Class F certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Non-VRR Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Non-VRR Realized Losses. VRR Realized Losses, rather than Non-VRR Realized Losses, will be allocated to the VRR Interest. The VRR Realized Losses and the Non-VRR Realized Losses are referred to in this prospectus as “Realized Losses”. See “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the AB Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as the case may be, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance to zero, reimbursements of any previously allocated Non-VRR Realized Losses and VRR Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “Distributions—Available Funds” and “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

Reports to Certificateholders and the RR Interest Owner; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and the RR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or the RR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and in reduction in the RR Interest Balance of the RR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, RR Interest Owner or Certificate Owner reasonably requests, to enable Certificateholders and the RR Interest Owner to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the

PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)     a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the RR Interest Owner by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2022, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2021, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-

Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder, the Risk Retention Consultation Parties or a VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Parties” will be each of (i) the party selected by Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) (such party, the “VRR-A Risk Retention Consultation Party”) and (ii) the party selected by Societe Generale Financial Corporation (such party, the “VRR-B Risk Retention Consultation Party”). The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from Barclays Bank PLC (in the case of the VRR-A Risk Retention Consultation Party) or Societe Generale Financial Corporation (in the case of the VRR-B Risk Retention Consultation Party) (as confirmed by the certificate registrar). Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan. The initial Risk Retention Consultation Parties are expected to be Barclays Bank PLC and Societe Generale Financial Corporation.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Information” means, with respect to any Excluded Loan, any information solely related to such Excluded Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to a Risk Retention Consultation Party or the holder of the majority of the related VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the RR Interest Owner, the Directing Certificateholder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the Class RR certificates) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate

(including the Class RR certificates) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or the RR Interest Owner that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced

Loans) may provide (or make available electronically) at the expense of such Certificateholder or the RR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder or the RR Interest Owner; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder and the RR Interest Owner may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and the RR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Parties

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Parties, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to each Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

●	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	any appraisals delivered in connection with any Asset Status Report; and

●	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates or the RR Interest;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or the RR Interest Owner of the termination of the master servicer or special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders or the RR Interest Owner of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

●	any notice or documents provided to the certificate administrator by the Depositor or the Master Servicer directing the certificate administrator to post to the “Special Notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab,

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Loan will be permitted to obtain such information in accordance with the terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, the RR Interest Owner and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders and/or the RR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, the RR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, the RR Interest Owner and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, the RR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or the RR Interest Owner only those persons in whose names the certificates or the RR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates and the Class RR certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the Class RR certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class S and Class R certificates nor the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream

Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant

will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules“), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary

Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator“). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Each of the HRR Certificates and Class RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing an HRR Certificate or Class RR certificates must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class S and Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2021-C10

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)        the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)      an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)      an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)     originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)      in the case of the Loan REMIC, a copy of the related REMIC declaration and the related filed IRS Forms SS-4 and 8811;

(xi)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xii)     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xiii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)     the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvi)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvii)   the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xviii)   the original or a copy of any related mezzanine intercreditor agreement;

(xix)    the original or a copy of all related environmental insurance policies; and

(xx)     a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)     A copy of each of the following documents:

(i)        the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)      all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)     any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)      any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)     any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)     any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)     a copy of any engineering reports or property condition reports;

(c)     other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)     for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)     a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)     a copy of the appraisal for the related Mortgaged Property(ies);

(h)     for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)      a copy of the applicable mortgage loan seller’s asset summary;

(j)      a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)     a copy of all zoning reports;

(l)      a copy of financial statements of the related mortgagor;

(m)    a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)     a copy of all UCC searches;

(o)     a copy of all litigation searches;

(p)     a copy of all bankruptcy searches;

(q)     a copy of any origination settlement statement;

(r)      a copy of the insurance summary report;

(s)     a copy of organizational documents of the related mortgagor and any guarantor;

(t)      unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)     a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)     a copy of any closure letter (environmental); and

(w)    a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or the RR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)       cure such Material Defect in all material respects, at its own expense,

(B)       repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)       substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial

Corporation to the same extent as Societe Generale Financial Corporation) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders and the RR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the issuing entity or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the RR Interest Owner and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings and (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays and Societe Generale Financial Corporation) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates and the RR Interest Owner. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the RR Interest Owner. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the RR Interest Owner the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and the RR Interest Owner (as a collective whole as if such Certificateholders and the RR Interest Owner constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the RR Interest Owner and the holder of the related Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make Advances;

(D)       the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)       any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders and the RR Interest Owner. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the remittance date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the RR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the RR Interest Owner. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the RR Interest Owner.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate“) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Loan REMIC Distribution Account”, a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class S and Class R certificates or distributable to the VRR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from (i) Available Funds to the holders of the Non-VRR Certificates and (ii) VRR Available Funds to the VRR Interest Owners as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest”. Amounts received with respect to the Loan REMIC Residual Interests will be deposited into the Loan REMIC Residual Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class S certificates and the VRR Interest Owner. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain two accounts (the “Non-VRR Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Non-VRR Certificates and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited (i) into the Non-VRR Gain-on-Sale Reserve Account in an amount equal to the Non-VRR Percentage multiplied by such gains and (ii) into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the VRR Percentage multiplied by such amounts. Amounts in the Non-VRR Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Principal Balance Certificates (including to reimburse for Non-VRR Realized Losses previously allocated to such certificates), and amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Available Funds to all amounts due and payable to the VRR Interest Owners (including to reimburse for the VRR Realized Losses previously allocated to the VRR Interest). Any remaining amounts will be held in the Non-VRR Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Non-VRR Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)      to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)      to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)      to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Non-VRR Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)      to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)     to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred in respect of any Material Defect giving rise to a repurchase or substitution obligation or any other obligation of the applicable mortgage loan seller pursuant to the applicable MLPA;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)     to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)      to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)     to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)    to recoup any amounts deposited in the Collection Account in error;

(xiii)    to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)     to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)   to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)  to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)   to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the RR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	related Serviced Companion Loan.	respect to the other Mortgage Loans.
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Serviced Mortgage Loan) and any related Serviced Companion Loan.
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-	Out of general collections on deposit in the Collection Account.	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Serviced Mortgage Loan, but excluding each Companion Loan).
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, an amount equal to (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Reimbursement Amount, out of general collections on deposit in the Collection Account.
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced

PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.001875% to 0.06125%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% (or 20% in connection with a Payment Accommodation resulting from the COVID-19 emergency) of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent, loan service transaction and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% (or 20% in connection with a Payment Accommodation resulting from the COVID-19 emergency) of such assumption, waiver, consent, loan service transaction and earnout fees and other similar fees;

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are Non-Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, (A) the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related special servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such

Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $4,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-

Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds including with respect to the related Companion Loan, if applicable or (b) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller with respect to any Mortgage Loan (including any related Companion Loan, if applicable) (except as such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach of document defect within the 90-day initial cure period or, if applicable, with the subsequent 90-day extended cure period).

A “Liquidation Fee”, with respect to each Specially Serviced Loan (and each related Serviced Companion Loan) or an REO Property or Loss of Value Payment or Purchase Price will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (a) 3.0% and (b) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)       the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)      (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)      if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)      100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)     100% of waiver, consent, loan service transaction and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)     100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans; and

(v)       50% (or 80% in connection with a Payment Accommodation resulting from the COVID-19 emergency) of all Excess Modification Fees and assumption, waiver, consent, loan service transaction and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision.

For the avoidance of doubt, (A) the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.0091% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00178% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the RR Interest as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the RR Interest as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period;

provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the RR Interest Owner, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

For the avoidance of doubt, and for purposes of clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case: (i) is entered into no later than September 30, 2021; (ii) provides for no more than 3 months of forbearance; and (iii) requires full repayment of deferred payments and escrows within 12 months of the date of the first forbearance for such Mortgage Loan or Serviced Whole Loan. No Payment Accommodation may be granted if the Mortgage Loan or Serviced Whole Loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request. The special servicer will process all Payment Accommodations requested in its sole and absolute discretion in accordance with the Servicing Standard, and the master servicer will have no processing, consent or other rights with respect thereto.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.   the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the special servicer, to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the special servicer. Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the RR Interest Owner. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Non-VRR Certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand). See “—Advances”.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the Non-VRR Certificates, on the other hand, based on the VRR Percentage and the Non-VRR Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the VRR Percentage of any Cumulative Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the VRR Interest Balance thereof, and the Non-VRR Percentage of any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, and second, to the Class H-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated to the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the

Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a

Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. In addition, upon request of a Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of a Risk Retention Consultation Party (solely with respect to Specially Serviced Loans), or the holder of any Companion Loan, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-binding basis) with such Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions.

In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder)) and, with respect to a Specially Serviced Loan and upon request of a Risk Retention Consultation Party, upon non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the RR Interest Owner. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions, Special Servicer Decisions or Payment Accommodations with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions, Special Servicer Decisions or Payment Accommodations with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC, or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision, Special Servicer Decision or Payment Accommodation with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision, Special Servicer Decision or Payment Accommodation. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision, Special Servicer Decision or Payment Accommodation. Unless the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision, Special Servicer Decision or Payment Accommodation and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision, Special Servicer Decision or Payment Accommodation. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the processing by the master servicer of the matters described in the second preceding paragraph, after completion, the master servicer will deliver notice thereof to the special servicer (and the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to a Non-Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or a Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (ix) any non-material modification, amendment, consent to a non-material modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Holder related to a Mortgage Loan or Whole Loan if the special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, including a note splitting amendment, provided, that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (x) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder, (xiii) any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due; and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x)(a) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (y) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC Regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to September 30, 2021, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26, (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” above for a discussion of Revenue Procedure 2020-26.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder or a Risk Retention Consultation Party), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)) and a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)         approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)        subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)        any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan));

(iv)    requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)    subject to the proviso at the end of this definition, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)    determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(vii)    other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

provided that, with respect to a non-Specially Serviced Loan, if the special servicer determines (a) with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due, or (b) with respect to clause (v) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Special Servicer Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

Except as otherwise described under “—Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Any fees or other charges charged by the master servicer or the special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity and no Special Servicing Fee, Workout Fee or Liquidation Fee will be payable in connection with a Payment Accommodation. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a Payment Accommodation, all caps and limitations on fees will no longer be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision)) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the related VRR Interest upon request of a Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2022 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2023) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2021 and the calendar year ending on December 31, 2021. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)   the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer and the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable), which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)   the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)       the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing) or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender, reasonably satisfactory in form and substance to the master servicer and the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) such refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)       a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders and the RR Interest Owner (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)       the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)       the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)       the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property;

(9)       the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause (3) above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders and the RR Interest Owner (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days; or

(10)     a default occurs beyond any applicable grace period or cure period under a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan, as determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard.

For the avoidance of doubt, and for purposes of clauses (2), (3), (4), (7) and (9) and above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the RR Interest Owner with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	each Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the RR Interest Owner and the holder of any related Companion Loan (taking into account the pari passu or subordinate nature of any Companion Loan), as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the RR Interest Owner and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders and the RR Interest Owner (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder

(other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the RR Interest Owner as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the RR Interest Owner, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Loan REMIC or the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC, the Grantor Trust or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Loan REMIC or the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Loan REMIC or the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Loan REMIC or the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the RR Interest Owner is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the RR Interest Owner to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the RR Interest Owner. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders and the RR Interest Owner or, in the case of a Serviced Whole Loan, Certificateholders, the RR Interest Owner and any Companion Holder (as a collective whole as if such Certificateholders, the RR Interest Owner and Companion Holder constituted a single lender) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders, the RR Interest Owner and the holder of any related

Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the RR Interest Owner and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan, and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the RR Interest Owner and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each Risk Retention Consultation Party, in each case, other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and the RR Interest Owner and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the RR Interest Owner and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the RR Interest Owner, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by clauses (x) and (xii) of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

Each Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to such Risk Retention Consultation Party or the holder of the majority of the related VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be RREF IV-D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be the Class H-RR and Class J-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or a Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or such Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or a Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”), provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

Each of the following is a “Major Decision”:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, a Payment Accommodation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of Master Servicer Decision;

(iii)     following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)     any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)      any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than any such transfer as described under clause (xiii) of the definition of “Master Servicer Decision”;

(viii)    any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)     any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)      releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the special servicer under the PSA;

(xi)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)     subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)    other than with respect to a non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)    any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

provided that with respect to any non-Specially Serviced Loan, if the special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan with respect to a Major Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the related VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to a Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with each Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by each Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class H-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class H-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class H-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class H-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class H-RR certificates and the Class H-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time that such waivers have been made, (i) the master servicer will no longer be obligated to consult with the Directing Certificateholder and (ii) the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class H-RR certificates, the successor Class H-RR certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class F certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class H-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class H-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class H-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the RR Interest Owner (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the RR Interest Owner and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, any Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC Regulations, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the RR Interest Owner.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders and the RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder or the RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or RR Interest, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the RR Interest;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates or RR Interest; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder or RR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder and RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or RR Interest, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder, the RR Interest, the RR Interest Owner or any third party. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder and the RR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a broker or dealer within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties, except in limited circumstances. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)    after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operation Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and the RR Interest Owner and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, any Risk Retention Consultation Party, the RR Interest Owner or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance Report, Attestation Report, Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any

Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial. Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the Special Servicer will be required to send to the Operating Advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote.”

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)        that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)       that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)      that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, any Risk Retention Consultation Party, the Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)      that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)       that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)      that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the RR Interest Owner), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the

“Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)        the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)         the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder, the Risk Retention Consultation Parties, the RR Interest Owner, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Parties, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders and the RR Interest Owner by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders and the RR Interest Owner, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any

Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2011, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between June 1, 2016 and May 31, 2021 was approximately 32.1% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the four (4) largest Mortgage Loans in the Mortgage Pool represent approximately 22.8% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the four (4) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders and the RR Interest Owner (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Parties, the RR Interest Owner and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)      a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)     a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)      a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)     a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)    copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or RR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS Morningstar, Fitch, KBRA, Moody’s or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, the Third-Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates)), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third-Party Purchaser, any Risk Retention Consultation Party, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the RR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders or the RR Interest Owner), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders, the RR Interest Owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, the RR Interest Owner and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates and the Class RR certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates and the Class RR certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the VRR Interest Owners that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the VRR Interest Owners.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, and each VRR Interest Owner with respect to each other VRR Interest, that a Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates or VRR Interest Owners other than the applicable VRR Interest Owner;

(b)       may act solely in the interests of the applicable VRR Interest Owner;

(c)       does not have any liability or duties to the holders of any class of certificates or VRR Interest Owner other than the applicable VRR Interest Owner;

(d)       may take actions that favor the interests of the holders of one or more classes of certificates or, the applicable VRR Interest Owner, over the interests of the holders of one or more other classes of certificates or other VRR Interest; and

(e)       will have no liability whatsoever (other than to the applicable VRR Interest Owner) for having so acted as set forth in (a) – (d) above, and no Certificateholder or other VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates and/or the Class RR certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates and/or Class RR certificates on an aggregate basis requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and/or Class RR certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder or RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder or RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the Class RR certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the RR Interest Owner, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders and the RR Interest Owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and the RR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders and the RR Interest Owner of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and the Class RR certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the Class RR certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of such Principal Balance Certificates and the Class RR certificates evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating

Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the Class RR certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

The provisions of the foregoing paragraph will not apply if the depositor has determined, following a modification, waiver or amendment to, or repeal of, the Credit Risk Retention Rules, that the foregoing affiliations are not prohibited. The depositor will provide written notice of such determination to the master servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer, provided however, the depositor will have no obligation to monitor the Credit Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the RR Interest Owner and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)         KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency, as applicable), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)       such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan or the RR Interest Owner, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and the RR Interest Owner (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the RR Interest Owner and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the Class RR certificates) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders, and Certificate Owners and the RR Interest Owner (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer

also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than the Class RR Certificateholder) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder, Certificate Owner or RR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed

Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the RR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS 2021-C10 mortgage pool, if necessary), provided that, in the case of the Non-Serviced PSA for the MGM Grand & Mandalay Bay Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loan serviced under the related Non-Serviced PSA.

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-

Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2021-C10 mortgage pool, if necessary).

●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to the MGM Grand & Mandalay Bay Whole Loan, there is no operating advisor under the related Non-Serviced PSA.

●	With respect to the MGM Grand & Mandalay Bay Whole Loan (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of the MGM Grand & Mandalay Bay Mortgage Loan

The MGM Grand & Mandalay Bay Mortgage Loan is being serviced pursuant to the BX 2020-VIVA TSA. The servicing terms of the BX 2020-VIVA TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BX 2020-VIVA TSA earns a primary servicing fee with respect to the MGM Grand & Mandalay Bay Mortgage Loan equal to 0.000625% per annum.

●	Upon the MGM Grand & Mandalay Bay Mortgage Loan becoming a specially serviced loan under the BX 2020-VIVA TSA, the related Non-Serviced Special Servicer under the BX 2020-VIVA TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25%, subject to a maximum amount of $250,000 payable in any year with respect to the MGM Grand & Mandalay Bay Whole Loan.

●	The related Non-Serviced Special Servicer under the BX 2020-VIVA TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%; provided, that, in no event will the workout fee with respect to the MGM Grand & Mandalay Bay Whole Loan exceed $2,500,000.

●	The related Non-Serviced Special Servicer under the BX 2020-VIVA TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%; provided, that, in no event will the liquidation fee with respect to the MGM Grand & Mandalay Bay Whole Loan exceed $2,500,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The MGM Grand & Mandalay Bay Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or RR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or RR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or the RR Interest, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or the RR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or the RR Interest Owner, unless the Certificateholders or the RR Interest Owner have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and the RR Interest Owner of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) and the RR Interest and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest in exchange for the surrender of the VRR Interest, and (b) an amount equal to the product of (i) the Non-VRR Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for the then-outstanding Non-VRR Certificates (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and the RR Interest and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in July 2031 and any of the MGM Grand & Mandalay Bay Mortgage Loan, the Philadelphia Logistics Center Mortgage Loan or the SSA Austin Mortgage Loan are still an asset of the Trust, then any such Mortgage Loans will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class S and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the RR Interest Owner, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders, the RR Interest Owner or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the RR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the RR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, the RR Interest Owner or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)         to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) or the RR Interest Owner as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or the RR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the Grantor

Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)         to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)         to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)       to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the RR Interest Owner (if affected by such amendment) and the holders of certificates of each class affected by such amendment evidencing, in the case of Certificateholders, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the RR Interest Owner, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class or the RR Interest without the consent of the holder of such certificate or the RR Interest Owner or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates and the RR Interest Owner or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan or that otherwise materially and adversely affects the RR Interest Owner without the RR Interest Owner’s consent.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt is rated at least “BBB” by S&P, “A” by Fitch (or a short-term rating of “F1” by Fitch) and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the RR Interest Owner, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Pennsylvania. Six (6) Mortgaged Properties (14.9%) are located in Pennsylvania. Mortgage loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. Such proceedings are regulated by statutes and rules and subject throughout to the court’s equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a sheriff at public auction. The proceeds received by the sheriff from the sale are applied first to the cost and expenses of the sale, then to any liens entitled to priority over the mortgage, such as liens for real estate taxes, and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other liens, the remaining proceeds are generally payable to the mortgagor. There is no right of redemption after foreclosure sale in Pennsylvania. In certain circumstances, deficiency judgments may be obtained. The remedy of appointment of a receiver for the mortgaged real estate is available and is sometimes used.

Florida. Twelve (12) Mortgaged Properties (14.0%) are located in Florida. Mortgage loans involving real property in Florida are secured by mortgages which must be recorded in the county in which the property is located. There is no power of sale in Florida. A mortgage must be foreclosed in a judicial proceeding. The mortgagee must file an action for foreclosure and must obtain a final judgment of foreclosure against the borrower. After the lender secures a final judgment of foreclosure against the borrower, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 describes the judicial sales procedure in Florida. It requires that the foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two consecutive weeks in the county in which the property is located and stating when/where the sale is to be held. The lender has a “judgment credit” in the amount of the foreclosure judgment, which the lender may bid at the sale. Everyone else must bid cash. The clerk of the court issues the certificate of sale to the highest bidder on the day of the sale. There generally is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale, with the exception of certain federal agencies such as the Small Business Administration. If no objections to the sale are filed within ten days after filing the certificate of sale, the clerk issues the certificate of title to the property. Deficiency judgments are permitted under Florida law to the extent not prohibited by the applicable loan documents. Deficiency judgments can be obtained either as part of the same foreclosure action or as a separate proceeding. If the lender is the purchaser of the property, the deficiency is generally the difference between the value of the property as of the date of the foreclosure sale and the amount of the foreclosure judgment. Florida law permits the lender to enforce an assignment of rents in the loan documents in the foreclosure action and a lender may have a receiver appointed during the pendency of the foreclosure action. The appointment of a receiver is an equitable remedy and is granted or denied in the discretion of the court.

Nevada. Six (6) Mortgaged Properties (11.2%) are located in Nevada. Nevada imposes certain statutory procedures, prohibitions or limitations that limit the exercise of rights by, and the remedies available to, a mortgagee under a mortgage or a beneficiary under a deed of trust. In Nevada, the lien evidenced by a deed of trust may be foreclosed judicially or non-judicially. Judicial foreclosures are extremely rare, however, as they give rise to a one year right of redemption, and are generally employed only in cases of defective trust deeds, mortgages, or cases alleging equitable mortgages. A non-judicial foreclosure is conducted by the trustee under the deed of trust, which, subject to the requirements of Nevada law, typically is a title insurance company or agent, pursuant to a power of sale granted in the deed of trust, and in accordance with Nevada law. More specifically, notice and opportunity to cure must be given, a notice of default and election to sell the property must be recorded, a notice of sale must be recorded, and notice must be given to the trustor, any guarantor or surety, and other parties with an interest in the real property or the indebtedness evidenced by a lien on the real property. Then, following the expiration of the required statutory period, the trustee’s sale is held. In addition, please note that special notice and affidavit requirements are required if the real property being foreclosed is a residential property. With limited exceptions, Nevada law also requires a beneficiary to exhaust its real property security prior to bringing an action against the trustor and, generally and unless (to the extent possible) waived, any guarantor, surety or other obligor to collect the debt. Further, actions for deficiency judgments following any foreclosure, judicial or non-judicial, must be brought within six months of the foreclosure, and are limited to the lesser of (i) the amount by which the secured indebtedness exceeds the fair market value of the real property sold at the time of sale, with interest from the date of sale, or (ii) the difference between the proceeds of the sale and the secured indebtedness, with interest from the date of sale. Additional limitations may apply in the residential context if the party seeking the deficiency acquired the right to obtain the judgment from a person who previously held that right. The laws of the State of Nevada also provide subrogation rights to a guarantor, surety, or other obligor who fully satisfies a debt secured by a lien evidenced by a deed of trust, which, in the case of partial satisfaction, is subject only to the lender’s prior right to recover the balance of any indebtedness owed by a borrower, which subrogation rights may be waived only after default. Finally, in Nevada, certain tax and, as and to the extent allowed by Nevada law, environmental liens may have priority over liens evidenced by previously recorded deeds of trust.

New York. Fifteen (15) Mortgaged Properties (10.5%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest.

In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates, and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) which is expected to be the holder of a portion of the VRR Interest and one of the expected initial Risk Retention Consultation Parties.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

RCA is an affiliate of (i) RREF IV-D AIV RR, LLC, the entity expected to be the holder of the “eligible horizontal residual interest” and the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder, (ii) RREF IV Debt AIV, LP, the entity that is expected to purchase the Class X-H and Class X-J certificates and will receive the Class S Certificates on the Closing Date, (iii) Rialto Real Estate Fund IV – Debt, LP, which entity is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates, and (iv) Situs Holdings, LLC, the special servicer of the MGM Grand & Mandalay Bay Mortgage Loan, through common control by Stone Point Capital LLC. In addition, RCA was appointed as the initial special servicer under the UBS 2019-C18 pooling and servicing agreement which governs the servicing and administration of the Wyndham National Hotel Portfolio Whole Loan, and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the UBS 2019-C18 pooling and servicing agreement.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller, an originator, the RR Interest Owner, one of the expected initial Risk Retention Consultation Parties, is an affiliate of SG Americas Securities, LLC, one of the underwriters. In addition, Societe Generale Financial Corporation currently holds certain of the MGM Grand & Mandalay Bay and Kings Plaza Companion Loans. However, Societe Generale Financial Corporation intends to sell such Companion Loans in connection with one or more future securitizations.

KeyBank National Association, a sponsor, a mortgage loan seller, an originator, the master servicer, the master servicer under the BX 2020-VIVA trust and servicing agreement (with respect to the MGM Grand & Mandalay Bay Mortgage Loan), is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters.

SMC is a sponsor, an originator, and a mortgage loan seller.

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The aggregate Cut-off Date Balance of the SMC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $143,575,804. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

UBS AG, New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters. In addition, UBS AG, New York Branch currently holds nine of the Wyndham National Hotel Portfolio Pari Passu Companion Loans and three of the Morris Corporate Center Pari Passu Companion Loans. However, UBS AG, New York Branch intends to sell such Companion Loans in connection with one or more future securitizations.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pentalpha Surveillance LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the Benchmark 2020-B17 PSA which governs the servicing and administration of the Kings Plaza Whole Loan.

Wells Fargo Bank, the trustee, certificate administrator and custodian is also (i) the trustee, certificate administrator and custodian under the Benchmark 2020-B17 PSA, pursuant to which the Kings Plaza Whole Loan is serviced and (ii) the certificate administrator and custodian under the UBS 2019-C18 PSA, pursuant to which the Wyndham National Hotel Portfolio Whole Loan is serviced.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the certificate administrator and trustee, and SMC, which is a sponsor, an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMC Mortgage Loans. In addition, pursuant to interim custodial arrangements between Wells Fargo Bank, National Association and SMC, Wells Fargo Bank, National Association acts as interim custodian with respect to all of the SMC Mortgage Loans (17.0%).

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to

Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Non-VRR Realized Loss and VRR Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and the RR Interest Owner in reduction of the Certificate Balances of the Principal Balance Certificates and the VRR Interest Balance. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Non-VRR Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 568,652,000	Class A-1, Class A-2, Class A-5 and Class A-SB certificates
Class X-B	$ 146,225,000	Class A-S, Class B and Class C certificates

Certificateholders and the RR Interest Owner are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 568,652,000	Class A-1, Class A-2, Class A-5 and Class A-SB certificates
Class X-B	$ 146,225,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of Non-VRR Certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in August 2021;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the RR Interest Owner, the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

●	the Closing Date occurs on or about July 15, 2021;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date (in the case of a 0% CPR scenario);

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised; and

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2022	86%	86%	86%	86%	86%
July 2023	71%	71%	71%	71%	71%
July 2024	50%	50%	50%	50%	50%
July 2025	24%	24%	24%	24%	24%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.83	2.83	2.82	2.82	2.82

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.88	4.86	4.84	4.80	4.55

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	83%	83%	83%	83%	83%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.62	9.59	9.56	9.51	9.28

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	98%	98%	98%	98%	98%
July 2027	78%	78%	78%	78%	78%
July 2028	56%	56%	56%	56%	56%
July 2029	34%	34%	34%	34%	34%
July 2030	11%	11%	11%	11%	12%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.30	7.30	7.30	7.30	7.30

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.69

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2021 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.0000%	1.488%	1.490%	1.491%	1.491%	1.491%
98.5000%	1.304%	1.305%	1.306%	1.307%	1.307%
99.0000%	1.122%	1.122%	1.123%	1.123%	1.123%
99.5000%	0.940%	0.941%	0.941%	0.941%	0.941%
100.0000%	0.760%	0.760%	0.760%	0.760%	0.760%
100.5000%	0.582%	0.581%	0.581%	0.581%	0.581%
101.0000%	0.404%	0.404%	0.403%	0.403%	0.403%
101.5000%	0.228%	0.227%	0.226%	0.226%	0.226%
102.0000%	0.053%	0.052%	0.051%	0.050%	0.050%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.281%	2.282%	2.283%	2.284%	2.295%
100.0000%	2.062%	2.062%	2.062%	2.062%	2.061%
101.0000%	1.846%	1.846%	1.845%	1.843%	1.830%
102.0000%	1.633%	1.631%	1.629%	1.626%	1.602%
103.0000%	1.421%	1.419%	1.416%	1.411%	1.376%
104.0000%	1.212%	1.210%	1.206%	1.199%	1.153%
105.0000%	1.006%	1.003%	0.997%	0.989%	0.932%
106.0000%	0.801%	0.797%	0.791%	0.782%	0.713%
107.0000%	0.599%	0.595%	0.587%	0.576%	0.497%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.612%	2.613%	2.613%	2.613%	2.616%
100.0000%	2.494%	2.493%	2.493%	2.493%	2.493%
101.0000%	2.376%	2.376%	2.375%	2.375%	2.372%
102.0000%	2.260%	2.259%	2.258%	2.257%	2.252%
103.0000%	2.145%	2.144%	2.143%	2.141%	2.133%
104.0000%	2.031%	2.030%	2.029%	2.027%	2.016%
105.0000%	1.919%	1.917%	1.916%	1.913%	1.900%
106.0000%	1.808%	1.806%	1.804%	1.801%	1.785%
107.0000%	1.698%	1.696%	1.693%	1.690%	1.672%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.417%	2.417%	2.417%	2.417%	2.417%
100.0000%	2.265%	2.265%	2.265%	2.265%	2.265%
101.0000%	2.116%	2.116%	2.116%	2.116%	2.116%
102.0000%	1.968%	1.968%	1.968%	1.968%	1.968%
103.0000%	1.822%	1.822%	1.822%	1.822%	1.822%
104.0000%	1.678%	1.678%	1.678%	1.678%	1.678%
105.0000%	1.535%	1.535%	1.535%	1.535%	1.535%
106.0000%	1.393%	1.393%	1.393%	1.393%	1.394%
107.0000%	1.254%	1.254%	1.254%	1.254%	1.254%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
9.0625%	5.585%	5.539%	5.480%	5.391%	4.946%
9.3125%	4.926%	4.879%	4.819%	4.729%	4.277%
9.5625%	4.293%	4.246%	4.184%	4.093%	3.634%
9.8125%	3.685%	3.637%	3.575%	3.482%	3.016%
10.0625%	3.100%	3.051%	2.988%	2.894%	2.421%
10.3125%	2.537%	2.487%	2.423%	2.328%	1.848%
10.5625%	1.994%	1.943%	1.878%	1.781%	1.295%
10.8125%	1.469%	1.418%	1.352%	1.254%	0.762%
11.0625%	0.962%	0.910%	0.844%	0.745%	0.246%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
8.1500%	5.432%	5.433%	5.434%	5.436%	5.013%
8.4000%	4.757%	4.758%	4.759%	4.761%	4.330%
8.6500%	4.111%	4.112%	4.113%	4.115%	3.676%
8.9000%	3.492%	3.493%	3.495%	3.497%	3.049%
9.1500%	2.899%	2.900%	2.901%	2.903%	2.448%
9.4000%	2.328%	2.329%	2.331%	2.333%	1.870%
9.6500%	1.779%	1.781%	1.782%	1.784%	1.314%
9.9000%	1.251%	1.252%	1.253%	1.255%	0.779%
10.1500%	0.741%	0.742%	0.744%	0.746%	0.262%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.804%	2.804%	2.804%	2.804%	2.806%
100.0000%	2.687%	2.687%	2.687%	2.687%	2.687%
101.0000%	2.571%	2.571%	2.571%	2.571%	2.569%
102.0000%	2.457%	2.457%	2.457%	2.457%	2.452%
103.0000%	2.344%	2.344%	2.344%	2.344%	2.336%
104.0000%	2.233%	2.233%	2.233%	2.233%	2.222%
105.0000%	2.122%	2.122%	2.122%	2.122%	2.109%
106.0000%	2.013%	2.013%	2.013%	2.013%	1.998%
107.0000%	1.905%	1.905%	1.905%	1.905%	1.887%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	2.965%	2.965%	2.965%	2.965%	2.975%
97.0000%	2.845%	2.845%	2.845%	2.845%	2.853%
98.0000%	2.726%	2.726%	2.726%	2.726%	2.731%
99.0000%	2.609%	2.609%	2.609%	2.609%	2.612%
100.0000%	2.494%	2.494%	2.494%	2.494%	2.494%
101.0000%	2.379%	2.379%	2.379%	2.379%	2.377%
102.0000%	2.266%	2.266%	2.266%	2.266%	2.261%
103.0000%	2.155%	2.155%	2.155%	2.155%	2.147%
104.0000%	2.044%	2.044%	2.044%	2.044%	2.034%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	3.323%	3.323%	3.323%	3.323%	3.333%
97.0000%	3.201%	3.201%	3.201%	3.201%	3.208%
98.0000%	3.081%	3.081%	3.081%	3.081%	3.085%
99.0000%	2.962%	2.962%	2.962%	2.962%	2.964%
100.0000%	2.844%	2.844%	2.844%	2.844%	2.844%
101.0000%	2.728%	2.728%	2.728%	2.728%	2.725%
102.0000%	2.612%	2.612%	2.612%	2.612%	2.608%
103.0000%	2.499%	2.499%	2.499%	2.499%	2.491%
104.0000%	2.386%	2.386%	2.386%	2.386%	2.377%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”). In addition, the SGFC MGM Grand & Mandalay Bay Loan REMIC, created pursuant to a REMIC declaration effective as of February 12, 2021, holds the MGM Grand & Mandalay Bay Mortgage Loan and other related assets and has issued a class of uncertificated regular interests (of which the trust will own an approximately 25.6% interest) and a single residual interest (of which the trust will own a 0% interest). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to collections of Excess Interest), an approximately 25.6% interest in the regular interests issued by the SGFC MGM Grand & Mandalay Bay Loan REMIC and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC. The Certificate Administrator will not be responsible for any tax administration relating to the SGFC MGM Grand & Mandalay Bay Loan REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR and Class RR certificates and the regular interests that correspond in the aggregate to the RR Interest (in the case of the Class RR certificates and the RR Interest, excluding the right to receive Excess Interest), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the SGFC MGM Grand & Mandalay Bay Loan REMIC declaration, (iv) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (v) compliance with any changes in the law, including any amendments to the Code or applicable REMIC Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC, (d) the Loan REMIC Regular Interests will constitute a class of “regular interests” in the Loan REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of Excess Interest and the Excess Interest

Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under chapter 1, subpart J, part I, subchapter E of the Code, (b) the VRR Interest will represent undivided beneficial interests in the VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code and (c) the Class S Certificates will represent undivided beneficial interests in the Non-VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. The Loan REMIC Regular Interests will constitute a class of regular interests in the Loan REMIC, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each of the Upper-Tier REMIC and Lower-Tier REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, seventeen (17) of the Mortgaged Properties (collectively, 21.2%) securing or partially securing thirteen (13) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Regular Interest related to a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Regular Interests related to the Class X-A and Class X-B Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders and the RR Interest Owner.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to any Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury Regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class S Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates or the RR Interest Owner to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-5	Class A-SB	Class X-A
Barclays Capital Inc.	$20,978,000	$18,600,000	$468,300,000	$40,774,000	$432,650,000
SG Americas Securities, LLC	$0	$0	$0	$0	$136,002,000
UBS Securities LLC	$0	$5,500,000	$2,000,000	$0	$0
KeyBanc Capital Markets Inc.	$0	$0	$0	$0	$0
Drexel Hamilton, LLC	$2,500,000	$0	$10,000,000	$0	$0
Bancroft Capital, LLC	$0	$0	$0	$0	$0
Total	$23,478,000	$24,100,000	$480,300,000	$40,774,000	$568,652,000

Underwriter	Class X-B	Class A-S	Class B	Class C
Barclays Capital Inc.	$146,225,000	$75,144,000	$35,540,000	$35,541,000
SG Americas Securities, LLC	$0	$0	$0	$0
UBS Securities LLC	$0	$0	$0	$0
KeyBanc Capital Markets Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Bancroft Capital, LLC	$0	$0	$0	$0
Total	$146,225,000	$75,144,000	$35,540,000	$35,541,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 112.5% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2021, before deducting expenses payable by the depositor (such expenses estimated at $8,479,298.72, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, the retaining sponsor, an originator and a mortgage loan seller, and an affiliate of Barclays Bank PLC, one of the expected initial Risk Retention Consultation Parties and an initial VRR Interest Owner (as a “majority-owned affiliate” of Barclays). SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator, a mortgage loan seller, the initial RR Interest Owner, one of the expected initial Risk Retention Consultation Parties and the holder of certain of the MGM Grand & Mandalay Bay and Kings Plaza Companion Loans. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Wyndham National Hotel Portfolio and Morris Corporate Center Companion Loans. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, an originator, the master servicer, the master servicer under the BX 2020-VIVA trust and servicing agreement (with respect to the MGM Grand & Mandalay Bay Mortgage Loan), a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1) the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2) the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(3) the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the KeyBank National Association Mortgage Loans;

(4) the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC; and

(5) the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC and KeyBanc Capital Markets Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the issuing entity (file number 333-226850-09)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226850) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders and the RR Interest Owner of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in July 2054. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder or the RR Interest Owner might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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INDEX OF DEFINED TERMS

1

17g-5 Information Provider	346
1986 Act	500
1996 Act	481

3

30/360 Basis	379

4

401(c) Regulations	517

A

AB Modified Loan	391
AB Whole Loan	229
Accelerated Mezzanine Loan Lender	339
Acceptable Insurance Default	394
Accrued and Deferred Principal	215
Accrued Interest	215
Acting General Counsel’s Letter	145
Actual/360 Basis	214
Actual/360 Loans	369
ADA	483
Additional Exclusions	394
Administrative Cost Rate	323
ADR	153
Advances	365
Affirmative Asset Review Vote	434
Aggregate Available Funds	315
Aggregate Excess Prepayment Interest Shortfall	333
Aggregate Gain-on-Sale Entitlement Amount	316
Aggregate Principal Distribution Amount	323
Aggregate Principal Shortfall	325
ALTA	265
Amortization Allowance	172
Annual Debt Service	153
Anticipated Repayment Date	215
APC Amarillo Association	186
Appraisal Reduction Amount	387
Appraisal Reduction Event	386
Appraised Value	154
Appraised-Out Class	392
ARD	215
ARD Loan	214
ASR Consultation Process	410
Assessment of Compliance	463

Asset Representations Reviewer Asset Review Fee	385
Asset Representations Reviewer Fee	385
Asset Representations Reviewer Fee Rate	385
Asset Representations Reviewer Termination Event	439
Asset Representations Reviewer Upfront Fee	385
Asset Review	436
Asset Review Notice	435
Asset Review Quorum	435
Asset Review Report	437
Asset Review Report Summary	437
Asset Review Standard	436
Asset Review Trigger	433
Asset Review Vote Election	434
Asset Status Report	408
Assumed Final Distribution Date	331
Assumed Scheduled Payment	324
AST	194
Attestation Report	463
Available Funds	316

B

Balloon or ARD LTV Ratio	158
Balloon or ARD Payment	158
Bankruptcy Code	475
Barclays	255
Barclays Data Tape	257
Barclays Holdings	255
Barclays Mortgage Loans	257
Barclays Review Team	257
Barclays’ Qualification Criteria	258
Base Interest Fraction	330
Benchmark 2020-B17 PSA	229
Borrower Information	189
Borrower Party	339
Borrower Party Affiliate	339
Breach Notice	355
BX 2020-VIVA Servicer	240
BX 2020-VIVA Special Service	240
BX 2020-VIVA Trustee	240
BX 2020-VIVA TSA	229, 240

C

C(WUMP)O	22
Cash Flow Analysis	154
CEA	195
CERCLA	481
Certificate Administrator/Trustee Fee	384

Certificate Administrator/Trustee Fee Rate	384
Certificate Balance	314
Certificate Owners	348
Certificateholder	340
Certificateholder Quorum	442
Certificateholder Repurchase Request	452
Certifying Certificateholder	350
City	211
Class A Certificates	313
Class A-SB Planned Principal Balance	325
Class RR Certificateholder	303
Class RR certificateholders	4
Class X Certificates	313
Clearstream	347
Clearstream Participants	349
Closing Date	153, 255
CMBS	148
CMBS B-Piece Securities	308
Code	498
Collateral Deficiency Amount	391
Collection Account	368
Collection Period	317
Collective Bargaining Cash Sweep Trigger Event	214
Communication Request	350
Companion Distribution Account	368
Companion Holder	229
Companion Holders	229
Companion Loan Rating Agency	229
Companion Loan(s)	151
Compensating Interest Payment	332
Computershare	145, 290
ConEd	172
Constant Prepayment Rate	490
Consultation Termination Event	422
Contractor	193
Control Eligible Certificates	417
Control Note	230
Control Termination Event	422
Controlling Class	417
Controlling Class Certificateholder	417
Controlling Holder	230
Corrected Loan	408
COVID-19	61
CPR	490
CPY	490
CREC	193
Credit Risk Retention Rules	303
CREFC®	336
CREFC® Intellectual Property Royalty License Fee	386
CREFC® Intellectual Property Royalty License Fee Rate	386
CREFC® Reports	336
Cross-Over Date	320
CRR	127
CTS	290
Cumulative Appraisal Reduction Amount	391
Cure/Contest Period	437
Cut-off Date	151
Cut-off Date Balance	155
Cut-off Date Loan-to-Value Ratio	157
Cut-off Date LTV Ratio	157

D

D or @%(#)	160
D or GRTR of @% or YM(#)	160
D or YM(#)	160
D(#)	159
DBRS Morningstar	292
Debt Service Coverage Ratio	157
Default Release	220
Defaulted Loan	413
Defeasance Deposit	219
Defeasance Loans	218
Defeasance Lock-Out Period	218
Defeasance Option	218
Definitive Certificate	347
Delinquent Loan	434
Deluxe MHC Borrower Owned Homes	178
Depositaries	347
Determination Date	315
Diligence File	353
Directing Certificateholder	416
Disclosable Special Servicer Fees	384
Discount Rate	330
Dispute Resolution Consultation	455
Dispute Resolution Cut-off Date	454
Distribution Accounts	369
Distribution Date	315
Distribution Date Statement	336
Distributor	18
DISTRIBUTOR	19
Dodd-Frank Act	150
DOL	514
DSCR	157
DST	185
DTC	347
DTC Participants	347
DTC Rules	348
Due Date	213, 317
Due Diligence Requirements	128

E

EBITDAR	174
EDGAR	513
EDI	193
EEA	18
EEA Retail Investor	18

Effective Gross Income	154
EIL	195
Eligible Asset Representations Reviewer	438
Eligible Operating Advisor	429
Enforcing Party	453
Enforcing Servicer	453
Equity Pledge	214
ESA	192
Escrow/Reserve Mitigating Circumstances	260
EU Due Diligence Requirements	127
EU Institutional Investor	127
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Securitization Regulation	20
EU Transparency Requirements	128
Euroclear	347
Euroclear Operator	349
Euroclear Participants	349
EUWA	18, 20
Exception Schedules	311
Excess Interest	314
Excess Interest Distribution Account	369
Excess Modification Fee Amount	380
Excess Modification Fees	379
Exchange Act	255
Excluded Controlling Class Holder	338
Excluded Information	339
Excluded Loan	339
Excluded Plan	516
Excluded Special Servicer	443
Excluded Special Servicer Loan	443
Exemption	515
Exemption Rating Agency	515

F

FATCA	508
FDIA	143
FDIC	144
FIEL	24
Final Dispute Resolution Election Notice	455
Financial Market Publisher	341
Financial Promotion Order	21
Finn’s Mobile Home Park Affiliate Owner	178
FIRREA	145
Fitch	292, 462
FPO Persons	21
FSMA	18, 20
Funds	295

G

Garn Act	482
GLA	158
Government Securities	217
Grandshire Estates MHC Affiliate Owner	178
grantor trust	56
Grantor Trust	314, 499
Ground Lease Tenant	206
GRTR of @% or YM(#)	160
GSA	170

H

HAP Contract	171
HRR Certificates	303, 313
HSTP Act	73
HUD	171

I

ICIP	211
Impermissible Risk Retention Affiliate	445
Impermissible TPP Affiliate	445
Indirect Participants	347
Initial Delivery Date	408
Initial Pool Balance	151
Initial Rate	215
Initial Requesting Certificateholder	452
In-Place Cash Management	158
INSTITUTIONAL INVESTOR	23
Institutional Investors	128
Insurance and Condemnation Proceeds	368
Intercreditor Agreement	229
Interest Accrual Amount	323
Interest Accrual Period	323
Interest Distribution Amount	323
Interest Reserve Account	369
Interest Shortfall	323
Interested Person	415
Investor Certification	339
IRS	412

J

Japanese Retention Requirement	24
JFSA	24
JRR Rule	24

K

KBRA	462
KeyBank	283, 292
KeyBank Data Tape	284
KeyBank Mortgage Loans	283
KeyBank Qualification Criteria	285
KeyBank Review Team	284

L

L(#)	159

Lennar	295
Liquidation Fee	381
Liquidation Fee Rate	381
Liquidation Proceeds	368
Loan Per Unit	158
loan REMIC	56
Loan REMIC Distribution Account	369
loan REMIC regular interests	56
LOC Obligations	214
Lock-out Period	216
Loss of Value Payment	357
Lower-Tier Regular Interests	498
lower-tier REMIC	56
Lower-Tier REMIC	314, 498
Lower-Tier REMIC Distribution Account	369
LTV Ratio	155
LTV Ratio at Maturity or Anticipated Repayment Date	158
LTV Ratio at Maturity or ARD	158

M

MAI	359
Major Decision	418
Major Decision Reporting Package	418
MAS	23
Master Servicer Decision	397
Material Defect	355
Maturity Date Balloon or ARD Payment	158
MDEQ	194
MGM Grand & Mandalay Bay A Notes	240
MGM Grand & Mandalay Bay B Notes	240
MGM Grand & Mandalay Bay C Note Control Appraisal Period	253
MGM Grand & Mandalay Bay C Notes	240
MGM Grand & Mandalay Bay Co-Lender Agreement	240
MGM Grand & Mandalay Bay Companion Loans	240
MGM Grand & Mandalay Bay Controlling Noteholder	251
MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period	253
MGM Grand & Mandalay Bay Major Decision	254
MGM Grand & Mandalay Bay Non-Controlling Noteholder	253
MGM Grand & Mandalay Bay Non-Lead Noteholders	254
MGM Grand & Mandalay Bay Non-Lead Securitization Notes	254
MGM Grand & Mandalay Bay Pari Passu Companion Loans	240
MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period	254
MGM Grand & Mandalay Bay Senior B Notes	240
MGM Grand & Mandalay Bay Subordinate Companion Loans	240
MGM Grand & Mandalay Bay Triggering Event of Default	241
MGM Grand & Mandalay Bay Whole Loan	240
MGM Policies	206
MGM/Mandalay Operating Subtenant	174
MGM/Mandalay Operating Subtenants	156
MiFID II	18, 19
MLPA	351
MOA	303
Modeling Assumptions	491
Modification Fees	379
Moody’s	292
Mortgage	152
Mortgage File	351
Mortgage Loans	151
Mortgage Note	152
Mortgage Pool	151
Mortgage Rate	323
Mortgaged Property	152

N

Natixis	291
Net Mortgage Rate	322
Net Operating Income	159
NI 33-105	25
NJDEP	195
Nomura	291
Non VRR Gain-on-Sale Remittance Amount	317
Non-Control Note	230
Non-Controlling Holder	230
Nonrecoverable Advance	366
Non-Serviced AB Whole Loan	230
Non-Serviced Certificate Administrator	230
Non-Serviced Companion Loan	230
Non-Serviced Custodian	230
Non-Serviced Directing Certificateholder	230
Non-Serviced Master Servicer	230
Non-Serviced Mortgage Loan	230
Non-Serviced Pari Passu Companion Loan	230
Non-Serviced Pari Passu Mortgage Loan	230
Non-Serviced Pari Passu Whole Loan	230
Non-Serviced PSA	230
Non-Serviced Special Servicer	231
Non-Serviced Trustee	231
Non-Serviced Whole Loan	231
Non-U.S. Person	508
Non-VRR Certificates	313

Non-VRR Gain-on-Sale Reserve Account	369
non-VRR percentage	39
Non-VRR Percentage	305
Non-VRR Principal Distribution Amount	324
Non-VRR Realized Loss	334
Notional Amount	314
NRA	159
NREPA	194
NRSRO	338
NRSRO Certification	340
NYSDEC	193

O

O(#)	160
Occupancy As-Of Date	159
Occupancy Rate	159
Offered Certificates	313
OID	500
OID Regulations	501
OLA	144
Operating Advisor Annual Report	427
Operating Advisor Consultation Event	311
Operating Advisor Consulting Fee	384
Operating Advisor Expenses	385
Operating Advisor Fee	384
Operating Advisor Fee Rate	384
Operating Advisor Standard	427
Operating Advisor Termination Event	431
Operating Advisor Upfront Fee	384
Operating Statements	164
Original RR Interest Balance	303
Other Master Servicer	231
Other PSA	231
Other Special Servicer	231
Ownership Interest	186

P

P&I Advance	364
P&I Advance Date	364
PACE	229
Pads	165
Par Purchase Price	413
Pari Passu Companion Loan(s)	151
Pari Passu Mortgage Loan	231
Parking Parcel	220
Participants	211, 347
Parties in Interest	514
partnership representative	507
Pass-Through Rate	321
Patriot Act	484
Payment Accommodation	387
PCR	265
Pentalpha Surveillance	301
Percentage Interest	315
Periodic Payments	316
Permitted Investments	315, 370
Permitted Special Servicer/Affiliate Fees	384
PILOT	210
PIPs	195
Plans	514
PLL Policy	192
Power Partners	206
PRC	21
Preliminary Dispute Resolution Election Notice	454
Prepayment Assumption	502
Prepayment Interest Excess	332
Prepayment Interest Shortfall	332
Prepayment Premium	330
Prepayment Provisions	159
Prime Rate	368
Principal Balance Certificates	313
Privileged Information	430
Privileged Information Exception	430
Privileged Person	338
Professional Investors	22
Prohibited Prepayment	332
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	453
Proposed Course of Action Notice	453
Prospectus	22
PSA	312
PSA Party Repurchase Request	453
PSP	299
PTCE	517
Purchase Price	358

Q

Qualification Criteria	268
Qualified Replacement Special Servicer	443
Qualified Substitute Mortgage Loan	358
Qualifying CRE Loan Percentage	306

R

RAC No-Response Scenario	461
RAP	195
Rated Final Distribution Date	331
Rating Agencies	462
Rating Agency Confirmation	461
RCA	295
RCM	295, 308
REA	77
Realized Losses	335
REC	192
Record Date	315
Recycled-SPE Guaranteed Obligations	214

Registration Statement	513
Regular Certificates	313
Regular Interestholder	501
Regular Interests	498
Regulation AB	293, 463
Reimbursement Rate	368
Related Proceeds	367
Release Amount	219
Release Date	218
Release Parcel	221
Release Price	222
Release Property	221
Relevant Investor	23
Relevant Persons	21
Relief Act	484
Remaining Term to Maturity or ARD	160
REMIC	498
REMIC Regulations	498
REO Account	370
REO Loan	326
REO Property	407
Repurchase Request	453
Requesting Certificateholder	455
Requesting Holders	392
Requesting Investor	350
Requesting Party	461
Required Credit Risk Retention Percentage	306
Required PLL Policy Term	192
Requirements	484
Residual Certificates	313
Resolution Failure	453
Resolved	453
Restricted Group	515
Restricted Party	430
Restrictive Covenant	194
Retaining Sponsor	303
Review Materials	435
Revised Rate	215
RevPAR	160
Risk Retention Affiliate	429
Risk Retention Affiliated	429
Risk Retention Consultation Parties	338
Risk Retention Requirements	128
ROFO	203
ROFR	203
Rooms	165
Routine Disbursements	398
RR Interest	303
RR Interest Balance	305
RR interest owner	4
RR Interest Owner	303
Rule 17g-5	340
S

S&P	292, 462
Sana Fe MHC Borrower Owned Homes	179
Scheduled Principal Distribution Amount	324
SEC	255
Securities Act	463
Securitization Accounts	312, 370
Securitization Regulation	128
Senior Certificates	313
Serviced Companion Loan	231
Serviced Mortgage Loan	231
Serviced Pari Passu Companion Loan	231
Serviced Pari Passu Companion Loan Securities	447
Serviced Pari Passu Mortgage Loan	231
Serviced Pari Passu Whole Loan	231
Serviced Whole Loan	231
Servicer Termination Event	445
Servicing Advances	365
Servicing Fee	377
Servicing Fee Rate	377
Servicing Standard	363
SF	160
SFA	23
SFO	22
SGFC	303
SGFC Entities	262
SGFC MGM Grand & Mandalay Bay loan REMIC	56
SGFC VRR Interest Portion	303
SGNY	262
Similar Law	514
Situs	299
Situs Holdings	298
SMC	269
SMC Data Tape	270
SMC Mortgage Loans	269
SMMEA	518
Société Générale	262
Societe Generale Financial Corporation	261
Societe Generale Financial Corporation Data Tape	266
Societe Generale Financial Corporation Deal Team	266
Societe Generale Mortgage Loans	263
Special Servicer Decision	401
Special Servicing Fee	380
Special Servicing Fee Rate	380
Specially Serviced Loans	405
Sq. Ft.	160
Square Feet	160
SRP	195
Standard Qualifications	2
Startup Day	499
Starwood	269

Starwood Review Team	269
Stated Principal Balance	325
Stone Point	295, 298
Structure Development Parce	221
Structured Product	22
Subordinate Certificates	313
Subordinate Companion Loan	231
Subordinate Companion Loan(s)	151
Subsequent Asset Status Report	408
Sub-Servicing Agreement	363

T

T-12	160
Term to Maturity	160
Termination Purchase Amount	465
Terms and Conditions	349
Tests	436
Third Party Purchaser	308
Third-Party Purchaser	303
TIF	171
Title V	483
Total Operating Expenses	154
Trident VI	298
Trident VII	298
TRIPRA	95
Trust	289
trust REMICs	56
TTM	160

U

U.S. Person	508
U/W DSCR	157
U/W Expenses	160
U/W NCF	161
U/W NCF Debt Yield	163
U/W NCF DSCR	157
U/W Net Cash Flow	161
U/W Net Operating Income	163
U/W NOI	163
U/W NOI Debt Yield	165
U/W NOI DSCR	164
U/W Revenues	165
UBS 2019-C18 PSA	231
UBS AG, New York Branch	275
UBS AG, New York Branch Data Tape	276
UBS AG, New York Branch Deal Team	276
UBS AG, New York Branch Mortgage Loans	275
UBS Qualification Criteria	277
UBSRES	275
UCC	471
UK	18
UK Due Diligence Requirements	127
UK Institutional Investor	128
UK PRIIPS Regulation	19
UK Retail Investor	18
UK Securitization Regulation	20
UK Transparency Requirements	128
Underwriter Entities	118
Underwriting Agreement	510
Underwritten Debt Service Coverage Ratio	157
Underwritten Expenses	160
Underwritten NCF	161
Underwritten NCF Debt Yield	163
Underwritten Net Cash Flow	161
Underwritten Net Cash Flow Debt Service Coverage Ratio	157
Underwritten Net Operating Income	163
Underwritten Net Operating Income Debt Service Coverage Ratio	164
Underwritten NOI	163
Underwritten NOI Debt Yield	165
Underwritten Revenues	165
Unit	186
Units	165
Unscheduled Principal Distribution Amount	324
Unsolicited Information	436
upper-tier REMIC	56
Upper-Tier REMIC	314, 498
Upper-Tier REMIC Distribution Account	369
UST	192, 193

V

Volcker Rule	150
Voting Rights	346
Voucher Program	171
VRR Allocation Percentage	306
VRR Available Funds	304
VRR interest	4
VRR Interest	303, 313
VRR Interest Balance	306
VRR Interest Distribution Amount	306
VRR Interest Gain-on-Sale Remittance Amount	317
VRR Interest Gain-on-Sale Reserve Account	369
VRR interest owners	4
VRR Interest Owners	303
VRR Interest Rate	305
VRR percentage	39
VRR Percentage	303
VRR Principal Distribution Amount	306
VRR Realized Loss	304
VRR Realized Loss Interest Distribution Amount	306
VRR-A Risk Retention Consultation Party	338

VRR-B Risk Retention Consultation Party	338
Vukota Payment Guaranty	214

W

WAC Rate	322
Weighted Average Mortgage Rate	165
weighted averages	166
Wells Fargo Bank	290
Whole Loan	151
Withheld Amounts	369
Workout Fee	380
Workout Fee Rate	380
Workout-Delayed Reimbursement Amount	368

Y

Yield Maintenance Charge	331
YM(#)	160

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County
								1	26
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	5.9%	100.0%	SGFC	SGFC	NAP	NAP	258-262 South Broad Street and 1523-1525 Spruce Street	Philadelphia	Philadelphia
2	Loan	12, 22, 24	1	Morris Corporate Center	5.8%	100.0%	UBS AG	UBS AG	NAP	NAP	400 Interpace Parkway	Parsippany	Morris
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	5.8%		SGFC, Barclays, CREFI, DBNY	SGFC	NAP	NAP	Various	Las Vegas	Clark
3.02	Property		1	Mandalay Bay	2.6%	45.5%					3950 South Las Vegas Boulevard	Las Vegas	Clark
3.01	Property		1	MGM Grand	3.2%	54.5%					3799 South Las Vegas Boulevard	Las Vegas	Clark
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	5.2%	100.0%	SGFC	SGFC	NAP	NAP	5501 Whitaker Avenue	Philadelphia	Philadelphia
5	Loan	10, 24	1	Montecito Tower	3.9%	100.0%	Barclays	Barclays	NAP	NAP	6605 Grand Montecito Parkway	Las Vegas	Clark
6	Loan	30	1	Attiva - Denton, TX	3.5%	100.0%	Barclays	Barclays	NAP	NAP	2801 Spencer Road	Denton	Denton
7	Loan	13, 29	1	2100 MLK Avenue SE	3.5%	100.0%	SGFC	SGFC	NAP	NAP	2100 Martin Luther King Jr Avenue Southeast	Washington	District of Columbia
8	Loan	13, 16	1	Berkshire Corporate Center	3.0%	100.0%	Barclays	Barclays	NAP	NAP	2300 Berkshire Lane North	Plymouth	Hennepin
9	Loan	13, 22, 24	1	80 Richards Street	3.0%	100.0%	UBS AG	UBS AG	NAP	NAP	80 Richards Street and 76 Verona Street	Brooklyn	Kings
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	2.9%	100.0%	SGFC	SGFC	Group 2	NAP	25521, 25531 and 22541 Commercentre Drive	Lake Forest	Orange
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	2.8%	100.0%	SMC	SMC	NAP	NAP	6407 Antoine Drive	Houston	Harris
12	Loan		1	Bass Pro Outdoor World	2.7%	100.0%	SMC	SMC	NAP	NAP	200 Gulf Stream Way	Dania Beach	Broward
13	Loan	2, 13, 16, 24	1	Miami Ironside District	2.5%	100.0%	Barclays	Barclays	NAP	NAP	7520-7820 Northeast 4th Court	Miami	Miami-Dade
14	Loan	6	6	Triwinds Portfolio	2.5%		SMC	SMC	NAP	NAP	Various	Various	Various
14.01	Property		1	Monterey RV Park	0.8%	33.4%					1400 US Highway 101	Aromas	San Benito
14.02	Property		1	Chico MHP	0.4%	16.6%					370 East Lassen Avenue	Chico	Butte
14.03	Property		1	Merced MHP	0.3%	13.7%					1900 Ashby Road	Merced	Merced
14.04	Property		1	Paso Robles Mobile Village	0.3%	13.5%					3126 Spring Street	Paso Robles	San Luis Obispo
14.05	Property		1	Portside Brookings RV Park	0.3%	12.0%					16219 Lower Harbor Road	Brookings	Curry
14.06	Property		1	Oasis Springs MHP & RV Park	0.3%	10.8%					69530 Dillon Road	Desert Hot Springs	Riverside
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	2.4%	100.0%	SGFC, JPMCB, WFB	SGFC	NAP	NAP	5100 Kings Plaza	Brooklyn	Kings
16	Loan	2, 6	3	Century Storage Portfolio I	2.4%		SGFC	SGFC	Group 1	NAP	Various	Various	Various
16.01	Property		1	Ridgeview	0.9%	39.8%					45589-45731 US Highway 27	Davenport	Polk
16.02	Property		1	Bayview	0.8%	34.1%					2609 Bayview Street and 4101 Sebring Parkway	Sebring	Highlands
16.03	Property		1	Gibsonia	0.6%	26.1%					6350 US Highway 98 North	Lakeland	Polk
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	2.1%		Barclays	Barclays	NAP	NAP	Various	Various	Various
17.01	Property		1	699 Morris Park Avenue	0.7%	35.2%					699 Morris Park Avenue	Bronx	Bronx
17.02	Property		1	Getty Square	0.5%	25.8%					2 North Broadway/1-5 Palisade Avenue	Yonkers	Westchester
17.03	Property		1	1 South Broadway	0.2%	9.3%					1 South Broadway	Yonkers	Westchester
17.04	Property		1	10-30 Beach 19th Street	0.2%	9.1%					10-30 Beach 19th Street	Far Rockaway	Queens
17.05	Property		1	884 Rutland Avenue	0.1%	5.7%					884 Rutland Road	Brooklyn	Kings
17.06	Property		1	1130 Clarkson Avenue	0.1%	5.3%					1130 Clarkson Avenue	Brooklyn	Kings
17.07	Property		1	854 East 163rd Street	0.1%	4.9%					854 East 163rd Street	Bronx	Bronx
17.08	Property		1	1801 Avenue X	0.1%	4.8%					1801 Avenue X	Brooklyn	Kings
18	Loan	20	1	3600 Horizon	1.9%	100.0%	SGFC	SGFC	NAP	NAP	3600 Horizon Boulevard	Trevose	Bucks
19	Loan	6	2	Century Storage Portfolio II	1.8%		SGFC	SGFC	Group 1	NAP	Various	Various	Polk
19.01	Property		1	Sleepy Hill	1.0%	55.4%					2350 Sleepy Hill Road and 3715 Kathleen Road	Lakeland	Polk
19.02	Property		1	Lake Dexter	0.8%	44.6%					3220 and 3275 Cypress Gardens Road	Winter Haven	Polk
20	Loan		1	Icon on Bond	1.8%	100.0%	Barclays	Barclays	NAP	NAP	538 Bond Avenue Northwest	Grand Rapids	Kent
21	Loan	16, 24	1	Woodfield Financial Center	1.7%	100.0%	Barclays	Barclays	NAP	NAP	1375 East Woodfield Road	Schaumburg	Cook
22	Loan	5, 6	3	Tucson Self Storage Portfolio	1.5%		SMC	SMC	NAP	NAP	Various	Tucson	Pima
22.01	Property		1	A-Family Storage - East Valencia	0.8%	52.0%					8300 East Valencia Road	Tucson	Pima
22.02	Property		1	A-Family Storage - Oracle Road	0.4%	27.2%					1901 North Oracle Road	Tucson	Pima
22.03	Property		1	A-Family Storage - Orange Grove	0.3%	20.8%					3131 West Orange Grove Road	Tucson	Pima
23	Loan	21	1	West Volusia Town Center	1.4%	100.0%	UBS AG	UBS AG	NAP	NAP	921 Harley Strickland Boulevard	Orange City	Volusia
24	Loan	17	1	Oakland Park Festival Center	1.4%	100.0%	SMC	SMC	Group 4	NAP	3400-3580 North Andrews Avenue	Oakland Park	Broward
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	1.2%	100.0%	KeyBank	KeyBank	Group 3	NAP	24703 North 23rd Avenue	Phoenix	Maricopa
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	1.2%	100.0%	SMC	SMC	NAP	NAP	3053 Villa Avenue	Bronx	Bronx
27	Loan	16, 24	1	Thunderbird Portfolio	1.2%	100.0%	Barclays	Barclays	NAP	NAP	5750 West Thunderbird Road	Glendale	Maricopa
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	1.1%		UBS AG	UBS AG	NAP	NAP	Various	Various	Various
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	0.1%	7.5%					2307 Wyoming Avenue	Gillette	Campbell
28.02	Property		1	Travelodge - 2111 Camino Del Llano	0.1%	6.1%					2111 Camino Del Llano	Belen	Valencia
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	0.1%	5.8%					1170 West Flaming Gorge Way	Green River	Sweetwater
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	0.1%	5.2%					1731 South Sunridge Drive	Yuma	Yuma
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	0.0%	4.0%					451 Halligan Drive	North Platte	Lincoln
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	0.0%	3.7%					1608 West Business Highway 60	Dexter	Stoddard
28.07	Property		1	Travelodge - 1127 Pony Express Highway	0.0%	3.7%					1127 Pony Express Highway	Marysville	Marshall
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	0.0%	3.5%					1130B East 16th Street	Wellington	Sumner
28.09	Property		1	Travelodge - 2680 Airport Road	0.0%	3.4%					2680 Airport Road	Santa Teresa	Dona Ana
28.10	Property		1	Super 8 - 720 Royal Parkway	0.0%	3.2%					720 Royal Parkway	Nashville	Davidson
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	0.0%	3.2%					1051 North Market Street	Hearne	Robertson
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	0.0%	3.0%					2700 North Diers Parkway	Fremont	Dodge
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	0.0%	2.9%					95 Spruce Road	Elko	Elko
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	0.0%	2.8%					2545 Cornhusker Highway	Lincoln	Lancaster
28.15	Property		1	Travelodge - 1110 Southeast 4th Street	0.0%	2.8%					1110 Southeast 4th Street	Hermiston	Umatilla
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	0.0%	2.5%					2300 Valley West Court	Clinton	Clinton
28.17	Property		1	Travelodge - 800 West Laramie Street	0.0%	2.5%					800 West Laramie Street	Guernsey	Platte
28.18	Property		1	Travelodge - 22 North Frontage Road	0.0%	2.5%					22 North Frontage Road	Pecos	Reeves
28.19	Property		1	Travelodge - 123 Westvaco Road	0.0%	2.3%					123 Westvaco Road	Low Moor	Alleghany
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	0.0%	2.3%					2006 North Merrill Avenue	Glendive	Dawson

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County
28.21	Property		1	Travelodge - 1710 Jefferson Street	0.0%	2.1%					1710 Jefferson Street	Jefferson City	Cole
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	0.0%	2.1%					1625 Stillwater Avenue	Cheyenne	Laramie
28.23	Property		1	Travelodge - 8233 Airline Highway	0.0%	2.0%					8233 Airline Highway	Livonia	Pointe Coupee
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	0.0%	1.9%					6390 US-93	Whitefish	Flathead
28.25	Property		1	Travelodge - 707 East Webster Street	0.0%	1.8%					707 East Webster Street	Morrill	Scotts Bluff
28.26	Property		1	Travelodge - 777 West Hwy 21	0.0%	1.7%					777 West Highway 21	Milford	Beaver
28.27	Property		1	Travelodge - 3522 North Highway 59	0.0%	1.6%					3522 North Highway 59	Douglas	Converse
28.28	Property		1	Travelodge - 108 6th Avenue	0.0%	1.5%					108 6th Avenue	Edgemont	Fall River
28.29	Property		1	Travelodge - 2200 East South Avenue	0.0%	1.5%					2200 East South Avenue	McAlester	Pittsburg
28.30	Property		1	Travelodge - 128 South Willow Road	0.0%	1.2%					128 Willow Road	Missouri Valley	Harrison
28.31	Property		1	Travelodge - 1005 Highway 285	0.0%	1.2%					1005 Highway 285	Vaughn	Guadalupe
28.32	Property		1	Days Inn - 3431 14th Avenue South	0.0%	1.1%					3431 14th Avenue South	Fargo	Cass
28.33	Property		1	Travelodge - 2505 US 69	0.0%	0.9%					2505 US 69	Fort Scott	Bourbon
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	0.0%	0.9%					3475 Union Road	Buffalo	Erie
28.35	Property		1	Travelodge - 1706 North Park Drive	0.0%	0.8%					1706 North Park Drive	Winslow	Navajo
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	0.0%	0.8%					2005 Daley Street	Rawlins	Carbon
28.37	Property		1	Travelodge - 1177 East 16th Street	0.0%	0.7%					1177 East 16th Street	Wellington	Sumner
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	0.0%	0.7%					35450 Yermo Road	Yermo	San Bernardino
28.39	Property		1	Travelodge - 2407 East Holland Avenue	0.0%	0.6%					2407 East Holland Avenue	Alpine	Brewster
28.40	Property		1	Travelodge - 620 Souder Road	0.0%	0.6%					620 Souder Road	Brunswick	Frederick
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	0.0%	0.4%					100 15th Street Southeast	Glenwood	Pope
28.42	Property		1	Travelodge - 109 East Commerce Street	0.0%	0.3%					109 East Commerce Street	Sharon Springs	Wallace
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	0.0%	0.3%					4000 Siskiyou Avenue	Dunsmuir	Siskiyou
28.44	Property		1	Travelodge - 98 Moffat Avenue	0.0%	0.2%					98 Moffat Avenue	Yampa	Routt
29	Loan		1	Willows of Grayslake	1.1%	100.0%	SGFC	SGFC	NAP	NAP	33601 North Royal Oak Lane	Grayslake	Lake
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	1.1%	100.0%	SMC	SMC	NAP	NAP	2437 Pitkin Avenue	Brooklyn	Kings
31	Loan	20, 24	1	Valley Forge Corporate Center	1.1%	100.0%	KeyBank	KeyBank	NAP	NAP	800 Adams Avenue	Audubon (Norristown P.O)	Montgomery
32	Loan		1	200 Newton Bridge Road	1.0%	100.0%	KeyBank	KeyBank	NAP	NAP	200 and 314 Newton Bridge Road	Athens	Clarke
33	Loan	30	1	Finn’s Mobile Home Park	0.9%	100.0%	UBS AG	UBS AG	NAP	NAP	122 Fairfield Road	Wayne	Passaic
34	Loan		1	Dollar Self Storage #17 - Chandler	0.9%	100.0%	KeyBank	KeyBank	Group 3	NAP	22640 South Gilbert Road	Chandler	Maricopa
35	Loan	7, 20, 22	1	Highland Office Building	0.9%	100.0%	SMC	SMC	NAP	NAP	885 Arapahoe Avenue	Boulder	Boulder
36	Loan		1	Dollar Self Storage #12 - Las Vegas	0.9%	100.0%	KeyBank	KeyBank	Group 3	NAP	455 West Centennial Parkway	North Las Vegas	Clark
37	Loan	17	1	Ventura Storage	0.9%	100.0%	KeyBank	KeyBank	NAP	NAP	2701 Golf Course Drive	Ventura	Ventura
38	Loan	5, 6	2	Pero Multifamily Portfolio	0.8%		Barclays	Barclays	NAP	NAP	Various	Various	Erie
38.01	Property		1	Erie Portfolio	0.6%	78.7%					Various	Erie	Erie
38.02	Property		1	Meadows	0.2%	21.3%					246 South Washington Street	North East	Erie
39	Loan		1	Park Place Apartments	0.8%	100.0%	SMC	SMC	NAP	NAP	15529 Plaza South Drive	Taylor	Wayne
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	0.8%		SMC	SMC	NAP	NAP	Various	Brooklyn	Kings
40.01	Property		1	205 Frost Street	0.5%	61.7%					205 Frost Street	Brooklyn	Kings
40.02	Property		1	171 Bayard Street	0.3%	38.3%					171 Bayard Street	Brooklyn	Kings
41	Loan		1	Thrive Living Home Apartments	0.7%	100.0%	SGFC	SGFC	NAP	NAP	1757 Richland Avenue	Ceres	Stanislaus
42	Loan		1	Enumclaw Plateau Self Storage	0.7%	100.0%	KeyBank	KeyBank	NAP	NAP	2035 Commerce Street	Enumclaw	King
43	Loan		1	Kohl’s - Menomonee Falls	0.7%	100.0%	UBS AG	UBS AG	NAP	NAP	N95W18000 Appleton Avenue	Menomonee Falls	Waukesha
44	Loan	17	1	Fresenius – Chandler	0.7%	100.0%	UBS AG	UBS AG	NAP	NAP	450 South Gilbert Road	Chandler	Maricopa
45	Loan	17	1	Hooper Industrial	0.6%	100.0%	KeyBank	KeyBank	NAP	NAP	7641 & 7673 Hooper Road	West Palm Beach	Palm Beach
46	Loan	7, 17, 22, 24	1	830-840 Plaza	0.6%	100.0%	SMC	SMC	Group 4	NAP	830 Northeast 31st Street and 840 East Oakland Park Boulevard	Oakland Park	Broward
47	Loan		1	Grandshire Estates MHC	0.6%	100.0%	KeyBank	KeyBank	NAP	NAP	851 Willow Street	Fowlerville	Livingston
48	Loan	17	1	Corporate Plaza	0.6%	100.0%	KeyBank	KeyBank	NAP	NAP	771 Corporate Drive	Lexington	Fayette
49	Loan	17, 20	1	APC Amarillo	0.6%	100.0%	KeyBank	KeyBank	Group 2	NAP	1901 Medi Park Drive Building C	Amarillo	Potter
50	Loan	10, 21	1	980 American Pacific	0.6%	100.0%	SGFC	SGFC	NAP	NAP	980 American Pacific Drive	Henderson	Clark
51	Loan	5, 11, 24	1	SSA Austin	0.6%	100.0%	UBS AG	UBS AG	NAP	NAP	1029 Camino La Costa	Austin	Travis
52	Loan	27	1	Congress Center North	0.6%	100.0%	KeyBank	KeyBank	Group 5	NAP	4400 North Congress Avenue	West Palm Beach	Palm Beach
53	Loan	22, 27	1	Cliff Drive Medical Plaza	0.6%	100.0%	KeyBank	KeyBank	Group 5	NAP	1225 East Cliff Drive	El Paso	El Paso
54	Loan	17	1	7-Eleven Charlotte	0.5%	100.0%	UBS AG	UBS AG	NAP	NAP	4800 North Graham Street	Charlotte	Mecklenburg
55	Loan	17	1	625 Route 83	0.5%	100.0%	Barclays	Barclays	NAP	NAP	625 Route 83	Elmhurst	DuPage
56	Loan	2	1	Deluxe MHC	0.5%	100.0%	SGFC	SGFC	Group 6	NAP	529 East El Segundo Boulevard	Compton	Los Angeles
57	Loan	17	1	Hydra Warehouse	0.5%	100.0%	Barclays	Barclays	NAP	NAP	91 Granite Ridge Lane	Frankfort	Franklin
58	Loan		1	ACAM Self Storage	0.5%	100.0%	UBS AG	UBS AG	NAP	NAP	4945 ACAM Drive	Tuttle	Grady
59	Loan		1	Lock & Leave Self Storage San Bernardino	0.4%	100.0%	SMC	SMC	NAP	NAP	322 South Waterman Avenue	San Bernardino	San Bernardino
60	Loan	2	1	Storage Max Brentwood	0.4%	100.0%	SGFC	SGFC	NAP	NAP	2004 Brentwood Road	Raleigh	Wake
61	Loan	2	1	Santa Fe MHC	0.4%	100.0%	SGFC	SGFC	Group 6	NAP	1740 North Santa Fe Avenue	Compton	Los Angeles
62	Loan	17	1	Islandview Apartments	0.3%	100.0%	SMC	SMC	NAP	NAP	445 Field Street	Detroit	Wayne
63	Loan	10	1	Town & Country Self-Storage	0.3%	100.0%	Barclays	Barclays	NAP	NAP	3101 Old Sterlington Road	Monroe	Ouachita
64	Loan		1	First Street Storage	0.2%	100.0%	KeyBank	KeyBank	NAP	NAP	1228 North 1st Street	El Cajon	San Diego

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)
											3			6, 7
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	PA	19102	Multifamily	High Rise	1923	2018-2020	268	Units	466,417.91	50,000,000
2	Loan	12, 22, 24	1	Morris Corporate Center	NJ	07054	Office	Suburban	1989	2017	541,195	SF	151.52	49,500,000
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	NV	Various	Hospitality	Full Service	Various	NAP	9,748	Rooms	167,644.65	49,000,000
3.02	Property		1	Mandalay Bay	NV	89119	Hospitality	Full Service	1999	NAP	4,750	Rooms		22,295,000
3.01	Property		1	MGM Grand	NV	89109	Hospitality	Full Service	1993	NAP	4,998	Rooms		26,705,000
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	PA	19124	Industrial	Warehouse / Distribution	1945	1975, 1997, 2021	1,347,146	SF	32.86	44,265,000
5	Loan	10, 24	1	Montecito Tower	NV	89149	Office	Suburban	2009	2017	177,301	SF	187.82	33,300,000
6	Loan	30	1	Attiva - Denton, TX	TX	76208	Multifamily	Age Restricted	1997	2017	240	Units	124,270.83	29,825,000
7	Loan	13, 29	1	2100 MLK Avenue SE	DC	20020	Office	CBD	1989	2020	71,351	SF	414.85	29,600,000
8	Loan	13, 16	1	Berkshire Corporate Center	MN	55441	Industrial	Flex / R&D	1969	2001, 2016	245,091	SF	104.45	25,600,000
9	Loan	13, 22, 24	1	80 Richards Street	NY	11231	Office	Flex	1917, 1981	2017-2019	182,491	SF	136.99	25,000,000
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	CA	92630	Office	Suburban	2000	NAP	155,795	SF	157.90	24,600,000
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	TX	77091	Multifamily	Garden	1980	2018	500	Units	47,934.97	24,000,000
12	Loan		1	Bass Pro Outdoor World	FL	33004	Retail	Single Tenant	1999	2019	165,000	SF	137.27	22,650,000
13	Loan	2, 13, 16, 24	1	Miami Ironside District	FL	33138	Mixed Use	Retail / Flex / Office / Showroom	1926-2005	2016	76,298	SF	275.24	21,000,000
14	Loan	6	6	Triwinds Portfolio	Various	Various	Manufactured Housing	Various	Various	NAP	438	Pads	47,488.58	20,800,000
14.01	Property		1	Monterey RV Park	CA	95004	Manufactured Housing	RV Park	1965	NAP	91	Pads		6,950,000
14.02	Property		1	Chico MHP	CA	95973	Manufactured Housing	Manufactured Housing / RV Park	1972	NAP	71	Pads		3,450,000
14.03	Property		1	Merced MHP	CA	95348	Manufactured Housing	Manufactured Housing	1960	NAP	62	Pads		2,850,000
14.04	Property		1	Paso Robles Mobile Village	CA	93446	Manufactured Housing	Manufactured Housing / RV Park	1960	NAP	48	Pads		2,800,000
14.05	Property		1	Portside Brookings RV Park	OR	97415	Manufactured Housing	Manufactured Housing / RV Park	1988	NAP	70	Pads		2,500,000
14.06	Property		1	Oasis Springs MHP & RV Park	CA	92241	Manufactured Housing	Manufactured Housing / RV Park	1955	NAP	96	Pads		2,250,000
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	NY	11234	Retail	Super Regional Mall	1969	2018	811,797	SF	599.90	20,000,000
16	Loan	2, 6	3	Century Storage Portfolio I	FL	Various	Self Storage	Self Storage	Various	NAP	255,845	SF	77.98	19,950,000
16.01	Property		1	Ridgeview	FL	33897	Self Storage	Self Storage	2003-2005	NAP	84,360	SF		7,950,000
16.02	Property		1	Bayview	FL	33870, 38875	Self Storage	Self Storage	1998	NAP	97,570	SF		6,800,000
16.03	Property		1	Gibsonia	FL	33809	Self Storage	Self Storage	1995-1997	NAP	73,915	SF		5,200,000
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	NY	Various	Various	Various	Various	NAP	60,743	SF	290.00	17,615,300
17.01	Property		1	699 Morris Park Avenue	NY	10462	Retail	Unanchored	1923	NAP	22,603	SF		6,209,000
17.02	Property		1	Getty Square	NY	10701	Retail	Unanchored	1950-1970	NAP	11,000	SF		4,543,000
17.03	Property		1	1 South Broadway	NY	10701	Retail	Unanchored	1950	NAP	2,950	SF		1,631,400
17.04	Property		1	10-30 Beach 19th Street	NY	11691	Mixed Use	Multifamily / Retail	2004	NAP	10,750	SF		1,600,000
17.05	Property		1	884 Rutland Avenue	NY	11203	Mixed Use	Multifamily / Retail / Office	1908	NAP	3,800	SF		1,010,000
17.06	Property		1	1130 Clarkson Avenue	NY	11212	Mixed Use	Multifamily / Retail	1910	NAP	3,700	SF		925,000
17.07	Property		1	854 East 163rd Street	NY	10459	Retail	Unanchored	1920	NAP	3,250	SF		856,900
17.08	Property		1	1801 Avenue X	NY	11235	Office	CBD	1940	NAP	2,690	SF		840,000
18	Loan	20	1	3600 Horizon	PA	19053	Office	Suburban	2005	2015	129,672	SF	123.39	16,000,000
19	Loan	6	2	Century Storage Portfolio II	FL	Various	Self Storage	Self Storage	Various	NAP	224,129	SF	67.60	15,150,000
19.01	Property		1	Sleepy Hill	FL	33810	Self Storage	Self Storage	2000, 2008	NAP	121,123	SF		8,390,000
19.02	Property		1	Lake Dexter	FL	33884	Self Storage	Self Storage	1997, 1999, 2015	NAP	103,006	SF		6,760,000
20	Loan		1	Icon on Bond	MI	49503	Multifamily	High Rise	2006	NAP	114	Units	131,578.95	15,000,000
21	Loan	16, 24	1	Woodfield Financial Center	IL	60173	Office	Suburban	1985	NAP	182,968	SF	79.52	14,550,000
22	Loan	5, 6	3	Tucson Self Storage Portfolio	AZ	Various	Various	Various	Various	NAP	316,148	SF	39.21	12,500,000
22.01	Property		1	A-Family Storage - East Valencia	AZ	85747	Mixed Use	Self Storage / Industrial	2009	NAP	158,850	SF		6,500,000
22.02	Property		1	A-Family Storage - Oracle Road	AZ	85705	Self Storage	Self Storage	1999, 2000, 2009, 2018	NAP	99,890	SF		3,400,000
22.03	Property		1	A-Family Storage - Orange Grove	AZ	85741	Self Storage	Self Storage	2001	NAP	57,408	SF		2,600,000
23	Loan	21	1	West Volusia Town Center	FL	32763	Retail	Anchored	2007	NAP	154,477	SF	79.00	12,500,000
24	Loan	17	1	Oakland Park Festival Center	FL	33334	Retail	Anchored	1968	NAP	143,351	SF	83.59	12,000,000
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	AZ	85085	Self Storage	Self Storage	2019	NAP	94,325	SF	108.51	10,250,000
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	NY	10468	Multifamily	Mid Rise	2018	NAP	43	Units	237,209.30	10,200,000
27	Loan	16, 24	1	Thunderbird Portfolio	AZ	85306	Office	Medical	2001	NAP	51,751	SF	193.23	10,000,000
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	Various	Various	Hospitality	Limited Service	Various	Various	3,729	Rooms	37,356.46	10,000,000
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	WY	82718	Hospitality	Limited Service	2001, 2007	2016-2017	154	Rooms		753,365
28.02	Property		1	Travelodge - 2111 Camino Del Llano	NM	87002	Hospitality	Limited Service	1994, 2007	NAP	158	Rooms		611,951
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	WY	82935	Hospitality	Limited Service	1997	2016-2017	192	Rooms		584,290
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	AZ	85365	Hospitality	Limited Service	1999	2016	119	Rooms		524,562
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NE	69101	Hospitality	Limited Service	2005	2016-2017	135	Rooms		398,999
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	MO	63841	Hospitality	Limited Service	1997, 2006, 2015	NAP	133	Rooms		372,573
28.07	Property		1	Travelodge - 1127 Pony Express Highway	KS	66508	Hospitality	Limited Service	1999, 2007	NAP	139	Rooms		370,288
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	KS	67152	Hospitality	Limited Service	2015	NAP	110	Rooms		347,930
28.09	Property		1	Travelodge - 2680 Airport Road	NM	88008	Hospitality	Limited Service	2014	NAP	56	Rooms		338,855
28.10	Property		1	Super 8 - 720 Royal Parkway	TN	37214	Hospitality	Limited Service	1989	2017	103	Rooms		321,872
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	TX	77859	Hospitality	Limited Service	1999, 2016	2016	140	Rooms		316,329
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NE	68025	Hospitality	Limited Service	2007	2017-2018	100	Rooms		295,147
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NV	89801	Hospitality	Limited Service	1999	NAP	119	Rooms		289,531
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	NE	68521	Hospitality	Limited Service	1983, 1993	2016	132	Rooms		284,955
28.15	Property		1	Travelodge - 1110 Southeast 4th Street	OR	97838	Hospitality	Limited Service	2002	NAP	86	Rooms		280,745
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	IA	52732	Hospitality	Limited Service	2005	NAP	123	Rooms		250,718
28.17	Property		1	Travelodge - 800 West Laramie Street	WY	82214	Hospitality	Limited Service	1978, 1980	2017	95	Rooms		249,472
28.18	Property		1	Travelodge - 22 North Frontage Road	TX	79772	Hospitality	Limited Service	2001, 2008	2015	61	Rooms		247,279
28.19	Property		1	Travelodge - 123 Westvaco Road	VA	24457	Hospitality	Limited Service	2009	NAP	30	Rooms		232,884
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	MT	59330	Hospitality	Limited Service	2014	NAP	74	Rooms		226,763

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)
28.21	Property		1	Travelodge - 1710 Jefferson Street	MO	65109	Hospitality	Limited Service	1991	2013-2014	77	Rooms		207,302
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	WY	82009	Hospitality	Limited Service	1999	2016-2017	60	Rooms		207,195
28.23	Property		1	Travelodge - 8233 Airline Highway	LA	70755	Hospitality	Limited Service	2013	NAP	60	Rooms		203,669
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	MT	59937	Hospitality	Limited Service	1991	2017	64	Rooms		188,844
28.25	Property		1	Travelodge - 707 East Webster Street	NE	69358	Hospitality	Limited Service	1998-1999	2015-2016	97	Rooms		175,120
28.26	Property		1	Travelodge - 777 West Hwy 21	UT	84751	Hospitality	Limited Service	2002, 2006	NAP	75	Rooms		166,738
28.27	Property		1	Travelodge - 3522 North Highway 59	WY	82633	Hospitality	Limited Service	2007	2014	112	Rooms		160,825
28.28	Property		1	Travelodge - 108 6th Avenue	SD	57735	Hospitality	Limited Service	1987	2016-2017	55	Rooms		152,733
28.29	Property		1	Travelodge - 2200 East South Avenue	OK	74501	Hospitality	Limited Service	2011	NAP	61	Rooms		147,632
28.30	Property		1	Travelodge - 128 South Willow Road	IA	51555	Hospitality	Limited Service	2006	NAP	41	Rooms		124,862
28.31	Property		1	Travelodge - 1005 Highway 285	NM	88353	Hospitality	Limited Service	1998	NAP	60	Rooms		124,596
28.32	Property		1	Days Inn - 3431 14th Avenue South	ND	58103	Hospitality	Limited Service	1993	NAP	74	Rooms		106,215
28.33	Property		1	Travelodge - 2505 US 69	KS	66701	Hospitality	Limited Service	2001	NAP	70	Rooms		91,327
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NY	14225	Hospitality	Limited Service	2003	NAP	56	Rooms		88,154
28.35	Property		1	Travelodge - 1706 North Park Drive	AZ	86047	Hospitality	Limited Service	1982	NAP	72	Rooms		84,914
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	WY	82301	Hospitality	Limited Service	2006	2016-2017	62	Rooms		81,562
28.37	Property		1	Travelodge - 1177 East 16th Street	KS	67152	Hospitality	Limited Service	1993, 1999	NAP	80	Rooms		74,973
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	CA	92398	Hospitality	Limited Service	2002	NAP	65	Rooms		73,145
28.39	Property		1	Travelodge - 2407 East Holland Avenue	TX	79830	Hospitality	Limited Service	2002	2014	40	Rooms		60,635
28.40	Property		1	Travelodge - 620 Souder Road	MD	21712	Hospitality	Limited Service	2014	NAP	25	Rooms		55,172
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	MN	56334	Hospitality	Limited Service	2012	NAP	56	Rooms		41,525
28.42	Property		1	Travelodge - 109 East Commerce Street	KS	67758	Hospitality	Limited Service	1997	NAP	50	Rooms		34,483
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	CA	96025	Hospitality	Limited Service	2007	2017	21	Rooms		27,586
28.44	Property		1	Travelodge - 98 Moffat Avenue	CO	80483	Hospitality	Limited Service	2001	NAP	37	Rooms		22,284
29	Loan		1	Willows of Grayslake	IL	60030	Multifamily	Garden	1968, 1984, 1985	NAP	125	Units	74,000.00	9,250,000
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	NY	11208	Multifamily	Mid Rise	2019	NAP	32	Units	287,500.00	9,200,000
31	Loan	20, 24	1	Valley Forge Corporate Center	PA	19403	Office	Suburban	2008	NAP	65,716	SF	136.50	8,970,000
32	Loan		1	200 Newton Bridge Road	GA	30607	Industrial	Manufacturing	1957	1985	665,321	SF	12.84	8,540,000
33	Loan	30	1	Finn’s Mobile Home Park	NJ	07470	Manufactured Housing	Manufactured Housing	1960	NAP	196	Pads	40,051.02	7,850,000
34	Loan		1	Dollar Self Storage #17 - Chandler	AZ	85249	Self Storage	Self Storage	2017	NAP	99,039	SF	77.12	7,650,000
35	Loan	7, 20, 22	1	Highland Office Building	CO	80302	Office	Suburban	1891	1978, 2018	21,000	SF	357.14	7,500,000
36	Loan		1	Dollar Self Storage #12 - Las Vegas	NV	89084	Self Storage	Self Storage	2017	NAP	75,030	SF	98.74	7,420,000
37	Loan	17	1	Ventura Storage	CA	93003	Self Storage	Self Storage	2019	NAP	72,767	SF	101.01	7,350,000
38	Loan	5, 6	2	Pero Multifamily Portfolio	PA	Various	Multifamily	Garden	Various	NAP	224	Units	30,357.14	6,800,000
38.01	Property		1	Erie Portfolio	PA	Various	Multifamily	Garden	Various	NAP	184	Units		5,350,000
38.02	Property		1	Meadows	PA	16428	Multifamily	Garden	1984	NAP	40	Units		1,450,000
39	Loan		1	Park Place Apartments	MI	48180	Multifamily	Low Rise	1969-1970	1997	104	Units	63,274.21	6,600,000
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	NY	Various	Multifamily	Mid Rise	Various	NAP	14	Units	464,285.71	6,500,000
40.01	Property		1	205 Frost Street	NY	11211	Multifamily	Mid Rise	2017	NAP	8	Units		4,009,346
40.02	Property		1	171 Bayard Street	NY	11222	Multifamily	Mid Rise	2015	NAP	6	Units		2,490,654
41	Loan		1	Thrive Living Home Apartments	CA	95307	Multifamily	Garden	1994	2020	40	Units	158,000.00	6,320,000
42	Loan		1	Enumclaw Plateau Self Storage	WA	98022	Self Storage	Self Storage	2007, 2018	NAP	75,385	SF	79.59	6,000,000
43	Loan		1	Kohl’s - Menomonee Falls	WI	53051	Retail	Single Tenant	1992	2014	98,256	SF	59.57	5,853,600
44	Loan	17	1	Fresenius – Chandler	AZ	85225	Office	Medical	2019	NAP	13,797	SF	418.93	5,780,000
45	Loan	17	1	Hooper Industrial	FL	33411	Industrial	Warehouse	1983	2021	69,120	SF	79.57	5,500,000
46	Loan	7, 17, 22, 24	1	830-840 Plaza	FL	33334	Retail	Unanchored	1981, 1983	NAP	51,594	SF	106.60	5,500,000
47	Loan		1	Grandshire Estates MHC	MI	48836	Manufactured Housing	Manufactured Housing	1987	NAP	151	Pads	35,927.15	5,425,000
48	Loan	17	1	Corporate Plaza	KY	40503	Leased Fee	Leased Fee	NAP	NAP	120,341	SF	43.88	5,280,000
49	Loan	17, 20	1	APC Amarillo	TX	79106	Office	Medical	1970	NAP	26,830	SF	196.42	5,270,000
50	Loan	10, 21	1	980 American Pacific	NV	89014	Industrial	Flex	1996	NAP	61,460	SF	82.98	5,100,000
51	Loan	5, 11, 24	1	SSA Austin	TX	78752	Office	Suburban	2005	NAP	23,859	SF	209.56	5,000,000
52	Loan	27	1	Congress Center North	FL	33407	Office	Suburban	1986	2001	41,861	SF	118.97	4,980,000
53	Loan	22, 27	1	Cliff Drive Medical Plaza	TX	79902	Office	Medical	1999	NAP	29,032	SF	161.89	4,700,000
54	Loan	17	1	7-Eleven Charlotte	NC	28269	Retail	Single Tenant	2020	NAP	3,522	SF	1,277.68	4,500,000
55	Loan	17	1	625 Route 83	IL	60126	Industrial	Warehouse	1955	2020	25,649	SF	169.79	4,355,000
56	Loan	2	1	Deluxe MHC	CA	90222	Manufactured Housing	Manufactured Housing	1950	NAP	53	Pads	80,660.38	4,275,000
57	Loan	17	1	Hydra Warehouse	KY	40601	Industrial	Warehouse / Distribution	2021	NAP	79,200	SF	53.35	4,225,000
58	Loan		1	ACAM Self Storage	OK	73089	Self Storage	Self Storage	2012	NAP	107,565	SF	36.12	3,885,000
59	Loan		1	Lock & Leave Self Storage San Bernardino	CA	92408	Self Storage	Self Storage	1978	NAP	68,220	SF	54.24	3,700,000
60	Loan	2	1	Storage Max Brentwood	NC	27604	Self Storage	Self Storage	1985	2015	63,791	SF	58.00	3,700,000
61	Loan	2	1	Santa Fe MHC	CA	90221	Manufactured Housing	Manufactured Housing	1947	NAP	44	Pads	73,863.64	3,250,000
62	Loan	17	1	Islandview Apartments	MI	48214	Multifamily	Mid Rise	1950	NAP	72	Units	36,111.11	2,600,000
63	Loan	10	1	Town & Country Self-Storage	LA	71203	Self Storage	Self Storage	1990	NAP	52,495	SF	47.62	2,500,000
64	Loan		1	First Street Storage	CA	92021	Self Storage	Self Storage	1972	NAP	18,868	SF	79.50	1,500,000

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type
					6, 7	6, 7		8			9
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	50,000,000	50,000,000	3.456008%	0.01418%	3.44183%	NAP	146,000.34	NAP	1,752,004.08	Interest Only
2	Loan	12, 22, 24	1	Morris Corporate Center	49,500,000	42,172,344	3.40000%	0.01418%	3.38582%	219,523.21	142,197.92	2,634,278.52	1,706,375.04	Interest Only, Amortizing Balloon
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	49,000,000	49,000,000	3.55800%	0.01178%	3.54623%	NAP	147,302.85	NAP	1,767,634.20	Interest Only - ARD
3.02	Property		1	Mandalay Bay	22,295,000	22,295,000
3.01	Property		1	MGM Grand	26,705,000	26,705,000
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	44,265,000	34,306,095	3.34000%	0.01418%	3.32582%	194,837.32	NAP	2,338,047.84	NAP	Amortizing Balloon - ARD
5	Loan	10, 24	1	Montecito Tower	33,300,000	29,302,594	3.64000%	0.01418%	3.62582%	152,146.36	102,412.92	1,825,756.32	1,228,955.04	Interest Only, Amortizing Balloon
6	Loan	30	1	Attiva - Denton, TX	29,825,000	29,825,000	3.43600%	0.01418%	3.42182%	NAP	86,585.01	NAP	1,039,020.12	Interest Only
7	Loan	13, 29	1	2100 MLK Avenue SE	29,600,000	29,600,000	4.22800%	0.01418%	4.21382%	NAP	105,739.15	NAP	1,268,869.80	Interest Only
8	Loan	13, 16	1	Berkshire Corporate Center	25,600,000	25,600,000	3.55933%	0.01418%	3.54515%	NAP	76,986.99	NAP	923,843.88	Interest Only
9	Loan	13, 22, 24	1	80 Richards Street	25,000,000	25,000,000	2.81620%	0.01418%	2.80202%	NAP	59,485.71	NAP	713,828.52	Interest Only
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	24,600,000	21,730,239	3.82000%	0.01418%	3.80582%	114,905.77	79,397.64	1,378,869.24	952,771.68	Interest Only, Amortizing Balloon
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	23,967,484	19,297,650	4.34300%	0.01418%	4.32882%	119,375.91	NAP	1,432,510.92	NAP	Amortizing Balloon
12	Loan		1	Bass Pro Outdoor World	22,650,000	22,650,000	4.97700%	0.01418%	4.96282%	NAP	95,245.61	NAP	1,142,947.31	Interest Only
13	Loan	2, 13, 16, 24	1	Miami Ironside District	21,000,000	18,105,705	3.87000%	0.01418%	3.85582%	98,689.74	68,665.63	1,184,276.88	823,987.56	Interest Only, Amortizing Balloon
14	Loan	6	6	Triwinds Portfolio	20,800,000	20,800,000	3.77000%	0.01418%	3.75582%	NAP	66,254.26	NAP	795,051.11	Interest Only
14.01	Property		1	Monterey RV Park	6,950,000	6,950,000
14.02	Property		1	Chico MHP	3,450,000	3,450,000
14.03	Property		1	Merced MHP	2,850,000	2,850,000
14.04	Property		1	Paso Robles Mobile Village	2,800,000	2,800,000
14.05	Property		1	Portside Brookings RV Park	2,500,000	2,500,000
14.06	Property		1	Oasis Springs MHP & RV Park	2,250,000	2,250,000
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	20,000,000	20,000,000	3.35880%	0.01240%	3.34640%	NAP	56,757.50	NAP	681,090.00	Interest Only
16	Loan	2, 6	3	Century Storage Portfolio I	19,950,000	17,863,856	3.24500%	0.01418%	3.23082%	86,768.92	54,697.40	1,041,227.04	656,368.80	Interest Only, Amortizing Balloon
16.01	Property		1	Ridgeview	7,950,000	7,118,679
16.02	Property		1	Bayview	6,800,000	6,088,933
16.03	Property		1	Gibsonia	5,200,000	4,656,243
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	17,615,300	17,615,300	3.83000%	0.01418%	3.81582%	NAP	57,003.03	NAP	684,036.36	Interest Only
17.01	Property		1	699 Morris Park Avenue	6,209,000	6,209,000
17.02	Property		1	Getty Square	4,543,000	4,543,000
17.03	Property		1	1 South Broadway	1,631,400	1,631,400
17.04	Property		1	10-30 Beach 19th Street	1,600,000	1,600,000
17.05	Property		1	884 Rutland Avenue	1,010,000	1,010,000
17.06	Property		1	1130 Clarkson Avenue	925,000	925,000
17.07	Property		1	854 East 163rd Street	856,900	856,900
17.08	Property		1	1801 Avenue X	840,000	840,000
18	Loan	20	1	3600 Horizon	16,000,000	13,298,038	3.53300%	0.01418%	3.51882%	72,142.21	47,760.93	865,706.52	573,131.16	Interest Only, Amortizing Balloon
19	Loan	6	2	Century Storage Portfolio II	15,150,000	13,565,785	3.24500%	0.01418%	3.23082%	65,892.19	41,537.13	790,706.28	498,445.56	Interest Only, Amortizing Balloon
19.01	Property		1	Sleepy Hill	8,390,000	7,512,669
19.02	Property		1	Lake Dexter	6,760,000	6,053,116
20	Loan		1	Icon on Bond	15,000,000	15,000,000	3.66500%	0.01418%	3.65082%	NAP	46,448.78	NAP	557,385.36	Interest Only
21	Loan	16, 24	1	Woodfield Financial Center	14,550,000	11,786,744	3.67000%	0.01418%	3.65582%	66,724.53	45,116.79	800,694.36	541,401.48	Interest Only, Amortizing Balloon
22	Loan	5, 6	3	Tucson Self Storage Portfolio	12,395,402	4,972,673	3.51600%	0.01418%	3.50182%	89,458.57	NAP	1,073,502.84	NAP	Amortizing Balloon
22.01	Property		1	A-Family Storage - East Valencia	6,445,609	2,585,790
22.02	Property		1	A-Family Storage - Oracle Road	3,371,549	1,352,567
22.03	Property		1	A-Family Storage - Orange Grove	2,578,244	1,034,316
23	Loan	21	1	West Volusia Town Center	12,204,358	9,995,990	4.18700%	0.01418%	4.17282%	61,032.34	NAP	732,388.08	NAP	Amortizing Balloon
24	Loan	17	1	Oakland Park Festival Center	11,982,400	10,871,818	3.90000%	0.01418%	3.88582%	56,600.18	NAP	679,202.16	NAP	Amortizing Balloon
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	10,234,806	8,094,552	3.84000%	0.02293%	3.81707%	47,994.33	NAP	575,931.96	NAP	Amortizing Balloon
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	10,200,000	9,268,938	4.07600%	0.01418%	4.06182%	49,144.33	35,127.19	589,731.96	421,526.33	Interest Only, Amortizing Balloon
27	Loan	16, 24	1	Thunderbird Portfolio	10,000,000	10,000,000	3.32200%	0.01418%	3.30782%	NAP	28,067.82	NAP	336,813.84	Interest Only
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	9,607,052	6,921,981	4.85000%	0.01240%	4.83760%	60,917.63	NAP	731,011.58	NAP	Amortizing Balloon
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	723,762	521,478
28.02	Property		1	Travelodge - 2111 Camino Del Llano	587,905	423,592
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	561,330	404,444
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	503,949	363,101
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	383,321	276,187
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	357,933	257,894
28.07	Property		1	Travelodge - 1127 Pony Express Highway	355,738	256,313
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	334,258	240,836
28.09	Property		1	Travelodge - 2680 Airport Road	325,540	234,555
28.10	Property		1	Super 8 - 720 Royal Parkway	309,224	222,799
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	303,899	218,963
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	283,549	204,300
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	278,154	200,413
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	273,758	197,246
28.15	Property		1	Travelodge - 1110 Southeast 4th Street	269,714	194,331
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	240,866	173,546
28.17	Property		1	Travelodge - 800 West Laramie Street	239,669	172,684
28.18	Property		1	Travelodge - 22 North Frontage Road	237,562	171,166
28.19	Property		1	Travelodge - 123 Westvaco Road	223,733	161,202
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	217,852	156,965

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type
28.21	Property		1	Travelodge - 1710 Jefferson Street	199,156	143,494
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	199,053	143,420
28.23	Property		1	Travelodge - 8233 Airline Highway	195,666	140,979
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	181,423	130,717
28.25	Property		1	Travelodge - 707 East Webster Street	168,239	121,218
28.26	Property		1	Travelodge - 777 West Hwy 21	160,186	115,416
28.27	Property		1	Travelodge - 3522 North Highway 59	154,506	111,323
28.28	Property		1	Travelodge - 108 6th Avenue	146,731	105,721
28.29	Property		1	Travelodge - 2200 East South Avenue	141,831	102,190
28.30	Property		1	Travelodge - 128 South Willow Road	119,955	86,429
28.31	Property		1	Travelodge - 1005 Highway 285	119,700	86,245
28.32	Property		1	Days Inn - 3431 14th Avenue South	102,041	73,522
28.33	Property		1	Travelodge - 2505 US 69	87,739	63,217
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	84,690	61,020
28.35	Property		1	Travelodge - 1706 North Park Drive	81,577	58,777
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	78,358	56,457
28.37	Property		1	Travelodge - 1177 East 16th Street	72,027	51,896
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	70,271	50,631
28.39	Property		1	Travelodge - 2407 East Holland Avenue	58,252	41,971
28.40	Property		1	Travelodge - 620 Souder Road	53,004	38,190
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	39,894	28,744
28.42	Property		1	Travelodge - 109 East Commerce Street	33,128	23,869
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	26,502	19,095
28.44	Property		1	Travelodge - 98 Moffat Avenue	21,409	15,425
29	Loan		1	Willows of Grayslake	9,250,000	9,250,000	3.28500%	0.01418%	3.27082%	NAP	25,673.57	NAP	308,082.84	Interest Only
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	9,200,000	9,200,000	3.91000%	0.01418%	3.89582%	NAP	30,393.01	NAP	364,716.11	Interest Only
31	Loan	20, 24	1	Valley Forge Corporate Center	8,970,000	7,452,631	3.52000%	0.07293%	3.44707%	40,379.52	26,677.44	484,554.24	320,129.28	Interest Only, Amortizing Balloon
32	Loan		1	200 Newton Bridge Road	8,540,000	8,540,000	2.72000%	0.02293%	2.69707%	NAP	19,626.19	NAP	235,514.28	Interest Only
33	Loan	30	1	Finn’s Mobile Home Park	7,850,000	7,850,000	4.97100%	0.01418%	4.95682%	NAP	32,970.27	NAP	395,643.24	Interest Only
34	Loan		1	Dollar Self Storage #17 - Chandler	7,638,170	5,987,665	3.60000%	0.02293%	3.57707%	34,780.37	NAP	417,364.44	NAP	Amortizing Balloon
35	Loan	7, 20, 22	1	Highland Office Building	7,500,000	7,500,000	3.80000%	0.01418%	3.78582%	NAP	24,079.86	NAP	288,958.33	Interest Only
36	Loan		1	Dollar Self Storage #12 - Las Vegas	7,408,566	5,812,008	3.62000%	0.02293%	3.59707%	33,818.13	NAP	405,817.56	NAP	Amortizing Balloon
37	Loan	17	1	Ventura Storage	7,350,000	7,350,000	3.59000%	0.07293%	3.51707%	NAP	22,294.15	NAP	267,529.80	Interest Only
38	Loan	5, 6	2	Pero Multifamily Portfolio	6,800,000	5,673,372	3.66300%	0.01418%	3.64882%	31,157.11	21,045.29	373,885.32	252,543.48	Interest Only, Amortizing Balloon
38.01	Property		1	Erie Portfolio	5,350,000	4,463,608
38.02	Property		1	Meadows	1,450,000	1,209,763
39	Loan		1	Park Place Apartments	6,580,518	5,181,582	3.68000%	0.06293%	3.61707%	30,304.07	NAP	363,648.84	NAP	Amortizing Balloon
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	6,500,000	6,500,000	3.79500%	0.01418%	3.78082%	NAP	20,841.75	NAP	250,101.04	Interest Only
40.01	Property		1	205 Frost Street	4,009,346	4,009,346
40.02	Property		1	171 Bayard Street	2,490,654	2,490,654
41	Loan		1	Thrive Living Home Apartments	6,320,000	5,401,273	4.52200%	0.01418%	4.50782%	32,105.18	24,146.64	385,262.16	289,759.68	Interest Only, Amortizing Balloon
42	Loan		1	Enumclaw Plateau Self Storage	6,000,000	6,000,000	3.71000%	0.02293%	3.68707%	NAP	18,807.64	NAP	225,691.68	Interest Only
43	Loan		1	Kohl’s - Menomonee Falls	5,853,600	5,533,214	3.84800%	0.01418%	3.83382%	27,435.47	19,031.25	329,225.64	228,375.00	Interest Only, Amortizing Balloon
44	Loan	17	1	Fresenius – Chandler	5,780,000	5,780,000	4.37600%	0.01418%	4.36182%	NAP	21,370.48	NAP	256,445.76	Interest Only
45	Loan	17	1	Hooper Industrial	5,500,000	5,500,000	3.58000%	0.02293%	3.55707%	NAP	16,636.23	NAP	199,634.76	Interest Only
46	Loan	7, 17, 22, 24	1	830-840 Plaza	5,500,000	5,012,580	4.25000%	0.01418%	4.23582%	27,056.69	NAP	324,680.28	NAP	Amortizing Balloon
47	Loan		1	Grandshire Estates MHC	5,425,000	4,570,427	4.00000%	0.02293%	3.97707%	25,899.78	18,334.49	310,797.36	220,013.88	Interest Only, Amortizing Balloon
48	Loan	17	1	Corporate Plaza	5,280,000	4,117,223	3.50000%	0.02293%	3.47707%	23,709.56	NAP	284,514.72	NAP	Amortizing Balloon
49	Loan	17, 20	1	APC Amarillo	5,270,000	4,633,399	3.60000%	0.02293%	3.57707%	23,959.81	16,029.58	287,517.72	192,354.96	Interest Only, Amortizing Balloon
50	Loan	10, 21	1	980 American Pacific	5,100,000	5,100,000	4.50000%	0.01418%	4.48582%	NAP	19,390.63	NAP	232,687.56	Interest Only
51	Loan	5, 11, 24	1	SSA Austin	5,000,000	5,000,000	3.71670%	0.01418%	3.70252%	NAP	15,701.34	NAP	188,416.08	Interest Only - ARD
52	Loan	27	1	Congress Center North	4,980,000	4,980,000	4.20000%	0.02293%	4.17707%	NAP	17,672.08	NAP	212,064.96	Interest Only
53	Loan	22, 27	1	Cliff Drive Medical Plaza	4,700,000	4,154,339	3.85000%	0.02293%	3.82707%	22,033.99	15,288.60	264,407.88	183,463.20	Interest Only, Amortizing Balloon
54	Loan	17	1	7-Eleven Charlotte	4,500,000	4,126,931	4.63530%	0.01418%	4.62112%	23,164.03	17,623.80	277,968.36	211,485.60	Interest Only, Amortizing Balloon
55	Loan	17	1	625 Route 83	4,355,000	3,733,108	3.63800%	0.01418%	3.62382%	19,892.91	13,386.28	238,714.92	160,635.36	Interest Only, Amortizing Balloon
56	Loan	2	1	Deluxe MHC	4,275,000	4,275,000	4.84000%	0.01418%	4.82582%	NAP	17,481.98	NAP	209,783.76	Interest Only
57	Loan	17	1	Hydra Warehouse	4,225,000	3,561,858	4.02500%	0.01418%	4.01082%	20,231.74	14,368.18	242,780.88	172,418.16	Interest Only, Amortizing Balloon
58	Loan		1	ACAM Self Storage	3,885,000	3,526,483	4.01100%	0.01418%	3.99682%	18,572.23	13,165.97	222,866.76	157,991.64	Interest Only, Amortizing Balloon
59	Loan		1	Lock & Leave Self Storage San Bernardino	3,700,000	3,700,000	3.85400%	0.01418%	3.83982%	NAP	12,048.21	NAP	144,578.53	Interest Only
60	Loan	2	1	Storage Max Brentwood	3,700,000	3,700,000	4.15500%	0.01418%	4.14082%	NAP	12,989.18	NAP	155,870.16	Interest Only
61	Loan	2	1	Santa Fe MHC	3,250,000	3,250,000	4.75000%	0.01418%	4.73582%	NAP	13,043.26	NAP	156,519.12	Interest Only
62	Loan	17	1	Islandview Apartments	2,600,000	2,193,209	4.04600%	0.01418%	4.03182%	12,481.85	8,888.09	149,782.20	106,657.06	Interest Only, Amortizing Balloon
63	Loan	10	1	Town & Country Self-Storage	2,500,000	2,500,000	3.75500%	0.01418%	3.74082%	NAP	7,931.57	NAP	95,178.84	Interest Only
64	Loan		1	First Street Storage	1,500,000	1,500,000	3.77000%	0.02293%	3.74707%	NAP	4,777.95	NAP	57,335.40	Interest Only

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date

1	Loan	2, 13, 20, 28, 29	1	The Atlantic	No	Actual/360	120	115	120	115	0	0	1/28/2021	5	5
2	Loan	12, 22, 24	1	Morris Corporate Center	No	Actual/360	36	34	120	118	360	360	5/7/2021	2	6
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	Yes	Actual/360	120	104	120	104	0	0	2/14/2020	16	5
3.02	Property		1	Mandalay Bay
3.01	Property		1	MGM Grand
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	Yes	Actual/360	0	0	120	120	360	360	6/2/2021	0	1
5	Loan	10, 24	1	Montecito Tower	No	Actual/360	48	47	120	119	360	360	5/7/2021	1	6
6	Loan	30	1	Attiva - Denton, TX	No	Actual/360	120	119	120	119	0	0	6/4/2021	1	6
7	Loan	13, 29	1	2100 MLK Avenue SE	No	Actual/360	120	118	120	118	0	0	4/14/2021	2	5
8	Loan	13, 16	1	Berkshire Corporate Center	No	Actual/360	120	118	120	118	0	0	4/16/2021	2	6
9	Loan	13, 22, 24	1	80 Richards Street	No	Actual/360	120	119	120	119	0	0	6/11/2021	1	6
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	No	Actual/360	48	47	120	119	360	360	6/1/2021	1	1
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	No	Actual/360	0	0	120	119	360	359	6/2/2021	1	6
12	Loan		1	Bass Pro Outdoor World	No	Actual/360	120	119	120	119	0	0	5/11/2021	1	6
13	Loan	2, 13, 16, 24	1	Miami Ironside District	No	Actual/360	36	35	120	119	360	360	6/11/2021	1	6
14	Loan	6	6	Triwinds Portfolio	No	Actual/360	120	119	120	119	0	0	6/2/2021	1	6
14.01	Property		1	Monterey RV Park
14.02	Property		1	Chico MHP
14.03	Property		1	Merced MHP
14.04	Property		1	Paso Robles Mobile Village
14.05	Property		1	Portside Brookings RV Park
14.06	Property		1	Oasis Springs MHP & RV Park
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	No	Actual/360	120	102	120	102	0	0	12/3/2019	18	1
16	Loan	2, 6	3	Century Storage Portfolio I	No	Actual/360	60	58	120	118	360	360	4/30/2021	2	1
16.01	Property		1	Ridgeview
16.02	Property		1	Bayview
16.03	Property		1	Gibsonia
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	No	Actual/360	120	120	120	120	0	0	6/11/2021	0	6
17.01	Property		1	699 Morris Park Avenue
17.02	Property		1	Getty Square
17.03	Property		1	1 South Broadway
17.04	Property		1	10-30 Beach 19th Street
17.05	Property		1	884 Rutland Avenue
17.06	Property		1	1130 Clarkson Avenue
17.07	Property		1	854 East 163rd Street
17.08	Property		1	1801 Avenue X
18	Loan	20	1	3600 Horizon	No	Actual/360	24	23	120	119	360	360	6/2/2021	1	5
19	Loan	6	2	Century Storage Portfolio II	No	Actual/360	60	58	120	118	360	360	4/30/2021	2	1
19.01	Property		1	Sleepy Hill
19.02	Property		1	Lake Dexter
20	Loan		1	Icon on Bond	No	Actual/360	120	118	120	118	0	0	4/27/2021	2	6
21	Loan	16, 24	1	Woodfield Financial Center	No	Actual/360	12	11	120	119	360	360	6/1/2021	1	6
22	Loan	5, 6	3	Tucson Self Storage Portfolio	No	Actual/360	0	0	120	118	180	178	4/16/2021	2	6
22.01	Property		1	A-Family Storage - East Valencia
22.02	Property		1	A-Family Storage - Oracle Road
22.03	Property		1	A-Family Storage - Orange Grove
23	Loan	21	1	West Volusia Town Center	No	Actual/360	0	0	120	103	360	343	1/24/2020	17	6
24	Loan	17	1	Oakland Park Festival Center	No	Actual/360	0	0	60	59	360	359	5/27/2021	1	6
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	No	Actual/360	0	0	120	119	360	359	5/7/2021	1	1
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	No	Actual/360	60	59	120	119	360	360	5/27/2021	1	6
27	Loan	16, 24	1	Thunderbird Portfolio	No	Actual/360	120	119	120	119	0	0	5/27/2021	1	6
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	No	Actual/360	0	0	120	101	270	251	11/27/2019	19	6
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 Southeast 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 West Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 East South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue South
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
28.37	Property		1	Travelodge - 1177 East 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29	Loan		1	Willows of Grayslake	No	Actual/360	120	119	120	119	0	0	5/21/2021	1	5
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	No	Actual/360	120	119	120	119	0	0	5/28/2021	1	6
31	Loan	20, 24	1	Valley Forge Corporate Center	No	Actual/360	24	20	120	116	360	360	2/9/2021	4	1
32	Loan		1	200 Newton Bridge Road	No	Actual/360	120	120	120	120	0	0	6/7/2021	0	1
33	Loan	30	1	Finn’s Mobile Home Park	No	Actual/360	60	57	60	57	0	0	4/9/2021	3	6
34	Loan		1	Dollar Self Storage #17 - Chandler	No	Actual/360	0	0	120	119	360	359	5/7/2021	1	1
35	Loan	7, 20, 22	1	Highland Office Building	No	Actual/360	120	119	120	119	0	0	5/28/2021	1	6
36	Loan		1	Dollar Self Storage #12 - Las Vegas	No	Actual/360	0	0	120	119	360	359	5/11/2021	1	1
37	Loan	17	1	Ventura Storage	No	Actual/360	120	119	120	119	0	0	5/5/2021	1	1
38	Loan	5, 6	2	Pero Multifamily Portfolio	No	Actual/360	24	23	120	119	360	360	6/1/2021	1	6
38.01	Property		1	Erie Portfolio
38.02	Property		1	Meadows
39	Loan		1	Park Place Apartments	No	Actual/360	0	0	120	118	360	358	4/28/2021	2	6
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	No	Actual/360	120	119	120	119	0	0	5/14/2021	1	6
40.01	Property		1	205 Frost Street
40.02	Property		1	171 Bayard Street
41	Loan		1	Thrive Living Home Apartments	No	Actual/360	24	21	120	117	360	360	3/30/2021	3	1
42	Loan		1	Enumclaw Plateau Self Storage	No	Actual/360	120	119	120	119	0	0	5/12/2021	1	1
43	Loan		1	Kohl’s - Menomonee Falls	No	Actual/360	84	83	120	119	360	360	5/21/2021	1	6
44	Loan	17	1	Fresenius – Chandler	No	Actual/360	120	117	120	117	0	0	3/31/2021	3	6
45	Loan	17	1	Hooper Industrial	No	Actual/360	120	120	120	120	0	0	6/4/2021	0	1
46	Loan	7, 17, 22, 24	1	830-840 Plaza	No	Actual/360	0	0	60	60	360	360	6/8/2021	0	6
47	Loan		1	Grandshire Estates MHC	No	Actual/360	24	24	120	120	360	360	6/4/2021	0	1
48	Loan	17	1	Corporate Plaza	No	Actual/360	0	0	120	120	360	360	6/10/2021	0	1
49	Loan	17, 20	1	APC Amarillo	No	Actual/360	48	45	120	117	360	360	3/19/2021	3	1
50	Loan	10, 21	1	980 American Pacific	No	Actual/360	120	119	120	119	0	0	5/4/2021	1	1
51	Loan	5, 11, 24	1	SSA Austin	Yes	Actual/360	120	119	120	119	0	0	6/2/2021	1	6
52	Loan	27	1	Congress Center North	No	Actual/360	120	120	120	120	0	0	6/2/2021	0	1
53	Loan	22, 27	1	Cliff Drive Medical Plaza	No	Actual/360	48	47	120	119	360	360	5/27/2021	1	1
54	Loan	17	1	7-Eleven Charlotte	No	Actual/360	60	58	120	118	360	360	4/29/2021	2	6
55	Loan	17	1	625 Route 83	No	Actual/360	36	34	120	118	360	360	4/28/2021	2	6
56	Loan	2	1	Deluxe MHC	No	Actual/360	120	117	120	117	0	0	3/30/2021	3	1
57	Loan	17	1	Hydra Warehouse	No	Actual/360	24	23	120	119	360	360	5/13/2021	1	6
58	Loan		1	ACAM Self Storage	No	Actual/360	60	59	120	119	360	360	5/25/2021	1	6
59	Loan		1	Lock & Leave Self Storage San Bernardino	No	Actual/360	120	119	120	119	0	0	5/21/2021	1	6
60	Loan	2	1	Storage Max Brentwood	No	Actual/360	120	117	120	117	0	0	3/4/2021	3	1
61	Loan	2	1	Santa Fe MHC	No	Actual/360	120	117	120	117	0	0	3/30/2021	3	1
62	Loan	17	1	Islandview Apartments	No	Actual/360	24	23	120	119	360	360	5/11/2021	1	6
63	Loan	10	1	Town & Country Self-Storage	No	Actual/360	120	119	120	119	0	0	5/19/2021	1	6
64	Loan		1	First Street Storage	No	Actual/360	120	118	120	118	0	0	4/8/2021	2	1

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)
											12
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	3/5/2021	NAP	2/5/2031	2/5/2031	0	0	L(29),YM1(87),O(4)	NAV	NAV
2	Loan	12, 22, 24	1	Morris Corporate Center	6/6/2021	6/6/2024	5/6/2031	5/6/2031	0	0	L(26),D(90),O(4)	13,542,816	6,029,248
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	4/5/2020	NAP	3/5/2030	3/5/2032	0	0	YM0.5(35),DorYM0.5(78),O(7)	1,083,112,880	701,038,108
3.02	Property		1	Mandalay Bay								438,310,143	291,074,841
3.01	Property		1	MGM Grand								644,802,737	409,963,268
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	8/1/2021	8/1/2021	7/1/2031	1/1/2032	5	0	L(24),D(93),O(3)	4,176,338	250,748
5	Loan	10, 24	1	Montecito Tower	7/6/2021	7/6/2025	6/6/2031	6/6/2031	5	0	L(24),YM1(91),O(5)	1,819,059	913,898
6	Loan	30	1	Attiva - Denton, TX	7/6/2021	NAP	6/6/2031	6/6/2031	0	0	L(25),D(91),O(4)	4,166,027	1,656,378
7	Loan	13, 29	1	2100 MLK Avenue SE	6/5/2021	NAP	5/5/2031	5/5/2031	0	0	L(26),D(88),O(6)	2,325,634	1,115,053
8	Loan	13, 16	1	Berkshire Corporate Center	6/6/2021	NAP	5/6/2031	5/6/2031	0	0	L(26),D(90),O(4)	3,780,980	1,289,831
9	Loan	13, 22, 24	1	80 Richards Street	7/6/2021	NAP	6/6/2031	6/6/2031	0	0	L(25),D(88),O(7)	3,385,862	1,066,790
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	7/1/2021	7/1/2025	6/1/2031	6/1/2031	0	0	L(25),D(91),O(4)	3,224,433	1,283,187
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	7/6/2021	7/6/2021	6/6/2031	6/6/2031	0	0	L(24),YM1(92),O(4)	3,664,535	1,528,683
12	Loan		1	Bass Pro Outdoor World	7/6/2021	NAP	6/6/2031	6/6/2031	0	0	L(25),D(91),O(4)	1,662,070	29,089
13	Loan	2, 13, 16, 24	1	Miami Ironside District	7/6/2021	7/6/2024	6/6/2031	6/6/2031	0	0	L(24),YM1(89),O(7)	2,778,426	478,194
14	Loan	6	6	Triwinds Portfolio	7/6/2021	NAP	6/6/2031	6/6/2031	0	0	L(25),D(91),O(4)	3,532,007	1,436,815
14.01	Property		1	Monterey RV Park								1,102,686	407,885
14.02	Property		1	Chico MHP								475,771	151,716
14.03	Property		1	Merced MHP								433,901	135,275
14.04	Property		1	Paso Robles Mobile Village								479,755	187,734
14.05	Property		1	Portside Brookings RV Park								450,821	203,849
14.06	Property		1	Oasis Springs MHP & RV Park								589,073	350,357
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	2/1/2020	NAP	1/1/2030	1/1/2030	5	0	L(36),YM1(79),O(5)	78,461,491	31,417,805
16	Loan	2, 6	3	Century Storage Portfolio I	6/1/2021	6/1/2026	5/1/2031	5/1/2031	5	5	L(26),D(90),O(4)	3,342,245	877,040
16.01	Property		1	Ridgeview								1,402,311	357,359
16.02	Property		1	Bayview								1,109,909	280,911
16.03	Property		1	Gibsonia								830,025	238,770
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	8/6/2021	NAP	7/6/2031	7/6/2031	0	0	L(24),D(92),O(4)	2,061,787	599,734
17.01	Property		1	699 Morris Park Avenue								682,065	183,409
17.02	Property		1	Getty Square								534,799	140,492
17.03	Property		1	1 South Broadway								194,250	61,074
17.04	Property		1	10-30 Beach 19th Street								226,834	88,966
17.05	Property		1	884 Rutland Avenue								106,300	38,919
17.06	Property		1	1130 Clarkson Avenue								102,024	21,761
17.07	Property		1	854 East 163rd Street								104,678	33,282
17.08	Property		1	1801 Avenue X								110,836	31,831
18	Loan	20	1	3600 Horizon	7/5/2021	7/5/2023	6/5/2031	6/5/2031	0	0	L(25),D(91),O(4)	2,868,035	1,174,798
19	Loan	6	2	Century Storage Portfolio II	6/1/2021	6/1/2026	5/1/2031	5/1/2031	5	5	L(26),D(90),O(4)	2,519,578	678,002
19.01	Property		1	Sleepy Hill								1,410,723	375,293
19.02	Property		1	Lake Dexter								1,108,855	302,709
20	Loan		1	Icon on Bond	6/6/2021	NAP	5/6/2031	5/6/2031	0	0	L(26),D(89),O(5)	2,238,106	1,046,323
21	Loan	16, 24	1	Woodfield Financial Center	7/6/2021	7/6/2022	6/6/2031	6/6/2031	0	0	L(25),D(88),O(7)	2,675,927	1,517,323
22	Loan	5, 6	3	Tucson Self Storage Portfolio	6/6/2021	6/6/2021	5/6/2031	5/6/2031	0	0	L(26),D(89),O(5)	2,531,091	909,147
22.01	Property		1	A-Family Storage - East Valencia								1,262,514	412,136
22.02	Property		1	A-Family Storage - Oracle Road								740,405	292,741
22.03	Property		1	A-Family Storage - Orange Grove								528,172	204,269
23	Loan	21	1	West Volusia Town Center	3/6/2020	3/6/2020	2/6/2030	2/6/2030	0	0	L(12),YM1(104),O(4)	2,200,945	734,828
24	Loan	17	1	Oakland Park Festival Center	7/6/2021	7/6/2021	6/6/2026	6/6/2026	0	0	L(12),YM1(42),O(6)	NAV	NAV
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	7/1/2021	7/1/2021	6/1/2031	6/1/2031	5	5	L(25),D(92),O(3)	1,142,354	495,774
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	7/6/2021	7/6/2026	6/6/2031	6/6/2031	0	0	L(25),D(91),O(4)	NAV	NAV
27	Loan	16, 24	1	Thunderbird Portfolio	7/6/2021	NAP	6/6/2031	6/6/2031	0	0	L(25),D(88),O(7)	1,292,186	354,417
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	1/6/2020	1/6/2020	12/6/2029	12/6/2029	0	0	L(24),YM2(92),O(4)	38,398,015	19,302,475
28.01	Property		1	Travelodge - 2307 Wyoming Avenue								2,290,031	575,022
28.02	Property		1	Travelodge - 2111 Camino Del Llano								1,906,869	706,481
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way								1,928,581	684,965
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive								1,515,553	686,532
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive								1,323,621	545,195
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60								1,582,610	531,873
28.07	Property		1	Travelodge - 1127 Pony Express Highway								1,461,308	660,324
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street								1,493,976	649,572
28.09	Property		1	Travelodge - 2680 Airport Road								1,227,600	425,450
28.10	Property		1	Super 8 - 720 Royal Parkway								749,363	493,051
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street								1,519,421	671,060
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway								1,071,078	489,846
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road								1,461,790	515,330
28.14	Property		1	Super 8 - 2545 Cornhusker Highway								569,919	439,877
28.15	Property		1	Travelodge - 1110 Southeast 4th Street								1,007,070	389,575
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court								997,580	552,058
28.17	Property		1	Travelodge - 800 West Laramie Street								951,310	338,420
28.18	Property		1	Travelodge - 22 North Frontage Road								853,897	342,050
28.19	Property		1	Travelodge - 123 Westvaco Road								727,295	301,524
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue								876,835	381,657

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)
28.21	Property		1	Travelodge - 1710 Jefferson Street								395,377	323,616
28.22	Property		1	Travelodge - 1625 Stillwater Avenue								728,311	387,007
28.23	Property		1	Travelodge - 8233 Airline Highway								779,474	312,723
28.24	Property		1	Baymont Inn & Suites - 6390 US-93								779,071	360,657
28.25	Property		1	Travelodge - 707 East Webster Street								757,224	432,303
28.26	Property		1	Travelodge - 777 West Hwy 21								759,731	405,057
28.27	Property		1	Travelodge - 3522 North Highway 59								427,349	402,777
28.28	Property		1	Travelodge - 108 6th Avenue								696,383	263,231
28.29	Property		1	Travelodge - 2200 East South Avenue								573,557	279,928
28.30	Property		1	Travelodge - 128 South Willow Road								694,638	375,728
28.31	Property		1	Travelodge - 1005 Highway 285								842,770	419,665
28.32	Property		1	Days Inn - 3431 14th Avenue South								497,364	401,191
28.33	Property		1	Travelodge - 2505 US 69								437,305	385,356
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road								542,847	411,948
28.35	Property		1	Travelodge - 1706 North Park Drive								525,389	400,531
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street								583,578	373,187
28.37	Property		1	Travelodge - 1177 East 16th Street								369,532	414,399
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road								365,497	451,624
28.39	Property		1	Travelodge - 2407 East Holland Avenue								343,924	449,906
28.40	Property		1	Travelodge - 620 Souder Road								236,000	308,490
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast								454,937	390,413
28.42	Property		1	Travelodge - 109 East Commerce Street								318,740	316,048
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue								358,173	324,360
28.44	Property		1	Travelodge - 98 Moffat Avenue								415,137	332,468
29	Loan		1	Willows of Grayslake	7/5/2021	NAP	6/5/2031	6/5/2031	0	0	L(25),D(91),O(4)	1,672,072	707,850
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	7/6/2021	NAP	6/6/2031	6/6/2031	0	0	L(25),D(89),O(6)	471,412	51,374
31	Loan	20, 24	1	Valley Forge Corporate Center	4/1/2021	4/1/2023	3/1/2031	3/1/2031	0	5	L(25),YM1(92),O(3)	1,288,830	597,550
32	Loan		1	200 Newton Bridge Road	8/1/2021	NAP	7/1/2031	7/1/2031	0	0	L(24),D(92),O(4)	1,965,000	0
33	Loan	30	1	Finn’s Mobile Home Park	5/6/2021	NAP	4/6/2026	4/6/2026	0	0	L(27),D(29),O(4)	1,769,843	892,090
34	Loan		1	Dollar Self Storage #17 - Chandler	7/1/2021	7/1/2021	6/1/2031	6/1/2031	5	5	L(25),D(92),O(3)	1,073,347	516,673
35	Loan	7, 20, 22	1	Highland Office Building	7/6/2021	NAP	6/6/2031	6/6/2031	0	0	L(25),D(90),O(5)	1,342,341	314,158
36	Loan		1	Dollar Self Storage #12 - Las Vegas	7/1/2021	7/1/2021	6/1/2031	6/1/2031	5	5	L(25),D(92),O(3)	963,805	391,441
37	Loan	17	1	Ventura Storage	7/1/2021	NAP	6/1/2031	6/1/2031	0	0	L(25),YM1(92),O(3)	1,109,603	375,706
38	Loan	5, 6	2	Pero Multifamily Portfolio	7/6/2021	7/6/2023	6/6/2031	6/6/2031	0	0	L(25),D(91),O(4)	1,482,938	571,794
38.01	Property		1	Erie Portfolio								NAV	NAV
38.02	Property		1	Meadows								NAV	NAV
39	Loan		1	Park Place Apartments	6/6/2021	6/6/2021	5/6/2031	5/6/2031	0	0	L(26),D(90),O(4)	1,222,992	653,962
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	7/6/2021	NAP	6/6/2031	6/6/2031	0	0	L(25),D(90),O(5)	626,173	94,697
40.01	Property		1	205 Frost Street								353,308	24,874
40.02	Property		1	171 Bayard Street								272,865	69,823
41	Loan		1	Thrive Living Home Apartments	5/1/2021	5/1/2023	4/1/2031	4/1/2031	0	0	L(36),YM1(80),O(4)	553,644	220,085
42	Loan		1	Enumclaw Plateau Self Storage	7/1/2021	NAP	6/1/2031	6/1/2031	0	0	L(25),D(92),O(3)	794,132	267,103
43	Loan		1	Kohl’s - Menomonee Falls	7/6/2021	7/6/2028	6/6/2031	6/6/2031	0	0	L(25),D(88),O(7)	822,546	93,834
44	Loan	17	1	Fresenius – Chandler	5/6/2021	NAP	4/6/2031	4/6/2031	0	0	L(27),D(89),O(4)	NAV	NAV
45	Loan	17	1	Hooper Industrial	8/1/2021	NAP	7/1/2031	7/1/2031	3	5	L(24),D(93),O(3)	432,000	200,958
46	Loan	7, 17, 22, 24	1	830-840 Plaza	8/6/2021	8/6/2021	7/6/2026	7/6/2026	0	0	L(12),YM1(42),O(6)	NAV	NAV
47	Loan		1	Grandshire Estates MHC	8/1/2021	8/1/2023	7/1/2031	7/1/2031	0	5	L(24),D(90),O(6)	887,044	351,463
48	Loan	17	1	Corporate Plaza	8/1/2021	8/1/2021	7/1/2031	7/1/2031	0	0	L(24),D(93),O(3)	NAV	NAV
49	Loan	17, 20	1	APC Amarillo	5/1/2021	5/1/2025	4/1/2031	4/1/2031	0	0	L(27),D(90),O(3)	NAV	NAV
50	Loan	10, 21	1	980 American Pacific	7/1/2021	NAP	6/1/2031	6/1/2031	5	5	L(25),D(91),O(4)	625,787	147,092
51	Loan	5, 11, 24	1	SSA Austin	7/6/2021	NAP	6/6/2031	6/6/2034	0	0	L(25),D(90),O(5)	775,531	281,560
52	Loan	27	1	Congress Center North	8/1/2021	NAP	7/1/2031	7/1/2031	0	0	L(25),YM1(92),O(3)	844,338	421,470
53	Loan	22, 27	1	Cliff Drive Medical Plaza	7/1/2021	7/1/2025	6/1/2031	6/1/2031	0	0	L(25),YM1(92),O(3)	683,839	164,973
54	Loan	17	1	7-Eleven Charlotte	6/6/2021	6/6/2026	5/6/2031	5/6/2031	0	0	L(26),D(90),O(4)	NAV	NAV
55	Loan	17	1	625 Route 83	6/6/2021	6/6/2024	5/6/2031	5/6/2031	0	0	L(26),D(90),O(4)	477,416	74,676
56	Loan	2	1	Deluxe MHC	5/1/2021	NAP	4/1/2031	4/1/2031	0	5	L(27),D(89),O(4)	496,129	181,640
57	Loan	17	1	Hydra Warehouse	7/6/2021	7/6/2023	6/6/2031	6/6/2031	0	0	L(25),D(91),O(4)	NAV	NAV
58	Loan		1	ACAM Self Storage	7/6/2021	7/6/2026	6/6/2031	6/6/2031	0	0	L(25),D(91),O(4)	517,254	114,540
59	Loan		1	Lock & Leave Self Storage San Bernardino	7/6/2021	NAP	6/6/2031	6/6/2031	0	0	L(25),D(89),O(6)	688,990	306,295
60	Loan	2	1	Storage Max Brentwood	5/1/2021	NAP	4/1/2031	4/1/2031	0	0	L(27),D(88),O(5)	628,743	243,968
61	Loan	2	1	Santa Fe MHC	5/1/2021	NAP	4/1/2031	4/1/2031	0	5	L(27),D(89),O(4)	426,130	164,877
62	Loan	17	1	Islandview Apartments	7/6/2021	7/6/2023	6/6/2031	6/6/2031	0	0	L(25),D(90),O(5)	495,745	198,926
63	Loan	10	1	Town & Country Self-Storage	7/6/2021	NAP	6/6/2031	6/6/2031	5	0	L(25),D(91),O(4)	384,510	140,652
64	Loan		1	First Street Storage	6/1/2021	NAP	5/1/2031	5/1/2031	3	3	L(25),YM1(92),O(3)	260,597	100,985

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)

1	Loan	2, 13, 20, 28, 29	1	The Atlantic	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	12, 22, 24	1	Morris Corporate Center	7,513,568	2/28/2021	T-12	13,423,952	6,066,297	7,357,655	12/31/2020	T-12	13,327,591
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	382,074,772	3/31/2021	T-1 Ann.	815,610,101	706,787,287	108,822,815	12/31/2020	T-12	2,106,295,488
3.02	Property		1	Mandalay Bay	147,235,303	3/31/2021	T-1 Ann.	327,173,169	293,700,537	33,472,632	12/31/2020	T-12	944,444,740
3.01	Property		1	MGM Grand	234,839,469	3/31/2021	T-1 Ann.	488,436,932	413,086,750	75,350,182	12/31/2020	T-12	1,161,850,748
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	3,925,589	3/31/2021	T-12	4,211,500	231,761	3,979,739	12/31/2020	T-12	4,085,411
5	Loan	10, 24	1	Montecito Tower	905,161	3/31/2021	T-12	2,591,134	903,937	1,687,197	12/31/2020	T-12	4,072,357
6	Loan	30	1	Attiva - Denton, TX	2,509,650	4/30/2021	T-12	4,152,076	1,730,264	2,421,812	12/31/2020	T-12	3,835,663
7	Loan	13, 29	1	2100 MLK Avenue SE	1,210,581	12/31/2020	T-12	2,493,308	1,135,234	1,358,074	12/31/2019	T-12	2,700,565
8	Loan	13, 16	1	Berkshire Corporate Center	2,491,149	2/28/2021	T-12	3,766,630	1,296,799	2,469,831	12/31/2020	T-12	3,720,100
9	Loan	13, 22, 24	1	80 Richards Street	2,319,072	3/31/2021	T-12	3,241,498	1,071,487	2,170,011	12/31/2020	T-12	2,484,599
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	1,941,246	4/30/2021	T-12	3,221,305	1,284,308	1,936,997	12/31/2020	T-12	3,181,334
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	2,135,853	4/30/2021	T-10 Ann.	3,005,171	2,378,588	626,583	4/30/2020	T-12	2,953,655
12	Loan		1	Bass Pro Outdoor World	1,632,981	3/31/2021	T-12	1,615,651	28,691	1,586,960	12/31/2020	T-12	1,892,000
13	Loan	2, 13, 16, 24	1	Miami Ironside District	2,300,232	4/30/2021	T-4 Ann.	2,605,162	536,243	2,068,919	12/31/2020	T-12	2,423,882
14	Loan	6	6	Triwinds Portfolio	2,095,192	3/31/2021	T-12	3,514,989	1,438,186	2,076,803	12/31/2020	T-12	3,292,203
14.01	Property		1	Monterey RV Park	694,801	3/31/2021	T-12	1,111,220	379,105	732,115	12/31/2020	T-12	1,000,136
14.02	Property		1	Chico MHP	324,055	3/31/2021	T-12	482,988	156,773	326,215	12/31/2020	T-12	478,192
14.03	Property		1	Merced MHP	298,626	3/31/2021	T-12	417,338	148,022	269,316	12/31/2020	T-12	375,600
14.04	Property		1	Paso Robles Mobile Village	292,021	3/31/2021	T-12	486,848	195,755	291,093	12/31/2020	T-12	463,035
14.05	Property		1	Portside Brookings RV Park	246,972	3/31/2021	T-12	440,227	201,563	238,664	12/31/2020	T-12	409,697
14.06	Property		1	Oasis Springs MHP & RV Park	238,716	3/31/2021	T-12	576,368	356,968	219,400	12/31/2020	T-12	565,543
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	47,043,686	12/31/2020	T-12	79,062,917	29,497,775	49,565,143	12/31/2019	T-12	69,684,148
16	Loan	2, 6	3	Century Storage Portfolio I	2,465,205	3/31/2021	T-12	3,309,674	907,231	2,402,443	12/31/2020	T-12	3,194,144
16.01	Property		1	Ridgeview	1,044,952	3/31/2021	T-12	1,412,468	371,167	1,041,301	12/31/2020	T-12	1,342,056
16.02	Property		1	Bayview	828,998	3/31/2021	T-12	1,091,453	288,479	802,974	12/31/2020	T-12	1,061,245
16.03	Property		1	Gibsonia	591,255	3/31/2021	T-12	805,753	247,585	558,168	12/31/2020	T-12	790,843
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	1,462,053	3/31/2021	T-12	1,783,500	514,569	1,268,931	12/31/2019	T-12	1,560,527
17.01	Property		1	699 Morris Park Avenue	498,656	3/31/2021	T-12	601,713	184,532	417,181	12/31/2019	T-12	550,885
17.02	Property		1	Getty Square	394,307	3/31/2021	T-12	470,166	117,234	352,931	12/31/2019	T-12	477,580
17.03	Property		1	1 South Broadway	133,176	3/31/2021	T-12	168,000	43,591	124,409	12/31/2019	T-12	122,109
17.04	Property		1	10-30 Beach 19th Street	137,868	3/31/2021	T-12	223,584	88,856	134,729	12/31/2019	T-12	212,794
17.05	Property		1	884 Rutland Avenue	67,381	3/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV
17.06	Property		1	1130 Clarkson Avenue	80,264	3/31/2021	T-12	102,515	19,581	82,934	12/31/2019	T-12	97,401
17.07	Property		1	854 East 163rd Street	71,396	3/31/2021	T-12	100,709	31,770	68,939	12/31/2019	T-12	99,758
17.08	Property		1	1801 Avenue X	79,005	3/31/2021	T-12	116,814	29,004	87,810	12/31/2019	T-10 Ann.	NAV
18	Loan	20	1	3600 Horizon	1,693,237	3/31/2021	T-12	3,118,381	1,101,017	2,017,364	12/31/2020	T-12	3,228,313
19	Loan	6	2	Century Storage Portfolio II	1,841,576	3/31/2021	T-12	2,446,478	683,259	1,763,219	12/31/2020	T-12	2,388,396
19.01	Property		1	Sleepy Hill	1,035,430	3/31/2021	T-12	1,364,230	381,399	982,831	12/31/2020	T-12	1,301,544
19.02	Property		1	Lake Dexter	806,146	3/31/2021	T-12	1,082,248	301,860	780,388	12/31/2020	T-12	1,086,852
20	Loan		1	Icon on Bond	1,191,783	3/31/2021	T-12	2,211,692	1,061,357	1,150,335	12/31/2020	T-12	2,171,032
21	Loan	16, 24	1	Woodfield Financial Center	1,158,605	3/31/2021	T-12	2,972,133	1,467,165	1,504,968	12/31/2020	T-12	2,420,589
22	Loan	5, 6	3	Tucson Self Storage Portfolio	1,621,944	2/28/2021	T-12	2,458,565	914,411	1,544,154	12/31/2020	T-12	2,307,313
22.01	Property		1	A-Family Storage - East Valencia	850,378	2/28/2021	T-12	1,194,646	412,622	782,024	12/31/2020	T-12	1,068,540
22.02	Property		1	A-Family Storage - Oracle Road	447,664	2/28/2021	T-12	738,022	293,279	444,743	12/31/2020	T-12	715,587
22.03	Property		1	A-Family Storage - Orange Grove	323,903	2/28/2021	T-12	525,897	208,510	317,387	12/31/2020	T-12	523,186
23	Loan	21	1	West Volusia Town Center	1,466,117	3/31/2021	T-12	2,191,620	708,576	1,483,044	12/31/2020	T-12	2,162,221
24	Loan	17	1	Oakland Park Festival Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	646,580	3/31/2021	T-12	984,022	431,524	552,498	12/31/2020	T-12	315,108
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
27	Loan	16, 24	1	Thunderbird Portfolio	937,769	4/30/2021	T-12	1,299,816	353,633	946,183	12/31/2020	T-12	1,222,289
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	19,095,540	3/31/2021	T-12	38,700,604	19,232,343	19,468,261	12/31/2020	T-12	42,920,293
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	1,715,009	3/31/2021	T-12	2,298,850	567,394	1,731,456	12/31/2020	T-12	2,252,611
28.02	Property		1	Travelodge - 2111 Camino Del Llano	1,200,388	3/31/2021	T-12	2,003,197	704,460	1,298,737	12/31/2020	T-12	2,039,673
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	1,243,616	3/31/2021	T-12	1,957,901	682,022	1,275,879	12/31/2020	T-12	2,043,699
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	829,021	3/31/2021	T-12	1,663,285	691,614	971,671	12/31/2020	T-12	1,984,960
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	778,426	3/31/2021	T-12	1,329,295	529,935	799,360	12/31/2020	T-12	1,567,928
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	1,050,737	3/31/2021	T-12	1,564,789	540,109	1,024,680	12/31/2020	T-12	1,447,469
28.07	Property		1	Travelodge - 1127 Pony Express Highway	800,984	3/31/2021	T-12	1,448,852	632,562	816,290	12/31/2020	T-12	1,430,544
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	844,404	3/31/2021	T-12	1,480,469	640,252	840,217	12/31/2020	T-12	1,446,878
28.09	Property		1	Travelodge - 2680 Airport Road	802,150	3/31/2021	T-12	1,238,498	415,427	823,071	12/31/2020	T-12	1,219,991
28.10	Property		1	Super 8 - 720 Royal Parkway	256,312	3/31/2021	T-12	816,612	513,138	303,474	12/31/2020	T-12	1,369,728
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	848,361	3/31/2021	T-12	1,532,330	677,175	855,155	12/31/2020	T-12	1,415,314
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	581,232	3/31/2021	T-12	1,056,074	495,786	560,288	12/31/2020	T-12	1,189,941
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	946,460	3/31/2021	T-12	1,340,611	507,951	832,660	12/31/2020	T-12	1,202,061
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	130,042	3/31/2021	T-12	597,229	436,649	160,580	12/31/2020	T-12	1,168,086
28.15	Property		1	Travelodge - 1110 Southeast 4th Street	617,495	3/31/2021	T-12	1,029,119	369,419	659,700	12/31/2020	T-12	1,058,080
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	445,522	3/31/2021	T-12	981,939	547,561	434,378	12/31/2020	T-12	1,133,746
28.17	Property		1	Travelodge - 800 West Laramie Street	612,890	3/31/2021	T-12	933,891	338,328	595,563	12/31/2020	T-12	878,738
28.18	Property		1	Travelodge - 22 North Frontage Road	511,847	3/31/2021	T-12	859,903	345,172	514,731	12/31/2020	T-12	989,328
28.19	Property		1	Travelodge - 123 Westvaco Road	425,771	3/31/2021	T-12	711,307	288,523	422,784	12/31/2020	T-12	914,542
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	495,178	3/31/2021	T-12	860,918	382,594	478,324	12/31/2020	T-12	975,337

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
28.21	Property		1	Travelodge - 1710 Jefferson Street	71,761	3/31/2021	T-12	536,910	344,433	192,477	12/31/2020	T-12	814,497
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	341,304	3/31/2021	T-12	709,995	399,934	310,061	12/31/2020	T-12	817,582
28.23	Property		1	Travelodge - 8233 Airline Highway	466,751	3/31/2021	T-12	776,526	305,024	471,502	12/31/2020	T-12	792,457
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	418,414	3/31/2021	T-12	787,570	356,441	431,129	12/31/2020	T-12	828,464
28.25	Property		1	Travelodge - 707 East Webster Street	324,921	3/31/2021	T-12	778,964	421,075	357,889	12/31/2020	T-12	804,812
28.26	Property		1	Travelodge - 777 West Hwy 21	354,674	3/31/2021	T-12	748,962	401,575	347,387	12/31/2020	T-12	759,957
28.27	Property		1	Travelodge - 3522 North Highway 59	24,572	3/31/2021	T-12	474,944	408,019	66,925	12/31/2020	T-12	809,854
28.28	Property		1	Travelodge - 108 6th Avenue	433,152	3/31/2021	T-12	689,149	264,602	424,547	12/31/2020	T-12	664,281
28.29	Property		1	Travelodge - 2200 East South Avenue	293,629	3/31/2021	T-12	542,516	285,784	256,732	12/31/2020	T-12	626,861
28.30	Property		1	Travelodge - 128 South Willow Road	318,910	3/31/2021	T-12	681,709	358,980	322,729	12/31/2020	T-12	697,526
28.31	Property		1	Travelodge - 1005 Highway 285	423,105	3/31/2021	T-12	802,048	396,505	405,543	12/31/2020	T-12	759,722
28.32	Property		1	Days Inn - 3431 14th Avenue South	96,173	3/31/2021	T-12	446,179	414,007	32,172	12/31/2020	T-12	614,216
28.33	Property		1	Travelodge - 2505 US 69	51,949	3/31/2021	T-12	395,297	372,027	23,270	12/31/2020	T-12	611,880
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	130,899	3/31/2021	T-12	545,928	408,363	137,565	12/31/2020	T-12	646,437
28.35	Property		1	Travelodge - 1706 North Park Drive	124,858	3/31/2021	T-12	558,137	392,556	165,581	12/31/2020	T-12	583,101
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	210,391	3/31/2021	T-12	579,892	395,127	184,765	12/31/2020	T-12	585,594
28.37	Property		1	Travelodge - 1177 East 16th Street	(44,867)	3/31/2021	T-12	362,953	402,930	(39,977)	12/31/2020	T-12	566,982
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	(86,127)	3/31/2021	T-12	425,382	466,195	(40,813)	12/31/2020	T-12	626,392
28.39	Property		1	Travelodge - 2407 East Holland Avenue	(105,982)	3/31/2021	T-12	304,799	412,052	(107,253)	12/31/2020	T-12	574,239
28.40	Property		1	Travelodge - 620 Souder Road	(72,490)	3/31/2021	T-12	251,446	317,822	(66,376)	12/31/2020	T-12	324,320
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	64,524	3/31/2021	T-12	466,858	413,601	53,257	12/31/2020	T-12	590,449
28.42	Property		1	Travelodge - 109 East Commerce Street	2,692	3/31/2021	T-12	348,220	315,630	32,590	12/31/2020	T-12	307,587
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	33,813	3/31/2021	T-12	326,552	322,008	4,544	12/31/2020	T-12	335,690
28.44	Property		1	Travelodge - 98 Moffat Avenue	82,669	3/31/2021	T-12	454,599	351,582	103,017	12/31/2020	T-12	448,740
29	Loan		1	Willows of Grayslake	964,222	3/31/2021	T-12	1,625,309	738,535	886,774	12/31/2020	T-12	1,609,261
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	420,039	4/30/2021	T-6 Ann.	NAV	NAV	NAV	NAV	NAV	NAV
31	Loan	20, 24	1	Valley Forge Corporate Center	691,280	12/31/2020	T-12	864,417	537,427	326,990	12/31/2019	T-5 Ann.	1,519,667
32	Loan		1	200 Newton Bridge Road	1,965,000	12/31/2020	T-12	1,965,000	0	1,965,000	12/31/2019	T-12	1,965,000
33	Loan	30	1	Finn’s Mobile Home Park	877,753	2/28/2021	T-12	1,765,655	869,983	895,671	12/31/2020	T-12	1,773,780
34	Loan		1	Dollar Self Storage #17 - Chandler	556,674	3/31/2021	T-12	1,001,499	501,092	500,407	12/31/2020	T-12	806,481
35	Loan	7, 20, 22	1	Highland Office Building	1,028,183	3/31/2021	T-12	1,498,879	307,202	1,191,677	12/31/2020	T-12	1,463,888
36	Loan		1	Dollar Self Storage #12 - Las Vegas	572,364	3/31/2021	T-12	924,595	368,424	556,171	12/31/2020	T-12	820,936
37	Loan	17	1	Ventura Storage	733,896	3/31/2021	T-1 Ann.	NAV	NAV	NAV	NAV	NAV	NAV
38	Loan	5, 6	2	Pero Multifamily Portfolio	911,144	4/30/2021	T-12	1,459,447	612,310	847,137	12/31/2020	T-12	1,321,671
38.01	Property		1	Erie Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38.02	Property		1	Meadows	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
39	Loan		1	Park Place Apartments	569,030	3/31/2021	T-12	1,249,568	654,559	595,009	12/31/2020	T-12	1,236,244
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	531,476	4/30/2021	T-12	616,874	98,149	518,725	12/31/2020	T-12	607,094
40.01	Property		1	205 Frost Street	328,434	4/30/2021	T-12	353,340	25,556	327,783	12/31/2020	T-12	347,438
40.02	Property		1	171 Bayard Street	203,042	4/30/2021	T-12	263,534	72,593	190,942	12/31/2020	T-12	259,655
41	Loan		1	Thrive Living Home Apartments	333,560	1/31/2021	T-12	537,517	230,614	306,904	12/31/2020	T-12	NAV
42	Loan		1	Enumclaw Plateau Self Storage	527,028	3/31/2021	T-12	785,372	246,879	538,493	12/31/2020	T-12	909,722
43	Loan		1	Kohl’s - Menomonee Falls	728,712	3/31/2021	T-12	843,005	94,988	748,017	12/31/2020	T-12	859,924
44	Loan	17	1	Fresenius – Chandler	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
45	Loan	17	1	Hooper Industrial	231,042	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV
46	Loan	7, 17, 22, 24	1	830-840 Plaza	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
47	Loan		1	Grandshire Estates MHC	535,580	3/31/2021	T-12	882,299	348,686	533,613	12/31/2020	T-12	846,587
48	Loan	17	1	Corporate Plaza	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
49	Loan	17, 20	1	APC Amarillo	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
50	Loan	10, 21	1	980 American Pacific	478,696	3/31/2021	T-12	589,586	151,104	438,482	12/31/2020	T-12	596,790
51	Loan	5, 11, 24	1	SSA Austin	493,971	3/31/2021	T-12	759,106	287,500	471,606	12/31/2020	T-12	725,073
52	Loan	27	1	Congress Center North	422,868	12/31/2020	T-12	791,960	416,236	375,724	12/31/2019	T-12	830,292
53	Loan	22, 27	1	Cliff Drive Medical Plaza	518,866	12/31/2020	T-12	577,831	131,752	446,079	12/31/2019	T-12	546,811
54	Loan	17	1	7-Eleven Charlotte	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
55	Loan	17	1	625 Route 83	402,740	3/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV
56	Loan	2	1	Deluxe MHC	314,489	1/31/2021	T-12	495,261	180,522	314,739	12/31/2020	T-12	460,177
57	Loan	17	1	Hydra Warehouse	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
58	Loan		1	ACAM Self Storage	402,714	4/30/2021	T-12	501,216	109,926	391,291	12/31/2020	T-12	478,185
59	Loan		1	Lock & Leave Self Storage San Bernardino	382,695	3/31/2021	T-12	645,572	294,185	351,387	12/31/2020	T-12	599,020
60	Loan	2	1	Storage Max Brentwood	384,775	3/31/2021	T-12	618,341	248,852	369,488	12/31/2020	T-12	602,363
61	Loan	2	1	Santa Fe MHC	261,253	1/31/2021	T-12	431,245	161,715	269,530	12/31/2020	T-12	407,435
62	Loan	17	1	Islandview Apartments	296,819	4/30/2021	T-12	492,065	211,186	280,878	12/31/2020	T-12	486,193
63	Loan	10	1	Town & Country Self-Storage	243,859	3/31/2021	T-12	378,233	133,763	244,471	12/31/2019	T-12	388,991
64	Loan		1	First Street Storage	159,612	2/28/2021	T-12	259,856	108,696	151,160	12/31/2020	T-12	241,934

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)

1	Loan	2, 13, 20, 28, 29	1	The Atlantic	NAV	NAV	NAV	NAV	92.6%	13,223,250	3,052,440	10,170,809	72,499	7,247
2	Loan	12, 22, 24	1	Morris Corporate Center	6,183,205	7,144,386	12/31/2019	T-12	92.0%	15,139,045	6,060,159	9,078,886	81,179	718,618
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	1,586,215,135	520,080,353	12/31/2019	T-12	92.1%	2,106,295,488	1,586,215,135	520,080,353	32,774,592	0
3.02	Property		1	Mandalay Bay	706,973,052	237,471,688	12/31/2019	T-12	92.8%	944,444,740	706,973,052	237,471,688	16,762,639	0
3.01	Property		1	MGM Grand	879,242,083	282,608,665	12/31/2019	T-12	91.4%	1,161,850,748	879,242,083	282,608,665	16,011,953	0
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	223,899	3,861,512	12/31/2019	T-12	95.0%	5,260,819	643,731	4,617,088	67,357	271,403
5	Loan	10, 24	1	Montecito Tower	877,136	3,195,221	12/31/2019	T-12	90.0%	4,402,014	968,146	3,433,869	35,460	353,901
6	Loan	30	1	Attiva - Denton, TX	1,852,526	1,983,137	12/31/2019	T-12	92.7%	4,074,892	1,731,392	2,343,500	60,000	0
7	Loan	13, 29	1	2100 MLK Avenue SE	1,223,186	1,477,379	12/31/2018	T-12	98.2%	3,731,063	1,053,924	2,677,139	2,854	9,100
8	Loan	13, 16	1	Berkshire Corporate Center	1,336,398	2,383,702	12/31/2019	T-12	93.7%	4,220,033	1,527,893	2,692,140	24,509	265,778
9	Loan	13, 22, 24	1	80 Richards Street	870,615	1,613,984	12/31/2019	T-12	95.0%	3,943,433	1,112,766	2,830,667	27,374	214,908
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	1,410,944	1,770,390	12/31/2019	T-12	87.0%	4,022,310	1,415,447	2,606,863	0	0
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	2,459,246	494,409	12/31/2019	T-12	83.8%	3,664,535	1,616,274	2,048,262	125,000	0
12	Loan		1	Bass Pro Outdoor World	26,639	1,865,361	12/31/2019	T-12	95.0%	1,797,400	53,741	1,743,659	0	40,000
13	Loan	2, 13, 16, 24	1	Miami Ironside District	503,389	1,920,493	12/31/2019	T-12	90.0%	2,683,199	617,631	2,065,568	13,778	114,187
14	Loan	6	6	Triwinds Portfolio	1,520,157	1,772,046	12/31/2019	T-12	88.5%	3,523,128	1,495,827	2,027,301	22,716	0
14.01	Property		1	Monterey RV Park	412,062	588,074	12/31/2019	T-12	91.1%	1,102,686	419,265	683,421	4,550	0
14.02	Property		1	Chico MHP	169,450	308,742	12/31/2019	T-12	88.1%	475,771	153,546	322,225	3,550	0
14.03	Property		1	Merced MHP	165,079	210,521	12/31/2019	T-12	95.0%	425,022	148,031	276,991	3,100	0
14.04	Property		1	Paso Robles Mobile Village	215,965	247,070	12/31/2019	T-12	91.0%	479,755	196,848	282,907	3,216	0
14.05	Property		1	Portside Brookings RV Park	184,743	224,954	12/31/2019	T-12	88.7%	450,821	208,299	242,522	3,500	0
14.06	Property		1	Oasis Springs MHP & RV Park	372,858	192,685	12/31/2019	T-12	78.3%	589,073	369,839	219,234	4,800	0
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	27,595,961	42,088,187	12/31/2018	T-12	95.0%	81,045,187	29,004,262	52,040,925	139,559	995,395
16	Loan	2, 6	3	Century Storage Portfolio I	893,457	2,300,687	12/31/2019	T-12	94.2%	3,473,091	889,831	2,583,259	31,947	0
16.01	Property		1	Ridgeview	376,073	965,983	12/31/2019	T-12	91.3%	1,390,360	357,993	1,032,367	15,500	0
16.02	Property		1	Bayview	278,532	782,713	12/31/2019	T-12	97.4%	1,169,560	289,015	880,545	9,229	0
16.03	Property		1	Gibsonia	238,852	551,991	12/31/2019	T-12	95.2%	913,171	242,823	670,348	7,218	0
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	458,260	1,102,267	12/31/2018	T-12	93.6%	2,251,770	665,988	1,585,782	10,196	57,740
17.01	Property		1	699 Morris Park Avenue	177,693	373,192	12/31/2018	T-12	95.0%	771,242	212,286	558,956	3,390	25,705
17.02	Property		1	Getty Square	109,262	368,318	12/31/2018	T-12	88.5%	584,617	156,866	427,752	1,650	14,341
17.03	Property		1	1 South Broadway	35,671	86,438	12/31/2018	T-12	95.0%	216,431	62,790	153,641	443	5,558
17.04	Property		1	10-30 Beach 19th Street	94,022	118,773	12/31/2018	T-12	95.0%	227,323	98,079	129,244	1,828	2,238
17.05	Property		1	884 Rutland Avenue	NAV	NAV	NAV	NAV	95.0%	125,484	37,519	87,964	1,195	603
17.06	Property		1	1130 Clarkson Avenue	19,780	77,621	12/31/2018	T-12	95.0%	103,939	26,552	77,387	800	2,246
17.07	Property		1	854 East 163rd Street	21,833	77,925	12/31/2018	T-12	95.0%	113,334	40,637	72,697	488	3,752
17.08	Property		1	1801 Avenue X	NAV	NAV	NAV	NAV	95.0%	109,400	31,259	78,141	404	3,298
18	Loan	20	1	3600 Horizon	1,110,067	2,118,246	12/31/2019	T-12	85.0%	2,728,602	1,157,501	1,571,101	25,934	129,672
19	Loan	6	2	Century Storage Portfolio II	662,080	1,726,316	12/31/2019	T-12	92.6%	2,674,906	684,535	1,990,370	20,508	0
19.01	Property		1	Sleepy Hill	369,647	931,897	12/31/2019	T-12	93.4%	1,491,372	378,253	1,113,119	10,659	0
19.02	Property		1	Lake Dexter	292,433	794,419	12/31/2019	T-12	91.5%	1,183,534	306,283	877,251	9,850	0
20	Loan		1	Icon on Bond	1,001,126	1,169,906	12/31/2019	T-12	95.0%	2,258,427	1,098,716	1,159,712	28,500	0
21	Loan	16, 24	1	Woodfield Financial Center	1,521,420	899,169	12/31/2019	T-12	81.0%	3,110,209	1,561,180	1,549,028	51,231	266,965
22	Loan	5, 6	3	Tucson Self Storage Portfolio	949,140	1,358,173	12/31/2019	T-12	73.7%	2,531,091	938,861	1,592,230	39,557	0
22.01	Property		1	A-Family Storage - East Valencia	426,224	642,316	12/31/2019	T-12	73.2%	1,262,514	419,486	843,028	23,828	0
22.02	Property		1	A-Family Storage - Oracle Road	319,087	396,500	12/31/2019	T-12	73.2%	740,405	313,829	426,576	9,989	0
22.03	Property		1	A-Family Storage - Orange Grove	203,830	319,356	12/31/2019	T-12	75.6%	528,172	205,545	322,627	5,741	0
23	Loan	21	1	West Volusia Town Center	724,703	1,437,518	12/31/2019	T-12	93.8%	2,304,514	817,260	1,487,254	7,724	98,882
24	Loan	17	1	Oakland Park Festival Center	NAV	NAV	NAV	NAV	93.4%	2,262,190	868,978	1,393,212	91,071	104,689
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	178,699	136,409	12/31/2019	T-12	90.0%	1,369,083	545,360	823,723	9,432	0
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	NAV	NAV	NAV	NAV	96.9%	888,064	148,607	739,457	0	0
27	Loan	16, 24	1	Thunderbird Portfolio	336,331	885,958	12/31/2019	T-12	93.0%	1,395,161	382,271	1,012,890	10,350	69,998
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	20,960,708	21,959,585	12/31/2019	T-12	51.2%	38,398,015	18,922,530	19,475,485	2,439,019	0
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	556,997	1,695,614	12/31/2019	T-12	24.2%	2,290,031	574,799	1,715,232	101,902	0
28.02	Property		1	Travelodge - 2111 Camino Del Llano	703,306	1,336,368	12/31/2019	T-12	84.1%	1,906,869	712,018	1,194,851	116,001	0
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	685,064	1,358,635	12/31/2019	T-12	49.6%	1,928,581	655,386	1,273,195	119,804	0
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	769,629	1,215,331	12/31/2019	T-12	56.7%	1,515,553	658,669	856,884	100,418	0
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	641,480	926,448	12/31/2019	T-12	44.6%	1,323,621	518,337	805,284	92,156	0
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	639,884	807,585	12/31/2019	T-12	50.6%	1,582,610	513,686	1,068,924	88,090	0
28.07	Property		1	Travelodge - 1127 Pony Express Highway	617,007	813,537	12/31/2019	T-12	39.7%	1,461,308	635,133	826,175	83,668	0
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	552,203	894,674	12/31/2019	T-12	79.2%	1,493,976	658,598	835,378	76,756	0
28.09	Property		1	Travelodge - 2680 Airport Road	402,274	817,717	12/31/2019	T-12	64.8%	1,227,600	409,458	818,142	65,936	0
28.10	Property		1	Super 8 - 720 Royal Parkway	636,748	732,980	12/31/2019	T-12	45.9%	749,363	506,555	242,808	47,330	0
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	680,043	735,271	12/31/2019	T-12	53.2%	1,519,421	645,077	874,344	94,189	0
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	544,718	645,223	12/31/2019	T-12	47.7%	1,071,078	454,159	616,919	68,010	0
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	582,854	619,207	12/31/2019	T-12	65.0%	1,461,790	506,064	955,726	74,624	0
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	545,917	622,169	12/31/2019	T-12	38.6%	569,919	440,285	129,634	32,156	0
28.15	Property		1	Travelodge - 1110 Southeast 4th Street	447,873	610,207	12/31/2019	T-12	60.8%	1,007,070	385,556	621,514	53,222	0
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	590,481	543,265	12/31/2019	T-12	41.1%	997,580	535,680	461,900	54,502	0
28.17	Property		1	Travelodge - 800 West Laramie Street	358,938	519,800	12/31/2019	T-12	62.2%	951,310	342,916	608,394	51,364	0
28.18	Property		1	Travelodge - 22 North Frontage Road	415,729	573,599	12/31/2019	T-12	53.7%	853,897	351,823	502,074	48,343	0
28.19	Property		1	Travelodge - 123 Westvaco Road	334,583	579,959	12/31/2019	T-12	59.4%	727,295	298,407	428,888	47,266	0
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	455,006	520,332	12/31/2019	T-12	56.1%	876,835	359,523	517,312	62,234	0

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)
28.21	Property		1	Travelodge - 1710 Jefferson Street	412,140	402,357	12/31/2019	T-12	35.0%	395,377	317,945	77,432	26,897	0
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	417,670	399,912	12/31/2019	T-12	61.5%	728,311	372,141	356,170	55,553	0
28.23	Property		1	Travelodge - 8233 Airline Highway	314,877	477,580	12/31/2019	T-12	60.5%	779,474	301,540	477,934	43,128	0
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	421,490	406,974	12/31/2019	T-12	63.8%	779,071	364,055	415,016	46,143	0
28.25	Property		1	Travelodge - 707 East Webster Street	474,180	330,631	12/31/2019	T-12	31.4%	757,224	417,276	339,948	53,552	0
28.26	Property		1	Travelodge - 777 West Hwy 21	405,218	354,739	12/31/2019	T-12	55.6%	759,731	388,587	371,144	53,807	0
28.27	Property		1	Travelodge - 3522 North Highway 59	454,181	355,673	12/31/2019	T-12	29.3%	427,349	389,432	37,917	35,953	0
28.28	Property		1	Travelodge - 108 6th Avenue	290,826	373,455	12/31/2019	T-12	45.1%	696,383	297,658	398,725	34,526	0
28.29	Property		1	Travelodge - 2200 East South Avenue	315,306	311,555	12/31/2019	T-12	58.3%	573,557	274,111	299,446	33,516	0
28.30	Property		1	Travelodge - 128 South Willow Road	414,235	283,291	12/31/2019	T-12	66.0%	694,638	362,653	331,985	49,480	0
28.31	Property		1	Travelodge - 1005 Highway 285	444,516	315,206	12/31/2019	T-12	76.8%	842,770	427,888	414,882	61,622	0
28.32	Property		1	Days Inn - 3431 14th Avenue South	459,619	154,597	12/31/2019	T-12	62.6%	497,364	384,541	112,823	42,604	0
28.33	Property		1	Travelodge - 2505 US 69	435,801	176,079	12/31/2019	T-12	48.1%	437,305	384,543	52,762	31,656	0
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	436,621	209,816	12/31/2019	T-12	57.5%	542,847	401,617	141,230	36,374	0
28.35	Property		1	Travelodge - 1706 North Park Drive	413,087	170,014	12/31/2019	T-12	81.7%	525,389	393,997	131,392	40,595	0
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	398,455	187,139	12/31/2019	T-12	52.3%	583,578	362,174	221,404	48,940	0
28.37	Property		1	Travelodge - 1177 East 16th Street	436,805	130,178	12/31/2019	T-12	19.1%	369,532	421,257	(51,725)	42,924	0
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	506,373	120,019	12/31/2019	T-12	48.0%	365,497	438,121	(72,624)	39,688	0
28.39	Property		1	Travelodge - 2407 East Holland Avenue	405,838	168,401	12/31/2019	T-12	55.1%	343,924	437,091	(93,167)	39,085	0
28.40	Property		1	Travelodge - 620 Souder Road	376,961	(52,640)	12/31/2019	T-12	29.5%	236,000	299,464	(63,464)	23,702	0
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	476,617	113,833	12/31/2019	T-12	40.0%	454,937	387,291	67,646	36,058	0
28.42	Property		1	Travelodge - 109 East Commerce Street	356,863	(49,277)	12/31/2019	T-12	21.1%	318,740	299,573	19,167	27,701	0
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	340,348	(4,658)	12/31/2019	T-12	78.7%	358,173	305,840	52,333	28,255	0
28.44	Property		1	Travelodge - 98 Moffat Avenue	391,947	56,793	12/31/2019	T-12	30.4%	415,137	331,606	83,531	29,287	0
29	Loan		1	Willows of Grayslake	700,157	909,104	12/31/2019	T-12	96.0%	1,734,971	754,963	980,008	25,245	0
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	NAV	NAV	NAV	NAV	96.8%	841,813	131,916	709,897	8,250	0
31	Loan	20, 24	1	Valley Forge Corporate Center	514,655	1,005,013	12/31/2018	T-12	90.3%	1,677,354	640,170	1,037,183	13,143	141,474
32	Loan		1	200 Newton Bridge Road	0	1,965,000	12/31/2018	T-12	92.5%	2,563,492	572,012	1,991,481	114,786	123,743
33	Loan	30	1	Finn’s Mobile Home Park	1,006,745	767,035	12/31/2019	T-12	82.9%	1,621,870	807,958	813,912	9,800	0
34	Loan		1	Dollar Self Storage #17 - Chandler	441,707	364,774	12/31/2019	T-12	90.0%	1,176,539	527,669	648,870	9,904	0
35	Loan	7, 20, 22	1	Highland Office Building	298,116	1,165,772	12/31/2019	T-12	89.3%	1,165,243	331,128	834,115	0	21,000
36	Loan		1	Dollar Self Storage #12 - Las Vegas	355,567	465,369	12/31/2019	T-12	87.9%	1,030,002	413,627	616,376	7,503	0
37	Loan	17	1	Ventura Storage	NAV	NAV	NAV	NAV	85.8%	1,100,370	398,974	701,396	7,277	0
38	Loan	5, 6	2	Pero Multifamily Portfolio	626,650	695,021	12/31/2019	T-12	94.0%	1,461,830	734,229	727,601	66,352	0
38.01	Property		1	Erie Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38.02	Property		1	Meadows	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
39	Loan		1	Park Place Apartments	664,841	571,403	12/31/2019	T-12	92.1%	1,222,992	635,700	587,292	32,777	0
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	97,082	510,012	12/31/2019	T-12	96.1%	614,889	120,858	494,031	3,500	0
40.01	Property		1	205 Frost Street	27,212	320,226	12/31/2019	T-12	97.0%	352,145	40,573	311,572	2,000	0
40.02	Property		1	171 Bayard Street	69,870	189,786	12/31/2019	T-12	95.0%	262,744	80,285	182,459	1,500	0
41	Loan		1	Thrive Living Home Apartments	NAV	NAV	NAV	NAV	96.3%	760,919	224,269	536,650	10,000	0
42	Loan		1	Enumclaw Plateau Self Storage	280,134	629,587	12/31/2019	T-12	72.9%	787,035	268,508	518,526	7,539	0
43	Loan		1	Kohl’s - Menomonee Falls	91,403	768,521	12/31/2019	T-12	100.0%	687,154	32,786	654,369	0	0
44	Loan	17	1	Fresenius – Chandler	NAV	NAV	NAV	NAV	97.0%	521,806	15,654	506,151	2,070	0
45	Loan	17	1	Hooper Industrial	NAV	NAV	NAV	NAV	94.6%	1,055,196	330,452	724,744	17,280	50,626
46	Loan	7, 17, 22, 24	1	830-840 Plaza	NAV	NAV	NAV	NAV	93.0%	938,809	302,535	636,274	10,320	48,930
47	Loan		1	Grandshire Estates MHC	333,152	513,435	12/31/2019	T-12	95.0%	868,906	399,380	469,526	7,550	0
48	Loan	17	1	Corporate Plaza	NAV	NAV	NAV	NAV	97.0%	358,900	0	358,900	0	0
49	Loan	17, 20	1	APC Amarillo	NAV	NAV	NAV	NAV	95.0%	801,896	261,142	540,755	6,708	43
50	Loan	10, 21	1	980 American Pacific	136,957	459,833	12/31/2019	T-12	95.0%	678,638	151,225	527,413	3,610	30,730
51	Loan	5, 11, 24	1	SSA Austin	317,430	407,642	12/31/2019	T-12	98.0%	760,253	309,505	450,748	4,295	0
52	Loan	27	1	Congress Center North	389,465	440,827	12/31/2018	T-12	91.0%	869,055	420,598	448,457	12,977	21,051
53	Loan	22, 27	1	Cliff Drive Medical Plaza	126,320	420,491	12/31/2018	T-12	93.7%	646,297	162,951	483,346	7,258	36,199
54	Loan	17	1	7-Eleven Charlotte	NAV	NAV	NAV	NAV	100.0%	389,814	3,208	386,606	0	0
55	Loan	17	1	625 Route 83	NAV	NAV	NAV	NAV	95.0%	535,227	87,973	447,254	2,565	22,236
56	Loan	2	1	Deluxe MHC	193,023	267,154	12/31/2019	T-12	95.0%	512,358	180,190	332,168	2,650	0
57	Loan	17	1	Hydra Warehouse	NAV	NAV	NAV	NAV	95.0%	484,023	107,591	376,433	7,920	18,340
58	Loan		1	ACAM Self Storage	112,613	365,572	12/31/2019	T-12	95.0%	530,847	173,793	357,054	11,174	0
59	Loan		1	Lock & Leave Self Storage San Bernardino	291,049	307,971	12/31/2019	T-12	63.0%	688,990	332,114	356,876	6,736	0
60	Loan	2	1	Storage Max Brentwood	255,832	346,531	12/31/2019	T-12	94.3%	681,194	253,446	427,749	6,379	0
61	Loan	2	1	Santa Fe MHC	162,956	244,479	12/31/2019	T-12	94.0%	437,375	155,347	282,029	2,200	0
62	Loan	17	1	Islandview Apartments	198,715	287,478	12/31/2019	T-12	93.3%	495,745	219,615	276,130	21,504	0
63	Loan	10	1	Town & Country Self-Storage	146,541	242,450	12/31/2018	T-12	87.5%	403,319	141,659	261,659	5,250	0
64	Loan		1	First Street Storage	108,257	133,678	12/31/2019	T-12	89.2%	260,597	113,732	146,865	4,151	0

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)
						7, 14	7, 14	7	7				5, 7
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	10,091,063	2.32	2.30	8.1%	8.1%	258,000,000	As Is	12/18/2020	48.4%
2	Loan	12, 22, 24	1	Morris Corporate Center	8,279,089	2.08	1.90	11.1%	10.1%	120,200,000	As Is	4/16/2021	68.2%
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	487,305,761	4.95	4.95	17.9%	17.9%	4,600,000,000	As Is Real Property	1/10/2020	35.5%
3.02	Property		1	Mandalay Bay	220,709,049					2,095,000,000	As Is Real Property	1/10/2020
3.01	Property		1	MGM Grand	266,596,712					2,505,000,000	As Is Real Property	1/10/2020
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	4,278,328	1.97	1.83	10.4%	9.7%	69,500,000	As Is	4/30/2021	63.7%
5	Loan	10, 24	1	Montecito Tower	3,044,508	1.88	1.67	10.3%	9.1%	48,400,000	As Is	3/9/2021	68.8%
6	Loan	30	1	Attiva - Denton, TX	2,283,500	2.26	2.20	7.9%	7.7%	50,200,000	As Is	5/14/2021	59.4%
7	Loan	13, 29	1	2100 MLK Avenue SE	2,665,185	2.11	2.10	9.0%	9.0%	45,500,000	As Is	1/15/2021	65.1%
8	Loan	13, 16	1	Berkshire Corporate Center	2,401,853	2.91	2.60	10.5%	9.4%	39,400,000	As Is	3/8/2021	65.0%
9	Loan	13, 22, 24	1	80 Richards Street	2,588,386	3.97	3.63	11.3%	10.4%	54,000,000	As Is	3/19/2021	46.3%
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	2,606,863	1.89	1.89	10.6%	10.6%	41,000,000	As Is	4/20/2021	60.0%
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	1,923,262	1.43	1.34	8.9%	8.4%	38,500,000	Hypothetical As If Complete and Stabilized	5/5/2021	59.7%
12	Loan		1	Bass Pro Outdoor World	1,703,659	1.53	1.49	7.7%	7.5%	42,600,000	As Is	4/9/2021	53.2%
13	Loan	2, 13, 16, 24	1	Miami Ironside District	1,937,603	1.74	1.64	9.8%	9.2%	31,400,000	As Is	4/9/2021	66.9%
14	Loan	6	6	Triwinds Portfolio	2,004,585	2.55	2.52	9.7%	9.6%	42,100,000	As Is	Various	49.4%
14.01	Property		1	Monterey RV Park	678,871					13,700,000	As Is	3/29/2021
14.02	Property		1	Chico MHP	318,675					7,100,000	As Is	3/30/2021
14.03	Property		1	Merced MHP	273,891					5,100,000	As Is	4/5/2021
14.04	Property		1	Paso Robles Mobile Village	279,691					6,300,000	As Is	3/26/2021
14.05	Property		1	Portside Brookings RV Park	239,022					4,900,000	As Is	4/6/2021
14.06	Property		1	Oasis Springs MHP & RV Park	214,434					5,000,000	As Is	3/29/2021
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	50,905,970	3.14	3.07	10.7%	10.5%	900,000,000	As Is	10/17/2019	54.1%
16	Loan	2, 6	3	Century Storage Portfolio I	2,551,313	2.48	2.45	12.9%	12.8%	40,410,000	As Is	3/23/2021	49.4%
16.01	Property		1	Ridgeview	1,016,866					16,100,000	As Is	3/23/2021
16.02	Property		1	Bayview	871,316					13,780,000	As Is	3/23/2021
16.03	Property		1	Gibsonia	663,130					10,530,000	As Is	3/23/2021
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	1,517,845	2.32	2.22	9.0%	8.6%	32,880,000	As Is	Various	53.6%
17.01	Property		1	699 Morris Park Avenue	529,860					11,500,000	As Is	4/2/2021
17.02	Property		1	Getty Square	411,761					9,200,000	As Is	3/18/2021
17.03	Property		1	1 South Broadway	147,641					3,100,000	As Is	3/18/2021
17.04	Property		1	10-30 Beach 19th Street	125,178					2,700,000	As Is	3/23/2021
17.05	Property		1	884 Rutland Avenue	86,166					1,760,000	As Is	3/23/2021
17.06	Property		1	1130 Clarkson Avenue	74,342					1,700,000	As Is	3/23/2021
17.07	Property		1	854 East 163rd Street	68,458					1,520,000	As Is	3/18/2021
17.08	Property		1	1801 Avenue X	74,439					1,400,000	As Is	3/23/2021
18	Loan	20	1	3600 Horizon	1,415,495	1.81	1.64	9.8%	8.8%	25,250,000	As Is	5/6/2021	63.4%
19	Loan	6	2	Century Storage Portfolio II	1,969,862	2.52	2.49	13.1%	13.0%	32,330,000	As Is	3/23/2021	46.9%
19.01	Property		1	Sleepy Hill	1,102,461					17,900,000	As Is	3/23/2021
19.02	Property		1	Lake Dexter	867,401					14,430,000	As Is	3/23/2021
20	Loan		1	Icon on Bond	1,131,212	2.08	2.03	7.7%	7.5%	23,200,000	As Is	3/30/2021	64.7%
21	Loan	16, 24	1	Woodfield Financial Center	1,230,832	1.93	1.54	10.6%	8.5%	20,700,000	As Is	4/21/2021	70.3%
22	Loan	5, 6	3	Tucson Self Storage Portfolio	1,552,673	1.48	1.45	12.8%	12.5%	32,860,000	As Portfolio	3/5/2021	37.7%
22.01	Property		1	A-Family Storage - East Valencia	819,200					14,630,000	As Is	3/5/2021
22.02	Property		1	A-Family Storage - Oracle Road	416,587					9,200,000	As Is	3/5/2021
22.03	Property		1	A-Family Storage - Orange Grove	316,886					6,040,000	As Is	3/5/2021
23	Loan	21	1	West Volusia Town Center	1,380,648	2.03	1.89	12.2%	11.3%	20,100,000	As Is	12/1/2019	60.7%
24	Loan	17	1	Oakland Park Festival Center	1,197,451	2.05	1.76	11.6%	10.0%	24,500,000	As Is	4/21/2021	48.9%
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	814,290	1.43	1.41	8.0%	8.0%	17,290,000	As Is	4/8/2021	59.2%
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	739,457	1.25	1.25	7.2%	7.2%	15,800,000	As Stabilized	6/1/2021	64.6%
27	Loan	16, 24	1	Thunderbird Portfolio	932,541	3.01	2.77	10.1%	9.3%	15,550,000	As Is	5/10/2021	64.3%
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	17,036,465	1.84	1.61	14.0%	12.2%	209,500,000	As Is	8/1/2019	66.5%
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	1,613,330					15,100,000	As Is	8/1/2019
28.02	Property		1	Travelodge - 2111 Camino Del Llano	1,078,851					10,800,000	As Is	8/1/2019
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	1,153,390					13,300,000	As Is	8/1/2019
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	756,466					10,500,000	As Is	8/1/2019
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	713,128					8,200,000	As Is	8/1/2019
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	980,834					8,700,000	As Is	8/1/2019
28.07	Property		1	Travelodge - 1127 Pony Express Highway	742,507					9,300,000	As Is	8/1/2019
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	758,622					8,800,000	As Is	8/1/2019
28.09	Property		1	Travelodge - 2680 Airport Road	752,206					5,600,000	As Is	8/1/2019
28.10	Property		1	Super 8 - 720 Royal Parkway	195,477					7,800,000	As Is	8/1/2019
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	780,155					8,900,000	As Is	8/1/2019
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	548,909					6,100,000	As Is	8/1/2019
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	881,103					6,000,000	As Is	8/1/2019
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	97,478					4,900,000	As Is	8/1/2019
28.15	Property		1	Travelodge - 1110 Southeast 4th Street	568,291					6,500,000	As Is	8/1/2019
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	407,398					4,100,000	As Is	8/1/2019
28.17	Property		1	Travelodge - 800 West Laramie Street	557,030					4,300,000	As Is	8/1/2019
28.18	Property		1	Travelodge - 22 North Frontage Road	453,731					5,200,000	As Is	8/1/2019
28.19	Property		1	Travelodge - 123 Westvaco Road	381,621					3,700,000	As Is	8/1/2019
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	455,078					4,100,000	As Is	8/1/2019

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)
28.21	Property		1	Travelodge - 1710 Jefferson Street	50,535					5,200,000	As Is	8/1/2019
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	300,617					4,300,000	As Is	8/1/2019
28.23	Property		1	Travelodge - 8233 Airline Highway	434,806					4,200,000	As Is	8/1/2019
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	368,873					3,600,000	As Is	8/1/2019
28.25	Property		1	Travelodge - 707 East Webster Street	286,396					3,300,000	As Is	8/1/2019
28.26	Property		1	Travelodge - 777 West Hwy 21	317,337					3,400,000	As Is	8/1/2019
28.27	Property		1	Travelodge - 3522 North Highway 59	1,963					1,900,000	As Is	8/1/2019
28.28	Property		1	Travelodge - 108 6th Avenue	364,200					3,100,000	As Is	8/1/2019
28.29	Property		1	Travelodge - 2200 East South Avenue	265,929					3,700,000	As Is	8/1/2019
28.30	Property		1	Travelodge - 128 South Willow Road	282,506					2,700,000	As Is	8/1/2019
28.31	Property		1	Travelodge - 1005 Highway 285	353,260					2,000,000	As Is	8/1/2019
28.32	Property		1	Days Inn - 3431 14th Avenue South	70,219					2,500,000	As Is	8/1/2019
28.33	Property		1	Travelodge - 2505 US 69	21,107					1,000,000	As Is	8/1/2019
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	104,856					3,500,000	As Is	8/1/2019
28.35	Property		1	Travelodge - 1706 North Park Drive	90,796					1,400,000	As Is	8/1/2019
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	172,464					2,400,000	As Is	8/1/2019
28.37	Property		1	Travelodge - 1177 East 16th Street	(94,648)					1,000,000	As Is	8/1/2019
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	(112,312)					1,800,000	As Is	8/1/2019
28.39	Property		1	Travelodge - 2407 East Holland Avenue	(132,251)					2,100,000	As Is	8/1/2019
28.40	Property		1	Travelodge - 620 Souder Road	(87,166)					800,000	As Is	8/1/2019
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	31,588					1,900,000	As Is	8/1/2019
28.42	Property		1	Travelodge - 109 East Commerce Street	(8,535)					500,000	As Is	8/1/2019
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	24,077					400,000	As Is	8/1/2019
28.44	Property		1	Travelodge - 98 Moffat Avenue	54,243					900,000	As Is	8/1/2019
29	Loan		1	Willows of Grayslake	954,763	3.18	3.10	10.6%	10.3%	17,000,000	As Is	3/9/2021	54.4%
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	701,647	1.95	1.92	7.7%	7.6%	14,300,000	As Is	4/16/2021	64.3%
31	Loan	20, 24	1	Valley Forge Corporate Center	882,566	2.14	1.82	11.6%	9.8%	13,800,000	As Is	1/12/2021	65.0%
32	Loan		1	200 Newton Bridge Road	1,752,952	8.46	7.44	23.3%	20.5%	36,700,000	As Is	4/6/2021	23.3%
33	Loan	30	1	Finn’s Mobile Home Park	804,112	2.06	2.03	10.4%	10.2%	15,900,000	As Is	3/23/2021	49.4%
34	Loan		1	Dollar Self Storage #17 - Chandler	638,966	1.55	1.53	8.5%	8.4%	13,140,000	As Is	4/8/2021	58.1%
35	Loan	7, 20, 22	1	Highland Office Building	813,115	2.89	2.81	11.9%	11.6%	14,500,000	As Is	4/19/2021	48.3%
36	Loan		1	Dollar Self Storage #12 - Las Vegas	608,873	1.52	1.50	8.3%	8.2%	12,640,000	As Is	4/8/2021	58.6%
37	Loan	17	1	Ventura Storage	694,119	2.62	2.59	9.5%	9.4%	12,800,000	As Is	4/12/2021	57.4%
38	Loan	5, 6	2	Pero Multifamily Portfolio	661,249	1.95	1.77	10.7%	9.7%	10,065,000	As Is	3/23/2021	67.6%
38.01	Property		1	Erie Portfolio	NAV					7,890,000	As Is	3/23/2021
38.02	Property		1	Meadows	NAV					2,175,000	As Is	3/23/2021
39	Loan		1	Park Place Apartments	554,515	1.61	1.52	8.9%	8.4%	10,300,000	As Is	3/29/2021	63.9%
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	490,531	1.98	1.96	7.6%	7.5%	10,700,000	As Is	4/7/2021	60.7%
40.01	Property		1	205 Frost Street	309,572					6,600,000	As Is	4/7/2021
40.02	Property		1	171 Bayard Street	180,959					4,100,000	As Is	4/7/2021
41	Loan		1	Thrive Living Home Apartments	526,650	1.39	1.37	8.5%	8.3%	8,640,000	As Is	2/17/2021	73.1%
42	Loan		1	Enumclaw Plateau Self Storage	510,988	2.30	2.26	8.6%	8.5%	9,750,000	As Is	2/11/2021	61.5%
43	Loan		1	Kohl’s - Menomonee Falls	654,369	1.99	1.99	11.2%	11.2%	9,800,000	As Is	4/16/2021	59.7%
44	Loan	17	1	Fresenius – Chandler	504,082	1.97	1.97	8.8%	8.7%	9,500,000	As Is	12/29/2020	60.8%
45	Loan	17	1	Hooper Industrial	656,838	3.63	3.29	13.2%	11.9%	10,500,000	As Is	5/11/2021	52.4%
46	Loan	7, 17, 22, 24	1	830-840 Plaza	577,024	1.96	1.78	12.3%	11.2%	10,250,000	As Is	4/21/2021	50.4%
47	Loan		1	Grandshire Estates MHC	461,976	1.51	1.49	8.7%	8.5%	7,750,000	As Is	1/12/2021	70.0%
48	Loan	17	1	Corporate Plaza	358,900	1.26	1.26	6.8%	6.8%	8,500,000	As Is	4/20/2021	62.1%
49	Loan	17, 20	1	APC Amarillo	534,004	1.88	1.86	10.3%	10.1%	8,600,000	As Is	2/26/2021	61.3%
50	Loan	10, 21	1	980 American Pacific	493,074	2.27	2.12	10.3%	9.7%	8,900,000	As Is	3/31/2021	57.3%
51	Loan	5, 11, 24	1	SSA Austin	446,453	2.39	2.37	9.0%	8.9%	7,980,000	As Is	4/5/2021	62.7%
52	Loan	27	1	Congress Center North	414,430	2.11	1.95	9.0%	8.3%	8,300,000	As Is	4/26/2021	60.0%
53	Loan	22, 27	1	Cliff Drive Medical Plaza	439,889	1.83	1.66	10.3%	9.4%	7,020,000	As Is	4/21/2021	67.0%
54	Loan	17	1	7-Eleven Charlotte	386,606	1.39	1.39	8.6%	8.6%	7,570,000	As Is	2/2/2021	59.4%
55	Loan	17	1	625 Route 83	422,454	1.87	1.77	10.3%	9.7%	6,500,000	As Is	4/5/2021	67.0%
56	Loan	2	1	Deluxe MHC	329,518	1.58	1.57	7.8%	7.7%	6,630,000	As Is	1/26/2021	64.5%
57	Loan	17	1	Hydra Warehouse	350,173	1.55	1.44	8.9%	8.3%	6,500,000	As Is	5/6/2021	65.0%
58	Loan		1	ACAM Self Storage	345,880	1.60	1.55	9.2%	8.9%	5,870,000	As Is	4/7/2021	66.2%
59	Loan		1	Lock & Leave Self Storage San Bernardino	350,141	2.47	2.42	9.6%	9.5%	8,860,000	As Is	4/15/2021	41.8%
60	Loan	2	1	Storage Max Brentwood	421,369	2.74	2.70	11.6%	11.4%	6,100,000	As Is	2/3/2021	60.7%
61	Loan	2	1	Santa Fe MHC	279,829	1.80	1.79	8.7%	8.6%	5,410,000	As Is	1/26/2021	60.1%
62	Loan	17	1	Islandview Apartments	254,626	1.84	1.70	10.6%	9.8%	3,750,000	As Is	4/15/2021	69.3%
63	Loan	10	1	Town & Country Self-Storage	256,410	2.75	2.69	10.5%	10.3%	4,200,000	As Is	4/6/2021	59.5%
64	Loan		1	First Street Storage	142,714	2.56	2.49	9.8%	9.5%	3,030,000	As Is	3/12/2021	49.5%

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date
					5, 7	3, 4			4, 22, 23, 24
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	48.4%	93.3%	5/19/2021	NAP	NAP	NAP	NAP	NAP
2	Loan	12, 22, 24	1	Morris Corporate Center	58.1%	91.9%	4/1/2021	No	Teva Pharmaceuticals USA, Inc.	354,055	65.4%	7/31/2030
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	35.5%	59.9%	3/31/2021
3.02	Property		1	Mandalay Bay		66.5%	3/31/2021	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	MGM Grand		54.0%	3/31/2021	NAP	NAP	NAP	NAP	NAP
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	49.4%	100.0%	6/2/2021	Yes	Cardone Industries	1,347,146	100.0%	12/31/2031
5	Loan	10, 24	1	Montecito Tower	60.5%	93.2%	5/7/2021	No	Asurion, L.L.C.	122,001	68.8%	4/30/2027
6	Loan	30	1	Attiva - Denton, TX	59.4%	91.7%	5/17/2021	NAP	NAP	NAP	NAP	NAP
7	Loan	13, 29	1	2100 MLK Avenue SE	65.1%	97.8%	4/1/2021	No	D.C. Department of General Services	66,800	93.6%	12/31/2034
8	Loan	13, 16	1	Berkshire Corporate Center	65.0%	93.3%	4/1/2021	No	Greatbatch, Ltd	122,821	50.1%	1/31/2029
9	Loan	13, 22, 24	1	80 Richards Street	46.3%	100.0%	6/10/2021	No	Apparatus LLC	37,524	20.6%	7/31/2030
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	53.0%	100.0%	5/1/2021	No	Del Taco LLC	40,117	25.7%	4/30/2026
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	47.5%	94.0%	5/31/2021	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Bass Pro Outdoor World	53.2%	100.0%	5/11/2021	Yes	Bass Pro Outdoor World	165,000	100.0%	12/31/2032
13	Loan	2, 13, 16, 24	1	Miami Ironside District	57.7%	92.3%	5/20/2021	No	The OM Center	12,050	15.8%	5/31/2033
14	Loan	6	6	Triwinds Portfolio	49.4%	93.2%	5/28/2021
14.01	Property		1	Monterey RV Park		100.0%	5/28/2021	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Chico MHP		97.2%	5/28/2021	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Merced MHP		100.0%	5/28/2021	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Paso Robles Mobile Village		100.0%	5/28/2021	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Portside Brookings RV Park		84.3%	5/28/2021	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	Oasis Springs MHP & RV Park		82.3%	5/28/2021	NAP	NAP	NAP	NAP	NAP
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	54.1%	99.0%	5/31/2021	No	Lowe’s Home Centers	114,000	14.0%	5/31/2028
16	Loan	2, 6	3	Century Storage Portfolio I	44.2%	95.9%	3/18/2021
16.01	Property		1	Ridgeview		92.4%	3/18/2021	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Bayview		99.1%	3/18/2021	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Gibsonia		95.6%	3/18/2021	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	53.6%	98.7%	5/10/2021
17.01	Property		1	699 Morris Park Avenue		100.0%	5/10/2021	No	Mohamed Hamza	5,596	24.8%	6/30/2030
17.02	Property		1	Getty Square		92.7%	5/10/2021	No	Yonkers Total Madness	2,000	18.2%	6/30/2025
17.03	Property		1	1 South Broadway		100.0%	5/10/2021	No	Getty Square Pharmacy LLC.	1,000	33.9%	4/30/2027
17.04	Property		1	10-30 Beach 19th Street		100.0%	5/10/2021	No	United Methodist Center in Far Rockaway, Inc.	1,300	12.1%	11/30/2024
17.05	Property		1	884 Rutland Avenue		100.0%	5/10/2021	No	Glanville Dixon & Javonnie Edwards	800	21.1%	2/28/2025
17.06	Property		1	1130 Clarkson Avenue		100.0%	5/10/2021	No	TiTi’s African Products	850	23.0%	1/31/2025
17.07	Property		1	854 East 163rd Street		100.0%	5/10/2021	No	Marcos Valentine & Maria Valentine (Evangelical Church)	900	27.7%	10/31/2027
17.08	Property		1	1801 Avenue X		100.0%	5/10/2021	No	Ace Medical Equipment Inc.	980	36.4%	12/31/2023
18	Loan	20	1	3600 Horizon	52.7%	100.0%	4/1/2021	No	International SOS	71,295	55.0%	4/30/2024
19	Loan	6	2	Century Storage Portfolio II	42.0%	93.7%	3/18/2021
19.01	Property		1	Sleepy Hill		94.4%	3/18/2021	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Lake Dexter		92.8%	3/18/2021	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Icon on Bond	64.7%	97.4%	4/16/2021	NAP	NAP	NAP	NAP	NAP
21	Loan	16, 24	1	Woodfield Financial Center	56.9%	86.1%	4/1/2021	No	Automated Health Systems, Inc.	28,128	15.4%	7/31/2023
22	Loan	5, 6	3	Tucson Self Storage Portfolio	15.1%	96.3%	4/8/2021
22.01	Property		1	A-Family Storage - East Valencia		97.9%	4/8/2021	No	TuSimple	5,500	3.5%	11/30/2021
22.02	Property		1	A-Family Storage - Oracle Road		91.7%	4/8/2021	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	A-Family Storage - Orange Grove		100.0%	4/8/2021	NAP	NAP	NAP	NAP	NAP
23	Loan	21	1	West Volusia Town Center	49.7%	96.0%	3/31/2021	No	Ross Dress for Less	30,214	19.6%	1/31/2023
24	Loan	17	1	Oakland Park Festival Center	44.4%	92.1%	5/25/2021	No	Crunch Fitness	30,000	20.9%	11/1/2024
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	46.8%	96.5%	3/31/2021	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	58.7%	100.0%	5/26/2021	NAP	NAP	NAP	NAP	NAP
27	Loan	16, 24	1	Thunderbird Portfolio	64.3%	96.0%	4/26/2021	No	Renal Care Group Arizona dba Fresenius	12,181	23.5%	5/31/2024
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	47.9%	51.2%	3/31/2021
28.01	Property		1	Travelodge - 2307 Wyoming Avenue		24.2%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Travelodge - 2111 Camino Del Llano		84.1%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way		49.6%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive		56.7%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive		44.6%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60		50.6%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.07	Property		1	Travelodge - 1127 Pony Express Highway		39.7%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street		79.2%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.09	Property		1	Travelodge - 2680 Airport Road		64.8%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.10	Property		1	Super 8 - 720 Royal Parkway		45.9%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street		53.2%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway		47.7%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road		65.0%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.14	Property		1	Super 8 - 2545 Cornhusker Highway		38.6%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.15	Property		1	Travelodge - 1110 Southeast 4th Street		60.8%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court		41.1%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.17	Property		1	Travelodge - 800 West Laramie Street		62.2%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.18	Property		1	Travelodge - 22 North Frontage Road		53.7%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.19	Property		1	Travelodge - 123 Westvaco Road		59.4%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue		56.1%	3/31/2021	NAP	NAP	NAP	NAP	NAP

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date
28.21	Property		1	Travelodge - 1710 Jefferson Street		35.0%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.22	Property		1	Travelodge - 1625 Stillwater Avenue		61.5%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.23	Property		1	Travelodge - 8233 Airline Highway		60.5%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.24	Property		1	Baymont Inn & Suites - 6390 US-93		63.8%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.25	Property		1	Travelodge - 707 East Webster Street		31.4%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.26	Property		1	Travelodge - 777 West Hwy 21		55.6%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.27	Property		1	Travelodge - 3522 North Highway 59		29.3%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.28	Property		1	Travelodge - 108 6th Avenue		45.1%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.29	Property		1	Travelodge - 2200 East South Avenue		58.3%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.30	Property		1	Travelodge - 128 South Willow Road		66.0%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.31	Property		1	Travelodge - 1005 Highway 285		76.8%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.32	Property		1	Days Inn - 3431 14th Avenue South		62.6%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.33	Property		1	Travelodge - 2505 US 69		48.1%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road		57.5%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.35	Property		1	Travelodge - 1706 North Park Drive		81.7%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street		52.3%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.37	Property		1	Travelodge - 1177 East 16th Street		19.1%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road		48.0%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.39	Property		1	Travelodge - 2407 East Holland Avenue		55.1%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.40	Property		1	Travelodge - 620 Souder Road		29.5%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast		40.0%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.42	Property		1	Travelodge - 109 East Commerce Street		21.1%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue		78.7%	3/31/2021	NAP	NAP	NAP	NAP	NAP
28.44	Property		1	Travelodge - 98 Moffat Avenue		30.4%	3/31/2021	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Willows of Grayslake	54.4%	98.4%	5/1/2021	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	64.3%	100.0%	5/1/2021	NAP	NAP	NAP	NAP	NAP
31	Loan	20, 24	1	Valley Forge Corporate Center	54.0%	90.4%	1/1/2021	No	American Regent	22,687	34.5%	8/31/2025
32	Loan		1	200 Newton Bridge Road	23.3%	100.0%	6/7/2021	Yes	Power Partners, LLC	665,321	100.0%	4/30/2041
33	Loan	30	1	Finn’s Mobile Home Park	49.4%	87.2%	3/18/2021	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Dollar Self Storage #17 - Chandler	45.6%	95.9%	3/31/2021	NAP	NAP	NAP	NAP	NAP
35	Loan	7, 20, 22	1	Highland Office Building	48.3%	91.1%	5/24/2021	No	Highland City Club	2,550	12.1%	5/31/2034
36	Loan		1	Dollar Self Storage #12 - Las Vegas	46.0%	96.6%	3/31/2021	NAP	NAP	NAP	NAP	NAP
37	Loan	17	1	Ventura Storage	57.4%	89.9%	3/31/2021	NAP	NAP	NAP	NAP	NAP
38	Loan	5, 6	2	Pero Multifamily Portfolio	56.4%	97.8%	5/13/2021
38.01	Property		1	Erie Portfolio		97.3%	5/13/2021	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	Meadows		100.0%	5/13/2021	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Park Place Apartments	50.3%	98.1%	4/21/2021	NAP	NAP	NAP	NAP	NAP
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	60.7%	100.0%	5/12/2021
40.01	Property		1	205 Frost Street		100.0%	5/12/2021	NAP	NAP	NAP	NAP	NAP
40.02	Property		1	171 Bayard Street		100.0%	5/12/2021	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Thrive Living Home Apartments	62.5%	100.0%	3/1/2021	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Enumclaw Plateau Self Storage	61.5%	95.5%	4/7/2021	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Kohl’s - Menomonee Falls	56.5%	100.0%	5/21/2021	Yes	Kohl’s	98,256	100.0%	11/30/2032
44	Loan	17	1	Fresenius – Chandler	60.8%	100.0%	3/31/2021	Yes	Fresenius Kidney Care	13,797	100.0%	11/30/2034
45	Loan	17	1	Hooper Industrial	52.4%	96.9%	5/1/2021	No	GL Auto Inc.	4,320	6.3%	3/31/2024
46	Loan	7, 17, 22, 24	1	830-840 Plaza	45.7%	100.0%	6/7/2021	No	Snooty Fox Consignments	8,300	16.1%	8/31/2023
47	Loan		1	Grandshire Estates MHC	59.0%	99.3%	3/31/2021	NAP	NAP	NAP	NAP	NAP
48	Loan	17	1	Corporate Plaza	48.4%	100.0%	6/10/2021	Yes	771 Corporate Drive Real Estate LLC, and 771 Corporate Drive Leasing LLC	120,341	100.0%	3/18/2120
49	Loan	17, 20	1	APC Amarillo	53.9%	100.0%	3/19/2021	Yes	Advanced Pain Care	26,830	100.0%	1/31/2036
50	Loan	10, 21	1	980 American Pacific	57.3%	100.0%	3/31/2021	No	Medical Imaging Solutions	7,220	11.7%	12/31/2023
51	Loan	5, 11, 24	1	SSA Austin	62.7%	100.0%	6/2/2021	Yes	Social Security Administration (SSA)	23,859	100.0%	12/20/2035
52	Loan	27	1	Congress Center North	60.0%	100.0%	5/1/2021	No	Area Agency on Aging	21,452	51.2%	4/30/2028
53	Loan	22, 27	1	Cliff Drive Medical Plaza	59.2%	100.0%	5/25/2021	No	Fresenius	13,555	46.7%	12/31/2026
54	Loan	17	1	7-Eleven Charlotte	54.5%	100.0%	4/29/2021	Yes	7-Eleven, Inc.	3,522	100.0%	12/31/2035
55	Loan	17	1	625 Route 83	57.4%	100.0%	4/28/2021	Yes	Standard Equipment Company	25,649	100.0%	3/31/2030
56	Loan	2	1	Deluxe MHC	64.5%	98.1%	2/24/2021	NAP	NAP	NAP	NAP	NAP
57	Loan	17	1	Hydra Warehouse	54.8%	100.0%	5/13/2021	Yes	Hydra Warehouse of Louisville, Inc.	79,200	100.0%	4/30/2031
58	Loan		1	ACAM Self Storage	60.1%	98.9%	5/18/2021	NAP	NAP	NAP	NAP	NAP
59	Loan		1	Lock & Leave Self Storage San Bernardino	41.8%	94.0%	3/31/2021	NAP	NAP	NAP	NAP	NAP
60	Loan	2	1	Storage Max Brentwood	60.7%	94.1%	2/2/2021	NAP	NAP	NAP	NAP	NAP
61	Loan	2	1	Santa Fe MHC	60.1%	93.2%	2/24/2021	NAP	NAP	NAP	NAP	NAP
62	Loan	17	1	Islandview Apartments	58.5%	93.1%	5/1/2021	NAP	NAP	NAP	NAP	NAP
63	Loan	10	1	Town & Country Self-Storage	59.5%	89.6%	4/8/2021	NAP	NAP	NAP	NAP	NAP
64	Loan		1	First Street Storage	49.5%	98.9%	2/28/2021	NAP	NAP	NAP	NAP	NAP

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date
					4, 22, 23, 24				4, 22, 23, 24
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	12, 22, 24	1	Morris Corporate Center	Ogilvy CommonHealth Worldwide, LLC	88,066	16.3%	12/31/2021	Curtiss-Wright	15,602	2.9%	10/31/2029
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay
3.02	Property		1	Mandalay Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	MGM Grand	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	10, 24	1	Montecito Tower	Alverson Taylor & Sanders	37,758	21.3%	9/30/2025	Raw Fitness	5,502	3.1%	6/30/2029
6	Loan	30	1	Attiva - Denton, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	13, 29	1	2100 MLK Avenue SE	Bank of America	1,650	2.3%	6/30/2022	King’s Café	1,320	1.9%	3/31/2025
8	Loan	13, 16	1	Berkshire Corporate Center	VAA, LLC	54,544	22.3%	4/30/2025	Covidien d/b/a Medtronic	50,159	20.5%	9/30/2025
9	Loan	13, 22, 24	1	80 Richards Street	Idea Nuova Inc.	37,500	20.5%	2/28/2026	Mary Howard Studio LLC	32,389	17.7%	3/31/2027
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	PGM Holdings Corp	32,119	20.6%	10/31/2026	Hometown Equity Mortgage LLC	16,666	10.7%	8/30/2024
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Bass Pro Outdoor World	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 13, 16, 24	1	Miami Ironside District	Rolling Loud / TCMZ	8,978	11.8%	12/31/2022	Wellness IS	3,500	4.6%	10/30/2022
14	Loan	6	6	Triwinds Portfolio
14.01	Property		1	Monterey RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Chico MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Merced MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Paso Robles Mobile Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Portside Brookings RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	Oasis Springs MHP & RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	Primark	102,805	12.7%	7/31/2038	JCPenney	94,895	11.7%	7/31/2038
16	Loan	2, 6	3	Century Storage Portfolio I
16.01	Property		1	Ridgeview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Bayview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Gibsonia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1
17.01	Property		1	699 Morris Park Avenue	Khaled Osman & Abeer Dabbas	3,900	17.3%	12/31/2032	Iglesia De Cristo Emmanuel Ministerio Roca Eternal	3,500	15.5%	8/31/2028
17.02	Property		1	Getty Square	Dunkin’ Donuts	1,500	13.6%	4/30/2035	Yonkers Fried Chicken	1,000	9.1%	5/31/2022
17.03	Property		1	1 South Broadway	El Poblano Café, Inc.	650	22.0%	5/31/2025	Yusef Mohamed Elgazali (Smoke Shop)	650	22.0%	12/31/2024
17.04	Property		1	10-30 Beach 19th Street	Church of the Living God Healing & Deliverance Ministry	1,300	12.1%	6/30/2023	James Brown	1,250	11.6%	10/31/2026
17.05	Property		1	884 Rutland Avenue	L & S Jacobs Tax Service & Stachia A Canterbury	500	13.2%	12/31/2025	NAP	NAP	NAP	NAP
17.06	Property		1	1130 Clarkson Avenue	Pony Express Tire Shop	650	17.6%	11/30/2022	Andrea Hewitt	250	6.8%	12/31/2022
17.07	Property		1	854 East 163rd Street	King Smoke Shop	700	21.5%	9/30/2025	Fatoumata Sow (Sister Sow Hair Braiding)	500	15.4%	1/31/2025
17.08	Property		1	1801 Avenue X	City Star Inc.	870	32.3%	2/28/2025	OMA HVAC	500	18.6%	12/31/2023
18	Loan	20	1	3600 Horizon	Suez WTS USA, Inc.	58,377	45.0%	4/30/2031	NAP	NAP	NAP	NAP
19	Loan	6	2	Century Storage Portfolio II
19.01	Property		1	Sleepy Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Lake Dexter	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Icon on Bond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	16, 24	1	Woodfield Financial Center	Glass Mountain Capital, LLC	17,153	9.4%	8/31/2031	Federal Bureau of Investigation	15,816	8.6%	4/10/2034
22	Loan	5, 6	3	Tucson Self Storage Portfolio
22.01	Property		1	A-Family Storage - East Valencia	Big Sky Collision Center	5,500	3.5%	10/31/2022	Top Choice Athletics	5,400	3.4%	12/1/2021
22.02	Property		1	A-Family Storage - Oracle Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	A-Family Storage - Orange Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	21	1	West Volusia Town Center	Bed Bath & Beyond	25,000	16.2%	1/31/2023	Michael’s	21,360	13.8%	2/28/2025
24	Loan	17	1	Oakland Park Festival Center	Americas Got Soccer	20,000	14.0%	5/31/2025	Bravo Grocery Store	19,548	13.6%	3/9/2035
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	16, 24	1	Thunderbird Portfolio	Altrain Dental Assisting Academy	5,092	9.8%	11/30/2030	AKDHC, LLC	5,078	9.8%	9/30/2025
28	Loan	5, 6	44	Wyndham National Hotel Portfolio
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.15	Property		1	Travelodge - 1110 Southeast 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.17	Property		1	Travelodge - 800 West Laramie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date
28.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.29	Property		1	Travelodge - 2200 East South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.32	Property		1	Days Inn - 3431 14th Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.37	Property		1	Travelodge - 1177 East 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Willows of Grayslake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	20, 24	1	Valley Forge Corporate Center	Assurance Software, Inc	17,400	26.5%	4/30/2025	Lumen Technologies, Inc.	11,970	18.2%	4/30/2026
32	Loan		1	200 Newton Bridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	30	1	Finn’s Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Dollar Self Storage #17 - Chandler	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	7, 20, 22	1	Highland Office Building	Sinco International Investments	1,600	7.6%	5/31/2034	TransBioTec, Inc(d.b.a. SOBR Safe, Kevin Moore)	1,400	6.7%	2/28/2022
36	Loan		1	Dollar Self Storage #12 - Las Vegas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	17	1	Ventura Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	5, 6	2	Pero Multifamily Portfolio
38.01	Property		1	Erie Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Park Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street
40.01	Property		1	205 Frost Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.02	Property		1	171 Bayard Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Thrive Living Home Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Enumclaw Plateau Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Kohl’s - Menomonee Falls	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	17	1	Fresenius – Chandler	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	17	1	Hooper Industrial	PV Smart Alignment LLC	4,320	6.3%	1/31/2023	Victor Vasquez | Palm Beach Auto Center	4,320	6.3%	5/31/2024
46	Loan	7, 17, 22, 24	1	830-840 Plaza	Laboratory Corp. of America	4,360	8.5%	6/30/2023	Gingers	4,000	7.8%	7/31/2024
47	Loan		1	Grandshire Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	17	1	Corporate Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	17, 20	1	APC Amarillo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	10, 21	1	980 American Pacific	Castle Mountain	5,905	9.6%	7/31/2023	DNA Tactical Inc	5,625	9.2%	12/31/2025
51	Loan	5, 11, 24	1	SSA Austin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	27	1	Congress Center North	Alliance for Eating Disorders Awareness	6,212	14.8%	6/30/2028	Department of Elder Affairs (DEA)	3,387	8.1%	3/31/2023
53	Loan	22, 27	1	Cliff Drive Medical Plaza	La Familia del Paso	13,070	45.0%	5/1/2027	Dr. Pittle Podiatry	2,407	8.3%	6/30/2025
54	Loan	17	1	7-Eleven Charlotte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	17	1	625 Route 83	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	2	1	Deluxe MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	17	1	Hydra Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan		1	ACAM Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan		1	Lock & Leave Self Storage San Bernardino	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	2	1	Storage Max Brentwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	2	1	Santa Fe MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	17	1	Islandview Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	10	1	Town & Country Self-Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan		1	First Street Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date
					4, 22, 23, 24				4, 22, 23, 24
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	12, 22, 24	1	Morris Corporate Center	Homebridge Financial Services, Inc.	11,774	2.2%	3/31/2023	Lee Hecht Harrison	5,149	1.0%	11/30/2023
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay
3.02	Property		1	Mandalay Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	MGM Grand	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	10, 24	1	Montecito Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	30	1	Attiva - Denton, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	13, 29	1	2100 MLK Avenue SE	T-Mobile	1	0.0%	4/30/2024	NAP	NAP	NAP	NAP
8	Loan	13, 16	1	Berkshire Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	13, 22, 24	1	80 Richards Street	Supervision Art Services Inc	16,829	9.2%	2/13/2029	JH Studio LLC	12,764	7.0%	11/30/2021
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	Citadel Servicing Corporation	15,218	9.8%	5/31/2023	Anyone Home, Inc	11,300	7.3%	6/30/2028
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Bass Pro Outdoor World	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 13, 16, 24	1	Miami Ironside District	Drimmers	3,300	4.3%	12/31/2023	Wireless Latin America LLC	3,200	4.2%	6/30/2026
14	Loan	6	6	Triwinds Portfolio
14.01	Property		1	Monterey RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Chico MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Merced MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Paso Robles Mobile Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Portside Brookings RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	Oasis Springs MHP & RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	Burlington	55,078	6.8%	7/31/2028	Best Buy	53,371	6.6%	12/31/2022
16	Loan	2, 6	3	Century Storage Portfolio I
16.01	Property		1	Ridgeview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Bayview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Gibsonia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1
17.01	Property		1	699 Morris Park Avenue	Falcon Smoke Shop Corp (Sanaa Hookah Lounge)	1,713	7.6%	12/31/2022	Bronx Family Pharmacy	1,600	7.1%	9/30/2023
17.02	Property		1	Getty Square	Quality Cuts	1,000	9.1%	6/30/2026	ACI Wireless Inc	1,000	9.1%	12/31/2025
17.03	Property		1	1 South Broadway	Danielito Enterprises Corp	650	22.0%	8/31/2025	NAP	NAP	NAP	NAP
17.04	Property		1	10-30 Beach 19th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.05	Property		1	884 Rutland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.06	Property		1	1130 Clarkson Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.07	Property		1	854 East 163rd Street	Yamilka Hernandez & Maria Vasques	400	12.3%	1/31/2024	Candida De Paula Eusebio (Ghost Barber Shop)	400	12.3%	11/30/2025
17.08	Property		1	1801 Avenue X	Gilman & Givent	340	12.6%	8/31/2025	NAP	NAP	NAP	NAP
18	Loan	20	1	3600 Horizon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	6	2	Century Storage Portfolio II
19.01	Property		1	Sleepy Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Lake Dexter	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Icon on Bond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	16, 24	1	Woodfield Financial Center	Addison Professional Financial Search	9,461	5.2%	7/31/2026	Echo Kilo Management, LLC	7,861	4.3%	5/31/2033
22	Loan	5, 6	3	Tucson Self Storage Portfolio
22.01	Property		1	A-Family Storage - East Valencia	Jump Max	5,400	3.4%	12/31/2021	AMS Transmission Repair	5,400	3.4%	MTM
22.02	Property		1	A-Family Storage - Oracle Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	A-Family Storage - Orange Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	21	1	West Volusia Town Center	Ulta	16,994	11.0%	11/30/2025	Petco	15,141	9.8%	8/31/2027
24	Loan	17	1	Oakland Park Festival Center	Chen Neighborhood Medical Centers of South Florida	11,747	8.2%	7/16/2030	Project Rock Fort Lauderdale	11,250	7.8%	7/31/2025
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	16, 24	1	Thunderbird Portfolio	Sunrise Medical Management	5,072	9.8%	5/31/2024	Arizona Otolaryngology	4,268	8.2%	2/28/2026
28	Loan	5, 6	44	Wyndham National Hotel Portfolio
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.15	Property		1	Travelodge - 1110 Southeast 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.17	Property		1	Travelodge - 800 West Laramie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date
28.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.29	Property		1	Travelodge - 2200 East South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.32	Property		1	Days Inn - 3431 14th Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.37	Property		1	Travelodge - 1177 East 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Willows of Grayslake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	20, 24	1	Valley Forge Corporate Center	McCumber Daniels	4,785	7.3%	8/31/2028	Maintenance Strategies	2,587	3.9%	11/30/2025
32	Loan		1	200 Newton Bridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	30	1	Finn’s Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Dollar Self Storage #17 - Chandler	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	7, 20, 22	1	Highland Office Building	Auguron	510	2.4%	4/30/2022	Enichen, Peter	500	2.4%	MTM
36	Loan		1	Dollar Self Storage #12 - Las Vegas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	17	1	Ventura Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	5, 6	2	Pero Multifamily Portfolio
38.01	Property		1	Erie Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Park Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street
40.01	Property		1	205 Frost Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.02	Property		1	171 Bayard Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Thrive Living Home Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Enumclaw Plateau Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Kohl’s - Menomonee Falls	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	17	1	Fresenius – Chandler	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	17	1	Hooper Industrial	The Countertop Depot LLC	4,320	6.3%	1/31/2024	USA Truck and Used Auto Parts	2,880	4.2%	4/30/2024
46	Loan	7, 17, 22, 24	1	830-840 Plaza	Credex	3,079	6.0%	10/31/2023	Wreck It, LLC	3,000	5.8%	12/31/2024
47	Loan		1	Grandshire Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	17	1	Corporate Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	17, 20	1	APC Amarillo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	10, 21	1	980 American Pacific	EG3	5,625	9.2%	8/31/2024	Seedling Theatre	5,400	8.8%	12/31/2022
51	Loan	5, 11, 24	1	SSA Austin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	27	1	Congress Center North	Coalition for Independent Living	3,320	7.9%	2/28/2023	Community Partners of South Florida	2,787	6.7%	5/30/2025
53	Loan	22, 27	1	Cliff Drive Medical Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	17	1	7-Eleven Charlotte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	17	1	625 Route 83	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	2	1	Deluxe MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	17	1	Hydra Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan		1	ACAM Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan		1	Lock & Leave Self Storage San Bernardino	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	2	1	Storage Max Brentwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	2	1	Santa Fe MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	17	1	Islandview Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	10	1	Town & Country Self-Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan		1	First Street Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms

1	Loan	2, 13, 20, 28, 29	1	The Atlantic	12/29/2020	NAP	12/28/2020	NAP	NAP	No	Fee	NAP	NAP
2	Loan	12, 22, 24	1	Morris Corporate Center	4/19/2021	NAP	4/19/2021	NAP	NAP	No	Fee	NAP	NAP
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay
3.02	Property		1	Mandalay Bay	2/11/2020	NAP	2/11/2020	NAP	NAP	No	Fee	NAP	NAP
3.01	Property		1	MGM Grand	2/11/2020	NAP	2/11/2020	NAP	NAP	No	Fee	NAP	NAP
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	5/7/2021	NAP	5/7/2021	NAP	NAP	No	Fee	NAP	NAP
5	Loan	10, 24	1	Montecito Tower	3/17/2021	NAP	3/17/2021	NAP	NAP	No	Fee	NAP	NAP
6	Loan	30	1	Attiva - Denton, TX	5/10/2021	NAP	5/13/2021	NAP	NAP	No	Fee	NAP	NAP
7	Loan	13, 29	1	2100 MLK Avenue SE	1/26/2021	NAP	1/22/2021	NAP	NAP	No	Fee	NAP	NAP
8	Loan	13, 16	1	Berkshire Corporate Center	4/8/2021	NAP	4/8/2021	NAP	NAP	No	Fee	NAP	NAP
9	Loan	13, 22, 24	1	80 Richards Street	3/29/2021	NAP	3/25/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	4/29/2021	NAP	4/29/2021	4/29/2021	10%	No	Fee	NAP	NAP
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	5/11/2021	NAP	5/11/2021	NAP	NAP	No	Fee	NAP	NAP
12	Loan		1	Bass Pro Outdoor World	4/16/2021	NAP	4/15/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP
13	Loan	2, 13, 16, 24	1	Miami Ironside District	6/7/2021	NAP	6/8/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP
14	Loan	6	6	Triwinds Portfolio
14.01	Property		1	Monterey RV Park	4/8/2021	NAP	4/9/2021	4/9/2021	16%	No	Fee	NAP	NAP
14.02	Property		1	Chico MHP	4/8/2021	NAP	4/8/2021	4/9/2021	5%	No	Fee	NAP	NAP
14.03	Property		1	Merced MHP	4/8/2021	NAP	4/9/2021	4/9/2021	4%	Yes - AO	Fee	NAP	NAP
14.04	Property		1	Paso Robles Mobile Village	4/8/2021	NAP	4/8/2021	4/8/2021	6%	No	Fee	NAP	NAP
14.05	Property		1	Portside Brookings RV Park	4/8/2021	NAP	4/8/2021	4/8/2021	12%	No	Fee	NAP	NAP
14.06	Property		1	Oasis Springs MHP & RV Park	4/8/2021	NAP	4/8/2021	4/28/2021	22%, 19%, 26%	Yes - A	Fee	NAP	NAP
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	11/22/2019	NAP	10/22/2019	NAP	NAP	No	Fee / Leasehold	5/28/2028	Three, 10-year options followed by one, nine-year option
16	Loan	2, 6	3	Century Storage Portfolio I
16.01	Property		1	Ridgeview	4/1/2021	NAP	3/31/2021	NAP	NAP	No	Fee	NAP	NAP
16.02	Property		1	Bayview	3/31/2021	NAP	3/31/2021	NAP	NAP	No	Fee	NAP	NAP
16.03	Property		1	Gibsonia	3/31/2021	NAP	3/31/2021	NAP	NAP	No	Fee	NAP	NAP
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1
17.01	Property		1	699 Morris Park Avenue	4/9/2021	NAP	4/12/2021	NAP	NAP	No	Fee	NAP	NAP
17.02	Property		1	Getty Square	4/5/2021	NAP	4/5/2021	NAP	NAP	No	Fee	NAP	NAP
17.03	Property		1	1 South Broadway	4/6/2021	NAP	4/5/2021	NAP	NAP	No	Fee	NAP	NAP
17.04	Property		1	10-30 Beach 19th Street	4/6/2021	NAP	4/5/2021	NAP	NAP	No	Fee	NAP	NAP
17.05	Property		1	884 Rutland Avenue	4/5/2021	NAP	4/5/2021	NAP	NAP	No	Fee	NAP	NAP
17.06	Property		1	1130 Clarkson Avenue	4/5/2021	NAP	4/5/2021	NAP	NAP	No	Fee	NAP	NAP
17.07	Property		1	854 East 163rd Street	4/5/2021	NAP	4/5/2021	NAP	NAP	No	Fee	NAP	NAP
17.08	Property		1	1801 Avenue X	4/5/2021	NAP	4/2/2021	NAP	NAP	No	Fee	NAP	NAP
18	Loan	20	1	3600 Horizon	5/11/2021	NAP	5/10/2021	NAP	NAP	No	Fee	NAP	NAP
19	Loan	6	2	Century Storage Portfolio II
19.01	Property		1	Sleepy Hill	3/31/2021	NAP	3/31/2021	NAP	NAP	No	Fee	NAP	NAP
19.02	Property		1	Lake Dexter	3/31/2021	NAP	3/31/2021	NAP	NAP	No	Fee	NAP	NAP
20	Loan		1	Icon on Bond	4/9/2021	NAP	4/9/2021	NAP	NAP	No	Fee	NAP	NAP
21	Loan	16, 24	1	Woodfield Financial Center	4/29/2021	NAP	5/4/2021	NAP	NAP	No	Fee	NAP	NAP
22	Loan	5, 6	3	Tucson Self Storage Portfolio
22.01	Property		1	A-Family Storage - East Valencia	3/11/2021	NAP	3/11/2021	NAP	NAP	No	Fee	NAP	NAP
22.02	Property		1	A-Family Storage - Oracle Road	3/11/2021	NAP	3/11/2021	NAP	NAP	No	Fee	NAP	NAP
22.03	Property		1	A-Family Storage - Orange Grove	3/11/2021	NAP	3/11/2021	NAP	NAP	No	Fee	NAP	NAP
23	Loan	21	1	West Volusia Town Center	1/13/2020	NAP	12/9/2019	NAP	NAP	No	Fee	NAP	NAP
24	Loan	17	1	Oakland Park Festival Center	4/29/2021	NAP	4/26/2021	NAP	NAP	Yes - AH	Fee	NAP	NAP
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	4/14/2021	NAP	4/14/2021	NAP	NAP	No	Fee	NAP	NAP
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	3/26/2021	NAP	3/26/2021	NAP	NAP	No	Fee	NAP	NAP
27	Loan	16, 24	1	Thunderbird Portfolio	5/17/2021	NAP	5/14/2021	NAP	NAP	No	Fee	NAP	NAP
28	Loan	5, 6	44	Wyndham National Hotel Portfolio
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	4/9/2019	NAP	8/19/2019	NAP	NAP	No	Fee / Leasehold	1/30/2028	None
28.02	Property		1	Travelodge - 2111 Camino Del Llano	4/3/2019	NAP	4/5/2019	NAP	NAP	No	Fee	NAP	NAP
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	4/3/2019	NAP	4/4/2019	NAP	NAP	No	Fee	NAP	NAP
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	4/3/2019	NAP	4/2/2019	11/26/2019	5%	No	Fee	NAP	NAP
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	4/10/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP	NAP
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	4/5/2019	NAP	4/5/2019	11/26/2019	9%	No	Fee	NAP	NAP
28.07	Property		1	Travelodge - 1127 Pony Express Highway	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP	NAP
28.09	Property		1	Travelodge - 2680 Airport Road	4/9/2019	NAP	4/10/2019	NAP	NAP	No	Fee	NAP	NAP
28.10	Property		1	Super 8 - 720 Royal Parkway	4/12/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP	NAP
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP	NAP
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	4/4/2019	NAP	4/5/2019	NAP	NAP	No	Fee	NAP	NAP
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	4/22/2019	NAP	4/23/2019	NAP	NAP	No	Fee	NAP	NAP
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	4/12/2019	NAP	4/22/2019	NAP	NAP	Yes - AE, A1-A30	Fee	NAP	NAP
28.15	Property		1	Travelodge - 1110 Southeast 4th Street	4/11/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP	NAP
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	4/4/2019	NAP	4/2/2019	NAP	NAP	Yes - AE	Fee	NAP	NAP
28.17	Property		1	Travelodge - 800 West Laramie Street	4/9/2019	NAP	4/9/2019	NAP	NAP	No	Fee	NAP	NAP
28.18	Property		1	Travelodge - 22 North Frontage Road	4/11/2019	NAP	4/23/2019	NAP	NAP	No	Fee	NAP	NAP
28.19	Property		1	Travelodge - 123 Westvaco Road	4/10/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP	NAP
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	4/10/2019	NAP	4/4/2019	NAP	NAP	No	Fee	NAP	NAP

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
28.21	Property		1	Travelodge - 1710 Jefferson Street	4/9/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	4/8/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP	NAP
28.23	Property		1	Travelodge - 8233 Airline Highway	4/8/2019	NAP	4/9/2019	NAP	NAP	No	Fee	NAP	NAP
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	4/22/2019	NAP	4/22/2019	11/26/2019	7%	No	Fee	NAP	NAP
28.25	Property		1	Travelodge - 707 East Webster Street	4/11/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP
28.26	Property		1	Travelodge - 777 West Hwy 21	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP
28.27	Property		1	Travelodge - 3522 North Highway 59	4/9/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP	NAP
28.28	Property		1	Travelodge - 108 6th Avenue	4/9/2019	NAP	4/5/2019	NAP	NAP	No	Fee	NAP	NAP
28.29	Property		1	Travelodge - 2200 East South Avenue	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP
28.30	Property		1	Travelodge - 128 South Willow Road	4/11/2019	NAP	4/19/2019	NAP	NAP	Yes - AO	Fee	NAP	NAP
28.31	Property		1	Travelodge - 1005 Highway 285	4/11/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP
28.32	Property		1	Days Inn - 3431 14th Avenue South	4/12/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP	NAP
28.33	Property		1	Travelodge - 2505 US 69	4/9/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	4/15/2019	NAP	4/11/2019	NAP	NAP	No	Fee	NAP	NAP
28.35	Property		1	Travelodge - 1706 North Park Drive	4/5/2019	NAP	4/19/2019	NAP	NAP	Yes - AE	Fee	NAP	NAP
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP	NAP
28.37	Property		1	Travelodge - 1177 East 16th Street	4/11/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	4/8/2019	NAP	4/8/2019	10/8/2019	8%	No	Fee	NAP	NAP
28.39	Property		1	Travelodge - 2407 East Holland Avenue	4/5/2019	NAP	4/5/2019	NAP	NAP	No	Fee	NAP	NAP
28.40	Property		1	Travelodge - 620 Souder Road	4/8/2019	NAP	4/11/2019	NAP	NAP	No	Fee	NAP	NAP
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP	NAP
28.42	Property		1	Travelodge - 109 East Commerce Street	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	4/22/2019	NAP	4/8/2019	10/8/2019	4%	No	Fee	NAP	NAP
28.44	Property		1	Travelodge - 98 Moffat Avenue	4/11/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP	NAP
29	Loan		1	Willows of Grayslake	3/22/2021	NAP	3/22/2021	NAP	NAP	No	Fee	NAP	NAP
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	1/8/2021	NAP	4/29/2021	NAP	NAP	No	Fee	NAP	NAP
31	Loan	20, 24	1	Valley Forge Corporate Center	1/13/2021	NAP	1/13/2021	NAP	NAP	No	Fee	NAP	NAP
32	Loan		1	200 Newton Bridge Road	4/6/2021	NAP	4/6/2021	NAP	NAP	No	Fee	NAP	NAP
33	Loan	30	1	Finn’s Mobile Home Park	8/3/2020	NAP	8/3/2020	NAP	NAP	Yes - AE	Fee	NAP	NAP
34	Loan		1	Dollar Self Storage #17 - Chandler	4/14/2021	NAP	4/14/2021	NAP	NAP	No	Fee	NAP	NAP
35	Loan	7, 20, 22	1	Highland Office Building	4/28/2021	NAP	4/28/2021	NAP	NAP	No	Fee	NAP	NAP
36	Loan		1	Dollar Self Storage #12 - Las Vegas	4/14/2021	NAP	4/14/2021	NAP	NAP	No	Fee	NAP	NAP
37	Loan	17	1	Ventura Storage	4/21/2021	NAP	4/21/2021	4/28/2021	6%	No	Fee	NAP	NAP
38	Loan	5, 6	2	Pero Multifamily Portfolio
38.01	Property		1	Erie Portfolio	Various	NAP	4/1/2021	NAP	NAP	No	Fee	NAP	NAP
38.02	Property		1	Meadows	3/31/2021	NAP	4/1/2021	NAP	NAP	No	Fee	NAP	NAP
39	Loan		1	Park Place Apartments	4/5/2021	NAP	4/5/2021	NAP	NAP	No	Fee	NAP	NAP
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street
40.01	Property		1	205 Frost Street	4/20/2021	NAP	4/19/2021	NAP	NAP	No	Fee	NAP	NAP
40.02	Property		1	171 Bayard Street	4/20/2021	NAP	4/20/2021	NAP	NAP	No	Fee	NAP	NAP
41	Loan		1	Thrive Living Home Apartments	2/16/2021	NAP	2/16/2021	2/16/2021	2%	No	Fee	NAP	NAP
42	Loan		1	Enumclaw Plateau Self Storage	2/19/2021	NAP	2/19/2021	2/19/2021	9%	No	Fee	NAP	NAP
43	Loan		1	Kohl’s - Menomonee Falls	3/24/2021	NAP	3/24/2021	NAP	NAP	No	Fee	NAP	NAP
44	Loan	17	1	Fresenius – Chandler	1/8/2021	NAP	1/8/2021	NAP	NAP	No	Fee	NAP	NAP
45	Loan	17	1	Hooper Industrial	8/31/2020	9/8/2020	5/21/2021	NAP	NAP	No	Fee	NAP	NAP
46	Loan	7, 17, 22, 24	1	830-840 Plaza	4/30/2021	NAP	4/26/2021	NAP	NAP	No	Fee	NAP	NAP
47	Loan		1	Grandshire Estates MHC	1/22/2021	NAP	1/22/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP
48	Loan	17	1	Corporate Plaza	5/13/2021	NAP	5/13/2021	NAP	NAP	No	Fee	NAP	NAP
49	Loan	17, 20	1	APC Amarillo	7/22/2020	NAP	7/22/2020	NAP	NAP	No	Fee	NAP	NAP
50	Loan	10, 21	1	980 American Pacific	4/7/2021	NAP	4/7/2021	NAP	NAP	No	Fee	NAP	NAP
51	Loan	5, 11, 24	1	SSA Austin	4/14/2021	NAP	4/16/2021	NAP	NAP	No	Fee	NAP	NAP
52	Loan	27	1	Congress Center North	5/4/2021	NAP	4/30/2021	NAP	NAP	No	Fee	NAP	NAP
53	Loan	22, 27	1	Cliff Drive Medical Plaza	4/20/2021	NAP	4/20/2021	NAP	NAP	No	Fee	NAP	NAP
54	Loan	17	1	7-Eleven Charlotte	2/12/2021	NAP	2/12/2021	NAP	NAP	No	Fee	NAP	NAP
55	Loan	17	1	625 Route 83	4/2/2021	NAP	4/2/2021	NAP	NAP	No	Fee	NAP	NAP
56	Loan	2	1	Deluxe MHC	2/2/2021	NAP	2/2/2021	2/2/2021	12%	No	Fee	NAP	NAP
57	Loan	17	1	Hydra Warehouse	3/26/2021	NAP	4/19/2021	NAP	NAP	No	Fee	NAP	NAP
58	Loan		1	ACAM Self Storage	4/23/2021	NAP	4/23/2021	NAP	NAP	No	Fee	NAP	NAP
59	Loan		1	Lock & Leave Self Storage San Bernardino	4/19/2021	NAP	4/19/2021	4/19/2021	13%	No	Fee	NAP	NAP
60	Loan	2	1	Storage Max Brentwood	2/11/2021	NAP	2/11/2021	NAP	NAP	No	Fee	NAP	NAP
61	Loan	2	1	Santa Fe MHC	2/2/2021	NAP	2/2/2021	2/2/2021	11%	No	Fee	NAP	NAP
62	Loan	17	1	Islandview Apartments	4/22/2021	NAP	4/22/2021	NAP	NAP	No	Fee	NAP	NAP
63	Loan	10	1	Town & Country Self-Storage	4/2/2021	NAP	4/2/2021	NAP	NAP	No	Fee	NAP	NAP
64	Loan		1	First Street Storage	3/19/2021	NAP	3/19/2021	3/19/2021	6%	No	Fee	NAP	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
							19	20	19	20	19	20
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	NAP	NAP	281,202	65,425	0	Springing	0	6,042
2	Loan	12, 22, 24	1	Morris Corporate Center	NAP	NAP	248,296	155,185	59,972	9,087	0	6,765
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay			0	Springing	0	Springing	0	Springing
3.02	Property		1	Mandalay Bay	NAP	NAP
3.01	Property		1	MGM Grand	NAP	NAP
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	NAP	NAP	500,000	Springing	0	Springing	5,981	5,981
5	Loan	10, 24	1	Montecito Tower	NAP	NAP	115,117	28,779	8,265	4,132	0	2,955
6	Loan	30	1	Attiva - Denton, TX	NAP	NAP	550,129	58,355	70,888	Springing	600,000	Springing
7	Loan	13, 29	1	2100 MLK Avenue SE	NAP	NAP	86,471	43,235	12,513	6,257	0	0
8	Loan	13, 16	1	Berkshire Corporate Center	NAP	NAP	130,210	65,105	0	Springing	0	2,042
9	Loan	13, 22, 24	1	80 Richards Street	NAP	NAP	0	41,825	15,575	16,706	0	2,281
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	NAP	NAP	178,010	35,602	10,051	2,513	500,000	0
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	NAP	NAP	150,396	25,066	45,852	15,356	0	10,417
12	Loan		1	Bass Pro Outdoor World	NAP	NAP	0	Springing	32,666	2,981	0	Springing
13	Loan	2, 13, 16, 24	1	Miami Ironside District	NAP	NAP	94,436	11,804	108,130	10,813	0	1,144
14	Loan	6	6	Triwinds Portfolio			57,425	18,135	15,512	5,705	0	1,893
14.01	Property		1	Monterey RV Park	NAP	NAP
14.02	Property		1	Chico MHP	NAP	NAP
14.03	Property		1	Merced MHP	NAP	NAP
14.04	Property		1	Paso Robles Mobile Village	NAP	NAP
14.05	Property		1	Portside Brookings RV Park	NAP	NAP
14.06	Property		1	Oasis Springs MHP & RV Park	NAP	NAP
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	122,957	Yes	0	Springing	0	Springing	0	Springing
16	Loan	2, 6	3	Century Storage Portfolio I			86,648	14,442	30,036	6,958	0	2,662
16.01	Property		1	Ridgeview	NAP	NAP
16.02	Property		1	Bayview	NAP	NAP
16.03	Property		1	Gibsonia	NAP	NAP
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1			68,179	34,089	35,591	7,118	0	850
17.01	Property		1	699 Morris Park Avenue	NAP	NAP
17.02	Property		1	Getty Square	NAP	NAP
17.03	Property		1	1 South Broadway	NAP	NAP
17.04	Property		1	10-30 Beach 19th Street	NAP	NAP
17.05	Property		1	884 Rutland Avenue	NAP	NAP
17.06	Property		1	1130 Clarkson Avenue	NAP	NAP
17.07	Property		1	854 East 163rd Street	NAP	NAP
17.08	Property		1	1801 Avenue X	NAP	NAP
18	Loan	20	1	3600 Horizon	NAP	NAP	137,081	25,454	14,738	2,105	0	2,161
19	Loan	6	2	Century Storage Portfolio II			62,498	10,417	8,478	4,239	0	1,709
19.01	Property		1	Sleepy Hill	NAP	NAP
19.02	Property		1	Lake Dexter	NAP	NAP
20	Loan		1	Icon on Bond	NAP	NAP	333,797	35,063	0	Springing	0	2,375
21	Loan	16, 24	1	Woodfield Financial Center	NAP	NAP	342,211	65,484	29,606	2,467	480,000	4,879
22	Loan	5, 6	3	Tucson Self Storage Portfolio			31,791	31,791	0	Springing	0	Springing
22.01	Property		1	A-Family Storage - East Valencia	NAP	NAP
22.02	Property		1	A-Family Storage - Oracle Road	NAP	NAP
22.03	Property		1	A-Family Storage - Orange Grove	NAP	NAP
23	Loan	21	1	West Volusia Town Center	NAP	NAP	112,955	24,555	50,345	10,945	0	1,931
24	Loan	17	1	Oakland Park Festival Center	NAP	NAP	215,462	26,933	53,440	26,720	0	7,590
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	NAP	NAP	15,286	7,643	1,018	509	786	786
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	NAP	NAP	110,698	18,450	13,591	3,398	107,500	Springing
27	Loan	16, 24	1	Thunderbird Portfolio	NAP	NAP	42,734	10,683	2,954	1,477	0	863
28	Loan	5, 6	44	Wyndham National Hotel Portfolio			436,502	160,955	790,391	116,681	7,417,247	235,965
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	30,000	No
28.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	NAP	NAP
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	NAP	NAP
28.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP
28.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP
28.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP
28.15	Property		1	Travelodge - 1110 Southeast 4th Street	NAP	NAP
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP
28.17	Property		1	Travelodge - 800 West Laramie Street	NAP	NAP
28.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP
28.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
28.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP
28.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP
28.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP
28.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP
28.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP
28.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP
28.29	Property		1	Travelodge - 2200 East South Avenue	NAP	NAP
28.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP
28.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP
28.32	Property		1	Days Inn - 3431 14th Avenue South	NAP	NAP
28.33	Property		1	Travelodge - 2505 US 69	NAP	NAP
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP
28.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	NAP	NAP
28.37	Property		1	Travelodge - 1177 East 16th Street	NAP	NAP
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP
28.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP
28.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP
28.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP
28.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP
29	Loan		1	Willows of Grayslake	NAP	NAP	65,519	21,840	30,973	2,581	25,244	0
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	NAP	NAP	5,001	1,250	16,590	1,898	0	688
31	Loan	20, 24	1	Valley Forge Corporate Center	NAP	NAP	95,977	15,996	13,745	1,527	1,095	1,095
32	Loan		1	200 Newton Bridge Road	NAP	NAP	102,305	10,231	370,180	30,848	0	9,566
33	Loan	30	1	Finn’s Mobile Home Park	NAP	NAP	12,190	20,317	3,735	3,735	0	817
34	Loan		1	Dollar Self Storage #17 - Chandler	NAP	NAP	23,430	11,715	1,268	634	825	825
35	Loan	7, 20, 22	1	Highland Office Building	NAP	NAP	30,179	10,060	14,757	1,476	50,400	0
36	Loan		1	Dollar Self Storage #12 - Las Vegas	NAP	NAP	19,697	4,924	1,477	739	625	625
37	Loan	17	1	Ventura Storage	NAP	NAP	16,985	5,662	5,612	802	606	606
38	Loan	5, 6	2	Pero Multifamily Portfolio			103,811	15,565	4,329	4,329	0	5,529
38.01	Property		1	Erie Portfolio	NAP	NAP
38.02	Property		1	Meadows	NAP	NAP
39	Loan		1	Park Place Apartments	NAP	NAP	66,734	8,556	25,815	4,303	0	2,731
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street			0	5,184	7,786	779	0	292
40.01	Property		1	205 Frost Street	NAP	NAP
40.02	Property		1	171 Bayard Street	NAP	NAP
41	Loan		1	Thrive Living Home Apartments	NAP	NAP	5,112	5,112	8,055	1,007	0	833
42	Loan		1	Enumclaw Plateau Self Storage	NAP	NAP	27,259	9,086	11,816	1,182	628	628
43	Loan		1	Kohl’s - Menomonee Falls	NAP	NAP	0	Springing	2,637	1,014	0	1,228
44	Loan	17	1	Fresenius – Chandler	NAP	NAP	5,260	2,630	1,271	489	0	172
45	Loan	17	1	Hooper Industrial	NAP	NAP	79,345	8,816	33,038	3,671	1,440	1,440
46	Loan	7, 17, 22, 24	1	830-840 Plaza	NAP	NAP	96,231	10,962	25,830	8,610	0	860
47	Loan		1	Grandshire Estates MHC	NAP	NAP	25,945	3,193	7,679	640	629	629
48	Loan	17	1	Corporate Plaza	NAP	NAP	0	Springing	0	Springing	0	0
49	Loan	17, 20	1	APC Amarillo	NAP	NAP	0	Springing	0	Springing	67,075	Springing
50	Loan	10, 21	1	980 American Pacific	NAP	NAP	10,275	3,425	1,152	1,152	301	301
51	Loan	5, 11, 24	1	SSA Austin	NAP	NAP	57,922	8,776	7,883	821	0	0
52	Loan	27	1	Congress Center North	NAP	NAP	110,553	12,284	28,885	9,628	1,081	1,081
53	Loan	22, 27	1	Cliff Drive Medical Plaza	NAP	NAP	52,720	10,544	1,749	874	605	605
54	Loan	17	1	7-Eleven Charlotte	NAP	NAP	0	Springing	428	267	0	0
55	Loan	17	1	625 Route 83	NAP	NAP	42,193	4,688	2,153	718	0	214
56	Loan	2	1	Deluxe MHC	NAP	NAP	15,458	5,153	7,452	621	0	221
57	Loan	17	1	Hydra Warehouse	NAP	NAP	6,103	763	3,218	1,609	0	Springing
58	Loan		1	ACAM Self Storage	NAP	NAP	25,837	5,617	8,318	3,199	0	931
59	Loan		1	Lock & Leave Self Storage San Bernardino	NAP	NAP	10,538	2,108	0	Springing	0	561
60	Loan	2	1	Storage Max Brentwood	NAP	NAP	32,850	3,650	2,454	491	0	532
61	Loan	2	1	Santa Fe MHC	NAP	NAP	9,388	3,129	1,636	818	0	183
62	Loan	17	1	Islandview Apartments	NAP	NAP	51,440	5,367	10,134	1,689	0	1,792
63	Loan	10	1	Town & Country Self-Storage	NAP	NAP	7,388	1,055	0	Springing	0	437
64	Loan		1	First Street Storage	NAP	NAP	3,044	1,522	0	Springing	346	346

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
					21	19	20
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	217,498	130,672	604
2	Loan	12, 22, 24	1	Morris Corporate Center	0	0	78,924
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	0	0	0
3.02	Property		1	Mandalay Bay
3.01	Property		1	MGM Grand
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	0	22,617	22,617
5	Loan	10, 24	1	Montecito Tower	0	0	18,469
6	Loan	30	1	Attiva - Denton, TX	The lesser of either (a) $600,000, or (b) the product obtained by multiplying the number of payment dates remaining through and including the stated maturity date by $5,000.	0	0
7	Loan	13, 29	1	2100 MLK Avenue SE	0	0	758
8	Loan	13, 16	1	Berkshire Corporate Center	0	400,000	40,849
9	Loan	13, 22, 24	1	80 Richards Street	82,121	0	6,083
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	0	3,500,000	Springing
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	0	0	0
12	Loan		1	Bass Pro Outdoor World	0	240,000	Springing
13	Loan	2, 13, 16, 24	1	Miami Ironside District	0	500,000	Springing
14	Loan	6	6	Triwinds Portfolio	0	0	0
14.01	Property		1	Monterey RV Park
14.02	Property		1	Chico MHP
14.03	Property		1	Merced MHP
14.04	Property		1	Paso Robles Mobile Village
14.05	Property		1	Portside Brookings RV Park
14.06	Property		1	Oasis Springs MHP & RV Park
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	348,899	0	Springing
16	Loan	2, 6	3	Century Storage Portfolio I	0	0	0
16.01	Property		1	Ridgeview
16.02	Property		1	Bayview
16.03	Property		1	Gibsonia
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	0	353,715	Springing
17.01	Property		1	699 Morris Park Avenue
17.02	Property		1	Getty Square
17.03	Property		1	1 South Broadway
17.04	Property		1	10-30 Beach 19th Street
17.05	Property		1	884 Rutland Avenue
17.06	Property		1	1130 Clarkson Avenue
17.07	Property		1	854 East 163rd Street
17.08	Property		1	1801 Avenue X
18	Loan	20	1	3600 Horizon	0	750,000	10,806
19	Loan	6	2	Century Storage Portfolio II	0	0	0
19.01	Property		1	Sleepy Hill
19.02	Property		1	Lake Dexter
20	Loan		1	Icon on Bond	0	0	0
21	Loan	16, 24	1	Woodfield Financial Center	0	300,000	15,247
22	Loan	5, 6	3	Tucson Self Storage Portfolio	0	0	0
22.01	Property		1	A-Family Storage - East Valencia
22.02	Property		1	A-Family Storage - Oracle Road
22.03	Property		1	A-Family Storage - Orange Grove
23	Loan	21	1	West Volusia Town Center	125,000	150,000	12,873
24	Loan	17	1	Oakland Park Festival Center	0	350,000	12,113
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	18,864	0	0
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	32,250	0	0
27	Loan	16, 24	1	Thunderbird Portfolio	0	250,000	Springing
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	0	0	0
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 Southeast 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 West Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 East South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue South
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
28.37	Property		1	Travelodge - 1177 East 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29	Loan		1	Willows of Grayslake	0	0	0
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	0	0	0
31	Loan	20, 24	1	Valley Forge Corporate Center	0	175,000	12,822
32	Loan		1	200 Newton Bridge Road	229,572	0	0
33	Loan	30	1	Finn’s Mobile Home Park	29,250	0	0
34	Loan		1	Dollar Self Storage #17 - Chandler	19,808	0	0
35	Loan	7, 20, 22	1	Highland Office Building	0	0	Springing
36	Loan		1	Dollar Self Storage #12 - Las Vegas	15,006	0	0
37	Loan	17	1	Ventura Storage	21,830	0	0
38	Loan	5, 6	2	Pero Multifamily Portfolio	0	0	0
38.01	Property		1	Erie Portfolio
38.02	Property		1	Meadows
39	Loan		1	Park Place Apartments	163,860	0	0
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	0	0	0
40.01	Property		1	205 Frost Street
40.02	Property		1	171 Bayard Street
41	Loan		1	Thrive Living Home Apartments	0	0	0
42	Loan		1	Enumclaw Plateau Self Storage	0	0	0
43	Loan		1	Kohl’s - Menomonee Falls	29,477	0	Springing
44	Loan	17	1	Fresenius – Chandler	0	0	Springing
45	Loan	17	1	Hooper Industrial	20,000	54,608	4,608
46	Loan	7, 17, 22, 24	1	830-840 Plaza	0	0	2,150
47	Loan		1	Grandshire Estates MHC	0	0	0
48	Loan	17	1	Corporate Plaza	0	0	0
49	Loan	17, 20	1	APC Amarillo	33,538	402,540	Springing
50	Loan	10, 21	1	980 American Pacific	0	2,561	2,561
51	Loan	5, 11, 24	1	SSA Austin	0	0	0
52	Loan	27	1	Congress Center North	38,931	300,000	4,167
53	Loan	22, 27	1	Cliff Drive Medical Plaza	21,774	100,000	3,000
54	Loan	17	1	7-Eleven Charlotte	0	0	0
55	Loan	17	1	625 Route 83	10,260	0	1,667
56	Loan	2	1	Deluxe MHC	0	0	0
57	Loan	17	1	Hydra Warehouse	0	0	1,650
58	Loan		1	ACAM Self Storage	0	0	174
59	Loan		1	Lock & Leave Self Storage San Bernardino	0	0	0
60	Loan	2	1	Storage Max Brentwood	0	0	0
61	Loan	2	1	Santa Fe MHC	0	0	0
62	Loan	17	1	Islandview Apartments	0	0	0
63	Loan	10	1	Town & Country Self-Storage	0	0	0
64	Loan		1	First Street Storage	12,456	0	0

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					21	19	20	21	19	19	20
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	0	1,781,405	0	0	0	27,731	0
2	Loan	12, 22, 24	1	Morris Corporate Center	0	0	0	0	0	2,897,674	Springing
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	0	0	0	0	0	0	0
3.02	Property		1	Mandalay Bay
3.01	Property		1	MGM Grand
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	0	0	0	0	11,660	10,114,266	0
5	Loan	10, 24	1	Montecito Tower	0	0	0	0	0	749,572	0
6	Loan	30	1	Attiva - Denton, TX	0	0	0	0	18,331	0	0
7	Loan	13, 29	1	2100 MLK Avenue SE	0	0	0	0	813	0	0
8	Loan	13, 16	1	Berkshire Corporate Center	1,950,000	0	0	0	3,750	2,200,954	0
9	Loan	13, 22, 24	1	80 Richards Street	456,278	0	0	0	0	211,015	Springing
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	2,250,000	0	0	0	54,600	637,339	0
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	0	0	0	0	59,875	1,750,000	0
12	Loan		1	Bass Pro Outdoor World	240,000	0	0	0	0	0	0
13	Loan	2, 13, 16, 24	1	Miami Ironside District	500,000	300,000	0	0	6,375	150,000	0
14	Loan	6	6	Triwinds Portfolio	0	0	0	0	46,531	0	0
14.01	Property		1	Monterey RV Park
14.02	Property		1	Chico MHP
14.03	Property		1	Merced MHP
14.04	Property		1	Paso Robles Mobile Village
14.05	Property		1	Portside Brookings RV Park
14.06	Property		1	Oasis Springs MHP & RV Park
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	2,435,391	0	0	0	0	0	Springing
16	Loan	2, 6	3	Century Storage Portfolio I	0	0	0	0	4,281	0	0
16.01	Property		1	Ridgeview
16.02	Property		1	Bayview
16.03	Property		1	Gibsonia
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	353,715	250,000	0	0	42,143	0	0
17.01	Property		1	699 Morris Park Avenue
17.02	Property		1	Getty Square
17.03	Property		1	1 South Broadway
17.04	Property		1	10-30 Beach 19th Street
17.05	Property		1	884 Rutland Avenue
17.06	Property		1	1130 Clarkson Avenue
17.07	Property		1	854 East 163rd Street
17.08	Property		1	1801 Avenue X
18	Loan	20	1	3600 Horizon	0	0	0	0	4,563	204,456	0
19	Loan	6	2	Century Storage Portfolio II	0	0	0	0	17,656	0	0
19.01	Property		1	Sleepy Hill
19.02	Property		1	Lake Dexter
20	Loan		1	Icon on Bond	0	0	0	0	5,250	0	Springing
21	Loan	16, 24	1	Woodfield Financial Center	823,338	0	0	0	0	174,877	0
22	Loan	5, 6	3	Tucson Self Storage Portfolio	0	0	0	0	0	0	0
22.01	Property		1	A-Family Storage - East Valencia
22.02	Property		1	A-Family Storage - Oracle Road
22.03	Property		1	A-Family Storage - Orange Grove
23	Loan	21	1	West Volusia Town Center	0	0	0	0	0	66,000	Springing
24	Loan	17	1	Oakland Park Festival Center	931,568	0	0	0	48,600	65,354	0
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	0	0	0	0	0	0	0
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	0	0	0	0	0	1,800,000	0
27	Loan	16, 24	1	Thunderbird Portfolio	250,000	0	0	0	0	0	Springing
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	0	0	0	0	2,014,340	7,500,000	0
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 Southeast 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 West Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 East South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue South
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
28.37	Property		1	Travelodge - 1177 East 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29	Loan		1	Willows of Grayslake	0	0	0	0	85,181	0	0
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	0	0	0	0	2,000	182,858	0
31	Loan	20, 24	1	Valley Forge Corporate Center	565,000	0	0	0	0	30,500	0
32	Loan		1	200 Newton Bridge Road	0	0	0	0	2,132,707	5,368,828	0
33	Loan	30	1	Finn’s Mobile Home Park	0	0	0	0	5,515	1,040,225	Springing
34	Loan		1	Dollar Self Storage #17 - Chandler	0	0	0	0	0	0	0
35	Loan	7, 20, 22	1	Highland Office Building	0	0	0	0	0	500,000	0
36	Loan		1	Dollar Self Storage #12 - Las Vegas	0	0	0	0	0	0	0
37	Loan	17	1	Ventura Storage	0	0	0	0	0	0	0
38	Loan	5, 6	2	Pero Multifamily Portfolio	0	0	0	0	68,921	0	0
38.01	Property		1	Erie Portfolio
38.02	Property		1	Meadows
39	Loan		1	Park Place Apartments	0	0	0	0	0	0	0
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	0	0	0	0	0	0	0
40.01	Property		1	205 Frost Street
40.02	Property		1	171 Bayard Street
41	Loan		1	Thrive Living Home Apartments	0	0	0	0	6,231	0	0
42	Loan		1	Enumclaw Plateau Self Storage	0	0	0	0	0	0	0
43	Loan		1	Kohl’s - Menomonee Falls	0	0	0	0	72,938	0	0
44	Loan	17	1	Fresenius – Chandler	0	0	0	0	0	0	0
45	Loan	17	1	Hooper Industrial	100,000	0	0	0	0	0	0
46	Loan	7, 17, 22, 24	1	830-840 Plaza	100,000	0	0	0	19,632	340,194	0
47	Loan		1	Grandshire Estates MHC	0	0	0	0	48,500	0	0
48	Loan	17	1	Corporate Plaza	0	0	0	0	0	0	0
49	Loan	17, 20	1	APC Amarillo	402,540	0	0	0	0	14,110	Springing
50	Loan	10, 21	1	980 American Pacific	100,000	0	0	0	260,915	0	0
51	Loan	5, 11, 24	1	SSA Austin	0	15,430	Springing	0	0	801,777	0
52	Loan	27	1	Congress Center North	350,000	0	0	0	38,875	19,670	0
53	Loan	22, 27	1	Cliff Drive Medical Plaza	208,000	0	0	0	73,456	115,000	0
54	Loan	17	1	7-Eleven Charlotte	0	0	0	0	0	0	Springing
55	Loan	17	1	625 Route 83	120,000	0	0	0	0	0	0
56	Loan	2	1	Deluxe MHC	0	0	0	0	0	0	0
57	Loan	17	1	Hydra Warehouse	0	0	0	0	0	0	0
58	Loan		1	ACAM Self Storage	0	0	0	0	0	0	0
59	Loan		1	Lock & Leave Self Storage San Bernardino	0	0	0	0	0	0	0
60	Loan	2	1	Storage Max Brentwood	0	0	0	0	68,425	0	0
61	Loan	2	1	Santa Fe MHC	0	0	0	0	0	0	0
62	Loan	17	1	Islandview Apartments	0	0	0	0	10,313	150,000	0
63	Loan	10	1	Town & Country Self-Storage	0	0	0	0	16,250	0	0
64	Loan		1	First Street Storage	0	0	0	0	0	0	0

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description

1	Loan	2, 13, 20, 28, 29	1	The Atlantic	Free Rent Reserve
2	Loan	12, 22, 24	1	Morris Corporate Center	Rent Concession Reserve (Upfront: $2,897,674), Material Tenant Rollover Reserve (Monthly: Springing; Cap: Various)
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay
3.02	Property		1	Mandalay Bay
3.01	Property		1	MGM Grand
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	Cardone Landlord Work Expense Reserve ($2,419,973.60), Discounted Rent Reserve ($2,694,292), Amortized Allowance Reserve ($5,000,000)
5	Loan	10, 24	1	Montecito Tower	Outstanding Tenant Obligation Reserve
6	Loan	30	1	Attiva - Denton, TX
7	Loan	13, 29	1	2100 MLK Avenue SE
8	Loan	13, 16	1	Berkshire Corporate Center	Existing TI/LC Obligations Reserve
9	Loan	13, 22, 24	1	80 Richards Street	Rent Concession Reserve (Upfront: $165,478.76), Existing Violations Reserve (Upfront: $45,536), DSCR Trigger Suspension Reserve (Monthly: Springing), Material Tenant Rollover Reserve (Monthly: Springing; Cap: Various)
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	Free Rent Reserve ($572,255), Aware TI/LC Reserve ($65,084)
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	Economic Holdback Reserve ($1,000,000), Renovation Reserve ($750,000)
12	Loan		1	Bass Pro Outdoor World
13	Loan	2, 13, 16, 24	1	Miami Ironside District	Existing Code Violation Reserve ($100,000), Pending Code Search Reserve ($50,000)
14	Loan	6	6	Triwinds Portfolio
14.01	Property		1	Monterey RV Park
14.02	Property		1	Chico MHP
14.03	Property		1	Merced MHP
14.04	Property		1	Paso Robles Mobile Village
14.05	Property		1	Portside Brookings RV Park
14.06	Property		1	Oasis Springs MHP & RV Park
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	Ground Rent Reserve
16	Loan	2, 6	3	Century Storage Portfolio I
16.01	Property		1	Ridgeview
16.02	Property		1	Bayview
16.03	Property		1	Gibsonia
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1
17.01	Property		1	699 Morris Park Avenue
17.02	Property		1	Getty Square
17.03	Property		1	1 South Broadway
17.04	Property		1	10-30 Beach 19th Street
17.05	Property		1	884 Rutland Avenue
17.06	Property		1	1130 Clarkson Avenue
17.07	Property		1	854 East 163rd Street
17.08	Property		1	1801 Avenue X
18	Loan	20	1	3600 Horizon	Suez Tenant Allowance Funds ($175,131), Charging Station Funds ($29,325)
19	Loan	6	2	Century Storage Portfolio II
19.01	Property		1	Sleepy Hill
19.02	Property		1	Lake Dexter
20	Loan		1	Icon on Bond	Condominium Reserve
21	Loan	16, 24	1	Woodfield Financial Center	Free Rent Reserve
22	Loan	5, 6	3	Tucson Self Storage Portfolio
22.01	Property		1	A-Family Storage - East Valencia
22.02	Property		1	A-Family Storage - Oracle Road
22.03	Property		1	A-Family Storage - Orange Grove
23	Loan	21	1	West Volusia Town Center	Rent Concession Reserve (Upfront: $8,437.50), TATILC Reserve (Upfront: $57,562.50), Shadow Anchor Rollover Reserve (Monthly: Springing)
24	Loan	17	1	Oakland Park Festival Center	Rent Concession Reserve
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	421-a Reserve ($1,500,000), Performance Reserve ($300,000)
27	Loan	16, 24	1	Thunderbird Portfolio	POA Assessment Reserve
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	Railroad Contract Renewal Reserve ($7,000,000), Post-Closing Obligation Reserve ($500,000)
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 Southeast 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 West Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 East South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue South
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
28.37	Property		1	Travelodge - 1177 East 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29	Loan		1	Willows of Grayslake
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	Performance Reserve
31	Loan	20, 24	1	Valley Forge Corporate Center	Rent Concession Reserve
32	Loan		1	200 Newton Bridge Road	Approved Alterations Reserve
33	Loan	30	1	Finn’s Mobile Home Park	Flood Business Income Loss Reserve (Upfront: $1,000,000; Monthly: Springing; Cap: $1,000,000), Rent Concession Reserve (Upfront: $40,225)
34	Loan		1	Dollar Self Storage #17 - Chandler
35	Loan	7, 20, 22	1	Highland Office Building	Additional Collateral Reserve
36	Loan		1	Dollar Self Storage #12 - Las Vegas
37	Loan	17	1	Ventura Storage
38	Loan	5, 6	2	Pero Multifamily Portfolio
38.01	Property		1	Erie Portfolio
38.02	Property		1	Meadows
39	Loan		1	Park Place Apartments
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street
40.01	Property		1	205 Frost Street
40.02	Property		1	171 Bayard Street
41	Loan		1	Thrive Living Home Apartments
42	Loan		1	Enumclaw Plateau Self Storage
43	Loan		1	Kohl’s - Menomonee Falls	NAP
44	Loan	17	1	Fresenius – Chandler
45	Loan	17	1	Hooper Industrial
46	Loan	7, 17, 22, 24	1	830-840 Plaza	Economic Performance Reserve ($330,000), Ultimate Tax Rent Reserve ($10,194)
47	Loan		1	Grandshire Estates MHC
48	Loan	17	1	Corporate Plaza
49	Loan	17, 20	1	APC Amarillo	Condominium Common Charges Reserve (Upfront: $14,110.36, Monthly: Springing), Condo Assessments Reserve (Monthly: Springing)
50	Loan	10, 21	1	980 American Pacific
51	Loan	5, 11, 24	1	SSA Austin	SSA Reserve ($339,313), Rent Concession Reserve ($248,844), TATILC Reserve ($213,620)
52	Loan	27	1	Congress Center North	Rent Reserve
53	Loan	22, 27	1	Cliff Drive Medical Plaza	Fresenius TI Reserve ($85,000), Construction Reserve ($30,000)
54	Loan	17	1	7-Eleven Charlotte	Rent Concession Reserve
55	Loan	17	1	625 Route 83
56	Loan	2	1	Deluxe MHC
57	Loan	17	1	Hydra Warehouse
58	Loan		1	ACAM Self Storage
59	Loan		1	Lock & Leave Self Storage San Bernardino
60	Loan	2	1	Storage Max Brentwood
61	Loan	2	1	Santa Fe MHC
62	Loan	17	1	Islandview Apartments	Elective Upgrade Reserve
63	Loan	10	1	Town & Country Self-Storage
64	Loan		1	First Street Storage

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type
					21			27
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	0	NAP	NAP	Soft (Residential); Hard (Commercial)
2	Loan	12, 22, 24	1	Morris Corporate Center	Various	NAP	NAP	Hard
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	0	NAP	NAP	Hard
3.02	Property		1	Mandalay Bay
3.01	Property		1	MGM Grand
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	0	NAP	NAP	Hard
5	Loan	10, 24	1	Montecito Tower	0	NAP	NAP	Hard
6	Loan	30	1	Attiva - Denton, TX	0	NAP	NAP	Soft
7	Loan	13, 29	1	2100 MLK Avenue SE	0	NAP	NAP	Hard
8	Loan	13, 16	1	Berkshire Corporate Center	0	NAP	NAP	Springing
9	Loan	13, 22, 24	1	80 Richards Street	Various	NAP	NAP	Springing
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	0	NAP	NAP	Hard
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	0	1,000,000	$1,000,000 deposited into the Economic Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Springing
12	Loan		1	Bass Pro Outdoor World	0	NAP	NAP	Hard
13	Loan	2, 13, 16, 24	1	Miami Ironside District	0	NAP	NAP	Soft
14	Loan	6	6	Triwinds Portfolio	0	NAP	NAP	Springing
14.01	Property		1	Monterey RV Park
14.02	Property		1	Chico MHP
14.03	Property		1	Merced MHP
14.04	Property		1	Paso Robles Mobile Village
14.05	Property		1	Portside Brookings RV Park
14.06	Property		1	Oasis Springs MHP & RV Park
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	0	NAP	NAP	Hard
16	Loan	2, 6	3	Century Storage Portfolio I	0	NAP	NAP	Springing
16.01	Property		1	Ridgeview
16.02	Property		1	Bayview
16.03	Property		1	Gibsonia
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	0	NAP	NAP	Soft
17.01	Property		1	699 Morris Park Avenue
17.02	Property		1	Getty Square
17.03	Property		1	1 South Broadway
17.04	Property		1	10-30 Beach 19th Street
17.05	Property		1	884 Rutland Avenue
17.06	Property		1	1130 Clarkson Avenue
17.07	Property		1	854 East 163rd Street
17.08	Property		1	1801 Avenue X
18	Loan	20	1	3600 Horizon	0	NAP	NAP	Hard
19	Loan	6	2	Century Storage Portfolio II	0	NAP	NAP	Springing
19.01	Property		1	Sleepy Hill
19.02	Property		1	Lake Dexter
20	Loan		1	Icon on Bond	0	NAP	NAP	Springing
21	Loan	16, 24	1	Woodfield Financial Center	0	NAP	NAP	Hard
22	Loan	5, 6	3	Tucson Self Storage Portfolio	0	NAP	NAP	Springing
22.01	Property		1	A-Family Storage - East Valencia
22.02	Property		1	A-Family Storage - Oracle Road
22.03	Property		1	A-Family Storage - Orange Grove
23	Loan	21	1	West Volusia Town Center	0	NAP	NAP	Hard
24	Loan	17	1	Oakland Park Festival Center	0	NAP	NAP	Springing
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	0	NAP	NAP	Springing
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	0	NAP	NAP	Springing
27	Loan	16, 24	1	Thunderbird Portfolio	0	NAP	NAP	Springing
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	0	NAP	NAP	Hard
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 Southeast 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 West Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 East South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue South
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
28.37	Property		1	Travelodge - 1177 East 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29	Loan		1	Willows of Grayslake	0	NAP	NAP	Springing
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	0	NAP	NAP	Springing
31	Loan	20, 24	1	Valley Forge Corporate Center	0	NAP	NAP	Hard
32	Loan		1	200 Newton Bridge Road	0	NAP	NAP	Springing
33	Loan	30	1	Finn’s Mobile Home Park	1,000,000	NAP	NAP	Springing
34	Loan		1	Dollar Self Storage #17 - Chandler	0	NAP	NAP	Springing
35	Loan	7, 20, 22	1	Highland Office Building	0	500,000	$500,000 deposited into the Additional Collateral Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Springing
36	Loan		1	Dollar Self Storage #12 - Las Vegas	0	NAP	NAP	Springing
37	Loan	17	1	Ventura Storage	0	NAP	NAP	Springing
38	Loan	5, 6	2	Pero Multifamily Portfolio	0	NAP	NAP	Springing
38.01	Property		1	Erie Portfolio
38.02	Property		1	Meadows
39	Loan		1	Park Place Apartments	0	NAP	NAP	Springing
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	0	NAP	NAP	Springing
40.01	Property		1	205 Frost Street
40.02	Property		1	171 Bayard Street
41	Loan		1	Thrive Living Home Apartments	0	NAP	NAP	Springing
42	Loan		1	Enumclaw Plateau Self Storage	0	NAP	NAP	Springing
43	Loan		1	Kohl’s - Menomonee Falls	0	NAP	NAP	Hard
44	Loan	17	1	Fresenius – Chandler	0	NAP	NAP	Hard
45	Loan	17	1	Hooper Industrial	0	NAP	NAP	Springing
46	Loan	7, 17, 22, 24	1	830-840 Plaza	0	330,000	$330,000 deposited into the Economic Performance Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Springing
47	Loan		1	Grandshire Estates MHC	0	NAP	NAP	Springing
48	Loan	17	1	Corporate Plaza	0	NAP	NAP	None
49	Loan	17, 20	1	APC Amarillo	0	NAP	NAP	Hard
50	Loan	10, 21	1	980 American Pacific	0	NAP	NAP	Hard
51	Loan	5, 11, 24	1	SSA Austin	0	NAP	NAP	Springing
52	Loan	27	1	Congress Center North	0	NAP	NAP	Springing
53	Loan	22, 27	1	Cliff Drive Medical Plaza	0	NAP	NAP	Springing
54	Loan	17	1	7-Eleven Charlotte	0	NAP	NAP	Hard
55	Loan	17	1	625 Route 83	0	NAP	NAP	Hard
56	Loan	2	1	Deluxe MHC	0	NAP	NAP	Soft
57	Loan	17	1	Hydra Warehouse	0	NAP	NAP	Hard
58	Loan		1	ACAM Self Storage	0	NAP	NAP	Springing
59	Loan		1	Lock & Leave Self Storage San Bernardino	0	NAP	NAP	Springing
60	Loan	2	1	Storage Max Brentwood	0	NAP	NAP	Springing
61	Loan	2	1	Santa Fe MHC	0	NAP	NAP	Soft
62	Loan	17	1	Islandview Apartments	0	NAP	NAP	Springing
63	Loan	10	1	Town & Country Self-Storage	0	NAP	NAP	Springing
64	Loan		1	First Street Storage	0	NAP	NAP	None

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
					27
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	Springing	Yes	No	Yes	Yes	50,000,000	75,000,000	219,000.50	365,000.84	NAP
2	Loan	12, 22, 24	1	Morris Corporate Center	Springing	Yes	Yes	Yes	Yes	49,500,000	32,500,000	144,131.40	363,654.61	NAP
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	Springing	Yes	No	Yes	No	49,000,000	1,585,200,000	4,765,397.41	4,912,700.26	1,365,800,000
3.02	Property		1	Mandalay Bay
3.01	Property		1	MGM Grand
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	Springing	No	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	10, 24	1	Montecito Tower	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	30	1	Attiva - Denton, TX	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	13, 29	1	2100 MLK Avenue SE	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	13, 16	1	Berkshire Corporate Center	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	13, 22, 24	1	80 Richards Street	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Bass Pro Outdoor World	In Place	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 13, 16, 24	1	Miami Ironside District	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	6	6	Triwinds Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Monterey RV Park
14.02	Property		1	Chico MHP
14.03	Property		1	Merced MHP
14.04	Property		1	Paso Robles Mobile Village
14.05	Property		1	Portside Brookings RV Park
14.06	Property		1	Oasis Springs MHP & RV Park
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	Springing	Yes	No	Yes	No	20,000,000	467,000,000	1,325,287.63	1,382,045.13	NAP
16	Loan	2, 6	3	Century Storage Portfolio I	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Ridgeview
16.02	Property		1	Bayview
16.03	Property		1	Gibsonia
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	699 Morris Park Avenue
17.02	Property		1	Getty Square
17.03	Property		1	1 South Broadway
17.04	Property		1	10-30 Beach 19th Street
17.05	Property		1	884 Rutland Avenue
17.06	Property		1	1130 Clarkson Avenue
17.07	Property		1	854 East 163rd Street
17.08	Property		1	1801 Avenue X
18	Loan	20	1	3600 Horizon	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	6	2	Century Storage Portfolio II	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Sleepy Hill
19.02	Property		1	Lake Dexter
20	Loan		1	Icon on Bond	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	16, 24	1	Woodfield Financial Center	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	5, 6	3	Tucson Self Storage Portfolio	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	A-Family Storage - East Valencia
22.02	Property		1	A-Family Storage - Oracle Road
22.03	Property		1	A-Family Storage - Orange Grove
23	Loan	21	1	West Volusia Town Center	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	17	1	Oakland Park Festival Center	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	16, 24	1	Thunderbird Portfolio	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	Springing	Yes	No	Yes	No	9,607,052	129,695,198	822,388.03	883,305.66	NAP
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 Southeast 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 West Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 East South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue South
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
28.37	Property		1	Travelodge - 1177 East 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29	Loan		1	Willows of Grayslake	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	20, 24	1	Valley Forge Corporate Center	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	200 Newton Bridge Road	Springing	No	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	30	1	Finn’s Mobile Home Park	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Dollar Self Storage #17 - Chandler	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	7, 20, 22	1	Highland Office Building	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Dollar Self Storage #12 - Las Vegas	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	17	1	Ventura Storage	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	5, 6	2	Pero Multifamily Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
38.01	Property		1	Erie Portfolio
38.02	Property		1	Meadows
39	Loan		1	Park Place Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
40.01	Property		1	205 Frost Street
40.02	Property		1	171 Bayard Street
41	Loan		1	Thrive Living Home Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Enumclaw Plateau Self Storage	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Kohl’s - Menomonee Falls	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	17	1	Fresenius – Chandler	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	17	1	Hooper Industrial	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	7, 17, 22, 24	1	830-840 Plaza	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Grandshire Estates MHC	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	17	1	Corporate Plaza	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	17, 20	1	APC Amarillo	In Place	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	10, 21	1	980 American Pacific	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	5, 11, 24	1	SSA Austin	Springing	No	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	27	1	Congress Center North	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	22, 27	1	Cliff Drive Medical Plaza	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	17	1	7-Eleven Charlotte	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	17	1	625 Route 83	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	2	1	Deluxe MHC	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	17	1	Hydra Warehouse	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan		1	ACAM Self Storage	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan		1	Lock & Leave Self Storage San Bernardino	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	2	1	Storage Max Brentwood	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	2	1	Santa Fe MHC	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	17	1	Islandview Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	10	1	Town & Country Self-Storage	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan		1	First Street Storage	None	No	No	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
									14
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	NAP	125,000,000	365,000.84	48.4%	2.30	8.1%	40,000,000	6.77000%	165,000,000	593,801.77	64.0%
2	Loan	12, 22, 24	1	Morris Corporate Center	NAP	82,000,000	363,654.61	68.2%	1.90	11.1%	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	3.55800%	3,000,000,000	9,018,541.66	65.2%	2.70	9.7%	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	Mandalay Bay
3.01	Property		1	MGM Grand
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	10, 24	1	Montecito Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	30	1	Attiva - Denton, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	13, 29	1	2100 MLK Avenue SE	NAP	NAP	NAP	NAP	NAP	NAP	5,500,000	12.00000%	35,100,000	161,503.04	77.1%
8	Loan	13, 16	1	Berkshire Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	13, 22, 24	1	80 Richards Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Bass Pro Outdoor World	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 13, 16, 24	1	Miami Ironside District	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	6	6	Triwinds Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Monterey RV Park
14.02	Property		1	Chico MHP
14.03	Property		1	Merced MHP
14.04	Property		1	Paso Robles Mobile Village
14.05	Property		1	Portside Brookings RV Park
14.06	Property		1	Oasis Springs MHP & RV Park
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	NAP	487,000,000	1,382,045.13	54.1%	3.07	10.7%	53,000,000	6.00000%	540,000,000	2,451,370.29	60.0%
16	Loan	2, 6	3	Century Storage Portfolio I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Ridgeview
16.02	Property		1	Bayview
16.03	Property		1	Gibsonia
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	699 Morris Park Avenue
17.02	Property		1	Getty Square
17.03	Property		1	1 South Broadway
17.04	Property		1	10-30 Beach 19th Street
17.05	Property		1	884 Rutland Avenue
17.06	Property		1	1130 Clarkson Avenue
17.07	Property		1	854 East 163rd Street
17.08	Property		1	1801 Avenue X
18	Loan	20	1	3600 Horizon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	6	2	Century Storage Portfolio II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Sleepy Hill
19.02	Property		1	Lake Dexter
20	Loan		1	Icon on Bond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	16, 24	1	Woodfield Financial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	5, 6	3	Tucson Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	A-Family Storage - East Valencia
22.02	Property		1	A-Family Storage - Oracle Road
22.03	Property		1	A-Family Storage - Orange Grove
23	Loan	21	1	West Volusia Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	17	1	Oakland Park Festival Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	16, 24	1	Thunderbird Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	NAP	139,302,250	883,305.66	66.5%	1.61	14.0%	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 Southeast 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 West Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 East South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue South
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
28.37	Property		1	Travelodge - 1177 East 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29	Loan		1	Willows of Grayslake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	20, 24	1	Valley Forge Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	200 Newton Bridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	30	1	Finn’s Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Dollar Self Storage #17 - Chandler	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	7, 20, 22	1	Highland Office Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Dollar Self Storage #12 - Las Vegas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	17	1	Ventura Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	5, 6	2	Pero Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.01	Property		1	Erie Portfolio
38.02	Property		1	Meadows
39	Loan		1	Park Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.01	Property		1	205 Frost Street
40.02	Property		1	171 Bayard Street
41	Loan		1	Thrive Living Home Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Enumclaw Plateau Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Kohl’s - Menomonee Falls	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	17	1	Fresenius – Chandler	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	17	1	Hooper Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	7, 17, 22, 24	1	830-840 Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Grandshire Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	17	1	Corporate Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	17, 20	1	APC Amarillo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	10, 21	1	980 American Pacific	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	5, 11, 24	1	SSA Austin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	27	1	Congress Center North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	22, 27	1	Cliff Drive Medical Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	17	1	7-Eleven Charlotte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	17	1	625 Route 83	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	2	1	Deluxe MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	17	1	Hydra Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan		1	ACAM Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan		1	Lock & Leave Self Storage San Bernardino	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	2	1	Storage Max Brentwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	2	1	Santa Fe MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	17	1	Islandview Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	10	1	Town & Country Self-Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan		1	First Street Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
					14
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	1.42	6.2%	No	NAP	Matthew Pestronk, Michael Pestronk
2	Loan	12, 22, 24	1	Morris Corporate Center	NAP	NAP	No	NAP	Harvey Rosenblatt and Asher Koenig
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	NAP	NAP	Yes	Future Mezzanine Loan	BREIT Operating Partnership L.P. and MGM Growth Properties Operating Partnership LP
3.02	Property		1	Mandalay Bay
3.01	Property		1	MGM Grand
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	NAP	NAP	No	NAP	NorthPoint Holdings, LLC
5	Loan	10, 24	1	Montecito Tower	NAP	NAP	No	NAP	Ofir Hagay and Robert A. Connell
6	Loan	30	1	Attiva - Denton, TX	NAP	NAP	No	NAP	Pietro V. Scola, Joseph L. Fox and Livingston Street Capital, LLC
7	Loan	13, 29	1	2100 MLK Avenue SE	1.38	7.6%	No	NAP	Roy Donahue Peebles, Stephen Maged, Stephen Greenleigh and Gus Papaloizos
8	Loan	13, 16	1	Berkshire Corporate Center	NAP	NAP	Yes	Future Mezzanine Loan	Matthew J. Felton and William Felton
9	Loan	13, 22, 24	1	80 Richards Street	NAP	NAP	Yes	Future Mezzanine Loan	Nathan Accad
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	NAP	NAP	No	NAP	Jeff Pori
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	NAP	NAP	No	NAP	Gary W. Gates, Jr.
12	Loan		1	Bass Pro Outdoor World	NAP	NAP	No	NAP	Murray H. Goodman
13	Loan	2, 13, 16, 24	1	Miami Ironside District	NAP	NAP	Yes	Future Mezzanine Loan	Ofer Mizrahi
14	Loan	6	6	Triwinds Portfolio	NAP	NAP	No	NAP	Elias Weiner
14.01	Property		1	Monterey RV Park
14.02	Property		1	Chico MHP
14.03	Property		1	Merced MHP
14.04	Property		1	Paso Robles Mobile Village
14.05	Property		1	Portside Brookings RV Park
14.06	Property		1	Oasis Springs MHP & RV Park
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	1.73	9.6%	No	NAP	The Macerich Partnership, L.P.
16	Loan	2, 6	3	Century Storage Portfolio I	NAP	NAP	No	NAP	Lawrence W. Maxwell
16.01	Property		1	Ridgeview
16.02	Property		1	Bayview
16.03	Property		1	Gibsonia
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	NAP	NAP	No	NAP	Uzi Shvut
17.01	Property		1	699 Morris Park Avenue
17.02	Property		1	Getty Square
17.03	Property		1	1 South Broadway
17.04	Property		1	10-30 Beach 19th Street
17.05	Property		1	884 Rutland Avenue
17.06	Property		1	1130 Clarkson Avenue
17.07	Property		1	854 East 163rd Street
17.08	Property		1	1801 Avenue X
18	Loan	20	1	3600 Horizon	NAP	NAP	No	NAP	Moshe Mendlowitz
19	Loan	6	2	Century Storage Portfolio II	NAP	NAP	No	NAP	Lawrence W. Maxwell
19.01	Property		1	Sleepy Hill
19.02	Property		1	Lake Dexter
20	Loan		1	Icon on Bond	NAP	NAP	No	NAP	Time Equities and Francis Greenburger
21	Loan	16, 24	1	Woodfield Financial Center	NAP	NAP	No	NAP	Chet Balder
22	Loan	5, 6	3	Tucson Self Storage Portfolio	NAP	NAP	No	NAP	April Worden
22.01	Property		1	A-Family Storage - East Valencia
22.02	Property		1	A-Family Storage - Oracle Road
22.03	Property		1	A-Family Storage - Orange Grove
23	Loan	21	1	West Volusia Town Center	NAP	NAP	No	NAP	Alexander Levin
24	Loan	17	1	Oakland Park Festival Center	NAP	NAP	No	NAP	Charles Ladd and Steven Hudson
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	NAP	NAP	No	NAP	John C. Thomson, Trustee of the Thomson Family Trust, Dated June 18, 1997, as may have been amended and restated and John C. Thomson
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	NAP	NAP	No	NAP	Arben Mitaj and Ermal Lumaj
27	Loan	16, 24	1	Thunderbird Portfolio	NAP	NAP	No	NAP	Ted L. Barr, Joseph G. Greulich and Benjamin D. Sheridan
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	NAP	NAP	No	NAP	Tom Vukota
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 Southeast 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 West Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 East South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue South
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
28.37	Property		1	Travelodge - 1177 East 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29	Loan		1	Willows of Grayslake	NAP	NAP	No	NAP	James J. Glikin
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	NAP	NAP	No	NAP	Harold Weissman, Joel Schwartz and Shaindy Schwartz
31	Loan	20, 24	1	Valley Forge Corporate Center	NAP	NAP	No	NAP	Bruce Stern and Harold Schertz
32	Loan		1	200 Newton Bridge Road	NAP	NAP	No	NAP	Griffin Capital Company, LLC
33	Loan	30	1	Finn’s Mobile Home Park	NAP	NAP	No	NAP	Bernadette Finn-Greatorex
34	Loan		1	Dollar Self Storage #17 - Chandler	NAP	NAP	No	NAP	John C. Thomson, Trustee of the Thomson Family Trust, Dated June 18, 1997, as may have been amended and restated and John C. Thomson
35	Loan	7, 20, 22	1	Highland Office Building	NAP	NAP	No	NAP	Sina Simantob
36	Loan		1	Dollar Self Storage #12 - Las Vegas	NAP	NAP	No	NAP	John C. Thomson, Trustee of the Thomson Family Trust, Dated June 18, 1997, as may have been amended and restated and John C. Thomson
37	Loan	17	1	Ventura Storage	NAP	NAP	No	NAP	Robert D. Harvey, Shannon Harvey and Robert Harvey and Shannon Harvey, Trustees of the Harvey Family Trust U/A Dated March 28,2003
38	Loan	5, 6	2	Pero Multifamily Portfolio	NAP	NAP	No	NAP	Jason Pero and Nadia Shabanza-Pero
38.01	Property		1	Erie Portfolio
38.02	Property		1	Meadows
39	Loan		1	Park Place Apartments	NAP	NAP	No	NAP	Richard Broder and Todd Sachse
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	NAP	NAP	No	NAP	Jonathan Glasser and Ami Barr
40.01	Property		1	205 Frost Street
40.02	Property		1	171 Bayard Street
41	Loan		1	Thrive Living Home Apartments	NAP	NAP	No	NAP	Raul Luna
42	Loan		1	Enumclaw Plateau Self Storage	NAP	NAP	No	NAP	Carl J. Sanders
43	Loan		1	Kohl’s - Menomonee Falls	NAP	NAP	No	NAP	Investment Grade R.E. Income Fund, L.P., William Levy, Brent Peus and Jason Luhan
44	Loan	17	1	Fresenius – Chandler	NAP	NAP	No	NAP	David Kessler and Michael Wische
45	Loan	17	1	Hooper Industrial	NAP	NAP	No	NAP	Shane Decker, Brett Schlacter, Jay Wasserman and Jeffrey Pechter
46	Loan	7, 17, 22, 24	1	830-840 Plaza	NAP	NAP	No	NAP	Charles Ladd and Steven Hudson
47	Loan		1	Grandshire Estates MHC	NAP	NAP	No	NAP	Kamal H. Shouhayib
48	Loan	17	1	Corporate Plaza	NAP	NAP	No	NAP	Michael Shabsels and David Shabsels
49	Loan	17, 20	1	APC Amarillo	NAP	NAP	No	NAP	Jeff Pori
50	Loan	10, 21	1	980 American Pacific	NAP	NAP	No	NAP	Michael P. Roth and Olivia L. Roth
51	Loan	5, 11, 24	1	SSA Austin	NAP	NAP	No	NAP	Daniel Mellinkoff
52	Loan	27	1	Congress Center North	NAP	NAP	No	NAP	Brian C. Adams and Abhishek Mathur
53	Loan	22, 27	1	Cliff Drive Medical Plaza	NAP	NAP	No	NAP	Brian C. Adams and Abhishek Mathur
54	Loan	17	1	7-Eleven Charlotte	NAP	NAP	No	NAP	Ronald E. Phillips and Dawn Phillips
55	Loan	17	1	625 Route 83	NAP	NAP	No	NAP	Thomas Barbera and Paul Ahern
56	Loan	2	1	Deluxe MHC	NAP	NAP	No	NAP	Jerome A. Fink
57	Loan	17	1	Hydra Warehouse	NAP	NAP	No	NAP	Arthur Kokot
58	Loan		1	ACAM Self Storage	NAP	NAP	No	NAP	Gordon Rush Graves, Jr.
59	Loan		1	Lock & Leave Self Storage San Bernardino	NAP	NAP	No	NAP	G.K.H. Diversified Limited Partnership
60	Loan	2	1	Storage Max Brentwood	NAP	NAP	No	NAP	Esmond Allen Massey
61	Loan	2	1	Santa Fe MHC	NAP	NAP	No	NAP	Jerome A. Fink
62	Loan	17	1	Islandview Apartments	NAP	NAP	No	NAP	Raymond Debates III
63	Loan	10	1	Town & Country Self-Storage	NAP	NAP	No	NAP	Matthew Ricciardella and Jessica Ricciardella
64	Loan		1	First Street Storage	NAP	NAP	No	NAP	Michael Anthony Clark and Michael Anthony Clark As Trustee of the Michael Anthony Clark Revocable Trust Dated July 29,2014, As Amended

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
									31
1	Loan	2, 13, 20, 28, 29	1	The Atlantic	Matthew Pestronk, Michael Pestronk	No	No	Refinance	No	125,000,000
2	Loan	12, 22, 24	1	Morris Corporate Center	Harvey Rosenblatt and Asher Koenig	No	No	Recapitalization	No	82,000,000
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	BREIT Operating Partnership L.P. and MGM Growth Properties Operating Partnership LP	No	No	Acquisition		1,634,200,000
3.02	Property		1	Mandalay Bay					No
3.01	Property		1	MGM Grand					No
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	NorthPoint Holdings, LLC	No	No	Refinance	No	44,265,000
5	Loan	10, 24	1	Montecito Tower	Ofir Hagay and Robert A. Connell	No	No	Acquisition	No	33,300,000
6	Loan	30	1	Attiva - Denton, TX	Pietro V. Scola and Joseph L. Fox	Yes	No	Acquisition	No	29,825,000
7	Loan	13, 29	1	2100 MLK Avenue SE	Roy Donahue Peebles, Stephen Maged, Stephen Greenleigh and Gus Papaloizos	No	No	Refinance	Yes	29,600,000
8	Loan	13, 16	1	Berkshire Corporate Center	Matthew J. Felton	No	Yes	Refinance	No	25,600,000
9	Loan	13, 22, 24	1	80 Richards Street	Nathan Accad	No	No	Refinance	No	25,000,000
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	Jeff Pori	Yes	No	Acquisition	No	24,600,000
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	Gary W. Gates, Jr.	No	No	Refinance	No	24,000,000
12	Loan		1	Bass Pro Outdoor World	Murray H. Goodman	No	No	Refinance	No	22,650,000
13	Loan	2, 13, 16, 24	1	Miami Ironside District	Ofer Mizrahi	No	No	Refinance	No	21,000,000
14	Loan	6	6	Triwinds Portfolio	Elias Weiner	No	No	Refinance		20,800,000
14.01	Property		1	Monterey RV Park					No
14.02	Property		1	Chico MHP					No
14.03	Property		1	Merced MHP					No
14.04	Property		1	Paso Robles Mobile Village					No
14.05	Property		1	Portside Brookings RV Park					No
14.06	Property		1	Oasis Springs MHP & RV Park					No
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	The Macerich Partnership, L.P.	No	No	Refinance	No	487,000,000
16	Loan	2, 6	3	Century Storage Portfolio I	Lawrence W. Maxwell	No	No	Refinance
16.01	Property		1	Ridgeview					No
16.02	Property		1	Bayview					No
16.03	Property		1	Gibsonia					No
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	Uzi Shvut	No	No	Refinance
17.01	Property		1	699 Morris Park Avenue					No
17.02	Property		1	Getty Square					No
17.03	Property		1	1 South Broadway					No
17.04	Property		1	10-30 Beach 19th Street					No
17.05	Property		1	884 Rutland Avenue					No
17.06	Property		1	1130 Clarkson Avenue					No
17.07	Property		1	854 East 163rd Street					No
17.08	Property		1	1801 Avenue X					No
18	Loan	20	1	3600 Horizon	Moshe Mendlowitz	No	No	Refinance	No
19	Loan	6	2	Century Storage Portfolio II	Lawrence W. Maxwell	No	No	Refinance
19.01	Property		1	Sleepy Hill					No
19.02	Property		1	Lake Dexter					No
20	Loan		1	Icon on Bond	Francis J. Greenburger	No	No	Refinance	No
21	Loan	16, 24	1	Woodfield Financial Center	Chet Balder	No	No	Refinance	No
22	Loan	5, 6	3	Tucson Self Storage Portfolio	April Worden	No	No	Recapitalization
22.01	Property		1	A-Family Storage - East Valencia					No
22.02	Property		1	A-Family Storage - Oracle Road					No
22.03	Property		1	A-Family Storage - Orange Grove					No
23	Loan	21	1	West Volusia Town Center	Alexander Levin	No	No	Acquisition	No
24	Loan	17	1	Oakland Park Festival Center	Charles Ladd and Steven Hudson	No	No	Acquisition	No
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	John C. Thomson, Trustee of the Thomson Family Trust, Dated June 18, 1997, as may have been amended and restated and John C. Thomson	No	No	Refinance	No
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	Arben Mitaj and Ermal Lumaj	No	No	Refinance	No
27	Loan	16, 24	1	Thunderbird Portfolio	Ted L. Barr, Joseph G. Greulich and Benjamin D. Sheridan	No	No	Acquisition	No
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	Tom Vukota	No	No	Acquisition
28.01	Property		1	Travelodge - 2307 Wyoming Avenue					No
28.02	Property		1	Travelodge - 2111 Camino Del Llano					No
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way					No
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive					No
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive					No
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60					No
28.07	Property		1	Travelodge - 1127 Pony Express Highway					No
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street					No
28.09	Property		1	Travelodge - 2680 Airport Road					No
28.10	Property		1	Super 8 - 720 Royal Parkway					No
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street					No
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway					No
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road					No
28.14	Property		1	Super 8 - 2545 Cornhusker Highway					No
28.15	Property		1	Travelodge - 1110 Southeast 4th Street					No
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court					No
28.17	Property		1	Travelodge - 800 West Laramie Street					No
28.18	Property		1	Travelodge - 22 North Frontage Road					No
28.19	Property		1	Travelodge - 123 Westvaco Road					No
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue					No

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
28.21	Property		1	Travelodge - 1710 Jefferson Street					No
28.22	Property		1	Travelodge - 1625 Stillwater Avenue					No
28.23	Property		1	Travelodge - 8233 Airline Highway					No
28.24	Property		1	Baymont Inn & Suites - 6390 US-93					No
28.25	Property		1	Travelodge - 707 East Webster Street					No
28.26	Property		1	Travelodge - 777 West Hwy 21					No
28.27	Property		1	Travelodge - 3522 North Highway 59					No
28.28	Property		1	Travelodge - 108 6th Avenue					No
28.29	Property		1	Travelodge - 2200 East South Avenue					No
28.30	Property		1	Travelodge - 128 South Willow Road					No
28.31	Property		1	Travelodge - 1005 Highway 285					No
28.32	Property		1	Days Inn - 3431 14th Avenue South					No
28.33	Property		1	Travelodge - 2505 US 69					No
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road					No
28.35	Property		1	Travelodge - 1706 North Park Drive					No
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street					No
28.37	Property		1	Travelodge - 1177 East 16th Street					No
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road					No
28.39	Property		1	Travelodge - 2407 East Holland Avenue					No
28.40	Property		1	Travelodge - 620 Souder Road					No
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast					No
28.42	Property		1	Travelodge - 109 East Commerce Street					No
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue					No
28.44	Property		1	Travelodge - 98 Moffat Avenue					No
29	Loan		1	Willows of Grayslake	James J. Glikin	No	No	Refinance	No
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	Harold Weissman, Joel Schwartz and Shaindy Schwartz	No	Yes	Refinance	No
31	Loan	20, 24	1	Valley Forge Corporate Center	Bruce Stern and Harold Schertz	No	No	Refinance	No
32	Loan		1	200 Newton Bridge Road	Griffin Capital Company, LLC	No	No	Refinance	No
33	Loan	30	1	Finn’s Mobile Home Park	Bernadette Finn-Greatorex	No	No	Refinance	No
34	Loan		1	Dollar Self Storage #17 - Chandler	John C. Thomson, Trustee of the Thomson Family Trust, Dated June 18, 1997, as may have been amended and restated and John C. Thomson	No	No	Refinance	No
35	Loan	7, 20, 22	1	Highland Office Building	Sina Simantob	No	No	Refinance	No
36	Loan		1	Dollar Self Storage #12 - Las Vegas	John C. Thomson, Trustee of the Thomson Family Trust, Dated June 18, 1997, as may have been amended and restated and John C. Thomson	No	No	Refinance	No
37	Loan	17	1	Ventura Storage	Robert D. Harvey, Shannon Harvey and Robert Harvey and Shannon Harvey, Trustees of the Harvey Family Trust U/A Dated March 28,2003	No	No	Refinance	No
38	Loan	5, 6	2	Pero Multifamily Portfolio	Jason Pero and Nadia Shabanza-Pero	No	No	Refinance
38.01	Property		1	Erie Portfolio					No
38.02	Property		1	Meadows					No
39	Loan		1	Park Place Apartments	Richard Broder and Todd Sachse	No	No	Refinance	No
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	Jonathan Glasser and Ami Barr	No	No	Refinance
40.01	Property		1	205 Frost Street					No
40.02	Property		1	171 Bayard Street					No
41	Loan		1	Thrive Living Home Apartments	Raul Luna	No	No	Refinance	No
42	Loan		1	Enumclaw Plateau Self Storage	Carl J. Sanders	No	No	Refinance	No
43	Loan		1	Kohl’s - Menomonee Falls	Investment Grade R.E. Income Fund, L.P., William Levy, Brent Peus and Jason Luhan	No	No	Acquisition	No
44	Loan	17	1	Fresenius – Chandler	NAP	No	No	Acquisition	No
45	Loan	17	1	Hooper Industrial	Shane Decker, Brett Schlacter, Jay Wasserman and Jeffrey Pechter	No	No	Refinance	No
46	Loan	7, 17, 22, 24	1	830-840 Plaza	Charles Ladd and Steven Hudson	No	No	Acquisition	No
47	Loan		1	Grandshire Estates MHC	Kamal H. Shouhayib	No	No	Refinance	No
48	Loan	17	1	Corporate Plaza	Michael Shabsels and David Shabsels	No	No	Acquisition	No
49	Loan	17, 20	1	APC Amarillo	Jeff Pori	Yes	No	Acquisition	No
50	Loan	10, 21	1	980 American Pacific	Michael P. Roth and Olivia L. Roth	No	No	Acquisition	No
51	Loan	5, 11, 24	1	SSA Austin	Daniel Mellinkoff and the Daniel Mellinkoff Trust dated 6/9/1995	No	No	Acquisition	No
52	Loan	27	1	Congress Center North	Brian C. Adams and Abhishek Mathur	No	No	Acquisition	No
53	Loan	22, 27	1	Cliff Drive Medical Plaza	Brian C. Adams and Abhishek Mathur	No	No	Acquisition	No
54	Loan	17	1	7-Eleven Charlotte	Ronald E. Phillips and Dawn Phillips	No	No	Acquisition	No
55	Loan	17	1	625 Route 83	Thomas Barbera and Paul Ahern	No	No	Refinance	No
56	Loan	2	1	Deluxe MHC	Jerome A. Fink	No	No	Refinance	Yes
57	Loan	17	1	Hydra Warehouse	Arthur Kokot	No	No	Acquisition	No
58	Loan		1	ACAM Self Storage	Gordon Rush Graves, Jr.	No	No	Acquisition	No
59	Loan		1	Lock & Leave Self Storage San Bernardino	G.K.H. Diversified Limited Partnership	No	No	Refinance	No
60	Loan	2	1	Storage Max Brentwood	Esmond Allen Massey	No	No	Refinance	Yes
61	Loan	2	1	Santa Fe MHC	Jerome A. Fink	No	No	Refinance	Yes
62	Loan	17	1	Islandview Apartments	Raymond Debates III	No	No	Refinance	No
63	Loan	10	1	Town & Country Self-Storage	Matthew Ricciardella	No	No	Refinance	No
64	Loan		1	First Street Storage	Michael Anthony Clark and Michael Anthony Clark As Trustee of the Michael Anthony Clark Revocable Trust Dated July 29,2014, As Amended	No	No	Refinance	No

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)

1	Loan	2, 13, 20, 28, 29	1	The Atlantic	0	40,000,000	0	165,000,000	159,590,991	0	2,263,064	2,221,010	924,935	0	165,000,000	NAP	NAP	NAP
2	Loan	12, 22, 24	1	Morris Corporate Center	0	0	19,500,000	101,500,000	61,345,393	0	2,524,237	3,205,942	680,426	33,744,001	101,500,000	NAP	NAP	NAP
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	1,617,792,163	1,365,800,000	0	4,617,792,163	0	4,600,000,000	17,792,163	0	0	0	4,617,792,163	NAP	196.52	180.94
3.02	Property		1	Mandalay Bay												NAP	202.98	188.40
3.01	Property		1	MGM Grand												NAP	190.29	173.85
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	0	0	0	44,265,000	19,109,025	0	166,555	10,654,524	14,334,896	0	44,265,000	NAP	NAP	NAP
5	Loan	10, 24	1	Montecito Tower	15,897,481	0	749,572	49,947,054	0	48,600,000	474,100	872,954	0	0	49,947,054	NAP	NAP	NAP
6	Loan	30	1	Attiva - Denton, TX	20,528,173	0	0	50,353,173	0	48,500,000	613,825	1,239,348	0	0	50,353,173	NAP	NAP	NAP
7	Loan	13, 29	1	2100 MLK Avenue SE	0	5,500,000	0	35,100,000	31,576,563	0	3,415,723	99,796	7,918	0	35,100,000	NAP	NAP	NAP
8	Loan	13, 16	1	Berkshire Corporate Center	0	0	0	25,600,000	20,127,654	0	1,114,899	2,734,914	1,622,533	0	25,600,000	NAP	NAP	NAP
9	Loan	13, 22, 24	1	80 Richards Street	0	0	0	25,000,000	13,893,301	0	1,698,751	226,589	9,181,358	0	25,000,000	NAP	NAP	NAP
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	21,384,676	0	0	45,984,676	0	41,000,000	104,676	4,880,000	0	0	45,984,676	NAP	NAP	NAP
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	0	0	0	24,000,000	18,417,485	0	313,337	2,006,123	3,263,055	0	24,000,000	NAP	NAP	NAP
12	Loan		1	Bass Pro Outdoor World	743,867	0	0	23,393,867	22,657,730	0	463,471	272,666	0	0	23,393,867	NAP	NAP	NAP
13	Loan	2, 13, 16, 24	1	Miami Ironside District	0	0	0	21,000,000	17,969,051	0	1,277,648	1,158,941	594,361	0	21,000,000	NAP	NAP	NAP
14	Loan	6	6	Triwinds Portfolio	0	0	0	20,800,000	16,640,490	0	491,547	119,468	3,548,495	0	20,800,000	NAP	NAP	NAP
14.01	Property		1	Monterey RV Park												NAP	NAP	NAP
14.02	Property		1	Chico MHP												NAP	NAP	NAP
14.03	Property		1	Merced MHP												NAP	NAP	NAP
14.04	Property		1	Paso Robles Mobile Village												NAP	NAP	NAP
14.05	Property		1	Portside Brookings RV Park												NAP	NAP	NAP
14.06	Property		1	Oasis Springs MHP & RV Park												NAP	NAP	NAP
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	0	53,000,000	0	540,000,000	428,649,060	0	6,113,399	0	105,237,541	0	540,000,000	NAP	NAP	NAP
16	Loan	2, 6	3	Century Storage Portfolio I												NAP	NAP	NAP
16.01	Property		1	Ridgeview												NAP	NAP	NAP
16.02	Property		1	Bayview												NAP	NAP	NAP
16.03	Property		1	Gibsonia												NAP	NAP	NAP
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1												NAP	NAP	NAP
17.01	Property		1	699 Morris Park Avenue												NAP	NAP	NAP
17.02	Property		1	Getty Square												NAP	NAP	NAP
17.03	Property		1	1 South Broadway												NAP	NAP	NAP
17.04	Property		1	10-30 Beach 19th Street												NAP	NAP	NAP
17.05	Property		1	884 Rutland Avenue												NAP	NAP	NAP
17.06	Property		1	1130 Clarkson Avenue												NAP	NAP	NAP
17.07	Property		1	854 East 163rd Street												NAP	NAP	NAP
17.08	Property		1	1801 Avenue X												NAP	NAP	NAP
18	Loan	20	1	3600 Horizon												NAP	NAP	NAP
19	Loan	6	2	Century Storage Portfolio II												NAP	NAP	NAP
19.01	Property		1	Sleepy Hill												NAP	NAP	NAP
19.02	Property		1	Lake Dexter												NAP	NAP	NAP
20	Loan		1	Icon on Bond												NAP	NAP	NAP
21	Loan	16, 24	1	Woodfield Financial Center												NAP	NAP	NAP
22	Loan	5, 6	3	Tucson Self Storage Portfolio												NAP	NAP	NAP
22.01	Property		1	A-Family Storage - East Valencia												NAP	NAP	NAP
22.02	Property		1	A-Family Storage - Oracle Road												NAP	NAP	NAP
22.03	Property		1	A-Family Storage - Orange Grove												NAP	NAP	NAP
23	Loan	21	1	West Volusia Town Center												NAP	NAP	NAP
24	Loan	17	1	Oakland Park Festival Center												NAP	NAP	NAP
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley												NAP	NAP	NAP
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue												NAP	NAP	NAP
27	Loan	16, 24	1	Thunderbird Portfolio												NAP	NAP	NAP
28	Loan	5, 6	44	Wyndham National Hotel Portfolio												1/1/2035	70.82	36.28
28.01	Property		1	Travelodge - 2307 Wyoming Avenue												1/1/2035	187.18	45.30
28.02	Property		1	Travelodge - 2111 Camino Del Llano												1/1/2035	52.08	43.81
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way												1/1/2035	66.56	32.99
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive												1/1/2035	71.69	40.63
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive												1/1/2035	72.07	32.13
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60												1/1/2035	80.11	40.52
28.07	Property		1	Travelodge - 1127 Pony Express Highway												1/1/2035	85.80	34.09
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street												1/1/2035	60.32	47.77
28.09	Property		1	Travelodge - 2680 Airport Road												1/1/2035	84.33	54.60
28.10	Property		1	Super 8 - 720 Royal Parkway												1/1/2035	68.38	31.39
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street												1/1/2035	70.66	37.60
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway												1/1/2035	78.99	37.68
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road												1/1/2035	60.33	39.23
28.14	Property		1	Super 8 - 2545 Cornhusker Highway												1/1/2035	43.07	16.63
28.15	Property		1	Travelodge - 1110 Southeast 4th Street												1/1/2035	68.28	41.50
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court												1/1/2035	70.81	29.11
28.17	Property		1	Travelodge - 800 West Laramie Street												1/1/2035	59.51	37.03
28.18	Property		1	Travelodge - 22 North Frontage Road												1/1/2035	86.02	46.20
28.19	Property		1	Travelodge - 123 Westvaco Road												1/1/2035	112.59	66.82
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue												1/1/2035	80.63	45.24

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)
28.21	Property		1	Travelodge - 1710 Jefferson Street												1/1/2035	59.74	20.89
28.22	Property		1	Travelodge - 1625 Stillwater Avenue												1/1/2035	68.17	41.90
28.23	Property		1	Travelodge - 8233 Airline Highway												1/1/2035	75.97	45.98
28.24	Property		1	Baymont Inn & Suites - 6390 US-93												1/1/2035	77.05	49.18
28.25	Property		1	Travelodge - 707 East Webster Street												1/1/2035	80.24	25.17
28.26	Property		1	Travelodge - 777 West Hwy 21												1/1/2035	59.36	33.02
28.27	Property		1	Travelodge - 3522 North Highway 59												1/1/2035	58.93	17.28
28.28	Property		1	Travelodge - 108 6th Avenue												1/1/2035	95.35	43.00
28.29	Property		1	Travelodge - 2200 East South Avenue												1/1/2035	60.30	35.14
28.30	Property		1	Travelodge - 128 South Willow Road												1/1/2035	72.96	48.14
28.31	Property		1	Travelodge - 1005 Highway 285												1/1/2035	66.26	50.87
28.32	Property		1	Days Inn - 3431 14th Avenue South												1/1/2035	55.34	34.67
28.33	Property		1	Travelodge - 2505 US 69												1/1/2035	53.25	25.64
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road												1/1/2035	75.49	43.44
28.35	Property		1	Travelodge - 1706 North Park Drive												1/1/2035	46.54	38.02
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street												1/1/2035	64.23	33.59
28.37	Property		1	Travelodge - 1177 East 16th Street												1/1/2035	51.56	9.86
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road												1/1/2035	70.12	33.63
28.39	Property		1	Travelodge - 2407 East Holland Avenue												1/1/2035	71.36	39.33
28.40	Property		1	Travelodge - 620 Souder Road												1/1/2035	160.84	47.43
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast												1/1/2035	90.70	36.29
28.42	Property		1	Travelodge - 109 East Commerce Street												1/1/2035	102.86	21.67
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue												1/1/2035	74.55	58.65
28.44	Property		1	Travelodge - 98 Moffat Avenue												1/1/2035	120.61	36.70
29	Loan		1	Willows of Grayslake												NAP	NAP	NAP
30	Loan	2, 17, 28	1	2437 Pitkin Avenue												NAP	NAP	NAP
31	Loan	20, 24	1	Valley Forge Corporate Center												NAP	NAP	NAP
32	Loan		1	200 Newton Bridge Road												NAP	NAP	NAP
33	Loan	30	1	Finn’s Mobile Home Park												NAP	NAP	NAP
34	Loan		1	Dollar Self Storage #17 - Chandler												NAP	NAP	NAP
35	Loan	7, 20, 22	1	Highland Office Building												NAP	NAP	NAP
36	Loan		1	Dollar Self Storage #12 - Las Vegas												NAP	NAP	NAP
37	Loan	17	1	Ventura Storage												NAP	NAP	NAP
38	Loan	5, 6	2	Pero Multifamily Portfolio												NAP	NAP	NAP
38.01	Property		1	Erie Portfolio												NAP	NAP	NAP
38.02	Property		1	Meadows												NAP	NAP	NAP
39	Loan		1	Park Place Apartments												NAP	NAP	NAP
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street												NAP	NAP	NAP
40.01	Property		1	205 Frost Street												NAP	NAP	NAP
40.02	Property		1	171 Bayard Street												NAP	NAP	NAP
41	Loan		1	Thrive Living Home Apartments												NAP	NAP	NAP
42	Loan		1	Enumclaw Plateau Self Storage												NAP	NAP	NAP
43	Loan		1	Kohl’s - Menomonee Falls												NAP	NAP	NAP
44	Loan	17	1	Fresenius – Chandler												NAP	NAP	NAP
45	Loan	17	1	Hooper Industrial												NAP	NAP	NAP
46	Loan	7, 17, 22, 24	1	830-840 Plaza												NAP	NAP	NAP
47	Loan		1	Grandshire Estates MHC												NAP	NAP	NAP
48	Loan	17	1	Corporate Plaza												NAP	NAP	NAP
49	Loan	17, 20	1	APC Amarillo												NAP	NAP	NAP
50	Loan	10, 21	1	980 American Pacific												NAP	NAP	NAP
51	Loan	5, 11, 24	1	SSA Austin												NAP	NAP	NAP
52	Loan	27	1	Congress Center North												NAP	NAP	NAP
53	Loan	22, 27	1	Cliff Drive Medical Plaza												NAP	NAP	NAP
54	Loan	17	1	7-Eleven Charlotte												NAP	NAP	NAP
55	Loan	17	1	625 Route 83												NAP	NAP	NAP
56	Loan	2	1	Deluxe MHC												NAP	NAP	NAP
57	Loan	17	1	Hydra Warehouse												NAP	NAP	NAP
58	Loan		1	ACAM Self Storage												NAP	NAP	NAP
59	Loan		1	Lock & Leave Self Storage San Bernardino												NAP	NAP	NAP
60	Loan	2	1	Storage Max Brentwood												NAP	NAP	NAP
61	Loan	2	1	Santa Fe MHC												NAP	NAP	NAP
62	Loan	17	1	Islandview Apartments												NAP	NAP	NAP
63	Loan	10	1	Town & Country Self-Storage												NAP	NAP	NAP
64	Loan		1	First Street Storage												NAP	NAP	NAP

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	2, 13, 20, 28, 29	1	The Atlantic	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	12, 22, 24	1	Morris Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 5, 6, 11, 13, 17, 25, 29, 30	2	MGM Grand & Mandalay Bay	92.1%	142.04	85.46	59.9%	174.92	94.62	54.1%	196.52	180.94	92.1%
3.02	Property		1	Mandalay Bay	92.8%	140.49	93.41	66.5%	178.93	99.89	55.8%	202.98	188.40	92.8%
3.01	Property		1	MGM Grand	91.4%	143.59	77.50	54.0%	171.48	90.37	52.7%	190.29	173.85	91.4%
4	Loan	2, 10, 11, 17, 24, 28, 29	1	Philadelphia Logistics Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	10, 24	1	Montecito Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	30	1	Attiva - Denton, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	13, 29	1	2100 MLK Avenue SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	13, 16	1	Berkshire Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	13, 22, 24	1	80 Richards Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	17, 20, 22, 24, 29, 30	1	Palm Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	4, 5, 7, 17	1	Diamond Ridge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Bass Pro Outdoor World	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	2, 13, 16, 24	1	Miami Ironside District	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	6	6	Triwinds Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Monterey RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Chico MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Merced MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Paso Robles Mobile Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Portside Brookings RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	Oasis Springs MHP & RV Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	1, 2, 3, 5, 13, 15, 18, 20, 21, 28	1	Kings Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	2, 6	3	Century Storage Portfolio I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Ridgeview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Bayview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Gibsonia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 16, 17	8	ISJ New York Portfolio 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	699 Morris Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Getty Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	1 South Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.04	Property		1	10-30 Beach 19th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.05	Property		1	884 Rutland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.06	Property		1	1130 Clarkson Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.07	Property		1	854 East 163rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.08	Property		1	1801 Avenue X	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	20	1	3600 Horizon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	6	2	Century Storage Portfolio II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Sleepy Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Lake Dexter	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Icon on Bond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	16, 24	1	Woodfield Financial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	5, 6	3	Tucson Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	A-Family Storage - East Valencia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	A-Family Storage - Oracle Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	A-Family Storage - Orange Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	21	1	West Volusia Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	17	1	Oakland Park Festival Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	17	1	Dollar Self Storage #19 - Happy Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 5, 17, 28	1	3053 Villa Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	16, 24	1	Thunderbird Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	5, 6	44	Wyndham National Hotel Portfolio	51.2%	70.82	36.28	51.2%	69.99	36.80	52.6%	60.43	41.28	68.3%
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	24.2%	187.18	45.30	24.2%	176.10	45.56	25.9%	117.42	46.45	39.6%
28.02	Property		1	Travelodge - 2111 Camino Del Llano	84.1%	52.08	43.81	84.1%	52.80	43.58	82.5%	46.95	43.23	92.1%
28.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	49.6%	66.56	32.99	49.6%	65.26	33.97	52.1%	56.11	34.76	62.0%
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	56.7%	71.69	40.63	56.7%	70.37	42.78	60.8%	59.07	50.13	84.9%
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	44.6%	72.07	32.13	44.6%	70.87	33.10	46.7%	59.78	40.04	67.0%
28.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	50.6%	80.11	40.52	50.6%	76.46	40.55	53.0%	56.01	39.40	70.3%
28.07	Property		1	Travelodge - 1127 Pony Express Highway	39.7%	85.80	34.09	39.7%	83.32	33.91	40.7%	64.60	34.66	53.6%
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	79.2%	60.32	47.77	79.2%	60.76	47.35	77.9%	54.02	47.93	88.7%
28.09	Property		1	Travelodge - 2680 Airport Road	64.8%	84.33	54.60	64.8%	83.22	55.00	66.1%	71.66	55.91	78.0%
28.10	Property		1	Super 8 - 720 Royal Parkway	45.9%	68.38	31.39	45.9%	69.18	33.96	49.1%	74.17	58.93	79.5%
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	53.2%	70.66	37.60	53.2%	70.14	38.30	54.6%	61.29	39.63	64.7%
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	47.7%	78.99	37.68	47.7%	78.56	38.10	48.5%	60.36	44.50	73.7%
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	65.0%	60.33	39.23	65.0%	60.68	36.57	60.3%	53.82	34.39	63.9%
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	38.6%	43.07	16.63	38.6%	44.17	17.59	39.8%	46.69	34.30	73.5%
28.15	Property		1	Travelodge - 1110 Southeast 4th Street	60.8%	68.28	41.50	60.8%	69.35	42.30	61.0%	58.27	46.84	80.4%
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	41.1%	70.81	29.11	41.1%	72.14	29.49	40.9%	54.73	34.94	63.8%
28.17	Property		1	Travelodge - 800 West Laramie Street	62.2%	59.51	37.03	62.2%	56.37	37.19	66.0%	41.20	36.36	88.2%
28.18	Property		1	Travelodge - 22 North Frontage Road	53.7%	86.02	46.20	53.7%	82.91	46.44	56.0%	72.93	55.47	76.1%
28.19	Property		1	Travelodge - 123 Westvaco Road	59.4%	112.59	66.82	59.4%	113.05	65.90	58.3%	114.55	80.67	70.4%
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	56.1%	80.63	45.24	56.1%	77.95	44.93	57.6%	69.72	47.92	68.7%

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
28.21	Property		1	Travelodge - 1710 Jefferson Street	35.0%	59.74	20.89	35.0%	60.25	26.73	44.4%	54.02	40.32	74.6%
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	61.5%	68.17	41.90	61.5%	66.92	41.42	61.9%	55.56	48.07	86.5%
28.23	Property		1	Travelodge - 8233 Airline Highway	60.5%	75.97	45.98	60.5%	72.05	45.85	63.6%	59.33	47.11	79.4%
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	63.8%	77.05	49.18	63.8%	80.23	50.22	62.6%	85.22	58.49	68.6%
28.25	Property		1	Travelodge - 707 East Webster Street	31.4%	80.24	25.17	31.4%	79.89	26.21	32.8%	59.56	29.54	49.6%
28.26	Property		1	Travelodge - 777 West Hwy 21	55.6%	59.36	33.02	55.6%	57.79	32.66	56.5%	57.16	34.18	59.8%
28.27	Property		1	Travelodge - 3522 North Highway 59	29.3%	58.93	17.28	29.3%	58.78	19.98	34.0%	53.72	29.50	54.9%
28.28	Property		1	Travelodge - 108 6th Avenue	45.1%	95.35	43.00	45.1%	88.81	42.81	48.2%	58.85	43.61	74.1%
28.29	Property		1	Travelodge - 2200 East South Avenue	58.3%	60.30	35.14	58.3%	61.79	35.22	57.0%	55.13	41.56	75.4%
28.30	Property		1	Travelodge - 128 South Willow Road	66.0%	72.96	48.14	66.0%	71.25	47.99	67.4%	64.55	46.58	72.2%
28.31	Property		1	Travelodge - 1005 Highway 285	76.8%	66.26	50.87	76.8%	65.51	48.94	74.7%	57.97	44.06	76.0%
28.32	Property		1	Days Inn - 3431 14th Avenue South	62.6%	55.34	34.67	62.6%	55.18	34.79	63.0%	57.70	47.46	82.3%
28.33	Property		1	Travelodge - 2505 US 69	48.1%	53.25	25.64	48.1%	53.06	24.39	46.0%	52.49	34.03	64.8%
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	57.5%	75.49	43.44	57.5%	74.75	42.35	56.7%	73.08	48.21	66.0%
28.35	Property		1	Travelodge - 1706 North Park Drive	81.7%	46.54	38.02	81.7%	45.36	38.44	84.7%	42.59	39.84	93.5%
28.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	52.3%	64.23	33.59	52.3%	62.82	34.52	55.0%	62.88	34.14	54.3%
28.37	Property		1	Travelodge - 1177 East 16th Street	19.1%	51.56	9.86	19.1%	49.81	10.30	20.7%	52.43	14.39	27.4%
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	48.0%	70.12	33.63	48.0%	67.76	35.91	53.0%	63.01	41.59	66.0%
28.39	Property		1	Travelodge - 2407 East Holland Avenue	55.1%	71.36	39.33	55.1%	71.01	38.68	54.5%	66.01	48.74	73.8%
28.40	Property		1	Travelodge - 620 Souder Road	29.5%	160.84	47.43	29.5%	159.98	47.17	29.5%	106.54	52.24	49.0%
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	40.0%	90.70	36.29	40.0%	85.61	37.12	43.4%	65.10	42.07	64.6%
28.42	Property		1	Travelodge - 109 East Commerce Street	21.1%	102.86	21.67	21.1%	104.51	25.32	24.2%	79.58	25.46	32.0%
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	78.7%	74.55	58.65	78.7%	74.16	56.00	75.5%	66.22	52.78	79.7%
28.44	Property		1	Travelodge - 98 Moffat Avenue	30.4%	120.61	36.70	30.4%	119.08	39.87	33.5%	94.88	38.08	40.1%
29	Loan		1	Willows of Grayslake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 17, 28	1	2437 Pitkin Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	20, 24	1	Valley Forge Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	200 Newton Bridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	30	1	Finn’s Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Dollar Self Storage #17 - Chandler	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	7, 20, 22	1	Highland Office Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Dollar Self Storage #12 - Las Vegas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	17	1	Ventura Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	5, 6	2	Pero Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.01	Property		1	Erie Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Park Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	6, 17, 28	2	205 Frost Street & 171 Bayard Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.01	Property		1	205 Frost Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.02	Property		1	171 Bayard Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Thrive Living Home Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Enumclaw Plateau Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Kohl’s - Menomonee Falls	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	17	1	Fresenius – Chandler	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	17	1	Hooper Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	7, 17, 22, 24	1	830-840 Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Grandshire Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	17	1	Corporate Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	17, 20	1	APC Amarillo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	10, 21	1	980 American Pacific	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	5, 11, 24	1	SSA Austin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan	27	1	Congress Center North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	22, 27	1	Cliff Drive Medical Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	17	1	7-Eleven Charlotte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	17	1	625 Route 83	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	2	1	Deluxe MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	17	1	Hydra Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan		1	ACAM Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan		1	Lock & Leave Self Storage San Bernardino	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	2	1	Storage Max Brentwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	2	1	Santa Fe MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	17	1	Islandview Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	10	1	Town & Country Self-Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan		1	First Street Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller.

With respect to Loan No. 3, MGM Grand & Mandalay Bay, the mortgage loan is part of a whole loan that was co-originated by SGFC, Barclays, Citi Real Estate Funding Inc., and Deutsche Bank AG, New York Branch.

With respect to Loan No. 15, Kings Plaza, the mortgage loan is part of a whole loan that was co-originated by SGFC, JPMorgan Chase Bank, National Association, and Wells Fargo Bank, National Association.

(2)	With respect to Loan No. 1, The Atlantic, the mortgaged property is comprised of one building containing 268 apartments units, two retail suites totaling 11,194 square feet, 30 storage units, a separate parking garage containing 135 parking spaces and one retail suite totaling 3,300 square feet.

With respect to Loan No. 3, MGM Grand & Mandalay Bay, each of the related mortgaged properties consists of a resort and casino and, as of the annualized trailing one month ending March 31, 2021, (i) with respect to the Mandalay Bay mortgaged property, approximately 36.0% of the revenues were from hotel rooms, approximately 16.1% of the revenues were from food and beverage sales, approximately 22.1% of the revenues were from gaming, and approximately 25.9% of the revenues were from other sources and (ii) with respect to the MGM Grand mortgaged property, approximately 22.3% of the revenues were from hotel rooms, approximately 14.7% of the revenues were from food and beverage sales, approximately 42.2% of the revenues were from gaming, and approximately 20.7% of the revenues were from other sources.

With respect to Loan No. 4, Philadelphia Logistics Center, the mortgaged property is comprised of one building containing warehouse and office space totaling 1,347,146 square feet, 164 dock high doors, and 1,087 parking spaces.

With respect to Loan No. 13, Miami Ironside District, the mortgaged property is comprised of 21,700 square feet of retail, restaurant and fitness space, 19,878 square feet of office space, 17,570 square feet of flex space and 17,150 square feet of showroom and art gallery space.

With respect to Loan No. 15, Kings Plaza, the mortgaged property is comprised of a mall containing 811,797 square feet, a power plant, a parking garage and ground leased land owned by the City of New York comprised of a marina, a portion of the land beneath the parking garage and the parking garage ingress/egress.

With respect to Loan No. 16, Century Storage Portfolio I, the Ridgeview mortgaged property is comprised of 465 self storage units and 31,500 square feet of retail space.

With respect to Loan No. 26, 3053 Villa Avenue, the mortgaged property is comprised of 43 multifamily units and 908 square feet of ground floor retail space.

With respect to Loan No. 30, 2437 Pitkin Avenue, the mortgaged property is comprised of 32 multifamily units and 2,450 square feet of ground floor retail space.

With respect to Loan No. 56, Deluxe MHC, the mortgaged property includes 53 mobile home pad sites, one single family site, one storage site and 113 parking spaces. The borrower owns 10 mobile homes (“Deluxe Owned Homes”) at the mortgaged property (18.9% of total pads). According to the appraisal all of the Deluxe Owned Homes were occupied as of March 25, 2021.

With respect to Loan No. 60, Storage Max Brentwood, the mortgaged property is comprised of a self-storage facility with 350 storage units, 45 parking spaces and commercial space totaling 10,200 square feet.

With respect to Loan No. 61, Santa Fe MHC, the mortgaged property includes 44 mobile home pad sites. The borrower owns 15 mobile homes (“Santa Fe Owned Homes”) at the mortgaged property (34.1% of total pads). According to the appraisal, 11 of the Santa Fe Owned Homes were occupied as of March 25, 2021.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

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With respect to Loan No. 15, Kings Plaza, the mortgaged property is subject to a long term ground lease with the City of New York. The ground leased area includes the parking garage ingress/egress, the marina building and a portion of the ground under the parking garage. All Seasons Marine Corp. currently leases the marina building from the borrower and pays rent equal to the annual ground rent due to the City of New York ($122,957). The All Seasons Marine Corp. ground lease currently expires on May 28, 2028. All Seasons Marine Corp. occupies 10,278 square feet or 1.3% of the mortgaged property’s net rentable area.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the prospectus.

With respect to Loan No. 11, Diamond Ridge Apartments, the borrower sponsor acquired the mortgaged property in June 2020 and therefore 2018 and 2019 occupancies are not available.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 3, MGM Grand & Mandalay Bay, the Appraised Value ($) of $4,600,000,000 represents the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay mortgaged properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay mortgaged properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased Sale Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The Appraised Value of $7,352,600,000 (“Aggregate As Is Appraised Value”) as of January 10, 2020 includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay mortgaged properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay mortgaged properties is owned by the MGM tenant or certain sublessees at the MGM Grand & Mandalay Bay mortgaged properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the master lease), which granted a security interest in certain property of the MGM tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM tenant (as more particularly described in the master lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay borrowers at no cost in the event of a termination of the master lease due to an event of default by the MGM tenant thereunder) in favor of the MGM Grand & Mandalay Bay borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay borrowers to the mortgage lender.

With respect to Loan No. 11, Diamond Ridge Apartments, the Appraised Value ($) represents the “Hypothetical As If Complete and Stabilized” value, which assumes that planned capital expenditures totaling approximately $750,000, which were expected to take approximately 15 months to complete, have been completed as of May 5, 2021. At origination of the Diamond Ridge Apartments mortgage loan, the borrower deposited $750,000 with the lender for the planned capital expenditures into a renovation reserve. The “As Is” appraised value as of May 5, 2021 is $37,500,000. Assuming a Diamond Ridge Apartments mortgage loan Cut-off Date Balance ($) of approximately $22,967,484, which is net of the $1,000,000 economic holdback reserve, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculations based on the “As Is” appraised value are 61.2% and 48.8%, respectively. Assuming the gross Diamond Ridge Apartments mortgage loan Cut-off Balance of approximately $23,967,484, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculations based on the “As Is” appraised value are 63.9% and 51.5%, respectively.

With respect to Loan No. 15, Kings Plaza, in addition to the “as is” value, the appraisal provided a “leasehold” value for the mortgaged property of $4,800,000 as of October 17, 2019 based on the ground lease associated with Lot 50 (the ground leased area, which includes the parking garage ingress/egress, the marina building and a portion of the ground under the parking garage). The appraisal also provided an “actual cash” value of $111,670,035 as of October 17, 2019.

With respect to Loan No. 22, Tucson Self Storage Portfolio, the Appraised Value ($) represents an approximately 10.0% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) for the Tucson Self Storage Portfolio mortgage loan are

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calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value for the mortgaged properties without regard to the portfolio premium was $29,870,000 as of March 5, 2021. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated using the aggregate “as-is” appraised values are 41.5% and 16.6%, respectively.

With respect to Loan No. 26, 3053 Villa Avenue, the Appraised Value ($) represents the “As Stabilized” value, which assumes that 13 vacant units would be leased by June 1, 2021. According to the borrower rent roll dated May 26, 2021, the mortgaged property was 100.0% leased. The “As Is” appraised value as of March 17, 2021 was $15,600,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculations based on the “As Is” appraised value are 65.4% and 59.4%, respectively.

With respect to Loan No. 28, Wyndham National Hotel Portfolio, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%) and Appraised Value ($) with respect to the whole loan are based on the aggregate “As Is” Appraised Value of $209,500,000 as of August 1, 2019. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the aggregate sum of the “As Is” and “As Complete” Appraised Values for each mortgaged property on an individual basis of $215,000,000 as of August 1, 2019 are 64.8% and 46.7%, respectively.

With respect to Loan No. 38, Pero Multifamily Portfolio, the Appraised Value ($) reflects the portfolio appraised value of the Erie Portfolio mortgaged property of $7,890,000 and the “As Is” appraised value of the Meadows mortgaged property of $2,175,000. The aggregate “As Is” appraised value of the individual assets within the Erie Portfolio is $7,840,000, which results in an aggregate “As Is” appraised value for the Pero Multifamily Portfolio of $10,015,000. Based on the $7,890,000 Erie Portfolio mortgaged property appraised value, the Pero Multifamily Portfolio Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) as of March 23, 2021 are 67.6% and 56.4%, respectively. Based on the aggregate “As Is” appraised value of the individual assets within the Erie Portfolio mortgaged property of $7,840,000, the Pero Multifamily Portfolio Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) as of March 23, 2021 are 67.9% and 56.6%, respectively.

With respect to Loan No. 51, SSA Austin, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), and Appraised Value ($) with respect to the mortgage loan are based on the “As Is” Appraised Value of $7,980,000 as of April 5, 2021. The “As Stabilized” Appraised Value of $8,640,000 as of April 5, 2021 assumes the timely completion of core and shell renovations with such amount being reserved, a tenant improvement allowance being provided and reserved for and free rent expiring. At loan origination, the borrower deposited and reserved $213,620 for the tenant improvement allowance, $339,313 for the core and shell renovations and $248,844 for the outstanding rent concessions. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the “As Stabilized” Appraised Value of $8,640,000 as of April 5, 2021 are 57.9% and 57.9%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
● Loan No. 3, MGM Grand & Mandalay Bay
● Loan No. 14, Triwinds Portfolio
● Loan No. 16, Century Storage Portfolio I
● Loan No. 17, ISJ New York Portfolio 1
● Loan No. 19, Century Storage Portfolio II
● Loan No. 22, Tucson Self Storage Portfolio
● Loan No. 28, Wyndham National Hotel Portfolio
● Loan No. 38, Pero Multifamily Portfolio
● Loan No. 40, 205 Frost Street & 171 Bayard Street

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

With respect to Loan No. 11, Diamond Ridge Apartments, at origination of the mortgage loan, the borrower deposited $1,000,000 into an economic holdback reserve, to be released to the borrower upon the debt yield (as calculated in

A-1-49

the mortgage loan documents) at the mortgaged property being at least 9.0% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in January 2022. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are based on an assumed mortgage loan Cut-off Date Balance ($) of approximately $22,967,484, which is net of the $1,000,000 economic holdback reserve. Assuming the gross mortgage loan Cut-off Date Balance ($) of approximately $23,967,484, Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are 62.3%, 50.1%, 8.5% and 8.0%, respectively.

With respect to Loan No. 35, Highland Office Building, at origination of the mortgage loan, the borrower deposited $500,000 into an additional collateral reserve, to be released to the borrower upon the debt yield (as calculated in the mortgage loan documents) at the mortgaged property being at least 11.5% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to November 28, 2021. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are based on an assumed mortgage loan Cut-off Date Balance ($) of approximately $7,000,000, which is net of the $500,000 additional collateral reserve. Assuming the gross mortgage loan Cut-off Date Balance ($) of approximately $7,500,000, Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are 51.7%, 51.7%, 11.1% and 10.8%, respectively.

With respect to Loan No. 46, 830-840 Plaza, at origination of the mortgage loan, the borrower deposited $330,000 into an economic performance reserve, to be released to the borrower upon the debt yield (as calculated in the mortgage loan documents) at the mortgaged property being at least 11.6% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to June 8, 2022. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity (%), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are based on an assumed mortgage loan Cut-off Date Balance of approximately $5,170,000, which is net of the $330,000 economic performance reserve. Assuming the gross mortgage loan Cut-off Date Balance ($) of approximately $5,550,000, Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are 53.7%, 48.9%, 11.6% and 10.5%, respectively.

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 4, Philadelphia Logistics Center, a Grace Period – Late Fee (Days) of five days is allowed and zero days on maturity.

With respect to Loan No. 5, Montecito Tower, a Grace Period - Late Fee (Days) of five days is only allowed twice during any 12-month period and only for monthly debt service. The Grace Period - Default (Days) is zero days on maturity and for the monthly payment of principal and interest.

With respect to Loan No. 50, 980 American Pacific, a Grace Period - Late Fee (Days) of five days is allowed and zero days on maturity. The Grace Period – Default (Days) is zero days on maturity and five days for the monthly payment.

With respect to Loan No. 63, Town & Country Self-Storage, a Grace Period - Late Fee (Days) of five days is allowed for the monthly debt service. The Grace Period - Default (Days) is zero days on maturity and for the monthly payment of principal and interest.

(11)	With respect to Loan No. 3, MGM Grand & Mandalay Bay, the MGM Grand & Mandalay Bay whole loan is structured with an anticipated repayment date of March 5, 2030 (the “MGM Grand & Mandalay Bay ARD”) and a final maturity date of March 5, 2032. The monthly debt service payments are based on an initial interest rate of 3.55800% and are interest-only through the MGM Grand & Mandalay Bay ARD. Commencing on the MGM Grand & Mandalay Bay ARD and each payment date thereafter, the MGM Grand & Mandalay Bay whole loan will accrue interest at an interest rate equal to the sum of (i) 2.00% plus (ii) the greater of (A) the sum of (1) the MGM Grand & Mandalay Bay ARD Treasury Note Rate (as defined in the loan documents) plus (2) 1.77% and (B) 3.55800%, through the final maturity date.

With respect to Loan No. 4, Philadelphia Logistics Center, the Philadelphia Logistics Center mortgage loan is structured with an anticipated repayment date of July 1, 2031 (the “Philadelphia Logistics Center ARD”) and a final maturity date of January 1, 2032. The monthly debt service payments are based on an initial interest rate of 3.34000%

A-1-50

and are interest-only through the Philadelphia Logistics Center ARD. Commencing on the Philadelphia Logistics Center ARD and on each payment date thereafter, the Philadelphia Logistics Center whole loan will accrue interest at an interest rate equal to the sum of (i) 2.00% plus (ii) the initial interest rate of 3.34000%, through the final maturity date.

With respect to Loan No. 51, SSA Austin, the mortgage loan is structured with an anticipated repayment date of June 6, 2031 (the “SSA Austin ARD”) and a final maturity date of June 6, 2034. The monthly debt service payments are based on an initial interest rate of 3.71670%, and are interest-only through the SSA Austin ARD. Commencing on the SSA Austin ARD and on each payment date thereafter, the mortgage loan will accrue interest at an interest rate equal to the greater of (i) the treasury note rate on the anticipated repayment date plus 3.00000% and (ii) 6.71670%.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 2, Morris Corporate Center, the lockout period will be at least 26 payment dates beginning with and including the first payment date of June 6, 2021. Defeasance of the whole loan is permitted at any time after the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 26 payments is based on the expected BBCMS 2021-C10 securitization closing date in July 2021. The actual lockout period may be longer.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, The Atlantic, the mezzanine loan is secured by the direct equity interests in The Atlantic borrowers and is coterminous with The Atlantic whole loan. The Atlantic mezzanine loan accrues interest at a rate of 6.77000% per annum. Such mezzanine loan is not included in the BBCMS 2021-C10 securitization trust.

With respect to Loan No. 3, MGM Grand & Mandalay Bay, future mezzanine debt is permitted provided that, among other conditions (i) no event of default is continuing, (ii) the principal amount of the mezzanine loan may in no event be greater than an amount equal to the amount that yields (x) an aggregate LTV ratio of 67% and (y) a DSCR equal to 4.81x and (iii) the mezzanine lender enters into an intercreditor agreement satisfactory to the mortgage lender.

With respect to Loan No. 7, 2100 MLK Avenue SE, the mezzanine loan is secured by the direct equity interest in the 2100 MLK Avenue SE borrowers and is coterminous with the 2100 MLK Avenue SE mortgage loan. The 2100 MLK Avenue SE mezzanine loan accrues interest at a rate of 12.00000% per annum. Such mezzanine loan is not included in the BBCMS 2021-C10 securitization trust.

With respect to Loan No. 8, Berkshire Corporate Center, future mezzanine debt is permitted any time after July 6, 2023, provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the subordinate mezzanine loan, together with the mortgage loan, has a combined LTV of no greater than 65.0%, (iii) the DSCR based on the trailing 12 month period after taking into account the subordinate mezzanine loan and the mortgage loan is at least 2.60x, (iv) the debt yield after taking into account the subordinate mezzanine loan and the mortgage loan is at least 9.38% and (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the mortgage lender.

With respect to Loan No. 9, 80 Richards Street, future mezzanine debt is permitted subject to satisfaction of certain conditions, including: (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the mortgage loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 46.3%, (b) the debt yield is not less than 10.3% and (c) the debt service coverage ratio is not less than 3.59x;

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and (iii) receipt of a rating agency confirmation.

With respect to Loan No. 13, Miami Ironside District, future mezzanine debt is permitted any time after July 6, 2023, provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the subordinate mezzanine loan, together with the mortgage loan, has a combined LTV of no greater than 66.9%, (iii) the DSCR based on the trailing 12 month period after taking into account the subordinate mezzanine loan and the mortgage loan is at least 1.64x, (iv) the debt yield after taking into account the subordinate mezzanine loan and the mortgage loan is at least 9.23% and (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the mortgage lender.

With respect to Loan No. 15, Kings Plaza, the mezzanine loan is secured by, among other things, the pledge of the direct equity interest in the Kings Plaza borrowers and is coterminous with the Kings Plaza whole loan. The Kings Plaza mezzanine loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, will be fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule as set forth in the mezzanine loan documents. Based on the Kings Plaza whole loan and the Kings Plaza mezzanine loan, the Total Debt Cut-off Date LTV Ratio (%) is 60.0%.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

(15)	With respect to Loan No. 15, Kings Plaza, the mortgaged property contains a stand-alone power plant located on the roof that provides all electricity to the mortgaged property, and in 2019 the borrower sponsor completed a two-year, $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison grid. The interconnected system went live in July 2019.

(16)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 8, Berkshire Corporate Center, a $40,000 credit for the $400,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $400,000 initial deposit was placed in a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 13, Miami Ironside District, a $50,000 credit for the $500,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $500,000 initial deposit was placed in a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 17, ISJ New York Portfolio 1, a $21,223 credit for the $212,229 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $353,715 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 21, Woodfield Financial Center, a $30,000 credit for the $300,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $300,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 23, West Volusia Town Center, a $15,000 credit for the $150,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $150,000 initial deposit was placed in a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 27, Thunderbird Portfolio, a $25,000 credit for the $250,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $250,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions as provided in the mortgage loan documents.

(17)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 3, MGM Grand & Mandalay Bay, the increase by 10% or more from Most Recent NOI ($) to Underwritten Net Operating Income ($) is a result of the temporary closure of the MGM Grand & Mandalay Bay mortgaged properties due to the COVID-19 pandemic. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay mortgaged properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand &

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Mandalay Bay mortgaged properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay mortgaged properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay mortgaged properties) may be subject to temporary, complete or partial shutdowns in the future. On February 10, 2021, MGM reported in its most recent fourth quarter Form 10-Q filing that throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The 2020 financials presented above reflect the suspension of operations at (i) the MGM Grand mortgaged property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay mortgaged properties by the state of Nevada during the third and fourth quarters of 2020.

With respect to Loan No. 4, Philadelphia Logistics Center, financial information prior to 2019 was not available because the borrower sponsor acquired the mortgaged property in 2019 and the prior owner did not provide such information.

With respect to Loan No. 10, Palm Terrace, the mortgage loan represents acquisition financing and the prior seller provided limited operating history for the mortgaged property.

With respect to Loan No. 11, Diamond Ridge Apartments, some historical financial information is not available because the borrower sponsor acquired the mortgaged property in June 2020.

With respect to Loan No. 17, ISJ New York Portfolio 1 - 884 Rutland Avenue, some historical financial information is not available because the borrower sponsor acquired the mortgaged property in January 2020 and the prior owner did not provide such information.

With respect to Loan No. 24, Oakland Park Festival Center, historical financial information was not made available by the prior owner of the mortgaged property.

With respect to Loan No. 25, Dollar Self Storage #19 – Happy Valley, historical financials prior to 2019 are not available because the mortgaged property was built in 2019.

With respect to Loan No. 26, 3053 Villa Avenue, historical financial information was not available because the mortgaged property was recently constructed and leased up.

With respect to Loan No. 30, 2437 Pitkin Avenue, historical financial information was not available because the mortgaged property was recently constructed and leased up.

With respect to Loan No. 37, Ventura Storage, historical financials prior to 2020 are not available because the mortgaged property was built in 2019.

With respect to Loan No. 40, 205 Frost Street & 171 Bayard Street, financial information prior to 2019 was not available for the 205 Frost Street mortgaged property due to timing of construction and lease up.

With respect to Loan No. 44, Fresenius – Chandler, historical financials are unavailable due to the recent acquisition.

With respect to Loan No. 45, Hooper Industrial, historical financials prior to 2020 are not available because they were not provided by the borrower.

With respect to Loan No. 46, 830-840 Plaza, historical financial information was not made available by the prior owner of the mortgaged property.

With respect to Loan No. 48, Corporate Plaza, the mortgage loan represents acquisition financing and the seller did not provide operating history for the mortgaged property.

With respect to Loan No. 49, APC Amarillo, the mortgage loan represents acquisition financing and the seller did not provide operating history for the mortgaged property.

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With respect to Loan No. 54, 7-Eleven Charlotte, historical financials are unavailable due to the recent acquisition.

With respect to Loan No. 55, 625 Route 83, historical financials are not available because the mortgaged property was renovated in 2020.

With respect to Loan No. 57, Hydra Warehouse, historical financials are not available because the mortgaged property was built in 2021.

With respect to Loan No. 62, Islandview Apartments, financial information prior to 2019 was not made available by the prior owner of the mortgaged property.

(18)	With respect to Loan No. 15, Kings Plaza, the mortgage loan is secured by the borrower’s fee and leasehold interests in the mortgaged property. The mortgaged property is subject to a ground lease between the City of New York, as ground lessee, and the borrower, as ground lessor. The ground lease includes the parking garage ingress/egress, the marina building and a portion of the ground under the parking garage, for a total of 10,278 square feet or 1.3% of the mortgaged property’s net rentable area. The borrower has exercised its first of five extension options and the ground lease has a current expiration date of May 28, 2028. The remaining extension options are three, ten-year options and one, nine-year option, for a fully-extended expiration of May 28, 2067. The first renewal option ground lease rent is $122,957.

(19)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

(20)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, The Atlantic, on March 1, 2021, provided that (i) no event of default under The Atlantic mortgage loan documents has occurred and is continuing, (ii) no cash sweep period under The Atlantic mortgage loan documents exists and is continuing, and (iii) the Steak 48 lease is in full force and effect with no defaults beyond any applicable notice and cure periods, the lender will, provided sufficient sums remain on deposit in the free rent reserve subaccount, release to the related borrowers a portion of the free rent reserve fund equal to the amount allocated for such calendar month. On March 1, 2021, if a cash sweep period has occurred and is continuing, so long as (i) no event of default has occurred and is continuing, and (ii) the Steak 48 lease is in full force and effect with no defaults thereunder beyond any applicable notice and cure periods, the lender will transfer, or will cause to be transferred, $27,731.25 from the free rent reserve to the deposit account. As of March 3, 2021, the free rent reserve was released to the borrowers.

With respect to Loan No. 1, The Atlantic, in the event that a blanket insurance policy is in effect providing the same protection as would a separate insurance policy insuring only the mortgaged property, deposits into the insurance escrow account will be suspended. As of the origination date, The Atlantic mortgaged property was insured under a blanket insurance policy.

With respect to Loan No. 1, The Atlantic, in the event that (i) there is a debt service reserve shortfall, (ii) no event of default, monetary default or material non-monetary default has occurred and is continuing, (iii) the DSCR is less than 1.00x, and (iv) the amount of funds on deposit in the shortfall reserve subaccount exceeds $1,130,000 (the “Shortfall Reserve Subaccount Floor”), the lender will apply funds in the shortfall reserve subaccount in an amount equal to the shortfall, for the purpose of paying, in full, the remaining unpaid portion of the monthly total payment amount with respect to such payment date. Upon the occurrence and during the continuance of a monetary default, material non-monetary default and/or event of default under The Atlantic mortgage loan documents, the lender will have the right to continue to apply funds held in the shortfall reserve subaccount to pay any shortfall. The lender will disburse to the borrower all funds then on deposit in the shortfall reserve subaccount upon satisfaction of all of the following conditions: (i) for nine consecutive payment dates, the rents generated by The Atlantic mortgaged property have been sufficient to pay (and have paid) the monthly total payment amount on each respective payment date (i.e., without the application of any funds from the shortfall reserve subaccount and/or from the borrower’s own equity), (ii) the net operating income for the six month period ending with the most recently completed calendar month has been equal to or greater than $4,050,000, (iii) the related borrower has provided the lender with a written request at least 15 days prior to the date of such requested disbursement, and (iv) no monetary default, material non-monetary default, event of default and/or cash sweep period under The Atlantic mortgage loan documents has occurred and is then continuing.

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With respect to Loan No. 10, Palm Terrace, beginning with the first payment date when the balance of the rollover reserve subaccount falls below $2,250,000 and on each payment date thereafter until the balance of the rollover reserve subaccount is at least $2,250,000, the borrower will be required to deposit an amount initially equal to 1/12th of the product obtained by multiplying $1.50 by the aggregate number of rentable square feet of space in the mortgaged property (initially, $19,474.38 per month).

With respect to Loan No. 15, Kings Plaza, the borrowers will be required to deposit on a monthly basis 1/12th of the estimated annual property taxes and annual insurance premiums upon the commencement of a Trigger Period. A “Trigger Period” commences upon (i) an event of default under the Kings Plaza whole loan; (ii) the commencement of a Low Debt Service Period (as defined below); or (iii) the occurrence of an event of default under the Kings Plaza mezzanine loan; and ends if (a) with respect to clause (i), the event of default under the Kings Plaza whole loan has been cured, (b) with respect to clause (ii), the Low Debt Service Period has ended, or (c) with respect to clause (iii), the lender has received notice from the applicable mezzanine lenders that no event of default under the Kings Plaza mezzanine loan is continuing. A “Low Debt Service Period” commences if either (i) the debt service coverage ratio under the Kings Plaza whole loan is less than 1.43x or (ii) the aggregate debt service coverage ratio under the Kings Plaza whole loan and the Kings Plaza mezzanine loan is less than 1.25x, and ends (a) with respect to clause (i), if the mortgaged property has achieved a debt service coverage ratio with respect to the Kings Plaza whole loan of at least 1.48x, or (b) with respect to clause (ii), if the mortgaged property has achieved an aggregate debt service coverage ratio with respect to the Kings Plaza whole loan and the Kings Plaza mezzanine loan of at least 1.30x, in each case, for two consecutive calendar quarters.

With respect to Loan No. 15, Kings Plaza, the borrowers will be required to make monthly ground rent reserve deposits for the payment of monthly ground rent under the marina/garage lease upon the commencement of a Trigger Period (as defined in the mortgage loan documents).

With respect to Loan No. 15, Kings Plaza, the Kings Plaza whole loan has a springing replacement reserve monthly deposit equal to the gross leasable area of the mortgaged property (excluding the Macy’s parcel and the portion of the mortgaged property that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all maintenance costs for its entire leased premises) multiplied by $0.25 and divided by 12 upon the commencement of a Trigger Period (as defined in the mortgage loan documents). The replacement reserve is subject to a cap equal to 24 times the monthly deposit (the “Replacement Reserve Cap”).  At any time that the replacement reserve is greater than or equal to the Replacement Reserve Cap, the obligation to make monthly deposits to the replacement reserve will be suspended until such time that funds in the replacement reserve are below the Replacement Reserve Cap.

With respect to Loan No. 15, Kings Plaza, the Kings Plaza whole loan has a springing TI/LC reserve monthly deposit equal to the gross leasable area of the mortgaged property (excluding the Macy’s parcel) multiplied by $1.50 and divided by 12 upon the commencement of a Trigger Period (as defined in the mortgage loan documents). The TI/LC reserve is subject to a cap equal to 24 times the monthly deposit (the “TI/LC Cap”). At any time that the TI/LC reserve is greater than or equal to the TI/LC Cap, the obligation to make monthly deposits to the TI/LC reserve will be suspended until such time that the TI/LC reserve is below the TI/LC Cap.

With respect to Loan No. 18, 3600 Horizon, (a) if a lease sweep period has occurred and the borrower cures such lease sweep period pursuant to the criteria within the 3600 Horizon mortgage loan documents by entering into a qualified lease with a qualified lease term of 5 years or more but less than 10 years and (b) if any portion of the initial rollover reserve deposit or $25,234.78 (the “Amortization Payment Amounts”) were disbursed from the rollover reserve subaccount to the extent that the aggregate amount of the initial rollover reserve deposit and the Amortization Payment Amounts then on deposit in the rollover reserve subaccount is less than $1,000,000, then the borrower will be required, simultaneously with the cessation of the lease sweep period giving rise to the borrower entering into the qualified lease(s), to deposit into the rollover reserve subaccount such amount (or, to the extent no cash management period is then continuing (other than the lease sweep period that is being terminated), the borrower may direct the lender to apply any remaining funds in the special rollover reserve subaccount) in an amount sufficient to bring the balance in the special rollover reserve subaccount (exclusive of and not including any monthly rollover reserve deposits then on deposit in the rollover reserve subaccount) to $1,000,000. The lease sweep period will not be terminated until the borrower has deposited such additional funds to bring the balance in the rollover reserve subaccount to $1,000,000 exclusive of any monthly rollover reserve deposit then on deposit in the rollover reserve subaccount.

With respect to Loan No. 18, 3600 Horizon, the monthly rollover reserve deposit is comprised (i) of an amount initially equal to 1/12th of the product obtained by multiplying $1.00 by the aggregate number of rentable square feet space at the mortgaged property (initially $10,806.00 per month) and (ii) on each payment date commencing on the payment date occurring in July 2021 through and including the payment date immediately preceding July 5, 2023, an amount

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equal to $25,234.78.

With respect to Loan No. 31, Valley Forge Corporate Center, no future TI/LC deposits will be required after the payment date occurring on March 1, 2022.

With respect to Loan No. 35, Highland Office Building, monthly deposits into the TI/LC reserve will be suspended so long as (i) no event of default exists or (ii) the mortgaged property’s occupancy does not drop below 90% and the DSCR does not drop below 2.50x (as calculated using interest only debt service payments) unless, in the case of a drop in occupancy or DSCR, the lender receives reasonably satisfactory evidence that mortgaged property renovations are then actively in process. Otherwise, the borrower is required to deposit $1,750 per month into the TI/LC reserve.

With respect to Loan No. 49, APC Amarillo, deposits into the capital expenditure reserve are suspended until the May 1, 2026 payment date.  At such time, the borrower will be required to escrow $559 on a monthly basis for capital expenditures provided that the funds in the reserve are below the cap of approximately $33,537.

With respect to Loan No. 49, APC Amarillo, when the tenant improvements reserve falls below the $402,540 cap, the borrower will be required to escrow $3,354 on a monthly basis for tenant improvements.

(21)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 15, Kings Plaza, the Kings Plaza whole loan has a springing replacement reserve monthly deposit equal to the gross leasable area of the mortgaged property (excluding the Macy’s parcel and the portion of the mortgaged property that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all maintenance costs for its entire leased premises) multiplied by $0.25 and divided by 12 upon the commencement of a Trigger Period (as defined in the mortgage loan documents). The replacement reserve is subject to a cap equal to 24 times the monthly deposit (the “Replacement Reserve Cap”).  At any time that the replacement reserve is greater than or equal to the Replacement Reserve Cap, the obligation to make monthly deposits to the replacement reserve will be suspended until such time that funds in the replacement reserve are below the Replacement Reserve Cap.

With respect to Loan No. 15, Kings Plaza, the Kings Plaza whole loan has a springing TI/LC reserve monthly deposit equal to the gross leasable area of the mortgaged property (excluding the Macy’s parcel) multiplied by $1.50 and divided by 12 upon the commencement of a Trigger Period (as defined in the mortgage loan documents). The TI/LC reserve is subject to a cap equal to 24 times the monthly deposit (the “TI/LC Cap”). At any time that the TI/LC reserve is greater than or equal to the TI/LC Cap, the obligation to make monthly deposits to the TI/LC reserve will be suspended until such time that the TI/LC reserve is below the TI/LC Cap.

With respect to Loan No. 23, West Volusia Town Center, the material tenant rollover reserve is capped at $15.00 per square foot of the applicable material tenant space; provided that, if a material tenant trigger event is continuing with respect to any material tenant that is also a shadow anchor co-tenancy tenant (a tenant with a lease at the mortgaged property which contains a co-tenancy provision that is related to a shadow anchor, Kohl’s), and the shadow anchor co-tenancy cap ($20.00 per square foot of all shadow anchor co-tenancy tenant space) has been achieved, for so long as such shadow anchor co-tenancy trigger event is continuing, there will be no further collections on account of the material tenant trigger event. The shadow anchor rollover reserve is capped at $20.00 per square foot of the shadow anchor co-tenancy tenant space, provided that if a material tenant trigger event is continuing with respect to any material tenant that is also a shadow anchor co-tenancy tenant, and the material tenant rollover reserve cap ($15.00 per square foot of such material tenant space) has been achieved, the shadow anchor rollover reserve cap for such material tenant space will be $5.00 per square foot of only that portion of the shadow anchor co-tenancy tenant space that is also a material tenant space.

With respect to Loan No. 50, 980 American Pacific, the tenant improvement and leasing commission reserve account is subject to a cap of $100,000.

(22)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 2, Morris Corporate Center, the Second Largest Tenant, Ogilvy CommonHealth Worldwide, LLC, leases 83,497 square feet as office space through December 31, 2027, 3,060 square feet as a server room through December 31, 2021 and 1,509 square feet as storage space through December 31, 2021.

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With respect to Loan No. 9, 80 Richards Street, the Third Largest Tenant, Mary Howard Studio LLC, occupies a total of 32,389 square feet under three separate leases. Two leases for a total of 21,204 square feet have an expiration date of March 31, 2027 and one lease for 11,185 square feet has an expiration date of August 31, 2027. The Fifth Largest Tenant, JH Studio LLC, leases 2,346 square feet through November 30, 2021 and 10,418 square feet through December 31, 2024 under one lease.

With respect to Loan No. 10, Palm Terrace, the Third Largest Tenant, Hometown Equity Mortgage LLC, leases two suites within the mortgaged property. The lease related to 12,434 square feet (8.0% of NRA, 9.0% of underwritten base rent) was signed in 2019 and has a current expiration date of April 2026 (“Suite 250B”). The other lease related to 4,232 square feet (2.7% of NRA, 3.1% of underwritten base rent) was signed in 2020 and has a current expiration date of August 2024 (“Suite 260”). Hometown Equity Mortgage LLC currently has one, five-year renewal option remaining for each suite, and if the lease related to Suite 260 is extended, the expiration date will be coterminous with the expiration date of the lease related to Suite 250B.

With respect to Loan No. 35, Highland Office Building, 8,150 square feet of space is leased to individuals on a monthly basis and utilized as co-working space.

With respect to Loan No. 46, 830-340 Plaza, the Largest Tenant, Snooty Fox Consignments, has two separate spaces that account for 8,300 square feet in the aggregate under two leases with expiration dates: (i) the lease for 4,300 square feet is scheduled to expire on August 31, 2023 and (ii) the lease for 4,000 square feet is scheduled to expire on August 31, 2034.

With respect to Loan No. 53, Cliff Drive Medical Plaza, the Second Largest Tenant, La Familia del Paso, has two separate lease expiration dates for its combined 13,070 square feet of space: (i) the lease for 7,300 square feet will expire on May 1, 2027 and (ii) the lease for 5,770 square feet will expire on December 31, 2029.

(23)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(24)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, Morris Corporate Center, (a) the Largest Tenant, Teva Pharmaceuticals USA, Inc., has a one-time surrender option pertaining to less than 34,548 square feet (the “Surrender Space”) as of July 31, 2026 by providing at least 12 months’ written notice and payment of a fee equal to the sum of six months of the Surrender Space’s base rent, the unamortized amount of the Surrender Space’s tenant improvement allowance costs, leasing brokerage commissions and abated rent and any cost associated with separating out the Surrender Space into a self-contained rental unit and (b) the Third Largest Tenant, Curtiss-Wright, which leases 15,442, square feet as office space under one lease through October 2029 and 160 square feet as storage space under another lease through October 2029, has an early termination option for the 15,442 square foot office space as of October 31, 2026, by providing at least 12 months’ written notice and payment of a termination fee equal to the sum of the unamortized balances of the tenant improvement allowance, leasing commissions, legal fees, rent abatement and moving allowance.

With respect to Loan No. 4, Philadelphia Logistics Center, the sole tenant, Cardone Industries, has the right to terminate its lease at any time during the initial term of its lease effective on or after January 11, 2030, subject to a one-year notice period effective December 31, 2029 and payment of a termination fee equal to the product of $2,929,268 multiplied by a fraction equal to the number of months remaining on the lease divided by 24. Additionally, Cardone Industries has the right to terminate its lease during the last two years of any exercised extension period.

With respect to Loan No. 5, Montecito Tower, the Third Largest Tenant, Raw Fitness, has the option to terminate its lease effective December 31, 2025 by providing notice to the landlord no later than December 31, 2024.

With respect to Loan No. 9, 80 Richards Street, the Third Largest Tenant, Mary Howard Studio LLC (“Mary Howard Studio”), may terminate one of its leases for 11,185 square feet if (a) there has been a separation of the photo studio business formerly operated by Oliver Hicks and his NorthSix Company from the prop fabrication business of Mary Howard and her Mary Howard Studio, (b) Mary Howard Studio provides at least five months’ notice and (c) Mary Howard Studio pays a termination fee of $61,500, either in cash or withdrawn from the security deposit.

With respect to Loan No. 10, Palm Terrace, either the borrower or the Third Largest Tenant, Hometown Equity

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Mortgage LLC, has the right to terminate the lease with respect to Suite 260, representing approximately 4,232 square feet, at any time effective as of the date which is 30 days after receipt of written notice by the other party.

With respect to Loan No. 13, Miami Ironside District, the Fourth Largest Tenant, Drimmers, has an ongoing option to terminate its lease by providing 3 months’ notice.

With respect to Loan No. 15, Kings Plaza, the Second Largest Tenant, Primark, has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp. or a Primark successor and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; provided, however, that such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within an approximately 10 mile radius of the Kings Plaza mortgaged property, or (b) Primark or any of its affiliates owns, operates or otherwise become financially interested in any other Primark store or any other store branded under the Primark name within an approximately 10 mile radius of the Kings Plaza mortgaged property.

With respect to Loan No. 21, Woodfield Financial Center, the Largest Tenant, Automated Health Systems, Inc. has the option to terminate its lease at the end of each lease year by providing the landlord with a 90-day written notice, provided that tenant is not in default of the lease.

With respect to Loan No. 21, Woodfield Financial Center, the Third Largest Tenant, Federal Bureau of Investigation, has an ongoing option to terminate its lease any time after April 1, 2029 by providing not less than 120 days’ prior written notice to the borrower.

With respect to Loan No. 21, Woodfield Financial Center, the Fifth Largest Tenant, Echo Kilo Management, LLC, has a one-time option to terminate its lease on February 28, 2023 by providing the borrower with a one year written notice and payment of a termination fee equal to all unamortized build out costs and leasing expenses.

With respect to Loan No. 27, Thunderbird Portfolio, the Third Largest Tenant, AKDHC, LLC, has the option to terminate its lease on March 31, 2023 after having provided no less than six months’ advance notice of its intent to terminate. The tenant will also be required to pay a termination fee equal to all unamortized tenant improvements and unamortized leasing commissions.

With respect to Loan No. 31, Valley Forge Corporate Center, the Largest Tenant, American Regent, has the right to terminate its lease any time after August 31, 2023 with six months’ prior written notice and a payment of 25% of the value of the remaining fixed rent from the termination date through month 84 of the lease.

With respect to Loan No. 46, 830-840 Plaza, the Second Largest Tenant, Laboratory Corp. of America, has the one-time right to terminate its lease on or after July 1, 2022 with 120-days’ written notice.

With respect to Loan No. 51, SSA Austin, the Largest Tenant, Social Security Administration (SSA), may terminate its lease at any time after the Firm Term (as defined below) of its lease by providing at least 120 days’ written notice. The “Firm Term” of the lease commences upon the earlier of (i) the date of work completion and acceptance thereof by the tenant and (ii) December 21, 2022 and lasts for a period of 13 years.

(25)	With respect to Loan No. 3, MGM Grand & Mandalay Bay, the guarantors’ liability for full recourse events is several and not joint, and is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay whole loan as of the date of the event. In addition, only the MGM Grand & Mandalay Bay borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay loan documents, the guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the mortgage loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay mortgaged properties or controlling equity interests in the MGM Grand & Mandalay Bay borrowers is loss recourse, rather than full recourse.

(26)	Each number identifies a group of related borrowers.

(27)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” for further details.

With respect to Loan No. 52, Congress Center North, if a cash sweep event is due to a major tenant trigger event, the

A-1-58

borrower may prevent the occurrence of a cash sweep event by depositing $250,000 with the lender at least 10 business days prior to sweep commencement to be held in the Major Tenant Rollover Reserve Account.

With respect to Loan No. 53, Cliff Drive Medical Plaza, if a cash flow event is due to a major tenant trigger event, the borrower may prevent the occurrence of a cash sweep event by depositing $175,000 with the lender at least 10 business days prior to sweep commencement to be held in the Major Tenant Rollover Reserve Account.

(28)	With respect to Loan No. 1, The Atlantic, the City of Philadelphia maintains a tax abatement program to promote development of new housing. Under this program, the assessment attributable to newly constructed or rehabilitated improvements and their resulting real estate taxes are abated for a period of ten years. The tax abatement applicable to the improvements at the mortgaged property will terminate in December 2029. As such, 2030 will be the first year that the full, unabated real estate taxes will be due at the mortgaged property. According to the appraisal, the unabated taxes were approximately $1,478,205 for 2021 compared to the abated taxes of $516,502 and the underwritten taxes of $771,004.

With respect to Loan No. 4, Philadelphia Logistics Center, the mortgaged property is part of a payment in lieu of taxes program that runs through December 2022 (the “Philadelphia Logistics Center PILOT”). The Philadelphia Logistics Center PILOT agreement has additional options to be extended provided the mortgaged property remains a business authorized to do business in the Commonwealth of Pennsylvania and is engaged in the active conduct of trade or business in accordance with the requirements as set forth within the Pennsylvania Tax Reform Code of 1971. According to the Philadelphia Logistics Center PILOT agreement, the borrower and Cardone Industries (collectively, the “Philadelphia Logistics Center Participants”) are required to make an annual contribution comprised of (i) $375,000 in the form of a monetary contribution and (ii) services related to snow removal for the surrounding neighborhood, neighborhood security patrolling outside of properties owned or leased by the Philadelphia Logistics Center Participants, lawn and ground maintenance and landscaping valued at a minimum of $125,000 a year; in the event the Philadelphia Logistics Center Participants do not provide services valued at a minimum of $125,000 a year, then the Philadelphia Logistics Center Participants will be required to increase their monetary contribution such that the monetary and services contribution together are equal to no less than $500,000 (such total annual payment, the “Philadelphia Logistics Center PILOT Payments”). Under the Cardone Industries lease, Cardone Industries is solely responsible for providing the services and Philadelphia Logistics Center PILOT Payments. According to the appraisal, 2021 real estate taxes currently equate to $322,112.

With respect to Loan No. 15, Kings Plaza, a portion of the mortgaged property occupied by Lowe’s Home Centers is subject to a 15-year industrial & commercial incentive program (“ICIP”) tax abatement that expires in the 2025/2026 tax year. Under the ICIP tax abatement, taxes are payable on the underlying land and improvements; however, any taxes related to increased assessments on such improvements are fully abated through the 2020/2021 tax year. Commencing in the 2021/2022 tax year, such increases are then phased in at 20% increments through the expiration of the related ICIP abatement. For the 2019/2020 tax year, abated taxes for the applicable land and improvements were approximately $703,327 (as opposed to unabated taxes of approximately $1,058,379). Under its related lease, Lowe’s Home Centers remains directly responsible for all tax payments due on the applicable land and improvements (including in the event the ICIP abatement was no longer in effect).

With respect to Loan No. 26, 3053 Villa Avenue, the related borrower has applied for, and the mortgaged property is expected to benefit from, a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. The 421-a tax abatement is expected to provide a 100% tax exemption for the first 25 years. The 421-a tax abatement is expected to provide a 30% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The full unabated taxes for the 2021/2022 tax year are $221,395 compared to the underwritten abated taxes of $4,252.

With respect to Loan No. 30, 2437 Pitkin Avenue, the mortgaged property benefits from a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. The mortgaged property is currently in its 1st year of the 35-year 421-a tax abatement. The 421-a tax abatement provides a 100% exemption until the 2046/2047 tax year. Such exemption will be reduced to a 31.25% tax exemption during each year thereafter until full taxes commence in the 2056/2057 tax year. The full unabated taxes for the 2021/2022 tax year are $299,799 compared to the underwritten abated taxes of $14,961.

With respect to Loan No. 40, 205 Frost Street & 171 Bayard Street, the 205 Frost Street mortgaged property benefits from a 15-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. The 205 Frost Street mortgaged property is currently in its second year of the 15-year 421-a tax abatement. The 421-a tax abatement provides a 100% exemption until the 2029/2030 tax year. Such

A-1-59

exemption will decline by 20% each year thereafter until full taxes commence in the 2034/2035 tax year. The full unabated taxes for the 2021/2022 tax year are $53,924 compared to the underwritten abated taxes of $2,027.

(29)	With respect to Loan No. 1, The Atlantic, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the gut redevelopment of the mortgaged property that was completed in March 2020 to repurpose the mortgaged property from an office building into an apartment building. Unit deliveries began in November 2018, with a monthly average of 16 units being delivered through March 2020. During the first leasing season (March 2019 to March 2020), leased units as a percentage of available units ran at 97%. During the summer 2020 months, demand outpaced delivery, with leased units averaging 111% of available units. As of May 2021, occupancy was 93.3%.

With respect to Loan No. 3, MGM Grand & Mandalay Bay, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the temporary closure of the mortgaged properties following the outbreak of COVID-19. On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the mortgaged properties) following the outbreak of COVID-19, its domestic properties (which include the mortgaged properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the mortgaged properties) may be subject to temporary, complete, or partial shutdowns in the future. On February 10, 2021, MGM reported in its most recent fourth quarter Form 10-Q filing that throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The 2020 financials presented above reflect the suspension of operations at (i) the MGM Grand mortgaged property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay mortgaged properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay mortgaged properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Underwritten Net Operating Income ($) is based on 2019 financials, which reflects a full year of uninterrupted operations at the mortgaged properties.

With respect to Loan No. 4, Philadelphia Logistics Center, the increase from Most Recent NOI ($) to Underwritten Net Operation Income ($) is primarily attributed to the contractual annual rent increase of $1,077,717 for Cardone Industries.

With respect to Loan No. 7, 2100 MLK Avenue SE, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the completion of the renovations at the mortgaged property. The Largest Tenant (D.C. Department of General Services) was paying reduced construction rent of $34.84 per square foot (plus additional rent for recoveries and parking) on 75% of the rentable square feet from February 2019 to December 2020 due to ongoing construction at the mortgaged property that was tied to the recent 14-year renewal. A declaration of delivery was executed on March 23, 2021, commencing the current underwritten rent and recoveries as of December 22, 2020 with a lease end date of December 31, 2034. Furthermore, the underwritten straight-line adjustment of $220,278 accounts for the tenant’s full rent for the term of the mortgage loan.

With respect to Loan No. 10, Palm Terrace, the increase in Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributed to (a) the lease to Hometown Equity Mortgage LLC (16,666 square feet) at an annual underwritten base rent of $516,249, (b) additional space leased to Citadel Servicing Corporation (5,247 square feet) at an annual underwritten base rent of $162,132 and (c) the lease and expansion of Aware Mortgage LLC (7,130 square feet) at an annual underwritten rental rate of $205,344.

(30)	With respect to Loan No. 3, MGM Grand & Mandalay Bay, the mortgaged properties are master-leased to MGM Lessee II, LLC under a 30-year, triple-net master and operating lease with two, 10-year renewal options. MGM Lessee II, LLC has subleased portions to additional entities. MGM Lessee II, LLC is required to pay to the borrowers an initial lease rent of $292.0 million per annum subject to annual increases of (i) 2.0% in years 2 through 15 and (ii) thereafter, the greater of 2.0% or CPI (capped at 3.0%).

With respect to Loan No. 6, Attiva - Denton, TX, Livingston Street Multi7 LeaseCo, LLC entered into a 10-year master lease with LSC-Denton 55 Plus, DST on June 4, 2021. Provided that tenant is not in default as of the expiration of the original term, such lease will automatically be renewed for three successive 5-year terms upon expiration of the original term.

A-1-60

With respect to Loan No. 10, Palm Terrace, the mortgaged property is master leased to KB Palm Terrace MT, LLC under a 10-year master lease to manage the operation of the mortgaged property for the term of the lease, and income from operations of the mortgaged property are required to be used to pay rent to the borrower in accordance with a rent schedule agreed to by the borrower.

With respect to Loan No. 33, Finn’s Mobile Home Park, a master lease is in place with respect to the ten affiliate owned homes whereby the affiliate owner is obligated to pay pad rent to the borrower with respect to each of the affiliate owned homes until the affiliate owner has delivered evidence satisfactory to the lender that legal title to such affiliate owned home has been transferred to a third party purchaser and such third party purchaser has entered into a pad lease directly with the borrower. The borrower sponsor executed a master lease guaranty, guaranteeing the obligation of the affiliate owner to pay such rents.

(31)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects Mortgaged Properties that are located in qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2021-C10

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Office	Suburban	9	$164,400,000	19.4%	1.85x	10.6%	65.3%	56.7%
	CBD	2	30,440,000	3.6	2.10x	9.0%	64.8%	64.8%
	Medical	4	25,750,000	3.0	2.20x	9.9%	63.4%	60.5%
	Flex	1	25,000,000	3.0	3.63x	11.3%	46.3%	46.3%
	Subtotal:	16	$245,590,000	29.0%	2.10x	10.4%	63.1%	57.0%
Multifamily	High Rise	2	$65,000,000	7.7%	2.24x	8.0%	52.2%	52.2%
	Garden	5	46,337,484	5.5	1.76x	9.4%	61.6%	52.2%
	Age Restricted	1	29,825,000	3.5	2.20x	7.9%	59.4%	59.4%
	Mid Rise	5	28,500,000	3.4	1.67x	7.8%	64.0%	60.9%
	Low Rise	1	6,580,518	0.8	1.52x	8.9%	63.9%	50.3%
	Subtotal:	14	$176,243,002	20.8%	1.99x	8.4%	58.2%	54.8%
Industrial	Warehouse/Distribution	2	$48,490,000	5.7%	1.80x	10.3%	63.8%	49.9%
	Flex/R&D	1	25,600,000	3.0	2.60x	10.5%	65.0%	65.0%
	Warehouse	2	9,855,000	1.2	2.62x	11.9%	58.9%	54.6%
	Manufacturing	1	8,540,000	1.0	7.44x	23.3%	23.3%	23.3%
	Flex	1	5,100,000	0.6	2.12x	10.3%	57.3%	57.3%
	Subtotal:	7	$97,585,000	11.5%	2.60x	11.6%	59.7%	52.4%
Retail	Single Tenant	3	$33,003,600	3.9%	1.57x	8.4%	55.2%	54.0%
	Anchored	2	24,186,758	2.9	1.83x	11.9%	54.9%	47.1%
	Super Regional Mall	1	20,000,000	2.4	3.07x	10.7%	54.1%	54.1%
	Unanchored	5	18,740,300	2.2	2.09x	10.0%	52.7%	51.3%
	Subtotal:	11	$95,930,658	11.3%	2.05x	10.1%	54.4%	51.7%
Self Storage		17	$94,966,334	11.2%	2.11x	10.7%	53.2%	46.4%
Hospitality	Full Service	2	$49,000,000	5.8%	4.95x	17.9%	35.5%	35.5%
	Limited Service	44	9,607,052	1.1	1.61x	14.0%	66.5%	47.9%
	Subtotal:	46	$58,607,052	6.9%	4.40x	17.3%	40.6%	37.5%
Manufactured Housing	Manufactured Housing	5	$23,650,000	2.8%	1.85x	9.2%	58.3%	55.8%
	Manufactured Housing/RV Park	4	11,000,000	1.3	2.52x	9.7%	49.4%	49.4%
	RV Park	1	6,950,000	0.8	2.52x	9.7%	49.4%	49.4%
	Subtotal:	10	$41,600,000	4.9%	2.14x	9.4%	54.5%	53.0%
Mixed Use	Retail/Flex/Office/Showroom	1	$21,000,000	2.5%	1.64x	9.8%	66.9%	57.7%
	Self Storage/Industrial	1	6,445,609	0.8	1.45x	12.8%	37.7%	15.1%
	Multifamily/Retail	2	2,525,000	0.3	2.22x	9.0%	53.6%	53.6%
	Multifamily/Retail/Office	1	1,010,000	0.1	2.22x	9.0%	53.6%	53.6%
	Subtotal:	5	$30,980,609	3.7%	1.67x	10.3%	59.3%	48.4%
Leased Fee		1	$5,280,000	0.6%	1.26x	6.8%	62.1%	48.4%
Total / Weighted Average:		127	$846,782,655	100.0%	2.27x	10.5%	57.5%	52.3%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 15 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 7 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 3, 4 and 51 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For partial interest-only followed by amortizing balloon loans, the UW NCF DSCR is calculated based on the annual debt service following the respective mortgage loan’s interest-only period.

(4)	In the case of Loan Nos. 11, 35 and 46, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV are adjusted due to each respective borrower depositing amounts into an economic holdback reserve to be released in accordance with each loan’s mortgage loan documents.

(5)	In the case of Loan Nos. 3, 11, 22 and 26, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2021-C10

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Pennsylvania	6	$126,035,000	14.9%	1.99x	9.5%	57.9%	50.1%
Florida	12	118,916,758	14.0	1.99x	11.0	54.6	49.7
Nevada	6	95,086,719	11.2	3.37x	14.1	50.2	46.3
New York	15	88,599,990	10.5	2.65x	9.6	54.6	53.9
California	14	69,391,773	8.2	2.10x	9.7	57.2	53.7
Texas	8	69,362,198	8.2	1.85x	8.7	60.5	55.0
New Jersey	2	57,350,000	6.8	1.92x	11.0	65.6	56.9
Arizona	9	46,633,904	5.5	1.80x	10.0	54.7	43.7
Michigan	4	29,605,518	3.5	1.79x	8.4	65.9	59.9
DC	1	29,600,000	3.5	2.10x	9.0	65.1	65.1
Illinois	3	28,155,000	3.3	2.09x	10.6	64.6	56.2
Minnesota	2	25,639,894	3.0	2.60x	10.5	65.0	65.0
Kentucky	2	9,505,000	1.1	1.34x	7.7	63.4	51.2
Georgia	1	8,540,000	1.0	7.44x	23.3	23.3	23.3
North Carolina	2	8,200,000	1.0	1.98x	10.0	60.0	57.3
Colorado	2	7,521,409	0.9	2.81x	11.9	48.4	48.3
Washington	1	6,000,000	0.7	2.26x	8.6	61.5	61.5
Wisconsin	1	5,853,600	0.7	1.99x	11.2	59.7	56.5
Oklahoma	2	4,026,831	0.5	1.55x	9.4	66.2	59.7
Oregon	2	2,769,714	0.3	2.43x	10.1	51.1	49.3
Louisiana	2	2,695,666	0.3	2.61x	10.8	60.0	58.7
Wyoming	6	1,956,677	0.2	1.61x	14.0	66.5	47.9
Nebraska	4	1,108,867	0.1	1.61x	14.0	66.5	47.9
New Mexico	3	1,033,145	0.1	1.61x	14.0	66.5	47.9
Kansas	5	882,889	0.1	1.61x	14.0	66.5	47.9
Missouri	2	557,088	0.1	1.61x	14.0	66.5	47.9
Montana	2	399,275	0.0	1.61x	14.0	66.5	47.9
Iowa	2	360,821	0.0	1.61x	14.0	66.5	47.9
Tennessee	1	309,224	0.0	1.61x	14.0	66.5	47.9
Virginia	1	223,733	0.0	1.61x	14.0	66.5	47.9
Utah	1	160,186	0.0	1.61x	14.0	66.5	47.9
South Dakota	1	146,731	0.0	1.61x	14.0	66.5	47.9
North Dakota	1	102,041	0.0	1.61x	14.0	66.5	47.9
Maryland	1	53,004	0.0	1.61x	14.0	66.5	47.9
Total / Weighted Average:	127	$846,782,655	100.0%	2.27x	10.5%	57.5%	52.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 15 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 7 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 3, 4 and 51 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For partial interest-only followed by amortizing balloon loans, the UW NCF DSCR is calculated based on the annual debt service following the respective mortgage loan’s interest-only period.

(4)	In the case of Loan Nos. 11, 35 and 46, the UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date/ARD LTV are adjusted due to each respective borrower depositing amounts into an economic holdback reserve to be released in accordance with each loan’s mortgage loan documents.

(5)	In the case of Loan Nos. 3, 11, 22 and 26, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-2

Annex A-2	BBCMS 2021-C10

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
$1,500,000	-	$4,999,999	13	$48,170,000	5.7%	4.14419%	118	1.87x	9.5%	61.4%	57.4%
$5,000,000	-	$9,999,999	24	164,222,905	19.4%	3.84953%	113	2.29x	10.7%	58.3%	52.7%
$10,000,000	-	$19,999,999	12	165,282,266	19.5%	3.64091%	113	1.95x	10.6%	56.6%	49.3%
$20,000,000	-	$29,999,999	10	243,042,484	28.7%	3.81335%	117	2.25x	9.6%	58.2%	55.5%
$30,000,000	-	$39,999,999	1	33,300,000	3.9%	3.64000%	119	1.67x	10.3%	68.8%	60.5%
$40,000,000	-	$50,000,000	4	192,765,000	22.8%	3.44091%	114	2.76x	11.9%	53.7%	47.8%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
2.72000	-	3.24999	4	$68,640,000	8.1%	3.02350%	119	3.51x	13.7%	44.5%	41.9%
3.25000	-	3.74999	26	454,837,655	53.7%	3.50146%	116	2.38x	10.7%	58.2%	52.3%
3.75000	-	3.99999	14	147,686,105	17.4%	3.83394%	114	2.02x	9.8%	57.1%	53.0%
4.00000	-	4.24999	9	76,819,358	9.1%	4.15157%	116	1.85x	9.4%	64.3%	59.8%
4.25000	-	4.49999	3	35,247,484	4.2%	4.33390%	109	1.51x	9.4%	58.4%	49.4%
4.50000	-	4.74999	3	15,920,000	1.9%	4.54698%	118	1.62x	9.1%	64.2%	58.6%
4.75000	-	4.97700	5	47,632,052	5.6%	4.92261%	105	1.63x	9.5%	56.7%	53.0%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Original Term to Maturity in Months(1)

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
60	3	$25,332,400	3.0%	4.30787%	59	1.85x	11.4%	49.4%	46.2%
120	61	821,450,255	97.0%	3.69561%	117	2.28x	10.5%	57.7%	52.5%
Total / Weighted Average:	64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY (1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
57	-	60	3	$25,332,400	3.0%	4.30787%	59	1.85x	11.4%	49.4%	46.2%
101	-	104	4	90,811,410	10.7%	3.73534%	103	3.77x	15.1%	46.3%	42.8%
115	-	120	57	730,638,845	86.3%	3.69067%	118	2.10x	9.9%	59.2%	53.7%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%
(1)	In the case of Loan Nos. 1, 2, 3, 15 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 7 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 3, 4 and 51 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For partial interest-only followed by amortizing balloon loans, the UW NCF DSCR is calculated based on the annual debt service following the respective mortgage loan’s interest-only period.

(3)	In the case of Loan Nos. 11, 35 and 46, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV are adjusted due to each respective borrower depositing amounts into an economic holdback reserve to be released in accordance with each loan’s mortgage loan documents.

(4)	In the case of Loan Nos. 3, 11, 22 and 26, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

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Annex A-2	BBCMS 2021-C10

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	31	$422,565,300	49.9%	3.71289%	115	2.80x	10.5%	53.0%	53.0%
180	1	12,395,402	1.5%	3.51600%	118	1.45x	12.8%	37.7%	15.1%
270	1	9,607,052	1.1%	4.85000%	101	1.61x	14.0%	66.5%	47.9%
360	31	402,214,901	47.5%	3.69398%	116	1.75x	10.3%	62.6%	52.8%
Total / Weighted Average:	64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only			31	$422,565,300	49.9%	3.71289%	115	2.80x	10.5%	53.0%	53.0%
178	-	251	2	22,002,454	2.6%	4.09847%	111	1.52x	13.3%	50.3%	29.4%
343	-	360	31	402,214,901	47.5%	3.69398%	116	1.75x	10.3%	62.6%	52.8%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	29	$368,565,300	43.5%	3.73343%	116	2.52x	9.6%	55.2%	55.2%
Interest Only, Amortizing Balloon	21	267,153,600	31.5%	3.65452%	118	1.81x	10.6%	63.9%	55.3%
Amortizing Balloon	11	112,798,755	13.3%	4.00525%	106	1.54x	10.3%	56.5%	43.7%
Interest Only - ARD	2	54,000,000	6.4%	3.57269%	105	4.71x	17.1%	38.0%	38.0%
Amortizing Balloon - ARD	1	44,265,000	5.2%	3.34000%	120	1.83x	10.4%	63.7%	49.4%
Total / Weighted Average:	64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1.25x	-	1.59x	16	$149,534,945	17.7%	4.12016%	119	1.44x	8.8%	59.7%	49.6%
1.60x	-	1.69x	5	84,607,052	10.0%	3.82591%	117	1.65x	10.5%	66.9%	56.8%
1.70x	-	1.79x	6	34,487,400	4.1%	3.96711%	88	1.76x	11.0%	57.7%	51.2%
1.80x	-	1.89x	5	95,309,358	11.3%	3.60367%	117	1.85x	10.8%	62.4%	51.0%
1.90x	-	1.99x	6	81,813,600	9.7%	3.63843%	118	1.92x	10.2%	65.5%	59.2%
2.00x	-	2.49x	13	206,290,300	24.4%	3.68170%	115	2.25x	9.3%	54.9%	54.0%
2.50x	-	2.99x	7	77,450,000	9.1%	3.64625%	119	2.63x	10.3%	58.0%	58.0%
3.00x	-	3.99x	4	59,750,000	7.1%	3.14071%	113	3.33x	11.2%	50.7%	50.7%
4.00x	-	7.44x	2	57,540,000	6.8%	3.43363%	106	5.32x	18.7%	33.7%	33.7%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%
(1)	In the case of Loan Nos. 1, 2, 3, 15 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 7 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 3, 4 and 51 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For partial interest-only followed by amortizing balloon loans, the UW NCF DSCR is calculated based on the annual debt service following the respective mortgage loan’s interest-only period.

(3)	In the case of Loan Nos. 11, 35 and 46, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV are adjusted due to each respective borrower depositing amounts into an economic holdback reserve to be released in accordance with each loan’s mortgage loan documents.

(4)	In the case of Loan Nos. 3, 11, 22 and 26, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2021-C10

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
23.3%	-	49.9%	13	$233,367,802	27.6%	3.47453%	110	3.17x	12.6%	44.0%	41.8%
50.0%	-	59.9%	16	184,892,925	21.8%	3.91101%	116	2.06x	9.2%	56.6%	53.0%
60.0%	-	64.9%	19	198,084,876	23.4%	3.73616%	118	1.89x	9.5%	62.6%	55.7%
65.0%	-	69.9%	13	204,142,052	24.1%	3.75804%	117	1.90x	10.5%	66.9%	59.6%
70.0%	-	73.1%	3	26,295,000	3.1%	3.94286%	119	1.49x	9.7%	70.9%	58.7%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
15.1%	-	49.9%	22	$359,473,237	42.5%	3.60512%	111	2.63x	11.7%	50.0%	44.0%
50.0%	-	59.9%	26	314,919,418	37.2%	3.74671%	118	1.97x	9.8%	61.8%	55.9%
60.0%	-	64.9%	14	117,190,000	13.8%	3.86350%	119	1.94x	9.1%	65.2%	62.0%
65.0%	-	65.1%	2	55,200,000	6.5%	3.91789%	118	2.33x	9.7%	65.1%	65.1%
Total / Weighted Average:			64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Defeasance	48	$576,401,361	68.1%	3.68665%	118	2.16x	10.1%	58.8%	53.6%
Yield Maintenance	15	221,381,294	26.1%	3.81945%	110	1.96x	10.0%	58.8%	52.7%
Defeasance or Yield Maintenance	1	49,000,000	5.8%	3.55800%	104	4.95x	17.9%	35.5%	35.5%
Total / Weighted Average:	64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Refinance	42	$544,294,843	64.3%	3.71255%	117	2.21x	9.9%	57.5%	52.9%
Acquisition	20	240,592,410	28.4%	3.79183%	110	2.52x	11.7%	56.3%	51.7%
Recapitalization	2	61,895,402	7.3%	3.42323%	118	1.81x	11.4%	62.1%	49.5%
Total / Weighted Average:	64	$846,782,655	100.0%	3.71393%	115	2.27x	10.5%	57.5%	52.3%
(1)	In the case of Loan Nos. 1, 2, 3, 15 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 7 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 3, 4 and 51 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For partial interest-only followed by amortizing balloon loans, the UW NCF DSCR is calculated based on the annual debt service following the respective mortgage loan’s interest-only period.

(3)	In the case of Loan Nos. 11, 35 and 46, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV are adjusted due to each respective borrower depositing amounts into an economic holdback reserve to be released in accordance with each loan’s mortgage loan documents.

(4)	In the case of Loan Nos. 3, 11, 22 and 26, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

Annex A-3	BBCMS 2021-C10

No. 1 – The Atlantic

A-3-2

Annex A-3	BBCMS 2021-C10

No. 1 – The Atlantic

A-3-3

Annex A-3	BBCMS 2021-C10

No. 1 – The Atlantic

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	5.9%	Net Rentable Area (Units)(3):	268
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrowers:	Post 260 Property Owner, LLC and PL Garage Partners, L.P.	Year Built / Renovated:	1923 / 2018-2020
		Occupancy:	93.3%
		Occupancy Date:	5/19/2021
Borrower Sponsors:	Matthew Pestronk and Michael Pestronk	4th Most Recent NOI (As of)(4):	NAV
		3rd Most Recent NOI (As of)(4):	NAV
Interest Rate:	3.456008%	2nd Most Recent NOI (As of)(4):	NAV
Note Date:	1/28/2021	Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/5/2031	UW Economic Occupancy:	92.6%
Interest-only Period:	120 months	UW Revenues:	$13,223,250
Original Term:	120 months	UW Expenses:	$3,052,440
Original Amortization Term:	None	UW NOI:	$10,170,809
Amortization Type:	Interest Only	UW NCF:	$10,091,063
Call Protection:	L(29),YM1(87),O(4)	Appraised Value / Per Unit:	$258,000,000 / $962,687
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	Appraisal Date:	12/18/2020
Additional Debt(1):	Yes
Additional Debt Balance(1):	$75,000,000 / $40,000,000
Additional Debt Type(1):	Pari Passu / Mezzanine

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$281,202	$65,425	N/A	Cut-off Date Loan / Unit:	$466,418	$615,672
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$466,418	$615,672
Replacement Reserves:	$0	$6,042	$217,498	Cut-off Date LTV:	48.4%	64.0%
TI/LC:	$130,672	$604	N/A	Maturity Date LTV:	48.4%	64.0%
Free Rent:	$27,731	$0	N/A	UW NCF DSCR:	2.30x	1.42x
Debt Service Reserve:	$1,781,405	$0	N/A	UW NOI Debt Yield:	8.1%	6.2%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000		75.8%	Loan Payoff	$159,590,991	96.7%
Mezzanine Loan	40,000,000		24.2	Closing Costs	2,263,064	1.4
				Upfront Reserves	2,221,010	1.3
				Return of Equity	924,935	0.6
Total Sources	$165,000,000		100.0%	Total Uses	$165,000,000	100.0%

(1)	The Atlantic Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $125,000,000. The financial information presented in the chart above reflects the Cut-off Date or Maturity Date balance of The Atlantic Whole Loan (as defined below).
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	The Atlantic Property (as defined below) consists of a 268-unit multifamily complex with two retail commercial units and a 135-space parking garage with one retail commercial unit located on two non-contiguous lots.
(4)	Historical financials are not available as The Atlantic Property was renovated from 2018-2020.

A-3-4

Annex A-3	BBCMS 2021-C10

No. 1 – The Atlantic

The Loan. The Atlantic mortgage loan is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $125,000,000 (“The Atlantic Whole Loan”). The Atlantic Whole Loan is secured by a first lien mortgage encumbering The Atlantic Borrowers’ (as defined below) fee interest in a 268-unit, newly-renovated Class A high-rise multifamily complex and a nearby three-story parking garage building serving the multifamily complex located in Philadelphia, Pennsylvania (collectively, “The Atlantic Property”). The controlling Note A-3, the non-controlling Note A-4, the non-controlling Note A-5 and the non-controlling Note A-6 (collectively, “The Atlantic Mortgage Loan”), with an aggregate original principal balance of $50,000,000, will be included in the BBCMS 2021-C10 securitization trust. The non-controlling note A-1 and non-controlling Note A-2 were contributed to the BBCMS 2021-C9 securitization trust. The Atlantic Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2021-C10 trust. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$50,000,000	BBCMS 2021-C9	No
A-2	$25,000,000	BBCMS 2021-C9	No
A-3	$20,000,000	BBCMS 2021-C10	Yes
A-4	$15,000,000	BBCMS 2021-C10	No
A-5	$10,000,000	BBCMS 2021-C10	No
A-6	$5,000,000	BBCMS 2021-C10	No
Total	$125,000,000

COVID-19 Update. As of June 11, 2021, approximately 100.0% and 99.0% of tenants by unit and underwritten rent had made their April 2021 and May 2021 rental payments, respectively. As of June 21, 2021, The Atlantic Whole Loan is not subject to any modification or forbearance requests.

The Property. The Atlantic Property is a recently renovated, Class A, 268-unit multifamily complex with a nearby three-story parking garage located in Philadelphia, Pennsylvania. The multifamily complex is located at 258-262 South Broad Street and the parking garage building is located at 1523-1525 Spruce Street. The 258-262 South Broad Street building contains a total of 268 apartment units and two ground floor retail suites, one of which is leased to Steak 48, a restaurant tenant. Originally constructed in 1923, the 258-262 South Broad Street building was gut-renovated by the borrower sponsors between 2018 and 2020. The 1523-1525 Spruce Street building provides 135 parking spaces and a ground floor retail space leased to a convenience store, Spruce Market, totaling 3,300 square feet.

The Atlantic Property was awarded the LEED Gold certification for its innovative sustainable design and is completely powered by wind-generated electricity. Unit amenities feature ceiling heights that range from 9.5 to 14 feet, recessed LED lighting with Lutron dimmers in every room, high-efficiency windows with tilt and turn window mechanisms with integrated electric Lutron roller shades for privacy and to minimize energy consumption, wide-plank white oak floors with oversized floor to ceiling travertine porcelain stone in the bathrooms, Corian bathroom countertops, Bertazzoni appliances, built-in ovens with double ovens featured in two and three bedroom units, Calacatta Gold marble quartz countertops and solid backsplash and in-unit stacked washer/dryers. Heating and air conditioning, window shades and lighting are all controlled by a tablet mounted in each apartment and can also be controlled remotely from the resident’s smart phone.

The Atlantic Property’s ground-floor amenities include a fitness center that offers complimentary on-site fitness classes, training rooms, a spa facility with hydro massage beds, steam room and treatment center, a children’s play room with an art studio and custom treehouse, co-working space and conference rooms, community lounge and kitchen and soundproof music room. Terrace-level amenities include a waterfall-edge lounging pool and hot tub, outdoor salon and sundeck with daybeds, build-in fireplaces and overhead gas heaters, outdoor dining pavilion, outdoor kitchen with four grilling stations, refrigerator, ice and sinks, a rooftop dog park, children’s play area with splash pad and Philadelphia skyline views. Additional amenities include security cameras throughout the building, bicycle and resident storage units, commercial capacity laundry equipment, a 24-hour concierge, a 24-hour valet parking with app and text based car retrieval, reserved space self-parking, complimentary coffee service and ice bar in the lounge, complimentary use of bikes and electric scooters, room service delivery from the ground level restaurant and priority access reservations, 24-hour on-site maintenance, Shabbat mode elevators, and premium elevator access for penthouse residents including priority call and private ride.

The borrower sponsors acquired The Atlantic Property in 2012 for approximately $37.6 million including closing costs and have since invested approximately $174.1 million ($650,000 per unit) to complete a gut redevelopment of the 258-262 South Broad Street property. The redevelopment was completed in March 2020. The renovations included the complete gutting, rehabilitation and modernization of the building and all of its systems, filling in shafts and stairwells cut into the floors, new windows, and the installation of residential units, common areas, lower-level and rooftop amenities. In aggregate, the borrower sponsors have a total cost basis of approximately $211.8 million ($790,000 per unit) and have approximately $51.2 million of equity remaining in The Atlantic Property.

The City of Philadelphia maintains a tax abatement program to promote development of new housing. Under this program, the assessment attributable to newly constructed or rehabilitated improvements and their resulting real estate taxes are abated for a period of ten years. The tax abatement applicable to the improvements at The Atlantic Property will terminate in December 2029. As such, 2030 will be the

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first year that the full, unabated real estate taxes will be due at The Atlantic Property. According to the appraisal, the unabated taxes would be approximately $1,442,151 for 2020 compared to the abated taxes of $503,904 and the underwritten taxes of $771,004. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus.

Prior to the start of the COVID-19 pandemic, completed units were delivered on a floor-by-floor basis starting from the upper floors, at an average rate of 16 units per month, with the final 24 units delivered in March 2020. From the beginning of the leasing season in March 2019 through March 2020, the average leased percentage of delivered units was 97%, with demand in the summer months outpacing deliveries with leased units averaging 111% of available units. In order to meet demand, the borrower sponsors made model units available for leasing.

Historical Occupancy(1)
Mar-20	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20	Oct-20	Nov-20	Dec-20	Jan-21	Feb-21	Mar-21	Apr-21
84%	84%	84%	82%	80%	77%	75%	76%	75%	76%	76%	78%	83%	90%
(1)	Historical Occupancy is based on the physical occupancy with respect to the 268-unit multifamily complex provided by The Atlantic Borrowers. Occupancies are as of the end of each respective month.

The following table presents detailed information with respect to the unit mix of The Atlantic Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Leased Units	% Leased	Average SF	Avg. Monthly Rent
Studio	16	6.0%	13	81.3%	659	$2,276
One Bedroom	141	52.6	141	100.0%	740	$2,785
Two Bedroom	53	19.8	48	90.6%	1,202	$4,591
Three Bedroom	54	20.1	44	81.5%	1,731	$6,529
Four Bedroom Penthouse	4	1.5	4	100.0%	4,869	$19,996
Collateral Total/Wtd. Avg.	268	100.0%	250	93.3%	1,088	$4,039
(1)	Based on the borrower rent roll dated May 19, 2021.

Environmental. According to the Phase I environmental assessment dated December 29, 2020, there is no evidence of any recognized or controlled recognized environmental conditions at The Atlantic Property. A historical recognized environmental condition relating to past uses of The Atlantic Property was noted in the Phase I environmental assessment.

The Market. The Atlantic Property is located within the South Broad Street area of Philadelphia’s Center City district, which spans from the Art Museum steps to the Riverfront to the east, to South Street to the south. The Atlantic Property has good visibility as it fronts along Spruce Street and South Broad Street. Center City has a diverse selection of restaurants, bars and lounges all within walking distance of The Atlantic Property. Philadelphia’s squares and newest civic spaces are minutes away from The Atlantic Property and offer outdoor living spaces for its residents. Located to the west and east of The Atlantic Property are the Rittenhouse Square neighborhood and Washington Square West neighborhood, respectively. Rittenhouse Row, a shopping destination within the Rittenhouse Square neighborhood, features locally owned boutiques, high-end stores, small galleries, specialty shops, luxury spas and salons, and restaurants and cafes. Other uses adjacent to The Atlantic Property include Meriam Theater and the Academy of Music to the north, Kimmel Center to the south, The Wilma Theater and Doubletree by Hilton to the east and residential/multifamily properties to the west.

The city of Philadelphia is an economic center in Pennsylvania and home to seven Fortune 1000 companies. Philadelphia’s economy is driven by information technology, manufacturing, healthcare, tourism and financial services. Major employers include: University of Pennsylvania & Health System, Jefferson Health System, Inc., ACCU Staffing Services, Comcast Corporation and Drexel University. Comcast Center is located less than one mile from The Atlantic Property. Comcast Center features a five-building urban campus, a Four Seasons Hotel and the 60-story Comcast Technology Center. The Comcast Center is the company’s headquarters and is home to 9,000 employees. The city is one of the largest health education and research centers in the United States, featuring 12 higher-level educational facilities, including Temple University, Drexel University, West Chester University of Pennsylvania, University of Pennsylvania and Villanova University.

Public transportation is available near The Atlantic Property with the immediate area being served by the Southeastern Pennsylvania Transportation Authority with bus stops on South Broad Street. Subway service is provided at Walnut-Locust Station and train service is provided at 15/16th & Locust Street Station. Major traffic arteries located within one mile of The Atlantic Property include Interstate 676, Interstate 76 and Interstate 95.

Per the appraisal, as of third quarter 2020, the Center City submarket reported total inventory of 40,728 units and a vacancy rate of 6.6%, slightly higher than the 5-year average of 5.3%.

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Multifamily Statistics(1)
	City of Philadelphia	Submarket
Date	Rent Per Unit	Occupancy	Rent Per Unit	Occupancy
2017	$1,255	95.1%	$2,069	94.5%
2018	$1,319	95.8%	$2,109	94.2%
2019	$1,382	96.6%	$2,254	95.2%
1st Qtr. 2020	$1,397	96.3%	$2,298	95.2%
2nd Qtr. 2020	$1,401	96.3%	$2,275	94.7%
3rd Qtr. 2020	$1,409	96.7%	$2,169	93.4%

(1)	Source: Appraisal.

The appraisal identified five comparable rental properties for The Atlantic Property. The comparable leases indicate a rent range of $1,996 per month to $4,322 per month, averaging $2,710 per month. The properties were built between 1929 and 2019 and range from 183 to 322 units. The occupancy of the comparables range from 85.0% to 100.0%. The average unit size of the comparable range from 699 square feet to 1,049 square feet with an average of 821 square feet.

Multifamily Rent Comparables(1)

Property	Distance from Subject (miles)	Year Built/Year Renovated	Occupancy	No. Units	Avg. Unit Size (SF)	Avg. Rent Per Unit	Amenities
The Atlantic 258-262 South Broad Street and 1523-1525 Spruce Street Philadelphia, PA	-	1923/2018-2020	93.3%(2)	268(2)	1,088(2)	$4,039(2)	Fitness Center, Swimming Pool, BBQ/Picnic Area, Playground, Courtyard, Business Center, Valet, Parking, Elevators, Clubhouse
ICON 1616 1616 Walnut Street Philadelphia, PA	0.2	1929/NAV	85.0%	213	875	$1,996	Fitness Center, Business Center Elevators
The Alexander 300 Alexander Court Philadelphia, PA	0.8	NAV/2018	93.0%	277	701	$2,093	Swimming Pool, Fitness Center, Elevators
The Harper 112 South 19th Street Philadelphia, PA	0.5	2019/NAV	100.0%	183	1,049	$4,322	Game Room, Business Center, Sport Court, Fitness Center, Swimming Pool
1919 Market Street 1919 Market Street Philadelphia, PA	0.6	2016/NAV	92.5%	321	783	$2,626	Fitness Center, Swimming Pool, Game Room, Elevators
1213 Walnut 1213 Walnut Street Philadelphia, PA	0.3	2017/NAV	92.9%	322	699	$2,513	Fitness Center, Clubhouse, Elevators, Business Center
Average(3)			92.7%	263	821	$2,710

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 19, 2021.
(3)	Calculated excluding The Atlantic Property.

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Operating History and Underwritten Net Cash Flow
	Borrower Proforma Year 1(1)	Underwritten	Per Unit	%(2)
Rents in Place	$14,774,220	$13,160,784	$49,107	89.1%
Parking Revenue	593,187	596,280	2,225	4.0
Other Income 1(3)	868,193	846,071	3,157	5.7
Other Income 2(4)	169,167	161,600	603	1.1
Gross Potential Rent	$16,404,767	$14,764,735	$55,092	100.0%
Total Reimbursements	0	0	0	0.0
Total Gross Potential Income	$16,404,767	$14,764,735	$55,092	100.0%
(Vacancy/Credit Loss)(5)	(738,711)	(1,541,485)	(5,752)	(10.4)
Effective Gross Income	$15,666,056	$13,223,250	$49,340	89.6%

Total Expenses	$3,143,287	$3,052,440	$11,390	23.1%

Net Operating Income	$12,522,769	$10,170,809	$37,951	76.9%

Total TI/LC, Capex/RR	0	79,746	298	0.6

Net Cash Flow	$12,522,769	$10,091,063	$37,653	76.3%
(1)	Borrower Proforma Year 1 is based on The Atlantic Borrowers’ 2021 budget.
(2)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income 1 represents rent related to the Steak 48 and Spruce Market leased spaces.
(4)	Other Income 2 represents resident lounge and terrace table rentals, application fees, late fees, lease cancellation fees, damages & cleaning fees, transfer fees and the expenses associated with the pool club.
(5)	Underwritten Vacancy represents the economic vacancy of 7.4%.

The Borrowers. The borrowing entities for The Atlantic Whole Loan are Post 260 Property Owner, LLC, a Delaware limited liability company and PL Garage Partners, L.P., a Delaware limited partnership (collectively, “The Atlantic Borrowers”), each a single purpose entity with two independent managers in its organizational structure. Legal counsel to The Atlantic Borrowers delivered a non-consolidation opinion in connection with the origination of The Atlantic Whole Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors of The Atlantic Whole Loan are Michael Pestronk and Matthew Pestronk, the founders of Post Brothers. Post Brothers is a developer, owner and manager of Class A apartments, generally focusing on the development and creation of Class A apartment buildings in the greater Philadelphia metropolitan area. Post Brothers is a vertically-integrated company, with approximately 200 employees, providing in-house expertise in design, construction leasing and management. Since the company’s founding in 2006, Post Brothers has developed more than 30 properties totaling approximately 5,000 apartments, with a focus in the greater Philadelphia area and New Jersey. The Post Brothers’ total portfolio is valued at over $1.8 billion.

The majority investor in The Atlantic Property, William Ackman, is the founder and CEO of Pershing Square Capital Management. Mr. Ackman owns approximately 75% of the equity in The Atlantic Property through indirect interests. Pursuant to the documentation governing Mr. Ackman’s equity investments, Mr. Ackman has had the right to take sole control of The Atlantic Borrowers since July 19, 2017 but, to date, has not exercised such option. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Multifamily Properties” in the Prospectus.

Property Management. The Atlantic Property is managed by Post Commercial Real Estate, LLC, an affiliate of the borrower sponsors. Post Commercial Real Estate, LLC is a full service multifamily property manager and developer with a current portfolio under management of 4,033 units across 15 residential properties. The parking garage building serving the multifamily complex is managed and serviced by SP Plus Corporation, a national parking garage operator that is unaffiliated with the borrower sponsors.

Escrows and Reserves. At origination, The Atlantic Borrowers deposited in escrow $1,781,405 for a debt service reserve, $281,202 for real estate taxes, $27,731 for a free rent reserve for the Steak 48 lease and $130,672 for a TI/LC reserve.

Tax Escrows – On a monthly basis, The Atlantic Borrowers are required to escrow 1/12th of the annual estimated tax payments (currently $65,425).

Insurance Escrows – Insurance escrows are currently suspended, as The Atlantic Property is insured under the borrower sponsors’ blanket insurance policy. In the event that such blanket insurance policy, which provides the same protection as would a separate insurance policy insuring only The Atlantic Property, is no longer in effect, The Atlantic Borrowers will be required to escrow 1/12th of the annual estimated renewal insurance payments on a monthly basis. However, The Atlantic Borrowers have the ability to satisfy such escrow obligation if they, among other things, (i) deposit an amount equal to $56,985 to be held in the insurance escrow account and (ii) provide the lender evidence of renewal of the insurance policies.

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Replacement Reserves – On a monthly basis, The Atlantic Borrowers are required to escrow $6,042 for capital expenditures until the balance of the capital reserve equals at least $217,498 (the “Capital Reserve Cap”). In the event the balance of funds in the capital reserve subaccount falls below the Capital Reserve Cap, the capital reserve monthly deposit will recommence until the Capital Reserve Cap is reached again.

TI/LC Reserves – On a monthly basis, The Atlantic Borrowers are also required to escrow $604 for future tenant improvement and leasing costs.

Debt Service Reserve – At origination, The Atlantic Borrowers deposited an amount equal to $1,781,405 into a shortfall reserve subaccount. In the event (i) there is a debt service shortfall, (ii) no event of default, monetary default or material non-monetary default has occurred and is continuing, (iii) the DSCR is less than 1.00x, and (iv) the amount of funds on deposit in the shortfall reserve subaccount exceeds $1,130,000, the lender will be required to apply funds in the shortfall reserve subaccount in an amount equal to the shortfall for the purpose of paying, in full, the remaining unpaid portion of the Required Monthly Payments (as defined below) due with respect to such payment date. The lender will be required to disburse to The Atlantic Borrowers all funds then on deposit in the shortfall reserve subaccount upon satisfaction of the following conditions, among others: (i) for nine consecutive payment dates, the rents generated by The Atlantic Property have been sufficient to pay (and have paid) the Required Monthly Payments due on each respective payment date (i.e., without the application of any funds from the shortfall reserve subaccount and/or from The Atlantic Borrowers’ own equity), (ii) the net operating income for the six-month period ending with the most recently completed calendar month has been equal to or greater than $4,050,000 and (iii) no monetary default, material non-monetary default, event of default and/or Cash Sweep Period (as defined below) then exists.

Lockbox / Cash Management. At origination, The Atlantic Borrowers were required to notify each non-residential tenant of The Atlantic Property to remit all amounts due with respect to The Atlantic Property directly to the lockbox account. All funds will be deposited (directly by non-residential tenants and by the property manager for residential tenants within two business days of receipt) into the lockbox account and, if no Cash Sweep Period then exists, will be transferred on a daily basis to The Atlantic Borrowers’ operating account. During the existence of a Cash Sweep Period, all funds in the lockbox account will be disbursed to a cash management account under the sole dominion and control of the lender. All funds deposited in the cash management account will, unless an event of default is continuing, be disbursed to the lender (except as noted below with respect to mezzanine indebtedness) on each due date to fund the following items: (a) the monthly required real estate tax and insurance payments; (b) the monthly portion of the fees charged by the deposit bank in accordance with the deposit account agreement; (c) debt service on The Atlantic Whole Loan (and any other amounts due to the lender in accordance with the terms of The Atlantic Whole Loan documents); (d) to make the required monthly payment into the reserves established under the terms of The Atlantic Whole Loan documents; (e) operating and management expenses of The Atlantic Property, which will be disbursed to The Atlantic Borrowers in accordance with procedures set forth in The Atlantic Whole Loan documents; (f) if a new mezzanine loan is outstanding, to the new mezzanine lender an amount equal to the monthly new mezzanine debt service payment due and owing on such payment date; (g) to the mezzanine lender an amount equal to the monthly mezzanine debt service payment due and owing on such payment date (clauses (a) through (g), the “Required Monthly Payments”); and (h) any remaining funds in the lockbox account will be deposited into the cash collateral reserve subaccount until such funds are released to The Atlantic Borrowers following the expiration of all existing Cash Sweep Periods.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default; (ii) the failure to maintain a DSCR of at least 1.05x; or (iii) the occurrence of any mezzanine loan default; and will end, as applicable, (a) with respect to clause (i) above, once the event of default has been cured, (b) with respect to clause (ii) above, for two consecutive calendar quarters since the commencement of the existing Cash Sweep Period (A) no monetary default, material non-monetary default or event of default has occurred and is continuing, (B) no event that could trigger another Cash Sweep Period has occurred and (C) the DSCR is at least equal to 1.10x immediately following the end of each of two consecutive calendar quarters, or (c) with respect to clause (iii) above, upon receipt by the lender of a mezzanine loan default revocation notice (and no other Cash Sweep Period is then continuing).

Subordinate and Mezzanine Debt. Concurrently with the origination of The Atlantic Whole Loan, a $40,000,000 mezzanine loan was funded (“The Atlantic Mezzanine Loan”), which is secured by the direct equity interests in The Atlantic Borrowers. The Atlantic Mezzanine Loan accrues interest at a rate of 6.77000% per annum and is coterminous with The Atlantic Whole Loan. Including The Atlantic Whole Loan and The Atlantic Mezzanine Loan, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield are 64.0%, 1.42x and 6.2%, respectively.

Partial Release. Not permitted.

Ground Lease. None.

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No. 2 – Morris Corporate Center

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No. 2 – Morris Corporate Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$49,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$49,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	5.8%	Net Rentable Area (SF):	541,195
Loan Purpose:	Recapitalization	Location:	Parsippany, NJ
Borrower:	MCC Owner LLC	Year Built / Renovated:	1989 / 2017
Borrower Sponsors:	Harvey Rosenblatt and Asher Koenig	Occupancy:	91.9%
Interest Rate:	3.40000%	Occupancy Date:	4/1/2021
Note Date:	5/7/2021	4th Most Recent NOI (As of)(4):	$5,451,447 (12/31/2018)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of)(4):	$7,144,386 (12/31/2019)
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(4):	$7,357,655 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(4):	$7,513,568 (TTM 2/28/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	92.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$15,139,045
Call Protection(2):	L(26),D(90),O(4)	UW Expenses:	$6,060,159
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$9,078,886
Additional Debt(1):	Yes	UW NCF:	$8,279,089
Additional Debt Balance(1):	$32,500,000	Appraised Value / Per SF:	$120,200,000 / $222
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/16/2021

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$152
Taxes:	$248,296	$155,185	N/A	Maturity Date Loan / SF:	$129
Insurance:	$59,972	$9,087	N/A	Cut-off Date LTV:	68.2%
Replacement Reserves:	$0	$6,765	N/A	Maturity Date LTV:	58.1%
TI/LC Reserve:	$0	$78,924	N/A	UW NCF DSCR:	1.90x
Rent Concession Reserve(4):	$2,897,674	$0	N/A	UW NOI Debt Yield:	11.1%
Material Tenant Rollover Reserve:	$0	Springing	Various

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$82,000,000		80.8%	Payoff Existing Debt	$61,345,393	60.4%
Borrower Sponsor Equity	19,500,000		19.2	Partnership Buyout	33,744,001	33.2
				Upfront Reserves	3,205,942	3.2
				Closing Costs	2,524,237	2.5
				Return of Equity	680,426	0.7
Total Sources	$101,500,000		100.0%	Total Uses	$101,500,000	100.0%

(1)	The Morris Corporate Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $82,000,000. The financial information presented in the chart above is based on the Morris Corporate Center Whole Loan (as defined below).
(2)	Defeasance of the Morris Corporate Center Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2021-C10 securitization trust in July 2021. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The increase in UW NOI from Most Recent NOI is primarily driven by underwriting the full rent for Teva Pharmaceuticals USA, Inc. (“Teva”) and $112,206 of straight-line rent for Ogilvy CommonHealth Worldwide, LLC (“Ogilvy”). The historical NOI figures reflect the net effective rent for Teva after partial abatements, while the UW NOI reflects the full escalated rent. At origination, $2,897,674 was reserved for outstanding rent concessions owed to Teva.

The Loan. The Morris Corporate Center mortgage loan is part of a whole loan evidenced by six pari passu notes with an aggregate original principal balance of $82,000,000 (the “Morris Corporate Center Whole Loan”). The Morris Corporate Center Whole Loan is secured by a first lien mortgage on the borrower’s fee interest in a 541,195 square foot office property located in Parsippany, New Jersey (the “Morris Corporate Center Property”). The controlling Note A-1, the non-controlling Note A-2 and the non-controlling Note A-3-1 (collectively, the “Morris Corporate Center Mortgage Loan”), with an aggregate original principal balance of $49,500,000, will be included in the BBCMS 2021-C10 securitization trust. The non-controlling Note A-3-2, the non-controlling Note A-4 and the non-controlling Note A-5, with an

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aggregate original principal balance of $32,500,000, are currently held by UBS AG and are expected to be contributed to one or more future securitization trusts. The Morris Corporate Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2021-C10 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$20,000,000	BBCMS 2021-C10	Yes
A-2	$20,000,000	BBCMS 2021-C10	No
A-3-1	$9,500,000	BBCMS 2021-C10	No
A-3-2	$10,500,000	UBS AG	No
A-4	$10,000,000	UBS AG	No
A-5	$12,000,000	UBS AG	No
Total	$82,000,000

The Property. The Morris Corporate Center Property consists of three, four-story, Class A office buildings totaling 541,195 square feet, located in Parsippany, New Jersey. The Morris Corporate Center Property was originally built in 1989 and was renovated in 2017. The Morris Corporate Center Property includes 1,638 parking spaces (approximately 3.0 parking spaces per 1,000 square feet of NRA). The Morris Corporate Center Property was 91.9% leased as of April 1, 2021 to seven tenants. The two largest tenants, Teva and Ogilvy, together comprise 81.7% of the NRA and 93.0% of the underwritten base rent. The borrower sponsors acquired the Morris Corporate Center Property in December 2017 for $60.0 million and have invested approximately $23.0 million in capital improvements, tenant improvements and leasing costs and approximately $3.5 million in soft costs.

COVID-19 Update. As of June 8, 2021, the Morris Corporate Center Property was open and operating and all tenants are current on their rental obligations. The borrower made its first debt service payment for the Morris Corporate Center Whole Loan in June 2021. As of June 21, 2021, the Morris Corporate Center Whole Loan is not subject to any forbearance, modification or debt service relief requests.

Major Tenants.

Teva (354,055 square feet; 65.4% of the NRA; 74.5% of the underwritten rent; Ba2/BB-/BB- by Moody’s/S&P/ Fitch): Teva (NYSE: TEVA) started as a small business in Jerusalem in 1901 distributing imported medicine. Teva now produces 1,800 unique molecules and a portfolio of 3,500 products, spanning generics, specialty and over the counter medicines and provides medicines to approximately 200 million people worldwide every day. The Morris Corporate Center Property serves as Teva’s United States headquarters. Teva has been a tenant at the Morris Corporate Center Property since 2011, initially leasing 147,181 square feet through December 31, 2022. Since then, Teva has extended its lease through July 31, 2030 and expanded to 354,055 square feet. Teva provided a letter of credit in the amount of $4,664,008 as security for its lease obligations. Teva’s lease is guaranteed by Teva Pharmaceutical Industries, Ltd. Teva has two, five-year renewal options remaining. Teva has a one-time right to surrender less than 34,548 square feet (the “Surrender Space”) as of July 31, 2026 by providing at least 12 months’ prior written notice and payment of a fee equal to the sum of six months of the Surrender Space’s base rent, the unamortized amount of the Surrender Space’s tenant improvement allowance costs, leasing brokerage commissions and abated rent and any cost associated with separating out the Surrender Space into a self-contained rental unit. Effective July 2021, Teva is required to pay a monthly amount of approximately $1,667 for the right to use 21 parking spaces at the Morris Corporate Center Property.

Ogilvy (88,066 square feet; 16.3% of the NRA; 18.5% of the underwritten rent; Baa2/BBB by Moody’s/S&P): Ogilvy provides advertising, marketing, market research, medical education, strategic planning and media services for customers in the healthcare industry. Ogilvy operates in more than 30 international markets across more than 50 offices. Ogilvy leases 83,497 square feet as office space through December 31, 2027, 3,060 square feet as a server room through December 31, 2021 and 1,509 square feet as storage space through December 31, 2021. Ogilvy is a subsidiary of WPP plc (NYSE: WPP), the world’s largest advertising company by revenue, and its lease is guaranteed by WPP Group USA, Inc. WPP Group USA, Inc.’s obligations are guaranteed by WPP Jubilee Limited, a wholly-owned subsidiary of WPP plc. Ogilvy has two, five-year renewal options remaining on the 83,497 square foot office space. Ogilvy also pays $180 per space per month for the right to use 160 additional non-exclusive parking spaces at the Morris Corporate Center Property.

Environmental. According to a Phase I environmental site assessment dated April 19, 2021, there was no evidence of any recognized environmental conditions at the Morris Corporate Center Property.

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No. 2 – Morris Corporate Center

Historical and Current Occupancy
2018(1)	2019(2)	2020(2)	Current(3)
76.7%	93.0%	93.0%	91.9%
(1)	2018 Occupancy is provided by CoStar and is based on the quarterly average. The borrower sponsors acquired the Morris Corporate Center Property in December 2017 and invested approximately $7.9 million in capital improvements, tenant improvements and leasing costs in 2018.
(2)	2019 and 2020 Occupancies were provided by the borrower and are as of December 31 of each respective year. The borrower sponsors invested approximately $15.1 million in capital improvements, tenant improvements and leasing costs in 2019 and 2020.
(3)	Current Occupancy is as of April 1, 2021.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Teva Pharmaceuticals USA, Inc.(4)	Ba2/BB-/BB-	354,055	65.4%	$28.50	$10,090,568	74.5%	7/31/2030
Ogilvy CommonHealth Worldwide, LLC	Baa2/BBB/NR	88,066	16.3	28.46	2,506,122	18.5	Various(5)
Curtiss-Wright(6)	NR/NR/NR	15,602	2.9	22.89	357,086	2.6	10/31/2029
Homebridge Financial Services, Inc.	NR/NR/NR	11,774	2.2	20.38	240,000	1.8	3/31/2023
Lee Hecht Harrison(7)	NR/NR/NR	5,149	1.0	28.50	146,747	1.1	11/30/2023
Major Tenants		474,646	87.7%	$28.11	$13,340,522	98.4%

Other Tenants(8)		22,775	4.2%	$9.27	$211,031	1.6%

Occupied Collateral Total / Wtd. Avg.		497,421	91.9%	$27.24	$13,551,553	100.0%

Vacant Space		43,774	8.1%

Collateral Total		541,195	100.0%

(1)	Based on underwritten rent roll dated April 1, 2021.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $233,192 through June 2022.
(4)	Teva has a one-time right to decrease its leased space by the Surrender Space as of July 31, 2026 by providing at least 12 months’ prior written notice and payment of a fee equal to the sum of six months of the Surrender Space’s base rent, the unamortized amount of the Surrender Space’s tenant improvement allowance costs, leasing brokerage commissions and abated rent and any cost associated with separating out the Surrender Space into a self-contained rental unit. Teva has two, five-year renewal options remaining.
(5)	Ogilvy leases 83,497 square feet as office space through December 2027, 3,060 square feet as a server room through December 2021 and 1,509 square feet as storage space through December 2021. The 83,497 square foot office space has two, five-year renewal options remaining.
(6)	Curtiss-Wright leases 15,442 square feet as office space under one lease through October 2029 and 160 square feet as storage space under another lease through October 2029. Curtiss-Wright has an early termination option for the 15,442 square foot office space as of October 31, 2026, by providing at least 12 months’ written notice and payment of a termination fee equal to the sum of the unamortized balances of the tenant improvement allowance, leasing commissions, legal fees, rent abatement and moving allowance. The 15,442 square foot office space has two, five-year renewal options remaining.
(7)	Lee Hecht Harrison has one, three-year renewal option remaining.

(8)	Includes a café (7,886 square feet) with no associated rent and a management office (8,000 square feet) with rent that is included in other income and recorded as a reimbursable expense, resulting in a net impact of $0 to the net operating income.

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No. 2 – Morris Corporate Center

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	43,774	8.1%	NAP	NAP	43,774	8.1%	NAP	NAP
2021 & MTM(4)	2(5)	20,455	3.8	$74,565	0.6%	64,229	11.9%	$74,565	0.6%
2022	0	0	0.0	0	0.0	64,229	11.9%	$74,565	0.6%
2023	4	23,812	4.4	597,778	4.4	88,041	16.3%	$672,343	5.0%
2024	0	0	0.0	0	0.0	88,041	16.3%	$672,343	5.0%
2025	0	0	0.0	0	0.0	88,041	16.3%	$672,343	5.0%
2026	0	0	0.0	0	0.0	88,041	16.3%	$672,343	5.0%
2027	1(5)	83,497	15.4	2,431,557	17.9	171,538	31.7%	$3,103,899	22.9%
2028	0	0	0.0	0	0.0	171,538	31.7%	$3,103,899	22.9%
2029	2	15,602	2.9	357,086	2.6	187,140	34.6%	$3,460,985	25.5%
2030	1	354,055	65.4	10,090,568	74.5	541,195	100.0%	$13,551,553	100.0%
2031	0	0	0.0	0	0.0	541,195	100.0%	$13,551,553	100.0%
2032 & Beyond	0	0	0.0	0	0.0	541,195	100.0%	$13,551,553	100.0%
Total	9	541,195	100.0%	$13,551,553	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2021.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps totaling $233,192 through June 2022.
(4)	2021 & MTM includes a café (7,886 square feet) with no associated rent and a management office (8,000 square feet) with rent that is included in other income and recorded as a reimbursable expense, resulting in a net impact of $0 to the net operating income.
(5)	Ogilvy leases 83,497 square feet through December 2027 and 3,060 square feet through December 2021 under one lease.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$10,367,967	$11,695,450	$11,711,717	$11,837,654	$13,663,758	$25.25	85.9%
Vacant Income	0	0	0	0	1,269,446	2.35	8.0
Gross Potential Rent	$10,367,967	$11,695,450	$11,711,717	$11,837,654	$14,933,204	$27.59	93.9%
Total Reimbursements	821,887	1,067,652	1,219,213	1,218,027	968,152	1.79	6.1
Net Rental Income	$11,189,853	$12,763,102	$12,930,930	$13,055,681	$15,901,356	$29.38	100.0%
Other Income(4)	463,539	564,489	493,023	487,135	507,135	0.94	3.2
(Vacancy/Credit Loss)	0	0	0	0	(1,269,446)	(2.35)	(8.0)
Effective Gross Income	$11,653,392	$13,327,591	$13,423,952	$13,542,816	$15,139,045	$27.97	95.2%
Total Expenses	$6,201,945	$6,183,205	$6,066,297	$6,029,248	$6,060,159	$11.20	40.0%
Net Operating Income(5)	$5,451,447	$7,144,386	$7,357,655	$7,513,568	$9,078,886	$16.78	60.0%
Capital Expenditures	0	0	0	0	81,179	0.15	0.5
TI/LC	0	0	0	0	718,618	1.33	4.7
Net Cash Flow	$5,451,447	$7,144,386	$7,357,655	$7,513,568	$8,279,089	$15.30	54.7%
(1)	TTM represents the trailing 12 months ending February 28, 2021.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the April 1, 2021 rent roll and includes (i) straight line rent totaling $112,206 for Ogilvy and (ii) rent steps totaling $233,192 through June 2022.
(4)	Other Income includes contractual parking revenue, cable revenue, ATM revenue, tenant direct billings and management office rent. The management office rent is also recorded as a reimbursable expense, resulting in a net impact of $0 to the Net Operating Income.
(5)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily driven by underwriting the full rent for Teva and $112,206 of straight-line rent for Ogilvy. The historical Net Operating Income figures reflect the net effective rent for Teva after partial abatements, while the Underwritten Net Operating Income reflects the full escalated rent. At origination, $2,897,674 was reserved for outstanding rent concessions owed to Teva.

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No. 2 – Morris Corporate Center

The Market. The Morris Corporate Center Property is located in Parsippany, New Jersey. According to a third-party market report, Northern New Jersey has a population of approximately 3.6 million people and spans approximately 1,583 square miles. Northern New Jersey’s transportation options include major interstate highways, 1,000 miles of freight lines, Newark Liberty International Airport, NJ Transit and the Port of New York and New Jersey. Two major interstate highways, I-80 and I-287, are located approximately 1.0 mile and 2.4 miles, respectively, from the Morris Corporate Center Property. The Deville and Mount Tabor train stations, which are served by NJ Transit Rail, are located approximately 3.0 miles and 3.1 miles, respectively, from the Morris Corporate Center Property. Newark Liberty International Airport is located approximately 25.9 miles southeast of the Morris Corporate Center Property. The immediate area surrounding the Morris Corporate Center Property consists of residential, office and retail uses. Intervale Gardens, a 248-unit garden apartment complex, is located approximately 1.3 miles east of the Morris Corporate Center Property. The Morris Hills Shopping Center, a 120,000 square foot shopping center that is anchored by Marshalls and HomeGoods and includes Blink Fitness and Harmon Face Values, is located approximately 1.6 miles east of the Morris Corporate Center Property. Downtown Parsippany is located approximately 3.0 miles east of the Morris Corporate Center Property. Manhattan is located approximately 29.6 miles east of the Morris Corporate Center Property.

According to a third-party market report, as of April 6, 2021, the Northern New Jersey office market had an inventory of approximately 153.8 million square feet, overall vacancy in the market of approximately 14.1% and average asking rents of $26.20 per square foot. The Morris Corporate Center Property is located in the Parsippany office submarket. According to a third-party market report, as of April 6, 2021, the Parsippany office submarket had an inventory of approximately 20.7 million square feet, overall vacancy of approximately 20.8% and average asking rents of $26.32 per square foot. According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the Morris Corporate Center Property is 4,760, 54,982 and 138,652, respectively. The estimated 2021 average household income within the same radii is $176,423, $166,040 and $167,709, respectively.

The following table presents certain information relating to comparable office leases for the Morris Corporate Center Property:

Comparable Office Leases(1)
Property Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
400 Interpace Parkway Parsippany, NJ	1989	541,195(2)	Various	Various	$27.24(2)	Various	Various	Modified Gross
115 Tabor Road Morris Plains, NJ	2007	446,798	Global Aerospace	26,988	$28.00	Sep-2020	12.0 Yrs.	Modified Gross
325 Columbia Turnpike Florham Park, NJ	1987	168,144	Bressler Amery & Ross	59,000	$27.50	Sep-2020	10.8 Yrs.	Modified Gross
119 Cherry Hill Road Parsippany, NJ	1981	191,249	Old Republic National Title Insurance	4,995	$22.25	April-2020	5.3 Yrs.	Modified Gross
6 Century Drive Parsippany, NJ	1981	100,461	Zoetis	10,574	$21.00	Feb-2020	5.3 Yrs.	Modified Gross
100 Campus Drive Florham Park, NJ	1989	397,170	Wiss & Company	41,513	$33.75	Jan-2020	12.6 Yrs.	Modified Gross
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 1, 2021 with rent steps totaling $233,192 through June 2022.

The following table presents certain information relating to comparable office sales for the Morris Corporate Center Property:

Comparable Office Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
400 Interpace Parkway Parsippany, NJ	NAP	541,195(2)	91.9%(2)	NAP	NAP	NAP
433 Hackensack Avenue Hackensack, NJ	Jan-2020	649,338	91.0%	$123,000,000	$189.42	$215.95
44 Whippany Road Morristown, NJ	Nov-2020	220,160	87.0%	$50,000,000	$227.11	$233.03
60 Columbia Turnpike Morristown, NJ	Mar-2021	411,737	79.0%	$77,000,000	$187.01	$204.70
99 Wood Avenue South Iselin, NJ	Mar-2021	945,906	91.0%	$254,000,000	$268.53	$227.54
101 JFK Parkway Short Hills, NJ	Apr-2021	828,422	81.0%	$255,000,000	$307.81	$277.03
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 1, 2021.

The Borrower. The borrower is MCC Owner LLC, a special purpose, bankruptcy-remote Delaware limited liability company with one independent director. A non-consolidation opinion was provided in connection with the origination of the Morris Corporate Center Whole Loan.

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No. 2 – Morris Corporate Center

The Borrower Sponsors. The borrower sponsors and guarantors are Harvey Rosenblatt and Asher Koenig. Harvey Rosenblatt is the founder and CEO of P3 Properties and Blue Property Management. Founded in 2015, P3 Properties is a privately held commercial real estate acquisition and management firm headquartered in Bloomfield, New Jersey. P3 Properties is involved in acquisitions, asset management, lease-ups, construction and day to day property management. In 2010, Asher Koeing founded Image Capital LLC, which provides real estate investment opportunities to its institutional clients.

Property Management. The Morris Corporate Center Property is managed by Blue Property Management LLC, Blue Leasing LLC and Blue Construction Management LLC, each an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $248,296 for real estate taxes, (ii) $59,972 for insurance premiums and (iii) $2,897,674 for rent concessions related to Teva.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $155,185.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $9,087.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $6,765 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $78,924 for tenant improvements and leasing commissions.

Material Tenant Rollover Reserve – On a monthly basis during a Material Tenant Trigger Event (as defined below), the borrower is required to escrow excess funds as detailed in the section below.

Lockbox / Cash Management. The Morris Corporate Center Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). The borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under leases directly into a lender-controlled lockbox account. The Morris Corporate Center Whole Loan documents require that all rents received by the borrower or the property managers be deposited into the lockbox account within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Morris Corporate Center Whole Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the Morris Corporate Center Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Period (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to an excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Period has occurred and is continuing, to the borrower.

If a Material Tenant Trigger Event is caused solely by (1) the long term unsecured debt rating of Teva or any Teva lease guarantor falling below “BB-” or the equivalent but not lower than “B+” or the equivalent by Moody’s, S&P or Fitch (the “Teva Initial Downgrade Material Tenant Trigger Event”) and remains the sole Material Tenant Trigger Event, then $134,594 is required to be deposited each month during the interest-only period and $96,763 each month thereafter into the sub-account relating to Teva and (2) the long term unsecured debt rating of Teva or any Teva lease guarantor falling below “B+” or the equivalent by Moody’s, S&P or Fitch (the “Teva Additional Downgrade Material Tenant Trigger Event”), then all excess funds are required to be deposited into the sub-account relating to Teva; provided that, so long as no other Material Tenant Trigger Event occurs, the aggregate amount deposited into such sub-account may not exceed $40.00 per square foot of Teva’s rentable square footage (a “Teva Downgrade Cap”). If a Material Tenant Trigger Event is caused solely by the long term unsecured debt rating of WPP, plc or any guarantor of the Ogilvy lease not being at least “BBB-” or the equivalent by Moody’s, S&P and Fitch (the “Ogilvy Downgrade Material Tenant Trigger Event”), and no other Material Tenant Trigger Event occurs, all excess funds are required to be deposited into a sub-account for Ogilvy; provided that, so long as the Ogilvy Downgrade Material Tenant Trigger Event is and remains the sole Material Tenant Trigger Event relating to Ogilvy (or its lease or lease guarantor), the aggregate amount deposited into such sub-account (combined with the $1.75 per square foot per annum TI/LC reserve) may not exceed $40.00 per square foot of Ogilvy’s rentable square footage (an “Ogilvy Downgrade Cap”). In the event that the lender approves the extension or the renewal of the Ogilvy lease in accordance with the terms of the Morris Corporate Center Whole Loan documents (an “Ogilvy Renewal”) except that the space demised under the renewal is less than all or substantially all but more than 70.0% of the Ogilvy space (as of the origination of the Morris Corporate Center Whole Loan), then, such event will constitute a Material Tenant Trigger Event and a Material Tenant Trigger Event period will exist until such time that the aggregate amount of funds deposited into the sub-account for Ogilvy is at least equal to $40.00 per rentable square foot of the Ogilvy space that was surrendered in connection with the Ogilvy Renewal. If more than one Material Tenant Trigger Event has occurred and is continuing, then excess funds are required to be applied without regard to the Teva Downgrade Cap, and if more than one Material Tenant Trigger Event related to Ogilvy exists, excess funds are required to be applied without regard to the Ogilvy Downgrade Cap and pro-rated according to the Morris Corporate Center Whole Loan documents.

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In addition, rollover funds are required to be made available to pay for tenant allowances, tenant improvements or leasing commissions in connection with an extension or renewal of the Ogilvy lease that (i) occurs earlier than 12 months prior to the Ogilvy lease expiration date, (ii) provides for an initial extension or renewal term that expires no earlier than five years after the maturity date of the Morris Corporate Center Whole Loan and (iii) is approved by the lender (an “Ogilvy Qualifying Renewal”), provided that in no event will the lender be obligated to disburse rollover funds on account of tenant allowances, tenant improvements or leasing commissions in connection with an Ogilvy Qualifying Renewal in excess of $5.00 per square foot per annum of the space demised to Ogilvy under the Ogilvy lease after the Ogilvy Qualifying Renewal.

A “Cash Management Trigger Event” will commence upon the earliest to occur of (i) an event of default under the Morris Corporate Center Whole Loan documents, (ii) a bankruptcy action of the borrower, a guarantor, the key principal or a property manager, (iii) as of any date, the debt service coverage ratio being less than 1.35x, (iv) an indictment for fraud or misappropriation of funds by the borrower, a guarantor, the key principal or a property manager (provided, that in the case of a third party property manager, such indictment is related to the Morris Corporate Center Property), or (v) a Material Tenant Trigger Event. A Cash Management Trigger Event will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the applicable guarantor or the key principal, or within 120 days for the property managers, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principal’s or any property manager’s monetary obligations, or a property manager is replaced with a manager acceptable to the lender; with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters; with regard to clause (iv) above, the dismissal of the applicable indictment, the acquittal of each applicable person with respect to the related charge(s) or the replacement of an affiliated property manager with a qualified property manager under a replacement property management agreement; or with regard to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Period” will commence upon the earliest to occur of (i) an event of default under the Morris Corporate Center Whole Loan documents, (ii) a bankruptcy action of the borrower, a guarantor, the key principal or an affiliated property manager, or (iii) as of any date, the debt service coverage ratio being less than 1.25x. A Cash Sweep Period will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the guarantors or the key principal, or within 120 days for an affiliated property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principal’s or an affiliated property manager’s monetary obligations, or an affiliated property manager is replaced with a manager acceptable to the lender; or with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” will commence upon the earliest to occur of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is (a) in the case of Teva, 24 months, (b) in the case of Ogilvy, 12 months and (c) in the case of any other Material Tenant, 12 months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to provide notification of its election to renew its lease, such Material Tenant failing to give such notice, (iv) an event of default under a Material Tenant lease that continues beyond any applicable notice and cure period, (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (vi) a Material Tenant lease being terminated, (in whole or in part, including in connection with the exercise of any contraction option, except in the event that Teva exercises its Surrender Space option), (vii) any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof, provided that (a) all or substantially all of the affected space has been sublet by a subtenant pursuant to a sublease (1) with a remaining term of no less than the term of the applicable Material Tenant lease, (2) scheduled to generate annual rents that are not less than 95% of the greater of (x) the scheduled monthly rents (excluding any free rent, rent abatement or other rent concessions, if applicable) that were payable under the applicable Material Tenant’s lease during the 12 months preceding the occurrence of the sublet and (y) an amount equal to 12 times the scheduled monthly rent (excluding any free rent, rent abatement or other rent concessions, if applicable) that was payable under such Material Tenant lease during the month immediately preceding the occurrence of the sublet, (3) containing terms and provisions reasonably acceptable to the lender creating a direct lease between the subtenant and the borrower in the event the applicable Material Tenant lease were to terminate, (4) with a creditworthy subtenant and (5) otherwise on commercially reasonable terms (including, without limitation, acceptable subordination provisions) and (b) with respect to which subtenant (and such sublease or, if applicable, any sublease guarantor), none of the events or circumstances that would constitute a Material Tenant Trigger Event have occurred if such subtenant were a Material Tenant) or (viii) if (x) a Teva Initial Downgrade Material Tenant Trigger Event, Teva Additional Downgrade Material Tenant Trigger Event or Ogilvy Downgrade Material Tenant Trigger Event occurs, or (y) the long term unsecured debt rating of any other Material Tenant or any other lease guarantor of such Material Tenant lease is not at least “BBB-” by S&P, “Baa3” by Moody’s and “BBB-” by Fitch (or their equivalents by the other nationally recognized statistical rating agencies) in each case, to the extent that the long term unsecured debt obligations of the applicable entity are rated by such nationally recognized statistical rating agency. A Material Tenant Trigger Event will end upon the occurrence of: with regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to such Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to the applicable Material Tenant space, or (c) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to such Material Tenant space or (y) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease; with regard to clause (v) above, an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts due under its lease; with regard to clause (vi) above, all of the applicable

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Material Tenant space being leased to a replacement tenant; with regard to clause (vii) above, the applicable Material Tenant having re-commenced its operations and no longer being dark, and having not vacated or ceased to conduct business; or with regard to clause (viii) above, the long term unsecured debt rating of the applicable Material Tenant or the applicable lease guarantor is subsequently raised or otherwise modified such that, with respect to Teva, it is at least “BB-” or the equivalent by Moody’s, S&P and Fitch, with respect to WPP, plc or any guarantor of the Ogilvy lease, it is at least “BBB-” or the equivalent by Moody’s, S&P and Fitch or, with respect to any other Material Tenant or any other lease guarantor of such Material Tenant lease, it is at least “BBB-” or the equivalent by a nationally recognized statistical rating agency if such entity is rated.

A “Material Tenant” means (i) Teva, (ii) Ogilvy or (iii) any other tenant whose lease, either individually or when taken together with any other lease with the same tenant or affiliate tenant, (x) covers no less than 20% of the total rentable square footage of the Morris Corporate Center Property or (y) requires the payment of base rent that is no less than 20% of the total in-place base rent at the Morris Corporate Center Property.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$49,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$49,000,000	Property Type – Subtype:	Hospitality – Full Service
% of IPB:	5.8%	Net Rentable Area (Rooms)(8):	9,748
Loan Purpose(3):	Acquisition	Location:	Las Vegas, NV
Borrowers:	MGM Grand PropCo, LLC and Mandalay PropCo, LLC	Year Built / Renovated(9):	Various / NAP
Borrower Sponsors:	BREIT Operating Partnership L.P. and MGM Growth Properties Operating Partnership LP	Occupancy / ADR / RevPAR(8):	59.9% / $142.04 / $85.46
Interest Rate:	3.55800%	Occupancy / ADR / RevPAR Date:	3/31/2021
		4th Most Recent NOI (As of)(3):	$617,369,266 (12/31/2018)
Note Date:	2/14/2020	3rd Most Recent NOI (As of)(3):	$520,080,353 (12/31/2019)
Anticipated Repayment Date(5):	3/5/2030	2nd Most Recent NOI (As of)(3):	$108,822,815 (12/31/2020)
Interest-only Period(5):	120 months	Most Recent NOI (As of)(4):	$382,074,772 (Ann. T-1 March 31, 2021)
Original Term(5):	120 months	UW Occupancy / ADR / RevPAR:	92.1% / $196.52 / $180.94
Original Amortization Term:	None	UW Revenues:	$2,106,295,488
Amortization Type:	Interest Only - ARD	UW Expenses:	$1,586,215,135
Call Protection(6):	YM0.5(35),DorYM0.5(78),O(7)	UW NOI:	$520,080,353
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$487,305,761
Additional Debt(2):	Yes	Appraised Value / Per Room(10):	$4,600,000,000 / $471,892
Additional Debt Balance(2):	$1,585,200,000; $804,400,000; $561,400,000	Appraisal Date(10):	1/10/2020
Additional Debt Type(2):	Pari Passu / B-Notes / C-Notes

Escrows and Reserves(7)				Financial Information(2)(3)(5)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
				Cut-off Date Loan / Room:	$167,645	$307,755
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$167,645	$307,755
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	35.5%	65.2%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV(3):	35.5%	65.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	4.95x	2.70x
Other:	$0	$0	N/A	UW NOI Debt Yield:	17.9%	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Junior Notes	1,365,800,000	29.6	Closing Costs	17,792,163	0.4
Sponsor Equity(11)	1,617,792,163	35.0
Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%
(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Societe Generale Financial Corporation (“SGFC”). SGFC will contribute Note A-16-4 and Note A-16-9 with an aggregate outstanding principal balance of $49,000,000 to the BBCMS 2021-C10 securitization.
(2)	The MGM Grand & Mandalay Bay Mortgage Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan (as defined below), which is comprised of (i) at least 50 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 subordinate promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property (as defined below) has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an ALA equal to $1,365,000,000. All Financial Information is calculated off the MGM Grand & Mandalay Bay Senior Loan.
(3)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Prospectus is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR based on master lease rent, and UW NOI Debt Yield based on master lease rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The UW NCF DSCR, and the UW NCF Debt Yield for the MGM

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No. 3 – MGM Grand & Mandalay Bay

Grand & Mandalay Bay Senior Notes (based on the UW NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Based on the YE 2020 adjusted EBITDAR of approximately $108.8 million, the MGM Grand & Mandalay Bay Whole Loan results in a DSCR of 1.01x (which is below the DSCR Threshold – see “Lockbox / Cash Management” herein for more detail). On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On February 10, 2021, MGM reported in its most recent fourth quarter Form 10-K filing that throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The YE 2020 financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Cash Flow Analysis” table herein, and the footnotes thereto, for more detailed underwritten cash flow information.
(4)	Most Recent NOI represents March 2021 annualized NOI. The TTM NOI as of March 2021 is $55,056,955, which reflects the suspension of operations and occupation limitations at the MGM Grand & Mandalay Bay Properties during certain months as described in footnote 3, above.
(5)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%; (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan; and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented in the Financial Information chart above for Cut-off Date Loan / Room, Maturity Date Loan / Room and Maturity Date LTV are calculated based on the ARD.
(6)	The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release (as defined below) or a Default Release (as defined below)).
(7)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(8)	Net Rentable Area (Rooms) and Occupancy / ADR / RevPAR are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing twelve months ending December 31, 2020, approximately 29.8% of revenues were generated by rooms, 27.1% of revenues were from gaming, 21.0% from food & beverage and 22.2% from other sources.
(9)	The MGM Grand Property was built in 1993 and the Mandalay Bay Property was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms renovation from 2010 to 2013. Additionally, approximately $118.9 million was spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.
(10)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly-owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease; and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date and Maturity Date LTV based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Cut-off Date and Maturity Date LTV based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan. The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
(11)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

The Loan. The MGM Grand & Mandalay Bay mortgage loan (the “MGM Grand & Mandalay Bay Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in MGM Grand resort (the “MGM Grand Property”) and the Mandalay Bay resort (the “Mandalay Bay Property”) (each a “Property” and together, the “MGM Grand & Mandalay Bay Properties”) located in Las Vegas, Nevada. The MGM Grand & Mandalay Bay Whole Loan was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Societe Generale Financial Corporation. The MGM Grand & Mandalay Bay Mortgage Loan is part of a $3.0 billion whole loan that is evidenced by at least 74 promissory notes (the “MGM Grand & Mandalay Bay Whole Loan”). The MGM Grand & Mandalay Bay Whole Loan has a 10-year term to its anticipated repayment date, is interest-only for the first 10 years of the loan term and amortizes (to the extent of excess cash flow) following the anticipated repayment date. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the non-controlling Note A-16-4 and non-controlling Note A-16-9 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $49.0 million. Prior to the occurrence of a control appraisal period, Note C-1 will be the controlling noteholder. The MGM Grand & Mandalay Bay Whole Loan is serviced pursuant to the trust and servicing agreement for the BX 2020-VIVA transaction. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly

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No. 3 – MGM Grand & Mandalay Bay

additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Based on the contractual Master Lease rents in years 11 and 12 of $356 million and $363 million (rental payments fully guaranteed by MGM (Fitch: BB- / Moody’s: Ba3 / S&P: B+)), respectively, and a 5.55800% interest rate, the MGM Grand & Mandalay Bay Whole Loan would generate approximately $401 million of amortization in those two years (so long as the MGM Grand & Mandalay Bay Whole Loan remains outstanding during that period). The amortization will result in a year 12 loan-to-cost ratio of 56.3%, a debt yield of 20.0% (based on the year-end December 2019 EBITDAR) and a mortgage loan basis of approximately $266,572 per room.

Based on the Aggregate As-Is Appraised Value of approximately $7.35 billion as of January 10, 2020, the Cut-off Date and Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 22.2% and 22.2%, respectively. Based on the Aggregate Real Property Appraised Value of $4.6 billion as of January 10, 2020, the Cut-off Date and Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 35.5% and 35.5%, respectively.

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No. 3 – MGM Grand & Mandalay Bay

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-16-4, A-16-9	$49,000,000	$49,000,000	BBCMS 2021-C10(1)	No
A-14-5, A-16-3	$58,000,000	$58,000,000	BBCMS 2021-C9	No
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-4, A-15-4	$70,000,000	$70,000,000	Benchmark 2020-B20	No
A-13-5, A-15-6	$75,000,000	$75,000,000	Benchmark 2020-B21	No
A-13-6, A-15-7	$75,000,000	$75,000,000	Benchmark 2020-B22	No
A-13-8, A-15-8	$75,000,000	$75,000,000	Benchmark 2021-B23	No
A-13-9, A-15-9	$79,985,667	$79,985,667	Benchmark 2021-B24	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-14-2, A-14-3	$45,000,000	$45,000,000	WFCM 2020-C58	No
A-13-7	$65,000,000	$65,000,000	GSMS 2020-GSA2	No
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-3, A-14-4, A-15-5, A-16-2	$550,000,000	$550,000,000	BX 2020-VIV4	No
A-14-6	$36,500,000	$36,500,000	WFCM 2021-C59	No
A-14-7	$36,347,000	$36,347,000	MSC 2021-L5	No
A-15-10	$39,055,333	$39,055,333	CSAIL 2021-C20	No
A-16-5, A-16-6, A-16-7, A-16-8, A-16-10, A-16-11, A-16-12(2)	$113,347,000	$113,347,000	SGFC	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(3)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(3)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(3)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(3)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(4)
Whole Loan	$3,000,000,000	$3,000,000,000
(1)	SGFC will be contributing Note A-16-4 and Note A-16-9 with an aggregate outstanding principal balance of $49,000,000 to the BBCMS 2021-C10 securitization.

(2)	Expected to be split and/or contributed to one or more future securitizations.

(3)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

(4)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Prospectus.

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to a third party source, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 square feet of meeting space, 18 restaurants, an approximately 22,858 square foot spa, four swimming pools and approximately 41,800 square feet of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 square feet to 11,517 square feet and offer one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 square feet per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 square feet per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

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Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award-winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million square feet of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which opened in August 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 square feet of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 square foot spa, 10 swimming pools and approximately 54,000 square feet of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open-air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 square feet and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort’s 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 square feet.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Scheduled Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties have been cancelled until further notice due to the COVID-19 pandemic. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a sale and investor solicitation process supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect. On October 20, 2020, it was further reported that the plan giving the lenders control and virtually all of the equity of Cirque was approved, and on November 24, 2020, Cirque announced the closing of the sale transaction with its secured lenders and its emergence from creditor protection under the CCAA in Canada and Chapter 15 in the United States.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties that are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, in its Form 10-Q filing, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which includes the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID 19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business. On February 10, 2021, MGM reported in its most recent Form 10-K filing that (i) throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results and (ii) although MGM has engaged in aggressive cost reduction efforts, it still has significant fixed and variable costs, which will adversely affect its profitability, and has seen and expects

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to continue to see weakened demand in light of continued domestic and international travel restrictions or warnings, restrictions on amenity use (such as gaming, restaurant and pool capacity limitations), consumer fears and reduced consumer discretionary spending, general economic uncertainty and increased rates of unemployment. As has been reported on MGM’s third quarter 2020 earnings call, MGM disclosed that it is evaluating plans to minimize mid-week Adjusted Property EBITDAR losses at its properties in light of its seasonal low period during the winter months, which could include reducing amenities at some of its properties and the closure of certain hotel towers. Effective as of March 3, 2021, the MGM Grand & Mandalay Bay Properties resumed 24/7 hotel operations. The MGM Grand & Mandalay Bay Whole Loan is current through the June 2021 payment date and as of June 11, 2021, no loan modification or forbearance requests have been made. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million square feet of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, food and beverage, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

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As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical EBITDAR
EBITDAR ($ millions)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020(1)	Ann. Q1 2021(2)	Ann. T-1 Mar. 2021(3)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$75	$154	$235	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$33	$4	$147	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$109	$158	$382	$520
Debt Yield(4)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	3.6%	5.3%	12.7%	17.3%
Rent Coverage(5)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	0.4x	0.5x	1.3x	1.8x
A-Note Debt Service Coverage(6)	10.4x	11.7x	8.8x	6.4x	4.9x	5.4x	5.6x	6.8x	7.3x	8.2x	9.6x	10.3x	10.5x	8.8x	1.8x	2.7x	6.5x	8.8x
Whole Loan Debt Service Coverage(6)	5.6x	6.4x	4.8x	3.5x	2.7x	2.9x	3.0x	3.7x	4.0x	4.5x	5.3x	5.6x	5.7x	4.8x	1.0x	1.5x	3.5x	4.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it reopened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. The $109 million presented above represents the adjusted YE 2020 EBITDAR, all of which take into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during YE 2020 (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Ann. Q1 2021 represents January 2021 through March 2021 annualized Historical EBITDAR.

(3)	Ann. T-1 Mar. 2021 represents March 2021 annualized Historical EBITDAR. The TTM Historical EBITDAR as of March 2021 is $55,056,955, which reflects the suspension of operations and occupation limitations at the MGM Grand & Mandalay Bay Properties during certain months as described in footnote 1, above.

(4)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(5)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

(6)	Calculations are based on EBITDAR for each respective period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020(2)	Jan. 2021	Feb. 2021	Mar. 2021
RevPAR	$154	$162	$145	$112	$112	$128	$137	$138	$151	$155	$162	$167	$169	$174	$90	$42	$60	$78
Net Revenue ($ billions)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$0.49	$0.03	$0.04	$0.05
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	15%	7%	39%	36%
(1)	Any financial information contained in this Prospectus for the MGM Grand Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

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Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020(2)	Jan. 2021	Feb. 2021	Mar. 2021
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$100	$50	$69	$93
Net Revenue ($ billions)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.33	$0.02	$0.01	$0.04
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	10%	-41%	-36%	34%
(1)	Any financial information contained in this Prospectus for the Mandalay Bay Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Environmental. The Phase I reports dated February 11, 2020 did not identify any recognized environmental conditions. Due to a historical recognized environmental condition pertaining to the presence of underground storage tanks at the Mandalay Bay Property, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Whole Loan agreement, an environmental insurance policy.

The Market. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and as of year-end 2019, visitation had returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

From 2010 through 2019, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% compound annual growth rate). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually (as of year-end 2019) and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity steadily increased from 2009 through year-end 2019. In Clark County, gaming revenue increased approximately 17.2% from 2009 through year-end 2019.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy was approximately 90% over the last three years through year-end 2019. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

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Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Casino Space (SF)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Borrower Sponsor provided information.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property), which will serve as the home stadium for the NFL’s Raiders. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 and The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022. The appraiser does not believe either property will be directly competitive with the MGM Grand Property or Mandalay Bay Property.

Historical Occupancy, ADR, RevPAR
	MGM Grand Resort(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
12/31/2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
12/31/2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
12/31/2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
12/31/2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

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Cash Flow Analysis(1)
	2015	2016	2017	2018	2019	2020	Ann. T-1 Mar. 2021	UW	UW Per Room(2)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	54.1%	59.9%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$174.92	$142.04	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$94.62	$85.46	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$242,653,190	$301,281,898	$635,408,160	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	221,109,735	369,083,740	379,532,959	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	171,162,502	165,389,038	629,566,379	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	180,684,674	247,358,204	461,787,990(3)	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$815,610,101	$1,083,112,880	$2,106,295,488	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	144,539,055	150,761,106	265,201,312	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	140,438,708	142,734,985	223,320,361	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	154,636,674	97,758,869	449,487,794	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	116,372,807	80,425,175	304,747,043	$31,263
Total Departmental Expenses	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$555,987,244	$471,680,135	$1,242,756,510	$127,488

Property Maintenance	111,939,869	110,077,272	94,539,158	100,973,309	102,493,739	NAV(5)	NAV(5)	102,493,739	$10,514
Property Administration(4)	174,627,810	172,200,235	166,262,013	167,553,605	170,530,197	NAV(5)	NAV(5)	170,530,197	$17,494
Marketing & Advertising	38,202,199	39,405,548	39,688,932	45,724,651	42,793,494	NAV(5)	NAV(5)	42,793,494	$4,390
Fixed Expenses	23,317,324	23,039,610	21,544,460	24,507,471	27,641,195	NAV(5)	NAV(5)	27,641,195	$2,836
Management Fee	0	0	0	0	0	0(5)	0(5)	0	$0
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$233,177,472	$229,357,973	$343,458,625	$35,234

Net Extraordinary Loss Add-Back	$0	$0	$0	$0	$0	$82,377,430(6)	$0	$0	$0

EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$108,822,815(6)	$382,074,772	$520,080,353	$53,353

FF&E(7)	0	0	0	0	0	0	0	32,774,592	$3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$108,822,815(8)	$382,074,772	$487,305,761	$49,990
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on 9,748 guest rooms.

(3)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(4)	2018 Property Administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at the Mandalay Bay Property.

(5)	During 2020, MGM updated its internal reporting system which changed the presentation of property-level financial information at the division and department level. For this reason, the allocation of certain operating expenses is unavailable. The Property Maintenance, Property Administration, Marketing & Advertising, Fixed Expenses and Management Fee for 2020 are presented in the aggregate under Total Operating Expenses.

(6)	Net Extraordinary Loss Add-Back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the 2020 period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The 2020 EBITDAR of approximately $108.8 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the 2020 period).

(7)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the origination date Four Seasons Management Agreement.

(8)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On February 10, 2021, MGM reported in its most recent fourth quarter Form 10-Q filing that throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The 2020 financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

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The Borrowers. The borrowers for the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (collectively, the “MGM Grand & Mandalay Bay Borrowers”). Each of the borrowers is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the MGM Grand & Mandalay Bay Borrowers delivered a non-consolidation opinion in connection with the origination of the MGM Grand & Mandalay Bay Whole Loan.

The Borrower Sponsors. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion (approximately $471,892 per room). MGP OP and BREIT OP are affiliates of MGM Growth Properties LLC and Blackstone Real Estate Income Trust, Inc., respectively. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $174.0 billion as of September 30, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the MGM Grand & Mandalay Bay Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than 100.0%. For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a 25.0% indirect equity interest in the Borrower to a third party that is not an Affiliate of MGP OP and subsequently transfers a 10.0% indirect equity interest in the Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP’s Liability Percentage and (ii) an increase of ten percentage points to MGP OP’s Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the MGM Grand & Mandalay Bay Borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the MGM Grand & Mandalay Bay Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

Master Lease. The MGM Grand & Mandalay Bay Properties are master-leased to MGM Tenant, under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (the “Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (the “Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each an “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of MGM Tenant’s Property owned by

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such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the MGM Grand & Mandalay Bay Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the MGM Grand & Mandalay Bay Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the MGM Grand & Mandalay Bay Borrowers and the MGM Grand & Mandalay Bay Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/B+ by Moody’s, Fitch and S&P) guarantees to the MGM Grand & Mandalay Bay Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of mortgage lender for the MGM Grand & Mandalay Bay Whole Loan, pursuant to which MGM has guaranteed to mortgage lender the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Whole Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Whole Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Whole Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the MGM Grand & Mandalay Bay Borrowers for any purpose under the MGM Grand & Mandalay Bay Whole Loan documents so long as such person does not control Borrower. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Whole Loan, neither MGM nor MGM Tenant controlled the MGM Grand & Mandalay Bay Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019, which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter

(1) Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

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of 2019 (calculation methodology presented below)(2). As of September 30, 2020, MGM reported (i) revenue of approximately $1.1 billion for the third quarter of 2020 (of which approximately $481.4 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of $7.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.6 billion and approximately $3.2 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $4.5 billion (which excludes MGP OP and MGM China) and is comprised of cash and cash equivalents of approximately $3.5 billion and approximately $922 million available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $10.7 billion. Also as of September 30, 2020, MGM reported that it had $700.0 million remaining under its previously announced agreement with MGP OP to redeem for cash up to $1.4 billion of its MGP OP units and it does not have any debt maturing prior to 2022. As of December 31, 2020, MGM reported (i) revenue of approximately $1.5 billion for the fourth quarter of 2020 (of which approximately $480 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of approximately $8.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $5.1 billion and approximately $3.7 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $5.6 billion (which excludes MGP and MGM China) and is comprised of cash and cash equivalents of approximately $4.1 billion and approximately $1.472 billion available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $15.6 billion. In December 2020, MGP redeemed approximately 23.5 million MGP OP units from MGM Resorts for $700.0 million which represented the remaining amount under the agreement with MGP to purchase up to $1.4 billion of the MGP OP units owned by MGM Resorts for cash. MGM’s Las Vegas Strip resorts reported adjusted property EBITDAR of approximately $54.0 million for the fourth quarter of 2020 (compared to $15.0 million in the third quarter of 2020).

The MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

Escrows and Reserves. At loan origination, the MGM Grand & Mandalay Bay Borrowers were not required to deposit any initial reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). The MGM Tenant granted the MGM Grand & Mandalay Bay Borrowers a security interest in the OpCo FF&E Reserve Account, and the MGM Grand & Mandalay Bay Borrowers collaterally assigned the MGM Grand & Mandalay Bay Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Tax Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if an MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provides for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve — For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each payment date during a MGM Grand & Mandalay Bay Trigger Period, the MGM Grand & Mandalay Bay Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first payment date of each calendar quarter, an

(2) Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management’s estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

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amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the MGM Grand & Mandalay Bay Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve Fund during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five-year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Lockbox / Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. An MGM Grand & Mandalay Bay Trigger Period (as defined below) is anticipated to occur under the terms of the MGM Grand & Mandalay Bay Whole Loan documents due to a DSCR Trigger (as defined below) as early as July 2021, after which all cash is expected to be swept to a lender-controlled cash management account in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents. In lieu of all excess cash amounts being held in a reserve account, BREIT Prime Lease Holdings LLC and MGM Growth Properties Operating Partnership LP have delivered a guaranty to the lender guaranteeing all amounts required to be deposited in the Excess Cash Flow Reserve (as defined below) in accordance with the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents.

Under the terms of the MGM Grand & Mandalay Bay Whole Loan documents, if an MGM Grand & Mandalay Bay Trigger Period no longer exists, amounts on deposit in the lockbox account will be disbursed to the MGM Grand & Mandalay Bay Borrowers’ operating account in accordance with the clearing account agreement. During the continuation of an MGM Grand & Mandalay Bay Trigger Period, the MGM Grand & Mandalay Bay Borrowers are required to establish a cash management account (which has been established due to the current MGM Grand & Mandalay Bay Trigger Period) and, at least two times per week, the clearing account bank is required to sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank is required to apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (the “Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan). As described above, with respect to the anticipated MGM Grand & Mandalay Bay Trigger Period, a guaranty has been provided in lieu of sweeping excess cash flow into the Excess Cash Flow Reserve.

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (the “DSCR Threshold”) for two consecutive quarters calculated using EBITDAR as a numerator as detailed in the MGM Grand & Mandalay Bay Whole Loan documents (a “DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (an “OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (an “EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the MGM Grand & Mandalay Bay Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR

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Threshold or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the MGM Grand & Mandalay Bay Borrowers of such event of default. For the avoidance of doubt, in no instance will an MGM Grand & Mandalay Bay Trigger Period caused by the failure of the MGM Grand & Mandalay Bay Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire. As long as (i) the MGM Grand & Mandalay Bay Borrowers have not failed to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD, (ii) no event of default has occurred and is continuing or (iii) BREIT OP owns a direct or indirect interest in the MGM Grand & Mandalay Bay Borrowers, the MGM Grand & Mandalay Bay Borrowers have the right to cause certain affiliated guarantor(s) (as more particularly set forth in the MGM Grand & Mandalay Bay Whole Loan documents) to deliver an excess cash flow guaranty to the lender in lieu of depositing excess cash into the excess cash reserve subject to conditions as described in the MGM Grand & Mandalay Bay Whole Loan documents.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the MGM Grand & Mandalay Bay Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the MGM Grand & Mandalay Bay Borrowers.

“Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the MGM Grand & Mandalay Bay Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the MGM Grand & Mandalay Bay Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the MGM Grand & Mandalay Bay Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the MGM Grand & Mandalay Bay Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Subordinate and Mezzanine Debt. In addition to the MGM Grand & Mandalay Bay Mortgage Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2021-C10 securitization trust, which have an aggregate Cut-off Date principal balance of $1,585,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2021-C10 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Mortgage Loan. The MGM Grand & Mandalay Bay Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2021-C10 securitization trust. The MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2021-C10 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Additionally, the MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (the “Future Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Future Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Future Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Future Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Future Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Future Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, the future mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the MGM Grand & Mandalay Bay Borrowers or the future mezzanine borrower (an “Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Future Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand &

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Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Future Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Future Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Future Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Future Mezzanine Loan, funds sufficient to pay any other amounts then due under the Future Mezzanine Loan and the Future Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Future Mezzanine Loan on the maturity date of the Future Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Future Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Partial Release. So long as no event of default has occurred and is continuing (other than as set forth below), the MGM Grand & Mandalay Bay Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) if the MGM Grand & Mandalay Bay Whole Loan is securitized in a REMIC trust, compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

“Release Percentage” means, with respect to any individual Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be 105.0% until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be 110.0%.

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the MGM Grand & Mandalay Bay Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) 100.0% of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The MGM Grand & Mandalay Bay Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, the Release Conditions (other than clause (i))) (a “Default Release”). In addition, the MGM Grand & Mandalay Bay Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its allocated whole loan amount, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (a “Special Release”).

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No. 4 – Philadelphia Logistics Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$44,265,000	Title:	Fee
Cut-off Date Principal Balance:	$44,265,000	Property Type - Subtype:	Industrial – Warehouse/Distribution
% of IPB:	5.2%	Net Rentable Area (SF):	1,347,146
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrower:	NP Whitaker Ave Industrial, LLC	Year Built / Renovated:	1945 / 1975, 1997, 2021
Borrower Sponsor:	NorthPoint Holdings, LLC	Occupancy:	100.0%
Interest Rate:	3.34000%	Occupancy Date:	6/2/2021
Note Date:	6/2/2021	4th Most Recent NOI (As of)(3):	NAV
Anticipated Repayment Date(1):	7/1/2031	3rd Most Recent NOI (As of):	$3,861,512 (12/31/2019)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$3,979,739 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(4):	$3,925,589 (TTM 3/31/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon - ARD	UW Revenues:	$5,260,819
Call Protection:	L(24),D(93),O(3)	UW Expenses:	$643,731
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$4,617,088
Additional Debt:	No	UW NCF:	$4,278,328
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$69,500,000 / $52
Additional Debt Type:	N/A	Appraisal Date:	4/30/2021

Escrows and Reserves(2)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$33
Taxes:	$500,000	Springing	N/A	Maturity Date Loan / SF(1):	$25
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.7%
Replacement Reserves:	$5,981	$5,981	N/A	Maturity Date LTV(1):	49.4%
TI/LC:	$22,617	$22,617	N/A	UW NCF DSCR:	1.83x
Deferred Maintenance:	$11,660	$0	N/A	UW NOI Debt Yield:	10.4%
Other:	$10,114,266	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,265,000	100.0%	Payoff Existing Debt	$19,109,025	43.2%
Return of Equity	14,334,896	32.4
Reserves	10,654,524	24.1
Closing Costs	166,555	0.4
Total Sources	$44,265,000	100.0%	Total Uses	$44,265,000	100.0%

(1)	The Philadelphia Logistics Center Mortgage Loan (as defined below) is structured with an anticipated repayment date of July 1, 2031 (the “ARD”). If the Philadelphia Logistics Center Mortgage Loan is not repaid before the ARD, then the Philadelphia Logistics Center Mortgage Loan will accrue interest at the Adjusted Interest Rate (as defined below). The final maturity date of the Philadelphia Logistics Center Mortgage Loan is January 1, 2032. Maturity Date Loan / SF and Maturity Date LTV are based on the balance of the Philadelphia Logistics Center Mortgage Loan as of the ARD.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	4th Most Recent NOI is unavailable as the Philadelphia Logistics Center Property (as defined below) was purchased by the borrower sponsor in 2019 and the prior owner did not provide such information.

(4)	The increase in UW NOI from Most Recent NOI is attributed to the contractual annual rent increase of $1,077,717 for Cardone Industries.

The Loan. The Philadelphia Logistics Center mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 1,347,146 square foot industrial property located in Philadelphia, Pennsylvania (the “Philadelphia Logistics Center Property”). The Philadelphia Logistics Center mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $44.265 million (the “Philadelphia Logistics Center Mortgage Loan”). The Philadelphia Logistics Center Mortgage Loan requires amortizing payments through the ARD and accrues interest at a fixed rate of 3.34000% per annum (the “Initial Interest Rate”) through the ARD. From and after the ARD, to the extent the Philadelphia Logistics Center Mortgage Loan remains outstanding, the Philadelphia Logistics Center Mortgage Loan will accrue interest at an “Adjusted Interest Rate” equal to the Initial Interest Rate plus 2.0000%.

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The Property. The Philadelphia Logistics Center Property is a 1,347,146 square-foot industrial property located in Philadelphia, Pennsylvania and serves as the headquarters for Cardone Industries (“Cardone”). The Philadelphia Logistics Center Property consists of a two-story building built in 1945 and renovated in 1975, 1997 and 2021. The Philadelphia Logistics Center Property is situated on a 56.98-acre parcel. The Philadelphia Logistics Center Property features 164 dock-high doors and approximately 13.0% office space. The Philadelphia Logistics Center Property was built in stages in various sections that are all inter-connected. The Philadelphia Logistics Center Property is broken into 13 sections that are labeled 1-10 as well as A-C and within these sections of the Philadelphia Logistics Center Property, clear ceiling heights range from 12 feet on the second story warehouse areas to 24 feet in section 4. Other than the two-story office areas in section 10, the remainder of the facility is used by Cardone as warehouse space for storage purposes of aftermarket car parts. The Philadelphia Logistics Center Property contains 1,087 parking spaces, resulting in a parking ratio of 0.81 parking spaces per 1,000 square feet of net rentable area.

Cardone has been the sole tenant at the Philadelphia Logistics Center Property since 1995. Cardone was formed in 1970 as a storefront in North Philadelphia and focused on rebuilding windshield wiper motors. The company is headquartered in Philadelphia, Pennsylvania and has grown to become a leading global supplier of remanufactured and new automotive parts for passenger cars and light/medium duty trucks. Cardone parts are sold at most auto parts stores in the US, Canada and online authorized retailers. Cardone has approximately 5,000 employees with manufacturing facilities located in Philadelphia, California, Texas, Toronto, Canada and Matamoros, Mexico. In 2019, Cardone was purchased by Brookfield, a global leader in alternative asset management with over $600 billion in assets under management. As part of Cardone’s recent lease renewal at the Philadelphia Logistics Center Property, the borrower sponsor is required to perform capital improvements to the roof, paving and parking areas, A/C and windows and to demolish an old on-site water tower. The estimated cost of the improvements is approximately $5.07 million, with approximately $2.87 million of the capital improvements already being completed. At origination, the borrower sponsor escrowed approximately $2.4 million of the remaining capital improvements budgeted for the Philadelphia Logistics Center Property. Additionally, Cardone has the right to receive up to $5.0 million as a future tenant improvement allowance (the “Amortized Allowance Reserve”); provided, however that Cardone will be required to amortize the Amortized Allowance Reserve over the term of the lease as additional rent. If the Amortized Allowance Reserve is disbursed, the funds will amortize at a rate of 7.00%, beginning on the earlier to occur of (i) June 30, 2023, or (ii) the date on which Cardone has received the entire $5.0 million Amortized Allowance Reserve. At origination, the borrower escrowed $5.0 million for the Amortized Allowance Reserve. Cardone has the right to terminate its lease at any time during the initial term on or after January 11, 2030, subject to a one-year notice period effective December 31, 2029 and payment of a termination fee equal to the product of $2,929,268 multiplied by a fraction equal to the number of months remaining on the lease divided by 24. Additionally, Cardone has the right to terminate its lease during the last two years of any exercised extension period.

The Philadelphia Logistics Center Property is subject to a payment in lieu of taxes (“PILOT”) program that runs through December 2022. The PILOT agreement has additional options that may be extended provided that the Philadelphia Logistics Center Property is located in a Pennsylvania Strategic Development Area and remains a business authorized to do business in the Commonwealth of Pennsylvania and is engaged in the active conduct of trade or business in accordance with the requirements set forth within the Pennsylvania Tax Reform Code of 1971. According to the PILOT agreement, the borrower and Cardone (collectively, the “Participants”) are required to make an annual contribution comprised of (i) $375,000 in the form of a monetary contribution and (ii) services related to snow removal for the surrounding neighborhood, neighborhood security patrolling outside of properties owned or leased by the Participants, lawn and ground maintenance and landscaping valued at a minimum of $125,000 per year; in the event the Participants do not provide services valued at a minimum of $125,000 a year, then the Participants will be required to increase their monetary contribution such that the monetary and services contribution together equal to no less than $500,000 (such total annual payment, the “PILOT Payments”). Under the Cardone lease, Cardone is solely responsible for providing the services and PILOT Payments. According to the appraisal, 2021 real estate taxes currently equate to $322,112.

COVID-19 Update. As of June 11, 2021, the Philadelphia Logistics Center Property is open and operating. Cardone Industries, representing approximately 100% of the occupied square footage at the Philadelphia Logistics Center Property and approximately 100% of the underwritten base rent, made its April 2021 and May 2021 rental payments. As of June 21, 2021, the Philadelphia Logistics Center Mortgage Loan is not subject to any modification or forbearance requests.

Environmental. According to a Phase I environmental assessment dated May 7, 2021, there was no evidence of any recognized environmental conditions at the Philadelphia Logistics Center Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the sole tenant being in occupancy at the Philadelphia Logistics Center Property since 1995 and are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 2, 2021.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Cardone Industries(3)(4)	NR / NR / NR	1,347,146	100.0%	$3.75	$5,051,798	100.0%	12/31/2031
Occupied Collateral Total		1,347,146	100.0%	$3.75	$5,051,798	100.0%
Vacant Space		0	0.0%
Collateral Total		1,347,146	100.0%

(1)	Based on the underwritten rent roll dated June 2, 2021.

(2)	UW Base Rent PSF and UW Base Rent includes contractual rent steps taken through January 2024 totaling $1,077,717.

(3)	Cardone has two, five-year renewal options remaining.

(4)	Cardone has the right to terminate its lease at any time on or after January 11, 2030, subject to a one-year notice period effective December 31, 2029 and a termination fee equal to the product of $2,929,268 multiplied by a fraction equal to the number of months remaining on the lease divided by 24. Additionally, Cardone has the right to terminate its lease during the last two years of any exercised extension period.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2031	1	1,347,146	100.0	$5,051,798	100.0	1,347,146	100.0%	$5,051,798	100.0%
2032 & Beyond	0	0	0.0	0	0.0	1,347,146	100.0%	$5,051,798	100.0%
Total	1	1,347,146	100.0%	$5,051,798	100.0%
(1)	Based on the underwritten rent roll dated June 2, 2021.

(2)	UW Base Rent Expiring and % of UW Base Rent Expiring include contractual rent steps taken through January 2024 totaling $1,077,717.

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Operating History and Net Cash Flow
	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,867,251	$3,974,081	$3,974,081	$5,051,798	$3.75	91.2%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,867,251	$3,974,081	$3,974,081	$5,051,798	$3.75	91.2%
Total Reimbursements	218,160	237,420	202,257	485,906	0.36	8.8
Net Rental Income	$4,085,411	$4,211,500	$4,176,338	$5,537,704	$4.11	100.0%
(Vacancy/Credit Loss)	0	0	0	(276,885)	(0.21)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$4,085,411	$4,211,500	$4,176,338	$5,260,819	$3.91	95.0%

Total Expenses	$223,899	$231,761	$250,748	$643,731	$0.48	12.2%

Net Operating Income(4)	$3,861,512	$3,979,739	$3,925,589	$4,617,088	$3.43	87.8%
Capital Expenditures	0	0	0	67,357	0.05	1.3
TI/LC	0	0	0	271,403	0.20	5.2
Net Cash Flow	$3,861,512	$3,979,739	$3,925,589	$4,278,328	$3.18	81.3%
(1)	TTM reflects the trailing twelve month period ending March 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is based on in-place rent as of June 2, 2021 and includes underwritten contractual rent increases of $1,077,717 through January 2024.

(4)	Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to the contractual rent increase of $1,077,717 for Cardone.

The Market. The Philadelphia Logistics Center Property is located in Philadelphia, Pennsylvania within the Philadelphia-Camden-Wilmington metropolitan statistical area (the “Philadelphia MSA”), also known as Greater Philadelphia. The Philadelphia MSA is the nation’s seventh largest metropolitan area and benefits from its central geography in the heart of the Northeast Corridor. The greater Philadelphia market area covers thirteen counties in Southeastern Pennsylvania, Southern New Jersey and Northern Delaware. Greater Philadelphia is located at the intersection of Philadelphia county’s major highway infrastructure, with over 100 interstate highways connecting the various submarkets throughout the Philadelphia region. Approximately 100 million people are within a one-day drive of Philadelphia. The Greater Philadelphia region is known for its diversified economic base, with its major employers mainly consisting of companies within the medical, educational, bio-science and pharmaceutical industries. Twenty-five Fortune 500 companies call the Philadelphia region its home. Major employers within Greater Philadelphia include University of Pennsylvania Health System, Thomas Jefferson University and TJU Health System Inc., Children’s Hospital of Philadelphia, Comcast, Drexel University and Independence Blue Cross. According to the appraisal, the Greater Philadelphia region is a national leader in higher education and includes over 100-degree granting institutions including Princeton University and University of Pennsylvania, each an ivy league institution, and three of the top liberal arts colleges: Swarthmore, Haverford and Bryn Mawr Colleges.

The Philadelphia Logistics Center Property is located directly north of Route 1-13 within the Lawncrest section of Philadelphia. Primary access to this neighborhood from other parts of the region is provided via Interstate 95 and US Route 1 (Roosevelt Boulevard). Interstate 95 is located within approximately 4.0 miles of the Philadelphia Logistics Center Property and US Route 1 is located less than one mile north of the Philadelphia Logistics Center Property. US Route 1 traverses Philadelphia in a southwest to northeast direction. The Philadelphia Logistics Center Property is located approximately 18.2 miles northeast of the Philadelphia International Airport. The neighborhood surrounding the Philadelphia Logistics Center Property is primarily comprised of industrial and retail uses.

According to the appraisal, the Philadelphia Logistics Center Property is located in the Greater Philadelphia industrial market and the Philadelphia County industrial submarket. As of the first quarter of 2021, the Greater Philadelphia industrial market contained approximately 487.4 million square feet of inventory with a vacancy rate of 4.7% and an average asking net rental rate of $8.02 per square foot. As of the first quarter of 2021, the Greater Philadelphia industrial market reported year to date positive absorption of approximately 1.5 million square feet and approximately 16.3 million square feet under construction. As of the first quarter of 2021, the Philadelphia County industrial submarket reported approximately 84.7 million square feet of inventory with a vacancy rate of 4.6% and an average asking net rental rate of $5.41 per square foot. As of year end 2020, the Philadelphia County industrial submarket reported year-to-date absorption of 1.04 million square feet and an increase of 14.4% in average rents over the past 12 months.

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Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Philadelphia Logistics Center Philadelphia, PA	1945 / 1975, 1997, 2021	100.0%(2)	1,347,146	Cardone Industries	1,347,146	$3.75(2)	Jan-21(2)	132(2)
Logan Target Industrial BTS Logan Township, NJ	2021 / NAP	NAV	1,105,000	Target Corporation	1,105,000	$5.75	Apr-21	122
151 Benigno Boulevard Bellmawr, NJ	1968 / 2019	100.0%	381,890	151 Foods LLC	381,890	$4.80	Jun-20	180
1250 Forest Parkway West Deptford, NJ	1990 / 1997	100.0%	494,000	Amazon	494,000	$5.30	Mar-20	64
2750 Morris Road Worcester Township, PA	1988 / NAP	NAV	630,204	Keystone Technologies	160,326	$3.38	Sep-19	120
2401 Green Lane Levittown, PA	2019 / NAP	NAV	310,653	Urban Outfitters	308,959	$5.95	May-19	180
Forest Park Corporate Center Paulsboro, NJ	1997 / NAP	100.0%	376,903	SDR Distribution Services	376,903	$5.15	Apr-19	132
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 2, 2021, which includes contractual rental increases totaling $1,077,717.

The Borrower. The borrowing entity for the Philadelphia Logistics Center Mortgage Loan is NP Whitaker Ave Industrial, LLC, a Missouri limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Philadelphia Logistics Center Mortgage Loan.

The Borrower Sponsor. NorthPoint Holdings, LLC is the borrower sponsor and guarantor of certain nonrecourse carveouts under the Philadelphia Logistics Center Mortgage Loan. NorthPoint Holdings, LLC is a NorthPoint Development (“NorthPoint”) entity, which was founded by Nathanial Hagedorn. NorthPoint is a Kansas City based real estate development, management and leasing firm that is focused on industrial, multifamily, and senior living markets in central USA. The company is a developer for large industrial users and has raised over $7.1 billion since 2012 to fund various real estate projects. In total, NorthPoint has developed over 76.5 million square feet of industrial properties and approximately 4,000 multifamily units with 3,714 acres of undeveloped industrial land slated for 68 million square feet of future developments.

Property Management. The Philadelphia Logistics Center Property is managed by NPD Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $5,000,000.00 for an amortized allowance reserve, $2,694,292.00 for a discounted rent reserve, $2,419,973.60 for a Cardone landlord work expense reserve, $500,000.00 for a real estate tax reserve, $22,617.92 for a tenant improvement and leasing commissions reserve, $11,660 for a deferred maintenance reserve and $5,981.45 for a capital expenditure reserve.

Tax Escrows – Ongoing monthly real estate tax reserves will not be required for so long as (i) the tax incentive agreement remains in full force and effect and no event of default under the tax incentive agreement is continuing, (ii) the borrower furnishes to the lender receipts for the payment of all real estate taxes (in each case, prior to the applicable dates that the same become delinquent) or other evidence of such payment reasonably satisfactory to the lender, and (iii) no event of default is continuing.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as the Philadelphia Logistics Center Property is insured under a blanket insurance policy in accordance with the Philadelphia Logistics Center Mortgage Loan documents and the borrower provides the lender with written evidence satisfactory to the lender of the payment of the applicable insurance premiums at least ten days prior to the expiration of any acceptable blanket policy.

Rollover Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the product obtained by multiplying $0.05 by the aggregate number of rentable square feet of space in the Philadelphia Logistics Center Property, which equates to $5,981.45.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet of space in the Philadelphia Logistics Center Property, which equates to $22,616.92.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided no other Cash Management Period (as defined below) is then continuing), the borrower will be required to deposit with the lender all available cash (or such portion of available cash allocated by the lender for deposit into the special rollover reserve subaccount). The borrower will also be required to deposit with the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (as defined below) (including in connection with any Major Tenant (as defined below) insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to

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the applicable provisions of any Major Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease.

Lockbox / Cash Management. The Philadelphia Logistics Center Mortgage Loan documents require a hard lockbox with springing cash management. The borrower is required to cause all rents relating to the Philadelphia Logistics Center Property to be transmitted directly by tenants into a lender-controlled lockbox account and all rents received by the borrower or property manager are required to be deposited into the lockbox account within two business day of receipt. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the Philadelphia Logistics Center Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Lease Sweep Period, to the special rollover reserve subaccount or (b) to the extent that a Cash Management Period is in effect (other than solely as a result of a Lease Sweep Period), to the cash collateral subaccount.

A “Cash Management Period” means the occurrence of (i) the anticipated repayment date of July 1, 2031, (ii) an event of default or (iii) the commencement of a Lease Sweep Period, and will end, as applicable, if (x) the Philadelphia Logistics Center Mortgage Loan and all other obligations under the Philadelphia Logistics Center Mortgage Loan documents have been repaid in full or (y) the anticipated repayment date has not occurred and (a) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred and is continuing or (b) with respect to clause (iii) above, once the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the early termination or early cancellation of any Major Lease; (ii) any Major Tenant discontinues its business (i.e. “goes dark”) or gives written notice that it intends to discontinue its business at the Philadelphia Logistics Center Property prior to the end of such Major Tenant’s lease term; (iii) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder, (iv) the occurrence and continuance (beyond any applicable notice and cure periods) of a default on the part of the borrower under any Major Lease; (v) the occurrence of a Major Tenant insolvency proceeding; or (vi) the payment date that falls six months prior to the anticipated repayment date of July 1, 2031, provided, however, if the Cardone lease has been extended for a term of not less than five years beyond the anticipated repayment date of July 1, 2031, then a Lease Sweep Period will not occur. A Lease Sweep Period will end upon the earlier to occur of any of the following: (1) the date on which the lender has determined that sufficient funds have been collected in the special rollover reserve subaccount to cover the anticipated tenant improvements costs and leasing commissions and down-time or free rent periods in connection with the re-tenanting of the space that gave rise to such Lease Sweep Period; (2) with respect to clauses (i) or (ii) above, the date on which all of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender and entered into in accordance with the Philadelphia Logistics Center Mortgage Loan documents, and all approved major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full (or the lender has determined in its reasonable discretion that sufficient funds are then on deposit in the special rollover reserve subaccount to cover any such expenses that have not been paid); (3) with respect to clause (iii) above, if the subject Major Tenant default has been cured and no other Major Tenant default has occurred for a period of three consecutive months following such cure; (4) with respect to clause (iv) above, if the subject default has been cured by the borrower and no other default on the part of the borrower under the subject Major Lease has occurred for a period of three consecutive months following such cure; (5) with respect to clause (v) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; or (6) with respect to clause (vi) above, the indefeasible repayment in full of the Philadelphia Logistics Center Mortgage Loan.

A “Major Lease” means the Cardone lease and any other lease (individually or in aggregate with respect to the same tenant and its affiliates) which covers 135,000 or more rentable square feet of the improvements.

A “Major Tenant” is Cardone or any tenant under a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 135,000 or more rentable square feet of the improvements.

Subordinate and Mezzanine Debt. None.

Partial Release. The borrower may obtain the release of all or a portion of the four non-contiguous unimproved parcels (the “Release Parcels”) surrounding the Philadelphia Logistics Center Property without payment of a release price, provided the following conditions, among others, are satisfied: (i) no event of default is continuing before the release and the release will not cause an event of default; (ii) the Release Parcels will be a legally subdivided parcel from the Philadelphia Logistics Center Property and will be on a separate tax lot from the Philadelphia Logistics Center Property; (iii) the borrower will deliver to the lender an amendment to the tax incentive agreement reflecting the subdivision in a form as described within the Philadelphia Logistics Center Mortgage Loan documents; and (iv) in the event that, following such release, the loan-to-value ratio of the remaining Philadelphia Logistics Center Property (as determined by the lender in its sole discretion by any commercially reasonable method permitted to a REMIC trust and excluding the value of personal property or going concern value, if any) is greater than 125%, the principal balance of the Philadelphia Logistics Center Mortgage Loan is required to be defeased by an amount equal to the least of (a) the fair market value of the Release Parcels at the time of the release and (b) an

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amount such that the loan-to-value ratio of the Philadelphia Logistics Center Mortgage Loan (as determined by the lender) does not increase after the release of the Release Parcels or the lender receives a REMIC opinion.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,300,000	Title:	Fee
Cut-off Date Principal Balance:	$33,300,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.9%	Net Rentable Area (SF):	177,301
Loan Purpose:	Acquisition	Location:	Las Vegas, NV
Borrower:	Afamon LLC	Year Built / Renovated:	2009 / 2017
Borrower Sponsors:	Ofir Hagay and Robert A. Connell	Occupancy:	93.2%
Interest Rate:	3.64000%	Occupancy Date:	5/7/2021
Note Date:	5/7/2021	4th Most Recent NOI (As of)(2):	$2,896,309 (T-11 Ann. 12/31/2018)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(3):	$3,195,221 (12/31/2019)
Interest-only Period:	48 months	2nd Most Recent NOI (As of)(3):	$1,687,197 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(3)(4):	$905,161 (T-12 3/31/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,402,014
Call Protection:	L(24),YM1(91),O(5)	UW Expenses:	$968,146
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$3,433,869
Additional Debt:	No	UW NCF:	$3,044,508
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$48,400,000 / $273
Additional Debt Type:	N/A	Appraisal Date:	3/9/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$188
Taxes:	$115,117	$28,779	N/A	Maturity Date Loan / SF:	$165
Insurance:	$8,265	$4,132	N/A	Cut-off Date LTV:	68.8%
Replacement Reserves:	$0	$2,955	N/A	Maturity Date LTV:	60.5%
TI/LC Reserve:	$0	$18,469	N/A	UW NCF DSCR:	1.67x
Other:	$749,572	$0	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,300,000		66.7%	Purchase Price	$48,600,000	97.3%
Borrower Sponsor Equity(5)	15,897,481		31.8	Upfront Reserves	872,954	1.7
Closing Credits(6)	$749,572		1.5	Closing Costs(7)	474,100	0.9
Total Sources	$49,947,054		100.0%	Total Uses	$49,947,054	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(2)	January 2018 financials are not available as the Montecito Tower Property (as defined below) was purchased in January 2018.

(3)	The decrease in Most Recent NOI and 2nd Most Recent NOI from 3rd Most Recent NOI is primarily driven by the free rent which was due to Asurion, L.L.C. after its lease renewal in 2018. The lease renewal commenced in July 2020, included full rent abatement through March 2021, and includes a partial rent abatement for April 2021. For more information, see the “Operating History and Underwritten Net Cash Flow” table below.

(4)	The increase in UW NOI from Most Recent NOI is primarily driven by the expiration of Asurion, L.L.C.’s free rent period and Raw Fitness’ underwritten rent being higher than the abated rent Raw Fitness is currently paying. For more information, see the “Operating History and Underwritten Net Cash Flow” table below.

(5)	Borrower Sponsor Equity includes $1 million of existing equity from Moonwater Capital (one of the previous owners), who will maintain its interest in the Montecito Tower Property, that was credited towards the Purchase Price. Afamon LLC is a joint venture between Moonwater Capital and AFA Real Estate Partners, a third party without any affiliation to the previous owners. Moonwater Capital owns 15% of the borrower, with AFA Real Estate Partner and its affiliates owning the remaining 85%.

(6)	Closing Credits is comprised of existing tenant improvement and free rent obligations, all of which were reserved by the lender.

(7)	Closing Costs were reduced by certain proration’s and adjustments due at origination by the seller to the borrower sponsors.

The Loan. The Montecito Tower mortgage loan (the “Montecito Tower Mortgage Loan”) has an original and Cut-off Date principal balance of $33,300,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 177,301 square foot office property located in Las Vegas, Nevada (the “Montecito Tower Property”). The Montecito Tower Mortgage Loan has a 10-year term, and following a four-year interest-only period, amortizes on a 30-year schedule.

The Property. The Montecito Tower Property consists of a six-story, Class A office building totaling 177,301 square feet located in Las Vegas, Nevada. The Montecito Tower Property was originally built in 2009 and was most recently renovated in 2017. The Montecito Tower Property is registered with the U.S. Green Building Council and was designed and constructed to achieve LEED Silver certification. Green features at the Montecito Tower Property include high-efficiency heating and cooling systems, low-flow water fixtures, increased use of natural sunlight, and high solar reflective roofing. The Montecito Tower Property also features 12-foot ceilings and offers tenants

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an on-site gym via Raw Fitness. The Montecito Tower Property is situated on approximately 11.6 acres and includes a two-level parking structure with aboveground and subterranean parking. The Montecito Tower Property has a total of 1,144 parking spaces (approximately 6.5 parking spaces per 1,000 square feet of NRA). The Montecito Tower Property was 93.2% leased as of May 7, 2021 to three tenants.

The borrower sponsors used the proceeds from the Montecito Tower Mortgage Loan to acquire the Montecito Tower Property and recapitalize Moonwater Capital’s ownership interest in the Montecito Tower Property. The borrower sponsor equity contributed to the acquisition includes $1 million of existing equity from Moonwater Capital and approximately $14.9 million of equity from AFA Real Estate Partners. Afamon LLC is a joint venture between Moonwater Capital and AFA Real Estate Partners, a third party without any affiliation to the previous owners. Moonwater Capital owns 15% of the borrower, with AFA Real Estate Partner and its affiliates owning the remaining 85%.

COVID-19 Update. As of June 11, 2021, the Montecito Tower Property was open and operating. Due to the COVID-19 pandemic, Asurion, L.L.C. (68.8% of NRA and 75.0% of underwritten base rent) reduced its headcount at the Montecito Tower Property but was current on all rent payments as of June 11, 2021 and has continued to have employees work at the Montecito Tower Property. According to the property manager, Alverson Taylor & Sanders (21.3% of NRA and 21.8% of underwritten base rent) has continued to have staff work at the Montecito Tower Property at pre-COVID-19 levels throughout the pandemic. Starting in January 2021, CoWorks, LLC began subleasing 1,000 square feet of the Alverson Taylor & Sanders first floor space at a rental rate of $24.00 per square foot through May 31, 2021, and according to the borrower, a verbal agreement is in place to extend the sublease through November 2021 and add 500 square feet at a rental rate of $12.00 per square foot. As of June 11, 2021, Alverson Taylor & Sanders was current on all rent payments. As of May 7, 2021, Raw Fitness (3.1% of NRA and 3.2% of underwritten base rent) is operating at 50% capacity and is offering 75% of its typical class schedule. Raw Fitness was originally granted free rent from April 2020 to June 2020, totaling approximately $34,002, in exchange for a three-month extension of its lease. However, due to continued hardships from COVID-19, Raw Fitness has been making reduced rental payments since August 2020. Raw Fitness paid $6,500 per month from August 2020 through January 2021, approximately $6,349 in February 2021 and March 2021 and began paying $8,500 per month in April 2021. Raw Fitness’s unabated rent for 2021 is approximately $11,674 per month. The borrower sponsors reached an agreement with Raw Fitness to continue paying its reduced rent through January 2022 at a rate of $8,500 per month. As of June 21, 2021, the Montecito Tower Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests.

Major Tenants.

Asurion, L.L.C. (122,001 square feet; 68.8% of the NRA; 75.0% of underwritten base rent): Asurion, L.L.C. is a global tech services company that provides technological support protection and repairs for more than 300 million customers in 21 countries. Asurion, L.L.C. has nearly 19,000 employees located throughout the U.S., Canada, Latin American, Europe and the Asia Pacific. In addition, to direct to consumer services, Asurion, L.L.C. has contracts with major carriers and retailers, including AT&T, Sprint, Verizon and Amazon, to provide its support, repairs and warranties. In April 2021, Moody’s provided a corporate family rating of B1 and noted Asurion, L.L.C.’s dominant position in mobile device services distributed through wireless carriers in the US, Japan and other selected international markets. Asurion, L.L.C. has been located at the Montecito Tower Property since 2014 and has renewed or expanded its lease twice. Asurion, L.L.C.’s lease currently expires in April 2027 and includes two, five-year extension options. Excess cash flow is required to be swept into a reserve account 12 months prior to Asurion, L.L.C.’s lease expiration date unless a Lease Sweep Trigger Cure (as defined below) has occurred (see “Lockbox/Cash Management” below for details).

Alverson Taylor & Sanders (37,758 square feet; 21.3% of the NRA; 21.8% of underwritten base rent): Alverson Taylor & Sanders is one of the largest law firms in Nevada and was founded in 1977. Alverson Taylor & Sanders is headquartered at the Montecito Tower Property. Alverson Taylor & Sanders has approximately 23 partners and associates and provides legal services in the fields of civil litigation, medical malpractice, transactional law and numerous other specialties. Alverson Taylor & Sanders has an AV rating, the highest in Martindale-Hubbell’s Law Directory, and is listed in Martindale-Hubbell’s Register of Preeminent Lawyers. Alverson Taylor & Sanders has been located at the Montecito Tower Property since 2017 and leases its space through September 2025 with two, three-year extension options remaining.

Environmental. According to a Phase I environmental assessment dated March 17, 2021, there was no evidence of any recognized environmental conditions at the Montecito Tower Property.

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)(3)
90.1%	93.2%	93.2%	93.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of May 7, 2021.

(3)	Vacant space consists of 8,387 square feet of office and 3,653 square feet of retail space.

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Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Asurion, L.L.C.	NR/NR/NR	122,001	68.8%	$27.31	$3,331,274	75.0%	4/30/2027(3)
Alverson Taylor & Sanders	NR/NR/NR	37,758	21.3	25.66	968,931	21.8	9/30/2025(4)
Raw Fitness	NR/NR/NR	5,502	3.1	25.46	140,090(5)	3.2	6/30/2029(6)
Occupied Collateral Total / Wtd. Avg.		165,261	93.2%	$26.87	$4,440,294	100.0%

Vacant Space(7)		12,040	6.8%

Collateral Total		177,301	100.0%

(1)	Based on underwritten rent roll dated May 7, 2021.

(2)	UW Base Rent includes rent steps of approximately $125,249 through December 2021.

(3)	Asurion, L.L.C. has two, five-year extension options remaining.

(4)	Alverson Taylor & Sanders has two, three-year extension options remaining.

(5)	UW Base Rent for Raw Fitness is based on its unabated contractual rent ($11,674 per month). Raw Fitness is currently paying $8,500 per month through January 2022.

(6)	Raw Fitness has two, five-year extension options remaining.

(7)	Vacant Space consists of 8,387 square feet of office and 3,653 square feet of retail space.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	12,040	6.8%	NAP	NAP	12,040	6.8%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	12,040	6.8%	$0	0.0%
2022	0	0	0.0	0	0.0	12,040	6.8%	$0	0.0%
2023	0	0	0.0	0	0.0	12,040	6.8%	$0	0.0%
2024	0	0	0.0	0	0.0	12,040	6.8%	$0	0.0%
2025	1	37,758	21.3	968,931	21.8	49,798	28.1%	$968,931	21.8%
2026	0	0	0.0	0	0.0	49,798	28.1%	$968,931	21.8%
2027(3)	1	122,001	68.8	3,331,274	75.0	171,799	96.9%	$4,300,205	96.8%
2028	0	0	0.0	0	0.0	171,799	96.9%	$4,300,205	96.8%
2029	1	5,502	3.1	140,090	3.2	177,301	100.0%	$4,440,294	100.0%
2030	0	0	0.0	0	0.0	177,301	100.0%	$4,440,294	100.0%
2031	0	0	0.0	0	0.0	177,301	100.0%	$4,440,294	100.0%
2032 & Beyond	0	0	0.0	0	0.0	177,301	100.0%	$4,440,294	100.0%
Total	3	177,301	100.0%	$4,440,294	100.0%
(1)	Based on the underwritten rent roll dated May 7, 2021.

(2)	UW Base Rent Expiring includes rent steps of approximately $125,249 through May 2022. Additionally, UW Base Rent for Raw Fitness is based on its contractual rent. Raw Fitness is currently paying $8,500 per month through January 2022.

(3)	Excess cash flow is required to be swept into a reserve account 12 months prior to Asurion, L.L.C.’s lease expiration date unless a Lease Sweep Trigger Cure has occurred (see “Lockbox/Cash Management” below for details).

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Operating History and Underwritten Net Cash Flow
	T-11 Ann.(1)	2019	2020	TTM (2)(3)	Underwritten(3)	Per Square Foot	%(4)
Rents in Place	$3,843,638	$4,089,002	$4,243,070	$4,274,488	$4,315,046	$24.34	89.3%
Free Rent Adjustment	237,133	76,109	1,729,394	2,537,893	0	$0.00	0.0%
Net in Place Rent	$3,606,505	$4,012,893	$2,513,676	$1,736,595	$4,315,046	$24.34	89.3%
Rent Steps(5)	0	0	0	0	125,249	0.71	2.6
Vacant Income	0	0	0	0	326,161	1.84	6.7
Gross Potential Rent	$3,606,505	$4,012,893	$2,513,676	$1,736,595	$4,766,455	$26.88	98.6%
Total Reimbursements	0	19,807	32,470	36,873	66,614	0.38	1.4
Net Rental Income	$3,606,505	$4,032,700	$2,546,146	$1,773,468	$4,833,069	$27.26	100.0%
Parking Income	99,447	39,657	44,988	45,591	45,591	0.26	0.9
(Vacancy/Credit Loss)	0	0	0	0	(476,646)	(2.69)	(9.9)
Effective Gross Income	$3,705,952	$4,072,357	$2,591,134	$1,819,059	$4,402,014	$24.83	91.1%
Total Expenses	$809,643	$877,136	$903,937	$913,898	$968,146	$5.46	22.0%
Net Operating Income	$2,896,309	$3,195,221	$1,687,197	$905,161	$3,433,869	$19.37	78.0%
Cap Ex, Total TI/LC	0	0	0	0	389,361	2.20	8.8
Net Cash Flow	$2,896,309	$3,195,221	$1,687,197	$905,161	$3,044,508	$17.17	69.2%
(1)	T-11 Ann. represents the trailing 11 months ending December 2018 annualized as January financials were not available.

(2)	TTM represents the trailing 12 months ending March 31, 2021.

(3)	The increase in UW Net Operating Income from TTM Net Operating Income is primarily driven by the expiration of Asurion, L.L.C.’s free rent period and Raw Fitness’ underwritten rent being higher than the abated rent Raw Fitness is currently paying through January 2022.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Underwritten cash flows reflect rent steps of approximately $125,249 through May 2022.

The Market. The Montecito Tower Property is located in Las Vegas, Nevada, approximately 16 miles northwest of downtown Las Vegas. The Montecito Tower Property is located in the Northwest submarket and is surrounded primarily by single-family homes with complimenting retail and institutional properties. There are two shopping centers featuring big box retailers including Kohls, Walmart, Sam’s Club and Home Depot, within a mile of the Montecito Tower Property. The Montecito Tower Property has access to the surrounding area through both vehicular transport and the RTC public transportation system. Primary access is provided by U.S. Route 95, which is approximately two miles from the Montecito Tower Property, and connects with both Interstate 15 and Interstate 215. Additionally, the Montecito Tower Property is approximately 30 minutes from the McCarran International Airport.

According to the appraisal, as of the fourth quarter of 2020, the Las Vegas MSA office market had an inventory of approximately 67.2 million square feet, overall vacancy in the market of approximately 12.1% and gross asking rent of $27.84 per square foot. Within the Northwest submarket, as of the fourth quarter of 2020, the submarket had an inventory of approximately 10.7 million square feet, overall vacancy of approximately 10.7% and gross asking rent of $30.42 per square foot. The estimated 2020 population within a one-, three-and five-mile radius was 12,144, 113,034 and 258,412, respectively. According to the appraisal, the estimated 2020 median household income within a one-, three- and five-mile radius was $67,003, $81,030 and $76,823, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Montecito Tower Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Mos.)	Lease Type (Reimbursements)	Rent Increase Projection
Office	$28.00	120	Modified Gross	3.0% per annum

Retail Space	$26.00	60	NNN	3.0% per annum

Large Office	$27.00	120	Modified Gross	3.0% per annum
(1)	Source: Appraisal.

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The following table presents certain information relating to comparable office leases for the Montecito Tower Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
Montecito Tower Las Vegas, NV	2009/2017	177,301(3)	Various	Various	$26.13(3)	Various	Various	Various
6170 North Las Vegas, NV	2017/NAP	56,113	Abby Connect	17,208	$23.50	Mar-20	7.0 Yrs.	NNN
Shift4 Las Vegas, NV	1993/2019	66,780	Shift4	66,780	$22.87	Jan-18	10.0 Yrs.	NNN
Class A Office Las Vegas, NV	2007/NAP	152,468	RBC Wealth	22,164	$35.40	Dec-19	5.0 Yrs.	Mod. Gross
Gardner Plaza Henderson, NV	2020/NAP	23,832	Coldwell	10,428	$29.50	Jan-20	4.0 Yrs.	NNN
Sunset Hills Las Vegas, NV	2007/NAP	64,187	Progress	4,827	$30.22	May-20	13.9 Yrs.	Net
Las Vegas Las Vegas, NV	2020/NAP	75,000	Nevada Career	75,000	$23.50	Aug-21	10.5 Yrs.	NNN
Desert Canyon Las Vegas, NV	2009/NAP	56,700	Guaranteed	6,767	$28.20	Jun-20	5.0 Yrs.	Mod. Gross
Gardner Plaza Henderson, NV	2020/NAP	23,832	Paysign	23,832	$29.50	Jan-20	10.0 Yrs.	Net
SHP Building IV Henderson, NV	2018/NAP	51,851	Cardinal	12,289	$30.09	Oct-18	10.0 Yrs.	NNN
Hughes Plaza Las Vegas, NV	2005/NAP	71,546	Financial Group	10,605	$33.45	Feb-21	5.0 Yrs.	Full Service
(1)	Source: Appraisal.

(2)	Comparable Rent PSF reflects the appraised net rent per square foot and accounts for certain appraisal adjustments.

(3)	Based on in place rent per the underwritten rent roll dated May 7, 2021.

The following table presents certain information relating to comparable office sales for the Montecito Tower Property:

Comparable Office Sales(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Sale Date	Sale Price	Sale Price PSF	Adjusted Sales Price PSF(2)
Montecito Tower Las Vegas, NV	2009/2017	177,301(3)	93.2%(3)	May-2021	$48,600,000	$274.11	NAP
Centennial Hills Center Las Vegas, NV	2017/NAP	57,156	100.0%	Jan-21	$18,500,000	$323.68	$291.31
Green Valley Corporate Henderson, NV	2000/NAP	63,959	100.0%	May-20	$15,958,453	$249.51	$261.99
Green Valley Corporate II Henderson, NV	1998/NAP	54,145	100.0%	May-20	$14,151,836	$261.37	$274.44
2450 Fire Mesa Street Las Vegas, NV	2003/2018	53,323	100.0%	Feb-20	$20,912,253	$392.18	$313.74
Shift4 Corporate Las Vegas, NV	1993/2019	66,780	100.0%	Nov-19	$18,300,000	$274.03	$260.33
Station Casinos Las Vegas, NV	2007/NAP	138,558	100.0%	Oct-19	$57,000,000	$411.38	$287.97
Commerce on the Green Henderson, NV	2004/NAP	60,499	92.0%	Nov-19	$19,450,000	$321.49	$331.14
(1)	Source: Appraisal.

(2)	Adjusted Sales Price PSF reflects the appraiser’s stabilized price and accounts for certain transaction and property level adjustments.

(3)	Based on the underwritten rent roll dated May 7, 2021.

The Borrower. The borrower is Afamon LLC, a special purpose, bankruptcy remote Nevada limited liability company with one independent director. A non-consolidation opinion was provided in connection with the origination of the Montecito Tower Mortgage Loan.

The Borrower Sponsors. The Montecito Tower Mortgage Loan borrower sponsors and non-recourse carveout guarantors are Ofir Hagay and Robert A. Connell. Ofir Hagay is a founder of Moonwater Capital with over 25 years of real estate development experience and through Moonwater Capital, is currently invested in eight other properties throughout Las Vegas. Robert A. Connell is a principal at AFA Real Estate Partners and through AFA Real Estate Partners, is currently invested in almost 1 million square feet of commercial real estate. Affiliates of AFA Real Estate Partners and its investors have an 85% interest in the borrower and affiliates of Moonwater Capital have a 15% interest in the borrower.

Property Management. The Montecito Tower Property is managed by SKR Real Estate Services, LLC.

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Escrows and Reserves. At origination, the borrower deposited into escrow $500,000 for outstanding tenant improvements owed to Asurion, L.L.C., approximately $249,572 for free rent owed to Alverson Taylor & Sanders, approximately $115,117 for real estate taxes and approximately $8,265 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals approximately $28,779.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals approximately $4,132.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $2,955 for replacement reserves (equal to approximately $0.20 per square foot annually).

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $18,469 for tenant improvements and leasing commissions (equal to approximately $1.25 per square foot annually).

Lockbox / Cash Management. The Montecito Tower Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lockbox account and deliver letters to the tenants at the Montecito Tower Property directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or property manager are required to be deposited into the lockbox account within three business day of receipt. During the occurrence and continuance of a Trigger Period (as defined below), all funds are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Montecito Tower Mortgage Loan documents. During the continuance of a Trigger Period (other than solely as a result of a Lease Sweep Trigger (as defined below)), all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Montecito Tower Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Montecito Tower Mortgage Loan. During the occurrence of a Trigger Period caused solely by a Lease Sweep Trigger, excess cash flow funds are required to be deposited in the Asurion, L.L.C. reserve account; however, if the Lease Sweep Trigger is due to clauses (ii) or (iii) of the definition of Lease Sweep Trigger, deposits into the Asurion, L.L.C. reserve account will be capped at the Asurion Excess Cash Sweep Cap Amount (as defined below) and any remaining excess cash flow funds will be deposited in the excess cash flow reserve account.

A “Trigger Period” will commence upon any of the following: (i) an event of default under the Montecito Tower Mortgage Loan documents; (ii) as of any calculation date, the debt service coverage ratio based on a 30-year amortization schedule being less than 1.20x (1.78x reflects the interest-only debt service coverage ratio equivalent); or (iii) a Lease Sweep Trigger. A Trigger Period will end (a) with respect to clause (i), upon the end of such event of default, (b) with respect to clause (ii), upon either (x) the debt service coverage ratio based on a 30-year amortization schedule being greater than or equal to 1.20x (1.78x reflects the interest-only debt service coverage ratio equivalent); or (y) the borrower depositing with the lender cash or a letter of credit in amount equal to $365,000, or (c) with respect to clause (iii), the occurrence of a Lease Sweep Trigger Cure.

A “Lease Sweep Trigger” will occur upon any of the following: (i) the earlier of (a) the date 12 months prior to the expiration of the Asurion, L.L.C. lease and (b) the date by which Asurion, L.L.C. is required to deliver notice of its renewal or extension and fails to deliver such notice; (ii) Asurion, L.L.C. gives written notice of its intent to terminate or not renew or extend its lease; (iii) Asurion, L.L.C. goes dark in 30% or more of its leased space (other than due to the existence of a force majeure/COVID period), unless substantially all of the dark space has been subleased to a subtenant of equal or better credit rating and such tenant is paying rent at a rate equal to at least the rental rate under Asurion, L.L.C.’s lease; or (iv) Asurion, L.L.C. goes into bankruptcy or is in monetary default in the payment of rent or non-monetary default under its lease.

A “Lease Sweep Trigger Cure” means (a) with respect to clause (i) of the definition of Lease Sweep Trigger, either (x) an Acceptable Asurion Lease Extension (as defined below); or (y) a Re-Tenanting Event (as defined below), (b) with respect to clause (ii) of the definition of Lease Sweep Trigger, either (x) the unconditional revocation or recession by Asurion, L.L.C. of all termination notices (or, if applicable, the unconditional revocation or recession by Asurion, L.L.C. of all notices of any intention to terminate or not extend or renew its lease); (y) an Acceptable Asurion Lease Extension; or (z) a Re-Tenanting Event, (c) with respect to clause (iii) of the definition of Lease Sweep Trigger, (x) Asurion, L.L.C. has re-opened for business in all the space it had “gone dark” in or (y) a Re-Tenanting Event, (d) with respect to clause (iv) of the definition of Lease Sweep Trigger, (x) the affirmation of the Asurion, L.L.C. in the applicable bankruptcy proceedings; provided that Asurion, L.L.C. is actually paying all contractual rents and other amounts due under the lease or (y) a cure of the applicable default under the Asurion, L.L.C. lease, or (e) with respect to any Lease Sweep Trigger, one or more Re-Tenanting Events with respect to the Montecito Tower Property such that, after taking such Re-Tenanting Events into account, (i) the Montecito Tower Property will be more than 80% occupied and (ii) the debt service coverage ratio based on a 30-year amortization schedule being less than 1.50x (2.23x reflects the interest-only debt service coverage ratio equivalent).

An “Acceptable Asurion Lease Extension” means an extension or renewal of Asurion, L.L.C.’s lease for all of its space for not less than five years (excluding any extensions).

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“Re-Tenanting Event” means the borrower provides the lender evidence that a new lease or leases with a replacement tenant or tenants reasonable acceptable to the lender, (x) for a term not less than five years (excluding any extensions) and (y) with rent not less than the greater of (i) then current market rent and (ii) in-place rent for such applicable space immediate prior to such replacement.

“Asurion Excess Cash Sweep Cap Amount” means an amount equal to (i) if such Trigger Period was caused solely by clause (ii) of the definition of Lease Sweep Trigger, $45 per square foot of the entire Asurion, L.L.C. space, or (ii) if such Trigger Period was caused solely by clause (iii) of the definition of Lease Sweep Trigger, $45 per square foot of the Asurion, L.L.C. space that has “gone dark.”

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 6 – Attiva – Denton, TX

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,825,000	Title:	Fee
Cut-off Date Principal Balance:	$29,825,000	Property Type – Subtype:	Multifamily – Age Restricted
% of IPB:	3.5%	Net Rentable Area (Units):	240
Loan Purpose:	Acquisition	Location:	Denton, TX
Borrower:	LSC-Denton 55 Plus, DST	Year Built / Renovated:	1997 / 2017
Borrower Sponsors:	Joseph L. Fox, Pietro V. Scola and Livingston Street Capital, LLC	Occupancy:	91.7%
Interest Rate:	3.43600%	Occupancy Date:	5/17/2021
Note Date:	6/4/2021	4th Most Recent NOI (As of)(2):	$1,690,494 (12/31/2018)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(2):	$1,983,137 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$2,421,812 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,509,650 (TTM 4/30/2021)
Original Amortization Term:	None	UW Economic Occupancy:	92.7%
Amortization Type:	Interest Only	UW Revenues:	$4,074,892
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,731,392
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,343,500
Additional Debt:	No	UW NCF:	$2,283,500
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$50,200,000 / $209,167
Additional Debt Type:	N/A	Appraisal Date:	5/14/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$124,271
Taxes:	$550,129	$58,355	N/A	Maturity Date Loan / Unit:	$124,271
Insurance:	$70,888	Springing	N/A	Cut-off Date LTV:	59.4%
Replacement Reserves:	$600,000	Springing	(1)	Maturity Date LTV:	59.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.20x
Other:	$18,331	$0	N/A	UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,825,000		59.2%	Purchase Price	$48,500,000	96.3%
Borrower Sponsor Equity	20,528,173		40.8	Upfront Reserves	1,239,348	2.5
				Closing Costs	613,825	1.2
Total Sources	$50,353,173		100.0%	Total Uses	$50,353,173	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below

(2)	Please refer to the “Operating History and Underwritten Net Cash Flow” table below.

The Loan. The Attiva – Denton, TX mortgage loan (the “Attiva – Denton, TX Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $29,825,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 240-unit multifamily property located in Denton, Texas (the “Attiva – Denton, TX Property”). The Attiva – Denton, TX Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Attiva – Denton, TX Property is a 240-unit over 55 multifamily property located in Denton, Texas. Built in 1997 and most recently renovated in 2017, the Attiva – Denton, TX Property has 200 one-bedroom units and 40 two-bedroom units located across 31 single-story cottage-style buildings. The Attiva – Denton, TX Property offers six different unit types, ranging from 740 square feet to 950 square feet, with an average unit size of 815 square feet. Additionally, units at the Attiva – Denton, TX Property are offered with attached and detached private parking. The Attiva – Denton, TX Property has a total of 336 parking spaces, including 117 spaces in attached garages, 86 spaces at carports, 38 spaces in detached garages and 95 surface spots. The renovations in 2017, which cost approximately $3.7 million, encompassed interior and exterior renovations to all 240 units and renovations to the welcome center, fitness center, clubhouse and community pool. The interior renovations included, among other items, plank flooring, granite kitchen counters, backsplash, cabinets, stainless steel appliances, washer/dryer, lighting and bathroom fixtures. In addition to those improvements, unit features also included individual air controls, full function kitchens with GE appliances, cable television and private baths. Furthermore,

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the Attiva – Denton, TX Property offers a variety of community amenities that are in line with other over 55 properties, including a gym, resident lounge, coffee bar, clubhouse, movie theater and pool area, however, no additional care or ancillary services are provided.

COVID-19 Update. Based on trailing 12-month collections, 99.9% of gross potential rent was collected through the period ending in April 2021, and 99.9% of gross potential rent was collected through year-end 2020. As of June 21, 2021, the Attiva – Denton, TX Mortgage Loan is not subject to any modification or forbearance request.

The following table presents detailed information with respect to the unit mix of the Attiva – Denton, TX Property:

			Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average SF	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF
One Bedroom	200	83.3%	181	90.5%	788	1,385	$1.76
Two Bedroom	40	16.7%	39	97.5%	950	1,655	$1.74
Collateral Total/Wtd. Avg.	240	100.0%	220	91.7%	815	1,433	$1.76
(1)	Based on the underwritten rent roll dated May 17, 2021.

(2)	Average Monthly Rental Rate is calculated using the in-place contract rent of the Occupied Units.

Environmental. According to the Phase I environmental assessment dated May 10, 2021, there is no evidence of any recognized or controlled recognized environmental conditions at the Attiva – Denton, TX Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
93.1%	95.1%	95.2%	91.7%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the underwritten rent roll dated May 17, 2021.

Operating History and Underwritten Net Cash Flow
	2018(1)	2019(1)	2020(1)	TTM(1)(2)	Underwritten	Per Unit	%(3)
Rents in Place	$3,190,438	$3,544,599	$3,859,461	$3,869,534	$4,104,396	$17,101.65	93.3%
Other Income(4)	250,961	291,064	292,615	296,493	296,493	1,235	6.7
Gross Potential Rent	$3,441,398	$3,835,663	$4,152,076	$4,166,027	$4,400,889	$18,337	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$3,441,398	$3,835,663	$4,152,076	$4,166,027	$4,400,889	$18,337	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(325,998)	(1,358)	(7.4)
Effective Gross Income	$3,441,398	$3,835,663	$4,152,076	$4,166,027	$4,074,892	$16,979	92.6%

Total Expenses	$1,750,904	$1,852,526	$1,730,264	$1,656,378	$1,731,392	$7,214	42.5%

Net Operating Income	$1,690,494	$1,983,137	$2,421,812	$2,509,650	$2,343,500	$9,765	57.5%

Total TI/LC, Capex/RR	0	0	0	0	60,000	250	1.5

Net Cash Flow	$1,690,494	$1,983,137	$2,421,812	$2,509,650	$2,283,500	$9,515	56.0%
(1)	The increase in Rents in Place from 2018 through TTM is driven by the $3.7 million of renovations that took place in 2017/2018, which resulted in increased rental rates and increased occupancy as units came back online.

(2)	TTM column represents the trailing 12 months ending April 2021.

(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(4)	Other Income is comprised of parking, storage and other miscellaneous income.

The Market. The Attiva – Denton, TX Property is located in Denton, Texas, within the Dallas-Fort Worth –TX market and Denton submarket. The Attiva – Denton, TX Property is approximately 36.6 miles northwest of Downtown Dallas and approximately 39.7 miles northeast of Downtown Fort Worth. The Attiva – Denton, TX Property offers connectivity to the Dallas-Fort Worth-TX metro area via three major highways: I-35E, I-35W and U.S. Highway 380, which connects Denton to Frisco and McKinney in the east and Decatur in the west. Additionally, the Denton County Transit Authority’s 21-mile commuter rail line connects Denton and Dallas counties. The Attiva – Denton, TX Property is also approximately 25.4 miles from the Dallas/Fort Worth International Airport, which is the fourth busiest airport in the United States. In addition to the Attiva – Denton, TX Property’s access to the Dallas – Fort Worth – TX metro area, in the immediate area there are two retail developments: Denton Crossing West and Golden Triangle Mall. The Golden Triangle Mall is less than two miles

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from the Attiva – Denton, TX Property and is anchored by JCPenney, Dillard’s, H&M, Barnes & Noble and Ross Dress for Less. Additionally, within a 12-mile radius of the Attiva – Denton, TX Property there are six hospitals containing 804 beds.

As of the first quarter of 2021, the Denton submarket contained 18,584 units with a vacancy rate of 10.0% and an average asking rent of $1,080 per unit. According to the appraisal, the estimated 2020 population within a three-, five- and seven-mile radius of the Attiva – Denton, TX Property was approximately 69,883, 166,436 and 211,358, respectively, and the estimated 2020 average household income within the same radii was approximately $78,686, $84,040 and $92,822, respectively. According to a third party market report, the age 65 and over 2020 population within a three-, five- and seven-mile radius of the Attiva – Denton, TX Property was 7,005, 17,242 and 22,048, respectively, and the age 65 and over population is projected to increase by 2025 within the same radii to 9,057 (29.3%), 21,981 (27.5%) and 28,455 (29.1%), respectively.

The following table presents certain information relating to comparable multifamily rentals for the Attiva – Denton, TX Property as identified in the appraisal:

Comparable Rentals(1)
Property	Units	Average SF per Unit	Year Built / Renov.	Occupancy	Average Asking Rent (1 Bed)	Average Asking Rent (2 Beds)
Attiva – Denton, TX	240(2)	815(2)	1997 / 2017	91.7%(2)	$1,385(2)	$1,655(2)
Dogwood Estates	118	884	2005 / NAP	90.0%	$2,500 - $2,900	$3,000 - $3,700
Vistas Rayzor Ranch	212	849	2021 / NAP	NAV	$1,635 - $2,030	$1,995 - $2,320
Riverwalk Flats	183	1,000	2020 / NAP	50.0%(3)	$1,548 - $2,353	$2,013 - $3,303
Attiva Lewisville	180	995	2003 / 2018	95.0%	$1,308	$1,769
Overture Flower Mound	200	1,127	2017 / NAP	81.0%	$1,345 - $2,175	$2,195 - $3,148
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 17, 2021.

(3)	Riverwalk Flats was constructed in 2020 and is currently in its lease-up phase.

The following table presents certain information relating to comparable multifamily sales for the Attiva – Denton, TX Property as identified in the appraisal:

Comparable Sales(1)
Property	Units	Average SF per Unit	Year Built/ Renov.	Occupancy	Sales Date	Adjusted Sales Price	Adjusted Sales Price Per Unit	Indicated Value Per Unit
Attiva – Denton, TX	240(2)	815(2)	1997 / 2017	91.7%(2)	Jun-21	$48,500,000	$202,083	NAP
Heritage Village	120	NAV	2013 / NAP	97.0%	Mar-20	$21,495,000	$179,125	$197,038
Village at Rayzor Ranch	300	852	2019 / NAP	89.0%	Dec-20	$60,650,000	$202,167	$192,058
Attiva Lewisville	180	995	2003 / 2018	93.0%	Dec-20	$34,100,000	$189,444	$189,444
The Maxwell	325	930	2018 / NAP	87.0%	Jan-21	$80,000,000	$246,154	$233,846
Champions Cove	150	970	2004 / NAP	97.0%	Apr-21	$25,245,226	$168,302	$143,056
Westbridge	284	884	2002 / NAP	95.0%	Apr-21	$54,000,000	$190,141	$190,141
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 17, 2021.

The Borrower. The borrower is LSC-Denton 55 Plus, DST, a Delaware statutory trust with a Delaware trustee and one independent trustee that satisfies the requirements of an independent director. The borrower has master leased the Attiva – Denton, TX Property to a master lessee affiliated with the guarantors. The master lessee is structured as a special purpose entity with one independent director. The master lessee’s interest in all tenant rents are assigned to the borrower, which in turn assigned its interest to the lender. The lender has the ability to cause the borrower to terminate the master lease. The borrower sponsors have a 100% ownership interest in the master lessee. The master lease is subordinate to the Attiva – Denton, TX Mortgage Loan. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Attiva – Denton, TX Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

The Borrower Sponsors. The borrower sponsors are Joseph L. Fox, Pietro V. Scola and Livingston Street Capital, LLC. Joseph Fox and Pietro V. Scola, the nonrecourse carve-out guarantors of the Attiva – Denton, TX Mortgage Loan, are both members of the executive team at Livingston Street Capital, LLC. Livingston Street Capital, LLC focuses on acquiring 55+ active adult & independent living properties, healthcare properties and office & industrial properties. The team at Livingston Street Capital, LLC covers 18 markets through the United States, has completed $20 billion worth of real estate transactions and has completed $1.1 billion in acquisitions.

Property Management. The Attiva – Denton, TX Property is managed by Cortland Management, LLC.

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Escrows and Reserves.

Tax Escrows – The borrower deposited approximately $550,129 into a real estate tax reserve at origination and is required to escrow an ongoing monthly real estate tax reserve payment in an amount equal to 1/12th of the annual estimated real estate taxes (initially approximately $58,355).

Insurance Escrows – The borrower deposited $70,888 into an insurance reserve at origination. Additionally, on a monthly basis beginning in October 2021, the borrower is required to escrow 1/12th of the annual estimated insurance payments if the borrower does not maintain a blanket policy acceptable to the lender.

Replacement Reserves – The borrower deposited $600,000 into a capital reserve at origination. Additionally, upon the capital reserve balance falling below $100,000, the borrower is required to escrow $5,000 (equal to approximately $250 per unit per annum) for capital expenditures, on a monthly basis, until the balance of the capital reserve is equal to the lesser of (i) $600,000, or (ii) the product obtained by multiplying the number of payment dates remaining through and including the maturity date by $5,000.

Required Repair Reserves – The borrower escrowed $18,331 at origination to cover $15,940 of immediate repairs identified in the engineering report.

Lockbox / Cash Management. The Attiva – Denton, TX Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents into a clearing account within two business days of receipt. Funds deposited into the clearing account are required to be swept on a daily basis into a borrower controlled account unless a Low DSCR Period (as defined below) or a Cash Management Period (as defined below) is continuing, in which event such funds are required to be swept on a daily basis into a cash management account controlled by the lender. During the continuance of a Low DSCR Period or a Cash Management Period, the funds in the cash management account will be disbursed on each payment date in accordance with the Attiva – Denton, TX Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Attiva – Denton, TX Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Attiva – Denton, TX Mortgage Loan.

A “Low DSCR Period” will commence upon the last day of the calendar quarter for which the debt service coverage ratio is less than 1.20x (1.84x reflects the interest-only debt service coverage ratio equivalent). A Low DSCR Period will end on the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is greater than or equal to 1.25x (1.92x reflects the interest only debt service coverage ratio equivalent).

A “Cash Management Period” will commence upon: (i) the occurrence of an event of default; or (ii) the last day of the calendar quarter for which the debt service coverage ratio is less than 1.15x (1.76x reflects the interest-only debt service coverage ratio equivalent). A Cash Management Period will end (a) with respect to clause (i), once the event of default has been cured or (b) with respect to clause (ii), upon either (x) the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is greater than or equal to 1.25x (1.92x reflects the interest only debt service coverage ratio equivalent), or (y) the borrower depositing with the lender cash or a letter of credit in an amount that, if used to reduce the then-outstanding principal balance of the Attiva – Denton, TX Mortgage Loan, would result in a debt service coverage ratio of 1.25x (1.92x reflects the interest only debt service coverage ratio equivalent) or greater for the last day of the immediately preceding two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,600,000	Title:	Fee
Cut-off Date Principal Balance:	$29,600,000	Property Type – Subtype:	Office - CBD
% of IPB:	3.5%	Net Rentable Area (SF):	71,351
Loan Purpose:	Refinance	Location:	Washington, DC
Borrower:	2100 Martin Luther King Associates Limited Liability Partnership	Year Built / Renovated:	1989 / 2020
Borrower Sponsors:	Roy Donahue Peebles, Stephen Maged, Stephen Greenleigh and Gus Papaloizos	Occupancy:	97.8%
Interest Rate:	4.22800%	Occupancy Date:	4/1/2021
Note Date:	4/14/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	5/5/2031	3rd Most Recent NOI (As of):	$1,477,379 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,358,074 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(3):	$1,210,581 (12/31/2020)
Original Amortization Term:	None	UW Economic Occupancy:	98.2%
Amortization Type:	Interest Only	UW Revenues:	$3,731,063
Call Protection:	L(26),D(88),O(6)	UW Expenses:	$1,053,924
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$2,677,139
Additional Debt(1):	Yes	UW NCF:	$2,665,185
Additional Debt Balance(1):	$5,500,000	Appraised Value / Per SF:	$45,500,000 / $638
Additional Debt Type(1):	Mezzanine	Appraisal Date:	1/15/2021

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Total Debt
Taxes:	$86,471	$43,235	N/A	Cut-off Date Loan / SF:	$415	$492
Insurance:	$12,513	$6,257	N/A	Maturity Date Loan / SF:	$415	$492
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV:	65.1%	77.1%
TI/LC:	$0	$758	N/A	Maturity Date LTV:	65.1%	77.1%
Other:	$813	$0	N/A	UW NCF DSCR:	2.10x	1.38x
				UW NOI Debt Yield:	9.0%	7.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,600,000		84.3%	Loan Payoff	$31,576,563	90.0%
Mezzanine Loan	5,500,000		15.7	Closing Costs	3,415,723	9.7
				Reserves	99,796	0.3
				Return of Equity	7,918	0.0
Total Sources	$35,100,000		100.0%	Total Uses	$35,100,000	100.0%
(1)	Concurrently with the origination of the 2100 MLK Avenue SE Mortgage Loan (as defined below), a $5.5 million mezzanine loan was originated. For a full description of the mezzanine loan, please refer to the “Subordinate and Mezzanine Debt” section below.

(2)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

(3)	The increase from Most Recent NOI to Underwritten NOI is attributed to the D.C. Department of General Services increase in underwritten base rent to $50.79 per square foot as of December 22, 2020, which includes underwritten straight line rent of $220,278. The D.C. Department of General Services was paying reduced construction rent of $34.84 per square foot on 75% of the rentable square feet from February 2019 to December 2020 in connection with the ongoing construction at the 2100 MLK Avenue SE Property (as defined below).

The Loan. The 2100 MLK Avenue SE mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 71,351 square foot CBD office property located in Washington, D.C. (“2100 MLK Avenue SE Property”). The 2100 MLK Avenue SE mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $29.6 million (the “2100 MLK Avenue SE Mortgage Loan”). The 2100 MLK Avenue SE Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The 2100 MLK Avenue SE Property is a four-story, Class B office building totaling 71,351 square feet, located in Washington, D.C. The 2100 MLK Avenue SE Property was built in 1989 and renovated in 2020. The borrower sponsors have invested approximately $13.4 million in renovations to the 2100 MLK Avenue SE Property. Approximately $8.9 million in improvements was invested in the D.C. Department of General Services tenant space as part of its lease renewal. In addition to the renovations completed

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as part of the lease renewal for D.C. Department of General Services, the borrower sponsors have invested approximately $4.5 million in the 2100 MLK Avenue SE Property, which included a newly renovated lobby, revamped office interior floor space, complete restroom renovation, upgraded furniture, mechanical, electrical and plumbing throughout the 2100 MLK Avenue SE Property. Parking is provided via 102 surface and basement parking spaces, resulting in a parking ratio of 1.4 spaces per 1,000 square feet. As of April 1, 2021, the 2100 MLK Avenue SE Property was 97.8% leased to one office tenant, two retail tenants and one roof tenant.

COVID-19 Update. As of June 11, 2021, the 2100 MLK Avenue SE Property is open and operating. D.C. Department of General Services and Bank of America, collectively representing approximately 95.9% of the occupied square footage and approximately 96.1% of the underwritten base rent, made their April 2021 and May 2021 rental payments. Additionally, Kings Café, representing approximately 1.9% of the occupied square footage and approximately 1.7% of the underwritten base rent, made its April 2021 rental payment. The borrower sponsors reported that King’s Café received a $2,500 rent deferment in May 2021, which is required to be repaid when the D.C. Department of General Services is back in full utilization of its space on July 12, 2021. As of June 21, 2021, the 2100 MLK Avenue SE Mortgage Loan is not subject to any modification or forbearance requests.

Largest Tenants.

D.C. Department of General Services (66,800 square feet; 93.6% NRA; 96.1% of underwritten rent): D.C. Department of General Services utilizes the 2100 MLK Avenue SE Property for its Department of Human Services (“DHS”) division. DHS provides connections to work opportunities, economic assistance, and supportive services. DHS operates under two administrations, which include economic security and family services. The Economic Security Administration determines eligibility for benefits under the following programs: temporary cash assistance for needy families, medical assistance, supplemental nutrition assistance program, child care subsidy and refuge cash assistance. The Family Services Administration provides protection, intervention and social services to meet the needs of vulnerable adults and families to help reduce risk and promote self-sufficiency. The D.C. Department of General Services has been a tenant at the 2100 MLK Avenue SE Property since 1989 under a lease with an expiration date of December 31, 2034 with one, five-year lease renewal option remaining and no termination options.

Bank of America (1,650 square feet; 2.3% NRA; 1.4% of underwritten base rent): Bank of America (“BoA”) is a financial institution, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. BoA services approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including 2,700 lending centers, 2,600 financial centers, 2,400 business centers and 17,000 ATMs. BoA serves clients through operations across the United States, its territories and approximately 35 countries. BoA has been a tenant at the 2100 MLK Avenue SE Property since 1993 under a lease with an expiration date of June 30, 2022 with two, three-year renewal options remaining and no termination options.

King’s Café (1,320 square feet; 1.9% NRA; 1.7% of underwritten base rent): King’s Café is a restaurant primarily serving breakfast, sandwich and wrap options. King’s Café has been a tenant at the 2100 MLK Avenue SE Property since 1990 under a lease with an expiration date of March 31, 2025 with one, five-year renewal option remaining.

Environmental. According to a Phase I environmental assessment dated January 26, 2021, there was no evidence of any recognized environmental conditions at the 2100 MLK Avenue SE Property.

Historical and Current Occupancy(1)
2018(2)	2019(2)	2020(2)	Current(3)
100.0%	100.0%	100.0%	97.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	As provided by the borrower sponsors.

(3)	Current Occupancy is as of April 1, 2021.

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Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
D.C. Department of General Services(4)	Aaa / NR / AA+	66,800	93.6%	$50.79	$3,392,597	96.1%	12/31/2034
Bank of America(5)	A2 / A- / A+	1,650	2.3	$30.47	50,284	1.4	6/30/2022
Major Tenants		68,450	95.9%	$50.30	$3,442,881	97.6%

Other Tenants		1,321	1.9%	$65.34	$86,316	2.4%
Occupied Collateral Total / Wtd. Avg.		69,771	97.8%	$50.58	$3,529,197	100.0%
Vacant Space		1,580	2.2%

Collateral Total		71,351	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	Ratings provided are for the parent company of the entity, whether or not the parent company guarantees the lease. The “District of Columbia” and “Bank of America, National Association” are the entities on the respective leases.

(3)	Base Rent includes contractual rent steps taken through April 2022 totaling $2,783 and straight line rent for the D.C. Department of General Services totaling $220,278.

(4)	D.C. Department of General Services has one, five-year renewal option remaining.

(5)	Bank of America has two, three-year renewal options remaining.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	1,580	2.2%	NAP	NAP	1,580	2.2%	NAP	NAP
MTM & 2021	0	0	0.0	0	0.0%	1,580	2.2%	$0	0.0%
2022	1	1,650	2.3	$50,284	1.4	3,230	4.5%	$50,284	1.4%
2023	0	0	0.0	0	0.0	3,230	4.5%	$50,284	1.4%
2024	1	1	0.0	$24,638	0.7	3,231	4.5%	$74,922	2.1%
2025	1	1,320	1.9	$61,678	1.7	4,551	6.4%	$136,599	3.9%
2026	0	0	0.0	0	0.0	4,551	6.4%	$136,599	3.9%
2027	0	0	0.0	0	0.0	4,551	6.4%	$136,599	3.9%
2028	0	0	0.0	0	0.0	4,551	6.4%	$136,599	3.9%
2029	0	0	0.0	0	0.0	4,551	6.4%	$136,599	3.9%
2030	0	0	0.0	0	0.0	4,551	6.4%	$136,599	3.9%
2031	0	0	0.0	0	0.0	4,551	6.4%	$136,599	3.9%
2032 & Beyond	1	66,800	93.6	$3,392,597	96.0	71,351	100.0%	$3,529,197	100.0%
Total	4	71,351	100.0%	$3,529,197	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Base Rent Expiring includes contractual rent steps taken through April 2022 totaling $2,783 and straight line rent for D.C. Department of General Services totaling $220,278.

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		Underwritten Net Cash Flow
	2018	2019	2020	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,667,511	$2,416,157	$2,254,834	$3,582,917	$50.22	96.0%
Vacant Income	0	0	0	0	$0.00	0.0
Gross Potential Rent	$2,667,511	$2,416,157	$2,254,834	$3,582,917	$50.22	96.0%
Total Reimbursements	0	0	0	149,741	$2.10	4.0
Net Rental Income	$2,667,511	$2,416,157	$2,254,834	$3,732,657	$52.31	100.0%
Other Income	33,054	77,151	70,800	68,400	$0.96	1.8
(Vacancy/Credit Loss)	0	0	0	(69,994)	($0.98)	(1.9)
Effective Gross Income	$2,700,565	$2,493,308	$2,325,634	$3,731,063	$52.29	100.0%
Total Expenses	1,223,186	1,135,234	1,115,053	1,053,924	$14.77	28.2
Net Operating Income(3)	$1,477,379	$1,358,074	$1,210,581	$2,677,139	$37.52	71.8%
Capital Expenditures	0	0	0	2,854	$0.04	0.1
TI/LC	0	0	0	9,100	$0.13	0.2
Net Cash Flow	$1,477,379	$1,358,074	$1,210,581	$2,665,185	$37.35	71.4%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Underwritten Rents in Place is based on in-place rent as of the April 1, 2021 rent roll, including (i) straight line rent of $220,278 for the D.C. Department of General Services, (ii) contractual rent steps taken through April 2022 totaling $2,783 and (iii) vacancy gross up totaling $53,720.

(3)	Underwritten Net Operating Income is higher than 2020 Net Operating Income primarily due to the increase in underwritten base rent to $50.79 per square foot as of December 22, 2020, which includes underwritten straight line rent of $220,278 for the D.C. Department of General Services. The D.C. Department of General Services was paying reduced construction rent of $34.84 per square foot on 75% of the rentable square feet from February 2019 to December 2020 in connection with the ongoing construction at the 2100 MLK Avenue SE Property.

The Market. The 2100 MLK Avenue SE Property is located in Washington, D.C., within the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area (the “Washington D.C. MSA”). The Washington D.C. MSA is centered in the nation’s capital. The region has also been referred to as the National Capital Region. The Washington D.C. MSA consists of the District of Columbia, six cities and 12 counties in Virginia, five counties in Maryland, and the West Virginia county of Jefferson. According to the appraisal, the 2020 population within the Washington D.C. MSA was approximately 6.3 million, representing a 1.2% annual growth rate since 2010. Washington, D.C. has a growing, diversified economy with an increasing percentage of professional and business service jobs. The federal government accounts for approximately 29% of jobs in Washington, D.C. Many organizations such as law firms, independent contractors, both defense and civilian, non-profit organizations, and lobbying firms have their headquarters in or near Washington, D.C. Major employers include George Washington University, Department of Commerce, Naval Research Laboratory and MedStar Washington Hospital Center. According to the appraisal, the unemployment rate in the District of Columbia was 7.3% as of November 2020, which compares to 5.8% for the metro area and 6.4% nationally. The second largest industry within Washington D.C. is tourism, which accounted for approximately 24.6 million visitors and $8.2 billion of revenue in 2019. Washington, D.C. also has growing industries not directly related to government, especially in the areas of education, finance, public policy, and scientific research. Georgetown University, George Washington University, Washington Hospital Center, Children’s National Medical Center and Howard University are the top five, non-government-related employers in the city. According to the appraisal, fifteen Fortune 500 companies were headquartered in the Washington, D.C. area. Washington, D.C. also hosts nearly 200 foreign embassies and international organizations such as the World Bank, the International Monetary Fund, the Organization of American States, the Inter-American Development Bank, and the Pan American Health Organization.

The area immediately surrounding the 2100 MLK Avenue SE Property consists of office, multifamily and single family uses. The United States Capitol is located approximately 2.3 miles northwest of the 2100 MLK Avenue SE Property. Additionally, the 2100 MLK Avenue SE Property is located within the historic Anacostia neighborhood and is situated between the Navy Yard, the new Homeland Security Headquarters and St. Elizabeth’s. Reunion Square is located on the west side of Martin Luther King Jr. Avenue SE, just opposite of the 2100 MLK Avenue SE Property. Reunion Square is a multi-phase, master planned 1.5 million square foot development on approximately 8.0 acres and is expected to have approximately 950,000 square feet of office space, 130,000 square feet of neighborhood retail and 480 multifamily units. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the 2100 MLK Avenue SE Property was 29,591, 264,354 and 686,147, respectively. The 2020 average household income within the same radii was $64,627, $102,797 and $115,875, respectively.

According to the appraisal, the 2100 MLK Avenue SE Property is located within the Washington, D.C. office market and the Southeast Washington, D.C. office submarket. As of the fourth quarter of 2020, the Washington, D.C. office market reported office inventory of approximately 522.9 million square feet with a vacancy rate of 13.9% and an average asking rent of $38.05 per square foot. As of the fourth quarter 2020, the Washington D.C. office market reported negative absorption of 1.3 million square feet and 332,717 square feet of new construction. As of the fourth quarter of 2020, the Southeast Washington, D.C. office submarket reported office inventory of 1.1

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million square feet with a vacancy rate of 1.6% and an asking rental rate of $36.90 per square foot. As of the fourth quarter of 2020, the Southeast Washington D.C. office submarket reported negative absorption of 5,029 square feet and no new construction.

Comparable Office Rental Summary(1)
Property	Year Built/ Renovated	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
2100 MLK Avenue SE(2) Washington, D.C.	1989 / 2020(1)	71,351	D.C. Department of General Services(2)	66,800	Dec-20	$50.79(2)	14.0	Modified Gross
601 Mass Avenue NW Washington, DC	2016 / NAP	478,818	Munger Tolles & Olson LLP	25,249	Nov-20	$69.00	11.0	Full Service
The Portrait Building Washington, DC	2005 / NAP	138,087	w20 Group	8,389	Sept-20	$64.00	3.0	Full Service
GSA - U.S. Secret Service Washington, DC	1964 / 2000	74,234	U.S. Secret Service	74,234	Jun-20	$44.27	10.0	Full Service
Market Square North Washington, DC	2000 / NAP	417,768	National Capital Planning Commission	30,495	Jun-20	$58.00	10.0	Full Service
Sumner Square Washington, DC	1985 / NAP	208,892	GSA - US Merit Protection Board	46,429	Jun-20	$42.29	10.0	Full Service
Potomac Center South Washington, DC	1969 / 2003	429,256	U.S. Department of Education	282,243	Apr-20	$52.14	15.0	Full Service
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2021.

Comparable Retail Rental Summary(1)
Property	Year Built/ Renovated	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
2100 MLK Avenue SE(2) Washington, D.C.	1989 / 2020(1)	71,351	Bank of America(2)	1,650	Jul-19	$30.47(2)	3.0	Triple Net
Midtown Center - East Tower Washington, DC	2018 / NAP	454,450	Grazie Grazie	5,922	Sept-20	$50.00	10.0	Triple Net
Uline Arena Washington, DC	1945 / NAP	249,513	Undisclosed	1,912	Aug-20	$45.00	10.0	Triple Net
4445 Wisconsin Ave NW Washington, DC	1938 / 1990	8,100	JP Morgan Chase Bank	4,997	Jun-19	$53.53	10.0	Triple Net
Fairfax Village Shopping Center Washington, DC	1941 / 1999	34,406	Papa John’s	900	Aug-19	$27.74	6.0	Triple Net
The Grays on Pennsylvania Washington, DC	2009 / NAP	115,840	Kiddies Kollege	7,500	May-16	$34.00	5.0	Triple Net
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2021.

The Borrower. The borrower for the 2100 MLK Avenue SE Mortgage Loan is 2100 Martin Luther King Associates Limited Liability Partnership, a District of Columbia limited liability partnership with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2100 MLK Avenue SE Mortgage Loan.

The Borrower Sponsors. Roy Donahue Peebles, Stephen Maged, Stephen Greenleigh and Gus Papaloizos are the borrower sponsors and guarantors of certain nonrecourse carve-outs under the 2100 MLK Avenue SE Mortgage Loan. Roy Donahue Peebles is the founder, chairman and CEO of The Peebles Corporation (“TPC”). TPC was founded in 1983 in Washington D.C., and has offices located in New York City and Miami. TPC is a minority owned, privately held national real estate development company specializing in residential, hospitality, retail and mixed-use commercial properties. TPC’s portfolio consists of active and completed developments totaling approximately 10.0 million square feet and $8 billion across the country in New York, Philadelphia, Washington D.C., Boston, Charlotte, San Francisco, Los Angeles and Miami. The related borrower sponsors or their affiliates are subject to certain outstanding litigation as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

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Stephen Maged, Stephen Greenleigh, and Gus Papaloizos have been business partners since the 1970s and have purchased and developed commercial and residential properties for almost 50 years. In addition to the 2100 MLK Avenue SE Property, their real estate endeavors include neighborhoods such as Adams Morgan, Dupont, U Street Corridor, Georgetown, Shaw, Potomac and Bethesda.

Property Management. The 2100 MLK Avenue SE Property is managed by MBB Affiliates, LLC, which is not an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited in escrow $86,471 for upfront tax escrows, $12,513 for upfront insurance and $813 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $43,235.25.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $6,256.56.

Rollover Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the product obtained by multiplying $2.00 by the aggregate number of rentable square feet of retail space at the 2100 MLK Avenue SE Property, which equates to $758.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided no other Cash Management Period (as defined below) is then continuing), the borrower will be required to deposit with the lender all available cash (or such portion of available cash that will be allocated by the lender for deposit into the special rollover reserve subaccount). The borrower will also be required to pay to the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (as defined below) (included in connection with any Major Tenant (as defined below) insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease.

Lockbox / Cash Management. The 2100 MLK Avenue SE Mortgage Loan documents require a hard lockbox with springing cash management. The borrower is required to cause all rents relating to the 2100 MLK Avenue SE Property to be transmitted directly by the tenants into a lender-controlled lockbox account and all rents received by the borrower or property manager are required to be deposited into the lockbox account within two business day of receipt. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the 2100 MLK Avenue SE Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Lease Sweep Period, to the special rollover reserve subaccount, (b) during the continuance of a mezzanine loan event of default, to the mezzanine loan monthly debt service subaccount, or (c) to the extent that a Cash Management Period is in effect (other than solely as a result of a Lease Sweep Period), to the cash collateral subaccount.

A “Cash Management Period” means the occurrence of (i) the stated maturity date of May 5, 2031, (ii) an event of default, (iii) if as of any calculation date the combined debt service coverage ratio for the 2100 MLK Avenue SE Mortgage Loan and the 2100 MLK Avenue SE Mezzanine Loan (as defined below) is less than 1.10x, (iv) the commencement of a Lease Sweep Period, or (v) the receipt by the lender of a mezzanine loan event of default notice, and will end, as applicable, if (x) the 2100 MLK Avenue SE Mortgage Loan and all other obligations under the 2100 MLK Avenue SE Mortgage Loan documents have been repaid in full or (y) the stated maturity date has not occurred and (a) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (iii) above, the combined debt service coverage ratio for the 2100 MLK Avenue SE Mortgage Loan and the 2100 MLK Avenue SE Mezzanine Loan is at least equal to 1.10x for two consecutive calendar quarters, (c) with respect to clause (iv) above, once the Lease Sweep Period has ended or (d) with respect to clause (v) above, once the lender receives a mezzanine loan event of default revocation notice.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (i) the date that is 12 months prior to the end of the term of any Major Lease; (ii) the date that is 12 months prior to the date on which a Major Tenant required under a Major Lease can exercise any option to terminate its lease; (iii) the date required under a Major Lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iv) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date; (v) any Major Tenant ceases doing business at or abandons it premises (i.e., “goes dark”) or gives notice that it intends to cease doing business at or abandon its premises at the 2100 MLK Avenue SE Property (provided that, for the purpose of clarification, substitution of another District of Columbia agency or instrumentality by the District of Columbia for occupancy of the demised premises at the 2100 MLK Avenue SE Property in accordance with the lease will not constitute the tenant ceasing to do business or abandoning it premises at the 2100 MLK Avenue SE Property under this clause (v) and further provided, that, this clause (v) excludes a temporary suspension of the conduct of business at the 2100 MLK Avenue SE Property due to a governmental order or issuance of a governmental policy restricting or otherwise limiting the use of the

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premises for the Major Tenant’s ordinary course business purposes); (vi) the occurrence and continuance (beyond any applicable notice and cure periods) of an event of default under any Major Lease by the applicable Major Tenant thereunder; (vii) the occurrence of a Major Tenant insolvency proceeding; (viii) the credit rating of the D.C. Department of General Services being downgraded below BBB by S&P (or its functional equivalent by any other rating agency); (ix) the occurrence of any interruption that continues for more than two consecutive days (or more than four consecutive calendar days in the event that such interruption is caused by a force majeure event, as defined within the D.C. Department of General Services lease); or (x) receipt by the lender or the borrower of a written notice of a Non-Appropriation Event (as defined below) from the D.C. Department of General Services or the borrower or the lender otherwise obtaining knowledge of a Non-Appropriation Event. A Lease Sweep Period will end upon the earlier to occur of (a) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements and any anticipated shortfalls of payments required under the 2100 MLK Avenue SE Mortgage Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or, (b) the occurrence of any of the following (provided that no other Lease Sweep Period is continuing): (1) with respect to clauses (i), (ii), (iii), (iv) or (v) above, the date on which all of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender and entered into in accordance with the 2100 MLK Avenue SE Mortgage Loan documents, and all approved major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to clause (vi) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; (3) with respect to clause (vii) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; (4) with respect to clause (viii) above, upon the credit rating of the applicable Major Tenant being restored to at least BBB by S&P (or other functional equivalent by any other rating agency); (5) with respect to clause (ix) above, upon the termination of the interruption with no continuing abatement of any rent due to the interruption and the receipt by the lender of an estoppel certificate from the D.C. Department of General Services (or other evidence reasonably satisfactory to the lender) reaffirming the lease; or (6) with respect to clause (x) above, upon the rescission of the Non-Appropriation Event with appropriations available for the payment of all rent and other obligations under the D.C. Department of General Services lease for the calendar year for which such Non-Appropriation Event had occurred being available to the D.C. Department of General Services, and the receipt by the lender of an estoppel certificate for the D.C. Department of General Services (or other evidence reasonably satisfactory to the lender) confirming such appropriations and its obligations to pay rent and reaffirming the lease.

A “Major Lease” means the D.C. Department of General Services lease and any other lease which covers 15,000 or more rentable square feet of the improvements.

A “Major Tenant” is any tenant under a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 15,000 or more rentable square feet of the improvements.

A “Non-Appropriation Event” is the failure either by the D.C. Department of General Services in any calendar year to appropriate funds sufficient and to be available to pay all rents and other amounts due and payable under the D.C. Department of General Services lease during the following calendar year or by the United States to timely approve of and authorize the appropriation of such funds by the D.C. Department of General Services.

Subordinate and Mezzanine Debt. Concurrently with the origination of the 2100 MLK Avenue SE Mortgage Loan, a $5,500,000 mezzanine loan was funded (the “2100 MLK Avenue SE Mezzanine Loan”), which is secured by the direct equity interests in the 2100 MLK Avenue SE Mortgage Loan borrower. The 2100 MLK Avenue SE Mezzanine Loan accrues interest at a rate of 12.00000% per annum and is coterminous with the 2100 MLK Avenue SE Mortgage Loan. Including the 2100 MLK Avenue SE Mortgage Loan and the 2100 MLK Avenue SE Mezzanine Loan, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield are 77.1%, 1.38x and 7.6%, respectively.

Partial Release. Not Permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,600,000	Title:	Fee
Cut-off Date Principal Balance:	$25,600,000	Property Type – Subtype:	Industrial – Flex/R&D
% of IPB:	3.0%	Net Rentable Area (SF):	245,091
Loan Purpose:	Refinance	Location:	Plymouth, MN
Borrowers:	Berkshire Promenade LLC and Berkshire Equities LLC	Year Built / Renovated:	1969 / 2001, 2016
Borrower Sponsors:	Matthew J. Felton and William Felton	Occupancy(2):	93.3%
Interest Rate:	3.55933%	Occupancy Date:	4/1/2021
Note Date:	4/16/2021	4th Most Recent NOI (As of):	$2,302,101 (12/31/2018)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$2,383,702 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,469,831 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,491,149 (TTM 2/28/2021)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$4,220,033
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$1,527,893
Lockbox / Cash Management:	Springing	UW NOI:	$2,692,140
Additional Debt:	No	UW NCF:	$2,401,853
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,400,000 / $161
Additional Debt Type:	N/A	Appraisal Date:	3/8/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$104
Taxes:	$130,210	$65,105	N/A	Maturity Date Loan / SF:	$104
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	$2,042	N/A	Maturity Date LTV:	65.0%
TI/LC:	$400,000	$40,849	$1,950,000	UW NCF DSCR:	2.60x
Other:	$2,204,704	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,600,000		100.0%	Payoff Existing Debt(3)	$20,127,654	78.6%
				Upfront Reserves	2,734,914	10.7
				Return of Equity	1,622,533	6.3
				Closing Costs(4)	1,114,899	4.4
Total Sources	$25,600,000		100.0%	Total Uses	$25,600,000	100.0%

(1)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

(2)	The Berkshire Corporate Center Property (as defined below) is 100.0% leased as of April 1, 2021. 16,469 square feet of space that was underwritten as vacant is occupied by VAA, LLC, which does not pay any base rent and is only required to pay common area maintenance fees (“CAM”). VAA, LLC’s space consists of interior space with no windows other than three skylights that VAA, LLC added during the buildout, and the borrower sponsors did not consider it fit to lease out after the previous tenant vacated. VAA, LLC agreed to build out the space, spending approximately $1 million to do so, in exchange for the right to lease the space for free through April 30, 2025. Additionally, 1,098 square feet of mechanical spaces was excluded since the space was not attributed any UW Base Rent.

(3)	Includes repayment of approximately $17.3 million of existing debt and approximately $2.9 million in defeasance costs.

(4)	Includes approximately $712,362 of leasing commissions which were paid at origination.

The Loan. The Berkshire Corporate Center mortgage loan (the “Berkshire Corporate Center Mortgage Loan”) has an original and Cut-off Date principal balance of $25,600,000 and is secured by a first lien mortgage on the borrowers’ fee interest in a 245,091 square-foot industrial-flex/R&D property located in Plymouth, Minnesota (the “Berkshire Corporate Center Property”). The Berkshire Corporate Center Mortgage Loan has a 10-year term and is interest-only for the full term of the loan.

The Property. The Berkshire Corporate Center Property is a 245,091 square-foot industrial-flex/R&D building located in Plymouth, Minnesota, a suburb of Minneapolis. The Berkshire Corporate Center Property is situated on an 18.7-acre site with 913 parking spaces, resulting in a ratio of approximately 3.7 parking spaces per 1,000 square feet. The Berkshire Corporate Center Property is a single-story flex facility consisting of approximately 69% flex office space, 25% clean room/lab space and 6% warehouse space. Additionally, the Berkshire Corporate Center Property contains six dock-height loading doors, has 18-foot clear heights and a roof that was installed in

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2016. As of April 1, 2021, the underwritten occupancy at the Berkshire Corporate Center Property was 93.3% (excluding mechanical space), however, the Berkshire Corporate Center Property is 100.0% leased to three tenants.

COVID-19 Update. As of May 26, 2021, the Berkshire Corporate Center Property was open and operating with some employees still working from home. The borrowers made the first debt service payment for the Berkshire Corporate Center Mortgage Loan in June 2021. As of May 26, 2021, all tenants were current on their lease obligations and had not requested rent relief. As of June 21, 2021, the Berkshire Corporate Center Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

Greatbatch, Ltd (122,821 square feet; 50.1% of the NRA; 53.3% of underwritten base rent): Greatbatch, Ltd was founded in 1970 and has patented over 325 inventions in the medical device field. In 2015, Greatbatch, Ltd acquired Lake Region Medical, and together the two were rebranded as Integer, and created one of the largest medical device suppliers in the world serving the cardiac, neuromodulation, vascular, orthopedics and advanced surgical markets. Lake Region Medical is the primary Integer subsidiary at this property, and its focus is on Device Level Assembly, Insert Molding, Micro Molding, Prototyping, Electrical Testing, Tube Processing, Welding - Laser & Resistant Spot, and Wire - Braiding, Extruding and Coiling. During 2020, Integer had approximately $185.5 million in adjusted EBITDA. Greatbatch, Ltd has been leasing space at the Berkshire Corporate Center Property since 2006, has expanded twice since its initial lease, and most recently in March 2021 exercised a renewal to extend its lease to the current lease expiration date of January 31, 2029. Greatbatch, Ltd has one six-year extension option remaining, and according to the borrower sponsors, has invested approximately $20 million to build out the clean room and lab space at the Berkshire Corporate Center Property. The Berkshire Corporate Center Mortgage Loan has been structured with an excess cash flow sweep 12 months prior to the Greatbatch, Ltd lease expiration date (please refer to the “Lockbox / Cash Management” section below).

VAA, LLC (54,544 square feet; 22.3% of the NRA; 23.6% of underwritten base rent): Founded in 1978, VAA, LLC is a Twin Cities-based engineering firm that offers nationwide engineering and expands international project efforts to architects, owners and design-build contractors. VAA, LLC specializes in bulk processing facilities, including material handling, transportation and export. The firm offers master planning, life-safety code analyses, track design and civil, structural, marine, mechanical, process and electrical engineering services. The Berkshire Corporate Center Property is VAA, LLC’s headquarters, and VAA, LLC has been located at the property since 2013. In 2017, VAA, LLC invested approximately $1 million to build out the 16,469 square foot space at the Berkshire Corporate Center Property, which had recently been vacated by a former tenant. In 2017, VAA, LLC renewed its lease at the Berkshire Corporate Center Property while simultaneously expanding into an additional 36,661 square feet. Its lease currently expires in April 2025 and includes one, five-year extension option.

Covidien d/b/a Medtronic (“Covidien”) (50,159 square feet; 20.5% of the NRA; 23.1% of underwritten base rent): Covidien was acquired by Medtronic in January 2015. Medtronic has operations in 150 countries, over 90,000 employees and manufactures products that treat 70 health conditions and include cardiac devices, cranial and spine robotics, insulin pumps, surgical tools and patient monitoring systems, among others. In addition to its operations at the Berkshire Corporate Center Property, Medtronic’s operational headquarters is located in Minneapolis within 15 miles of the Berkshire Corporate Center Property. Covidien has been located at the Berkshire Corporate Center Property since 2013 and in 2019, Covidien renewed its lease through September 2025. Covidien has one, five-year extension option remaining.

Environmental. According to a Phase I environmental assessment dated April 8, 2021, there was no evidence of any recognized environmental conditions at the Berkshire Corporate Center Property. Two historical recognized environmental conditions relating to past uses of the Berkshire Corporate Center Property were noted in the Phase I environmental assessment.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)(2)	Current(2)(3)
100.0%	100.0%	100.0%	93.3%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The decrease in Current Occupancy from Historical Occupancy is due to 16,469 square feet of space that was underwritten as vacant, which is currently occupied by VAA, LLC. VAA, LLC is only required to pay CAM on such space.

(3)	Current Occupancy is as of April 1, 2021.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Expiration Date
Greatbatch, Ltd	NR/NR/NR	122,821	50.1%	$12.00	$1,473,852	53.3%	1/31/2029(3)
VAA, LLC	NR/NR/NR	54,544	22.3	11.93	650,734	23.6	4/30/2025(4)
Covidien	NR/NR/NR	50,159	20.5	12.73	638,524	23.1	9/30/2025(5)
Occupied Collateral Total / Wtd. Avg.		228,622(6)	93.3%	$12.09	$2,763,110	100.0%

Vacant Space(7)		16,469	6.7%

Collateral Total		245,091	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	UW Base Rent includes rent steps of $256,931 through April 2022.

(3)	Greatbatch, Ltd has one, six-year extension option.

(4)	VAA, LLC has one, five-year extension option.

(5)	Covidien has one, five-year extension option.

(6)	Includes 1,098 square feet of mechanical space. No UW Base Rent is attributed to this space.

(7)	Vacant Space includes 16,469 square feet of space that was underwritten as vacant, which is occupied by VAA, LLC. VAA, LLC is only required to pay CAM on such space.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring(2)	Cumulative UW Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(3)	NAP	16,469	6.7%	NAP	NAP	16,469	6.7%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	16,469	6.7%	$0	0.0%
2022	0	0	0.0	$0	0.0	16,469	6.7%	$0	0.0%
2023	0	0	0.0	$0	0.0	16,469	6.7%	$0	0.0%
2024	0	0	0.0	$0	0.0	16,469	6.7%	$0	0.0%
2025	2	104,703	42.7	$1,289,258	46.7	121,172	49.4%	$1,289,258	46.7%
2026	0	0	0.0	$0	0.0	121,172	49.4%	$1,289,258	46.7%
2027	0	0	0.0	$0	0.0	121,172	49.4%	$1,289,258	46.7%
2028	0	0	0.0	$0	0.0	121,172	49.4%	$1,289,258	46.7%
2029	1	122,821	50.1	$1,473,852	53.3	243,993	99.6%	$2,763,110	100.0%
2030	0	0	0.0	$0	0.0	243,993	99.6%	$2,763,110	100.0%
2031	0	0	0.0	$0	0.0	243,993	99.6%	$2,763,110	100.0%
2032 & Beyond(4)	0	1,098	0.4	$0	0.0	245,091	100.0%	$2,763,110	100.0%
Total	3	245,091	100.0%	$2,763,110	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	UW Base Rent includes rent steps of $256,931 through April 2022.

(3)	Vacant space includes 16,469 square feet of space that was underwritten as vacant, which VAA, LLC is currently occupying and is only required to pay CAM on.

(4)	Includes 1,098 square feet of mechanical space. No UW Base Rent is attributed to this space.

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Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,356,440	$2,426,380	$2,386,243	$2,404,655	$2,506,179	$10.23	56.9%
Rent Steps(3)	0	0	0	0	256,931	1.05	5.8
Vacant Income	0	0	0	0	185,935	0.76	4.2
Gross Potential Rent	$2,356,440	$2,426,380	$2,386,243	$2,404,655	$2,949,045	$12.03	66.9%
Total Reimbursements	1,213,801	1,293,720	1,380,387	1,376,325	1,456,923	5.94	33.1
Net Rental Income	$3,570,241	$3,720,100	$3,766,630	$3,780,980	$4,405,968	$17.98	100.0%
Other Income	0	0	0	0	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	0	(185,935)	(0.76)	(4.2)
Effective Gross Income	$3,570,241	$3,720,100	$3,766,630	$3,780,980	$4,220,033	$17.22	95.8%
Total Expenses	$1,268,140	$1,336,398	$1,296,799	$1,289,831	$1,527,893	6.23	36.2
Net Operating Income	$2,302,101	$2,383,702	$2,469,831	$2,491,149	$2,692,140	$10.98	63.8%
Capital Expenditures	0	0	0	0	24,509	0.10	0.6
TI/LC	0	0	0	0	265,778	1.08	6.3
Net Cash Flow	$2,302,101	$2,383,702	$2,469,831	$2,491,149	$2,401,853	$9.80	56.9%
(1)	TTM represents the trailing 12 months ending February 28, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rent Steps reflect rent steps of $256,931 through April 2022.

The Market. The Berkshire Corporate Center Property is located in Plymouth, Minnesota, approximately 10 miles west of the Minneapolis CBD and 20 miles west of the St. Paul-Bloomington CBD. As of 2018, Minneapolis and St. Paul-Bloomington, together known as the Twin Cities metropolitan statistical area (“MSA”), make up the 16th largest MSA in the U.S., and the Twin Cities MSA is home to 15 Fortune 500 company headquarters. Access to the Berkshire Corporate Center Property is provided by Interstate 494 and MN Highway 55, each of which is less than 1.5 miles from the Berkshire Corporate Center Property.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Berkshire Corporate Center Property was approximately 3,117, 63,757 and 165,650, respectively, and the estimated 2020 average household income within the same radii was approximately $101,316, $134,013 and $129,593, respectively. The Berkshire Corporate Center Property is situated within the Minneapolis – MN industrial market, in the Northwest industrial submarket. As of the fourth quarter 2020, the Northwest submarket reported a total inventory of approximately 71.2 million square feet with a 6.1% vacancy rate. The appraisal concluded to a market rent of $12.00 PSF for the Berkshire Corporate Center Property.

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The following table presents certain information relating to comparable industrial rentals for the Berkshire Corporate Center Property identified in the appraisal:

Comparable Industrial Rentals(1)
Property / Address	Year Built/ Renov.	Total NRA (SF)	Tenant Name	Lease Date/Term (Years)	Lease Area (SF)	Annual Base Rent PSF
Berkshire Corporate Center 2300 Berkshire Lane North Plymouth, MN	1969 / 2001, 2016	245,091(2)	Various	Various	Various	Various
Northwest Business Center I 2905 Northwest Boulevard, Plymouth, MN 55441	1985 / NAP	84,765	Confidential Confidential	Jun-21 / 5.3 May-20 / 5.2	27,204 4,785	$11.00 $11.50
Northwest Business Center III 2955 Xenium Lane North, Plymouth, MN 55441	1985 / NAP	24,766	Confidential	Mar-21 / 5.8	19,851	$13.11
Vicksburg Business Center 2800 Vicksburg Lane North, Plymouth, MN 55447	1987 / 2016	152,627	Confidential Confidential	Dec-20 / 8.1 Mar-18 / 10.5	17,622 41,134	$14.18 $13.50
6655 Wedgewood 6655 Wedgwood Road North, Maple Grove, MN 55311	1989 / NAP	123,854	MDCM Solutions 4C Medical Technologies	Jun-20 / 6.1 May-19 / 6.5	13,049 28,120	$8.04 $11.02
Southtech Plaza 9401 and 9555 James Avenue South, Bloomington, MN 554311	1986 / 1987	229,674	Confidential Confidential Confidential	Nov-19 / 7.3 Sep-19 / 5.4 Apr-18 / 5.0	10,165 9,434 11,771	$12.50 $9.25 $7.89
Eden Prairie Light Industrial Portfolio Various, Eden Prairie, MN 55344	1991 / NAP	194,570	Confidential Confidential	Apr-19 / 8.0 Feb-19 / 3.0	19,639 6,726	$8.76 $14.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2021.

The following table presents certain information relating to comparable industrial sales for the Berkshire Corporate Center Property as identified in the appraisal:

Comparable Industrial Sales(1)
Property / Address	Year Built/ Renov.	Total GLA (SF)	Occupancy	Date of Sale	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Berkshire Corporate Center 2300 Berkshire Lane North Plymouth, MN	1969 / 2001, 2016	245,091(2)	93.3%(2)	N/A	N/A	N/A	N/A
Willow Creek Plaza, 9800 Shelard Parkway Plymouth, MN 55441	1987 / 2020	46,028	92%	Dec-20	$7,650,000	$166.20	$166.20
West End Office Park, 1660 Highway 100 South St. Louis Park, MN 55416	1968 / NAP	567,889	87%	Jan-20	$130,800,000	$230.33	$230.33
6655 Wedgewood, 6655 Wedgwood Road North Maple Grove, MN 55311	1989 / NAP	123,854	96%	Sep-20	$14,725,000	$118.89	$118.89
Midway Business Center, 1771 Energy Park Drive St. Paul, MN 55108	2016 / NAP	189,746	100%	Mar-20	$23,800,000	$125.43	$125.43
Bayer Crop Science Industrial, 1451 Dean Lakes Shakopee, MN 55379	2015 / NAP	136,589	100%	Nov-19	$17,550,000	$128.49	$128.49
Northpark II Industrial, 10301 Xylon Avenue North Brooklyn Park, MN 55445	2017 / NAP	200,670	100%	Aug-19	$22,323,831	$111.25	$111.25
Oakdale Interstate Center, 550 Hale Avenue North Oakdale, MN 55128	1996 / NAP	100,600	100%	Apr-19	$9,000,000	$89.46	$89.46
Hampshire Technology Center, 10900 Hampshire Avenue South Bloomington, MN 55438	1998 / NAP	144,441	70%	Mar-19	$11,850,000	$82.04	$91.46
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2021.

The Borrowers. The borrowing entities are two tenants-in-common, Berkshire Promenade LLC and Berkshire Equities LLC (the “Berkshire Corporate Center Borrowers”), both of which are controlled by the borrower sponsors. Each borrowing entity is a Delaware

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limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the Berkshire Corporate Center Borrowers delivered a non-consolidation opinion in connection with the origination of the Berkshire Corporate Center Mortgage Loan.

The Borrower Sponsors. The Berkshire Corporate Center Mortgage Loan borrower sponsors are Matthew J. Felton and William Felton. Matthew J. Felton is the chief executive officer of Felton Properties, Inc. Matthew J. Felton and William Felton founded Felton Properties Inc. in 1997. Felton Properties, Inc. owns and manages nearly three million square feet of real estate in Oregon, Washington, Colorado, Utah and Minnesota. Through institutional and private partnerships, Felton Properties, Inc. and Felton Management Corp. have closed more than 30 acquisitions over the past ten years representing over $600 million in transactional volume. Matthew Felton has one prior default on a loan that was originated in 2007. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The Berkshire Corporate Center Property is managed by Amber Felton Management Corporation, an affiliate of the borrower sponsors.

Escrows and Reserves.

Tax Escrows – The Berkshire Corporate Center Borrowers deposited approximately $130,210 into a real estate tax reserve at origination and are required to escrow an ongoing monthly real estate tax reserve payment in an amount equal to 1/12th of the annual estimated real estate taxes (initially approximately $65,105).

Insurance Escrows – On a monthly basis, the Berkshire Corporate Center Borrowers are required to escrow 1/12th of the annual estimated insurance payments if the Berkshire Corporate Center Borrowers do not maintain a blanket policy acceptable to the lender.

Replacement Reserves – On a monthly basis, the Berkshire Corporate Center Borrowers are required to escrow approximately $2,042 for replacement reserves (equal to approximately $0.10 per square foot annually).

TI/LC Reserve – The Berkshire Corporate Center Borrowers deposited $400,000 into a tenant improvements and leasing commissions reserve at origination and are required to escrow an ongoing monthly tenant improvements and leasing commissions reserve payment of approximately $40,849 (equal to approximately $2.00 per square foot annually) subject to a cap of $1,950,000. If no event of default has occurred and is continuing, upon the occurrence of both (i) either (a) Covidien extending its lease for 100% of its space for at least five years or (b) a third party signing a lease for 100% of the Covidien space for at least five years, and (ii) either (a) VAA, LLC extending its lease for 100% of its space for at least five years or (b) a thirty party signing a lease for 100% of the VAA, LLC space for at least five years, the lender will be required to disburse to the Berkshire Corporate Center Borrowers all sums on deposit above $1,000,000, however, the Berkshire Corporate Center Borrowers will be required to continue making payments subject to the $1,950,000 cap. Additionally, if no event of default has occurred and is continuing, upon the occurrence of (i) Greatbatch, Ltd extending its lease for 100% of its space for at least $8.50 net effective rent per square foot per annum and a term that ends two years past the Berkshire Corporate Center Mortgage Loan maturity date or (ii) a third party tenant signing a lease for 100% of the Greatbatch, Ltd space for at least $8.50 net effective rent per square foot per annum and a term that ends two years past the Berkshire Corporate Center Mortgage Loan maturity date, the lender will be required to disburse all sums on deposit above $1,000,000 to the Berkshire Corporate Center Borrowers, and the TI/LC reserve cap will be reduced to $1,000,000. Provided no event of default has occurred and is continuing, upon the occurrence of (A) (i) Greatbatch, Ltd extending its lease for 100% of its space for at least $8.50 net effective rent per square foot per annum and a term that ends two years past the Berkshire Corporate Center Mortgage Loan maturity date or (ii) a third party tenant signing a lease for 100% of the Greatbatch, Ltd space for at least $8.50 net effective rent per square foot per annum and a term that ends two years past the Berkshire Corporate Center Mortgage Loan maturity date and (B) both (i) either (a) Covidien extending its lease for 100% of its space for a term expiring no earlier than two years past the maturity date or (b) a third party signing a lease for 100% of the Covidien space for a term expiring no earlier than two years past the maturity date, and (ii) either (a) VAA, LLC extending its lease for 100% of its space for a term expiring no earlier than two years past the maturity date or (b) a third party signing a lease for 100% of the VAA, LLC space for a term expiring no earlier than two years past the maturity date, then the lender will be required to disburse all remaining TI/LC reserve funds and the Berkshire Corporate Center Borrowers’ obligation to make monthly deposits into the TI/LC reserve will be terminated.

Required Repair Reserves – The Berkshire Corporate Center Borrowers escrowed $3,750 at origination to cover $3,000 of immediate repairs identified in the engineering report.

Outstanding TI/LC Reserve – The Berkshire Corporate Center Borrowers escrowed $2,200,954 at origination to cover outstanding tenant improvements for Covidien and Greatbatch, Ltd.

Anchor Tenant Reserve – The Berkshire Corporate Center Borrowers will be required to deposit excess cash flow into the anchor tenant reserve account upon the occurrence of an Anchor Tenant Non-Renewal Trigger Event (as defined below).

Lockbox / Cash Management. The Berkshire Corporate Center Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the Berkshire Corporate Center Borrowers are required to establish an eligible account and deliver tenant direction letters directing tenants to pay all rent and other sums directly into the eligible

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account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Berkshire Corporate Center Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Trigger Period caused by clause (i) or (ii) below, the excess cash flow subaccount, or (b) to the extent that an Anchor Tenant Non-Renewal Trigger Event is in effect, to the anchor tenant reserve subaccount.

A “Trigger Period” will commence upon any of the following: (i) the occurrence of an event of default, (ii) as of any calculation date, the debt service coverage ratio based on a 30-year amortization schedule being less than 1.15x (1.73x reflects the interest-only debt service coverage ratio equivalent) for two consecutive calendar quarters, or (iii) the commencement of an Anchor Tenant Non-Renewal Trigger Event. A Trigger Period will end (a) with respect to clause (i) above, upon the end of such event of default, (b) with respect to clause (ii) above, upon the debt service coverage ratio based on a 30-year amortization schedule being greater than or equal to 1.20x (1.81x reflects the interest only debt service coverage ratio equivalent) for two consecutive calendar quarters, or (c) with respect to clause (iii) above, upon an Anchor Tenant Non-Renewal Trigger Event Cure (as defined below). Additionally, if a Trigger Period is caused by clause (ii) above, the Berkshire Corporate Center Borrowers will have the option to cure the Trigger Period by depositing cash, or delivering a letter of credit within 10 days in an amount equal to the amount that would be required to cause the debt service coverage ratio to equal 1.20x (1.81x reflects the interest only debt service coverage ratio equivalent).

An “Anchor Tenant Non-Renewal Trigger Event” will commence upon any of the following: (i) the date 12 months prior to the expiration date of the Greatbatch, Ltd lease, assuming no extension or Replacement Tenant Cure Event (as defined below) has occurred, (ii) Greatbatch, Ltd giving notice of its intention to terminate or actually terminating its lease, or (iii) Greatbatch, Ltd giving notice that it does not intend to renew its lease.

A “Replacement Tenant Cure Event” means no less than 80% of the Greatbatch, Ltd space, or provided that Greatbatch, Ltd renews a portion of its space, the debt service coverage ratio (including the renewal and the new lease) remains at least equal to the debt service coverage ratio immediately prior to the lease renewal, no less than 65% of the Greatbatch, Ltd space, has been leased to one or more third party tenants for at least two years at a rental rate equal to or greater than $8.50 net effective rent per square foot per annum on a triple net basis.

An “Anchor Tenant Non-Renewal Trigger Event Cure” means the first to occur of (i) Greatbatch, Ltd extending or renewing at least 80% of its leased space for no less than two years pursuant to a Net Rent Threshold Lease (as defined below), (ii) a Replacement Tenant Cure Event, or (iii) the Berkshire Corporate Center Borrowers depositing either cash or a letter of credit in an amount equal to $1,000,000 into the anchor tenant reserve account.

A “Net Rent Threshold Lease” means any Major Lease (as defined below) with (i) a rental rate of $8.50 net effective rent per square foot per annum, and (ii) a net effective rent equal to or greater than $6.25 per square foot per annum, which amount represents a net effective rent under a triple net lease.

A “Major Lease” means a lease that is (i) for 40,000 square feet or more, (ii) includes any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Berkshire Corporate Center Property, or (iii) includes any instrument guaranteeing or providing credit support for a lease meeting requirements (i) and/or (ii) above.

Subordinate and Mezzanine Debt. The Berkshire Corporate Center Borrowers are permitted to incur a future mezzanine loan subject to the satisfaction of the requirements set forth in the Berkshire Corporate Center Mortgage Loan documents, including but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the Berkshire Corporate Center Mortgage Loan and the mezzanine loan is no greater than 65.0%; (iii) the actual combined debt service coverage ratio based on the Berkshire Corporate Center Mortgage Loan and the mezzanine loan amortizing debt service based on a 30-year amortization schedule is no less than 2.60x (3.91x reflects the interest-only debt service coverage ratio equivalent); (iv) the actual combined debt yield based on the Berkshire Corporate Center Mortgage Loan and the mezzanine loan is no less than 9.38%; (v) the execution of an intercreditor agreement acceptable to the lender; (vi) receipt of a rating agency confirmation and (vii) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Office – Flex
% of IPB:	3.0%	Net Rentable Area (SF):	182,491
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	80 Richards Owner, LLC	Year Built / Renovated:	1917, 1981 / 2017-2019
Borrower Sponsor:	Nathan Accad	Occupancy:	100.0%
Interest Rate:	2.81620%	Occupancy Date:	6/10/2021
Note Date:	6/11/2021	4th Most Recent NOI (As of)(2):	$1,045,965 (12/31/2018)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(2):	$1,613,984 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$2,170,011 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,319,072 (TTM 3/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,943,433
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$1,112,766
Lockbox / Cash Management:	Springing	UW NOI(2):	$2,830,667
Additional Debt:	No	UW NCF:	$2,588,386
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$54,000,000 / $296
Additional Debt Type:	N/A	Appraisal Date:	3/19/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$137
Taxes:	$0	$41,825	N/A	Maturity Date Loan / SF:	$137
Insurance:	$15,575	$16,706	N/A	Cut-off Date LTV:	46.3%
Replacement Reserve:	$0	$2,281	$82,121	Maturity Date LTV:	46.3%
TI/LC Reserve:	$0	$6,083	$456,278	UW NCF DSCR:	3.63x
Rent Concession Reserve:	$165,479	$0	N/A	UW NOI Debt Yield:	11.3%
Existing Violations Reserve:	$45,536	$0	N/A
Material Tenant Rollover Reserve:	$0	Springing	Various
DSCR Trigger Suspension Reserve:	$0	Springing	N/A

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000		100.0%	Loan Payoff	$13,893,301	55.6%
				Return of Equity	9,181,358	36.7
				Closing Costs	1,698,751	6.8
				Upfront Reserves	226,589	0.9
Total Sources	$25,000,000		100.0%	Total Uses	$25,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Historical NOI figures include an additional property (Lot 11, representing 3.1% of combined NRA) that is not part of the collateral. The increase in UW NOI from Most Recent NOI is primarily driven by rent steps of $129,940 through May 2022, Idea Nuova Inc.’s (“Idea Nuova”) rent increasing by $200,000 and leasing related to John Robinson Design, Inc., Apparatus LLC (“Apparatus”) and Color Card Studios, LLC. At origination, $165,479 was reserved for outstanding rent concessions owed to Apparatus.

The Loan. The 80 Richards Street mortgage loan (the “80 Richards Street Mortgage Loan”) has an original and Cut-off Date principal balance of $25,000,000 and is secured by the borrower’s fee interest in a 182,491 square foot office flex property located in Brooklyn, New York (the “80 Richards Street Property”). The 80 Richards Street Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The 80 Richards Street Property is a 182,491 square-foot Class B multi-tenant office flex property consisting of two buildings that were developed in 1917 and 1981 and renovated from 2017 through 2019. The borrower sponsor acquired the 80 Richards Street Property in December 2003 for approximately $8.7 million. Since acquisition, the borrower sponsor has invested approximately $12.0 million in capital improvements and approximately $750,000 in soft costs. From 2017 through 2019, approximately $4.8 million was

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spent to transform the 80 Richards Street Property to a multi-tenant flex/warehouse with a focus on art/design and creative tenants. The 80 Richards Street Property is 100.0% occupied by 15 tenants as of June 10, 2021.

COVID-19 Update. As of June 17, 2021, the 80 Richards Street Property is open and operating. For April 2021, tenants representing approximately 84.4% of the occupied square footage at the 80 Richards Street Property made full rental payments and tenants representing approximately 97.8% of April’s base rent made full or partial rental payments. Tenants paying partial rent for April 2021 include Filmtrade Equipment Rentals Inc (94.3% of April’s base rent), City Glass & Architectural Metal Gc Inc (98.2% of April’s base rent) and JH Studio LLC (75.7% of April’s base rent) (collectively representing 15.6% of the NRA and 15.1% of the underwritten base rent), with such tenants collectively paying 86.6% of April’s base rent. For May 2021, tenants representing approximately 80.8% of the occupied square footage at the 80 Richards Street Property made full rental payments and tenants representing approximately 94.2% of May’s base rent made full or partial rental payments. Tenants paying partial rent for May 2021 include Filmtrade Equipment Rentals Inc (94.3% of May’s base rent), City Glass & Architectural Metal Gc Inc (50.0% of May’s base rent), JH Studio LLC (75.7% of May’s base rent), Caroline Z Hurley LLC (96.0% of May’s base rent) and Greene Naftali Gallery Inc. (17.2% of May’s base rent) (collectively representing 19.2% of the NRA and 18.8% of the underwritten base rent), with such tenants collectively paying 71.2% of May’s base rent. The first debt service payment date for the 80 Richards Street Mortgage Loan is in July 2021. As of June 21, 2021, the 80 Richards Street Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

Major Tenants.

Apparatus (37,524 square feet; 20.6% of the NRA; 16.5% of the underwritten base rent). Founded in 2012, Apparatus is a New York based design studio that has been featured in Architectural Digest, T Magazine, World of Interiors, Vogue, Wallpaper and several international editions of Architectural Digest and Elle Décor. Apparatus has showrooms located in New York, Los Angeles and Milan. The studio features many hand-finished sculptural pieces created using marble, suede, horsehair, lacquer and porcelain. Apparatus currently occupies 37,524 square feet under a lease that expires on July 31, 2030 and has no termination options.

Idea Nuova (37,500 square feet; 20.5% of the NRA; 23.2% of the underwritten base rent). Founded in 1987, Idea Nuova, an affiliate of the borrower, is a family-owned, family-run business specializing in home décor products. Idea Nuova has partnered with some of the largest global retailers including Aldi, Amazon, At Home, Bed Bath & Beyond, Burlington, HomeGoods, Macy’s, Ross Dress for Less, Target, Walmart and Wayfair. Idea Nuova currently occupies 37,500 square feet under a lease that expires on February 28, 2026 and has no termination options. Idea Nuova has one, 10-year renewal option remaining.

Mary Howard Studio LLC (32,389 square feet; 17.7% of the NRA; 17.9% of the underwritten base rent). Mary Howard Studio LLC (“Mary Howard Studio”) is an international creative talent agency representing production designers, set designers and creative directors. Mary Howard Studio’s advertising clients include Adidas, American Express, Balenciaga, Dior, Fendi, Jimmy Choo, Louis Vuitton, Michael Kors, the NFL, Sprite, Sunglass Hut, Versace and Zara. Mary Howard Studio currently occupies a total of 32,389 square feet under three separate leases. Two leases for a total of 21,204 square feet have an expiration date of March 31, 2027 and one lease for 11,185 square feet has an expiration date of August 31, 2027. Mary Howard Studio may terminate its lease for the 11,185 square foot space if (a) there has been a separation of the photo studio business formerly operated by Oliver Hicks and his NorthSix Company from the prop fabrication business of Mary Howard and her Mary Howard Studio, (b) Mary Howard Studio provides at least five months’ notice and (c) Mary Howard Studio pays a termination fee of $61,500, either in cash or withdrawn from the security deposit. Mary Howard Studio has one, five-year renewal option remaining.

Environmental. According to a Phase I environmental site assessment dated March 29, 2021, there was no evidence of any recognized environmental conditions at the 80 Richards Street Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 10, 2021.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Apparatus LLC	NR/NR/NR	37,524	20.6%	$17.08	$640,912	16.5%	7/31/2030
Idea Nuova Inc.	NR/NR/NR	37,500	20.5	24.00	900,000	23.2	2/28/2026(3)
Mary Howard Studio LLC	NR/NR/NR	32,389	17.7	21.48	695,598	17.9	Various(4)
Supervision Art Services Inc	NR/NR/NR	16,829	9.2	23.28	391,733	10.1	2/13/2029
JH Studio LLC	NR/NR/NR	12,764	7.0	21.45	273,774	7.1	Various(5)
Major Tenants		137,006	75.1%	$21.18	$2,902,017	74.9%

Other Tenants		45,485	24.9%	$21.41	$973,639	25.1%

Occupied Collateral Total / Wtd. Avg.		182,491	100.0%	$21.24	$3,875,656	100.0%

Vacant Space		0	0.0%

Collateral Total		182,491	100.0%

(1)	Based on the underwritten rent roll dated June 10, 2021.
(2)	UW Base Rent PSF and UW Base Rent include rent steps of $129,940 through May 2022.
(3)	Idea Nuova has one, 10-year renewal option remaining.
(4)	Mary Howard Studio occupies a total of 32,389 square feet under three separate leases. Two leases for a total of 21,204 square feet have an expiration date of March 31, 2027 and one lease for 11,185 square feet has an expiration date of August 31, 2027. Mary Howard Studio may terminate its lease for the 11,185 square foot space if (a) there has been a separation of the photo studio business formerly operated by Oliver Hicks and his NorthSix Company from the prop fabrication business of Mary Howard and her Mary Howard Studio, (b) Mary Howard Studio provides at least five months’ notice and (c) Mary Howard Studio pays a termination fee of $61,500, either in cash or withdrawn from the security deposit. Mary Howard Studio has one, five-year renewal option remaining.
(5)	JH Studio LLC leases 2,346 square feet through November 30, 2021 and 10,418 square feet through December 31, 2024 under one lease. The 10,418 square foot space has one, three-year renewal option remaining.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021	4(4)	13,047	7.1	$273,327	7.1%	13,047	7.1%	$273,327	7.1%
2022	2	11,819	6.5	255,607	6.6	24,866	13.6%	$528,935	13.6%
2023	0	0	0.0	0	0.0	24,866	13.6%	$528,935	13.6%
2024	3(4)	19,514	10.7	403,839	10.4	44,380	24.3%	$932,773	24.1%
2025	1	1,712	0.9	40,788	1.1	46,092	25.3%	$973,561	25.1%
2026	3	49,657	27.2	1,173,852	30.3	95,749	52.5%	$2,147,413	55.4%
2027	3	32,389	17.7	695,598	17.9	128,138	70.2%	$2,843,011	73.4%
2028	0	0	0.0	0	0.0	128,138	70.2%	$2,843,011	73.4%
2029	1	16,829	9.2	391,733	10.1	144,967	79.4%	$3,234,743	83.5%
2030	1	37,524	20.6	640,912	16.5	182,491	100.0%	$3,875,656	100.0%
2031	0	0	0.0	0	0.0	182,491	100.0%	$3,875,656	100.0%
2032 & Beyond	0	0	0.0	0	0.0	182,491	100.0%	$3,875,656	100.0%
Total	17	182,491	100.0%	$3,875,656	100.0%
(1)	Based on the underwritten rent roll dated June 10, 2021.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps of $129,940 through May 2022.
(4)	JH Studio LLC leases 2,346 square feet through November 30, 2021 and 10,418 square feet through December 31, 2024 under one lease.

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Operating History and Underwritten Net Cash Flow
	2018(1)	2019(1)	2020(1)	TTM(1)(2)	Underwritten	Per Square Foot	%(3)
Gross Potential Rent(4)	$1,688,324	$2,329,839	$2,972,226	$3,088,276	$3,875,656	$21.24	96.4%
Total Reimbursements	0	0	103,682	133,194	142,712	0.78	3.6
Net Rental Income	$1,688,324	$2,329,839	$3,075,908	$3,221,470	$4,018,367	$22.02	100.0%
Other Income(5)	149,893	154,760	165,590	164,392	125,984	0.69	3.1
(Vacancy/Credit Loss)	0	0	0	0	(200,918)	(1.10)	(5.0)
Effective Gross Income	$1,838,217	$2,484,599	$3,241,498	$3,385,862	$3,943,433	$21.61	98.1%
Total Expenses	$792,252	$870,615	$1,071,487	$1,066,790	$1,112,766	$6.10	28.2%
Net Operating Income(6)	$1,045,965	$1,613,984	$2,170,011	$2,319,072	$2,830,667	$15.51	71.8%
Capital Expenditures	0	0	0	0	27,374	0.15	0.7
TI/LC	94,498	87,422	0	0	214,908	1.18	5.4
Net Cash Flow	$951,467	$1,526,562	$2,170,011	$2,319,072	$2,588,386	$14.18	65.6%
(1)	2018 through TTM figures include an additional property (Lot 11, representing 3.1% of combined NRA) that is not part of the collateral.
(2)	TTM represents the trailing 12 months ending March 31, 2021.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated June 10, 2021 and includes rent steps of $129,940 through May 2022.
(5)	Underwritten Other Income consists of revenue from the antenna tenants, inclusive of a 5.0% vacancy adjustment, and late fees.
(6)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily driven by rent steps of $129,940 through May 2022, Idea Nuova’s rent increasing by $200,000 and leasing related to John Robinson Design, Inc., Apparatus and Color Card Studios, LLC. At origination, $165,479 was reserved for outstanding rent concessions owed to Apparatus.

The Market. The 80 Richards Street Property is located in the Red Hook neighborhood of Brooklyn, New York. The immediate area surrounding the 80 Richards Street Property consists of commercial, industrial and residential buildings with ground floor retail space. The 80 Richards Street Property is located approximately 0.7 miles from I-278. LaGuardia Airport and John F. Kennedy International Airport are located approximately 11.5 miles and 13.2 miles, respectively, from the 80 Richards Street Property. The B61 route New York City Transit bus stop and Carroll Street subway station are located approximately 0.4 miles and 0.9 miles, respectively, from the 80 Richards Street Property. The Red Hook Ferry Terminal is located approximately 0.7 miles from the 80 Richards Street Property.

According to a third-party market report, as of March 3, 2021, the New York office market had an inventory of approximately 952.3 million square feet, overall vacancy of approximately 10.8% and average asking rents of $57.26 per square foot. According to a third-party market report, as of March 3, 2021, the North Brooklyn office submarket had an inventory of approximately 17.6 million square feet, overall vacancy of approximately 16.7% and average asking rents of $41.74 per square foot. According to a third-party market report, as of May 19, 2021, the New York industrial market had an inventory of approximately 834.2 million square feet, overall vacancy of approximately 4.4% and average asking rents of $14.94 per square foot. According to a third-party market report, as of April 19, 2021, the North Brooklyn industrial submarket had an inventory of approximately 61.7 million square feet, overall vacancy of approximately 5.5% and average asking rents of $26.45 per square foot.

According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the 80 Richards Street Property is 40,990, 696,127 and 2,436,144, respectively. The estimated 2021 average household income within the same radii is $184,981, $155,481 and $133,359, respectively.

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The following table presents certain information relating to comparable office leases for the 80 Richards Street Property:

Comparable Office Leases(1)
Property Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
80 Richards Street and 76 Verona Street Brooklyn, NY	1917, 1981	182,491(2)	Various	Various	$21.24(2)	Various	Various	Modified Gross
1058 Pacific Street Brooklyn, NY	1930	12,870	Coast to Coast	2,800	$25.00	Q3 2020	10.0 Yrs.	Modified Gross
132 32nd Street Brooklyn, NY	2016	116,438	Estuniga	22,000	$25.00	Q3 2020	10.0 Yrs.	Modified Gross
1000 Dean Street Brooklyn, NY	1920, 2014	150,077	PhotosbyKai	496	$21.00	Q3 2020	1.0 Yr.	Modified Gross
299 3rd Avenue Brooklyn, NY	1931	6,000	Ark	2,000	$29.00	Q2 2020	3.0 Yrs.	Modified Gross
25 Elm Place Brooklyn, NY	1920	146,000	Goodwill Industries	30,816	$30.00	Q2 2020	10.0 Yrs.	Modified Gross
127 King Street Brooklyn, NY	1987	3,480	World Arts East Inc	1,740	$20.69	Q1 2020	2.0 Yrs.	Modified Gross
116 King Street Brooklyn, NY	1980	11,900	King Street Studio	5,800	$20.00	Q4 2019	15.0 Yrs.	Modified Gross
41 Clinton Avenue Brooklyn, NY	1951	12,000	GNB Collision	3,550	$23.66	Q2 2019	5.0 Yrs.	Modified Gross
161 21st Street Brooklyn, NY	1980	2,500	Kennedy Construction Services	2,500	$19.20	Q1 2020	5.0 Yrs.	Modified Gross
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 10, 2021 with rent steps totaling $129,940 through May 2022.

The following table presents certain information relating to comparable industrial and office sales for the 80 Richards Street Property:

Comparable Industrial and Office Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
80 Richards Street and 76 Verona Street Brooklyn, NY	NAP	182,491(2)	100.0%(2)	NAP	NAP	NAP
27-11 49th Avenue Long Island City, NY	Aug-2020	215,000	100.0%	$75,000,000	$348.84	$261.63
455 Jefferson Street Brooklyn, NY	Jun-2020	118,900	0.0%	$44,000,000	$370.06	$333.05
1000-1002 Dean Street Brooklyn, NY	Jun-2019	170,183	100.0%	$55,950,000	$328.76	$281.09
1250 Atlantic Avenue Brooklyn, NY	Jan-2019	92,500	0.0%	$23,500,000	$254.05	$289.62
57-47 47th Street Maspeth, NY	Jan-2019	75,000	100.0%	$22,125,000	$295.00	$266.24
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 10, 2021.

The Borrower. The borrower is 80 Richards Owner, LLC, a single purpose, bankruptcy-remote Delaware limited liability company with one independent director. A non-consolidation opinion was provided in connection with the origination of the 80 Richards Street Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Nathan Accad. Nathan Accad and his brother, Benjamin Akkad, own and operate HH Equities, which invests in real estate properties, domestic manufacturing factories and wholesale distribution of branded product throughout the United States. Their real estate portfolio includes 18 investment properties throughout New York City, inclusive of the 80 Richards Street Property.

Property Management. The 80 Richards Street Property is managed by HHRE Management LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $15,575 for insurance premiums, (ii) $165,479 for rent concessions owed to Apparatus and (iii) $45,536 to cure and remove all existing building and fire code violations at the 80 Richards Street Property (no physical work or repair is required).

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Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $41,825.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $16,706.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $2,281 for replacement reserves, subject to a cap of $82,121.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $6,083 for tenant improvements and leasing commissions, subject to a cap of $456,278.

Material Tenant Rollover Reserve – On a monthly basis during a Material Tenant Trigger Event (as defined below), the borrower is required to escrow excess funds to a sub-account for each Material Tenant (as defined below), subject to a cap of $30.00 per square foot of the space leased by such Material Tenant.

DSCR Trigger Suspension Reserve – The borrower has the right to deliver to lender approximately $142,863 (the “DSCR Trigger Suspension Payment”) to suspend a Cash Management Trigger Event (as defined below) or a Cash Sweep Period (as defined below) for a period of 12 months if either such event is caused solely by the debt service coverage ratio being less than 1.20x. The borrower has the right to continue such suspension by making an additional DSCR Trigger Suspension Payment if the debt service coverage ratio is not equal to or greater than 1.20x for two consecutive quarters.

Lockbox / Cash Management. The 80 Richards Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event, the borrower is required to deliver written instructions to tenants directing them to deposit all rents payable under leases directly into a lender-controlled lockbox account. The 80 Richards Street Mortgage Loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 80 Richards Street Mortgage Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the 80 Richards Street Mortgage Loan and the Approved Mezzanine Loan (as defined below), operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Period has occurred and is continuing (other than a Cash Sweep Period caused solely by the occurrence of an event of default under the Approved Mezzanine Loan documents), to an excess cash flow account, (c) if the Approved Mezzanine Loan is outstanding and a Cash Sweep Period is caused solely by the occurrence of an event of default under such loan documents, to the Approved Mezzanine Loan lender or (d) if no Material Tenant Trigger Event, Cash Sweep Period or event of default under the Approved Mezzanine Loan documents has occurred and is continuing, to the borrower.

A “Cash Management Trigger Event” will commence upon the earliest to occur of (i) an event of default under the 80 Richards Street Mortgage Loan documents, (ii) a bankruptcy action of the borrower, the guarantor, the key principal or the property manager, (iii) any determination by the lender that the debt service coverage ratio is less than 1.20x (provided that, so long as no other Cash Management Trigger Event has occurred and is continuing, the borrower has the right to suspend such Cash Management Trigger Event by delivering the DSCR Trigger Suspension Payment to the lender), (iv) an indictment for fraud or misappropriation of funds by the borrower, the guarantor, the key principal or the property manager (provided, that in the case of a third party property manager, such indictment is related to the 80 Richards Street Property), (v) a Material Tenant Trigger Event, or (vi) an event of default under the Approved Mezzanine Loan documents. A Cash Management Trigger Event will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the guarantor or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s, the key principal’s or the property manager’s monetary obligations, or the property manager is replaced with a manager acceptable to the lender; with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; with regard to clause (iv) above, the dismissal of the applicable indictment, the acquittal of each applicable person with respect to the related charge(s) or the replacement of the affiliated property manager with a qualified property manager under a replacement property management agreement; with regard to clause (v) above, the cure of such Material Tenant Trigger Event; or with regard to clause (vi) above, the end of such event of default.

A “Cash Sweep Period” will commence upon the earliest to occur of (i) an event of default under the 80 Richards Street Mortgage Loan documents, (ii) a bankruptcy action of the borrower, the guarantor, the key principal or the affiliated property manager, (iii) any determination by the lender that the debt service coverage ratio is less than 1.20x (provided that, so long as no other Cash Sweep Period has occurred and is continuing, the borrower has the right to suspend such Cash Sweep Period by delivering the DSCR Trigger Suspension Payment to the lender), or (iv) an event of default under the Approved Mezzanine Loan documents. A Cash Sweep Period will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the guarantor or the key principal, or within 120 days for the affiliated property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s, the key principal’s or the affiliated property manager’s monetary obligations, or the affiliated property manager is replaced with a manager

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acceptable to the lender; with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; or with regard to clause (iv) above, the end of such event of default.

A “Material Tenant Trigger Event” will commence upon the debt service coverage ratio decreasing below 1.20x and the earliest to occur of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to provide notification of its election to renew its lease, such Material Tenant failing to give such notice, (iv) an event of default under a Material Tenant lease that continues beyond any applicable notice and cure period, (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (vi) a Material Tenant lease being terminated (in whole or in part, including in connection with the exercise of any contraction option), or (vii) any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof. A Material Tenant Trigger Event will end upon the occurrence of: with regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to such Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to the applicable Material Tenant space, or (c) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to such Material Tenant space or (y) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease; with regard to clause (v) above, an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts due under its lease; with regard to clause (vi) above, all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clause (vii) above, the applicable Material Tenant having re-commenced its operations and no longer being dark, and having not vacated or ceased to conduct business; or with regard to clauses (i) through (vii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

A “Material Tenant” means any tenant whose lease, either individually or when taken together with any other lease with the same tenant or affiliate tenant, (x) covers no less than 30.0% of the total rentable square footage of the 80 Richards Street Property or (y) requires the payment of base rent that is no less than 30.0% of the total in-place base rent at the 80 Richards Street Property.

Subordinate and Mezzanine Debt. The 80 Richards Street Mortgage Loan documents permit an affiliate of the borrower to incur future mezzanine debt subject to satisfaction of certain conditions, including: (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the 80 Richards Street Mortgage Loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 46.3%, (b) the debt yield is not less than 10.3% and (c) the debt service coverage ratio is not less than 3.59x; and (iii) receipt of a rating agency confirmation (the “Approved Mezzanine Loan”).

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,600,000	Title:	Fee
Cut-off Date Principal Balance:	$24,600,000	Property Type – Subtype:	Office - Suburban
% of IPB:	2.9%	Net Rentable Area (SF):	155,795
Loan Purpose:	Acquisition	Location:	Lake Forest, CA
Borrower:	KB Palm Terrace, DST	Year Built / Renovated:	2000 / NAP
Borrower Sponsor:	Jeff Pori	Occupancy:	100.0%
Interest Rate:	3.82000%	Occupancy Date:	5/1/2021
Note Date:	6/1/2021	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/1/2031	3rd Most Recent NOI (As of):	$1,770,390 (12/31/2019)
Interest-only Period:	48 months	2nd Most Recent NOI (As of):	$1,936,997 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(3):	$1,941,246 (TTM 4/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	87.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,022,310
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,415,447
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$2,606,863
Additional Debt:	No	UW NCF:	$2,606,863
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,000,000 / $263
Additional Debt Type:	N/A	Appraisal Date:	4/20/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$158
Taxes:	$178,010	$35,602	N/A	Maturity Date Loan / SF:	$139
Insurance:	$10,051	$2,513	N/A	Cut-off Date LTV:	60.0%
Replacement Reserves:	$500,000	$0	N/A	Maturity Date LTV:	53.0%
TI/LC:	$3,500,000	Springing	$2,250,000	UW NCF DSCR:	1.89x
Free Rent Reserve:	$572,255	$0	N/A	UW NOI Debt Yield:	10.6%
Aware TI/LC Reserve:	$65,084	$0	N/A
Deferred Maintenance:	$54,600	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,600,000		53.5%	Purchase Price	$41,000,000	89.2%
Borrower Sponsor Equity	21,384,676		46.5	Reserves	4,880,000	10.6
				Closing Costs	104,676	0.2
Total Sources	$45,984,676		100.0%	Total Uses	$45,984,676	100.0%

(1)	For a full description of Escrows and Reserves, please refer to the “Escrow and Reserves” section below.
(2)	4th Most Recent NOI is unavailable as the Palm Terrace Property (as defined below) was acquired by the borrower sponsor at origination of the Palm Terrace Mortgage Loan (as defined below) and the prior owner did not provide such information.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributed to (a) the lease to Hometown Equity Mortgage LLC (16,666 square feet) at an annual underwritten base rent of $516,249, (b) additional space leased to Citadel Servicing Corporation (5,247 square feet) at an annual underwritten base rent of $162,132 and (c) the lease and expansion of Aware Mortgage LLC (7,130 square feet) at an annual underwritten rental rate of $205,344.

The Loan. The Palm Terrace mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 155,795 square foot office property located in Lake Forest, California (the “Palm Terrace Property”). The Palm Terrace mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $24.6 million (the “Palm Terrace Mortgage Loan”). The Palm Terrace Mortgage Loan has a 10-year term and is interest-only for the first 48 months of the term, followed by a 30-year amortization period.

The Property. The Palm Terrace Property is a suburban office complex comprised of three, two-story office buildings totaling 155,795 net rentable square feet located in Lake Forest, California. The Palm Terrace Property was built in 2000 and is situated on a 9.8-acre parcel. The Palm Terrace Property has a campus-style environment, which provides common area courtyards and low maintenance landscaping. The interior of each building is laid out with a central lobby that bisects the building and central corridors providing access to the office spaces. There is surface parking on all sides of the three buildings for 629 cars, resulting in a parking ratio of 4.04 spaces per 1,000 square feet. As of May 1, 2021, the Palm Terrace Property was 100.0% leased.

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COVID-19 Update. As of June 11, 2021, the Palm Terrace Property is open and operating. Tenants representing 95.2% of the underwritten base rent made their April 2021 and May 2021 rental payments. As of June 21, 2021, the Palm Terrace Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

Del Taco LLC (40,117 square feet; 25.7% NRA; 16.8% of underwritten base rent): Del Taco LLC (“Del Taco”) was founded in 1964 in Lake Forest, California. Del Taco is a nationwide operator and franchisor of restaurants featuring made-to-order food, including both Mexican inspired food, such as tacos and burritos and American classic dishes, such as cheeseburgers, crinkle cut fries and milkshakes. As of December 29, 2020, Del Taco operated 295 company restaurants and 301 franchise operated restaurants across 16 states with approximately 7,892 employees. In 2015, Del Taco was purchased by Levy Acquisition Corporation for approximately $500 million, including debt, and subsequently became a publicly traded company. Del Taco currently occupies four suites at the Palm Terrace Property and has been a tenant since 2002 under a lease with an expiration date of April 2026, with one, five-year renewal option remaining and no termination options. Del Taco has a right of first opportunity (“ROFO”) to lease previously leased space at the building which becomes unleased and available for lease (“Del Taco ROFO”). The landlord will be required to send written notice to Del Taco of the availability of such space and Del Taco will have ten days from its receipt of such notice to notify the landlord in writing of its election to exercise the Del Taco ROFO.

PGM Holdings Corp (32,119 square feet; 20.6% NRA; 22.8% of underwritten base rent): PGM Holdings Corp (“PGM”) was founded in 1989 and is based in Lake Forest, California and Dallas, Texas. PGM forms and manages affiliated reinsurance companies for auto, RV, motorcycle and power-sports dealers. The company has approximately 60 employees and operates three wholly owned subsidiaries including Portfolio Services Limited Inc., Express Systems Inc. and Portfolio SE Inc. PGM currently occupies three suites at the Palm Terrace Property and has been a tenant since 2015 under a lease with an expiration date of October 2026 with one, five-year lease renewal option remaining and no termination options. PGM originally occupied 27,916 square feet and expanded by an additional 4,203 square feet in November 2019. All applicable free rent related to PGM totaling $367,935 for October 1, 2021 through February 1, 2022 was reserved at the origination of the Palm Terrace Mortgage Loan. PGM has a ROFO with respect to Suite 250 (22,405 square feet) if such space becomes vacant (the “PGM ROFO”). If the landlord receives an offer from a bona fide third party to lease all or any part of Suite 250 on terms acceptable the landlord, the landlord is required to deliver a notice to PGM, and PGM will have five business days from its receipt of such notice to notify the landlord in writing of its election to exercise the PGM ROFO.

Hometown Equity Mortgage LLC (16,666 square feet; 10.7% NRA; 12.1% of underwritten base rent): Hometown Equity Mortgage LLC (“HE”) was founded in 2001 and is headquartered in St. Peters, Missouri. HE originates, closes and funds residential loans, specializing in first-time homebuyer loans, FHA loans, VA loans, USDA loans, conventional loans and non-QM loans. HE currently originates loans in 34 states. HE currently occupies two suites at the Palm Terrace Property and has been a tenant since 2020. A lease related to 12,434 square feet (8.0% of NRA, 9.0% of underwritten base rent) was signed in 2019 and has a current expiration date of April 2026 (“Suite 250B”). Another lease related to 4,232 square feet (2.7% of NRA, 3.1% of underwritten base rent) was signed in 2020 and has a current expiration date of August 2024 (“Suite 260”). All applicable free rent related to HE totaling $112,588 ($79,579 for Suite 250B for June 1, 2021 through October 1, 2021 and $33,009 for June 1, 2021 through August 1, 2021 for Suite 260) was reserved at the origination of the Palm Terrace Mortgage Loan. HE has a one-time ROFO to lease the space immediately adjacent to the premises in Suite 250C (9,971 square feet) if such space becomes vacant. The landlord is required to send written notice to HE of the availability of such adjacent space and the notice is required to include the proposed rental rate and other terms and conditions, and HE will have seven business days to notify the landlord in writing of its election. HE currently has one, five-year renewal option remaining for each suite, and if the lease related to Suite 260 is extended, the expiration date will be coterminous with the expiration date of the lease related to Suite 250B. The lease related to Suite 260 has a termination option pursuant to which either party has the right to terminate the Suite 260 lease at any time effective as of the date which is 30 days after receipt of written notice by the other party.

Environmental. According to a Phase I environmental assessment dated April 29, 2021, there was no evidence of any recognized environmental conditions at the Palm Terrace Property.

Historical and Current Occupancy(1)
2019	2020	Current(2)
81.7%	87.9%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2021.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3))	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Del Taco LLC(4)	NR / NR / NR	40,117	25.7%	$17.81	$714,341	16.8%	4/30/2026
PGM Holdings Corp(5)	NR / NR / NR	32,119	20.6	$30.24	971,135	22.8	10/31/2026
Hometown Equity Mortgage LLC	NR / NR / NR	16,666	10.7	$30.98	516,249	12.1	Various(6)
Citadel Servicing Corporation(7)	NR / NR / NR	15,218	9.8	$31.45	478,605	11.2	5/31/2023
Anyone Home, Inc(8)	NR / NR / NR	11,300	7.3	$31.08	351,204	8.3	6/30/2028
Major Tenants		115,420	74.1%	$26.27	$3,031,535	71.2%
Other Tenants(9)		40,375	25.9%	$30.33	$1,224,697	28.8%
Occupied Collateral Total / Wtd. Avg.		155,795	100.0%	$27.32	$4,256,232	100.0%

Vacant Space		0	0.0%

Collateral Total		155,795	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2021.
(2)	Ratings provided are for the parent company of the entity, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $210,434 through April 2022.
(4)	Del Taco LLC has one, five-year renewal option remaining.
(5)	PGM Holdings Corp has one, five-year renewal option remaining.
(6)	Suite 250B has an expiration date of April 30, 2026 and Suite 260 has an expiration date of August 30, 2024. HE currently has one, five-year renewal option remaining for each suite, and if the lease related to Suite 260 is extended, the expiration date will be coterminous with the expiration date of the lease related to Suite 250B. The lease related to Suite 260 has a termination option pursuant to which either party has the right to terminate the Suite 260 lease at any time effective as of the date which is 30 days after receipt of written notice by the other party.
(7)	Citadel Servicing Corporation has one, five-year renewal option remaining.
(8)	Anyone Home, Inc has one, five-year renewal option remaining.
(9)	Other Tenants includes three non-revenue suites: (i) a 885 square foot amenity space and (ii) 946 square feet of management space across two suites.

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No. 10 – Palm Terrace

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM (4)	3	1,831	1.2	$0	0.0%	1,831	1.2%	$0	0.0%
2022	1	7,242	4.6	$232,233	5.5	9,073	5.8%	$232,233	5.5%
2023	3	27,539	17.7	$873,763	20.5	36,612	23.5%	$1,105,996	26.0%
2024	2	10,209	6.6	$327,589	7.7	46,821	30.1%	$1,433,585	33.7%
2025	0	0	0.0	$0	0.0	46,821	30.1%	$1,433,585	33.7%
2026	4	91,800	58.9	$2,275,031	53.5	138,621	89.0%	$3,708,616	87.1%
2027	0	0	0.0	$0	0.0	138,621	89.0%	$3,708,616	87.1%
2028	1	11,300	7.3	$351,204	8.3	149,921	96.2%	$4,059,820	95.4%
2029	1	5,874	3.8	$196,412	4.6	155,795	100.0%	$4,256,232	100.0%
2030	0	0	0.0	$0	0.0	155,795	100.0%	$4,256,232	100.0%
2031	0	0	0.0	$0	0.0	155,795	100.0%	$4,256,232	100.0%
2032 & Beyond	0	0	0.0	$0	0.0	155,795	100.0%	$4,256,232	100.0%
Total	15	155,795	100.0%	$4,256,232	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2021.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps totaling $210,434 through April 2022.
(4)	The 2021 & MTM Number of Leases Expiring include three non-revenue suites: (i) a 885 square foot amenity space and (ii) 946 square feet of management space across two suites.

		Underwritten Net Cash Flow
	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,787,669	$2,858,715	$2,919,584	$4,256,232	$27.32	92.1%
Vacant Income	0	0	0	0	$0.00	0.0
Gross Potential Rent	$2,787,669	$2,858,715	$2,919,584	$4,256,232	$27.32	92.1%
Total Reimbursements	390,646	359,229	301,727	363,992	$2.34	7.9
Net Rental Income	$3,178,315	$3,217,944	$3,221,312	$4,620,224	$29.66	100.0%
Other Income	3,019	3,361	3,121	3,121	$0.02	0.1
(Vacancy/Credit Loss)	0	0	0	(601,035)	($3.86)	(13.0)
Effective Gross Income	$3,181,334	$3,221,305	$3,224,433	$4,022,310	$25.82	87.1%
Total Expenses	1,410,944	1,284,308	1,283,187	1,415,447	$9.09	35.2
Net Operating Income(4)	$1,770,390	$1,936,997	$1,941,246	$2,606,863	$16.73	64.8%
Capital Expenditures	0	0	0	0	$0.00	0.0
TI/LC	0	0	0	0	$0.00	0.0
Net Cash Flow	$1,770,390	$1,936,997	$1,941,246	$2,606,863	$16.73	64.8%

(1)	TTM represents trailing twelve months through April 30, 2021.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on in-place rent as of the May 1, 2021 rent roll and includes contractual rent steps taken through April 2022 totaling $210,434.
(4)	Underwritten Net Operating Income is higher than TTM Net Operating Income due to (a) the lease to Hometown Equity Mortgage LLC (16,666 square feet) at an annual underwritten base rent of $516,249, (b) additional space leased to Citadel Servicing Corporation (5,247 square feet) at an annual underwritten base rent of $162,132 and (c) the lease and expansion of Aware Mortgage LLC (7,130 square feet) at an annual underwritten rental rate of $205,344.

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No. 10 – Palm Terrace

The Market. The Palm Terrace Property is located in the city of Lake Forest in Orange County, California. Orange County is known for its suburban lifestyle, diversified economy and proximity to the Pacific Ocean. The county’s economy is driven in large part by tourism, retail trade, technology, bioscience, international trade, insurance and financial services. Orange County serves as the headquarters of numerous Fortune 500 and 1000 companies including Ingram Micro, First American Corporation, Western Digital, Pacific Life, Allergan, Broadcom, Edwards Lifesciences, Epicor, Standard Pacific and Sun Healthcare Group. Many international companies choose Orange County for their regional headquarters, such as Mazda, Toshiba, Samsung, Kia Motors, Mitsubishi and Hyundai. Many restaurant chains such as Del Taco, Wahoo’s Fish Tacos, Taco Bell, El Pollo Loco, In-N-Out Burger and Claim Jumper are also headquartered in Orange County.

The Palm Terrace Property is located approximately 55 miles southeast of the Los Angeles central business district. The area immediately surrounding the Palm Terrace Property consists of office, industrial, residential and open land uses. Access to the Palm Terrace Property neighborhood is provided via Interstate 5 and the Foothill Transportation Corridor. Interstate 5 traverses the Palm Terrace Property neighborhood in a north-south direction and is located approximately three miles south of the Palm Terrace Property. Notable development in proximity to the Palm Terrace Property includes Albertsons Distribution Center, Orange County Great and the Alton-Jeronimo Business Park. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Palm Terrace Property were 13,533, 103,307 and 256,610, respectively. The 2020 average household income within the same radii were $142,008, $140,867 and $134,865, respectively.

According to the appraisal, the Palm Terrace Property is located within the Orange County office market and the South Orange County office submarket. As of the first quarter of 2021, the Orange County office market reported office inventory of approximately 105.5 million square feet with a vacancy rate of 12.3% and an average annual asking rent of $36.00 per square foot. As of the first quarter of 2021, the Orange County office market reported negative absorption of 90,350 square feet and 784,206 square feet of new construction. As of first quarter of 2021, the South Orange County office submarket reported office inventory of approximately 26.4 million square feet with a vacancy rate of 11.1% and an average annual asking rental rate of $36.24 per square foot. As of first quarter of 2021, the South Orange County office submarket reported positive absorption of 125,859 square feet and 300,000 of new construction.

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Comparable Office Rental Summary(1)
Property	Year Built/ Renovated	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Palm Terrace Lake Forest, CA	2000 / NAP	155,795(2)	Del Taco LLC(2)	40,117(2)	Various(2)	$17.81(2)	8.1(2)	NNN(2)
Foothill Plaza Foothill Ranch, CA	2001 / NAP	212,246	Strategic Property Associates LLC Compendium International	12,128 1,728	Feb-21 Jun-20	$31.68 $32.40	1.0 1.1	Full Service Full Service
CERRO Mission Viejo, CA	1984 / 2016	70,948	Sovereign Surgical Holdings, LP Guaranteed Rate, Inc.	7,285 2,475	Dec-20 Sep-20	$36.60 $37.80	5.4 1.1	Full Service Full Service
The Campus Foothill Ranch, CA	1999 / 2014	104,686	Global Benefits Group, Inc.	10,904	Aug-21	$28.44	6.5	Full Service
HERE Campus Laguna Hills, CA	1987 / NAP	228,093	Revolashion LLC Spineart USA, Inc. Innovative Systems, LLC	1,905 4,339 9,537	Jan-21 Jan-21 Dec-20	$39.00 $39.00 $39.00	2.2 5.4 1.1	Full Service Full Service Full Service
Capistrano Business Plaza San Juan Capistrano, CA	1989 / NAP	6,316	HomeWord	1,400	May-20	$28.80	3.0	Full Service
Oak Creek Business Center Irvine, CA	2001 / NAP	44,572	Central Admixture Pharmacy Solutions	10,501	Nov-20	$22.80	7.0	NNN
Serra Plaza San Juan Capistrano, CA	2005 / NAP	22,134	Emerald X, LLC	15,461	Jul-20	$29.40	3.2	Full Service
BaccHus Signature Series – Bldg. 16 Irvine, CA	2007 / NAP	7,325	Review Wave	7,325	Sep-20	$27.60	5.0	Modified Gross
Pacific Vista Lake Forest, CA	2000 / NAP	322,262	Multiple Services Corporation	15,713	Sep-20	$21.60	5.4	NNN
Pacific Corporate Park Lake Forest, CA	1999 / NAP	167,585	Active Captive Management	7,978	Sep-20	$26.40	5.3	Full Service
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated May 1, 2021.

The Borrower. The borrower for the Palm Terrace Mortgage Loan is KB Palm Terrace, DST, a Delaware statutory trust with one independent director.

The Borrower Sponsor. Jeff Pori is the guarantor of certain nonrecourse carve-outs under the Palm Terrace Mortgage Loan. Jeff Pori is a real estate entrepreneur, investor and CEO of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn primarily focuses on structured investment programs. Mr. Pori directs all aspects of the company, from initiating Kingsbarn’s strategic direction and initiatives to managing the day-to-day operations and overseeing all property financing and acquisitions. Mr. Pori’s 27-year career in commercial real estate has been as a principal involved in construction, development, syndications, finance and property operations.

Property Management. The Palm Terrace Property is managed by KB Property Advisors LLC, which is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited in escrow $3,500,000 for rollover reserves, $500,000 for capital expenditure reserves, $572,255 for free rent reserves related to Hometown Equity Mortgage LLC ($112,588), Aware Mortgage LLC ($74,232), PGM Holdings Corp ($367,935) and Anyone Home, Inc ($17,500), $178,010 for upfront tax reserves, $10,051 for insurance reserves, $54,600 for deferred maintenance reserves and $65,084 for tenant improvements and leasing commissions related to Aware Mortgage LLC.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $35,602.08.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $2,512.67.

Rollover Reserve – On the first payment date when the balance of the rollover reserve subaccount falls below $2,250,000 and on each payment date thereafter until the balance of the rollover reserve subaccount is at least $2,250,000, the borrower will be required to escrow

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1/12th of the product obtained by multiplying $1.50 by the aggregate number of rentable square feet of space at the Palm Terrace Property, which currently equates to $19,474.38.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided no other Cash Management Period (as defined below) is then continuing), the borrower is required to deposit with the lender all available cash (or such portion of available cash allocated by the lender for deposit into the special rollover reserve subaccount). The borrower will also be required to deposit with the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (as defined below) (included in connection with any Major Tenant (as defined below) insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease.

Lockbox / Cash Management. The Palm Terrace Mortgage Loan documents require a hard lockbox with springing cash management. The borrower, master tenant and property manager are required to cause all rents relating to the Palm Terrace Property to be transmitted directly by the tenants into a lender controlled lockbox account and all rents received by the borrower, master tenant or property manager are required to be deposited into the lockbox account within one business day of receipt. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the Palm Terrace Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Lease Sweep Period, to the special rollover reserve subaccount, or (b) to the extent that a Cash Management Period is in effect (other than solely as a result of a Lease Sweep Period), to the cash collateral subaccount.

A “Cash Management Period” means the occurrence of (i) the stated maturity date of June 1, 2031, (ii) a default or an event of default, (iii) if, as of any calculation date, the debt service coverage ratio is less than 1.25x, (iv) a financial default, or (v) the commencement of a Lease Sweep Period, and will end, as applicable, (a) with respect to clause (i) above if, (x) the Palm Terrace Mortgage Loan and all other obligations under the Palm Terrace Mortgage Loan documents have been repaid in full or (y) the stated maturity date has not occurred, (b) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred and is continuing, (c) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.30x for two consecutive calendar quarters, (d) with respect to clause (iv) above, once the financial default has been cured and no other financial default has occurred and is continuing, or (e) with respect to clause (v) above, once the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (i) the date that is 12 months prior to the end of the term of any Major Lease (including any renewal terms); (ii) the date required under a Major Lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iii) any Master Lease (as defined below) or any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of notice from the Master Tenant (as defined below) or any Major Tenant of its intent to surrender, cancel or terminate any Major Lease (or any material portion thereof prior to its then current expiration date); (iv) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of an event of default under the Master Lease or under any Major Lease by the applicable Major Tenant thereunder; and (vi) the occurrence of a Major Tenant insolvency proceeding. A Lease Sweep Period will end upon the earlier to occur of (a) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements and any anticipated shortfalls of payments required under the Palm Terrace Mortgage Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or, (b) the occurrence of any of the following (provided that no other Lease Sweep Period is continuing); (1) with respect to clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement for a term of at least five years with the borrower and acceptable to the lender) with respect to all of the space demised under its Major Lease, and in the lender’s judgement, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved major leasing expenses, free rent periods and/or rent abatement periods for such Major Lease and any other anticipated expenses in connection with such renewal or extension; (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the Palm Terrace Mortgage Loan documents, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, or (C) the date on which the sum of the balances of (x) the rollover reserve subaccount and (y) the special rollover reserve subaccount is equal to or greater than $2,000,000; (2) with respect to clause (v) above, if the Master Tenant or subject Major Tenant default has been cured and no other Master Tenant or Major Tenant default has occurred for a period of three consecutive months, or (3) with respect to clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

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A “Major Lease” means any lease that covers 15,000 or more rentable square feet of the improvements.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 15,000 or more rentable square feet of the improvements.

A “Master Lease” means the lease between the borrower and KB Palm Terrace MT, LLC (the “Master Tenant”) for a ten-year term with an expiration date of May 31, 2031 related to the Palm Terrace Property. The Master Tenant has three, 5-year renewal options remaining.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 11 – Diamond Ridge Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,967,484	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.8%	Net Rentable Area (Units):	500
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	APTDR, LLC	Year Built / Renovated:	1980 / 2018
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	94.0%
Interest Rate:	4.34300%	Occupancy Date:	5/31/2021
Note Date:	6/2/2021	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of) (2):	$494,409 (12/31/2019)
Interest-only Period:	None	2nd Most Recent NOI (As of) (2):	$626,583 (TTM 4/30/2020)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,135,853 (T-10 Ann. 4/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	83.8%
Amortization Type:	Amortizing Balloon	UW Revenues:	$3,664,535
Call Protection:	L(24),YM1(92),O(4)	UW Expenses:	$1,616,274
Lockbox / Cash Management:	Springing	UW NOI:	$2,048,262
Additional Debt:	No	UW NCF:	$1,923,262
Additional Debt Balance:	N/A	Appraised Value / Per Unit(3):	$38,500,000 / $77,000
Additional Debt Type:	N/A	Appraisal Date:	5/5/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$47,935
Taxes:	$150,396	$25,066	N/A	Maturity Date Loan / Unit:	$38,595
Insurance:	$45,852	$15,356	N/A	Cut-off Date LTV(1)(3):	59.7%
Replacement Reserve:	$0	$10,417	N/A	Maturity Date LTV(1)(3):	47.5%
Deferred Maintenance:	$59,875	$0	N/A	UW NCF DSCR:	1.34x
Economic Holdback(1):	$1,000,000	$0	N/A	UW NOI Debt Yield(1):	8.9%
Renovation Reserve:	$750,000	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000		100.0%	Payoff Existing Debt	$18,417,485	76.7%
				Return of Equity	3,263,055	13.6
				Reserves	2,006,123	8.4
				Closing Costs	313,337	1.3
Total Sources	$24,000,000		100.0%	Total Uses	$24,000,000	100.0%

(1)	At origination of the Diamond Ridge Apartments Mortgage Loan (as defined below), the borrower deposited $1,000,000 into an economic holdback reserve, to be released to the borrower upon the net operating income debt yield at the Diamond Ridge Apartments Property (as defined below) being at least 9.0% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in January 2022. Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are based on an assumed Diamond Ridge Apartments Mortgage Loan Cut-off Date Balance of approximately $22,967,484, which is net of the $1,000,000 economic holdback reserve. Assuming the gross Diamond Ridge Apartments Mortgage Loan Cut-off Date Balance of approximately $23,967,484, Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are 62.3%, 50.1% and 8.5%, respectively.
(2)	The borrower sponsor acquired the Diamond Ridge Apartments Property in June 2020 and therefore 4th Most Recent NOI is not available. Additionally, the prior owner was mismanaging the Diamond Ridge Apartments Property by allowing several units to go offline and accumulating significant deferred maintenance. Since acquisition, the borrower sponsor has invested approximately $3.25 million and has planned an additional $750,000 in capital improvements, which was reserved for at origination. Since acquiring the Diamond Ridge Apartments Property, the borrower sponsor has driven occupancy from 86.0% in June 2020 to approximately 94.0% as of May 31, 2021.
(3)	The Appraised Value represents the “Hypothetical As If Complete and Stabilized” value, which assumes that planned capital expenditures totaling approximately $750,000, which are expected to take approximately 15 months to complete, have been completed as of May 5, 2021. At origination of the Diamond Ridge Apartments Mortgage Loan, the borrower deposited $750,000 with the lender for the planned capital expenditures. The “As Is” appraised value as of May 5, 2021 is $37,500,000. Assuming a Diamond Ridge Apartments Mortgage Loan Cut-off Date Balance of approximately $22,967,484, which is net of the $1,000,000 economic holdback reserve, the Cut-off Date LTV and Maturity Date LTV calculations based on the “As Is” appraised value are 61.2% and 48.8%, respectively. Assuming the gross Diamond Ridge Apartments Mortgage Loan Cut-off Date Balance of approximately $23,967,484, the Cut-off Date LTV and Maturity Date LTV calculations based on the “As Is” appraised value are 63.9% and 51.5%, respectively.

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No. 11 – Diamond Ridge Apartments

The Loan. The Diamond Ridge Apartments mortgage loan has an outstanding principal balance as of the Cut-off Date of $23,967,484 (the “Diamond Ridge Apartments Mortgage Loan”) and is secured by a first lien mortgage on the borrower’s fee interest in a 500-unit multifamily property located in Houston, Texas (the “Diamond Ridge Apartments Property”). The Diamond Ridge Apartments Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

The Property. The Diamond Ridge Apartments Property is a 500-unit garden-style multifamily property built in 1980 and renovated in 2018. As of May 31, 2021, the Diamond Ridge Apartments Property was 94.0% occupied. The Diamond Ridge Apartments Property is located at 6407 Antoine Drive, approximately 13 miles north of downtown Houston. The 18.37-acre parcel is improved with 35 two-story apartment buildings, one single-story leasing office and one clubhouse. The improvements are masonry construction. Access to the Diamond Ridge Apartments Property is controlled via electronic access gates located at the primary entry point. All parking spaces and vehicle drives are paved. The Diamond Ridge Apartments Property features one-, two- and three-bedroom layouts ranging in size from 535 to 1,190 square feet. Market rents range from $660 to $1,200 per month, with an average market rent of $818 and an average unit size of 813 square feet. Community amenities include gated controlled access, laundry facilities, security system, sun deck, surface parking lot and clubhouse. Unit features include, among other items, air conditioning, balcony, dishwashers and garbage disposals, ceiling fans and high-speed internet access. The borrower sponsor acquired the Diamond Ridge Apartments Property in June 2020 for a purchase price of $22,250,000. Since acquisition, the borrower sponsor has spent approximately $3,254,621 on capital improvements, which included roof replacement, exterior siding replacement, exterior painting, stair/balcony replacement, sidewalk repair, HVAC replacement, parking repair, ceramic tile installation, unit rehab, foundation repair, new appliance installation, landscaping, electrical repairs and gate repairs.

Diamond Ridge Apartments Unit Mix
Unit Type	Collateral Units(1)	% of Collateral Units(1)	Occupied Collateral Units(2)	% of Units Occupied(2)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(1)	Average Rent Per Unit(2)
1 BR / 1 BA	56	11.2%	55	98.2%	29,960	535	$660	$584
1 BR / 1 BA	96	19.2%	91	94.8%	65,280	680	$700	$620
1 BR / 1 BA	112	22.4%	107	95.5%	82,320	735	$730	$646
1 BR / 1 BA	80	16.0%	78	97.5%	68,000	850	$820	$741
2 BR / 1.5 BA	80	16.0%	73	91.3%	78,000	975	$940	$861
2 BR / 2 BA	52	10.4%	44	84.6%	54,340	1,045	$1,030	$930
3 BR / 2 BA	24	4.8%	22	91.7%	28,560	1,190	$1,200	$1,075
Collateral Total/Wtd. Avg.	500	100.0%	470	94.0%	406,460	813	$818	$730
(1)	Source: Appraisal.
(2)	As provided by the borrower and as of May 31, 2021.

COVID-19 Update. As of June 7, 2021, approximately 99.2% of tenants by unit and by underwritten base rent had made their May rental payments. As of June 21, 2021, the Diamond Ridge Apartments Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

The Market. According to the appraisal, the Diamond Ridge Apartments Property is located in the Houston Area multifamily market. As of May 2021, the Houston Area multifamily market average monthly asking rent per square foot was $1.21 and vacancy was 10.4%. According to the appraisal, the Diamond Ridge Apartments Property is located in the Brookhollow/Inwood multifamily submarket. As of April 2021, the Brookhollow/Inwood multifamily submarket average monthly asking rent per square foot was $1.07 and vacancy was 9.3%.

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No. 11 – Diamond Ridge Apartments

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Diamond Ridge Apartments Property is 16,454, 125,054 and 360,326, respectively. The estimated 2020 average household income within the same radii is $49,278, $61,115 and $69,704, respectively.

Historical and Current Occupancy(1)(2)
2018	2019	2020	Current(3)
NAV	NAV	91.0%	94.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	The borrower sponsor acquired the Diamond Ridge Apartments Property in June 2020, and therefore 2018 and 2019 occupancies are not available.
(3)	Current Occupancy is as of May 31, 2021.

Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	T-10 Ann.(3)	Underwritten	Per Unit	%(4)
Gross Potential Rent	$2,766,081	$2,815,471	$3,636,098	$4,338,509	$8,677	100.0%
Net Rental Income	$2,766,081	$2,815,471	$3,636,098	$4,338,509	$8,677	100.0%
(Vacancy/Credit Loss)	0	0	0	(702,412)	(1,405)	(16.2)
Other Income	187,574	189,700	28,438	28,438	57	0.7
Effective Gross Income	$2,953,655	$3,005,171	$3,664,535	$3,664,535	$7,329	84.5%

Total Expenses	$2,459,246	$2,378,588	$1,528,683	$1,616,274	$3,233	44.1%

Net Operating Income	$494,409	$626,583	$2,135,853	$2,048,262	$4,097	55.9%

Total TI/LC, Capex/RR	0	0	0	125,000	250	3.4

Net Cash Flow	$494,409	$626,583	$2,135,853	$1,923,262	$3,847	52.5%
(1)	The borrower sponsor acquired the Diamond Ridge Apartments Property in June 2020 and therefore 2018 operating history is not available. Additionally, the prior owner was mismanaging the Diamond Ridge Apartments Property by allowing several units to go offline and accumulating significant deferred maintenance.
(2)	2020 reflects the trailing 12 month period ending April 30, 2020.
(3)	T-10 Ann. reflects the trailing 10 months annualized ending April 30, 2021.
(4)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

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No. 12 – Bass Pro Outdoor World

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,650,000	Title:	Fee
Cut-off Date Principal Balance:	$22,650,000	Property Type - Subtype:	Retail – Single Tenant
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	165,000
Loan Purpose:	Refinance	Location:	Dania Beach, FL
Borrower:	TGC Dania, LLC	Year Built / Renovated:	1999 / 2019
Borrower Sponsor:	Murray H. Goodman	Occupancy:	100.0%
Interest Rate:	4.97700%	Occupancy Date:	5/11/2021
Note Date:	5/11/2021	4th Most Recent NOI (As of):	$1,867,552 (12/31/2018)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of):	$1,865,361 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,586,960 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$1,632,981 (TTM 3/31/2021)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,797,400
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$53,741
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$1,743,659
Additional Debt:	No	UW NCF:	$1,703,659
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$42,600,000 / $258
Additional Debt Type:	N/A	Appraisal Date:	4/9/2021

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$137
Taxes(1):	$0	Springing	N/A	Maturity Date Loan / SF:	$137
Insurance:	$32,666	$2,981	N/A	Cut-off Date LTV:	53.2%
Replacement Reserves(2):	$0	Springing	N/A	Maturity Date LTV:	53.2%
TI/LC(3):	$240,00	Springing	$240,000	UW NCF DSCR:	1.49x
Other Reserve:	$0	$0	N/A	UW NOI Debt Yield:	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,650,000	96.8%	Payoff Existing Debt	$22,657,730	96.9%
Sponsor Equity	743,867	3.2	Closing Costs	463,471	2.0
Upfront Reserves	272,666	1.1
Total Sources	$23,393,867	100.0%	Total Uses	$23,393,867	100.0%

(1)	The lender will not require the borrower to make monthly deposits for taxes, provided that, among other conditions, the tenant is paying such taxes.
(2)	The lender will not require the borrower to make monthly deposits for replacement reserves, provided that, among other conditions, the tenant is maintaining the property as required under the related lease.
(3)	When the amount in the TI/LC reserve is below the Initial Cap, the borrower is required to deposit $3,333 per month for TI/LCs.

The Loan. The Bass Pro Outdoor World mortgage loan has an outstanding principal balance as of the Cut-off Date of $22,650,000 (the “Bass Pro Outdoor World Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a single-tenant retail property containing 165,000 square feet located in Dania Beach, Florida (the “Bass Pro Outdoor World Property”). The Bass Pro Outdoor World Mortgage Loan has a 10-year term and is interest-only for the entire term.

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No. 12 – Bass Pro Outdoor World

The Property. The Bass Pro Outdoor World Property is located at 200 Gulf Stream Way, Dania Beach, Florida, and was built in 1999 and most recently renovated in 2019. The 165,000 square foot Bass Pro Outdoor World Property is 100% leased to Bass Pro Outdoor World on a triple-net basis. The Bass Pro Outdoor World Property was acquired by Bass Pro Outdoor World, LLC (“Bass Pro”) and was developed with its current improvements in 1999. The borrower sponsor purchased the Bass Pro Outdoor World Property in 2014 for a reported sales price of $28,160,000.

The Bass Pro Outdoor World Property is positioned along I-95 and is afforded visibility and access points along the interstate highway. I-95 separates the Bass Pro Outdoor World Property from a number of other commercial developments on the east side of the highway, including the Dania Pointe development (“Dania Pointe”). Dania Pointe is a 102-acre mixed-use development with almost 1 million square feet of retail and restaurant space, in addition to Class A offices, hotels, luxury apartments and public event space. With 1,600 linear feet of frontage along I-95 and immediate proximity to the Fort Lauderdale-Hollywood International Airport, Port Everglades Cruise Port, and the DCOTA Design Center, Dania Pointe’s mix of shop, work, live, play and stay options makes it a Broward County lifestyle destination.

Major Tenant.

Bass Pro (165,000 square feet; 100.0% of NRA; 100.0% of Underwritten Base Rent): Bass Pro is an American retailer of hunting, fishing, camping and other related outdoor recreation merchandise. Bass Pro was founded by Johnny Morris in 1971 in Springfield, Missouri, and its first retail outlet opened in 1972. In September 2017, Bass Pro paid $5.5 billion to acquire Cabela’s. Bass Pro operates retail locations in the United States and Canada. The largest flagship stores are known as Outdoor World stores. Bass Pro’s original lease commenced in September 1999 and had a 15-year term expiring in 2014. Bass Pro exercised an early renewal of its lease in 2012 for a 10-year term through December 2022. Subsequently, Bass Pro exercised another early renewal of its lease in November 2014 extending the lease for an additional 10 years to December 2032. Bass Pro has five, five-year renewal options remaining, each accompanied by a 7.5% rent escalation. Bass Pro has no termination options.

COVID-19 Update. According to the borrower sponsor, Bass Pro was forced to close indoor shopping for all of April 2020 and re-opened in May 2020. In April 2020, the borrower sponsor agreed to defer 25% of the base rent for the months of May 2020 through November 2020, with repayment to occur over an 18-month period commencing in January 2021. As of June 17, 2021, Bass Pro has made six months of payment in which full base rent and an installment of deferred rent was repaid. The total amount of deferred rent was $275,917, of which $76,644 (27.8%) has been repaid. As of June 21, 2021, the Bass Pro Outdoor World Mortgage Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 11, 2021.

The Market. The Bass Pro Outdoor World Property is located in Dania Beach within southeastern Broward County. Geographically, Dania Beach is located south of Fort Lauderdale. Miami is approximately 20 miles south, and Fort Lauderdale is approximately five miles north. The Bass Pro Outdoor World Property is located in proximity to the Fort Lauderdale-Hollywood International Airport, the International Game Fish Association (the “IGFA”), the IGFA Hall of Fame, Divers Direct Center and Dania Pointe.

According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius of the Bass Pro Outdoor World Property is 9,507, 95,341 and 317,990, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three- and five-mile radius of the Bass Pro Outdoor World Property is $75,476, $83,644 and $84,866, respectively.

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No. 12 – Bass Pro Outdoor World

The following table presents retail rental data for comparable triple-net leases with respect to the Bass Pro Outdoor World Property as identified in the appraisal:

Comparable Rental Summary(1)
Property Name/Location	Year Built	Occ.	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Mos.)	Lease Structure
Bass Pro Outdoor World 200 Gulf Stream Way Dania Beach, FL	1999	100.0%	Bass Pro	165,000	$11.47	Nov-14	120	NNN
Cabela’s 391 Cabelas Drive Farmington, UT	2016	100.0%	Cabela’s	68,855	$16.72	Aug-17	180	NNN
Walmart 12700 South Military Trail Boynton Beach, FL	2015	100.0%	Walmart	46,400	$9.04	Jan-16	240	NNN
Aldi 19951 South Tamiami Trail Estero, FL	2020	100.0%	Aldi	19,900	$6.78	Mar-20	180	NNN
Cabela’s 8650 Boomtown Garrison Road Reno, NV	2007	100.0%	Cabela’s	129,000	$12.19	Jul-07	300	NNN
Walmart 4201 Hargrove Road East Tuscaloosa, AL	2015	100.0%	Walmart	41,921	$12.84	Apr-12	240	NNN
(1)	Source: Appraisal, except for Bass Pro Outdoor World, which information is based on the underwritten rent roll dated May 11, 2021.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Sales Per SF(2)	Occ. Costs(2)	Lease Exp. Date
Bass Pro	Ba3 / B+ / NR	165,000	100.0%	$11.47	$1,892,000	100.0%	$315	3.6%	12/31/2032

Occupied Collateral Total		165,000	100.0%	$11.47	$1,892,000	100.0%

Vacant Space		0	0.0%

Collateral Total		165,000	100.0%

(1)	Based on the underwritten rent roll dated May 11, 2021.
(2)	Sales PSF and Occ. Cost are based on trailing 12 months sales ending in March 2021.

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No. 12 – Bass Pro Outdoor World

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032 & Beyond	1	165,000	100.0	1,892,000	100.0	165,000	100.0%	$1,892,000	100.0%
Total	1	165,000	100.0%	$1,892,000	100.0%
(1)	Based on the underwritten rent roll dated May 11, 2021.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020(1)	TTM(1)(2)	Underwritten	Per SF	%(3)
Gross Potential Rent	$1,892,000	$1,892,000	$1,615,651	$1,662,070	$1,892,000	$11.47	100.0%
Net Rental Income	$1,892,000	$1,892,000	$1,615,651	$1,662,070	$1,892,000	$11.47	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(94,600)	(0.57)	(5.0)
Effective Gross Income	$1,892,000	$1,892,000	$1,615,651	$1,662,070	$1,797,400	$10.89	100.0%

Total Expenses	$24,448	$26,639	$28,691	$29,089	$53,741	$0.33	3.0%

Net Operating Income	$1,867,552	$1,865,361	$1,586,960	$1,632,981	$1,743,659	$10.57	97.0%

Total TI/LC, Capex/RR	0	0	0	0	40,000	0.24	2.2

Net Cash Flow	$1,867,552	$1,865,361	$1,586,960	$1,632,981	$1,703,659	$10.33	94.8%
(1)	In April 2020, the borrower sponsor and Bass Pro agreed to the following rent deferral and repayment terms: Bass Pro deferred 25% of its rent from May 2020 through November 2020, for a total amount of deferred rent equal to $275,917. Full base rental payments commenced in December 2020. Beginning in January 2021, the deferred rent would be repaid on the first day of each month, without interest, in addition to the full base rent, over the next 18 months. Bass Pro has performed as agreed under this arrangement and the historical base rental revenue is reflective of the collected past rental payments.
(2)	TTM column represents the trailing 12 months ending March 31, 2021.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

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No. 13 – Miami Ironside District

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type – Subtype:	Mixed Use – Retail/Flex/Office/Showroom
% of IPB:	2.5%	Net Rentable Area (SF):	76,298
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	MIS North, LLC	Year Built / Renovated:	1926-2005 / 2016
Borrower Sponsor:	Ofer Mizrahi	Occupancy(2):	92.3%
Interest Rate:	3.87000%	Occupancy Date:	5/20/2021
Note Date:	6/11/2021	4th Most Recent NOI (As of):	$1,799,542 (12/31/2018)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of):	$1,920,493 (12/31/2019)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$2,068,919 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,300,232 (T-4 Ann. 4/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$2,683,199
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$617,631
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,065,568
Additional Debt(1):	No	UW NCF:	$1,937,603
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$31,400,000 / $412
Additional Debt Type:	N/A	Appraisal Date:	4/9/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$275
Taxes:	$94,436	$11,804	N/A	Maturity Date Loan / SF:	$237
Insurance:	$108,130	$10,813	N/A	Cut-off Date LTV:	66.9%
Replacement Reserves:	$0	$1,144	N/A	Maturity Date LTV:	57.7%
TI/LC(3):	$500,000	Springing	$500,000	UW NCF DSCR:	1.64x
Other(4):	$456,375	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000		100.0%	Payoff Existing Debt	$17,969,051	85.6%
				Closing Costs	1,277,648	6.1
				Upfront Reserves	1,158,941	5.5
				Return of Equity	594,361	2.8
Total Sources	$21,000,000		100.0%	Total Uses	$21,000,000	100.0%

(1)	No Additional Debt is currently in-place, however, future mezzanine debt is permitted any time after July 6, 2023, provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the subordinate mezzanine loan, together with the Miami Ironside District Mortgage Loan (as defined below), has a combined loan-to-value ratio of no greater than 66.9%, (iii) the debt service coverage ratio based on the trailing 12 month period after taking into account the subordinate mezzanine loan and the Miami Ironside District Mortgage Loan is at least 1.64x, (iv) the debt yield after taking into account the subordinate mezzanine loan and the Miami Ironside District Mortgage Loan is at least 9.23% and (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the mortgage lender.

(2)	Occupancy excludes two tenants that are currently in occupancy at the Miami Ironside District Property (as defined below). The two tenants were underwritten as vacant because the borrower sponsor does not plan to renew their leases. The borrower sponsor indicated that the two tenants are paying below market rent and that it has received interest from new tenants upon the two leases’ expiration. The in-place physical occupancy at the Miami Ironside District Property including those two tenants is 96.1%.

(3)	Monthly TI/LC reserve deposits of $6,358 ($1.00 per square foot per annum) are required upon the TI/LC reserve balance falling below $500,000 and will continue until the TI/LC reserve balance is equal to or exceeds the Initial Cap of $500,000. In the event that the monthly payment would cause the balance to exceed the Initial Cap, the monthly deposit amount will be decreased by an amount equal to such excess.

(4)	Other escrows include (i) a $300,000 debt service reserve, (ii) $100,000 for the estimated cost of the remaining repairs required to mitigate two violations with the City of Miami that are due to construction at the property prior to the borrower sponsor’s acquisition, (iii) a $50,000 holdback until the final zoning report is received and (iv) $6,375 for deferred maintenance.

The Loan. The Miami Ironside District mortgage loan (the “Miami Ironside District Mortgage Loan”) has an original and cut-off date principal balance of $21,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 76,298 square foot mixed use property located in Miami, Florida (the “Miami Ironside District Property”). The Miami Ironside District Mortgage Loan has a 10-year term, and following a three-year interest-only period, amortizes on a 30-year schedule. The borrowing entity for the Miami Ironside District Mortgage Loan is MIS North, LLC, a Florida limited liability company and special purpose entity.

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The Property. The Miami Ironside District Property is a one- and two- story, mixed use, urban lifestyle center with a total net rentable area of 76,298 square feet situated on 11 parcels across an approximately 3.3-acre site in Miami, Florida. The Miami Ironside District Property’s 76,298 square feet of net rentable area consists of approximately 28.4% retail space, including approximately 10.0% of restaurant space, 26.1% office space, 23.0% flex space and 22.5% showroom/gallery space. The Miami Ironside District Property was built between 1926 and 2005 and most recently renovated in 2016. Including the 2016 renovations, over the past five years, the borrower sponsor has invested over $4.7 million in the Miami Ironside District Property. The recent renovations at the Miami Ironside District Property included investment and improvements to the buildings, redesigned landscaping and signage, new HVAC units, and the addition of new artwork throughout the property. The renovations resulted in an environment that links the Miami Ironside District Property’s office space and boutique shops with cafes, restaurants, and recreation. The Miami Ironside District Property features 98 parking spaces, resulting in a parking ratio of approximately 1.3 spaces per 1,000 square feet. As of May 20, 2021, the Miami Ironside District Property was 92.3% leased to 35 unique tenants.

COVID-19 Update. As of June 11, 2021, the Miami Ironside District Property was open and operating. All tenants at the Miami Ironside District Property have made their full rent payments for April 2021 and May 2021. Three tenants representing a total of 3.8% of net rentable area and 4.9% of underwritten base rent received rent relief, however, as of June 11, 2021, all three tenants were current and had repaid their rent deferrals. As of June 21, 2021, the Miami Ironside District Mortgage Loan is not subject to any modification or forbearance request.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
92.7%	93.6%	96.9%	92.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of the May 20, 2021.

Largest Tenants.

The OM Center (12,050 square feet; 15.8% of the NRA; 17.2% of underwritten base rent): The OM Center is owner-occupied and is used to display the borrower sponsor’s art as part of the borrower sponsor’s art sale business. It also has some studio/show room space that the borrower sponsor uses for various events held at the center. The OM Center has been a tenant at the Miami Ironside District Property since September 2015 and most recently extended its lease in June 2021. The lease extension began in June 2021 and expires in May 2033. The borrower sponsor provided a lease guaranty for all payments and obligations due under The OM Center lease.

Rolling Loud / TCMZ (“Rolling Loud”) (8,978 square feet; 11.8% of the NRA; 9.4% of underwritten base rent): Rolling Loud is a music festival that was founded in 2015 and based in Miami. Rolling Loud specializes in rap and hip-hop music and has held festivals throughout the United States, Europe and Australia. Rolling Loud is a subsidiary of Live Nation. In 2020, Live Nation was the leading music promoter worldwide with 7.7 million tickets sold. Live Nation averages over 40,000 concerts a year at over 200 venues and hosts concerts and festivals in 40 countries. Rolling Loud has been located at the Miami Ironside District Property since 2018 and most recently extended its lease in January 2020. Rolling Loud’s current lease expires in December 2022.

Wellness IS (3,500 square feet; 4.6% of the NRA; 4.8% of underwritten base rent): Wellness IS is a wellness center that focuses on providing wellness experiences, from curated events to a wide selection of classes to memberships and more. Members can use the space at the Miami Ironside District Property to host clients, workshops and private events. Wellness IS has been located at the Miami Ironside District Property since 2020, and its current lease expires in October 2022.

Drimmers (3,300 square feet; 4.3% of the NRA; 3.4% of underwritten base rent): Drimmers is a family owned and operated appliance business that has been servicing south Florida for over 40 years. Drimmers offers a comprehensive mix of appliances from major domestic and imported brands, including heating and cooling products, a full range of kitchen appliances and laundry appliances. Drimmers has been located at the Miami Ironside District Property since November 2020, and its current lease expires in December 2023.

Wireless Latin America LLC (“Wilaen”) (3,200 square feet; 4.2% of the NRA; 5.4% of underwritten base rent): Founded in 2002, Wilaen provides culturally relevant mobile services and solutions for its customers throughout the world. Wilaen’s mobile monetization solutions are developed and customized to consumers based on their country’s local idiosyncrasy. Wilaen collaborates with mobile operators, technology companies, app/content developers and media company including Verizon and Microsoft. Wilaen currently provides sales, marketing and support capabilities in 14 countries throughout the world, with a focus in Central and South America. Wilaen has been located at the Miami Ironside District Property since June 2019, and its current lease expires in June 2026.

The Market. The Miami Ironside District Property is located within the Little River and Upper Eastside – Belle Meade neighborhood in Miami, Florida, approximately 7 miles from downtown Miami. The Little River and Upper Eastside – Belle Meade neighborhood is situated on Biscayne Bay and provides access to greater Miami Dade metro area via Interstate-95 and US-1. As of 2019, the Miami – Fort Lauderdale – Pompano Beach, FL metropolitan statistical area (“MSA”) was the seventh largest MSA in the United States. Additionally, the Miami Ironside District Property is located on Northeast 4th Court, which has an annual average daily traffic of 5,900 vehicles per day

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No. 13 – Miami Ironside District

and has high daily foot traffic per the appraiser. The Miami Ironside District Property is less than a mile from the MiMo district, which contains a mix of boutique retailers, restaurants and art deco hotels.

The Miami Ironside District Property is located in the Miami office and retail submarket. As of the first quarter of 2021, the Miami office and retail submarket had an inventory of approximately 6.3 million square feet and 12.2 million square feet, respectively. The office submarket had a vacancy rate of 5.9%, and the retail submarket had a vacancy of 3.4%. The Miami office and retail submarket had an average asking rate of $35.70 per square foot and $25.53 per square foot, respectively. The 2020 average household income within a one-, three-, and five-mile radius of the Miami Ironside District Property was $67,360, $65,111, and $70,505 respectively. The estimated 2020 population within the same radii is 30,242, 175,983, and 511,621, respectively.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
The OM Center	NR/NR/NR	12,050	15.8%	$33.68	$405,846	17.2%	5/31/2033
Rolling Loud	NR/NR/NR	8,978	11.8	24.79	222,592	9.4	12/31/2022
Wellness IS	NR/NR/NR	3,500	4.6	32.40	113,400	4.8	10/30/2022
Drimmers	NR/NR/NR	3,300	4.3	24.05	79,380	3.4	12/31/2023(3)
Wilaen	NR/NR/NR	3,200	4.2	39.94	127,800	5.4	6/30/2026
Top Five Tenants		31,028	40.7%	$30.59	$949,018	40.2%

Other Tenants		39,420	51.7%	$35.81	$1,411,577	59.8%

Occupied Collateral Total		70,448	92.3%	$33.51	$2,360,596	100.0%

Vacant Space(4)		5,850	7.7%

Collateral Total		76,298	100.0%

(1)	Based on underwritten rent roll dated May 20, 2021.

(2)	UW Base Rent includes rent steps of $71,698 through June 2022.

(3)	Drimmers has an ongoing right to terminate its lease with three months’ notice.

(4)	Vacant Space includes two tenants that are currently in occupancy at the Miami Ironside District Property. The two tenants were underwritten as vacant because the borrower sponsor does not plan to renew their leases. The borrower sponsor indicated that the two tenants are paying below market rent and that it has received interest from new tenants upon the two leases’ expiration. The in-place physical occupancy at the Miami Ironside District Property including those two tenants is 96.1%.

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No. 13 – Miami Ironside District

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant(3)	NAP	5,850	7.7%	NAP	NAP	5,850	7.7%	NAP	NAP
2021 & MTM	5	5,150	6.7	$187,059	7.9%	11,000	14.4%	$187,059	7.9%
2022	9	22,278	29.2	618,365	26.2	33,278	43.6%	$805,424	34.1%
2023	7	9,350	12.3	294,492	12.5	42,628	55.9%	$1,099,916	46.6%
2024	11	11,700	15.3	453,489	19.2	54,328	71.2%	$1,553,405	65.8%
2025	4	4,220	5.5	171,484	7.3	58,548	76.7%	$1,724,889	73.1%
2026	2	5,700	7.5	229,860	9.7	64,248	84.2%	$1,954,749	82.8%
2027	0	0	0.0	0	0.0	64,248	84.2%	$1,954,749	82.8%
2028	0	0	0.0	0	0.0	64,248	84.2%	$1,954,749	82.8%
2029	0	0	0.0	0	0.0	64,248	84.2%	$1,954,749	82.8%
2030	0	0	0.0	0	0.0	64,248	84.2%	$1,954,749	82.8%
2031	0	0	0.0	0	0.0	64,248	84.2%	$1,954,749	82.8%
2032 & Beyond	1	12,050	15.8	405,846	17.2	76,298	100.0%	$2,360,596	100.0%
Total	39	76,298	100.0%	$2,360,596	100.00%

(1)	Based on the underwritten rent roll dated May 20, 2021.

(2)	UW Base Rent includes rent steps of $71,698 through June 2022.

(3)	Two tenants that are currently in occupancy at the Miami Ironside District Property were considered vacant. The two tenants were underwritten as vacant because the borrower sponsor doesn’t plan to renew their leases. The borrower sponsor indicated that the two tenants are paying below market rent and that it has received interest from new tenants upon the two leases’ expiration. The in place physical occupancy at the Miami Ironside District Property including those two tenants is 96.1%.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,026,358	$2,049,092	$2,230,489	$2,333,307	$2,288,898	$30.00	84.7%
Rent Steps(3)	0	0	0	0	71,698	0.94	2.7
Vacant Income	0	0	0	0	194,055	2.54	7.2
Gross Potential Rent	$2,026,358	$2,049,092	$2,230,489	$2,333,307	$2,554,650	$33.48	94.6%
Total Reimbursements	150,377	167,165	166,453	167,076	146,447	1.92	5.4
Net Rental Income	$2,176,735	$2,216,257	$2,396,942	$2,500,383	$2,701,097	$35.40	100.0%
Other Income	57,156	207,625	208,220	278,043	257,118	3.37	9.5
(Vacancy/Credit Loss)	0	0	0	0	(275,016)	(3.60)	(10.2)
Effective Gross Income	$2,233,891	$2,423,882	$2,605,162	$2,778,426	$2,683,199	$35.17	99.3%
Total Expenses	$434,349	$503,389	$536,243	$478,194	$617,631	$8.09	23.0%
Net Operating Income	$1,799,542	$1,920,493	$2,068,919	$2,300,232	$2,065,568	$27.07	77.0%
Cap Ex, Total TI/LC	0	0	0	0	127,965	1.68	4.8
Net Cash Flow	$1,799,542	$1,920,493	$2,068,919	$2,300,232	$1,937,603	$25.40	72.2%
(1)	TTM reflects the trailing four-months annualized ending April 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Rent Steps UW Base Rent includes rent steps of $71,698 through June 2022.

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No. 14 – Triwinds Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$20,800,000	Title:	Fee
Cut-off Date Principal Balance:	$20,800,000	Property Type – Subtype:	Manufactured Housing – Various
% of IPB:	2.5%	Net Rentable Area (Pads):	438
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Elias Weiner	Occupancy:	93.2%
Interest Rate:	3.77000%	Occupancy Date:	5/28/2021
Note Date:	6/2/2021	4th Most Recent NOI (As of)(2):	$1,490,800 (12/31/2018)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(2):	$1,772,046 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$2,076,803 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,095,192 (TTM 3/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	88.5%
Amortization Type:	Interest Only	UW Revenues:	$3,523,128
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,495,827
Lockbox / Cash Management:	Springing	UW NOI:	$2,027,301
Additional Debt:	No	UW NCF:	$2,004,585
Additional Debt Balance:	N/A	Appraised Value / Per Pad:	$42,100,000 / $96,119
Additional Debt Type:	N/A	Appraisal Date(3):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$47,489
Taxes:	$57,425	$18,135	N/A	Maturity Date Loan / Pad:	$47,489
Insurance:	$15,512	$5,705	N/A	Cut-off Date LTV:	49.4%
Replacement Reserve:	$0	$1,893	N/A	Maturity Date LTV:	49.4%
Deferred Maintenance:	$46,531	$0	N/A	UW NCF DSCR:	2.52x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,800,000		100.0%	Payoff Existing Debt	$16,640,490	80.0%
				Return of Equity	3,548,495	17.1
				Closing Costs	491,547	2.4
				Reserves	119,468	0.6
Total Sources	$20,800,000		100.0%	Total Uses	$20,800,000	100.0%

(1)	The borrowers under the Triwinds Portfolio Mortgage Loan (as defined below) are Chico Mobile Home Park, LLC, Merced Mobile Home Park, LLC, Monterey RV Park GP, LLC, Oasis Hot Springs Mobile Home Park, LLC, Paso Robles Mobile Village, LLC and Portside Brookings RV Park, LLC.

(2)	The borrower sponsor acquired the Triwinds Portfolio Properties (as defined below) in a series of transactions between June and September 2017 on an all-cash basis for a total of approximately $19,582,000. At the time of the acquisitions, the borrower sponsor considered the Triwinds Portfolio Properties to be mismanaged and unstabilized. The borrower sponsor invested in upgraded marketing, landscaping, correcting deferred maintenance and increased rents. As a result, the borrower sponsor increased net operating income and improved occupancy from 85.4% in 2018 to 93.2% as of May 28, 2021.

(3)	The Appraisal Dates for the Triwinds Portfolio Properties range from March 26, 2021 to April 6, 2021.

The Loan. The Triwinds Portfolio mortgage loan has an outstanding principal balance as of the Cut-off Date of $20.8 million (the “Triwinds Portfolio Mortgage Loan”) and is secured by a first lien mortgage on the borrowers’ fee interests in six manufactured housing properties located in California and Oregon (the “Triwinds Portfolio Properties”). The Triwinds Portfolio Mortgage Loan has a 10-year interest-only term.

The Properties. The Triwinds Portfolio Properties contain 438 pads and are located in Aromas, Chico, Merced, Paso Robles and Desert Hot Springs, California and Brookings, Oregon.

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The following table presents certain information relating to the Triwinds Portfolio Properties:

Portfolio Summary
Property Name	Property Subtype	Year Built	Pads	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Monterey RV Park	RV Park	1965	91	$6,950,000	33.4%	$13,700,000	32.5%	$683,421	33.7%
Chico MHP	Manufactured Housing / RV Park	1972	71	3,450,000	16.6	7,100,000	16.9	322,225	15.9
Merced MHP	Manufactured Housing	1960	62	2,850,000	13.7	5,100,000	12.1	276,991	13.7
Paso Robles Mobile Village	Manufactured Housing / RV Park	1960	48	2,800,000	13.5	6,300,000	15.0	282,907	14.0
Portside Brookings RV Park	Manufactured Housing / RV Park	1988	70	2,500,000	12.0	4,900,000	11.6	242,522	12.0
Oasis Springs MHP & RV Park	Manufactured Housing / RV Park	1955	96	2,250,000	10.8	5,000,000	11.9	219,234	10.8
Total			438	$20,800,000	100.0%	$42,100,000	100.0%	$2,027,301	100.0%
(1)	The Triwinds Portfolio Mortgage Loan documents do not permit the release of any of the Triwinds Portfolio Properties.

Monterey RV Park. The Monterey RV Park property is a 91 pad RV park built in 1965 on 9.06 acres and located in Aromas, California. The Monterey RV Park property was 100.0% occupied as of May 28, 2021. The borrower sponsor purchased the Monterey RV Park property in June 2017 for approximately $5.8 million and has spent approximately $214,610 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $6.1 million in the Monterey RV Park property.

Chico MHP. The Chico MHP property is a 71 pad manufactured housing and RV park built in 1972 on 8.25 acres and located in Chico, California. The Chico MHP property has 58 manufactured housing pads and 13 RV pads. The Chico MHP property was 97.2% occupied as of May 28, 2021. The borrower sponsor purchased the Chico MHP property in September 2017 for approximately $3.765 million and has spent approximately $98,900 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $4.0 million in the Chico MHP property.

Merced MHP. The Merced MHP property is a 62 pad manufacturing housing property built in 1960 on 5.10 acres and located in Merced, California. The Merced MHP property has 58 manufactured housing pads and four RV pads. The Merced MHP property was 100.0% occupied as of May 28, 2021. The borrower sponsor purchased the Merced MHP property in September 2017 for approximately $2.3 million and has spent approximately $134,000 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $2.6 million in the Merced MHP property.

Paso Robles Mobile Village. The Paso Robles Mobile Village property is a 48 pad manufactured housing and RV park built in 1960 on 1.95 acres and located in Paso Robles, California. The Paso Robles Mobile Village property has 21 manufactured housing pads, 25 RV pads and two apartment units. The Paso Robles Mobile Village property was 100.0% occupied as of May 28, 2021. The borrower sponsor purchased the Paso Robles Mobile Village property in September 2017 for approximately $2.1 million and has spent approximately $28,900 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $2.2 million in the Paso Robles Mobile Village property.

Portside Brookings RV Park. The Portside Brookings RV Park property is a 70 pad manufactured housing and RV park built in 1988 on 3.94 acres and located in Brookings, Oregon. The Portside Brookings RV Park property has 41 manufactured housing pads and 29 RV pads. The Portside Brookings RV Park property was 84.3% occupied as of May 28, 2021. The borrower sponsor purchased the Portside Brookings RV Park property in June 2017 for approximately $2.9 million and has spent approximately $46,500 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $3.0 million in the Portside Brookings RV Park property.

Oasis Springs MHP & RV Park. The Oasis Springs MHP & RV Park property is a 96 pad manufacturing housing and RV park built in 1955 on 24.16 acres and located in Desert Hot Springs, California. The Oasis Springs MHP & RV Park property has 74 manufactured housing pads and 22 RV pads. The Oasis Springs MHP & RV Park property was 82.3% occupied as of May 28, 2021. The borrower sponsor purchased the Oasis Springs MHP & RV Park property in September 2017 for approximately $2.717 million and has spent approximately $109,600 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $3.1 million in the Oasis Springs MHP & RV Park property.

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No. 14 – Triwinds Portfolio

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
85.4%	86.1%	88.8%	93.2%
(1)	Historical occupancy is as of December 31 of each respective year.

(2)	Current Occupancy is as of May 28, 2021.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Pad	%(2)
Gross Potential Rent	$2,423,419	$2,708,923	$2,894,814	$2,933,360	$3,305,364	$7,546	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(380,883)	(870)	(11.5)
Net Rental Income	$2,423,419	$2,708,923	$2,894,814	$2,933,360	$2,924,481	$6,677	88.5%
Other Income	325,973	583,280	620,175	598,647	598,647	1,367	18.1
Effective Gross Income	$2,749,392	$3,292,203	$3,514,989	$3,532,007	$3,523,128	$8,044	106.6%

Total Expenses	$1,258,592	$1,520,157	$1,438,186	$1,436,815	$1,495,827	$3,415	42.5%

Net Operating Income(3)	$1,490,800	$1,772,046	$2,076,803	$2,095,192	$2,027,301	$4,629	57.5%

Total TI/LC, Capex/RR	0	0	0	0	22,716	52	0.6

Net Cash Flow	$1,490,800	$1,772,046	$2,076,803	$2,095,192	$2,004,585	$4,577	56.9%
(1)	TTM reflects the trailing 12 months ending March 31, 2021.

(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

(3)	The borrower sponsor acquired the Triwinds Portfolio Properties in a series of transactions between June and September 2017 on an all-cash basis for a total of approximately $19,582,000. At the time of the acquisitions, the borrower sponsor considered the Triwinds Portfolio Properties to be mismanaged and unstabilized. The borrower sponsor invested in upgraded marketing, landscaping, correcting deferred maintenance and raised rents. As a result, the borrower sponsor increased net operating income and increased occupancy from 85.4% in 2018 to 93.2% as of May 28, 2021.

COVID-19 Update. As of June 9, 2021, approximately 100% of tenants by pad and 100% by underwritten base rent had made their May 2021 rental payments. As of June 21, 2021, the Triwinds Portfolio Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

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No. 14 – Triwinds Portfolio

The Markets. The following table presents certain market information relating to the Triwinds Portfolio Properties:

Market Summary(1)
Property Name	Location	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income	Monthly In Place Rent Per Pad	Monthly Market Rent Per Pad
Monterey RV Park	Aromas, CA	646	8,527	19,864	$85,731	$100,082	$90,103
RV								$855	$860
Chico MHP	Chico, CA	16,380	73,682	108,319	$53,499	$53,372	$53,595
Manufactured Housing								$546	$550
RV								$550	$550
Merced MHP	Merced, CA	5,584	53,066	119,394	$52,117	$45,761	$55,642
Manufactured Housing								$454	$475
RV								$468	$475
Paso Robles Mobile Village(2)	Paso Robles, CA	6,273	25,315	36,438	$42,060	$71,602	$70,157
Manufactured Housing								$755	$765
RV								$752	$755
Apartment								$1,300	$1,300
Portside Brookings RV Park	Brookings, OR	5,081	12,389	14,417	$32,694	$39,287	$41,204
Manufactured Housing								$530	$540
RV								$575	NAV
Oasis Springs MHP & RV Park	Desert Hot Springs, CA	3,855	15,594	39,117	$31,498	$36,644	$35,398
Manufactured Housing								$523	$550
RV								$436	$450
(1)	Source: Appraisals.

(2)	The source for 1-mile Population, 3-mile Population, 5-mile Population, 1-mile Median Household Income, 3-mile Median Household Income and 5-mile Median Household Income for the Paso Robles Mobile Village property is a third party market report.

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No. 15 – Kings Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$20,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(2):	$20,000,000	Property Type - Subtype:	Retail – Super Regional Mall
% of IPB:	2.4%	Net Rentable Area (SF):	811,797
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrowers:	Brooklyn Kings Plaza LLC, Kings Plaza Ground Lease LLC	Year Built / Renovated:	1969 / 2018
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy(9):	99.0%
Interest Rate:	3.35880%	Occupancy Date:	5/31/2021
Note Date:	12/3/2019	4th Most Recent NOI (As of):	$39,436,748 (12/31/2017)
Maturity Date:	1/1/2030	3rd Most Recent NOI (As of):	$42,088,187 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$49,565,143 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$47,043,686 (12/31/2020)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$81,045,187
Call Protection:	L(36),YM1(79),O(5)	UW Expenses:	$29,004,262
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$52,040,925
Additional Debt(2)(3):	Yes	UW NCF:	$50,905,970
Additional Debt Balance(2)(3):	$467,000,000 / $53,000,000	Appraised Value / Per SF(10):	$900,000,000 / $1,109
Additional Debt Type(2)(3):	Pari Passu / Mezzanine	Appraisal Date(10):	10/17/2019

Escrows and Reserves				Financial Information(2)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes(4):	$0	Springing	N/A	Cut-off Date Loan / SF:	$600	$665
Insurance(5):	$0	Springing	N/A	Maturity Date Loan / SF:	$600	$600
Replacement Reserves(6):	$0	Springing	$348,899	Cut-off Date LTV(10):	54.1%	60.0%
TI/LC(7):	$0	Springing	$2,435,391	Maturity Date LTV(10):	54.1%	54.1%
Other(8):	$0	Springing	N/A	UW NCF DSCR(11):	3.07x	1.73x
				UW NOI Debt Yield:	10.7%	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$487,000,000	90.2%	Loan Payoff	$428,649,060	79.4%
Mezzanine Loan(3)	53,000,000	9.8	Return of Equity	105,237,541	19.5
			Closing Costs	6,113,399	1.1
Total Sources	$540,000,000	100.0%	Total Uses	$540,000,000	100.0%

(1)	The Kings Plaza Whole Loan (as defined below) was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”), Wells Fargo Bank, N.A. (“WFB”) and SGFC.

(2)	The Kings Plaza Mortgage Loan (as defined below) is part of a whole loan evidenced by 15 senior pari passu notes with an aggregate original principal balance as of the Cut-off Date of $487.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the Kings Plaza Whole Loan. For additional information, see “The Loan” below.

(3)	Concurrently with the funding of the Kings Plaza Whole Loan, JPMCB, SGFC and WFB funded a mezzanine loan in the amount of $53.0 million (the “Kings Plaza Mezzanine Loan”). The Kings Plaza Mezzanine Loan is secured by the pledge of the direct equity interest in the Kings Plaza Borrowers and is coterminous with the Kings Plaza Whole Loan. The Kings Plaza Mezzanine Loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, is fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule as set forth in the Kings Plaza Mezzanine Loan documents. The rights of the related mezzanine lenders under the Kings Plaza Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

(4)	The requirement for the borrowers to make monthly deposits into the tax reserve is waived so long as no Trigger Period (as defined below) is continuing and the borrowers continue to deliver evidence reasonably satisfactory to the lender that all taxes have been timely paid. Upon the occurrence of a Trigger Period the borrowers are required to reserve 1/12th of the estimated annual property taxes. A “Trigger Period” commences upon (i) an event of default under the Kings Plaza Whole Loan; (ii) the commencement of a Low Debt Service Period (as defined below); and (iii) the occurrence of an event of default under the Kings Plaza Mezzanine Loan. A “Low Debt Service Period” commences if either (i) the debt service coverage ratio under the Kings Plaza Whole Loan is less than 1.43x or (ii) the aggregate debt service coverage ratio under the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan is less than 1.25x, and ends (a) with respect to clause (i), if the Kings Plaza Property (as defined below) has achieved a debt service coverage ratio with respect to the Kings Plaza Whole Loan of at least 1.48x, or (b) with respect to clause (ii), if the Kings Plaza Property has achieved an aggregate debt service coverage ratio with respect to the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan of at least 1.30x, in each case, for two consecutive calendar quarters.
(5)	The requirement for the borrowers to make monthly deposits into the insurance reserve is waived as long as (i) no Trigger Period is continuing, (ii) the borrowers continue to deliver evidence reasonably satisfactory to the lender that all insurance premiums have been timely paid, and (iii) the borrowers provide the lender with evidence that the

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No. 15 – Kings Plaza

insurance policies required to be maintained by the borrowers are maintained pursuant to blanket policies that comply with the requirements of the Kings Plaza Whole Loan documents. Upon the occurrence of a Trigger Period, the borrowers are required to reserve 1/12th of the estimated annual insurance premiums.

(6)	On a monthly basis during the continuance of a Trigger Period, the borrowers are required to reserve a monthly amount equal to the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel and the portion that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises) multiplied by $0.25 and divided by 12. At such time when the balance of the replacement reserve account reaches an amount equal to 24 times the required monthly deposit, the borrowers’ obligation to make monthly deposits into the replacement reserve account will be waived.

(7)	On a monthly basis, during the continuance of a Trigger Period, the borrowers are required to reserve an amount equal to the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel) multiplied by $1.50 and divided by 12. At such time when the balance of the TI/LC reserve account reaches an amount at least equal to 24 times the required monthly deposit, the borrowers’ obligation to make monthly deposits into the TI/LC reserve account will be waived.

(8)	Upon the occurrence of a Trigger Period, the borrowers are required to reserve the monthly ground rent payable. However, as long as no Trigger Period has occurred or is continuing, the borrowers’ obligations with respect to monthly deposits into the ground rent reserve will be waived.

(9)	Forever 21 Retail Inc. (“Forever 21”) occupies 22,828 square feet of space at the Kings Plaza Property and currently pays rent but was underwritten as vacant. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three year lease renewal have been approved and Forever 21’s lease has been extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 is required to pay 12% of sales. In addition, Occupancy is inclusive of JCPenney (11.7% of total net rentable area) and Forever 21. JCPenney filed for Chapter 11 bankruptcy on May 15, 2020. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. On May 10, 2021, Thomas O’Hern, the CEO of The Macerich Company (the parent organization of the borrower sponsor) (“Macerich”), reported on a Q1 2021 earnings call that in the next few weeks, it would be announcing a new department store commitment for the Kings Plaza Property. Based on the borrower rent roll, excluding JCPenney, the occupancy is approximately 87.8%.

(10)	The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(11)	The Kings Plaza Mezzanine Loan (as defined below) is interest only for the first five years of the loan term and then is fully amortizing based on a five-year schedule. Total Debt UW NCF DSCR is based on the first 12 amortizing payments on the amortization schedule for the Kings Plaza Mezzanine Loan.

The Loan. The Kings Plaza loan (the “Kings Plaza Mortgage Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $487.0 million (the “Kings Plaza Whole Loan”), which is secured by a first mortgage lien on the borrowers’ fee simple and leasehold interests in an 811,797 square foot super regional mall located in Brooklyn, New York (the “Kings Plaza Property”). The Kings Plaza Whole Loan is comprised of 15 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $487.0 million, of which Note A-2-2-B, with an outstanding principal balance as of the Cut-off Date of $20.0 million, is being contributed to the BBCMS 2021-C10 securitization trust and constitutes the Kings Plaza Mortgage Loan. The remaining notes have been contributed to other securitization trusts or are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the Kings Plaza Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1-1-A	$32,000,000	Benchmark 2020-B17	Yes
A-1-1-B-1	$20,000,000	DBJPM 2020-C9	No
A-1-1-B-2	$14,108,108	Benchmark 2020-B18	No
A-1-2	$50,000,000	Benchmark 2020-B16	No
A-1-3, A-1-4	$55,000,000	Benchmark 2020-IG1	No
A-2-1	$60,000,000	BBCMS 2020-C6	No
A-2-2-A	$30,000,000	Benchmark 2020-B21	No
A-2-2-B	$20,000,000	BBCMS 2021-C10	No
A-2-3	$35,000,000	SGFC	No
A-2-4	$12,945,946	SGFC	No
A-3-1, A-3-4	$75,000,000	BANK 2020-BNK25	No
A-3-2, A-3-3	$82,945,946	WFCM 2020-C55	No
Whole Loan	$487,000,000

The Property. The Kings Plaza Property is an 811,797 square foot enclosed, four-story super regional shopping center located in Brooklyn, New York. Built in 1969 and renovated in 2018, the collateral consists of the retail center, a power plant and a 3,739 space parking garage (3.26 spaces per 1,000 square feet). A portion of the collateral including the parking garage ingress/egress, the marina building (the “Marina Building”) and a portion of the ground under the parking garage covering a total of 10,278 square feet (1.3% of the net rentable area), is subject to a ground lease with the City of New York. The original lease term expired on May 28, 2018 and the Kings Plaza Borrowers exercised a 10-year extension option, which was their first of five extension options. Three 10-year extension options and one nine-year extension option remain for a fully extended expiration date of May 28, 2067. All Seasons Marine Corp. (the “Subtenant”) currently subleases from the Kings Plaza Borrowers the Marina Building, which is part of the ground leased land that is owned by the City of New York. The initial lease term expired in 2005, subsequent to which the Subtenant extended its sublease on a one- and two-year basis. A one-year extension through November 30, 2021 was executed by the Subtenant. Annual base rent equals $122,957 through the payment date occurring in May 2028. The annual ground lease payment will increase by 20% effective each time an extension term is exercised.

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The Kings Plaza Property is situated across approximately 21.6 acres of land with frontage along Flatbush Avenue and located at the intersection of Flatbush Avenue and Avenue U. The Kings Plaza Property is the only enclosed super-regional mall in Brooklyn, New York. The collateral is anchored by Macy’s, Lowe’s Home Centers, Primark, Burlington and Best Buy. Additional anchors include Zara, H&M, Old Navy, Victoria’s Secret, ULTA Beauty and Forever 21. According to the appraisal, Primark expects its Kings Plaza Property location to generate the highest revenue in the United States, exceeding its Boston flagship store location. Primark does not report sales at the Kings Plaza Property, however, the appraisal estimated Primark’s Kings Plaza Property location sales to be approximately $45 to $50 million annually. Macy’s, which is not part of the collateral, occupies approximately 339,000 square feet attached to the Kings Plaza Property (the “Macy’s Parcel”). The Kings Plaza Property Macy’s location was selected as one of the Macy’s “Growth 100” locations for 2020. According to Macerich, the retailer is experimenting with new concepts directed at improving store fixtures and facilities. As part of the program, Macy’s will receive an estimated $4 to $5 million to remodel the store adjacent to the Kings Plaza Property in the upcoming years, with anticipated renovations including technology upgrades, dressing room upgrades, new flooring, lighting, painting and improvements to the exterior of the space. Forever 21 currently occupies 22,802 square feet at the Kings Plaza Property and has been in occupancy since 2010. Forever 21 filed for Chapter 11 bankruptcy in September 2019. Following bankruptcy court proceedings, negotiations for a three-year lease renewal were approved and the Forever 21 lease is extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 is required to pay 12% of sales. Forever 21 reported annualized T-1 March 2021 sales of approximately $291 per square foot. Forever 21 currently pays rent but was underwritten as vacant.

The Kings Plaza Property was 99.0% occupied as of May 31, 2021, inclusive of JCPenney. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. Based on the borrower rent roll, excluding JCPenney, the occupancy is approximately 87.8%. For the tenants reporting sales, the Kings Plaza Property generated approximately $197.3 million in gross sales as of the annualized T-1 ending March 2021. The Kings Plaza Property generates approximately 71.2% of its top line revenue from in-line tenants under 10,000 square feet. Total in-line sales excluding temporary tenants, account for approximately 98.5% of total revenue generated at the Kings Plaza Property.

Since acquiring the Kings Plaza Property in 2012, the borrower sponsor has invested approximately $290.3 million ($358 per square foot) in capital improvements including renovations of the mall and parking garage, leasing capital and power plant upgrades. Most notable capital projects at the Kings Plaza Property include the $144.7 million redevelopment of the 290,000 square foot, former four-level Sears box. The borrower sponsor negotiated an early termination with Sears to recapture the space in 2016. The redevelopment included a four-story glass atrium, a new façade, exterior improvements and a new entry with visual and vertical connections to all four levels. In 2018, the space previously occupied by Sears re-opened with Brooklyn’s first Primark and Zara, a new JCPenney and a new Burlington Coat Factory. Combined, these retailers generate a total gross rent that is approximately 31.2% higher than that of the former Sears. Prior to the Sears re-development, the borrower sponsor expended approximately $22.0 million to renovate the Kings Plaza Property throughout 2014 and 2015. These renovations included a refreshed interior, energy efficient LED lighting, new flooring (including both carpet and tile), a new ceiling, wall paint, new signage, the addition of six soft seating areas, free Wi-Fi for guests and security system upgrades.

The Kings Plaza Property operates a stand-alone power plant located on the roof which provides electricity for the shopping center as well as the surrounding area. In 2019, the borrower sponsor completed a $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison (“ConEd”) grid. This connection allowed the Kings Plaza Property to export its surplus electric capacity during peak load demands, which is an additional profit center for the Kings Plaza Property. Tenants at the Kings Plaza Property purchase their utilities directly from the plant at ConEd rates but due to operating cost efficiencies, expenses are kept below the billed rates allowing the power plant to generate a profit. The power plant system went live in July 2019.

COVID-19 Update: As of June 11, 2021, the Kings Plaza Property is currently open for business with over 99% of stores open for operations. The Kings Plaza Property was forced to close down during March 2020 due to the COVID-19 pandemic and subsequently re-opened on September 9, 2020 with COVID-19 safety measures and comprehensive protocols in place as recommended by the CDC. According to the borrower sponsor, foot traffic at the Kings Plaza Property has increased, quickly reaching shopper capacity. In addition, many retailers are exceeding daily sales plans. On May 10, 2021, Macerich’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call that in the next few weeks, it would be announcing a new department store commitment for the Kings Plaza Property. According to the borrower sponsor, 31 tenants, representing approximately 11.3% of total net rentable area and approximately 20.6% of UW Base Rent, have executed deferment agreements. As of May 1, 2021, 3 of these tenants, representing approximately 3,662 square feet and 0.8% of UW Base Rent, are currently in deferment, not paying rent and have executed agreements with the borrower sponsor. Please see below for additional tenant updates:

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Tenant Updates (as of 6/1/2021)
Not Reopened	- Master Wok, Nathan’s Famous, Haagen Dazs (kiosk) and Starbucks (collectively, 0.8% of NRA and 1.0% of UW Base Rent)
Tenants who have vacated	- JCPenney, Clique (kiosk), Fashion to Figure, GNC, Landing Gear, New York & Company, NYX, Parfois and Pounds Lifestyle Boutique (collectively, 13.8% of NRA and 4.6% of UW Base Rent)
Bankrupt Tenants

-     GNC and JCPenney (collectively, 11.9% of NRA and 2.3% of UW Base Rent) have vacated the premises

-     Forever 21 – lease assumed with term extended to 1/31/2023 (underwritten as vacant)

-     Charlotte Russe (1.0% of NRA and 0.7% of UW Base Rent) –lease assumed with term through 7/31/2021

-     ALDO/ALDO Accessories (0.4% of NRA and 1.5% of UW Base Rent) – the borrower sponsor anticipates that the tenants will assume the lease

Tenants in deferment and not paying rent	- Clique, Perfume Point, Vistasite Eye Care (collectively, 0.7% of NRA and 0.8% of UW Base Rent)

Rent collections for May 2020 through May 2021 are detailed in the table below:

Recent Rent Collections
	May 2020	Jun. 2020	Jul. 2020	Aug. 2020	Sept. 2020	Oct. 2020	Nov. 2020	Dec. 2020	Jan. 2021	Feb. 2021	Mar. 2021	Apr. 2021	May 2021
Rent Billed (million)	$6.5	$6.5	$6.5	$6.1	$6.0	$6.0	$6.0	$5.9	$5.7	$5.9	$5.9	$5.9	$5.8
Rent Collected (million)	$3.3	$3.9	$4.0	$3.8	$4.2	$4.8	$4.9	$5.0	$4.9	$5.1	$5.2	$5.3	$5.1
Rent Collected (%)	49.9%	60.3%	62.3%	62.8%	69.6%	80.8%	82.0%	84.9%	85.0%	86.3%	88.1%	89.6%	87.7%

Since February 1, 2020, new and renewal leases accounting for 80,080 square feet have been executed at the Kings Plaza Property, including 22,802 square feet for Forever 21’s lease assumption and 3-year extension. The Kings Plaza Whole Loan is current through the June 1, 2021 payment date. As of June 1, 2021, the Kings Plaza Whole Loan is not subject to any modification or forbearance request.

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The Market. The Kings Plaza Property is located in Brooklyn, New York at the intersection of Flatbush Avenue and Avenue U. The Kings Plaza Property has frontage on Flatbush Avenue, which is a major thoroughfare in Brooklyn. Primary access to the Kings Plaza Property is provided via the Belt Parkway, the region’s primary north-south route, situated approximately 3.9 miles northeast of the Kings Plaza Property. The Kings Plaza Property is located approximately 1.4 miles southeast of Kings Highway and is approximately 10.6 miles southwest of the John F. Kennedy International Airport. According to a third party report, over 69,000 vehicles pass through the area daily and more than 1,000 buses delivering up to 40,000 passengers to the Kings Plaza Property operate each week day. Per the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Kings Plaza Property was 51,596, 601,221 and 1,737,025, respectively and with estimated 2019 average household income of $117,474, $89,529, and $78,194, respectively.

The Kings Plaza Property is located in the South Brooklyn submarket of the New York retail market. According to a third party report, as of the fourth quarter of 2019, the New York retail market had an inventory of approximately 593.4 million square feet, an overall vacancy rate of 4.0% and average asking rents of $42.34 per square foot. As of August 2019, the South Brooklyn submarket had an inventory of approximately 42.9 million square feet, an overall vacancy rate of 3.1% and average asking rents of approximately $42.31 per square foot. The concluded market rent for the South Brooklyn retail submarket was $42.90 per square foot. As of June 2020, the Kings Plaza Property has a weighted average underwritten base rent of $50.50 per square foot, which is slightly above the market rent for the South Brooklyn retail submarket and the New York retail market.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA (square feet)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Primary Competition
Gateway Center I & II	2001 / NAP	1,200,000	$450	97.0%	6.4	BJ’s Wholesale Club, Burlington, Home Depot, JCPenney, Shoprite, Target
Queens Center	1973 / 2004	1,172,180	$1,430	99.0%	16.4	JCPenney, Macy’s
Green Acres Mall	1956 / 2016	2,075,000	$615	96.0%	14.3	JCPenney, Macy’s, Sears, Kohl’s (Vacant)
Secondary Competition
Staten Island Mall	1972 / 2018	1,700,000	NAV	92.0%	19.0	JCPenney, Macy’s, Primark, Sears (Vacant)
Roosevelt Field	1956 / 2014	2,330,000	$1,200	97.0%	28.7	Bloomingdale’s, Dick’s Sporting Goods, JCPenney, Macy’s, Neiman Marcus, Nordstrom
(1)	Source: Appraisal.

Historical and Current Occupancy(1)
2018	2019	2020(2)	Current(2)
97.9%	99.4%	96.3%	99.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of the May 31, 2021 borrower rent roll. 2020 Occupancy and Current Occupancy are inclusive of JCPenney (11.7% of total net rentable area), which filed for Chapter 11 bankruptcy on May 15, 2020. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. Based on the borrower rent roll as of May 31, 2021, excluding JCPenney, the occupancy is approximately 87.8%.

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The following table presents certain information relating to the historical sales at the Kings Plaza Property.

Sales and Occupancy Costs(1)
	2015 Sales PSF	2016 Sales PSF	2017 Sales PSF	2018 Sales PSF	2019 Sales	2019 Sales PSF	2019 Occupancy Cost(2)	Ann. T-1 March 2021 Sales (3)	Ann. T-1 March 2021 Sales PSF (3)
Lowe’s Home Centers	$406	$398	$396	$390	$45,603,285	$400	6.2%	NAP	NAP
H&M	$587	$601	$544	$459	$11,057,060	$440	19.2%	$9,335,712	$371
Victoria’s Secret	$839	$771	$677	$704	$8,588,141	$714	20.3%	$9,792,144	$814
Old Navy	$454	$435	$445	$412	$7,321,687	$401	19.7%	$8,055,927	$441
JCPenney(4)	NAP	NAP	NAP	NAP	$13,812,935	$153	10.2%	NAP	NAP
Ulta Beauty(5)	NAP	NAP	NAP	$593	$4,083,880	$374	32.8%	NAP	NAP
Zara(6)	NAP	NAP	NAP	NAP	$17,502,063	$518	7.2%	$19,881,788	$589
Total Comparable In-Line Tenant Sales (<10,000 SF)	$695	$718	$685	$734	$138,380,278	$736	18.6%	$140,581,103	$728
(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

(2)	2019 Occupancy Cost is based on the TTM September 2019 occupancy costs and year end 2019 sales.

(3)	The YE 2020 Sales are not shown in the chart above because they do not reflect normalized sales figures at the Kings Plaza Property, as the Kings Plaza Property was forced to close down during March 2020 due to the COVID-19 pandemic and subsequently re-opened on September 9, 2020.

(4)	JCPenney’s lease commenced in July 2018 after the Sears redevelopment. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. On May 10, 2021, Macerich’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call that in the next few weeks, it would be announcing a new department store commitment for the Kings Plaza Property.

(5)	Ulta Beauty’s lease commenced in October 2017.

(6)	Zara’s lease commenced in August 2018.

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Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Sales PSF(4)	Occ. Costs(5)	Lease Exp. Date
Lowe’s Home Centers(6)	Baa1/BBB+/NR	114,000	14.0%	$19.30	$2,200,000	5.6%	$400	6.2%	5/31/2028
Primark(7)	NR/NR/NR	102,805	12.7%	$35.17	$3,615,390	9.2%	NAP	NAP	7/31/2038
Burlington	NR/BB+/BB+	55,078	6.8%	$22.25	$1,225,485	3.1%	$302	NAP	7/31/2028
Best Buy(8)	Baa1/BBB/NR	53,371	6.6%	$52.80	$2,817,989	7.2%	NAP	NAP	12/31/2022
Zara	NR/NR/NR	33,771	4.2%	$34.22	$1,155,688	2.9%	$518	7.2%	7/31/2028
H&M	NR/NR/NR	25,151	3.1%	$88.44	$2,224,409	5.7%	$440	19.2%	1/31/2024
Old Navy	Baa2/BB/NR	18,256	2.2%	$68.94	$1,258,638	3.2%	$401	19.7%	1/31/2025
Victoria’s Secret	NR/NR/NR	12,034	1.5%	$69.60	$837,566	2.1%	$714	20.3%	1/31/2023
Ulta Beauty	NR/NR/NR	10,924	1.3%	$82.50	$901,230	2.3%	$374	32.8%	10/31/2027
Five Below	NR/NR/NR	8,874	1.1%	$58.00	$514,692	1.3%	$491	11.8%	1/31/2029
Major Tenants		434,264	53.5%	$38.57	$16,751,087	42.7%

Other Tenants		341,787	42.1%	$65.66	$22,443,027	57.3%

Occupied Collateral Total / Wtd. Avg.(9)		776,051	95.6%	$50.50	$39,194,113	100.0%

Vacant Space(10)(11)		35,746	4.4%

Collateral Total		811,797	100.0%

(1)	Based on the underwritten rent roll as of June 2, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent reflect the following: (a) in-place leases based on the June 2020 rent roll, where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021.

(4)	Sales PSF are provided by the borrower sponsor and are as of year-end 2019.

(5)	Occ. Costs are based on TTM September 2019 occupancy costs and year end 2019 sales.

(6)	Lowe’s Home Centers has five automatic five-year renewal options unless Lowe’s Home Centers sends the landlord a nullification notice no later than the last day of the year immediately preceding the last year of the applicable term or renewal. In addition, Lowe’s Home Centers has one automatic renewal option for three years and 11 months unless the tenant sends the landlord a nullification notice no later than the last day of the year immediately preceding the last year of the fifth renewal term.

(7)	Primark has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp., or a Primark successor, and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; provided, however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within a certain radius of the Kings Plaza Property, or (b) the tenant or any of its affiliates owns, operates, otherwise becomes financially interested in any other Primark store or any other store branded under the Primark name within an approximately 10 mile radius of the Kings Plaza Property.

(8)	Lease Expiration Date for the Best Buy tenant is reflective of an amendment from the original expiration date. Under the terms of the lease amendment, Best Buy converted to a gross lease structure which will accelerate rental payments in return for a reduced term. The current annual gross rent is $14.0 million through December 31, 2021, after which annual gross rent will step down to $8.0 million thereafter through the lease expiration of December 31, 2022.

(9)	Occupied Collateral Total includes All Seasons Marine Corp., which is the ground lease tenant at the Kings Plaza Property and has no underwritten base rent.

(10)	Vacant Space is inclusive of Forever 21, which has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three-year lease renewal have been approved and Forever 21’s lease has been extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 is required to pay 12% of sales. Vacant Space is exclusive of JCPenney (11.7% of total net rentable area), which filed for Chapter 11 bankruptcy on May 15, 2020. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. On May 10, 2021, Macerich’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call that in the next few weeks, it would be announcing a new department store commitment for the Kings Plaza Property. Based on the May 31, 2021 borrower rent roll, excluding JCPenney, the occupancy is approximately 87.8%.

(11)	Includes 9,065 square feet of space that is occupied by temporary or kiosk tenants with no underwritten base rent.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant(5)(6)	NAP	35,746	4.4%	NAP	NAP	35,746	4.4%	NAP	NAP
2020 & MTM(7)	12	42,601	5.2	$3,051,598	7.8%	78,347	9.7%	$3,051,598	7.8%
2021	7	21,346	2.6	1,511,585	3.9	99,693	12.3%	$4,563,184	11.6%
2022	14	26,624	3.3	2,485,936	6.3	126,317	15.6%	$7,049,120	18.0%
2023	9	24,161	3.0	2,299,178	5.9	150,478	18.5%	$9,348,298	23.9%
2024	10	43,309	5.3	3,868,632	9.9	193,787	23.9%	$13,216,930	33.7%
2025	9	40,150	4.9	3,153,268	8.0	233,937	28.8%	$16,370,198	41.8%
2026	13	41,603	5.1	3,894,646	9.9	275,540	33.9%	$20,264,843	51.7%
2027	8	29,981	3.7	2,567,137	6.5	305,521	37.6%	$22,831,981	58.3%
2028	10	219,491	27.0	6,129,071	15.6	525,012	64.7%	$28,961,052	73.9%
2029	13	35,714	4.4	3,081,629	7.9	560,726	69.1%	$32,042,681	81.8%
2030	0	0	0.0	0	0.0	560,726	69.1%	$32,042,681	81.8%
2031 & Beyond(8)	3	251,071	30.9	7,151,433	18.2	811,797	100.0%	$39,194,113	100.0%
Total	108	811,797	100.0%	$39,194,113	100.0%
(1)	Based on the underwritten rent roll as of June 2, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Number of Leases Expiring excludes temporary kiosks and storage units located across the Kings Plaza Property.

(4)	UW Base Rent Expiring and % of UW Base Rent Expiring reflect the following: (a) in-place leases based on June 2020 rent roll and (b) contractual rent steps of $1,139,421 through February 1, 2021.

(5)	Vacant space includes 9,065 square feet associated with temporary tenants currently in occupancy across the Kings Plaza Property.

(6)	Vacant space is inclusive of Forever 21, however the tenant has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three-year lease renewal have been approved and Forever 21’s lease has been extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 is required to pay 12% of sales. Vacant space is exclusive of JCPenney (11.7% of total net rentable area), which filed for Chapter 11 bankruptcy on May 15, 2020. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. On May 10, 2021, Macerich’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call that in the next few weeks, it would be announcing a new department store commitment for the Kings Plaza Property. Based on the May 31, 2021 borrower rent roll, excluding JCPenney, the occupancy is approximately 87.8%.

(7)	Includes All Seasons Marine Corp., which is the ground lease tenant at the Kings Plaza Property and has no underwritten base rent.

(8)	2031 & Beyond includes the lease expiration for Best Buy’s initial lease term of January 31, 2032. However, on January 28, 2020, an amendment was executed to reduce the term of the Best Buy lease, which will now expire on December 31, 2022. Under the terms of the lease amendment, Best Buy converted to a gross lease structure, which will accelerate rental payments in return for a reduced term. The current annual gross rent is $14.0 million through December 31, 2021, after which annual gross rent will step down to $8.0 million thereafter through the lease expiration of December 31, 2022.

A-3-131

Annex A-3	BBCMS 2021-C10

No. 15 – Kings Plaza

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	2020	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$28,991,086	$33,095,904	$39,279,984	$48,653,578	$38,005,038	$46.82	48.5%
Straight-Line Rent(3)	0	0	0	0	735,253	0.91	0.9
Vacant Income	0	0	0	0	2,227,628	2.74	2.8
Gross Potential Rent	$28,991,086	$33,095,904	$39,279,984	$48,653,578	$40,967,919	$50.47	52.3%
Total Reimbursements	28,145,401	28,424,111	29,231,082	26,176,765	30,961,099	38.14	39.5
% in Lieu/Percentage Rent(4)	201,320	735,279	1,887,225	948,473	2,195,355	2.70	2.8
Temporary Specialty Leasing	2,761,118	2,254,340	2,286,375	1,174,825	2,411,429	2.97	3.1
Power Plant Income	0	0	1,087,538	1,359,011	1,804,680	2.22	2.3
Net Rental Income	$60,098,925	$64,509,633	$73,772,205	$78,312,652	$78,340,482	$96.50	100.0%
(Vacancy/Credit Loss)	(597,346)	(612,614)	(401,183)	(3,244,080)	(3,678,863)	(4.53)	(4.7)
Other Income(5)	5,421,663	5,787,129	5,691,895	3,392,919	6,383,568	7.86	8.1
Effective Gross Income	$64,923,243	$69,684,148	$79,062,917	$78,461,491	$81,045,187	$99.83	103.5%

Total Expenses	$25,486,495	$27,595,961	$29,497,775	$31,417,805	$29,004,262	$35.73	35.8%

Net Operating Income	$39,436,748	$42,088,187	$49,565,143	$47,043,686	$52,040,925	$64.11	64.2%

Total TI/LC, Capex/RR	0	0	0	0	1,134,955	1.40	1.4

Net Cash Flow	$39,436,748	$42,088,187	$49,565,143	$47,043,686	$50,905,970	$62.71	62.8%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Underwritten Rents In Place reflects the following: (a) in-place leases based on the June 2020 rent roll where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	Underwritten Straight-Line Rent of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

(4)	% in Lieu/Percentage Rents includes % in lieu for JCPenney, Charlotte Russe and Parfois and reimbursements from the Macy’s Parcel which is not part of the collateral for the Kings Plaza Whole Loan.

(5)	Other Income includes storage income, business development income, ground rent income and parking income.

A-3-132

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Barclays Commercial Mortgage	KeyBank National Association	Rialto Capital Advisors, LLC	Pentalpha Surveillance LLC
Securities LLC		200 S. Biscayne Blvd.	375 North French Road
745 7th Avenue, 4th Floor	11501 Outlook Street	Suite 3550	Suite 100
New York, NY 10019	Suite 300	Miami, FL 33131	Amherst, NY 14228
Overland Park, KS 66211

Contact: Daniel Vinson	Contact: Andy Lindenman	Contact: General	Contact: Don Simon
Phone Number: (212) 528-8224	Phone Number: (913) 317-4372	Phone Number: (305) 229-6465	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000
X-J		0.00000000	0.00000000	0.00000000	0.00000000

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Keybank National Association	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	BBCMS Mortgage Trust 2021-C10 Commercial Mortgage Pass-Through Certificates Series 2021-C10	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	8/17/21
8480 Stagecoach Circle		Record Date:	7/30/21
Frederick, MD 21701-4747		Determination Date:	8/11/21

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2021 (the “Pooling and Servicing Agreement”).

Transaction: BBCMS Mortgage Trust 2021-C10, Commercial Mortgage Pass-Through Certificates Series 2021-C10

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: Rialto Capital Advisors, LLC

Directing Certificateholder: RREF IV-D AIV RR, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)

[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.

Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.

3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

(a)

with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

1          This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●  [LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●  [ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.  Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.  Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.  The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.  [LIST OTHER REVIEWED INFORMATION].

5.  [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the

C-2

applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.  As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.  In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.  Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.  The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.  Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.  There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.  The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.  This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.  Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.  Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or

D-1-1

materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.  Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.  Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.  Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-off Date, to the knowledge of the related Mortgage Loan Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.  Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the

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related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.  Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.  Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

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9.  Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial

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condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14. Actions Concerning Mortgage Loan.  To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided

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by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional

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insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for

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purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related REMIC Regulations.

22. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the

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investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Regulations.

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In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Regulations and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Regulations.

29. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related

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Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that

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the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b) The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e) Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is

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required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)  The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)  The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)  Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)  Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in

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making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to

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address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

42. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

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For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Starwood Mortgage Capital LLC	UBS AG, New York Branch	KeyBank National Association
N/A	The Atlantic (Loan No. 1) 2100 MLK Avenue SE (Loan No. 7) Kings Plaza (Loan No. 15)	N/A	N/A	N/A

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Starwood Mortgage Capital LLC	UBS AG, New York Branch	KeyBank National Association
Berkshire Corporate Center (Loan No. 8) Miami Ironside District (Loan No. 13)	MGM Grand & Mandalay Bay (Loan No. 3)	N/A	80 Richards Street (Loan No. 9)	N/A

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Starwood Mortgage Capital LLC	UBS AG, New York Branch	KeyBank National Association
N/A	Palm Terrace (Loan No. 10) Century Storage Portfolio I (Loan No. 16) Century Storage Portfolio II (Loan No. 19) Deluxe MHC (Loan No. 56) Santa Fe MHC (Loan No. 61)	Oakland Park Festival Center (Loan No. 24) 830-840 Plaza (Loan No. 46)	N/A

Dollar Self Storage #19 – Happy Valley (Loan No. 25)

Dollar Self Storage #17 – Chandler (Loan No. 34)

Dollar Self Storage #12 – Las Vegas (Loan No. 36)

APC Amarillo (Loan No. 49)

Congress Center North (Loan No. 52)

Cliff Drive Medical Plaza (Loan No. 53)

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Berkshire Corporate Center (Loan No. 8)	The Mortgage Loan documents permit the Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents; provided, that, prior to obtaining such non-conforming policy (or permitting such non-conforming policy to be obtained), the Mortgagor must have received (A) the lender’s prior written consent thereto and, (B) if required by the lender, a rating agency confirmation with respect to any such non-conforming policy. The lender may deny its consent to any non-conforming policy regardless of whether or not the lender has consented to the same on any prior occasion.
(17) Insurance	Icon on Bond (Loan No. 20)	The related condominium association (the “Condominium Association”) provides property insurance with respect to certain portions of the Mortgaged Property. If at any time during the term of the Mortgage Loan, such insurance does not fully comply with the requirements of the Mortgage Loan documents, then the Mortgagor must promptly notify the lender in writing and the Mortgagor will, at its sole cost and expense, promptly either procure and maintain or cause the Condominium Association to procure and maintain (x) “primary” insurance coverage in the event that the Condominium Association does not provide the applicable insurance coverage required by the Mortgage Loan documents or (y) “excess and contingent” insurance coverage in the event that the Condominium Association does not have the sufficient insurance coverage required under the Mortgage Loan documents, over and above any other valid and collectible coverage then in existence, as shall be necessary to bring such insurance coverage into full compliance with all of the terms and conditions of the Mortgage Loan documents. The related sponsor has control over approximately 96.6% of the votes in the Condominium Association and the members of the board of directors for the Condominium Association must be appointed by the Mortgagor.
(25) Local Law Compliance	Miami Ironside District (Loan No. 13)	Pursuant to the zoning report obtained in connection with the origination of the Mortgage Loan, there are open code violations at the Mortgaged Property (the “Existing Code Violations”). Pursuant to the Mortgage Loan documents, the Mortgagor is required to use diligent and continuous efforts to cause the Existing Code Violations to be cured and removed from record. At the origination of the Mortgage Loan, the lender escrowed $100,000, which will be held until the Existing Code Violations are cleared. Additionally, the Mortgagor is required to use commercially reasonable efforts to obtain and deliver to the lender, within thirty (30) days of the origination date of the Mortgage Loan, an updated zoning report from a third party vendor reasonably acceptable to the lender, in form and substance reasonably acceptable to the lender, which must include (i) one or more zoning verification letters with respect to the entire Mortgaged Property, and (ii) written confirmation from the City of Miami that there are no building, fire or zoning code violations at the Mortgaged Property other than the Existing Code Violations (hereinafter referred to as a “Satisfactory Zoning Report”). The thirty (30) day delivery deadline may be extended in the lender’s discretion for an additional period of time not to exceed sixty (60) additional days, provided that Mortgagor continues to use commercially reasonable efforts to obtain such Satisfactory Zoning Report and demonstrates such efforts to the lender’s reasonable satisfaction. The lender required an additional $50,000 be held back at closing, which will be released to the Mortgagor upon delivery to the lender of the Satisfactory Zoning Report. The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses suffered by the lender resulting from the Existing Code Violations.

D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	ISJ New York Portfolio 1 (Loan No. 17)

Pursuant to the zoning report obtained in connection with the origination of the Mortgage Loan, there are open fire code violations at the Mortgaged Properties. Pursuant to the Mortgage Loan documents, the Mortgagor is required to cure the fire code violations within sixty (60) days of the origination date of the Mortgage Loan; provided, however, that if the Mortgagor diligently and expeditiously uses its best efforts to cure the same, such timeframe may be extended in the lender’s discretion for a period of no more than one hundred twenty (120) days, except that such extension period may be further extended on a day-by-day basis for delays resulting from the inaction and non-responsiveness of the New York City Department of Building, the City of Yonkers Department of Housing and Buildings or other governmental authority having jurisdiction over the applicable Mortgaged Property, if the Mortgagor delivers evidence to the lender’s satisfaction of (i) its continued best efforts and (ii) such inaction and non-responsiveness. The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for losses incurred by the lender arising out of or in connection with the Mortgagor’s failure to fully (i) satisfy and discharge any of the violations or (ii) cure and remediate the conditions giving rise to such violations. Notwithstanding the foregoing and in addition to the other sections of the Mortgage Loan documents which provide for the Mortgagor’s personal liability to the lender, the Mortgagor is personally liable for an amount equal to twenty percent (20%) of the Mortgagor’s obligation to pay the debt under the Mortgage Loan documents.

(25) Local Law Compliance

ISJ New York Portfolio 1 – 699 Morris Park Avenue (Loan No. 17)

ISJ New York Portfolio 1 – 884 Rutland Avenue (Loan No. 17)

ISJ New York Portfolio 1 – 1 South Broadway (Loan No. 17)

ISJ New York Portfolio 1 – Getty Square (Loan No. 17)

ISJ New York Portfolio 1 – 854 East 163rd Street (Loan No. 17)

Pursuant to the Mortgage Loan documents, the Mortgagor is required to deliver evidence reasonably satisfactory to the lender within six (6) months of the origination date of the Mortgage Loan that (i) all open permits have been closed out and (ii) all work in connection with any open permits is completed in a good and workmanlike manner, free and clear of all liens, claims, and other encumbrances in a manner reasonably acceptable to the lender; provided, however, that such timeframe may be extended for such time as is reasonably necessary for the Mortgagor to diligently complete the same; provided, further, that such extension may not exceed an additional six (6) months except that such extension period may be further extended on a day per day basis for delays resulting from the inaction and non-responsiveness of the New York City Department of Buildings, the City of Yonkers Department of Housing and Buildings or other governmental authority having jurisdiction over the applicable Mortgaged Property, if the Mortgagor delivers evidence to the lender’s satisfaction of (x) its continuing best efforts and (y) such inaction and non-responsiveness. The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for losses incurred by the lender arising out of or in connection with the Mortgagor’s failure to fully (i) satisfy and discharge any of the violations or (ii) cure and remediate the conditions giving rise to such violations. Notwithstanding the foregoing and in addition to the other sections of the Mortgage Loan documents which provide for the Mortgagor’s personal liability to the lender, the Mortgagor is personally liable for an amount equal to twenty percent (20%) of the Mortgagor’s obligation to pay the debt under the Mortgage Loan documents.
(25) Local Law Compliance	ISJ New York Portfolio 1 – Getty Square (Loan No. 17)	Pursuant to the Mortgage Loan documents, the Mortgagor is required to deliver the following within six (6) months of the origination date of the Mortgage Loan: (i) certificates of occupancy issued by the City of Yonkers or other governmental authority having jurisdiction over the Mortgaged Property required for the legal use, occupancy and operation of the Mortgaged Property by the Mortgagor as a retail/office building as presently used, occupied and operated (or with changes to such use, occupancy and operation as approved by the lender in its reasonable discretion) (the “Getty Square CO”); and (ii) evidence satisfactory to the lender that no penalties, fees, fines or other charges assessed by the City of Yonkers or other governmental authority having jurisdiction over the Getty Square Mortgaged Property are due and payable as a result of the lack of the Getty Square CO; provided, however that such timeframe may be extended for such time as is reasonably necessary for the Mortgagor to diligently complete same; provided, further, that (i) the Mortgagor diligently and expeditiously uses its best efforts to complete same and (ii) such extension does not exceed an additional

D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

six (6) months except that such extension period shall be further extended on a day-by-day basis for delays resulting from the inaction and non-responsiveness of the New York City Department of Buildings, the City of Yonkers Department of Housing and Buildings or other governmental authority having jurisdiction over the Mortgaged Property, if the Mortgagor delivers evidence to the lender’s satisfaction. The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for losses the lender incurs arising out of or in connection with the lack of the Getty Square CO (including, without limitation, any penalties, fees, fines or other charges assessed by the City of Yonkers Department of Housing and Buildings or other governmental authority having jurisdiction over the Getty Square Mortgaged Property due and payable as a result of the lack thereof). Notwithstanding the foregoing and in addition to the other sections of the Mortgage Loan documents which provide for the Mortgagor’s personal liability to the lender, the Mortgagor is personally liable for an amount equal to twenty percent (20%) of the Mortgagor’s obligation to pay the debt under the Mortgage Loan documents.

(25) Local Law Compliance	Pero Multifamily Portfolio – Erie Portfolio (Loan No. 38)	Pursuant to the zoning report obtained in connection with the origination of the Mortgage Loan, there is an open building code violation at the Mortgaged Property. Pursuant to the Mortgage Loan documents, the Mortgagor is required to use commercially reasonable efforts to satisfy that certain building code violation within ninety (90) days of the origination date of the Mortgage Loan; provided, however, that if the Mortgagor continues to use commercially reasonable efforts to cure the same, such ninety (90) day period may be extended in the lender’s discretion. The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses suffered by the lender in connection with the building code violation.
(27) Recourse Obligations	Montecito Tower (Loan No. 5)	The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for losses incurred by the lender arising out of or in connection with the intentional misappropriation of insurance proceeds, condemnation awards, rents or security deposits.
(41) Environmental Conditions	ISJ New York Portfolio 1 – Getty Square (Loan No. 17)	The related ESA obtained in connection with the origination of the Mortgage Loan identified an Environmental Condition at the Mortgaged Property, and recommended conducting confirmatory sampling and reporting tests. An opinion of probable cost, dated May 7, 2021, estimated a cost of (i) $6,000 to $10,000 for the confirmatory sampling and reporting, and (ii) $4,000 to $8,000 for any required contaminated soil removal. On or before July 1, 2021, the Mortgage Loan documents require the Mortgagor, using a licensed environmental contractor or engineer reasonably satisfactory to the lender (the “Contractor”), to commence and diligently prosecute to completion by no later than ninety (90) days after the origination date of the Mortgage Loan, the closure and removal of the Underground Storage Tank system (“UST”) located on the Mortgaged Property, including undertaking and completing any required environmental investigation and remediation related to such UST closure and removal, in compliance with all legal requirements (including, without limitation, all environmental laws) and deliver to the lender a No Further Action Letter (as defined below); provided, however, if it is not the custom or practice for the governmental authority having jurisdiction over the Mortgaged Property to provide such documentation under the circumstances, then the Mortgagor must provide a report from the Contractor in form and substance reasonably satisfactory to the lender providing that no further remedial, investigative or other action is necessary (provided that if the Mortgagor will have commenced to prosecute to completion the closure and removal of the UST within such ninety (90) day period and thereafter is diligently and expeditiously proceeding to complete the same, such ninety (90) day period may be extended by the lender, in its reasonable discretion, for such time as is reasonably necessary for the Mortgagor in the exercise of due diligence to complete the same). “No Further Action Letter” means a letter or similar written documentation from a governmental authority with jurisdiction in form and substance reasonably satisfactory to the lender confirming that no further action is necessary with respect to the UST closure and removal.
D-2-3

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Philadelphia Logistics Center (Loan No. 4)	The sole tenant, Cardone Industries, Inc., has a right of first offer to purchase all or any portion of the Mortgaged Property in the event of a proposed transfer of such portion of the Mortgaged Property. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.
(6) Lien; Valid Assignment	The Atlantic (Loan No. 1)	Other than with respect to the securitization of all or a portion of the Mortgage Loan, the related Mortgage Loan documents prohibit the lender from (i) selling, transferring or assigning the Mortgage Loan, the Mortgage Loan documents and any or all related servicing rights or (ii) granting participations therein, in the case of each of the foregoing clauses, to any of the entities listed on Schedule 11 of the related loan agreement as prohibited transferees or to any affiliates of such entities.
(6) Lien; Valid Assignment	Storage Max Brentwood (Loan No. 60)	The Lamar Companies, as lessee of a portion of the Mortgaged Property for the use of a billboard, has a right of first refusal to either (i) purchase the Mortgaged Property on the same terms and conditions as any bona fide offer of sale or (ii) purchase a perpetual easement encompassing the billboard and any access, utility and visibility rights set forth in the related lease for an amount equal to six times the previous lease year’s annual rent, in each instance, in the event of a proposed transfer of the Mortgaged Property. The right of first refusal is not subordinate to the Mortgage Loan documents and has not been waived in connection with a foreclosure or deed-in-lieu of foreclosure.
(7) Permitted Liens; Title Insurance	Philadelphia Logistics Center (Loan No. 4)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Kings Plaza (Loan No. 15)	The Mortgage Loan documents permit the Mortgagor to obtain property-assessed clean energy loans in an amount not to exceed $10,000,000 provided, among other conditions, at lender’s sole discretion, the Mortgagor delivers a rating agency confirmation from any applicable rating agency.
(7) Permitted Liens; Title Insurance	Storage Max Brentwood (Loan No. 60)	See exception to Representation and Warranty No. 6, above.
(11) Condition of Property	MGM Grand & Mandalay Bay (Loan No. 3)	The related engineering reports for the Mortgaged Properties, which were prepared in connection with the origination of the Mortgage Loan, are both dated February 11, 2020, which is more than 12 months prior to the Cut-off Date.
(11) Condition of Property	Kings Plaza (Loan No. 15)	The related engineering report for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated October 22, 2019, which is more than 12 months prior to the Cut-off Date.
(17) Insurance	Kings Plaza (Loan No. 15)	The Mortgage Loan documents permit a property insurance deductible of up to $500,000 (which deductible may not be considered customary).
(17) Insurance	MGM Grand & Mandalay Bay (Loan No. 3)

The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the applicable Mortgaged Property; provided that if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the Whole Loan guaranteeing any failure by the related Mortgagor to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property; provided, further, that (1) the Mortgagors may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

The Whole Loan documents permit one of the related Mortgagors to rely on insurance maintained by MGM Lessee II, LLC (the “MGM Tenant”) so long as the master lease (the “MGM Lease”) between the related Mortgagor and the MGM Tenant is in effect and there is no default continuing under the lease (beyond any applicable cure period). Such insurance maintained by the MGM Tenant (the “MGM Policies”) is

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Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

required to conform to the requirements of the Whole Loan documents (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements of the Whole Loan documents with respect to (x) the named storm sublimit that will be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which will be no greater than $5,000,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses, if any, which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the related Mortgagor and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property (or any portion thereof); provided that if the total amount of proceeds payable net of applicable deductibles is $50,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds will be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

Terrorism insurance may be written by a non-rated captive insurer.

(18) Access; Utilities; Separate Tax Parcels	Kings Plaza (Loan No. 15)	The Mortgaged Property is part of a tax parcel that includes certain non-collateral property owned by Macy’s (the “Macy’s Parcel”). Pursuant to a reciprocal easement agreement between the Mortgagor and Macy’s, the Mortgagor is required to make any payments due on the shared tax parcel directly to the related taxing authority and Macy’s is required to reimburse the Mortgagor for its pro rata share of any such payment. Provided that it would be commercially reasonable to do so under the circumstances, the Mortgage Loan documents require the Mortgagor to apply for, and make commercially reasonable efforts to obtain, approval from the applicable governmental authorities for the division of the Mortgaged Property and the Macy’s Parcel into separate tax lots. In addition, the Mortgage Loan documents (i) provide recourse for losses to the Mortgagee incurred as a result of the Mortgaged Property not constituting a separate tax lot, (ii) require the Mortgagor to cooperate with the Mortgagee to effectuate a tax lot split in connection with any enforcement of remedies by the Mortgagee under the Mortgage Loan documents, and (iii) grant a power of attorney to the Mortgagee during the continuance of an event of default to effectuate a tax lot split on behalf of the Mortgagor.
(25) Local Law Compliance	The Atlantic (Loan No. 1)	The 1523-1525 Spruce Street Mortgaged Property is legal non-conforming as to use as a parking garage and the 258-262 South Broad Street Mortgaged Property is legal non-conforming due to parking at the Mortgaged Property being deficient by 80 parking spaces. The 1523-1525 Spruce Street Mortgaged Property was developed and constructed under the previous zoning ordinance and was in compliance with all applicable codes at the time of its final inspection. Under the current zoning code, the use of the 1523-1525 Spruce Street Mortgaged Property as a parking garage is no longer permitted by right and requires a special exception approval. If any legal non-conforming structure is destroyed, it may be restored to its prior non-conforming use provided that such restoration commences within three years after the date of such destruction and is completed without interruption.
(25) Local Law Compliance	Kings Plaza (Loan No. 15)	Certain building code and fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cause all notes and notices of violation issued as of the origination date to be cleared and/or removed within a reasonable period of time.
(25) Local Law Compliance	Deluxe MHC (Loan No. 56)	The Mortgaged Property is legal non-conforming as to use as residential uses are no longer permitted under the current zoning code. If any building containing a non-conforming use is damaged or destroyed in an amount equal to or in excess of 50% of its replacement value or any

D-2-5

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
non-conforming use is discontinued or abandoned for a period of six months or more, any future use of such building is required to be in conformity with the current zoning code.
(25) Local Law Compliance	Santa Fe MHC (Loan No. 61)	The Mortgaged Property is legal non-conforming as to use as residential uses are no longer permitted under the current zoning code. If any building containing a non-conforming use is damaged or destroyed in an amount equal to or in excess of 50% of its replacement value or any non-conforming use is discontinued or abandoned for a period of six months or more, any future use of such building is required to be in conformity with the current zoning code.
(26) Licenses and Permits	MGM Grand & Mandalay Bay (Loan No. 3)	The Mortgagors did not covenant in the Whole Loan documents (so long as the applicable Mortgaged Property is subject to the master lease between one of the related Mortgagors and MGM Lessee II, LLC) to keep all material licenses, permits and applicable government authorizations necessary for its operation of the Mortgaged Property in full force and effect.
(27) Recourse Obligations	2100 MLK Avenue SE (Loan No. 7)	The Mortgage Loan documents do provide full recourse for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents, except that the Mortgage Loan documents only provide recourse for losses to the lender for any failure to provide notice to the lender of any transfer that in all respects other than the mere failure to give notice to the lender satisfies all of the requirements under the Mortgage Loan documents.
(27) Recourse Obligations	MGM Grand & Mandalay Bay (Loan No. 3)

BREIT Operating Partnership L.P. (“BREIT Guarantor”) and MGM Growth Properties Operating Partnership LP (“MGP Guarantor” and together with BREIT Guarantor, collectively, the “Guarantor”) are severally (but not jointly) liable for recourse events in accordance with their respective percentage interests in the Mortgagors.

The Guarantor’s liability with respect to bankruptcy-related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Whole Loan as of the date of the event.

Only the related Mortgagors, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the related Mortgagors are the only parties liable under the environmental indemnity; provided, however, that if the related Mortgagor fails to maintain an environmental insurance policy as required under the Whole Loan documents and the Mortgaged Property is not subject to the master lease between the related Mortgagor and MGM Lessee II, LLC, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Whole Loan documents and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the related Mortgagors, non-recourse guarantor or certain of their affiliates that results in physical damage or waste to either of the Mortgaged Properties.

(28) Mortgage Releases	Kings Plaza (Loan No. 15)	The Mortgage Loan documents permit the Mortgagor to obtain the release of a parcel improved by a parking garage without payment of a release amount provided, among other conditions, there is no material diminution of net revenue generated by parking operations at the Mortgaged Property, the number of parking spaces at the Mortgaged Property may not be reduced to a number below the number of parking spaces required to satisfy zoning requirements applicable to the Mortgaged Property and satisfaction of customary REMIC requirements.
(28) Mortgage Releases	The Atlantic (Loan No. 1) MGM Grand & Mandalay Bay (Loan No. 3) Philadelphia Logistics Center (Loan No. 4)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

D-2-6

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

2100 MLK Avenue SE (Loan No. 7)

Palm Terrace (Loan No. 10)

Kings Plaza (Loan No. 15)

Century Storage Portfolio I (Loan No. 16)

3600 Horizon (Loan No. 18)

Century Storage Portfolio II (Loan No. 19)

Willows of Grayslake (Loan No. 29)

Thrive Living Home Apartments (Loan No. 41)

980 American Pacific (Loan No. 50)

Deluxe MHC (Loan No. 56)

Storage Max Brentwood (Loan No. 60)

Santa Fe MHC (Loan No. 61)

(28) Mortgage Releases	MGM Grand & Mandalay Bay (Loan No. 3)	Upon satisfying certain conditions, the Mortgagors may release a Mortgaged Property by prepaying or defeasing an amount equal to the lesser of (1) the outstanding principal amount of the Whole Loan, together with all interest accrued and unpaid thereon and (2) (i) 105% of the allocated loan amount for the released Mortgaged Property until such time that the outstanding principal balance of the Whole Loan has been reduced to $2,250,000,000 and (ii) thereafter, 110% of the allocated loan amount of the released Mortgaged Property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.
(30) Acts of Terrorism Exclusion	Kings Plaza (Loan No. 15)	The Mortgagor’s obligation to obtain terrorism insurance is limited to the extent of insurance that can be obtained for an amount equal to 200% of the amount of the then annual premiums paid by the Mortgagor for all-risk coverage under a stand-alone all-risk policy
(30) Acts of Terrorism Exclusion	MGM Grand & Mandalay Bay (Loan No. 3)

So long as the Mortgaged Property is subject to the master lease between the related Mortgagor and MGM Lessee II, LLC, the Mortgagors are permitted to rely on terrorism insurance provided by MGM Lessee II, LLC (the “MGM Tenant”).

Terrorism insurance may be written by a non-rated captive insurer.

If (A) the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”) is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified resulting in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event, which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the related Mortgagor (or the MGM Tenant) will be required to maintain terrorism insurance as required by the Whole Loan documents; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the related Mortgagor (or the MGM Tenant) will

D-2-7

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31) Due on Sale or Encumbrance	MGM Grand & Mandalay Bay (Loan No. 3)

The Whole Loan documents provide that no Restricted Pledge Party (as defined below), other than the Mortgagors or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Mortgagors.

Certain transfers are permitted without lender consent so long as, after giving effect to such sale or pledge, (x) (1) the Mortgagors and any principal thereof (on an unencumbered and look through basis) are indirectly controlled and at least 50.1% owned by BREIT Operating Partnership L.P. (“BREIT OP”) and/or MGM Growth Properties Operating Partnership LP (“MGP OP”), provided that (i) with respect to BREIT OP, BREIT OP is owned, managed or controlled by Blackstone Real Estate Income Trust, Inc., a “Qualified Advisor”, a “Qualified Transferee” or a “Public Vehicle” (each such term, as defined in the related Whole Loan documents) and (ii) with respect to MGP OP, MGP OP is managed and controlled by MGM Growth Properties LLC, a “Public Vehicle” or a “Qualified Transferee” (each such term, as defined in the related Whole Loan documents), or (y) following a “Public Sale”, a “Public Vehicle” or, following a “Permitted Assumption”, the applicable “Qualified Transferee” (each such term, as defined in the related Whole Loan documents) (1) will own not less than 51% of the economic and direct or indirect legal and beneficial interests in the Mortgagors, BREIT OP, MGP OP (together with BREIT OP, collectively, the “Guarantor”) and any principal (on an unencumbered and look through basis) and (2) control the Mortgagors, the Guarantor and any principal.

“Restricted Pledge Party” means, collectively, the related Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagors up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the Mortgaged Property.

(33) Defeasance	MGM Grand & Mandalay Bay (Loan No. 3)	A REMIC declaration was made with respect to the Mortgage Loan on February 12, 2021. The Mortgage Loan may be defeased beginning on the day after February 14, 2023, which is less than two years after the Closing Date and more than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
(33) Defeasance	MGM Grand & Mandalay Bay (Loan No. 3)	All exceptions to Representation and Warranty No. 28 with respect to MGM Grand & Mandalay Bay (Loan No. 3) are also exceptions to this Representation and Warranty No. 33.
(35) Ground Leases	Kings Plaza (Loan No. 15)	A portion of the Mortgaged Property is comprised of the Mortgagor’s leasehold interest in (i) a marina and (ii) a portion of the land underneath the parking garage (which is otherwise held in fee by the Mortgagor) under a ground lease between the Mortgagor, as ground lessee, and the City of New York, as ground lessor, that does not comply with clauses (b), (e), (j), (k) and (l) of this Representation and Warranty No. 35.
(40) Organization of Mortgagor	Palm Terrace (Loan No. 10)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan identified on Annex A-1 as APC Amarillo, which is being contributed to the trust by KeyBank National Association.
(40) Organization of Mortgagor	Century Storage Portfolio I (Loan No. 16) Century Storage Portfolio II (Loan No. 19)	The borrowers are affiliated entities.
(40) Organization of Mortgagor	Deluxe MHC (Loan No. 56) Santa Fe MHC (Loan No. 61)	The borrowers are affiliated entities.
(42) Appraisal	MGM Grand & Mandalay Bay (Loan No. 3)	The related appraisals for the Mortgaged Properties, which were prepared in connection with the origination of the Mortgage Loan, are both

D-2-8

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
dated January 10, 2020, which is more than 12 months prior to the Cut-off Date.
(42) Appraisal	Kings Plaza (Loan No. 15)	The related appraisal for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated October 17, 2019, which is more than 12 months prior to the Cut-off Date.

D-2-9

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Bass Pro Outdoor World (Loan No. 12)

The Loan Documents provide that, if the sole tenant at the Mortgaged Property provides third-party insurance in accordance with its lease (or is self-insuring the same as is permitted under the terms of its lease), the Mortgagor’s obligations to maintain insurance (other than with respect to general liability insurance, umbrella insurance and business income insurance) as required under the Loan Documents may be suspended with respect to the Mortgaged Property so long as, among other things, (i) the lease is in full force and effect, (ii) the tenant is not in default under its lease and (iii) the tenant has satisfied all insurance requirements under its lease.

Mortgagor’s obligation to maintain business income insurance for excess flood coverage may be suspended with respect to the Mortgaged Property so long as the tenant is maintaining excess flood coverage in accordance with its lease. Further, the current deductible for business income insurance for named storm losses at the Mortgaged Property being maintained by Mortgagor is higher than customary deductible for such coverage.

Insurance proceeds are to be made available to, and held by, the tenant to restore the Mortgaged Property, unless the tenant exercises its right to terminate the lease after a casualty.

(17) Insurance	Triwinds Portfolio (Loan No. 14)	With respect to the Oasis Springs MHP & RV Park Mortgaged Property, the Mortgagor’s earthquake insurance carrier is rated “A-:VII” by A.M. Best Company and is not rated by S&P Global Ratings or Moody’s Investors Services, Inc.
(17) Insurance	Triwinds Portfolio (Loan No. 14)	The Merced MHP and Oasis Springs MHP & RV Park Mortgaged Properties are located in areas identified as having special flood hazards. However, the related Mortgagors are not required to maintain flood insurance for a storage building at the Oasis Springs MHP & RV Park Mortgaged Property or a laundry building at the Merced MHP Mortgaged Property. Further, the Mortgagors are only required to carry six (6) months of flood business interruption coverage for each of the Merced MHP and Oasis Springs MHP & RV Park Mortgaged Properties.
(17) Insurance	Oakland Park Festival Center (Loan No. 24)	Certain portions of the Mortgaged Property are located in areas identified as having special flood hazards. However, with respect to (i) the 3400-3560 N. Andrews Ave. building, excess flood coverage is limited to 25.0% of the replacement cost of such building and business interruption or rental loss insurance coverage resulting from a flood casualty is limited to $500,000, (ii) the 3570 N. Andrews Ave. building, no excess flood coverage and no business interruption or rental loss insurance coverage resulting from a flood casualty is required, (iii) the 3580 N. Andrews Ave. building, excess flood coverage is limited to 50.0% of the replacement cost of such building and (iv) the 3440 N. Andrews Ave. and 3520 N Andrews Ave. buildings, no business interruption or rental loss insurance coverage resulting from a flood casualty is required.
(17) Insurance	Oakland Park Festival Center (Loan No. 24)	The roofs at the Mortgaged Property are insured at actual cash value rather than at replacement cost.
(17) Insurance	830-840 Plaza (Loan No. 46)	The roofs at the Mortgaged Property are insured at actual cash value rather than at replacement cost.
(18) Access; Utilities; Separate Tax Parcels	Triwinds Portfolio (Loan No. 14)	With respect to the Monterey RV Park Mortgaged Property, the on-site private water quality system at the related Mortgaged Property is currently not in compliance with the applicable regulatory requirements due to certain open code violations.
(25) Local Law Compliance	Diamond Ridge Apartments (Loan No. 11)	The Mortgaged Property is the subject of certain building code violations.
(25) Local Law Compliance	Diamond Ridge Apartments (Loan No. 11)	The Mortgaged Property is the subject of certain building code violations.
(25) Local Law Compliance	Triwinds Portfolio (Loan No. 14)	With respect to the Merced MHP, Chico MHP, Oasis Springs MHP & RV Park, Paso Robles Mobile Village and Portside Brookings RV Park Mortgaged Properties, each of which are located in California, the related Mortgagors converted from California LLCs to Delaware LLCs but have not completed becoming qualified to do business in California due to delays caused by the COVID-19 pandemic and thus are not qualified to do business in the State of California.

D-2-10

(25) Local Law Compliance	Triwinds Portfolio (Loan No. 14)	With respect to the Monterey RV Park Mortgaged Property, the on-site private water quality system at the related Mortgaged Property is currently not in compliance with the applicable regulatory requirements due to certain open code violations.
(25) Local Law Compliance	3053 Villa Avenue (Loan No. 26)	The Mortgaged Property is the subject of certain building code violations.
(25) Local Law Compliance	Lock & Leave Self Storage San Bernardino (Loan No. 59)	The Mortgaged Property is legal non-conforming as to use.
(25) Local Law Compliance	Park Place Apartments (Loan No. 39)	The Mortgaged Property is the subject of certain building code violations.
(26) Licenses and Permits	Triwinds Portfolio (Loan No. 14)	With respect to the Merced MHP, Chico MHP, Oasis Springs MHP & RV Park, Paso Robles Mobile Village and Portside Brookings RV Park Mortgaged Properties, each of which are located in California, the related Mortgagors converted from California LLCs to Delaware LLCs but have not completed becoming qualified to do business in California due to delays caused by the COVID-19 pandemic and thus are not qualified to do business in the State of California.
(26) Licenses and Permits	Diamond Ridge Apartments (Loan No. 11)	Six buildings at the Mortgaged Property do not have copies of a certificate of occupancy on site, as required by local law.
(26) Licenses and Permits	Park Place Apartments (Loan No. 39)	The Mortgaged Property has not obtained certain current Certificates of Compliance.
(32) Single-Purpose Entity	Tucson Self Storage Portfolio (Loan No. 22)	The Loan Documents provide that each Mortgagor is permitted to commingle its funds with certain affiliates in a joint bank account so long as the related Mortgagor’s funds are identifiable and segregated.
(32) Single-Purpose Entity	2437 Pitkin Avenue (Loan No. 30)	Prior to the closing of the Mortgage Loan, the Mortgagor was subject to a prior loan with two additional borrowers which owned an additional property other than the Mortgaged Property. In connection with such prior loan, the Mortgagor commingled its funds with the two additional borrowers, was obligated for the debt of such borrowers and pledged its assets for the benefit of such borrowers.
(32) Single-Purpose Entity	Highland Office Building (Loan No. 35)	The Loan Documents provide that the Mortgagor is permitted to commingle its funds with certain affiliates in a joint bank account so long as the Mortgagor’s funds are identifiable and segregated.

D-2-11

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Wyndham National Hotel Portfolio (Loan No. 28)

The lodging contracts entered into between the Mortgagor and Union Pacific Railroad Company relating to each of the Jefferson City, MO, Livonia, LA and Santa Teresa, NM Mortgaged Properties give Union Pacific Railroad Company a right to negotiate to purchase each related Mortgaged Property in the event of a proposed sale of any of such Mortgaged Properties. The right to negotiate purchase does not apply to a transfer of any of such Mortgaged Properties in connection with a foreclosure or deed in lieu of foreclosure.

The Low Moor, VA Mortgaged Property is subject to a right of first refusal in favor of a prior owner in the event of a proposed sale or lease of the related Mortgaged Property. The right of first refusal does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The Glenwood, MN Mortgaged Property is subject to a purchase option in favor of Canadian Pacific pursuant to the terms of the related lodging contract, with an option price based on the lesser of (a) the development costs of the related hotel (reduced by 1.12% on each anniversary of the term of the related lodging contract) and (b) an amount between $2,912,059 and $3,229,709, depending on the date of exercise of the purchase option and whether the Mortgagor is required to supply a generator. The purchase option does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The lodging contract entered into between the Mortgagor and BNSF Railway Company with respect to the Edgemont, SD Mortgaged Property grants BNSF Railway Company the right to cause the Mortgagor, at the expense of BNSF Railway Company, to relocate the related lodging facility.

(6) Lien; Valid Assignment	80 Richards Street (Loan No. 9)	A tenant, Verizon, has a right of first refusal in the event of a proposed transfer to a third party by easement or other legal instrument of an interest in and to that portion of the Mortgaged Property occupied by Verizon, or a larger portion thereof, for the purpose of maintaining communications facilities or the management of such facilities. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.
(6) Lien; Valid Assignment	7-Eleven Charlotte (Loan No. 54)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, which has been waived in connection with a foreclosure, deed-in-lieu of foreclosure or subsequent sale by the lender.
(7) Permitted Liens; Title Insurance	Wyndham National Hotel Portfolio (Loan No. 28)	See exception to Representation and Warranty No. 6.
(7) Permitted Liens; Title Insurance	80 Richards Street (Loan No. 9)	See exception to Representation and Warranty No. 6.
(7) Permitted Liens; Title Insurance	7-Eleven Charlotte (Loan No. 54)	See exception to Representation and Warranty No. 6.
(9) Assignment of Leases and Rents	SSA Austin (Loan No. 51)	The Mortgaged Property is rented entirely to a Government Services Administration (“GSA”) tenant. Under federal regulations, the GSA is not required to recognize a purchaser of real property as a successor landlord under a lease unless and until the GSA has determined that it is in the GSA’s “best interest” and issues a novation agreement. The borrower sponsor purchased the fee interest in the Mortgaged Property through a new single purpose entity. Until such time as the GSA delivers a novation agreement, the GSA (a) continues to pay rent under the applicable lease to the prior fee simple owner of such Mortgaged Property, (b) is not obligated to recognize the applicable borrower as landlord under the lease, (c) may look to the prior landlord to perform any landlord obligations under the lease and (d) if the lender were to become the owner of the Mortgaged Property through foreclosure, deed-in-lieu or otherwise, absent a fully executed SNDA between the GSA and the lender (whereby the lender agrees to execute a novation agreement in connection with its

D-2-12

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
ownership of the Mortgaged Property), the GSA is not obligated to recognize the lender as lessor. A fully executed novation agreement was not delivered at origination with respect to the Mortgaged Property. At origination, the borrower entered into an escrow agreement, pursuant to which the borrower (i) deposited into escrow an assignment of claims executed by the borrower and approving the lender’s notice of assignment of claims and (ii) permits the lender, upon the occurrence of an event of default, to send the notice of assignment of claims, attaching the assignment of claims, to the GSA, directing the GSA to thereafter pay rent to the lender. The Mortgage Loan documents require the borrower to deliver (a) a fully executed SNDA, (b) a novation agreement and (c) a supplemental lease agreement evidencing the terms of the novation agreement. The Mortgage Loan is fully recourse to the guarantor until such time as all of the post-origination obligations are satisfied.
(11) Condition of Property	Wyndham National Hotel Portfolio (Loan No. 28)	The property condition reports are dated more than 12 months prior to the Cut-off Date. In addition, the Mortgaged Properties were most recently inspected on dates which were more than 12 months prior to the Cut-off Date.
(11) Condition of Property	West Volusia Town Center (Loan No. 23)	The property condition report is dated December 9, 2019, which is more than 12 months prior to the Cut-off Date. In addition, the Mortgaged Property was most recently inspected on a date which was more than 12 months prior to the Cut-off Date.
(17) Insurance	Wyndham National Hotel Portfolio (Loan No. 28)

The Mortgage Loan documents allow the Mortgagor to obtain insurance from insurers that do not meet the required financial strength ratings provided that (i) such insurance companies maintain a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company, Inc. and subject to Rating Agency Confirmation and (ii) in the event S&P is rating any securitization, at the time of the renewal (or earlier expiration or cancellation) of such policy, such policy satisfies the S&P financial strength rating criteria whether or not such insurance policy meets the A.M. Best Company, Inc. rating criteria.

The threshold for the Mortgagee having the right to hold and disburse insurance proceeds is the greater of (i) $250,000 and (ii) five percent (5.00%) of the allocated loan amount of the affected individual Mortgaged Property.

(17) Insurance	Finn’s Mobile Home Park (Loan No. (33)

An approximately 942 square foot abandoned, non-income producing building that was assigned no value in underwriting is located at the Mortgaged Property for which the Mortgagor was unable to obtain property casualty coverage. The Mortgage Loan documents prohibit any use of the building without the lender’s prior written consent and provide recourse for losses to the lender in connection with a failure to maintain comprehensive all risk insurance coverage of the abandoned building.

The Mortgaged Property is located in a flood hazard area. In lieu of maintaining excess flood coverage, the Mortgagor deposited approximately $1,000,000 with the lender in a flood income loss reserve.

(24) Local Law Compliance	Finn’s Mobile Home Park (Loan No. 33)	The use of the Mortgaged Property is legal non-conforming as a mobile home park as such use is not permitted under the applicable current zoning code. The right to operate and maintain any nonconforming structure terminates and ceases to exist whenever the nonconforming structure is damaged or removed in any manner, and from any cause whatsoever, and the replacement cost exceeds 50% of the cost of such structure on the date of such damage, exclusive of value of land. In the event of a casualty resulting in the loss of the ability to restore the Mortgaged Property to its current use as a mobile home park in accordance with all applicable legal requirements, the Mortgage Loan documents provide recourse to the guarantor and the Mortgagor, less the amount of any net proceeds retained and applied by the lender toward payment of the debt.
(27) Recourse Obligations	Fresenius – Chandler (Loan No. 44)	There is no separate non-recourse carve-out guarantor and no environmental indemnitor other than the Mortgagor.

D-2-13

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(32) Single-Purpose Entity	Wyndham National Hotel Portfolio (Loan No. 28)

The Mortgage Loan does have a counsel’s opinion regarding non-consolidation of the Mortgagor, provided that such opinion expresses no opinion regarding the substantive consolidation of the assets and liabilities of the Mortgagor or its managing member with those of any one or more related parties to the extent of the existence of (i) either the (a) $72,500,000 payment guaranty or (b) $25,000,000 letter of credit obligation arising, in each instance, in connection with certain circumstances set forth in the related Mortgage Loan documents, (ii) the pledge by the sole member of the Mortgagor of 100% of its equity interest in the related property manager or (iii) the non-recourse carveout obligations of the guarantors related to certain standard backward-looking representations made by the Mortgagor (determined without giving effect to exceptions to such representations contained in the Mortgage Loan documents).

The Mortgagor previously owned four hotel properties that were transferred to unaffiliated third parties prior to origination

(35) Ground Leases	Wyndham National Hotel Portfolio (Loan No. 28)	The ground lease covering a portion of the surface parking at the Gillette, Wyoming Mortgaged Property (the “Gillette Ground Lease”) expires on January 30, 2028. The Mortgagor has the right to purchase the lessor’s fee interest at the end of the term of the Gillette Ground Lease for a price of $300,000.
(42) Appraisal	Wyndham National Hotel Portfolio (Loan No. 28)	The appraisal dates of the Mortgaged Properties are more than 12 months before the Cut-off Date.
(42) Appraisal	West Volusia Town Center (Loan No. 23)	The appraisal date of the Mortgaged Property is December 1, 2019, which is more than 12 months before the Cut-off Date.

D-2-14

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Cliff Drive Medical Plaza (Loan No. 53)	As of the closing of the related Mortgage Loan, approximately $30,000.00 in ongoing construction work (the “Work”) at the related Mortgaged Property remains to be completed consisting of foundation repairs with drainage improvements to the Mortgaged Property pursuant to a contract dated September 24, 2020 with the previous owner of the Mortgaged Property. Pursuant to an escrow agreement between the Mortgagor, the title company and the previous owner of the Mortgaged Property, $30,000.000 was placed in escrow at closing to fund these repairs. The Mortgagee has also separately reserved $30,000.00 that can be disbursed to the Mortgagor provided that the Mortgagor delivers a standard draw request accompanied by (i) copies of paid invoices and (ii) the Mortgagee’s certification that the Work has been completed and that a T-3 endorsement to the title and insurance policy deleting the mechanic’s lien exception has been obtained. If required by the Mortgagee the Mortgagor will provide waivers and releases from all parties that furnished materials or services in connection with the Work.
(7) Permitted Liens; Title Insurance	Cliff Drive Medical Plaza (Loan No. 53)	As of the closing of the related Mortgage Loan, approximately $30,000.00 in ongoing construction work (the “Work”) at the related Mortgaged Property remains to be completed consisting of foundation repairs with drainage improvements to the Mortgaged Property pursuant to a contract dated September 24, 2020 with the previous owner of the Mortgaged Property. Pursuant to an escrow agreement between the Mortgagor, the title company and the previous owner of the Mortgaged Property, $30,000.000 was placed in escrow at closing to fund these repairs. The Mortgagee has also separately reserved $30,000.00 that can be disbursed to the Mortgagor provided that the Mortgagor delivers a standard draw request accompanied by (i) copies of paid invoices and (ii) the Mortgagee’s certification that the Work has been completed and that a T-3 endorsement to the title and insurance policy deleting the mechanic’s lien exception has been obtained. If required by the Mortgagee the Mortgagor will provide waivers and releases from all parties that furnished materials or services in connection with the Work.
(17) Insurance	200 Newton Bridge Road (Loan No. 32)	Power Partners, LLC (“Power Partners”) is responsible for obtaining insurance coverage at the related Mortgaged Property. The insurance coverage obtained by Power Partners names the Mortgagor and lender as a loss payee on the property coverage and as additional insured on the property liability coverage. If at any time during the term of the related Mortgage Loan: (i) any Power Partners trigger event exits; (ii) Power Partners fails to maintain the required insurance coverage under its related lease; or (iii) the Power Partners lease is not in full force and effect or is terminated or modified so that Power Partners does not have the absolute obligation to rebuild the Mortgaged Property at its sole costs and expense with no period of rent abatement or right to terminate its lease in the event of a casualty, then the Mortgagor will obtain and maintain or cause to be obtained and maintained insurance policies complying with the provisions of the Mortgage Loan documents.
(17) Insurance	Corporate Plaza (Loan No. 48)	771 Corporate Drive Real Estate, LLC and 771 Corporate Drive Leasing LLC (collectively, the “Ground Lease Tenant”) are responsible for obtaining insurance coverage at the related Mortgaged Property. So long as (i) the ground lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the ground lease, and (iii) the Ground Lease Tenant continually maintains insurance coverage for the Mortgaged Property that is no less than the insurance coverage maintained by the Ground Lease Tenant on the origination date (including without limitation, naming the Mortgagee as a loss payee) and there are no other changes to such insurance coverage, then the Mortgagor will be deemed in compliance with the insurance requirements set forth in the related Mortgage Loan documents. If any of the forgoing conditions fail to remain satisfied at any time during the term of the Mortgage Loan, then Mortgagor will be required to obtain, at the Mortgagor’s sole cost and expense, all insurance required by the related Mortgage Loan documents (or such

D-2-15

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
other insurance as shall be acceptable to the Mortgagee in its sole and absolute discretion) and otherwise satisfying the requirements hereof in an amount sufficient to provide coverage that will pay proceeds in an amount sufficient to fully restore the related Mortgaged Property and all improvements thereon (to the extent such proceeds are not paid or otherwise made available under the insurance policies carried by the Ground Lease Tenant). Such insurance shall either be (x) “primary” insurance coverage in the event that Ground Lease Tenant does not provide the applicable insurance coverage required under the related Mortgage Loan documents, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, in the event that the Ground Lease Tenant does not have sufficient coverage to meet the requirements of the related Mortgage Loan documents, as will be necessary to bring the insurance coverage for the related Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents. The Mortgagor is required to furnish annually, together with its annual financial statements, a statement certifying that all of the conditions set forth above remain satisfied.
(17) Insurance	APC Amarillo (Loan No. 49)	The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss affecting the Mortgaged Property to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property or (b) to the payment of the outstanding principal balance of the Mortgage Loan; provided, however, that in the event of a property loss to the condominium common elements in which the Mortgagor has an undivided interest, the applicable insurance proceeds will be held and distributed by the condominium board, as trustee for the owners and the lenders.
(18) Access; Utilities; Separate Tax Parcels	200 Newton Bridge Road (Loan No. 32)	The related Mortgaged Property contains an unimproved and landlocked portion known as tract II (“Tract II”) that is separated from the main parcel by railroad tracks, No easement to cross the tracks exists and the title policy contains an exception for lack of access to Tract II. The related appraisal has classified Tract II as unusable and did not assign it any value. Furthermore, Tract II was assigned no value in the Mortgagee’s underwriting process. Although Tract II is included in the single tenant’s leased premises, the inaccessibility of Tract II has no material impact on the operation of the related Mortgaged Property because the single tenant does not use it. The single tenant has been approached by the local municipality to see if the Mortgagor would be interested in gifting Tract II to the municipality, or creating a conservation easement over it. For this reason, the Mortgagee has included provisions for the release of Tract II, subject to certain conditions.
(25) Local Law Compliance	Ventura Storage (Loan No. 37)	The zoning report states that no response from the municipality has been received to the request for information regarding current existing zoning and building code violations. The Mortgagor is required to provide acceptable evidence of no existing violations no later than July 31, 2021. Additionally, a loss carve-out has been included with respect to the existence of any zoning or building code violations at the Mortgaged Property.
(25) Local Law Compliance	Hooper Industrial (Loan No. 45)	The zoning report states that the zoning verification and the special permitting and zoning conditions letters requested from the municipality are pending. The Mortgagee is required to provide acceptable evidence confirming that the Mortgaged Property complies with all applicable zoning requirements (which the Mortgagor may require to be in the form of an update to the planning and zoning report provided at closing) no later than July 31, 2021. Additionally, a loss carve-out for the failure of the Mortgaged Property to comply with all applicable zoning requirements as of the closing of the Mortgage Loan has been included, which carve-out terminates upon the provision of such acceptable evidence confirming that the Mortgaged Property complies with all applicable zoning requirements.
(27) Recourse Obligations	Dollar Self Storage #19 – Happy Valley (Loan No. 25)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful

D-2-16

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Valley Forge Corporate Center (Loan No. 31)

200 Newton Bridge Road (Loan No. 32)

Dollar Self Storage #17 – Chandler (Loan No. 34)

Dollar Self Storage #12 – Las Vegas (Loan No. 36)

Ventura Storage (Loan No. 37)

Enumclaw Plateau Self Storage (Loan No. 42)

Hooper Industrial (Loan No. 45)

Grandshire Estates MHC (Loan No. 47)

Corporate Plaza (Loan No. 48)

First Street Storage (Loan No. 64)

misrepresentation” as opposed to “intentional material misrepresentation”.
(27) Recourse Obligations	Congress Center North (Loan No. 52) Cliff Drive Medical Plaza (Loan No. 53)	The non-recourse provision of the related Mortgage Loan provides for liability for actual losses, liabilities, costs and damages in connection with (1) “intentional misrepresentation” as opposed to “intentional material misrepresentation” and (2) “material physical waste” as opposed to “intentional material physical waste”.
(28) Mortgage Releases	200 Newton Bridge Road (Loan No. 32)

The related Mortgage Loan documents provide that if (i) the Power Partners lease (the “Power Partners Lease”) requires the Mortgagor or Power Partners to complete a restoration to the related Mortgaged Property after a casualty or condemnation, (ii) Power Partners has no right to abate rent or terminate the Power Partners Lease and (iii) the Power Partners Lease will be in full force and effect following the restoration of the Mortgaged Property, then the Power Partners Lease will control the application of net proceeds, provided that any net proceeds payable to the Mortgagor pursuant to the Power Partners Lease will be governed in accordance with the applicable Mortgage Loan documents.

However, the Mortgage Loan documents also provide that if the Mortgage Loan or any portion of the Mortgage Loan is included in a REMIC trust and immediately following the release of any portion of the lien of the security instrument in connection with a condemnation (taking into account any proposed restoration on the remaining portion of the related Mortgaged Property) the loan-to-value ratio is greater than 125% (as determined, in the Mortgagee’s sole discretion by any commercial reasonable method permitted to REMIC trusts), then the net proceeds must be used to pay down the principal balance of the Mortgage Loan in any amount that satisfies the REMIC requirements unless the Mortgagee receives an opinion of counsel that states that (i) the failure to pay such amount will not cause the related securitization to fail to maintain its status as a REMIC trust and (ii) the REMIC trust will not be subject to a tax as a result of the release of the lien of the security instrument.

(28) Mortgage Releases	Corporate Plaza (Loan No. 48)	The related Mortgage Loan documents provide that the Mortgagor will have no obligation to complete the restoration of the ground leasehold improvements (the “Improvements”) or the other condemnation obligations relating to the Improvements included in the related Mortgage Loan documents unless the Mortgagor owns or possesses the Improvements or otherwise has such a right under the ground lease (the “Ground Lease”). Additionally, for so long as the Ground Lease is in full force and effect, the provisions of the Ground Lease will control as to the application of net proceeds, provided that the net proceeds (if any) payable to the Mortgagor pursuant to the

D-2-17

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Ground Lease will be governed in accordance with the applicable Mortgage Loan documents.

However, the Mortgage Loan documents also provide that if the Mortgage Loan or any portion of the Mortgage Loan is included in a REMIC trust and immediately following the release of any portion of the lien of the security instrument in connection with a condemnation (taking into account any proposed restoration on the remaining portion of the related Mortgaged Property) the loan-to-value ratio is greater than 125% (as determined, in the Mortgagee’s sole discretion by any commercial reasonable method permitted to REMIC trusts), then the net proceeds must be used to pay down the principal balance of the Mortgage Loan in any amount that satisfies the REMIC requirements unless the Mortgagee receives an opinion of counsel that states that (i) the failure to pay such amount will not cause the related securitization to fail to maintain its status as a REMIC trust and (ii) the REMIC trust will not be subject to a tax as a result of the release of the lien of the security instrument.

(30) Acts of Terrorism Exclusion	200 Newton Bridge Road (Loan No. 32)	Power Partners is responsible for obtaining insurance coverage at the related Mortgaged Property. The insurance coverage obtained by Power Partners names the Mortgagor and lender as a loss payee on the property coverage and as additional insured on the property liability coverage. If at any time during the term of the related Mortgage Loan: (i) any Power Partners trigger event exits; (ii) Power Partners fails to maintain the required insurance coverage under its related lease; or (iii) the Power Partners lease is not in full force and effect or is terminated or modified so that Power Partners does not have the absolute obligation to rebuild the Mortgaged Property at its sole costs and expense with no period of rent abatement or right to terminate its lease in the event of a casualty, then the Mortgagor will obtain and maintain or cause to be obtained and maintained insurance policies complying with the provisions of the Mortgage Loan documents.
(30) Acts of Terrorism Exclusion	Corporate Plaza (Loan No. 48)	The Ground Lease Tenant is responsible for obtaining insurance coverage at the related Mortgaged Property. So long as (i) the ground lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the ground lease, and (iii) the Ground Lease Tenant continually maintains insurance coverage for the Mortgaged Property that is no less than the insurance coverage maintained by the Ground Lease Tenant on the origination date (including without limitation, naming the Mortgagee as a loss payee) and there are no other changes to such insurance coverage, then the Mortgagor will be deemed in compliance with the insurance requirements set forth in the related Mortgage Loan documents. If any of the forgoing conditions fail to remain satisfied at any time during the term of the Mortgage Loan, then Mortgagor will be required to obtain, at the Mortgagor’s sole cost and expense, all insurance required by the related Mortgage Loan documents (or such other insurance as shall be acceptable to the Mortgagee in its sole and absolute discretion) and otherwise satisfying the requirements hereof in an amount sufficient to provide coverage that will pay proceeds in an amount sufficient to fully restore the related Mortgaged Property and all improvements thereon (to the extent such proceeds are not paid or otherwise made available under the insurance policies carried by the Ground Lease Tenant). Such insurance shall either be (x) “primary” insurance coverage in the event that the Ground Lease Tenant does not provide the applicable insurance coverage required under the related Mortgage Loan documents, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, in the event that the Ground Lease Tenant does not have sufficient coverage to meet the requirements of the related Mortgage Loan documents, as will be necessary to bring the insurance coverage for the related Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents. The Mortgagor is required to furnish annually, together with its annual financial statements, a statement certifying that all of the conditions set forth above remain satisfied.

D-2-18

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(40) Organization of Mortgagor	Dollar Self Storage #19 – Happy Valley (Loan No. 25)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Dollar Self Storage #17 – Chandler Mortgage Loan and the Dollar Self Storage #12 – Las Vegas Mortgage Loan.
(40) Organization of Mortgagor	Dollar Self Storage #17 – Chandler (Loan No. 34)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Dollar Self Storage #19 – Happy Valley Mortgage Loan and the Dollar Self Storage #12 – Las Vegas Mortgage Loan.
(40) Organization of Mortgagor	Dollar Self Storage #12 – Las Vegas (Loan No. 36)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Dollar Self Storage #19 – Happy Valley Mortgage Loan and the Dollar Self Storage #17 – Chandler Mortgage Loan.
(40) Organization of Mortgagor	APC Amarillo (Loan No. 49)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Palm Terrace Mortgage Loan.
(40) Organization of Mortgagor	Congress Center North (Loan No. 52)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Cliff Drive Medical Plaza Mortgage Loan.
(40) Organization of Mortgagor	Cliff Drive Medical Plaza (Loan No. 53)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Congress Center North Mortgage Loan.

D-2-19

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

	Class A-SB Planned Principal		Class A-SB Planned Principal
Distribution Date	Balance ($)	Distribution Date	Balance ($)
August 2021	40,774,000.00	July 2026	40,073,181.99
September 2021	40,774,000.00	August 2026	39,406,320.89
October 2021	40,774,000.00	September 2026	38,737,337.94
November 2021	40,774,000.00	October 2026	38,029,322.42
December 2021	40,774,000.00	November 2026	37,355,956.53
January 2022	40,774,000.00	December 2026	36,643,685.81
February 2022	40,774,000.00	January 2027	35,965,909.18
March 2022	40,774,000.00	February 2027	35,285,975.57
April 2022	40,774,000.00	March 2027	34,494,229.52
May 2022	40,774,000.00	April 2027	33,809,608.36
June 2022	40,774,000.00	May 2027	33,086,410.36
July 2022	40,774,000.00	June 2027	32,397,307.04
August 2022	40,774,000.00	July 2027	31,669,757.50
September 2022	40,774,000.00	August 2027	30,976,143.58
October 2022	40,774,000.00	September 2027	30,280,321.68
November 2022	40,774,000.00	October 2027	29,546,249.36
December 2022	40,774,000.00	November 2027	28,845,874.23
January 2023	40,774,000.00	December 2027	28,107,381.37
February 2023	40,774,000.00	January 2028	27,402,424.11
March 2023	40,774,000.00	February 2028	26,695,222.35
April 2023	40,774,000.00	March 2028	25,914,434.75
May 2023	40,774,000.00	April 2028	25,202,492.80
June 2023	40,774,000.00	May 2028	24,452,770.19
July 2023	40,774,000.00	June 2028	23,736,172.69
August 2023	40,774,000.00	July 2028	22,973,617.50
September 2023	40,774,000.00	August 2028	22,244,594.91
October 2023	40,774,000.00	September 2028	21,513,249.57
November 2023	40,774,000.00	October 2028	20,743,839.28
December 2023	40,774,000.00	November 2028	20,007,710.99
January 2024	40,774,000.00	December 2028	19,233,657.11
February 2024	40,774,000.00	January 2029	18,492,715.48
March 2024	40,774,000.00	February 2029	17,749,412.70
April 2024	40,774,000.00	March 2029	16,897,697.87
May 2024	40,774,000.00	April 2029	16,149,308.66
June 2024	40,774,000.00	May 2029	15,363,351.13
July 2024	40,774,000.00	June 2029	14,610,070.68
August 2024	40,774,000.00	July 2029	13,819,364.44
September 2024	40,774,000.00	August 2029	13,061,161.69
October 2024	40,774,000.00	September 2029	12,300,542.14
November 2024	40,774,000.00	October 2029	11,502,710.65
December 2024	40,774,000.00	November 2029	10,737,122.16
January 2025	40,774,000.00	December 2029	9,934,466.51
February 2025	40,774,000.00	January 2030	9,194,585.10
March 2025	40,774,000.00	February 2030	8,452,375.21
April 2025	40,774,000.00	March 2030	7,634,654.95
May 2025	40,774,000.00	April 2030	6,911,519.70
June 2025	40,774,000.00	May 2030	6,153,891.79
July 2025	40,774,000.00	June 2030	5,426,117.07
August 2025	40,774,000.00	July 2030	4,663,985.18
September 2025	40,774,000.00	August 2030	3,931,542.13
October 2025	40,774,000.00	September 2030	3,196,804.77
November 2025	40,774,000.00	October 2030	2,427,913.56
December 2025	40,774,000.00	November 2030	1,688,464.55
January 2026	40,774,000.00	December 2030	914,999.30
February 2026	40,774,000.00	January 2031	170,809.35
March 2026	40,774,000.00	February 2031 and	0.00
April 2026	40,774,000.00	thereafter
May 2026	40,774,000.00
June 2026	40,774,000.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	26
Summary of Risk Factors	59
Risk Factors	61
Description of the Mortgage Pool	151
Transaction Parties	255
Credit Risk Retention	303
Description of the Certificates	312
Description of the Mortgage Loan Purchase Agreements	351
Pooling and Servicing Agreement	361
Certain Legal Aspects of Mortgage Loans	469
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	485
Pending Legal Proceedings Involving Transaction Parties	486
Use of Proceeds	486
Yield and Maturity Considerations	487
Material Federal Income Tax Considerations	498
Certain State and Local Tax Considerations	510
Method of Distribution (Underwriter)	510
Incorporation of Certain Information by Reference	513
Where You Can Find More Information	513
Financial Information	514
Certain ERISA Considerations	514
Legal Investment	518
Legal Matters	519
Ratings	519
Index of Defined Terms	522

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$714,877,000
(Approximate)

Barclays Commercial Mortgage
Securities LLC
Depositor

BBCMS MORTGAGE TRUST
2021-C10
Issuing Entity

Commercial Mortgage Pass-Through

Certificates,
Series 2021-C10

Class A-1	$23,478,000
Class A-2	$24,100,000
Class A-5	$480,300,000
Class A-SB	$40,774,000
Class X-A	$568,652,000
Class X-B	$146,225,000
Class A-S	$75,144,000
Class B	$35,540,000
Class C	$35,541,000

PROSPECTUS

Barclays

Co-Lead Manager and Joint Bookrunner

Société Générale

Co-Lead Manager and Joint Bookrunner

UBS Securities LLC

Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets

Co-Lead Manager and Joint Bookrunner

Drexel Hamilton, LLC

Co-Manager

Bancroft Capital, LLC

Co-Manager

June 29, 2021